FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257737-07

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated April 5, 2023, may be amended or completed prior to time of sale.

PROSPECTUS

$768,669,000 (Approximate)

BBCMS Mortgage Trust 2023-C19
(Central Index Key Number 0001966434)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Societe Generale Financial Corporation
(Central Index Key Number 0001755531)

Argentic Real Estate Finance LLC
(Central Index Key Number 0001624053)

Argentic Real Estate Finance 2 LLC
(Central Index Key Number 0001968416)

German American Capital Corporation

(Central Index Key Number 0001541294)

Bank of Montreal
(Central Index Key Number 0000927971)

LMF Commercial, LLC
(Central Index Key Number 0001592182)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

KeyBank National Association
(Central Index Key Number 0001089877)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-C19

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-C19 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2023-C19. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in May 2023. The rated final distribution date for the offered certificates is the distribution date in April 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$5,251,000%		(5)	December 2027
Class A-2A	(6)%		(5)	(6)
Class A-2B	(6)%		(5)	(6)
Class A-5	$287,500,000%		(5)	March 2033
Class A-SB	$5,800,000%		(5)	November 2032
Class X-A	$594,551,000	(7)%	Variable(8)	NAP
Class X-B	$140,144,000	(9)%	Variable(10)	NAP
Class A-S	$100,861,000%		(5)	April 2033
Class B	$39,283,000%		(5)	April 2033
Class C	$33,974,000%		(5)	April 2033

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 58 and page 60, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC and Bancroft Capital, LLC, will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 52.1% of each class of offered certificates, SG Americas Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 18.3% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 14.1% of each class of offered certificates, BMO Capital Markets Corp. is acting as co-lead manager and joint bookrunner with respect to approximately 11.8% of each class of offered certificates and KeyBanc Capital Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 3.7% of each class of offered certificates. Drexel Hamilton, LLC and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 27, 2023. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from April 1, 2023, before deducting expenses payable by the depositor.

Barclays	KeyBanc Capital Markets	Deutsche Bank Securities	BMO Capital Markets	Société Générale
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton		Bancroft Capital, LLC
Co-Managers

April [__], 2023

BBCMS Mortgage Trust 2023-C19

Commercial Mortgage Pass-Through Certificates, Series 2023-C19

Kansas
3 properties
$8,259,259
1.0% of total
Missouri
2 properties
$5,273,003
0.6% of total
Iowa
2 properties
$4,311,249
0.5% of total
Illinois
6 properties
$40,315,748
4.7% of total
West Virginia
1 property
$169,893
0.0% of total
Pennsylvania
12 properties
$46,397,348
5.5% of total
New York
7 properties
$96,498,776
11.4% of total
Maine
1 property
$28,192,000
3.3% of total
Washington
1 property
$22,750,000
2.7% of total
Ohio
1 property
$7,400,000
0.9% of total
Connecticut
1 property
$424,059
0.0% of total
New Jersey
4 properties
$166,171,096
19.6% of total
Nevada
3 properties
$780,882
0.1% of total
Maryland
1 property
$7,920,000
0.9% of total
California
32 properties
$161,845,000
19.1% of total
District of Columbia
1 property
$30,000,000
3.5% of total
Virginia
2 properties
$42,016,660
4.9% of total
South Carolina
1 property
$199,874
0.0% of total
North Carolina
4 properties
$19,821,863
2.3% of total
Arizona
1 property
$65,000,000
7.7% of total
Georgia
5 properties
$3,178,455
0.4% of total
Texas
4 properties
$79,959,653
9.4% of total
Oklahoma
3 properties
$7,075,799
0.8% of total
Louisiana
1 property
$1,783,340
0.2% of total
Alabama
4 properties
$1,519,041
0.2% of total
Florida
6 properties
$2,095,941
0.2% of total
Percentage of Initial Pool Balance
0.0% – 2.0%
2.1% – 6.0%
6.1% – 19.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$5,251,000		30.000%	%	(5)	December 2027	2.55	05/23-12/27
A-2A	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-2B	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	$287,500,000		30.000%	%	(5)	March 2033	9.70	06/32-03/33
A-SB	$5,800,000		30.000%	%	(5)	November 2032	7.38	03/28-11/32
X-A	$594,551,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
X-B	$140,144,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
A-S	$100,861,000		18.125%	%	(5)	April 2033	9.92	03/33-04/33
B	$39,283,000		13.500%	%	(5)	April 2033	9.97	04/33-04/33
C	$33,974,000		9.500%	%	(5)	April 2033	9.97	04/33-04/33
Non-Offered Certificates
D-RR	$10,617,000		8.250%	%	(5)	April 2033	9.97	04/33-04/33
E-RR	$8,494,000		7.250%	%	(5)	April 2033	9.97	04/33-04/33
F-RR	$8,494,000		6.250%	%	(5)	April 2033	9.97	04/33-04/33
G-RR	$14,863,000		4.500%	%	(5)	April 2033	9.97	04/33-04/33
H-RR	$9,556,000		3.375%	%	(5)	April 2033	9.97	04/33-04/33
J-RR	$28,665,938		0.000%	%	(5)	April 2033	9.97	04/33-04/33
S(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(12)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A and Class X-B certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, are represented in the aggregate.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-2A and Class A-2B certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-2A and Class A-2B certificates are expected to be within the applicable ranges reflected in the following chart. If the initial certificate balance of Class A-2A is determined to be $0, it will not be issued, and Class A-2B will be renamed Class A-2. The aggregate initial certificate balance of the Class A-2A and Class A-2B certificates is expected to be approximately $296,000,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2A	$0 – $120,000,000	NAP – February 2028	NAP – 4.69	NAP / 12/27-02/28
Class A-2B	$176,000,000 – $296,000,000	March 2028	4.87 – 4.80	02/28-03/28 / 12/27-03/28
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

3

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates. The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	58
Risk Factors	60
Risks Related to Market Conditions and Other External Factors	60
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	60
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	61
Risks Relating to the Mortgage Loans	61
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	61
Risks of Commercial and Multifamily Lending Generally	62
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General	64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	65
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	65
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	66
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	66
Early Lease Termination Options May Reduce Cash Flow	67
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	68
Retail Properties Have Special Risks	68
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	68
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	69
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	69
Mixed-Use Properties Have Special Risks	70
Industrial Properties Have Special Risks	71
Office Properties Have Special Risks	72
Hotel Properties Have Special Risks	73
Risks Relating to Affiliation with a Franchise or Hotel Management Company	75
Multifamily Properties Have Special Risks	76
Data Center Properties Have Special Risks	78
Manufactured Housing Community Properties Have Special Risks	78
Condominium Ownership May Limit Use and Improvements	79
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	81
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	82
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	83
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	84
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	85
Risks Related to Zoning Non-Compliance and Use Restrictions	87
Risks Relating to Inspections of Properties	89
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	89
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	89

5

Insurance May Not Be Available or Adequate	90
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	91
Terrorism Insurance May Not Be Available for All Mortgaged Properties	91
Risks Associated with Blanket Insurance Policies or Self-Insurance	92
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	93
Limited Information Causes Uncertainty	93
Historical Information	93
Ongoing Information	94
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	94
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	94
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	95
Static Pool Data Would Not Be Indicative of the Performance of this Pool	96
Appraisals May Not Reflect Current or Future Market Value of Each Property	96
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	98
The Borrower’s Form of Entity May Cause Special Risks	98
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	100
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	101
Other Financings or Ability to Incur Other Indebtedness Entails Risk	102
Risks Relating to Enforceability of Cross-Collateralization	103
Tenancies-in-Common May Hinder Recovery	104
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	104
Risks Associated with One Action Rules	105
State Law Limitations on Assignments of Leases and Rents May Entail Risks	105
Risks of Anticipated Repayment Date Loans	105
Various Other Laws Could Affect the Exercise of Lender’s Rights	105
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	106
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	107
Risks Related to Ground Leases and Other Leasehold Interests	108
Sale-Leaseback Transactions Have Special Risks	110
Risks Relating to Shari’ah Compliant Loans	111
Increases in Real Estate Taxes May Reduce Available Funds	112
Risks Relating to Tax Credits	112
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	113
Risks Related to Conflicts of Interest	113
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	113
The Servicing of the 100 Jefferson Road Whole Loan, the Green Acres Whole Loan, the Orizon Aerostructures Whole Loan and the Rialto Industrial Whole Loan Will Shift to Other Servicers	114
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	115
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	116
Potential Conflicts of Interest of the Operating Advisor	118
Potential Conflicts of Interest of the Asset Representations Reviewer	119

6

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	120
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	121
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	122
Other Potential Conflicts of Interest May Affect Your Investment	123
Other Risks Relating to the Certificates	123
EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements	123
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	126
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	128
General	128
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	129
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	131
Losses and Shortfalls May Change Your Anticipated Yield	131
Risk of Early Termination	131
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	132
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	132
You Have Limited Voting Rights	132
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	133
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	135
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	136
Risks Relating to Modifications of the Mortgage Loans	137
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	138
Risks Relating to Interest on Advances and Special Servicing Compensation	139
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	139
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	140
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	141
The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	141
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	142
Tax Considerations Relating to Foreclosure	142
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	142
REMIC Status	143
Material Federal Tax Considerations Regarding Original Issue Discount	143
General Risks	144
The Certificates May Not Be a Suitable Investment for You	144
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	144

7

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	144
Other Events May Affect the Value and Liquidity of Your Investment	145
The Certificates Are Limited Obligations	145
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	145
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	146
Description of the Mortgage Pool	147
General	147
Co-Originated and Third-Party Originated Mortgage Loans	149
Certain Calculations and Definitions	150
Definitions	150
Mortgage Pool Characteristics	163
Overview	163
Property Types	164
Retail Properties	165
Mixed Use Properties	165
Industrial Properties	165
Office Properties	166
Hotel Properties	166
Multifamily Properties	167
Manufactured Housing Community Properties	168
Specialty Use Concentrations	168
Mortgage Loan Concentrations	169
Top Fifteen Mortgage Loans	169
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	170
Geographic Concentrations	171
Mortgaged Properties with Limited Prior Operating History	172
Tenancies-in-Common or Diversified Ownership	172
Shari’ah Compliant Loan	172
Condominium and Other Shared Interests	173
Fee & Leasehold Estates; Ground Leases	173
COVID-19 Considerations	175
Environmental Considerations	175
Mortgaged Properties Subject to Local Law 97	183
Redevelopment, Renovation and Expansion	183
Assessment of Property Value and Condition	184
Litigation and Other Considerations	185
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	187
Tenant Issues	191
Tenant Concentrations	191
Lease Expirations and Terminations	191
Expirations	191
Terminations	192
Other	193
Purchase Options and Rights of First Refusal	194
Affiliated Leases	196
Competition from Certain Nearby Properties	196
Insurance Considerations	197
Use Restrictions	198
Appraised Value	199
Non-Recourse Carveout Limitations	200
Real Estate and Other Tax Considerations	201
Delinquency Information	201

8

Certain Terms of the Mortgage Loans	202
Amortization of Principal	202
Due Dates; Mortgage Rates; Calculations of Interest	202
Single Purpose Entity Covenants	203
ARD Loan	203
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	204
Voluntary Prepayments	205
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	206
Defeasance	207
Releases; Partial Releases	208
Escrows	211
Mortgaged Property Accounts	212
Exceptions to Underwriting Guidelines	213
Additional Indebtedness	213
General	213
Whole Loans	214
Mezzanine Indebtedness	214
Other Secured Indebtedness	215
Preferred Equity	216
Other Unsecured Indebtedness	216
The Whole Loans	216
General	216
The Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	222
Control Rights with respect to Serviced Pari Passu Whole Loans	223
Certain Rights of each Non-Controlling Holder	223
Sale of Defaulted Mortgage Loan	224
The Non-Serviced Pari Passu Whole Loans	224
Intercreditor Agreement	224
Control Rights	225
Certain Rights of each Non-Controlling Holder	225
Custody of the Mortgage File	226
Sale of Defaulted Mortgage Loan	226
The Non-Serviced A/B Whole Loans	227
The Pacific Design Center Whole Loan	227
The Oak Street NLP Fund Portfolio Whole Loan	235
Additional Information	239
Transaction Parties	240
The Sponsors and Mortgage Loan Sellers	240
Barclays Capital Real Estate Inc.	240
General	240
Barclays’ Securitization Program	240
Review of Barclays Mortgage Loans	242
Barclays’ Underwriting Guidelines and Processes	243
Compliance with Rule 15Ga-1 under the Exchange Act	246
Retained Interests in This Securitization	246
Societe Generale Financial Corporation	246
General	246
Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program	247
Societe Generale Financial Corporation’s Underwriting Standards	248
Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor	251
Compliance with Rule 15Ga-1 under the Exchange Act	253
Retained Interests in This Securitization	253
Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC	254

9

General	254
Argentic’s Securitization Program	254
Argentic’s Underwriting Standards and Processes	254
Review of Mortgage Loans for Which Argentic is the Sponsor	259
Compliance with Rule 15Ga-1 under the Exchange Act	260
Retained Interests in This Securitization	263
German American Capital Corporation	263
General	263
GACC’s Securitization Program	264
Review of GACC Mortgage Loans	265
DB Originators’ Underwriting Guidelines and Processes	266
Exceptions to DB Originators’ Underwriting Guidelines	271
Compliance with Rule 15Ga-1 under the Exchange Act	271
Retained Interests in This Securitization	271
Bank of Montreal	271
General	271
BMO’s Commercial Mortgage Origination and Securitization Program	272
Review of the BMO Mortgage Loans	273
BMO’s Origination Procedures and Underwriting Guidelines	275
Compliance with Rule 15Ga-1 under the Exchange Act	279
Retained Interests in This Securitization	279
LMF Commercial, LLC	279
General	279
LMF’s Securitization Program	279
LMF’s Underwriting Standards and Loan Analysis	280
Review of Mortgage Loans for Which LMF is the Sponsor	283
Compliance with Rule 15Ga-1 under the Exchange Act	285
Retained Interests in This Securitization	285
Starwood Mortgage Capital LLC	285
General	285
Starwood’s Securitization Program	286
Review of SMC Mortgage Loans	286
SMC’s Underwriting Guidelines and Processes	287
Exceptions to SMC’s Disclosed Underwriting Guidelines	291
Servicing	291
Compliance with Rule 15Ga-1 under the Exchange Act	291
Retained Interests in This Securitization	291
KeyBank National Association	291
General	291
KeyBank’s Securitization Program	292
Review of KeyBank Mortgage Loans	292
KeyBank’s Underwriting Guidelines and Process	294
Exceptions	296
Compliance with Rule 15Ga-1 under the Exchange Act	297
Retained Interests in This Securitization	297
The Depositor	297
The Issuing Entity	298
The Master Servicer	298
The Special Servicer	301
The BMO 2023-C4 Servicer, the FIVE 2023-V1 Servicer and the BBCMS 2022-C18 Servicer	303
The Affiliated Special Servicers	306
LNR Partners, LLC	306
Argentic Services Company LP	311
The Certificate Administrator and Trustee	313
The Operating Advisor and Asset Representations Reviewer	315
Credit Risk Retention	316

10

General	316
Qualifying CRE Loans	317
HRR Certificates	317
The Third-Party Purchaser	318
Determination of Amount of Required Horizontal Credit Risk Retention	320
General	320
Treasury-Priced Principal Balance Certificates	320
Treasury Yield Curve	320
Credit Spread Determination	321
Discount Yield Determination	321
Determination of Class Sizes	322
Target Price Determination	322
Determination of Assumed Certificate Coupon	323
Determination of Treasury-Priced Expected Price	323
Interest-Only Certificates	324
Treasury Yield Curve	324
Credit Spread Determination	324
Discount Yield Determination	325
Determination of Scheduled Certificate Interest Payments	325
Determination of Interest–Only Expected Price	325
Yield-Priced Principal Balance Certificates	325
Determination of Class Size	326
Determination of Yield-Priced Expected Price	326
Calculation of Estimated Fair Value of All Certificates	326
Hedging, Transfer and Financing Restrictions	327
Operating Advisor	327
Representations and Warranties	329
Description of the Certificates	330
General	330
Distributions	332
Method, Timing and Amount	332
Available Funds	333
Priority of Distributions	334
Pass-Through Rates	338
Interest Distribution Amount	340
Principal Distribution Amount	340
Certain Calculations with Respect to Individual Mortgage Loans	342
Excess Interest	343
Application Priority of Mortgage Loan Collections or Whole Loan Collections	343
Allocation of Yield Maintenance Charges and Prepayment Premiums	346
Assumed Final Distribution Date; Rated Final Distribution Date	348
Prepayment Interest Shortfalls	348
Subordination; Allocation of Realized Losses	350
Reports to Certificateholders; Certain Available Information	352
Certificate Administrator Reports	352
Information Available Electronically	358
Voting Rights	362
Delivery, Form, Transfer and Denomination	363
Book-Entry Registration	363
Definitive Certificates	366
Certificateholder Communication	366
Access to Certificateholders’ Names and Addresses	366
Requests to Communicate	366
List of Certificateholders	367
Description of the Mortgage Loan Purchase Agreements	367
General	367

11

Dispute Resolution Provisions	377
Asset Review Obligations	378
Pooling and Servicing Agreement	378
General	378
Assignment of the Mortgage Loans	378
Servicing Standard	379
Subservicing	380
Advances	381
P&I Advances	381
Servicing Advances	382
Nonrecoverable Advances	383
Recovery of Advances	384
Accounts	385
Withdrawals from the Collection Account	387
Servicing and Other Compensation and Payment of Expenses	389
General	389
Master Servicing Compensation	393
Special Servicing Compensation	396
Disclosable Special Servicer Fees	400
Certificate Administrator and Trustee Compensation	401
Operating Advisor Compensation	401
Asset Representations Reviewer Compensation	402
CREFC® Intellectual Property Royalty License Fee	402
Appraisal Reduction Amounts	403
Maintenance of Insurance	410
Modifications, Waivers and Amendments	413
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	416
Inspections	418
Collection of Operating Information	419
Special Servicing Transfer Event	419
Asset Status Report	422
Realization Upon Mortgage Loans	425
Sale of Defaulted Loans and REO Properties	427
The Directing Certificateholder	430
General	430
Major Decisions	432
Asset Status Report	434
Replacement of the Special Servicer	435
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	435
Servicing Override	437
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	437
Rights of the Holders of Serviced Pari Passu Companion Loans	437
Limitation on Liability of Directing Certificateholder	438
The Operating Advisor	438
General	438
Duties of Operating Advisor At All Times	439
Annual Report	440
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	442
Recommendation of the Replacement of the Special Servicer	442
Eligibility of Operating Advisor	442
Other Obligations of Operating Advisor	443
Delegation of Operating Advisor’s Duties	444
Termination of the Operating Advisor With Cause	444
Rights Upon Operating Advisor Termination Event	445

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Waiver of Operating Advisor Termination Event	445
Termination of the Operating Advisor Without Cause	445
Resignation of the Operating Advisor	446
Operating Advisor Compensation	446
The Asset Representations Reviewer	446
Asset Review	446
Asset Review Trigger	446
Asset Review Vote	448
Review Materials	448
Asset Review	449
Eligibility of Asset Representations Reviewer	451
Other Obligations of Asset Representations Reviewer	452
Delegation of Asset Representations Reviewer’s Duties	452
Assignment of Asset Representations Reviewer’s Rights and Obligations	452
Asset Representations Reviewer Termination Events	453
Rights Upon Asset Representations Reviewer Termination Event	454
Termination of the Asset Representations Reviewer Without Cause	454
Resignation of Asset Representations Reviewer	454
Asset Representations Reviewer Compensation	454
Replacement of the Special Servicer Without Cause	455
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	457
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	458
Termination of the Master Servicer or Special Servicer for Cause	458
Servicer Termination Events	458
Rights Upon Servicer Termination Event	460
Waiver of Servicer Termination Event	461
Resignation of the Master Servicer or Special Servicer	461
Limitation on Liability; Indemnification	462
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	464
Dispute Resolution Provisions	465
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	465
Repurchase Request Delivered by a Party to the PSA	465
Resolution of a Repurchase Request	466
Mediation and Arbitration Provisions	469
Servicing of the Non-Serviced Mortgage Loans	470
General	470
Servicing of the Scottsdale Fashion Square Mortgage Loan	473
Servicing of the Pacific Design Center Mortgage Loan	473
Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan	474
Rating Agency Confirmations	474
Evidence as to Compliance	476
Limitation on Rights of Certificateholders to Institute a Proceeding	477
Termination; Retirement of Certificates	478
Amendment	479
Resignation and Removal of the Trustee and the Certificate Administrator	481
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	482
Certain Legal Aspects of Mortgage Loans	483
General	484
Types of Mortgage Instruments	484
Leases and Rents	485
Personalty	485
Foreclosure	485
General	485

13

Foreclosure Procedures Vary from State to State	485
Judicial Foreclosure	486
Equitable and Other Limitations on Enforceability of Certain Provisions	486
Nonjudicial Foreclosure/Power of Sale	486
Public Sale	487
Rights of Redemption	488
Anti-Deficiency Legislation	488
Leasehold Considerations	488
Bankruptcy Laws	489
Environmental Considerations	495
General	495
Superlien Laws	495
CERCLA	495
Certain Other Federal and State Laws	496
Additional Considerations	496
Due-on-Sale and Due-on-Encumbrance Provisions	497
Subordinate Financing	497
Default Interest and Limitations on Prepayments	497
Applicability of Usury Laws	497
Americans with Disabilities Act	498
Servicemembers Civil Relief Act	498
Anti-Money Laundering, Economic Sanctions and Bribery	499
Potential Forfeiture of Assets	499
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	499
Pending Legal Proceedings Involving Transaction Parties	503
Use of Proceeds	503
Yield and Maturity Considerations	503
Yield Considerations	503
General	503
Rate and Timing of Principal Payments	503
Losses and Shortfalls	505
Certain Relevant Factors Affecting Loan Payments and Defaults	505
Delay in Payment of Distributions	506
Yield on the Certificates with Notional Amounts	506
Weighted Average Life	507
Pre-Tax Yield to Maturity Tables	511
Material Federal Income Tax Considerations	515
General	515
Qualification as a REMIC	515
Status of Offered Certificates	517
Taxation of Regular Interests	518
General	518
Original Issue Discount	518
Acquisition Premium	520
Market Discount	520
Premium	521
Election To Treat All Interest Under the Constant Yield Method	521
Treatment of Losses	522
Yield Maintenance Charges and Prepayment Premiums	522
Sale or Exchange of Regular Interests	522
Taxes That May Be Imposed on a REMIC	523
Prohibited Transactions	523
Contributions to a REMIC After the Startup Day	523
Net Income from Foreclosure Property	524
REMIC Partnership Representative	524

14

Taxation of Certain Foreign Investors	524
FATCA	525
Backup Withholding	525
Information Reporting	526
3.8% Medicare Tax on “Net Investment Income”	526
Reporting Requirements	526
Certain State and Local Tax Considerations	527
Method of Distribution (Underwriter)	527
Incorporation of Certain Information by Reference	530
Where You Can Find More Information	531
Financial Information	531
Certain ERISA Considerations	531
General	531
Plan Asset Regulations	532
Administrative Exemptions	533
Insurance Company General Accounts	535
Legal Investment	535
Legal Matters	536
Ratings 536
Index of Defined Terms	539

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

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Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

16

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2023-C19 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the
17

trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II” ); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION 2017/1129/EU (AS AMENDED OR SUPERSEDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

EU PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURER’S TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURER’S TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); OR (II) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional

18

client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; OR (III) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS’ TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE

19

OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(B)   it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any OFFERED CERTIFICATES to any UK Retail Investor in the UK. For the purposes of this provision:

(i) THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) a retail client as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(B) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(ii) THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(C)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(D)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

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FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements” IN THIS PROSPECTUS.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”) or (iv) are any other persons to whom it may otherwise lawfully be communicated or directed; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. Any persons other than Relevant Persons should not act or rely on this PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

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W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
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●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2023-C19, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC, each a Delaware limited liability company
●	LMF Commercial, LLC, a Delaware limited liability company
●	Bank of Montreal, a Canadian chartered bank
●	KeyBank National Association, a national banking association
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	Societe Generale Financial Corporation, a Delaware corporation
●	German American Capital Corporation, a Maryland corporation
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.
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Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	5	$161,837,764	19.1%
Societe Generale Financial Corporation(3)	9	155,327,109	18.3%
Argentic Real Estate Finance LLC(4)(5)	5	151,650,000	17.9%
German American Capital Corporation(6)	3	120,000,000	14.1%
Bank of Montreal(5)(6)	5	100,092,000	11.8%
LMF Commercial, LLC	7	68,402,066	8.1%
Starwood Mortgage Capital LLC	2	60,950,000	7.2%
KeyBank National Association	3	31,100,000	3.7%
Total	36	$849,358,939	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Gloucester Premium Outlets mortgage loan (5.9%), Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $36,666,667, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $13,333,333.
(4)	Argentic Real Estate Finance LLC (“AREF”) represents loans contributed by both Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(5)	With respect to the Pacific Design Center mortgage loan (7.7%), Argentic Real Estate Finance 2 LLC is contributing a note with an outstanding principal balance of $40,000,000, and Bank of Montreal is contributing a note with an outstanding principal balance of $25,000,000.
(6)	With respect to the Green Acres mortgage loan (5.5%), Bank of Montreal is contributing a note with an outstanding balance of $21,500,000, and German American Capital Corporation is contributing a note with an outstanding balance of $25,000,000.
Other than as described below, all of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
The Pacific Design Center mortgage loan (7.7%) is part of a whole loan that was originated by Goldman Sachs Bank USA and subsequently purchased by Argentic Real Estate Finance 2 LLC and Bank of Montreal.
The Latitude at South Portland mortgage loan (3.3%) is part of a whole loan that was originated by Arbor Private Label, LLC. Such mortgage loan was subsequently acquired by Bank of Montreal.
Each of the Pacific Design Center, Gloucester Premium Outlets and Green Acres mortgage loans (collectively, 19.0%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
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Master Servicer	KeyBank National Association, a national banking association, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
The master servicer for each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
KeyBank National Association is a sponsor, a mortgage loan seller, the holder of one or more of the Oak Street NLP Fund Portfolio pari passu companion loans and an originator and is an affiliate of KeyBanc Capital Markets Inc., an underwriter.
KeyBank National Association is currently the master servicer under the OAKST 2023-NLP transaction (with respect to the Oak Street NLP Fund Portfolio Mortgage Loan) and the special servicer under the SCOTT 2023-SFS transaction (with respect to the Scottsdale Fashion Square mortgage loan).
Special Servicer	K-Star Asset Management LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating and processing and/or providing or withholding consent as to major decisions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of K-Star Asset Management LLC, as the special servicer, is located at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a
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non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
K-Star Asset Management LLC is expected to be appointed as the special servicer by KKR CMBS II Aggregator Type 2 L.P., a Delaware limited partnership, or an affiliate thereof, which, on the closing date, is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P. as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Affiliated Special Servicers	LNR Partners, LLC, the special servicer under the BMO 2023-C4 pooling and servicing agreement, which governs the servicing of the Green Acres whole loan (until such time as the related lead servicing companion loan is securitized), the Stoney Creek Hotel Portfolio whole loan, the Latitude at South Portland whole loan (until the closing date at which time servicing will shift to this transaction) and the Orizon Aerostructures whole loan (until such time as the related lead servicing companion loan is securitized) and the anticipated special servicer under the Benchmark 2023-B38 pooling and servicing agreement, which is anticipated to govern the servicing of the 100 Jefferson Road whole loan (until such time as the related lead servicing companion loan is securitized) and the Pacific Design Center whole loan (although LNR Partners will not act as the special servicer for the Pacific Design Center whole loan), is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller.
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See “Transaction Parties—The Affiliated Special Servicers—LNR Partners, LLC”.
Argentic Services Company LP, the special servicer with respect to the Pacific Design Center whole loan, which is expected to be serviced under the Benchmark 2023-B38 pooling and servicing agreement, is an affiliate of (i) Argentic Real Estate Finance LLC, a sponsor, an originator, a mortgage loan seller and the holder of (or an affiliate of the holder of) one or more companion loans related to the Rialto Industrial mortgage loan, (ii) Argentic Real Estate Finance 2 LLC, a sponsor, an originator, a mortgage loan seller and the holder of (or an affiliate of the holder of) one or more companion loans related to the Pacific Design Center mortgage loan and the 100 Jefferson Road mortgage loan and (iii) ES Ventures Holding, Inc., the initial directing certificateholder under the Benchmark 2023-B38 pooling and servicing agreement with respect to the Pacific Design Center mortgage loan. See “Transaction Parties—The Affiliated Special Servicers—Argentic Services Company LP”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
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The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will be entitled to (i) advise the special servicer, with respect to certain major decisions regarding specially serviced mortgage loans and will also be entitled to advise the special servicer with certain major decisions regarding non-specially serviced mortgage loans (other than any excluded loan with respect to the directing certificateholder) and (ii) will be entitled to advise the master servicer to the extent the directing certificateholder’s consent is required. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is
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a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any date of determination, the most subordinate class of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is expected that on the closing date, KKR CMBS II Aggregator Type 2 L.P. will purchase or otherwise acquire a majority of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class S certificates, and that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate will be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage loan or (ii) any excluded loan).
Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
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Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in April 2023 (or, in the case of any mortgage loan that has its first due date after April 2023, the date that would have been its due date in April 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about April 27, 2023.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in May 2023.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Pennsylvania, Maryland, New York, Kansas, Ohio, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the
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event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	December 2027
Class A-2A	NAP – February 2028(1)
Class A-2B	March 2028
Class A-5	March 2033
Class A-SB	November 2032
Class X-A	NAP
Class X-B	NAP
Class A-S	April 2033
Class B	April 2033
Class C	April 2033

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2A certificates ranging from $0 to $120,000,000.
The rated final distribution date for the offered certificates will be the distribution date in April 2056.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The following illustration does not take into account the sale of any non-offered certificates.

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-C19:
●	Class A-1
●	Class A-2A
●	Class A-2B
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R (referred to as the “non-offered certificates”). The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. % of Initial Pool Balance		Approx. Initial Credit Support(2)
Class A-1	$5,251,000		0.618%		30.000%
Class A-2A	$0 - $120,	000,000(3)	0% – 1	4.128%(3)	30.000%
Class A-2B	$176,000,000 - $296,	000,000(3)	20.722% – 3	4.850%(3)	30.000%
Class A-5	$287,500,000		33.849%		30.000%
Class A-SB	$5,800,000		0.683%		30.000%
Class X-A	$594,551,000		NAP		NAP
Class X-B	$140,144,000		NAP		NAP
Class A-S	$100,861,000		11.875%		18.125%
Class B	$39,283,000		4.625%		13.500%
Class C	$33,974,000		4.000%		9.500%

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support with respect to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates in the aggregate.
(3)	The exact initial certificate balances of the Class A-2A and Class A-2B certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2A and Class A-2B certificates are expected to be within the applicable ranges reflected in the above chart. The aggregate initial certificate balance of the Class A-2A and Class A-2B certificates is expected to be approximately $296,000,000, subject to a variance of plus or minus 5%.
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Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2A	%
Class A-2B	%
Class A-5%
Class A-SB	%
Class X-A	%
Class X-B	%
Class A-S	%
Class B	%
Class C	%

(1)	The pass-through rates for the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the
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Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.12625%.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.
The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01006%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each
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mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00204%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced
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whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Scottsdale Fashion Square	0.00525% per annum	0.25000% per annum
Pacific Design Center	0.00125% per annum	0.25000% per annum
Rialto Industrial(2)	0.00125% per annum	0.25000% per annum
Green Acres(2)	0.00125% per annum	0.25000% per annum
Brandywine Strategic Office Portfolio	0.00125% per annum	0.25000% per annum
100 Jefferson Road(2)	0.00125% per annum	0.25000% per annum
Sentinel Square II	0.00125% per annum	0.25000% per annum
575 Broadway	0.00125% per annum	0.25000% per annum
The Showboat Hotel	0.00125% per annum	0.25000% per annum
Oak Street NLP Fund Portfolio	0.01125% per annum	0.15000% per annum
Stoney Creek Hotel Portfolio	0.00125% per annum	0.25000% per annum
Orizon Aerostructures(2)	0.00125% per annum	0.25000% per annum

(1)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(2)	From and after the securitization of the related lead servicing pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order

of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums and any excess interest attributable to the Class S certificates) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2A certificates, until the certificate balance of the Class A-2A certificates has been reduced to zero, (d) fourth, to
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principal on the Class A-2B certificates, until the certificate balance of the Class A-2B certificates has been reduced to zero, (e) fifth, to principal on the Class A-5 certificates until the certificate balance of the Class A-5 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.
Third, to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after
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distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class S and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class S and Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the
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certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B certificates are more particularly described under “Description of the Certificates—Distributions”.
On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.
**	The Class X-A and Class X-B certificates are interest-only certificates.
***	Other than the Class S and Class R certificates.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class R or Class S certificates) will reduce the certificate balance of that class of certificates.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates. The notional amount of the Class X-B certificates will be reduced by the
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aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.
F. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated to the Class S certificates on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other
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classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan) (unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date, as applicable, in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
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The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be thirty-six (36) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred nine (109) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $849,358,939.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-six (36) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and (iii) in the case of two (2) mortgage loans in the following table, one or more loans that are subordinate in right of payment to the related mortgage loan and any related pari passu companion loans (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Additional Subordinate Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)(3)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Scottsdale Fashion Square	$ 65,000,000	7.7%	$635,000,000	N/A	38.4%	1.92x	12.3%	38.4%	1.92x	12.3%
Pacific Design Center	$ 65,000,000	7.7%	$180,000,000	$20,000,000	47.8%	2.17x	13.8%	51.7%	1.79x	12.7%
Gloucester Premium Outlets	$ 50,000,000	5.9%	$25,000,000	N/A	51.4%	2.32x	15.3%	51.4%	2.32x	15.3%
Rialto Industrial	$ 48,000,000	5.7%	$133,000,000	N/A	51.7%	1.23x	9.7%	51.7%	1.23x	9.7%
Green Acres	$ 46,500,000	5.5%	$323,500,000	N/A	54.5%	2.10x	13.0%	54.5%	2.10x	13.0%
South Lake at Dulles	$ 40,000,000	4.7%	$20,500,000	N/A	54.9%	2.19x	13.6%	54.9%	2.19x	13.6%
Brandywine Strategic Office Portfolio	$ 38,750,001	4.6%	$206,249,999	N/A	39.7%	2.80x	18.0%	39.7%	2.80x	18.0%
100 Jefferson Road	$ 38,000,000	4.5%	$59,500,000	N/A	56.4%	1.42x	10.7%	56.4%	1.42x	10.7%
Sentinel Square II	$ 30,000,000	3.5%	$74,000,000	N/A	62.3%	1.47x	9.1%	62.3%	1.47x	9.1%
575 Broadway	$ 28,573,776	3.4%	$98,265,913	N/A	59.0%	1.38x	12.6%	59.0%	1.38x	12.6%
Latitude at South Portland	$ 28,192,000	3.3%	$27,000,000	N/A	63.9%	1.58x	8.0%	63.9%	1.58x	8.0%
The Showboat Hotel	$ 23,671,096	2.8%	$24,667,773	N/A	34.5%	2.89x	27.4%	34.5%	2.89x	27.4%
Oak Street NLP Fund Portfolio	$ 22,500,000	2.6%	$317,500,000	$85,000,000	32.3%	2.71x	17.9%	40.4%	2.16x	14.3%
Stoney Creek Hotel Portfolio	$ 13,900,000	1.6%	$17,000,000	N/A	45.1%	2.90x	25.5%	45.1%	2.90x	25.5%
Orizon Aerostructures	$ 11,500,000	1.4%	$49,595,000	N/A	48.9%	1.83x	12.6%	48.9%	1.83x	12.6%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related subordinate companion loan(s) and any related mezzanine debt.
(2)	Calculated including any related companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the Green Acres, Brandywine Strategic Office Portfolio, 100 Jefferson Road and Orizon Aerostructures mortgage loans (collectively, 15.9%), the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

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Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Scottsdale Fashion Square	SCOTT 2023-SFS	7.7%	Berkadia Commercial Mortgage LLC	KeyBank National Association	Wilmington Trust, National Association
Pacific Design Center	Benchmark 2023-B38(2)	7.7%	Midland Loan Services, a Division of PNC Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association
Rialto Industrial(3)	BBCMS 2022-C18	5.7%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Green Acres(3)	BMO 2023-C4	5.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Brandywine Strategic Office Portfolio	FIVE 2023-V1	4.6%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
100 Jefferson Road(3)	Benchmark 2023-B38(2)	4.5%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Sentinel Square II	FIVE 2023-V1	3.5%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
575 Broadway	FIVE 2023-V1	3.4%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Computershare Trust Company, National Association
The Showboat Hotel	BBCMS 2022-C18	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association
Oak Street NLP Fund Portfolio	OAKST 2023-NLP	2.6%	KeyBank National Association	Situs Holdings, LLC	Computershare Trust Company, National Association
Stoney Creek Hotel Portfolio	BMO 2023-C4	1.6%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association
Orizon Aerostructures(3)	BMO 2023-C4	1.4%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)
Scottsdale Fashion Square	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	Prima Capital Advisors LLC
Pacific Design Center	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	ES Ventures Holding, Inc.
Rialto Industrial(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	An affiliate of Argentic Real Estate Finance LLC
Green Acres(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Goldman Sachs Bank USA
Brandywine Strategic Office Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Greystone HighYield Investments I LLC
100 Jefferson Road(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	An affiliate of Argentic Real Estate Finance 2 LLC
Sentinel Square II	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Greystone High Yield Investments I LLC
575 Broadway	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Greystone HighYield Investments I LLC
The Showboat Hotel	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF IV-D AIV RR H, LLC
Oak Street NLP Fund Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	N/A	PCSD PR CAP V L Private Limited
Stoney Creek Hotel Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Sabal Strategic Opportunities Fund, L.P.
Orizon Aerostructures(3)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Bank of Montreal

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(1)	As of the closing date of the related securitization.
(2)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(3)	After the securitization of the related lead servicing pari passu companion loan, the related whole loan will be serviced under the related pooling and servicing agreement for that securitization transaction (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related pooling and servicing agreement for that securitization transaction.
(4)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity). Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured

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by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.
The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$849,358,939
Number of mortgage loans	36
Number of mortgaged properties	109
Range of Cut-off Date Balances	$2,800,000 to $65,000,000
Average Cut-off Date Balance	$23,593,304
Range of Mortgage Rates	4.92000% to 7.79500%
Weighted average Mortgage Rate	6.40548%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	99 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	97 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	346 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	344 months
Range of Cut-off Date LTV Ratios(4)(5)	32.3% to 72.4%
Weighted average Cut-off Date LTV Ratio(4)(5)	52.5%
Range of LTV Ratios as of the maturity date or anticipated repayment date(2)(4)(5)	30.8% to 72.4%
Weighted average LTV Ratio as of the maturity date or anticipated repayment date(2)(4)(5)	51.7%
Range of U/W NCF DSCRs(5)(6)	1.21x to 2.90x
Weighted average U/W NCF DSCR(5)(6)	1.89x
Range of U/W NOI Debt Yields(5)	8.0% to 27.4%
Weighted average U/W NOI Debt Yield(5)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	82.0%
Amortizing Balloon	10.6%
Interest-only, Amortizing Balloon	3.7%
Interest-only, ARD	3.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) mortgage loan with an anticipated repayment date, secured by the mortgaged property identified on Annex A-1 to this prospectus as Walgreens Distribution Center (3.7%), calculated as of the related anticipated repayment date.
(3)	Excludes twenty-six (26) mortgage loans (collectively, 85.7%) that are interest-only for the entire term or until the anticipated repayment date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date or anticipated repayment date, as applicable) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value or similar value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of fifteen (15) mortgage loans (collectively, 64.7%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated

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including the related pari passu companion loan(s). With respect to the mortgage loan identified as the Pacific Design Center mortgage loan (7.7%), the debt service coverage ratio, loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.79x, 51.7%, 51.7% and 12.7%, respectively. With respect to the mortgage loan identified as the Oak Street NLP Fund Portfolio mortgage loan (2.6%), the debt service coverage ratio, loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.16x, 40.4%, 40.4% and 14.3%, respectively.
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, one (1) of the mortgage loans (5.5%) was modified due to a delinquency or was a refinancing of a loan in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.
With respect to the Green Acres mortgage loan (5.5%), the mortgaged property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021. Following the borrower’s request for an extension of the maturity date in November 2020, the prior loan was transferred to special servicing in December 2020 due to the imminent loan maturity. In February 2021, the term of the prior loan was extended to February 3, 2022 and such loan was transferred back to master servicing. In or around February 2022, the term was further extended to February 3, 2023. In January 2023, proceeds from the Green Acres mortgage loan paid off the prior loan in full.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited

Operating Histories	With respect to fifty-five (55) of the mortgaged properties (collectively, 28.0%), such mortgaged properties (i) were

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constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—LMF Commercial, LLC—LMF’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Barclays Capital Real Estate Inc., as retaining sponsor, see “Credit Risk Retention”.
None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of European Union Regulation (EU) 2017/2402, including as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.key.com/key2cre.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in April 2033 and the Walgreens Distribution Center mortgage loan (3.7%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class S and Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and (iii) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment
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premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion

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loan(s) and, in the case of the Pacific Design Center and the Oak Street NLP Fund Portfolio whole loans, the related subordinate companion loan(s), in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the portion of the issuing entity consisting of the entitlement to collections of excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account) as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.
In addition, (1) the portions of the issuing entity consisting of the excess interest accrued on any mortgage loan with an anticipated repayment date and the related distribution account will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”) and (2) the Class S certificates will represent undivided beneficial interests in the related portions of the excess interest and distribution account.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] and Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

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Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, mixed use, industrial, office, hospitality, multifamily and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread across the world, including the United States, which caused a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. The COVID-19 pandemic and the responses thereto led to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. There can be no assurance as to whether or when full economic activity will be restored.

Even as the country reopens, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that a surge in COVID-19 cases could have on economic conditions. There can be no assurance that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

In addition, the loss models used by the rating agencies to rate the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that the decline in economic conditions precipitated by the COVID-19 pandemic and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

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Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an

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affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.
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Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 10 year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 10 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the

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performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

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A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

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In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

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With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
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●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers

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and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property

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and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the cotenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Mixed-Use Properties Have Special Risks

Certain properties are mixed-use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed-use property. A mixed-use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed-use property.

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See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed-Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

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Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

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If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more

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risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into

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these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
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●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, such as the 566 7th Street mortgaged property (0.7%), 350 5th St & 372 Baltic St – 372 Baltic Street mortgaged property (0.4%), 350 5th St & 372 Baltic St – 350 5th Street mortgaged property (0.3%) and the 60 Diamond Street mortgaged property (0.3%), is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.
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The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. Moreover, such conversion to an alternate use may be accompanied by a decrease in rents at the related mortgaged property. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
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●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of

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units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

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A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity or ARD as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity or anticipated repayment date of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, mixed use, industrial, office, hospitality and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New Jersey, California, New York, Texas, Arizona and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

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A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

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Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—LMF Commercial, LLC—LMF’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

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We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 to this prospectus for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be

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less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed-use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to

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install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the

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time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

In addition, as a result of the COVID-19 pandemic, third party inspectors were utilized to inspect some of the mortgaged properties due to restrictions in travel. Further, the COVID-19 pandemic has resulted in less access to tenant spaces, which may impact whether all conditions requiring repair or replacement were identified.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

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We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on September 30, 2023. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

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We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United

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States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 to this prospectus for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

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Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History” in this prospectus.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

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Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The

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timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, and, with respect to certain mortgage loans, a significant amount of time has passed since such mortgage loans were originated, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting

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Guidelines”; “—LMF Commercial, LLC—LMF’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See

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Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. In certain cases, appraisals were obtained a significant amount of time prior to the date hereof, and the market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or the anticipated repayment date (if any) or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—

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Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—LMF Commercial, LLC—LMF’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required

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to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal.

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Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law,

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the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We

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cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.
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Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty number 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent

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conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

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Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and
“—Bankruptcy Laws”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability

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to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the Mortgage Loans, including the 2 Executive Mortgage Loan, the Rialto Industrial Mortgage Loan, the South Lake at Dulles Mortgage Loan, the Cityview Centre Mortgage Loan, the Sentinel Square II Mortgage Loan, The Showboat Hotel Mortgage Loan, the Gateway One Mortgage Loan, the Stoney Creek Hotel Portfolio Mortgage Loan, the Orizon Aerostructures Mortgage Loan and the 1290 Fulton Street Mortgage Loan (collectively, 34.2%) were held at Signature Bank, and have been transferred to Bridge Bank or Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related

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borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date. With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%), for purposes of calculating interest and other amounts payable on the whole loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the Scottsdale Fashion Square Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square Whole Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the whole loan.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date, as applicable, of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or at the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
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●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold

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interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus and/or the exceptions, if any, to representation

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and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with (or following) the acquisition of such property (or a portion of such property) by a prior owner or the related borrower. Each of these mortgaged properties (or a portion thereof) is leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting

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performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower, which is a non-Shari’ah compliant party, holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is directly or indirectly owned in whole or in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as (in some cases) reserve payments and any other sums due under the mortgage loan.

By its terms, the master lease is expressly subordinate to the related mortgage loan. However, in some cases, the master lease may not provide that the lender is a beneficiary of the subordination provisions or may provide that the master tenant has no responsibility under the loan documents or to the lender. In such circumstances the master tenant may be able to assert defenses in the event that the lender seeks to terminate the master lease upon a foreclosure, which, if successful, could allow the master lease to remain in place and the master tenant to remain in control of the related property.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master

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lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Shari’ah compliant loans may in some instances provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender. However, under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender may not have a perfected security interest in the leases and rents of the underlying tenants.

The foregoing arrangements may adversely affect the ability of the lender to enforce the related mortgage loan or the amount received upon enforcement, particularly in the event of a bankruptcy of the borrower or master tenant.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any

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subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that

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may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the 100 Jefferson Road Whole Loan, the Green Acres Whole Loan, the Orizon Aerostructures Whole Loan and the Rialto Industrial Whole Loan Will Shift to Other Servicers

Initially, (i) the servicing and administration of the 100 Jefferson Road whole loan will be governed by the Benchmark 2023-B38 pooling and servicing agreement, (ii) the servicing and administration of the

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Green Acres whole loan and the Orizon Aerostructures whole loan will each be governed by the BMO 2023-C4 pooling and servicing agreement and (iii) the servicing and administration of the Rialto Industrial whole loan will be governed by the BBCMS 2022-C18 pooling and servicing agreement, in each case until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non Serviced Pari Passu Whole Loans—Control Rights”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BBCMS 2023-C19 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the

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offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

K-Star Asset Management LLC is an affiliate of and assisted KKR CMBS II Aggregator Type 2 L.P. (or its affiliate), which is expected to purchase the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class S certificates and is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P., an affiliate of K-Star Asset Management LLC, as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have

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included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Pentalpha Surveillance LLC or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Pentalpha Surveillance LLC.

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In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. or an affiliate thereof will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan and (ii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to serviced whole loans, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it

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may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or

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other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.
We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

KKR Real Estate Credit Opportunity Partners II L.P., or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to any (i) non-serviced mortgage loan or (ii) any excluded loan with respect to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to any mortgage loan with one or more subordinate companion loans, prior to the occurrence and continuance of a “control appraisal period” or “control termination event” under the related intercreditor agreement with respect to the related subordinate companion loan, the holder of the related subordinate companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In

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addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and

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investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;
(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under
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the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other

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advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The loss models used by any NRSRO engaged to rate the offered certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that any NRSRO will not downgrade any of the ratings on the certificates after the closing date due to any impact of the COVID-19 pandemic or otherwise. See “—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” above.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that

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they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and

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methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

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Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity or to repay any ARD loan at the related anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or

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that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2A, Class A-2B and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2A, Class A-2B and Class A-5 certificates were outstanding.

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Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D-RR certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2A, Class A-2B, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S or Class B certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you

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might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

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In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class S and Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or

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the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any A/B whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                    may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any A/B whole loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)                 does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of any A/B whole loan, the related controlling companion noteholder does not have any duties to any other person;

(iv)                  may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any A/B whole loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)                     will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any A/B whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu or subordinate nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of

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certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special

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servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and
“—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan, will have

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the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore,

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the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, (i) Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. and (ii) Société Générale will agree in the related mortgage loan purchase agreement to repurchase or replace defective Societe Generale Financial Corporation Mortgage Loans to the same extent as Societe Generale Financial Corporation in connection with any repurchase by Societe Generale Financial Corporation. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or (i) Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc. and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause

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designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the Pacific Design Center, Gloucester Premium Outlets and the Green Acres mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by (i) Barclays Capital Real Estate Inc., each of that sponsor and Barclays Capital Holdings Inc. and (ii) Societe Generale Financial Corporation, each of that sponsor and Société Générale) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state

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insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise

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such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

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Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the Treasury Regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of

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the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations Section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates. It is unclear whether the IRS will issue new guidance or otherwise extend the application of Revenue Procedure 2020-26 or Revenue Procedure 2021-12, with possible retroactive effect, for forbearances granted after September 30, 2021.

In addition, the IRS has issued final regulations under the Treasury Regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the Treasury Regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the Treasury Regulations of the United States Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original

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issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

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Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyberattacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the certificates). We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
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●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
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●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-six (36) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $849,358,939 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in April 2023 (or, in the case of any Mortgage Loan that has its first due date after April 2023, the date that would have been its due date in April 2023 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

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Fifteen (15) Mortgage Loans (collectively, 64.7%) are each part of a larger whole loan, each of which is comprised of (i) the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and (ii) in the case of two (2) Mortgage Loans (collectively, 10.2%), one or more loans that are subordinate in right of payment to the related Mortgage Loan and the related Pari Passu Companion Loans (each referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to herein as the “Companion Loans”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)	5	11	$161,837,764	19.1%
Societe Generale Financial Corporation(3)	9	9	155,327,109	18.3
Argentic Real Estate Finance LLC(4)(5)	5	5	151,650,000	17.9
German American Capital Corporation(6)	3	3	120,000,000	14.1
Bank of Montreal(5)(6)	5	15	100,092,000	11.8
LMF Commercial, LLC	7	22	68,402,066	8.1
Starwood Mortgage Capital LLC	2	2	60,950,000	7.2
KeyBank National Association	3	45	31,100,000	3.7
Total	36	109	$849,358,939	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and another entity or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to the Gloucester Premium Outlets Mortgage Loan (5.9%), Barclays Capital Real Estate Inc. is contributing a note with an outstanding principal balance of $36,666,667, and Societe Generale Financial Corporation is contributing a note with an outstanding principal balance of $13,333,333.
(4)	Argentic Real Estate Finance LLC (“AREF”) represents loans contributed by both Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(5)	With respect to the Pacific Design Center Mortgage Loan (7.7%), Argentic Real Estate Finance 2 LLC is contributing a note with an outstanding principal balance of $40,000,000, and Bank of Montreal is contributing a note with an outstanding principal balance of $25,000,000.
(6)	With respect to the Green Acres Mortgage Loan (5.5%), Bank of Montreal is contributing a note with an outstanding principal balance of $21,500,000, and German American Capital Corporation is contributing a note with an outstanding principal balance of $25,000,000.

Other than as described below, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee and/or leasehold interest in one or more commercial, multifamily or manufactured housing community real properties (each, a

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“Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Scottsdale Fashion Square Mortgage Loan (7.7%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch (“DBNY”). Such Mortgage Loan was underwritten pursuant to DBNY’s underwriting guidelines.
●	The Pacific Design Center Mortgage Loan (7.7%), for which each of Argentic Real Estate Finance 2 LLC and Bank of Montreal is a Mortgage Loan Seller, is part of a Whole Loan that was originated by Goldman Sachs Bank USA. Such Mortgage Loan was subsequently acquired by Argentic Real Estate Finance 2 LLC and Bank of Montreal and re-underwritten pursuant to Argentic Real Estate Finance 2 LLC’s and Bank of Montreal’s underwriting guidelines.
●	The Gloucester Premium Outlets Mortgage Loan (5.9%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation. Such Mortgage Loan was underwritten pursuant to each of Barclays Capital Real Estate Inc.’s and Societe Generale Financial Corporation’s underwriting guidelines.
●	The Green Acres Mortgage Loan (5.5%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, National Association, Bank of Montreal and DBR Investments Co. Limited. Such Mortgage Loan was underwritten pursuant to each of Bank of Montreal’s and DBR Investments Co. Limited’s, an Exempted Company incorporated in the Cayman Islands (“DBRI”) underwriting guidelines.
●	The Brandywine Strategic Office Portfolio Mortgage Loan (4.6%) is part of a Whole Loan that was co-originated by Bank of America, N.A., Wells Fargo Bank, National Association, Barclays Capital Real Estate Inc., and Citi Real Estate Funding Inc. Barclays Capital Real Estate Inc. obtained a 100% interest in the Mortgage Loan it is selling to the trust and the Mortgage Loan is underwritten in accordance with Barclays Capital Real Estate Inc.’s own criteria.
●	The 100 Jefferson Road Mortgage Loan (4.5%) is part of a Whole Loan that was co-originated by Argentic Real Estate Finance 2 LLC and JPMorgan Chase Bank, National Association.
●	The 575 Broadway Mortgage Loan (3.4%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Societe Generale Financial Corporation. Such loan was underwritten pursuant to Societe Generale Financial Corporation’s underwriting guidelines.
●	The Latitude at South Portland Mortgage Loan (3.3%) is part of a Whole Loan that was originated by Arbor Private Label, LLC. Such Mortgage Loan was subsequently acquired by Bank of
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Montreal and subsequently reunderwritten pursuant to Bank of Montreal’s underwriting guidelines.

●	The Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), is part of a Whole Loan that was co-originated by KeyBank National Association and Wells Fargo Bank, National Association. Such loan was underwritten pursuant to Wells Fargo Bank, National Association’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 27, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Scottsdale Fashion Square Mortgage Loan or the Scottsdale Fashion Square Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, the Scottsdale Fashion Square Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Scottsdale Fashion Square Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, Annual Debt Service means the aggregate interest
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payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. The appraisals for certain of the Mortgage Loans were conducted prior to the market impact of the COVID-19 pandemic, and as a result, the appraised value of the Mortgaged Properties as of the Closing Date could be materially different from the Appraised Value provided herein.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and

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maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

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An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
Green Acres(2)	5.5%	54.5%	54.5%	$679,000,000	59.6%	59.6%	$621,000,000
100 Jefferson Road(3)	4.5%	56.4%	56.4%	$173,000,000	59.6%	59.6%	$163,600,000
Holiday Inn Express Smithfield(4)	0.9%	63.3%	55.3%	$12,000,000	72.4%	63.2%	$10,500,000
1290 Fulton Street(5)	0.8%	62.6%	62.6%	$10,300,000	57.1%	57.1%	$11,300,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable, but exclude any related Subordinate Companion Loan(s).
(2)	With respect to the Green Acres Mortgage Loan (5.5%), the Appraised Value of $679,000,000 is based on the extraordinary assumption that the PILOT documents will be extended to 2031 and approximately $119,100,000 was included in the as-is appraised value of $679,000,000 as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is appraised value of the Mortgaged Property would be reduced by approximately $58,000,000, resulting in an estimated value of $621,000,000. There is no assurance that the PILOT benefits will be extended. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for a discussion of the PILOT program and the assumed extension.
(3)	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), the Appraised Value of $173,000,000 is the prospective value upon completion/stabilization value as of August 1, 2023, which assumes the largest tenant at the Mortgaged Property, J&J Farms Creamery, representing 36.5% of the NRA at the Mortgaged Property, will succeed with its plan to convert 157,547 square feet of its portion of the Mortgaged Property for cold storage use. The borrower sponsors have provided a completion guaranty and the estimated cost of the buildout was reserved for at origination.
(4)	With respect to the Holiday Inn Express Smithfield Mortgage Loan (0.9%), the Appraised Value of $12,000,000 is the “as-complete” value as of October 1, 2023, which assumes that the borrower has completed a property improvement plan (“PIP”) at the Mortgaged Property. At origination, the borrower deposited with the lender $985,980, representing approximately 100% of the estimated cost to complete the PIP.
(5)	With respect to the 1290 Fulton Street Mortgage Loan (0.8%), the Appraised Value of $10,300,000 is the “hypothetical as-is” value as of January 4, 2023, which assumes that the Mortgaged Property’s air rights are not collateral to the Mortgage Loan.

With respect to the Pacific Design Center Mortgage Loan (7.7%), the Appraised Value of $512,500,000 is based on the extraordinary assumptions that (i) the net rentable area utilized was accurate since a building owners and managers association report verifying the net rentable area was not provided and (ii) in the event of a sale of the Mortgaged Property occurring as of the effective date of value, approximately $8,900,000 of outstanding free rent amounts would be a seller credit and a buyer would not be responsible for any costs associated with contractual rent abatements.

With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (4.6%), the Appraised Value of $617,200,000 as of January 12, 2023 reflects a portfolio premium of approximately 4.15% over the aggregate “as-is” Appraised Values of the individual Mortgaged Properties. The aggregate of the “as-is” Appraised Values of the Mortgaged Properties as of November 2, 2022 to November 4, 2022 is $592,600,000.

With respect to the Orizon Aerostructures Mortgage Loan (1.4%), the Appraised Value of $125,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole, and such Appraised Value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 48.9% and 48.9%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the sum of the individual appraised values of $124,950,000 are 48.9% and 48.9%, respectively.

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the Maturity Date Balloon or ARD Payment) are made. In

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addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or

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that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the Pacific Design Center, Gloucester Premium Outlets and Green Acres Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity or Anticipated Repayment Date, as applicable, of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity (or, in the case of the ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date) with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

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“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

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“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity or ARD” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of the ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain

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assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used;

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(ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

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The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

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Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$849,358,939
Number of Mortgage Loans	36
Number of Mortgaged Properties	109
Range of Cut-off Date Balances	$2,800,000 to $65,000,000
Average Cut-off Date Balance	$23,593,304
Range of Mortgage Rates	4.92000% to 7.79500%
Weighted average Mortgage Rate	6.40548%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	99 months
Range of remaining terms to maturity(2)	56 months to 120 months
Weighted average remaining term to maturity(2)	97 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	346 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	344 months
Range of Cut-off Date LTV Ratios(4)(5)	32.3% to 72.4%
Weighted average Cut-off Date LTV Ratio(4)(5)	52.5%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	30.8% to 72.4%
Weighted average LTV Ratio at Maturity or ARD(2)(4)	51.7%
Range of U/W NCF DSCRs(5)(6)	1.21x to 2.90x
Weighted average U/W NCF DSCR(5)(6)	1.89x
Range of U/W NOI Debt Yields(5)	8.0% to 27.4%
Weighted average U/W NOI Debt Yield(5)	13.1%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	82.0%
Amortizing Balloon	10.6%
Interest-only, Amortizing Balloon	3.7%
Interest-only, ARD(2)	3.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	With respect to one (1) Mortgage Loan with an Anticipated Repayment Date, secured by the mortgaged property identified on Annex A-1 to this prospectus as Walgreens Distribution Center (3.7%), calculated as of the related Anticipated Repayment Date.
(3)	Excludes twenty-six (26) Mortgage Loans (collectively, 85.7%) that are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.
(4)	Loan-to-value ratios (such as, for example, the Cut-Off Date LTV Ratio and the LTV Ratio at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.
(5)	In the case of fifteen (15) Mortgage Loans (collectively, 64.7%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s). With respect to the Mortgage Loan identified as the Pacific Design Center Mortgage Loan (7.7%), the debt service coverage ratio, loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 1.79x, 51.7%, 51.7% and 12.7%, respectively. With respect to the Mortgage Loan identified as the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the debt service coverage ratio, loan-to-value ratio and debt yield include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, related loan-to-value ratio as of the maturity date or anticipated repayment date, and underwritten net operating income debt yield including the related subordinate companion loans are, 2.16x, 40.4%, 40.4% and 14.3%, respectively.
(6)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, as applicable, such items are calculated based on the interest payments scheduled to be due on the
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first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include seven (7) Mortgage Loans (collectively, 16.1%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)		Approx. % of Initial Pool Balance
Retail	40	$246,449,94	1	29.0%
Super Regional Mall	1	65,000,000		7.7
Anchored	2	58,250,000		6.9
Outlet Center	1	50,000,000		5.9
Regional Mall	1	46,500,000		5.5
Single Tenant	35	26,699,941		3.1
Mixed Use	6	$163,778,77	6	19.3%
Office / Showroom / Lab	1	65,000,000		7.7
Office / Multifamily	1	54,500,000		6.4
Retail / Office	1	28,573,776		3.4
Multifamily / Retail	2	9,255,000		1.1
Office / Retail	1	6,450,000		0.8
Industrial	16	$148,587,94	1	17.5%
Warehouse / Distribution	11	137,065,176		16.1
Manufacturing	4	11,500,000		1.4
Flex	1	22,765		0.0
Office	13	$133,212,11	9	15.7%
Suburban	9	75,720,179		8.9
CBD	4	57,491,939		6.8
Hospitality	13	$76,871,096		9.1%
Limited Service	11	43,200,000		5.1
Full Service	1	23,671,096		2.8
Extended Stay	1	10,000,000		1.2
Multifamily	9	$49,412,000		5.8%
Mid Rise	5	41,987,000		4.9
Low Rise	4	7,425,000		0.9
Other	1	$26,400,000		3.1%
Data Center	1	26,400,000		3.1
Manufactured Housing	11	$4,647,066		0.5%
Total	109	$849,358,939		100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
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Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%), the related loan documents prohibit the lender from selling any interest in the Mortgage Loan to certain entities, such as Simon Property Group and Brookfield Property Partners LP, even during an event of default. This prohibition may limit the ability of the Non-Serviced Special Servicer to sell the Whole Loan in the event it becomes a defaulted loan.
●	With respect to the Green Acres Mortgage Loan (5.5%), each of Macy’s, Walmart, SEARS, BJ’s Wholesale Club and KOHL’S (representing approximately 18.8%, 8.3%, 6.9%, 6.1% and 5.6%, respectively, of the net rentable square footage of the Mortgaged Property) has the right to go dark pursuant to the terms of its respective lease. Currently, each of SEARS and KOHL’s have gone dark but continue to pay rent as required under the related lease.
●	The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office, multifamily and retail components. The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 to this prospectus and the footnotes thereto.

Industrial Properties

In the case of the industrial properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.
●	With respect to the Oak Street NLP Fund Portfolio – Badcock – LaGrange, GA Mortgaged Property (0.2%), on March 26, 2023, a tornado touched down in western Georgia causing extensive damage to the region. The State of Georgia has declared an emergency for the
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impacted area (the “Emergency Area”). The related Mortgaged Property is located in the Emergency Area and has suffered damage but the related tenant is engaging in normal operations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

In the case of the office properties or mixed-use properties with office components set forth in the above chart, we note the following:

●	With respect to the South Lake at Dulles Mortgage Loan (4.7%), the Mortgaged Property is currently deficient by certain parking spaces of the total required under the lease with Amazon.com Services, Inc. Unless Amazon.com Services, Inc. waives any obligation to create sufficient additional parking spaces to satisfy such deficiency (the “Parking Work”), on the date that is sixty days from the origination date, the borrower is required to deposit with the lender $300,000, which represents the estimated cost to perform the Parking Work.
●	The borrowers with respect to Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. In addition, the COVID-19 pandemic has increased the use of remote work technology and changed the patterns of office usage; such changes may be permanent and may adversely impact vacancy rates and market rent. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than The Showboat Hotel and Stoney Creek Hotel Portfolio Mortgaged Properties (collectively, 4.6%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement unless otherwise described below.
●	With respect to the Fairfield Inn & Suites Wake Forest and the Holiday Inn Express Smithfield Mortgaged Properties (collectively, 2.1%), the appraisal concluded that a hotel property that (i) has recently opened or is expected to open and (ii) is within five miles of the Mortgaged Property, will directly compete with the Mortgaged Property.
●	With respect to The Showboat Hotel Mortgage Loan (2.8%), the related borrower’s wholly-owned subsidiaries Showboat Hospitality LLC and ACSB Restaurant LLC (the “Operating Tenants”) hold the associated liquor licenses and arcade licenses with respect to the Mortgaged Property (one held by each Operating Tenant). The related borrower pledged its ownership interest in the Operating Tenants to the related lender as additional security for the Mortgage Loan, which would permit the related lender to utilize the existing liquor licenses and amusement operations licenses post-foreclosure without interruption, and a structure that accommodates New Jersey Law.
●	With respect to The Showboat Hotel Mortgage Loan (2.8%), the related Mortgaged Property derives 50.3% of its underwritten revenue from its restaurants, arcades, meeting and event space and other ancillary sources.
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●	With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (1.6%), Stoney Creek Investors of Columbia, L.L.C. (“Stoney Creek Investors of Columbia”), an indirect holder of the equity interests in the related borrower, and Stoney Creek Caterers, L.L.C. (together with Stoney Creek Investors of Columbia, the “Stoney Creek Licensees”), a wholly-owned subsidiary of the related borrower, holds the associated liquor license with respect to the Stoney Creek Hotel Columbia Mortgaged Property and the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property (collectively, 0.4%), respectively. Under separate liquor license cooperation agreements, the related borrower and each Stoney Creek Licensee have agreed to (i) provide cooperation and assistance to the lender to utilize the existing liquor licenses and (ii) obtain new liquor licenses if required under applicable law following the acquisition by the lender of either such Mortgaged Property by foreclosure or deed in lieu of foreclosure. Additionally, Stoney Creek Investors of Columbia is permitted to transfer the liquor license for the Stoney Creek Hotel Columbia Mortgaged Property to the related borrower so long as the following are delivered to the lender (i) written notice of the transfer, (ii) a copy of the replacement liquor license and (iii) an updated liquor license cooperation agreement reflecting the related borrower as the new owner of the liquor license for such Mortgaged Property.
●	The borrowers with respect to Mortgage Loans secured by hotel properties may face decreased demand and increased operating costs. We cannot assure you that other borrowers of Mortgage Loans secured by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3 to this prospectus.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Holiday Inn Express - Hesperia	$11,300,000	1.3%	12/16/2036	4/1/2033
Fairfield Inn & Suites Wake Forest	$10,400,000	1.2%	10/31/2039	4/1/2033
Home2 Suites by Hilton Mechanicsburg	$10,000,000	1.2%	3/31/2038	2/6/2033
Holiday Inn Express Smithfield	$7,600,000	0.9%	2/17/2038	4/1/2033

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and increasing unemployment amongst tenants See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(1)	4	15.7%
Grocery store(2)	35	14.5%
Theater/entertainment venue(3)	2	12.4%
Restaurant/Bakery(4)	4	7.9%
Gym, fitness center, spa or a health club(5)	3	7.7%
Clean room/lab space(6)	1	7.7%
Classroom(7)	2	5.6%
Gas station(8)	3	5.6%
Automobile service facility(9)	1	5.5%
Data Center(10)	1	3.1%
Bank branch(11)	1	2.1%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Pacific Design Center, 2 Executive, Brandywine Strategic Office Portfolio – The Bulletin Building and 1290 Fulton Street.
(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Green Acres, Cityview Centre, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (4), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Tracy, CA (2), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (5), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Stockton, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Ceres, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – San Pablo, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Bakersfield, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Tracy, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – El Cerrito, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Salinas, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (3), Oak Street NLP Fund Portfolio – Big Y – Milford, CT, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Modesto, CA (4), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Clovis, CA (2), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Sparks, NV (2), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Carson City, NV, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Napa, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Clovis, CA (3), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Lodi, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Coalinga, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Folsom, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Sparks, NV, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Elk Grove, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Grass Valley, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Vacaville, CA (2), Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Chico, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Kingsburg, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Jackson, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Manteca, CA, Oak Street
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NLP Fund Portfolio – Save Mart Supermarkets – Marysville, CA, Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Oakland, CA, Valley View Shopping Center and Giant Eagle Northfield Center.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Scottsdale Fashion Square and Cityview Centre.
(4)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Cityview Centre, Brandywine Strategic Office Portfolio – The Bulletin Building, Valley View Shopping Center and Pennbrook Portfolio – 716 South Street.
(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 2 Executive, 1290 Fulton Street and 1745 Illinois Route 59.
(6)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Pacific Design Center.
(7)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Cityview Centre and Brandywine Strategic Office Portfolio – The Bulletin Building.
(8)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Tracy, CA (2), Oak Street NLP Fund Portfolio – Big Y, Milford, CT and Green Acres.
(9)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Green Acres.
(10)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Fibertown Data Center.
(11)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Valley View Shopping Center.

In addition, each of the Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (4) Mortgaged Property (0.1%) and the Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Stockton, CA Mortgaged Property (0.1%) includes one tenant that operates an on-site dry cleaner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
Scottsdale Fashion Square	$65,000,000	7.7%	$450.03	1.92x	38.4%	Retail
Pacific Design Center	$65,000,000	7.7%	$232.62	2.17x	47.8%	Mixed Use
2 Executive	$54,500,000	6.4%	$187.34	1.43x	64.9%	Mixed Use
Gloucester Premium Outlets	$50,000,000	5.9%	$198.14	2.32x	51.4%	Retail
Rialto Industrial	$48,000,000	5.7%	$163.63	1.23x	51.7%	Industrial
Green Acres	$46,500,000	5.5%	$177.77	2.10x	54.5%	Retail
South Lake at Dulles	$40,000,000	4.7%	$224.18	2.19x	54.9%	Office
Cityview Centre	$40,000,000	4.7%	$106.17	1.82x	56.7%	Retail
Brandywine Strategic Office Portfolio	$38,750,001	4.6%	$169.78	2.80x	39.7%	Office
100 Jefferson Road	$38,000,000	4.5%	$174.44	1.42x	56.4%	Industrial
Walgreens Distribution Center	$31,200,000	3.7%	$43.07	1.72x	59.4%	Industrial
Sentinel Square II	$30,000,000	3.5%	$366.31	1.47x	62.3%	Office
575 Broadway	$28,573,776	3.4%	$718.04	1.38x	59.0%	Mixed Use
Latitude at South Portland	$28,192,000	3.3%	$215,593.75	1.58x	63.9%	Multifamily
Fibertown Data Center	$26,400,000	3.1%	$378.29	1.81x	48.0%	Other
Top 3 Total/Weighted Average	$184,500,000	21.7%		1.86x	49.5%
Top 5 Total/Weighted Average	$282,500,000	33.3%		1.84x	50.2%
Top 15 Total/Weighted Average	$630,115,777	74.2%		1.85x	52.9%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.

See “—Assessment of Property Value and Condition” below for additional information.

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For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Brandywine Strategic Office Portfolio	Multi-Property Loan	$38,750,001	4.6%
Oak Street NLP Fund Portfolio	Multi-Property Loan	22,500,000	2.6
Stoney Creek Hotel Portfolio	Multi-Property Loan	13,900,000	1.6
Orizon Aerostructures	Multi-Property Loan	11,500,000	1.4
Pennbrook Portfolio	Multi-Property Loan	7,580,000	0.9
350 5th St & 372 Baltic St	Multi-Property Loan	6,275,000	0.7
Southeast MHC Portfolio	Multi-Property Loan	4,647,066	0.5
CVS Portfolio	Multi-Property Loan	3,800,000	0.4
Total		$108,952,067	12.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may comprise Mortgaged Properties owned by separate borrowers.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

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Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Scottsdale Fashion Square	1	$65,000,000	7.7%
Green Acres	1	46,500,000	5.5
Total for Group 1:	2	$111,500,000	13.1%
Group 2:
Pennbrook Portfolio	5	$7,580,000	0.9%
350 5th St & 372 Baltic St	2	6,275,000	0.7
566 7th Street	1	5,900,000	0.7
60 Diamond Street	1	2,800,000	0.3
Total for Group 2:	9	$22,555,000	2.7%
Group 3:
Fairfield Inn & Suites Wake Forest	1	$10,400,000	1.2%
Holiday Inn Express Smithfield	1	7,600,000	0.9
Total for Group 3:	2	$18,000,000	2.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

See also representation and warranty no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New Jersey	4	$166,171,096	19.6%
California	32	$161,845,000	19.1%
New York	7	$96,498,776	11.4%
Texas	4	$79,959,653	9.4%
Arizona	1	$65,000,000	7.7%
Pennsylvania	12	$46,397,348	5.5%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty (20) other states or the District of Columbia, with no more than approximately 4.9% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Six (6) Mortgaged Properties (0.2%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina, Virginia, Texas, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representation and warranty nos. 17 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Thirty-six (36) Mortgaged Properties (collectively, 21.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 28% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

Mortgaged Properties with Limited Prior Operating History

Fifty-five (55) of the Mortgaged Properties (collectively, 28.0%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

One (1) Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Valley View Shopping Center (2.1%) has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Shari’ah Compliant Loan

The South Lake at Dulles Mortgage Loan (4.7%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transaction involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

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With respect to the South Lake at Dulles Mortgage Loan (4.7%), the Mortgaged Property is owned by a special purpose entity borrower owned by a third party services company, and the borrower master leases the Mortgaged Property to a special purpose entity that is indirectly owned by the related borrower sponsors.  The master lessee subleases the Mortgaged Property to the end-user tenant. The rent under the master lease is equal to the debt service payments required under the Mortgage Loan, as well as reserve payments and any other sums due under the Mortgage Loan. At origination, the lender received a fee mortgage from the borrower on its interest in the Mortgaged Property.  The master tenant has collaterally assigned all tenant leases at the Mortgaged Property to the borrower, who has further assigned its interests to the lender. Upon foreclosure, the lender may terminate the master lease at its sole option without the payment of any termination fee and, pursuant to subordination non-disturbance and attornment agreements with the end-user tenant, the end-user tenant is required to attorn to the lender as its landlord.

Condominium and Other Shared Interests

The Brandywine Strategic Office Portfolio Mortgage Loan (4.6%) is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (4.6%), the 933 First Avenue Mortgaged Property (0.3%) is subject to a two-unit condominium regime comprised of the Mortgaged Property and an adjacent office building. The related borrower holds a 50% voting interest in the related condominium association and does not control the related condominium board. Any decisions, including any amendment to the related condominium documents or dissolution of the condominium regime, require the consent of both condominium unit owners, provided, however, the condominium documents do provide for binding arbitration in the event of an unresolved dispute between the parties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	104	$756,193,430	89.0%
Leasehold	4	46,665,508	5.5
Fee/Leasehold(3)	1	46,500,000	5.5
Total	109	$849,358,939	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties.
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In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

With respect to the Green Acres Mortgage Loan (5.5%), the Mortgage Loan is secured in part by one of the borrower’s (Valley Stream Green Acres LLC (“Valley Stream”)) leasehold interest in one of the anchor tenant spaces (the “Walmart Parcel”, representing approximately 8.3% of the net rentable square footage of the Mortgaged Property) pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires on August 12, 2026, with two additional six-year extension options. Such extension options may be extended on behalf of Valley Stream by the lender pursuant to the estoppel delivered by Walmart. According to such estoppel, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the related space lease as part of the percentage ground lease rent.

With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (4.6%), the Bulletin Building Mortgaged Property (0.9%) is secured in part by one of the related borrower’s leasehold interest in such Mortgaged Property pursuant to a ground lease between Academic Properties Inc., as ground lessor (the “Bulletin Building Ground Lessor”), and Brandywine 3025 Market, LP, as ground lessee (the “Bulletin Building Ground Lease”). The Bulletin Building Ground Lease has a term that expires in 2116. However, the Bulletin Building Ground Lessor has the right to terminate or acquire the related leasehold interest effective on the later of (i) 12 years following the commencement date of the ground lease (October 2029, which is less than twenty years beyond the stated maturity date of the related Mortgage Loan) and (ii) 12 years following any assignment of the leasehold interest in the related Mortgaged Property to an unrelated third-party which is not an affiliate of the assignor (i.e., the then ground lessee); provided that, among other conditions, (a) it pays an amount calculated pursuant to the lease (which amount may not be not less than the sum of (1) any and all prepayment or yield maintenance fees required to be paid by the related ground lessee to effectuate the payoff and release of any then-existing leasehold mortgages and related liens and security interests, and (2) the greatest of (x) 125% of the fair market value of the related borrower’s leasehold interest in the related Mortgaged Property (as determined in accordance with the Bulletin Building Ground Lease), (y) 125% of the replacement cost of the improvements, or (z) any and all amounts due and owing under any then-existing leasehold mortgage that was entered into in accordance with the lease (excluding any default interest, late fees or other similar sums)), and (b) any then-existing leasehold mortgage is paid off and all liens and security interests existing in connection with such leasehold mortgage are unconditionally released by the related lender.

With respect to the 575 Broadway Mortgage Loan (3.4%), the borrower’s leasehold interest in the Mortgaged Property is governed by a ground lease (the “575 Broadway Ground Lease”) between 575 Broadway LLC, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. In connection with a sale of the ground leasehold interest after foreclosure, the 575 Broadway Ground Lease requires the consent of the ground lessor (except with respect to an assignment to an affiliate of lender), which consent may not be unreasonably withheld if the purchaser is a party, in the ground lessor’s reasonable judgment, that has the financial standing and experience commensurate with the responsibilities and obligations of the ground tenant. In connection with any transfer of the Mortgage Loan, the 575 Broadway Ground Lease requires that the transferee be a 575 Broadway Institution (as defined below). In addition, except in connection with an assignment of the 575 Broadway Ground Lease to the lender or its wholly owned affiliate (provided such entity is a 575 Broadway Institution), such

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purchaser will be required to post one year of base rent as a security deposit. In the event of a casualty, proceeds, to the extent the amount thereof is greater than 1% of the replacement cost of the related building, will be payable to a leasehold mortgagee and if the borrower does not restore the premises, the ground lessor, subject to providing notice to the leasehold mortgagee and following such leasehold’s mortgagee’s failure to restore, is permitted to terminate the 575 Broadway Ground Lease and retain all insurance proceeds. Additionally, pursuant to the 575 Broadway Ground Lease, only a mortgagee that satisfies the definition of a 575 Broadway Institution is entitled to mortgagee protections (which include, without limitation, a REMIC trust with a trustee that is either FDIC insured or that meets a minimum assets test as set forth in the 575 Broadway Ground Lease). “575 Broadway Institution” includes, among other persons or entities more fully set forth in the 575 Broadway Ground Lease: (i) a real estate investment trust, bank, insurance company, trust company, mutual fund or government entity or plan, each of which satisfies the 575 Broadway Eligibility Requirements (as defined below), (ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, each of which satisfies the 575 Broadway Eligibility Requirements, (iii) a person or entity satisfying the 575 Broadway Eligibility Requirements that is at least 50% owned and controlled by one or more entities described in (i) or (ii), (iv) a qualified trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations secured by, or (c) a financing through an “owner trust” of, a loan, or (v) a permitted investment fund. “575 Broadway Eligibility Requirements” means that such person or entity (x) has total assets in excess of $1,000,000,000 and capital/statutory surplus or shareholder’s equity of $500,000,000; (y) is engaged in the business of making or owning commercial loans; and (z) is not an affiliate of the ground lessee.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID-19 Considerations

In addition, certain of the Mortgaged Properties may experience unique challenges due to the COVID-19 pandemic. For example:

●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (4.6%), in connection with the COVID-19 pandemic, 1900 Market Street Tenant LLC d/b/a WeWork (“WeWork”), a shared workspace provider and the second largest tenant at the 1900 Market Mortgaged Property (1.1%), representing approximately 12.3% of the property-level net rentable area, received a 4-month deferral of monthly fixed rent and operating expenses totaling $627,317 from January 2021 through April 2021. WeWork is required to pay back such deferred rent in equal monthly installments of $156,829 commencing in January 2023 and ending in April 2023.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than thirteen (13) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental

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“Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%), the Phase I ESA identified a REC at the Mortgaged Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. Approximately 10 square feet of staining was observed on the concrete beneath the drum, and approximately 50 square feet of staining was observed on the unpaved surface adjacent to the drum. The environmental consultant recommend (a) that all stained and impacted soil be removed and confirmation sampling be conducted and (b) the 55-gallon drum should be placed in secondary containment and improved housekeeping and usage practices should be implemented to limit the potential for releases in the future. The related borrower has sent a remediation demand to AWC under the terms of its related lease. The Mortgage Loan documents require (i) the related borrower to exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the remediation demand and (ii) the borrower and guarantor to indemnify the lender for any losses arising out of or in any way relating to the REC, not to exceed $25,000.
●	With respect to the Pacific Design Center Mortgage Loan (7.7%), the related ESA identified certain RECs at the Mortgaged Property in connection with potential impacts from prior industrial operations at the Mortgaged Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts from prior printing operations, and (iv) petroleum impacts from prior automotive and bus repair operations. According to the ESA, due to the redevelopment of the existing improvements at the Mortgaged Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the RECs are not anticipated to detrimentally affect the continued commercial use or operation of the Mortgaged Property.
●	With respect to the Gloucester Premium Outlets Mortgage Loan (5.9%), the related Phase I ESA that was conducted on the Mortgaged Property found that one 275-gallon heating oil underground storage tank (“UST”) was identified during site redevelopment activities at such Mortgaged Property. A release from the UST was reported. The UST was reportedly removed in August 2014 and, based on a UST closure report, a No Further Action Unrestricted Use determination was issued on August 3, 2016.
●	With respect to the Green Acres Mortgage Loan (5.5%), the related ESA identified six RECs at the Mortgaged Property related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Mortgaged Property and reportedly removed, but for which no closure documentation was available, (ii) free product observed in a monitoring well at an adjacent property for which a responsible party unrelated to the borrower was identified, (iii) cases of petroleum impacts to soil and groundwater at adjacent properties for which responsible parties unrelated to the borrower were identified, and (iv) a vapor migration concern identified in connection with the Mortgaged Property’s long-term historic use of hazardous chemicals. The environmental consultant recommended no further action as of the date of the ESA, except that
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with respect to the RECs identified in (ii) and (iii) above, the environmental consultant recommended periodic file review until the adjacent properties obtain closure from the New York State Department of Environmental Conservation. The borrowers currently maintain an environmental insurance policy from Indian Harbor Insurance Company with a per incident limit of $25,000,000 and aggregate limits of $50,000,000. The current policy is for a three year term expiring in 2025. The borrowers are required to maintain a similar environmental insurance policy throughout the Mortgage Loan’s term and three years after the Mortgage Loan’s maturity date.

●	With respect to the Cityview Centre Mortgage Loan (4.7%), the related Phase I ESA conducted found that two 20,000-gallon USTs were installed in 2002 and were subsequently removed from the central portion of the Mortgaged Property in 2014, which was occupied by the former Safeway and Tom Thumb facility. As a result, leaking USTs were reported and the former Safeway and Tom Thumb facility entered into a voluntary cleanup program for a release of toxic gases which were discovered on April 15, 2013. A Certificate of Completion (the “CoC”) for the cleanup of the release was issued on April 11, 2014, with a final concurrence pending on documentation of well plugging. According to the CoC, the former Safeway and Tom Thumb facility attained cleanup requirements for petroleum storage tank sites for residential land use in accordance with 30 Texas Administrative Code Section 334, Subchapters D and G. Based on the regulatory closure, this is considered an historical recognized environmental condition for which no additional investigation is recommended.
●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (4.6%), the related Phase I ESA (the “ESA”) identified a controlled recognized environmental condition at the Metroplex – PA Mortgaged Property (0.3%) in connection with the continued presence of asbestos containing waste material (“ACM”) that previously filled quarries historically operated at the Mortgaged Property. According to the ESA, while much of the ACM was encapsulated by eight to fifteen feet of soil cover, there were limited areas at the Mortgaged Property where the ACM was at or near the ground surface. Remedial action undertaken at the Mortgaged Property to eliminate direct contact and inhalation exposure included the construction of improvements, paved parking and sidewalks at the Mortgaged Property, as well as the placement of a geotextile membrane and clean fill material to assure that any ACM is encapsulated by a minimum of two feet of clean soil cover (collectively, the “Site Cap”). According to the ESA, a final report for both groundwater and soil approved by the Pennsylvania Department of Environmental Protection (the “PADEP”) demonstrated attainment of non-residential site specific standards. In addition, the Mortgaged Property is subject to certain activity and use limitations that provide, among other things, that (i) the Mortgaged Property cannot be utilized residentially unless residential standards can be proven and approved by the PADEP, (ii) the owner of the Mortgaged Property is required to maintain the Site Cap and prohibit activities that would interfere with the integrity and effectiveness of the Site Cap and (iii) any excavation or activity that could result in contact with the ACM is prohibited unless approved by the PADEP. The related borrowers have obtained environmental insurance.
●	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), the related ESA identified a controlled recognized environmental condition at the Mortgaged Property relating to the Industrial Site Recovery Act (“ISRA”) of New Jersey Department of Environmental Protection (“NJDEP”) being triggered at the Mortgaged Property in 2020 because of the presence of certain contaminants, including, among other things, pesticide and petroleum hydrocarbon. The related environmental consultant stated that the licensed site remediation professional on record, on behalf of the owners of the Mortgaged Property, requested an alternate compliance option, which has historically been accepted by the NJDEP as remediation for ISRA cases. Subsequently, the Mortgaged Property was issued a Restricted Use Response Action Outcome-Entire Site (“RAO-E”) on February 10, 2021. The environmental consultant stated that all previously identified areas of concern have been addressed and a deed notice is currently in place for residual pesticide impacts and total petroleum hydrocarbon impacts beneath the boiler room floor. According to the ESA, the regulatory closure, through a RAO-E, represents a CREC and the related environmental
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consultant recommended further compliance with the requirements of the ISRA and continual compliance of the property use restriction currently in-place under the deed notice.

●	With respect to The Showboat Hotel Mortgage Loan (2.8%), the related Phase I ESA conducted by Property Solutions Inc. (“Property Solutions”) performed limited observations for obvious signs of moisture, water intrusion and potential mold at the Mortgaged Property. Water intrusion and visible mold growth was observed on a section of suspended ceiling tiles within the subterranean valet parking garage area of Mortgaged Property. The Phase I ESA recommended that a comprehensive mold assessment be performed at the Mortgaged Property and that any mold be remediated. Property Solutions provided an estimated remediation cost of $250,000 for the mold observed in the subterranean valet parking garage, and on the origination date of the Mortgage Loan, the borrower deposited $275,000 into an environmental reserve, which represents 110.0% of such estimated remediation cost. The related Mortgage Loan documents require the borrower to complete and deliver a comprehensive mold assessment for the related Mortgaged Property within 30 days of the origination date of the Mortgage Loan, and to complete any remediation in accordance with the Mortgage Loan documents. The related Mortgage Loan documents provide for recourse to the borrower and guarantor for losses arising out of or in connection with the cost to remediate being in excess of the amount deposited into the environmental reserve and provide the lender with the right to require the borrower to deposit additional sums into the environmental reserve to address any recommended remediation noted in such comprehensive mold assessment. Within 30 days of the origination date of the Mortgage Loan, Property Solutions delivered a mold assessment for the Mortgaged Property, which was completed by ACER Associates, LLC (“ACER”) with the oversight of Property Solutions. The mold assessment noted the presence of moisture and/or mold-impacted materials, including drywall, ceiling tiles, pipe insulation, and other miscellaneous materials, within areas of the subterranean valet parking garage, nine-story parking garage, and first, second, and fifth through twenty-fifth floors of the Mortgaged Property, and recommended the remediation of such impacted materials. Property Solutions further recommended that the borrower engage a mold remediation contractor to assess the mold remediation and associated restoration needs. Health & Safety Services, Inc. (“HSS”), the engaged mold remediation contractor, in consultation with the borrower, lender, Property Solutions and ACER, determined that with the exception of certain recommended HVAC cleaning and mold remediation in the subterranean valet parking garage area of Mortgaged Property (the “Additional Remediation”), the impacted materials noted by ACER in the mold assessment, were previously contemplated for removal or replacement within the existing scope of the on-going renovation of the Mortgaged Property, for which the borrower deposited $10,755,069 into a renovation reserve on the origination date of the Mortgage Loan. HSS provided an estimate of $270,380 to complete the Additional Remediation, which is less than the $275,000 deposited into the environmental reserve by the borrower on the origination date of the Mortgage Loan. According to the borrower sponsor, HSS is in the process of completing the Additional Remediation.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Fresno, CA (4) Mortgaged Property (0.1%) in connection with (i) dry cleaning operations located at the related Mortgaged Property and adjacent to the related Mortgaged Property and (ii) the presence of a gas station adjacent to the related Mortgaged Property. A dry cleaning facility has operated at the related Mortgaged Property since 1985 and there were reported releases of tetrachloroethylene and perchloroethylene. In 1996, high levels of contaminants were detected in soil vapor and groundwater samples collected in the vicinity of the dry cleaning facility. Vapor monitoring wells were established in 1999. Following repeated sampling activities, regulatory closure was obtained in stages from March 2000 to December 2004. The 2004 subsurface investigation did find tetrachloroethylene in soil vapor that exceeded the state’s threshold for commercial properties. The documented presence of contaminants in the soil and groundwater on the Mortgaged Property at concentrations in excess of the state’s criteria represents a REC. A dry cleaning facility that operated between 1985 and 2008 was located adjacent to the related Mortgaged Property and the duration of its operation is considered a REC. A site adjacent to the related
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Mortgaged Property is utilized as a gas station. The site reported a release of gasoline in 1986 and regulatory closure on the incident was obtained in 1996. The gas station reportedly continues to operate two USTs and no information regarding the structural integrity of these USTs was provided to the environmental engineer. Based on the lack of information regarding the current status of the USTs and the duration of gas station operations, the gas station site is considered a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained an environmental insurance policy from Great American Insurance Group, with a $25,000,000 policy limit per pollution condition and $25,000,000 in the aggregate, and a $100,000 deductible. Great American Insurance Group is rated “A+” by A.M. Best (the “Oak Street Lender Policy”). The Oak Street Lender Policy expires in 2031, which is approximately three years past the maturity date of the Mortgage Loan. The related Mortgaged Property is also covered by a premises environmental liability policy provided by Lloyd’s Syndicate 623/2623 (Beazley), with total limits of $10,000,000 per occurrence and $20,000,000 in the aggregate subject to a $100,000 self-insured retention per incident, and it will run until 2028. The policy covers legal liability and cleanup costs for pre-existing conditions (the “Oak Street Syndicate Policy”). The related lender is a named insured and the Oak Street Syndicate Policy cannot be cancelled or modified without the consent of the related lender.

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a controlled recognized environmental condition (a “CREC”) at the NAICO – Chandler, OK Mortgaged Property (0.1%) in connection with the historical operation of a dry cleaning facility at the related Mortgaged Property. A dry cleaning facility operated in southwestern portion of the related Mortgaged Property from 1969 to 1977. A subsurface investigation was conducted in June 2022 and did detect some chlorinated volatile organic compounds any concentrations did not exceed the applicable laboratory or regulatory limits. The historical presence of a dry cleaning facility at the related Mortgaged Property coupled with the detection of the chlorinated volatile organic compounds represents a CREC. The environmental engineer recommended that no further action be taken at the related Mortgaged Property.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Tracy, CA (2) Mortgaged Property (0.0%) in connection with (i) the historical presence of dry cleaning operations at the related Mortgaged Property and (ii) the presence of a gas station at the related Mortgaged Property. The Phase I ESA also identified a CREC in connection with previous UST leaks at the related Mortgaged Property. A dry cleaning facility operated at the related Mortgaged Property from 1970 to 1975. The historical presence of a dry cleaning facility at the related Mortgaged Property represents a REC. The related Mortgaged Property also includes a gas station that utilizes three fuel USTs which were installed in 1986. The environmental engineer noted that there were two reported releases from USTs at the related Mortgaged Property in 1986 and 1996. Following remedial work and several rounds of groundwater monitoring, regulatory closure was obtained with respect to these releases in 2013. The environmental engineer noted that these releases coupled with the ongoing presence of a gas station at the related Mortgaged Property constituted a CREC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Fresno, CA (5) Mortgaged Property (0.1%) in connection with the potential historical presence of a dry cleaning facility at the related Mortgaged Property. Review of historical records identified a potential dry cleaning facility that could have been located at the related Mortgaged Property, specifically on the northwestern portion of the related Mortgaged Property. The tenant in question operated at the related Mortgaged Property between approximately 1968 and 1972. Dry cleaning operations typically used chlorinated solvents, particularly tetrachloroethylene (“PCE”), during the dry cleaning process. These solvents, even when properly stored and disposed, can be released from these facilities in small,
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frequent releases through floor drains, cracked concrete, and sewer systems. Chlorinated solvents are highly mobile chemicals that can easily accumulate in soil and migrate to groundwater beneath a facility. Based on this information, the former presence of a dry cleaning facility at the Mortgaged Property represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy. The related Mortgaged Property is also covered by the Oak Street Syndicate Policy.

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Stockton, CA Mortgaged Property (0.1%) in connection with dry cleaning operations located at the related Mortgaged Property. A dry cleaning facility has operated at the related Mortgaged Property since at least 1989. A subsurface investigation was performed at the related Mortgaged Property in January 2021 and tetrachloroethylene was reportedly detected in groundwater in concentrations that exceed the applicable local limits. Other contaminants such as benzene and chloroform were also detected in the soil vapor in amounts in concentrations that exceeded applicable local limits. The documented presence of contaminants in the soil and groundwater on the Mortgaged Property at concentrations in excess of the applicable local limits represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy. The related Mortgaged Property is also covered by the Oak Street Syndicate Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Bakersfield, CA Mortgaged Property (0.1%) in connection with the historical presence of an automotive repair facility at the related Mortgaged Property. The eastern portion of the related Mortgaged Property was used as an automotive repair facility between 1980 and 1997. A regulatory database search indicated that this repair facility was a waste generator between 1989 and 1997. Automotive repair facilities require the handling of hazardous substances such as solvents and petroleum products and one waste oil UST was removed from the Mortgaged Property in the late 1980s. The documented presence of an automotive repair facility at the Mortgaged Property coupled with the potential for unreported releases of over the operational lifetime of the automotive repair facility represents a REC. The related Mortgaged Property is covered by the Oak Street Lender Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Fresno, CA (3) Mortgaged Property (0.0%) in connection with dry cleaning operations located at a site that is adjacent to the related Mortgaged Property. A dry cleaning facility has operated at a site adjacent to the related Mortgaged Property since at least 1992. Dry cleaning operations typically used chlorinated solvents, particularly tetrachloroethylene, during the dry cleaning process. These solvents, even when properly stored and disposed, can be released from these facilities in small, frequent releases through floor drains, cracked concrete, and sewer systems. Chlorinated solvents are highly mobile chemicals that can easily accumulate in soil and migrate to groundwater beneath a facility. Based on this information, the presence of a dry cleaning facility at a site adjacent to the Mortgaged Property represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Napa, CA Mortgaged Property (0.0%) in connection with (i) historical dry cleaning operations located at the related Mortgaged Property, (ii) car wash operations located at the related Mortgaged Property and (iii) dry cleaning operations at a site adjacent to the related Mortgaged Property. The related Mortgaged Property includes a car wash that has been operating since at least 1970 and one tenant reportedly operated as a dry cleaning facility between 1975 and 1985. Regulatory databases do have any listings related to these tenants but both the car wash and the dry cleaning facility use chlorinated
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and hazardous solvents. There is also no evidence that any subsurface investigations have ever been conducted at the related Mortgaged Property. Based on the nature of dry cleaning and car wash operations and the absence of information, these tenants represent a REC. A dry cleaning facility that operated between 1990 and 2018 was located adjacent to the related Mortgaged Property and the duration of its operation is considered a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy. The related Mortgaged Property is also covered by the Oak Street Syndicate Policy.

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Lodi, CA Mortgaged Property (0.0%) in connection with the related Mortgaged Property’s location within a contaminated groundwater plume. The related Mortgaged Property is located in a groundwater plume that has been subject to some tetrachloroethylene and trichloroethylene contamination. Groundwater monitoring is being conducted throughout the City of Lodi, California and no regulatory closure has been obtained. There is no evidence that the related borrower or the current occupant of the related Mortgaged Property is the cause of the groundwater contamination. The location of the related Mortgaged Property within the contaminated groundwater plume is a REC. The environmental consultant did not recommend further investigation of the related Mortgaged Property as indoor and outdoor air sampling at the Mortgaged Property in 2020 found no issues. The related lender obtained the Oak Street Lender Policy which includes coverage for the related Mortgaged Property. The related Mortgaged Property is also covered by the Oak Street Syndicate Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Vacaville, CA (2) Mortgaged Property (0.0%) in connection with dry cleaning operations located at a site that is adjacent to the related Mortgaged Property. A dry cleaning facility operated at a site adjacent to the related Mortgaged Property from 1990 to 2008. Dry cleaning operations typically used chlorinated solvents, particularly tetrachloroethylene, during the dry cleaning process. These solvents, even when properly stored and disposed, can be released from these facilities in small, frequent releases through floor drains, cracked concrete, and sewer systems. Chlorinated solvents are highly mobile chemicals that can easily accumulate in soil and migrate to groundwater beneath a facility. Based on this information, the presence of a dry cleaning facility at a site adjacent to the Mortgaged Property represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Save Mart Supermarkets – Oakland, CA Mortgaged Property (0.0%) in connection with dry cleaning operations located at a site that is adjacent to the related Mortgaged Property. A dry cleaning facility operated at a site adjacent to the related Mortgaged Property from 1962 to 1991. Dry cleaning operations typically used chlorinated solvents, particularly tetrachloroethylene, during the dry cleaning process. These solvents, even when properly stored and disposed, can be released from these facilities in small, frequent releases through floor drains, cracked concrete, and sewer systems. Chlorinated solvents are highly mobile chemicals that can easily accumulate in soil and migrate to groundwater beneath a facility. Based on this information, the presence of a dry cleaning facility at a site adjacent to the Mortgaged Property represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Badcock – Mulberry, FL (3) Mortgaged Property (0.0%) in connection with (i) the historical presence of an automotive repair business at the related Mortgaged Property and the (ii) the historical presence of two USTs at the related Mortgaged Property. A review of local maps indicates that an automotive repair facility operated in the northeastern portion of the
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related Mortgaged Property from 1926 and 1932. No known subsurface investigations have been conducted in this portion of the related Mortgaged Property. The related Mortgaged Property also had a 1,000 gallon UST that was installed in 1981 and removed in 1998 and a 3,000 gallon UST that was installed in 1986 and removed in 2007. The historical operation of the automotive facility and the operation of the former USTs represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy.

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), the Phase I ESA identified a REC at the Badcock – Mulberry, FL (5) Mortgaged Property (0.0%) in connection with the presence of five USTs at the related Mortgaged Property. A review or regulatory databases indicated that five USTs were installed at the related Mortgaged Property. Two 12,000 gallon diesel USTs were removed in 1996. A third UST that functioned as a septic tank could still be located on the related Mortgaged Property. Furthermore, two heating oil USTs could also potentially still be located at the related Mortgaged Property. No regulatory databases or other subsurface investigations indicated that the septic tank and the two heating oil USTs have been removed. The potential that these three USTs remain on the related Mortgaged Property represents a REC. The environmental engineer recommended further subsurface investigation at the related Mortgaged Property. In lieu of conducting further subsurface investigations, the related lender obtained the Oak Street Lender Policy.
●	With respect to the Valley View Shopping Center Mortgage Loan (2.1%), the related Phase I ESA identified a REC at the Mortgaged Property in connection with impacts from chlorinated solvent use from likely 1982 to 2020 by a dry cleaner tenant at the Mortgaged Property. According to the related environmental consultant, a 2013 Phase II ESA reported that the dry cleaning facility identified low levels of chlorinated solvent use in groundwater, but soil gas sampling results identified the presence of chlorinated solvent use above residential and commercial/industrial screening levels. The long term use of the chlorinated solvents, relatively shallow groundwater and evidence of chlorinated solvent impacts to sub-slab soil gas in 2013 represents a REC. The related environmental consultant recommended no further action. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Group with a $1,000,000 policy limit per pollution condition and in the aggregate, and a term expiring on March 5, 2036.
●	With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (1.6%), the related Phase I ESA identified a REC at the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property (0.1%) related to a vapor migration concern identified in connection with such Mortgaged Property’s long-term historic commercial and industrial use dating back to 1886, which may have included extensive use and storage of machinery, petroleum products and hazardous chemicals. The environmental consultant recommended no further action as of the date of the ESA. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Group with a per incident limit of $1,000,000 and a 13-year term expiring approximately three years past the Mortgage Loan’s maturity date, to address the REC identified from the historic site uses. The Mortgage Loan documents require the related borrower to comply with the lender’s reasonable requests to effectuate remediation of environmental conditions to the extent required by environmental law.
●	With respect to the Pomona Industrial Mortgage Loan (1.2%), the related Phase I ESA identified a REC in connection with potential subsurface impacts from prior industrial operations at the Mortgaged Property between approximately 1951 and 2008. According to the Phase I ESA, there is a lack of subsurface sampling data or information related to specific operations and the on-site use, storage and generation of hazardous materials at the Mortgaged Property prior to the 1980s. In addition, according to the Phase I ESA, Coast Foundry & Manufacturing, a former occupant of the Mortgaged Property between 1970 and 2008, was identified on certain regulatory databases as the subject of an open Spills, Leaks, Investigations, and Cleanups (“SLIC”) case
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and was issued a notice of violation in 1987 due to illegal solvents disposal.  According to an opinion of probable cost prepared by the related environmental consultant, the estimated cost to perform any required investigation and remediation activities is between a likely cost of $635,000 and a reasonable worst case cost of $855,000.  At origination, the borrower obtained an environmental insurance policy from Great American Insurance Group with (i) a $1,000,000 policy limit per pollution condition and in the aggregate (other than with respect to on-site clean up costs for biological hazards, for which the policy limit is $25,000 per pollution condition and in the aggregate), (ii) a self-insured retention of up to $50,000, depending on the coverage category and (iii) a term expiring on January 1, 2033 with regard to the borrower and January 18, 2036 with regard to the lender.

●	With respect to the 1290 Fulton Street Mortgage Loan (0.8%), the related ESA identified the historical prior use of the Mortgaged Property and adjoining property as dry cleaning facilities. The environmental engineer considers the prior use of the Mortgaged Property and adjoining property to each be a REC. The environmental engineer recommends further investigation to assess whether a vapor-phase migration concern exists at the Mortgaged Property. In lieu of further investigation, for each REC, the borrower obtained a lender’s pollution legal liability insurance policy from SiriusPoint Specialty Insurance Corporation, listing the lender as first named insured, with a per incident limit of $1,000,000 and in the aggregate, except for a per incident limit for (i) disinfection costs of $25,000, (ii) evacuation costs of $250,000 and (iii) supplemental coverages of $250,000, and a self-insured retention amount of $25,000. SiriusPoint Specialty Insurance Corporation is rated “A-” by A.M. Best. The policy expires March 10, 2036, which is approximately three years past the maturity date of the Mortgage Loan.

Mortgaged Properties Subject to Local Law 97

With respect to the 575 Broadway, 350 5th St & 372 Baltic St, 566 7th Street and 60 Diamond Street Mortgage Loans (collectively, 5.1%), the related Mortgaged Properties are located in New York City and are subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%), the related borrower has commenced an estimated $85,000,000 renovation to the wing of the Mortgaged Property anchored by Nordstrom (the “Nordstrom Wing”) scheduled to include, among other things, (i) interior and exterior renovations, including (a) cosmetic enhancements to the interior finishings of all levels of the Nordstrom Wing, stone flooring, ceiling and column treatments, new escalators and new fixtures, furniture and accessories, (b) renovations to a porte cochere, cosmetic improvements, lighting updates, column treatments and a drive-lane reconfiguration to allow for two additional valet lanes, (ii) certain construction work required by leases associated with new and relocated tenants to and from the Nordstrom Wing (the “TI Work”), and (iii) the demolition of a three-story exterior rotunda (collectively, the “Nordstrom Wing Alteration”). The Mortgage Loan documents require the borrower to cause the substantial completion of (x) the Nordstrom Wing Alteration (except with respect to the TI Work) on or before December 31, 2025 and (y) certain work required with respect to the space leased by Hermes on or before July 1, 2024. At origination, the related borrower sponsors delivered a completion guaranty to the lender guaranteeing that the borrower will complete the Nordstrom Wing Alteration in all material respects (subject to any changes in the plans and specifications that the borrower may elect to
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undertake in its good faith prudent business judgment) in accordance with the terms and conditions of the Mortgage Loan documents.

●	With respect to the Rialto Industrial Mortgage Loan (5.7%), Rialto Distribution LLC, the sole tenant at the Mortgaged Property, commenced an ongoing approximately $15,000,000 tenant improvement project in 2020. As part of the tenant improvement project, the tenant will remove existing conveyor warehouse modules, install new racking systems and replace the existing in-rack sprinkler system in certain portions of the Mortgaged Property. The tenant improvement project is expected to be completed in 2023. In addition, between 2020 and 2022, the tenant undertook renovations at the Mortgaged Property in the amount of approximately $12,500,000.
●	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), the largest tenant at the Mortgaged Property, J&J Farms Creamery, representing 36.5% of the net rentable area, is currently renovating its space with an anticipated cost of completion of approximately $11.6 million, which was escrowed at loan origination. Upon completion, the space is expected to consist of refrigerated storage, dry storage, office space, and refrigerated loading/distribution areas, loading docks and drive-in bays. In the event the buildout is not completed within 12 months from loan origination, subject to any applicable extensions in accordance with the terms of the 100 Jefferson Road Whole Loan documents, a lease sweep period commences. Furthermore, the 100 Jefferson Road Mortgage Loan will be fully recourse to the guarantors until the buildout is completed in accordance with the terms of the 100 Jefferson Road Whole Loan documents.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest

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solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Pacific Design Center Mortgage Loan (7.7%), the related borrower sponsor and certain of its affiliates are defendants in certain pending actions including, among other things, two partnership disputes filed by former business partners alleging, among other things, breach of limited partnership agreement and breach of fiduciary duty resulting from, among other things, the defendants’ failure to pay certain distributions or to apply certain proceeds to the benefit of the applicable limited partnership. The plaintiffs in those actions are currently (x) seeking damages in the amount of approximately $941,233 and $3,720,137, respectively, and (y) derivatively claiming (in the case of one of the actions) that the applicable limited partnership itself is owed approximately $15,697,676. The related borrower sponsor and its affiliates are also defendants in a pension fund dispute filed by the Trustees of the Pension and Welfare Funds of the Moving Picture Machine Operators Union Local 306 (the “Fund”) alleging, among other things, delinquent pension fund contributions and unpaid withdrawal liability for estimated amounts owed to the Fund by a movie theater operator in which the borrower sponsor holds an ownership interest. The Fund is currently seeking damages totaling in excess of $500,000. We cannot assure you that the foregoing actions will not have a material adverse impact on the related borrower, the related guarantor or the related Mortgaged Property.
●	With respect to the 2 Executive Mortgage Loan (6.4%), the sponsor and non-recourse guarantor is currently a defendant in a commercial lawsuit filed by SHEDDF3 VNB, LLC (the “Lender Plaintiff”), on February 4, 2021 and amended on July 21, 2021, in the Circuit Court of the Eleventh Judicial District in Miami-Dade County, Florida. The litigation relates to a loan, secured by a hotel property in Miami Beach Florida, in respect of which the sponsor was a guarantor. The prior loan was the subject of maturity extensions by the original lender following damage to the property from Hurricane Irma. The current holder of the loan acquired the mortgage loan and declared a default under the terms of the loan and allegedly refused a par payoff while charging back-dated default interest related to an insurance payment received by the sponsor as a result of the hurricane damage. The amended complaint alleges, and the sponsor contests, that the defendants breached the loan agreement. The Lender Plaintiff seeks compensatory damages of $41,793,695 plus interest, default interest of approximately $20,000,000, attorney’s fees, and costs. The defendants answered the amended complaint on December 31, 2021, and filed a counterclaim alleging that the Lender Plaintiff’s suit is an abuse of the legal process. The court recently approved foreclosure of the related property and the sponsor is appealing.
●	With respect to the Rialto Industrial Mortgage Loan (5.7%), the borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Mortgaged Property, alleges that it held an unrecorded right of first offer for the purchase of the Mortgaged Property (the “Saadia ROFO”) and that the Saadia ROFO was violated when the borrower purchased the Mortgaged Property pursuant to a separate option to purchase the Mortgaged Property granted to a borrower affiliate (the “Rialto Industrial Purchase Option”). The prior owner of the Mortgaged Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member, which allegedly, as the indirect controlling equity
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holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Mortgaged Property to the borrower in violation of SM Holdco’s operating agreement which contained the Saadia ROFO) to deny Saadia the benefits of the Saadia ROFO and included causes of action for breach of contract due to an alleged failure to honor the Saadia ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the Saadia ROFO and damages to be determined at trial. On November 3, 2022, Saadia served a subpoena on a lender affiliate for production of documents in connection with the Saadia Litigation. The lender affiliate, Argentic Real Estate Investment LLC, executed a term sheet to provide a floating rate financing secured by the Mortgaged Property to the borrower in 2021 which was never effectuated.

Pursuant to the related Mortgage Loan documents, the borrower represented and warranted that at the time the Rialto Industrial Purchase Option was entered into, none of the borrower, any guarantor or any affiliate had knowledge of any other person or entity that had a right to purchase the Mortgaged Property. In addition, under the Mortgage Loan documents (i)(a) a litigation reserve was established in the amount of $50,000 for the payment of any costs and expenses incurred by the lender or any indemnified party under the Mortgage Loan documents in connection with the Saadia Litigation and (b) subject to the terms of the Mortgage Loan documents, if the funds in the litigation reserve are less than $25,000, the borrower is required to deposit an amount such that the funds in the litigation reserve are equal to $50,000 and (ii) the borrower agreed that: (a) the borrower will defend, indemnify and hold harmless the lender for any liabilities, costs or expenses relating to the Saadia Litigation; (b) the borrower may not settle the Saadia Litigation without the lender’s prior written consent, subject to certain exceptions; (c) in any litigation relating to the Saadia Litigation in which the lender is a party (either because the lender is named as a party or because the borrower is a party and the lender elects to intervene in such case), the lender will have the right to retain counsel to represent the lender at the borrower’s cost and expense; (d) the borrower will keep the lender informed on a regular basis as to the status of the Saadia Litigation, the defense thereof and any settlement discussions; and (e) following the stated maturity or any acceleration of the Mortgage Loan, the lender will have the right to take any action it deems necessary or appropriate in connection with the Saadia Litigation subject to certain conditions (collectively, the “Borrower’s Saadia Litigation Obligations”). The Mortgage Loan documents provide that the borrower and the guarantors have recourse liability for any breach of the Borrower’s Saadia Litigation Obligations; provided, however, that prior to asserting any claim against the guarantors in respect of the Borrower’s Saadia Litigation Obligations, if the lender determines in good faith that such claim is fully insured under the title insurance policy, then the lender may not assert such claim against the guarantors until the lender has asserted a claim under its title insurance policy and either (1) such claim has been denied in whole or in part by any issuer of the title insurance policy or (2) such claim remains unpaid in whole or in part sixty days after the date the lender submitted such claim in writing to the title company. At origination, Fidelity National Title Insurance Company (the “Title Company”) issued a title insurance policy with respect to the Mortgaged Property without exception for the Saadia Litigation or any matters relating thereto. The borrower has funded a $2,000,000 litigation escrow with the Title Company, for the benefit of the Title Company, to support an indemnity given or to be given to the Title Company by the guarantors with respect to the Saadia Litigation.

●	With respect to the Rialto Industrial Mortgage Loan (5.7%), the borrower sponsor reported that it and certain of its affiliates are subject to two pending lawsuits in connection with various claims of labor violations. The borrower sponsor reported that one of the lawsuits is expected to settle, pending final judicial approval, in the amount of $3,300,000, which amount will be paid between 2023 and 2024, and such settlement would also cover the claims under the second pending lawsuit.
●	With respect to the Cityview Centre Mortgage Loan (4.7%), United Furniture Industries, Inc., the company of a passive investor and not a guarantor or sponsor, David Belford, is subject to a class action lawsuit related to the improper firing of 2,700 employees. David Belford holds
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approximately 20% interest in the related borrower and has no control or active involvement in the related borrower.

●	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), one of the related borrower sponsors reported that it is involved in a lawsuit by the Internal Revenue Service against a former partner of the borrower sponsor in a real estate investment. The real estate investment involved a real estate entity purchasing a three property tenants-in-common arrangement unrelated to the Mortgaged Property. After the former partner passed away, the Internal Revenue Service sued the estate of the former partner and put a lien on the investment entity described above. The borrower sponsor reported that a settlement agreement has been executed which allows for the subdivision of the property and will then discharge the borrower sponsor of the judgment.
●	With respect to the 575 Broadway Mortgage Loan (3.4%), the borrower sponsor and nonrecourse carve-out guarantor, Peter M. Brant, pled guilty in 1990 to the misdemeanors of failing to keep adequate records and conspiring to fail to keep adequate records, following which Mr. Brant was sentenced to ninety days in jail, community service, probation and a fine. The two misdemeanors were related to an IRS investigation into the accounting practices of the Bato Company which were later expanded to include an investigation into the affairs of its shareholders, one of whom was Mr. Brant.
●	With respect to the 1745 Illinois Route 59 Mortgage Loan (0.6%), the related guarantor (the “1745 Guarantor”) is a minority passive investor in a parking property that is subject to ongoing litigation between the landlord and tenant regarding costs associated with the upkeep of the parking property. The court found that the landlord owed the tenant approximately $4,161,000. The related parking property no longer produces any income and is in default under its related mortgage loan. The related lender has not instituted a foreclosure action and the parking property and the related borrower has offered to give a deed-in-lieu of foreclosure which has not yet been accepted. The 1745 Guarantor is not subject to any personal guarantee in connection with the parking property and its loss is limited to its minority interest in the parking property.
●	With respect to the CVS Portfolio Mortgage Loan (0.4%), an affiliate of the related borrower (the “Defaulting Borrower”) financed an unrelated single-tenant office property in 2016 with a $6,600,000 loan (the “Other Loan”) from another lender. The Other Loan matured on January 18, 2022 and shortly after the maturity the loan defaulted. The lender assigned its interest to another entity (the “New Lender”). New Lender foreclosed on the Other Loan and the foreclosure litigation remains ongoing. After reviewing the litigation proceedings, counsel to the related lender believes that the Other Loan is full recourse to the Defaulting Borrower and non-recourse to the applicable guarantors. The Defaulting Borrower is the only named defendant but the guarantors of the Other Loan are also the guarantors under the CVS Portfolio Mortgage Loan. The New Lender has not alleged any bad acts by the guarantors but the guarantors could still be subject to a separate suit for damages that could be brought following the conclusion of the foreclosure action. It is the position of New Lender that the guaranties signed by the guarantors are full recourse but counsel to the related lender disagrees with this interpretation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Twenty-eight (28) of the Mortgage Loans (collectively, 72.8%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
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●	Six (6) of the Mortgage Loans (collectively, 20.0%) were originated in connection with the borrower’s acquisition of related Mortgaged Property.
●	Two (2) of the Mortgage Loans (collectively, 7.2%) were originated in connection with the borrower’s recapitalization of the related Mortgaged Property.
●	With respect to the Green Acres Mortgage Loan (5.5%), the Mortgaged Property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021. Following the borrower’s request for an extension of the maturity date in November 2020, the prior loan was transferred to special servicing in December 2020 due to the imminent loan maturity. In February 2021, the term of the prior loan was extended to February 3, 2022 and such loan was transferred back to master servicing. In or around February 2022, the term was further extended to February 3, 2023. In January 2023, the Mortgage Loan paid off the prior loan in full.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Scottsdale Fashion Square, Pacific Design Center, 2 Executive, Gloucester Premium Outlets, Rialto Industrial, Green Acres, 100 Jefferson Road, Walgreens Distribution Center, 575 Broadway, Gateway One, Stoney Creek Hotel Portfolio, Pennbrook Portfolio, Giant Eagle Northfield Center, 350 5th St & 372 Baltic St, 566 7th Street, 1745 Illinois Route 59, CVS Portfolio and 60 Diamond Street Mortgage Loans (collectively, 59.1%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%) and the Green Acres Mortgage Loan (5.5%), within approximately the last 10 years, affiliates of one of the related borrower sponsors, including through joint ventures, obtained certain commercial mortgage loans secured by retail properties. Those affiliates subsequently defaulted under those loans. The loans include a $84,000,000 non-recourse CMBS loan backed by a regional shopping mall, a $35,000,000 non-recourse CMBS loan backed by a regional shopping mall, and a $37,000,000 CMBS loan backed by a regional shopping mall. These financed properties were either transferred to the special servicer by deed-in-lieu of foreclosure or to receivership. In addition, a $19,000,000 CMBS loan secured by a regional shopping mall went into maturity default in November 2022 and is in the process of being transferred to a receiver.
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●	With respect to the Pacific Design Center Mortgage Loan (7.7%), Charles Steven Cohen, the related borrower sponsor and non-recourse carveout guarantor, sponsored another real estate project securing a loan that went into default, was the subject of a foreclosure proceeding filed in May 2019 and a discounted pay off completed in January 2020.
●	With respect to the 2 Executive Mortgage Loan (6.4%), the borrower sponsor has sponsored loans, unrelated to the Mortgaged Property, that have experienced defaults and been the subject of lender enforcement proceedings. See “—Litigation and Other Considerations” above. In addition, the borrower sponsor reported that it sponsored a construction loan in 2018 for the development of a mixed-use property that defaulted at maturity in 2022. The borrower sponsor reported that it expects to refinance the loan and repay the lender in full. In addition, the borrower sponsor reported that it sponsored a loan in 2019 secured by a hospitality property that was transferred to special servicing in August 2020 due to disruptions caused by the COVID-19 pandemic and was later granted forbearance. The loan matured in December 2021 and the borrower sponsor is reportedly pursuing a refinance. In addition, the borrower sponsor reported that it sponsored a loan in 2019 secured by a multifamily portfolio that was transferred to special servicing in 2022 due to a maturity default. The borrower sponsor reported selling assets in the portfolio to pay down the loan and reported that it expects to repay the lender in full. In addition, the borrower sponsor reported that it sponsored a loan secured by a hospitality property that was transferred to special servicing in August 2021 due to disruptions caused by the COVID-19 pandemic. The borrower sponsor reported it is working with the special servicer to finalize a loan modification.

Additionally, the borrower sponsor of the 2 Executive Mortgage Loan (6.4%) also sponsored a mortgage loan secured by two multifamily properties unrelated to the Mortgaged Property, which loan was originated by SMC and another originator and securitized in 2021. Certain defaults and other issues have arisen under such mortgage loan related to (i) the borrower’s replenishment of a supplemental income reserve (including the amount and timing thereof) in accordance with the related loan documents, (ii) certain shortfalls in debt service payments made by the borrower pending the replenishment of the supplemental income reserve, (iii) the borrower’s taking of certain actions (related to condominium conversion and release parcel work) without complying with the applicable requirements of the related loan agreement, and (iv) the borrower’s request to obtain the release of a parcel of unimproved land in accordance with the related loan documents (which release, according to the borrower sponsor, is for the purpose of constructing affordable senior housing and obtaining eligibility for a 35-year tax exemption).

●	With respect to the Gloucester Premium Outlets Mortgage Loan (5.9%), Simon Property Group, L.P., the related borrower sponsor and guarantor, has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Gloucester Premium Outlets Mortgage Loan (5.9%), David Lichenstein, a JV partner of the sponsor/guarantor defaulted on debt financing prior to 2009. The Lightstone Group (“Lightstone”), an affiliate of David Lichtenstein and borrower sponsor/guarantor, led a consortium of investors in connection with the acquisition of Extended Stay Hotels, utilizing debt financing of approximately $7.4 billion arranged by Wachovia Bank, as lead lender for a group of institutional investors. Following the market downturn in 2008, Lightstone filed for Chapter 11 bankruptcy protection in June, 2009. The Extended Stay Hotels borrower was ultimately purchased for $3.9 billion in a transaction approved by the bankruptcy court. There are residual civil claims against David Lichtenstein and other principals of the Lightstone Group that remain pending. Counsel for David Lichtenstein has advised that an adverse decision in such actions would, to the extent not covered in part or in full by applicable insurance, likely not significantly impair David Lichtenstein’s operating business. As David Lichtenstein is neither the sponsor nor guarantor in the Gloucester Premium Outlets Mortgage Loan financing, there are no net worth or other covenants that apply to him.
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●	With respect to the Rialto Industrial Mortgage Loan (5.7%), the Mortgaged Property previously served as a national distribution center for Toys “R” Us until they filed for bankruptcy and vacated the Mortgaged Property in 2018. The Mortgaged Property was purchased out of bankruptcy in the third quarter of 2018 by a prior owner. In March 2020, the borrower entered into a lease with the prior owner along with an option agreement to purchase the Rialto Industrial Mortgaged Property. In August 2021, the borrower exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease.
●	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), one of the related borrower sponsors and two partners purchased a vacant hospital, which they intended to rehabilitate. The borrower sponsor reported that after they purchased the hospital, the related borrower sponsor and the two partners were made aware of a zoning restriction put in place on the property by a previous hospital that restricted the construction or rehabilitation of a new medical facility center or hospital. The property was forced into foreclosure and the related entity filed Chapter 11 bankruptcy on June 22, 2016 and was discharged on November 3, 2016.
●	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), one of the related borrower sponsors was involved in a foreclosure proceeding which was filed on April 21, 2015 and disposed on February 10, 2016; however, the foreclosure was never consummated. The related borrower sponsor and an affiliate purchased two properties from bankruptcy court (one property consisted of five retail stores and a gas station; the second property was a two-story retail property) both unrelated to the Mortgaged Property. The related borrower sponsor and affiliate were unable to proceed with the redevelopment plans and the lender filed for foreclosure.
●	With respect to the Walgreens Distribution Center Mortgage Loan (3.7%), George Hicker, one of the borrower sponsors, disclosed the foreclosure of a 187,000 sq. ft. industrial property in Woodstock, Illinois. The $10.28 million loan was included in the MLCFC 2007-7 securitization, and was foreclosed in August 2016 after Sligan Containers, the single tenant occupying the property, vacated in January 2015.
●	With respect to the 575 Broadway Mortgage Loan (3.4%), the borrower sponsor and nonrecourse carve-out guarantor, Peter M. Brant, is the chairman and chief executive officer of White Birch Paper Company (“White Birch”). On September 30, 2009, White Birch failed to make certain interest payments under certain of its first and second lien term loans as well as payments required under certain of its interest rate swap agreements. On February 24, 2010, White Birch’s indirect parent, White Birch Paper Holding Company (“WB Holding”), and certain of WB Holding’s subsidiaries including White Birch, simultaneously sought creditor protection under the Companies’ Creditors Arrangement Act in the Quebec Superior Court of Justice in Montreal, Quebec, Canada and filed a voluntary petition in the United States Bankruptcy Court for the Eastern Division of Virginia for relief under chapter 11 of the United States Bankruptcy Code and sought additional relief under chapter 15 of the United States Bankruptcy Code. On March 1, 2010, White Birch entered into an agreement to secure additional, post-petition financing in the form of a senior secured debtor-in-possession term loan. On September 13, 2012, BD White Birch Investment, LLC acquired certain assets and liabilities of White Birch through an auction of White Birch under section 363 of the United States Bankruptcy Code and under the Companies’ Creditors Arrangement Act in Canada.
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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Twelve (12) of the Mortgaged Properties (collectively, 20.4%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1 to this prospectus.
●	Four (4) of the Mortgaged Properties (collectively, 5.9%) have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Scottsdale Fashion Square and 575 Broadway.

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The Mortgaged Properties identified in the table below are occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date (in the case of Mortgage Loans that are not ARD Loans) or Anticipated Repayment Date (in the case of ARD Loans), as applicable.

Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date or Anticipated Repayment Date
Giant Eagle Northfield Center	0.9%	No	12/31/2028	04/06/2033
CVS – Fredericksburg	0.2%	No	01/31/2033	04/01/2033
CVS – Haughton	0.2%	No	01/31/2033	04/01/2033

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed-use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1 to this prospectus.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Pacific Design Center, Gloucester Premium Outlets, South Lake at Dulles, Brandywine Strategic Office Portfolio and 575 Broadway.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
2 Executive(1)	6.4%	GSA – U.S. DOS	18.0%	22.1%
Sentinel Square II(2)	3.5%	Government of the DC	58.0%	63.8%
Sentinel Square II	3.5%	GSA – Federal Election Commission	35.1%	35.7%

(1)	The largest tenant, the General Services Administration for the United States of America State Department (“GSA – U.S. DOS”), may unilaterally terminate its lease at any time after October 10, 2027, upon 90 days’ prior written notice. The Percent of Net Rentable Area and Percent of U/W Base Rent are calculated solely on the commercial portion of the Mortgaged Property and exclude the net rentable area and U/W base rent attributable to the multifamily units at the Mortgaged Property.
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(2)	The largest tenant, the District of Columbia (“Government of the DC”) pays approximately 63.8% of underwritten base rent. The DC lease has an appropriations provision, which does not entitle the Government of the DC to terminate, but does entitle the Government of the DC to forego paying rent if no appropriations are made.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to the Pacific Design Center Mortgage Loan (7.7%), Cedars Sinai Medical Center, the largest tenant at the Mortgaged Property, has executed a lease amendment (the “Fifth Blue Amendment”) for but is not yet in occupancy of an additional 138,548 square feet of space (the “Cedars Sinai Expansion Space”). The borrower has delivered possession of the Cedars Sinai Expansion Space to Cedars Sinai Medical Center; however, Cedars Sinai Medical Center has not yet commenced completion of its related build-out (the “Cedars Sinai Tenant Improvements”). No later than the date on which Cedars Sinai Medical Center submits plans and specifications for the Cedars Sinai Tenant Improvements on any portion of the Cedars Sinai Expansion Space, the borrower is required to use best efforts to obtain confirmation from the City of West Hollywood (the “City”) that, among other things, (x) Cedar Sinai Medical Center may lawfully use the entirety of the Cedars Sinai Expansion Space for the permitted uses set forth in its lease, including laboratory space, and (y) that the Design Showroom Space Restriction described under “—Use Restrictions” is satisfied (the “City Confirmation”). In the event the City does not issue the City Confirmation within 60 days of the date on which Cedars Sinai Medical Center delivers notice to the borrower of a failure to obtain the City Confirmation as set forth in the preceding sentence, Cedars Sinai Medical Center may terminate its lease with respect to the Cedars Sinai Expansion Space on 10 days’ prior written notice. At the time of any such termination described in this paragraph, the borrower will be required to reimburse Cedars Sinai Medical Center for all of its reasonable actual out of pocket costs and expenses incurred in connection with the Fifth Blue Amendment (including rent paid thereunder prior to the date of termination), certain project conformity review approvals from the City, and its design, planning and engineering efforts associated with the Cedars Sinai Expansion Space. If the borrower fails to reimburse Cedars Sinai Medical Center for the foregoing costs and expenses within 10 business days of demand, then Cedars Sinai Medical Center will be required to offset the same against rents coming due under its other leases at the Mortgaged Property. Cedars Sinai Medical Center is anticipated to take occupancy of and is required to commence paying rent on (i) approximately 127,237 square feet of the Cedars Sinai Expansion Space by July 1, 2023 and (ii) the remaining 11,311 square feet of the Cedars Sinai Expansion Space by January 1, 2024. We cannot assure you that Cedars Sinai Medical Center will take occupancy of or commence paying rent on the Cedars Sinai Expansion Space as expected or at all. At origination, the borrower deposited with the lender approximately $9,729,298 for free rent and $1,772,860 for gap rent outstanding for certain tenants, including Cedars Sinai Medical Center.
●	With respect to the Rialto Industrial Mortgage Loan (5.7%), the sole tenant at the Mortgaged Property, Rialto Distribution LLC, received six months of free rent, which was reserved upfront and approximately $15,000,000 for a tenant improvement project, which was paid in full at origination of the Mortgage Loan. The free rent period is from December 1, 2022 to May 1, 2023.
●	With respect to Brandywine Strategic Office Portfolio (4.6%), the sole tenant at the 500 North Gulph Mortgaged Property (0.3%), CSL Behring L.L.C., had leased 100,820 square feet representing approximately 100% of the net rentable square footage of such mortgaged property and assigned its lease to UGI Corporation, which will also be the sole tenant at the related mortgaged property. The previous lease was amended, and under the amendment, the lease is currently estimated to start on June 15, 2023, and will be extended for an additional 87 months
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commencing on February 1, 2031 for a newly extended lease maturity date of April 30, 2038. The termination option under the existing lease is deleted in its entirety. Bain & Company, Inc., the largest tenant at the 401-405 Colorado Mortgaged Property (1.2%), leasing 50,423 square feet representing 24.5% of property-level net rentable square footage, started the lease on February 1, 2023 with respect to 38,138 square feet of its space, and the rent will commence on June 1, 2023 which takes into consideration 4 months of free rent. JPMorgan Chase Bank, National Association, the second largest tenant at the 401-405 Colorado Mortgaged Property (1.2%), leasing 45,100 square feet representing 21.9% of property-level net rentable square footage, is expected to start the lease and rent on July 1, 2023 with respect to 10,235 square feet of its space. Snap Inc., the third largest tenant at the 401-405 Colorado Mortgaged Property(1.2%), leasing 18,739 square feet representing 9.1% of property-level net rentable square footage, started the lease on December 1, 2022, and the rent will commence on June 1, 2023 which takes into consideration 6 months of free rent. Drexel University, the second largest tenant at The Bulletin Building Mortgaged Property (0.9%), leasing 57,461 square feet representing 20.3% of property-level net rentable square footage, is expected to start the lease and rent on July 1, 2023 with respect to 3,000 square feet of its space. BDN SY Hospitality, LLC, the third largest tenant at The Bulletin Building Mortgaged Property (0.9%), leasing 13,163 square feet representing 4.7% of property-level net rentable square footage, is expected to start the lease and rent on December 1, 2023.

●	With respect to the 575 Broadway Mortgage Loan (3.4%), the third largest tenant, Valor Management LLC, representing approximately 7.4% of the net rentable square footage at the Mortgaged Property, has executed a lease but is not yet in occupancy of or paying rent on its space pending completion of the related build-out. Pursuant to the related lease, the term of the lease will commence on the earlier of (i) the substantial completion of landlord’s work on such space or (ii) the date on which Valor Management LLC occupies any portion of such space for business (the “Lease Commencement Date”). Following the Lease Commencement Date, Valor Management LLC is entitled to a rent abatement period and is not required to begin paying rent until the fifth calendar month of the lease term. We cannot assure you that Valor Management LLC will take possession of its space and/or begin paying rent as expected or at all.
●	With respect to the Fibertown Data Center Mortgage Loan (3.1%), the sole tenant at the Mortgaged Property, Fibertown, currently subleases a portion of its space to 16 tenants (representing approximately 18% of the underwritten base rent) under subleases expiring between 2023 and 2029. Fibertown remains liable for the performance of all of its obligations under the prime lease.

For more information see Annex A-3 to this prospectus and the accompanying footnotes, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Pacific Design Center, Rialto Industrial, Brandywine Strategic Office Portfolio and 575 Broadway.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 to this prospectus and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The South Lake at Dulles, Walgreens Distribution Center, Oak Street NLP Fund Portfolio (other than the NAICO – Chandler, OK Mortgaged Property), Orizon Aerostructures, Fairfield Inn & Suites Wake Forest, Brandywine Strategic Office Portfolio – The Bulletin Building, Stoney Creek Hotel Portfolio – Stoney Creek Hotel Quad Cities – Moline and CVS Portfolio Mortgaged
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Properties (collectively, 15.0%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, we note the following:

●	With respect to the South Lake at Dulles Mortgage Loan (4.7%), the sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does apply to any transfer of the Mortgaged Property by a party other than the lender subsequent to a foreclosure or deed-in-lieu of foreclosure.
●	With respect to the Brandywine Strategic Office Portfolio - The Bulletin Building Mortgaged Property (0.9%), Academic Properties Inc., the ground lessor at such Mortgaged Property (the “Bulletin Building Ground Lessor”), has the right to purchase the Mortgage Loan in the event the Mortgage Loan has been accelerated or any enforcement action, including any judicial or nonjudicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure, has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Mortgage Loan, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, breakage fees, penalties, exit fees, and advances), any Protective Advances (as defined in the related ground lease) made by the lender and any interest charged by the lender on any advances for payments of principal and/or interest on the Mortgage Loan and/or Protective Advances, including all costs and expenses (including legal fees and expenses) actually incurred by the lender in enforcing the terms of the Mortgage Loan. In addition, if at any time the borrower desires to sell, transfer or convey the Mortgaged Property, the Bulletin Building Ground Lessor has a right of first offer to purchase the Mortgaged Property on the material terms proposed by the borrower.
●	With respect to the Brandywine Strategic Office Portfolio - 500 North Gulph Mortgaged Property (0.3%), CSL Behring L.L.C., the sole tenant at such Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to an unaffiliated third party. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or the lender otherwise taking title to the Mortgaged Property arising from a default by the borrower under the Mortgage Loan documents.
●	With respect to the Walgreens Distribution Center Mortgage Loan (3.7%), Walgreens, the sole tenant at the Mortgaged Property, and the City of Mount Vernon (the “City”) each have a right of first refusal (“ROFR”) to purchase the borrower’s interest in the leased premises in the event the borrower receives an offer from an unaffiliated party to purchase the leased premises; provided that the Walgreens Co. ROFR is applicable only if the City waives or fails to exercise its ROFR. Pursuant to a subordination, non-disturbance and attornment agreement delivered at origination, the Walgreen Co. ROFR will not apply to a transfer in connection with a foreclosure, deed-in-lieu of foreclosure, or other enforcement action under the Mortgage. The City’s ROFR provides that any lender coming into possession of the Mortgaged Property as a result of enforcement of its rights under the Mortgage or pursuant to a deed-in-lieu will be exempt from the right of first refusal. The City waived its right of first in connection with the sale of the Mortgaged Property to the borrower.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Rialto Industrial Mortgage Loan (5.7%), the Mortgaged Property is leased in its entirety to Rialto Distribution LLC, a borrower affiliate.
●	With respect to the 100 Jefferson Road Mortgage Loan (4.5%), the largest tenant at the Mortgaged Property, J&J Farms Creamery, which leases approximately 36.5% of the net rentable area at the Mortgaged Property, is an affiliate of the borrower.
●	With respect to the Pomona Industrial Mortgage Loan (1.2%), each of the largest tenants, BlueDot Safes and Beric Inc., collectively leasing approximately 53.1% of the net rentable area at the Mortgaged Property, is an affiliate of the borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1 to this prospectus.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Pacific Design Center Mortgage Loan (7.7%), the Mortgaged Property is part of a three-building mixed use campus that includes a non-collateral office building in which the related borrower sponsor also holds an ownership interest. The Mortgage Loan documents do not contain any “anti-poaching” provisions to prohibit the borrower or its affiliates from steering or directing any existing or prospective tenants to such non-collateral office building.
●	With respect to the 2 Executive Mortgage Loan (6.4%), the borrower sponsor owns competing properties within 5 miles of the Mortgaged Property.
●	With respect to each of the Cityview Centre and Brandywine Strategic Office Portfolio Mortgage Loans (collectively, 9.3%), the related borrower sponsor owns competing properties within 5 miles of the Mortgaged Property.
●	With respect to the Sentinel Square II Mortgage Loan (3.5%), the Mortgaged Property is part of a larger three building development. The GSA-Federal Election Commission, which is the second largest tenant at the Mortgaged Property, also leases 86.7% of the net rentable area at, and is the sole tenant of, the adjacent Sentinel Square III building. The borrower sponsor also owns a number of other properties within a five-mile radius that may compete with the Mortgaged Property. The related Mortgage Loan documents do not contain so-called “anti-poaching” provisions to prevent the borrower or its affiliates from steering or directing existing or prospective tenants to the competing properties.
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Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Thirty-six (36) of the Mortgaged Properties (collectively, 21.8%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 28.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to sixteen (16) Mortgage Loans (collectively, 60.6%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representation and warranty nos. 17 and 30 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such third-party insurance or self-insurance conditions:

●	With respect to the Walgreens Distribution Center, Fibertown Data Center, Oak Street NLP Fund Portfolio, Orizon Aerostructures, Giant Eagle Northfield Center and CVS Portfolio Mortgage Loans (collectively, 12.1%), the related borrower may rely on the single tenant’s, owner’s association, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-insurance, so long as the single tenant’s, significant tenant’s, owner’s association or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 17
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and 30 in Annex D-1 and the exceptions, if any, to representation and warranty nos. 17 and 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 17 and 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues. For example:

●	With respect to the Pacific Design Center Mortgage Loan (7.7%), as a condition to the conversion and use of certain former design showroom space as laboratory space by Cedars Sinai Medical Center, the largest tenant at the Mortgaged Property, the City of West Hollywood requires the borrower to maintain at least 155,772 square feet of vacant design showroom space at the Mortgaged Property (the “Design Showroom Space Restriction”) to assure conformity to the site plan governing the Mortgaged Property. The Mortgage Loan documents require the borrower to cause the Mortgaged Property to comply with the Design Showroom Space Restriction.
●	With respect to the Brandywine Strategic Office Portfolio – Metroplex – PA Mortgaged Property (0.3%), such Mortgaged Property is subject to certain activity and use limitations that provide, among other things, that (i) the Mortgaged Property cannot be utilized residentially unless residential standards can be proven and approved by the Pennsylvania Department of Environmental Protection (the “PADEP”); (ii) the owner of such Mortgaged Property is required to prohibit activities that would interfere with the integrity and effectiveness of remedial action is maintained to eliminate any direct contact or exposure to ACMs, particularly including the construction of improvements, paved parking and sidewalks at such Mortgaged Property, as well as the placement of a geotextile membrane and clean fill material to assure that any ACM is encapsulated by a minimum of two feet of clean soil cover (collectively, the “Site Cap”); and (iii)
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any excavation or activity that could result in contact with the ACMs is prohibited unless approved by the PADEP.

●	With respect to the Downtown Frederick Mortgage Loan (0.9%), the portion of the Mortgaged Property located at 100-102 East Patrick Street, comprised of eight multifamily units and approximately 4,900 square feet of retail space, is legal non-conforming as to use as neither multifamily nor retail uses are permitted under the current zoning code. If a structure containing a legal non-conforming use is destroyed, damaged or deteriorated, any restoration of such structure may be subject to the review of the Historic Preservation Commission.
●	With respect to the Pennbrook Portfolio Mortgage Loan (0.9%), the use of the 750-752 South Martin Mortgaged Property (0.2%) for multifamily use is a pre-existing legally non-conforming use, as multifamily use is not permitted under the current zoning laws without a zoning permit. The mortgagor has applied for the zoning permit. In the event the mortgagor does not receive the zoning permit, the non-conforming use can be continued after a casualty so long as the as reconstruction begins within three years.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 7 and 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 575 Broadway Mortgage Loan (3.4%), the Mortgaged Property is located within a historic district and, as a result, the borrower is required to participate in a continuous maintenance program and emergency protection program overseen by the Landmarks Preservation Commission (the “LPC”) to preserve the exterior of the building. In 1992, the borrower entered into a façade declaration (the “575 Broadway Facade Declaration”) in connection with obtaining a special use permit to use the cellar and second floor as a museum for a prior tenant, which tenant vacated the Mortgaged Property in or around 2000; however, the Mortgaged Property remains subject to the declaration. In connection with the 575 Broadway Facade Declaration, the Mortgaged Property is inspected every three years or following a casualty by a preservation architect who identifies a scope of work necessary to preserve the exterior of the building. Thereafter, the repairs are required to be made within nine months of the issuance of an LPC permit for such work, subject to appeal by the property owner (currently the ground lessor and the borrower) at their own expense. The borrower may apply for extensions to complete the work, subject to the LPC’s approval. As of the origination, the borrower represented that the last such inspection was scheduled in 2017 and that the borrower had engaged an architect to perform the next such inspection. The borrower sponsor has represented to the lender that there are no defaults under the 575 Broadway Facade Declaration and the Mortgage Loan documents provide recourse to the related guarantor for any losses to the lender in connection with any violation or breach of the 575 Broadway Facade Declaration.
●	With respect to the Downtown Frederick Mortgage Loan (0.9%), the Mortgaged Property is located in the Downtown Frederick historic district. Any alterations to the related improvements may be subject to the review of the Frederick Historic Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or

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increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Gloucester Premium Outlets Mortgage Loan (5.9%), there is a restriction on the customary non-recourse carveouts. For so long as Simon Property Group, L.P. or Simon Property Group, Inc. is the guarantor, the guaranty is capped at 20% of the original principal amount of the Mortgage Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred by the related lender in the enforcement of the related mortgage loan documents. Additionally, the related mortgage loan documents provide that the debt is fully recourse if the related borrower fails to obtain the related lender’s prior written consent to any transfers required by the related mortgage loan documents, as defined in the related mortgage loan agreement, subject to the 20% cap described herein. The 20% cap also applies to non-recourse carveouts for losses incurred in connection with (i) the breach of any environmental covenants in the related mortgage loan agreement and (ii) arson or material physical waste intentionally committed by the related borrower.
●	With respect to the South Lake at Dulles Mortgage Loan (4.7%), the Mortgage Loan documents do not provide recourse to a person or entity separate from the borrower for any of the obligations contained in the Mortgage Loan documents.
●	With respect to the Sentinel Square II Mortgage Loan (3.5%), there are no separate non-recourse carveout guarantors, and the related borrower is the only indemnitor under the related environmental indemnity agreement.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Green Acres Mortgage Loan (5.5%), the Mortgaged Property (excluding the Walmart Parcel) benefits from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In connection with the PILOT programs, the borrowers lease portions of the Mortgaged Property (as more particularly set forth in the PILOT Agreements) to the Hempstead IDA pursuant to certain company lease agreements and the Hempstead IDA subleases such portions of the Mortgaged Property back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases. Taxes were underwritten to the 2022 actual tax bills for the Mortgaged Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. In 2018, the Hempstead IDA attempted to withdraw and terminate the PILOT documents, and such attempt was overruled in court. We cannot assure you that the Hempstead IDA will approve the extension of the PILOT Agreements or that the termination of the PILOT Agreements will not adversely affect the borrowers’ ability to make debt service payments on the Green Acres Whole Loan. The appraised value for the Mortgaged Property assumes that the PILOT is extended to 2031. In the absence of the PILOT tax benefits being extended beyond 2026, the as-is appraised value of the Mortgaged Property may be substantially lower than the as-is appraised value shown in this prospectus. See “—Certain Calculations and Definitions—Appraised Value”.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

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Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-five (25) Mortgage Loans (collectively, 82.0%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Seven (7) Mortgage Loans (collectively, 10.6%) require monthly payments of principal and interest for the entire term to stated maturity.

Three (3) Mortgage Loans (collectively, 3.7%) provide for an initial interest-only period that expires between twenty-four (24) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (3.7%) provides for interest-only payments for the entire term to Anticipated Repayment Date, with no scheduled amortization prior to that date; provided that if such Mortgage Loan is outstanding from and after the related Anticipated Repayment Date occurring approximately ten years following the related origination date, interest will accrue at the related Revised Rate.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	25	$696,867,001	82.0%
Amortizing Balloon	7	89,991,938	10.6
Interest-Only, Amortizing Balloon	3	31,300,000	3.7
Interest Only, ARD	1	31,200,000	3.7
Total	36	$849,358,939	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	24	$626,646,939	73.8%
1	10	160,212,000	18.9
5	1	40,000,000	4.7
11	1	22,500,000	2.6
Total	36	$849,358,939	100.0%
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The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	30	$768,166,939	90.4%
5	6	81,192,000	9.6
Total	36	$849,358,939	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee and/or leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

With respect to the 575 Broadway Mortgage Loan (3.4%), the original principal balance of such Mortgage Loan is greater than $20,000,000 and the related borrower is not required to have an independent director. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is required to have two independent directors.

With respect to the Fibertown Data Center Mortgage Loan (3.1%), the Mortgage Loan has an original principal balance of $26,400,000; however, the borrower did not deliver a non-consolidation opinion at origination.

With respect to the Showboat Hotel Mortgage Loan (2.8%), the related borrower’s organizational documents and the related mortgage loan documents permit the related borrower to own the 100% direct equity interest in two subsidiaries (ACSB Restaurant LLC and Showboat Hospitality LLC), which hold the liquor and gaming licenses necessary to operate food, beverage and arcade games at the Mortgaged Property.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

ARD Loan

One (1) Mortgage Loan secured by the Walgreens Distribution Center Mortgaged Property (3.7%) (the “ARD Loan”), provides that, after a certain date (an “Anticipated Repayment Date” or “ARD”), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”) and any monthly additional interest amounts (i.e. interest at the Revised Rate minus the scheduled monthly debt service payment) not paid (or the failure to have sufficient funds available in the excess cash flow account) will be deferred and will be paid on the maturity date to the extent not paid sooner. See Annex A-1 for the Anticipated Repayment Date for the ARD Loan.

With respect to the Walgreens Distribution Center Mortgage Loan (3.7%), the Revised Rate is a rate per annum equal to the greater of (a) the rate of interest per annum, as determined by the lender, equal to the yield to maturity in effect as of 1:00 p.m., New York City time, on the ARD (converted by the lender

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to the equivalent monthly yield using the lender’s then system of conversion) of the United States Treasury obligations selected by the lender having maturity dates closest to, but not exceeding, five (5) years from the ARD on the ARD plus 5.00% and (b) the Initial Rate plus 5.00% per annum.

The Walgreens Distribution Center Mortgage Loan (3.7%) is interest-only until its Anticipated Repayment Date. Consequently, the repayment of such ARD Loan in full on its Anticipated Repayment Date would require a substantial payment of principal on that date (except to the extent that such ARD Loan is repaid prior thereto).

After its ARD, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the Mortgage Loan documents and all escrows and property expenses required under the Mortgage Loan documents be applied, (i) first, to the reduction of the principal balance of the ARD Loan (excluding any interest accrued at the Revised Rate) until the principal balance of the ARD Loan (excluding any interest accrued at the Revised Rate) is zero, (ii) second, to the payment of interest accrued at the Revised Rate until the outstanding amount of such interest accrued at the Revised Rate is zero, and (iii) third, the balance, if any, after payment in full of the debt.

The ARD provisions described above, to the extent applicable, may result in an incentive for the borrower to repay the related ARD Loan on or before its Anticipated Repayment Date but the borrower will have no obligation to do so. We make no statement regarding the likelihood that such ARD Loan will be repaid on its Anticipated Repayment Date.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to thirteen months) up to and including the stated maturity date (or, in the case of the ARD Loan, the Anticipated Repayment Date). See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
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●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-four (24) Mortgage Loans (collectively, 68.8%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Ten (10) Mortgage Loans (collectively, 22.2%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (collectively, 9.0%) each prohibit voluntary principal prepayments during the Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium for a specified period, and thereafter for a specified period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge or Prepayment Premium or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Anticipated Repayment Date (or such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable (or, in the case of the Anticipated Repayment Date or commencement of the open prepayment period, outstanding) on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1 to this prospectus, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

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The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date (or, in the case of the ARD Loan, the Anticipated Repayment Date), as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	13	33.5%
7	10	30.4
5	5	16.1
6	4	12.2
3	3	4.3
13	1	3.5
Total	36	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
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●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 to this prospectus and the exceptions thereto, if any, in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Defeasance

The terms of twenty-six (26) Mortgage Loans (the “Defeasance Loans”) (collectively, 77.8%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, or anticipated to be outstanding on the related Anticipated Repayment Date or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related

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borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the 2 Executive Mortgage Loan (6.4%), at any time, but not during the period beginning 60 days prior to a securitization and ending 60 days following a securitization, the Mortgage Loan documents permit the borrower to obtain the release of the parking garage adjacent to the Mortgaged Property (the “Release Parcel”), provided that, among other things, (i) the borrower provide to lender no less than 30 days’ written notice specifying the desired release date, (ii) no event of default has occurred and is continuing, (iii) the borrower provides evidence satisfactory to lender that the Release Parcel is a legally subdivided parcel and a separate tax parcel, (iv) borrower pays any reasonable out-of-pocket fees and expenses incurred in connection with the release, and (v) satisfaction of customary REMIC requirements.
●	With respect to the Brandywine Strategic Office Portfolio Mortgage Loan (4.6%), after March 6, 2025, the related mortgage loan documents permit the related borrowers to obtain the release of one or more individual Mortgaged Properties; provided that, among other conditions, (i) the related borrowers prepay the Mortgage Loan in an amount equal to (x) until such time as an amount, when aggregated with all prior property releases, equal to $49,000,000 has been prepaid in connection with property releases, 110% of the allocated loan amount for the individual related Mortgaged Property to be released, (y) following such time as an amount, when aggregated with all prior property releases, equal to $49,000,000 has been prepaid in connection with property releases, 115% of the allocated loan amount for the individual related Mortgaged Property to be released, together in each instance with any applicable prepayment fee, (ii) after giving effect to such release, the debt yield (as calculated under the related Mortgage Loan documents) for the remaining related Mortgaged Properties is equal to or greater than the greater of (x) 16.61% and (y) the debt yield immediately preceding such release, and (iii) satisfaction of customary REMIC requirements.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), following the defeasance lockout period, the borrower has the right to obtain the release of any individual Mortgaged Property (a “Oak Street NLP Partial Defeasance Event”), upon defeasance of an amount equal to the greater of (a) the Oak Street Release Price (as defined below) attributable to such individual Mortgaged Property or (b) the Oak Street Release Price attributable to such individual Mortgaged Property plus any additional amount necessary to achieve a debt yield for the remaining Mortgaged Properties that is equal to or greater than the greater of (x) the debt yield of the Mortgaged Properties immediately preceding such release and (y) 14.73% (the “Oak Street Partial Defeasance Amount”). Furthermore, in connection with the release, the related borrower must meet a variety of other conditions, which include, (i) provide a rating agency confirmation, (ii) create two substitute notes, one note having a principal balance equal to Oak Street Partial Defeasance Amount (the “Oak Street Defeased Note”) and another note having a principal balance equal to the excess of (a) the principal amount of the Oak Street NLP Fund Portfolio Whole Loan (as defined below) immediately prior to the related release date over (b) the amount of the Oak Street Defeased Note, (iii) pay for the related lender’s out-of-pocket costs incurred in connection with the partial defeasance, (iv) deliver a REMIC opinion and (v) comply with all other release conditions in the related Oak Street NLP Fund Portfolio Whole Loan documents. With respect to the release of the Mortgaged Properties, (i) if such individual
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Mortgaged Property(ies) being released is less than or equal to 10% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan then the release price must be 105% of the allocated loan amount of each such Mortgaged Property(ies) being released (the “Ten Percent Prepayment Amount”), (ii) if such individual Mortgaged Property(ies) being released is more than 10% but less than or equal to 15% of the original principal balance of Oak Street NLP Fund Portfolio Whole Loan then the release price must be 110% of the allocated loan amount of each such Mortgaged Property(ies) being released (the “Fifteen Percent Prepayment Amount”), (iii) if such individual Mortgaged Property(ies) being released is more than 15% but less than or equal to 20% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan then the release price must be 115% of the allocated loan amount of each such Mortgaged Property(ies) being released (the “Twenty Percent Prepayment Amount”) and (iv) if such individual Mortgaged Property(ies) being released is more than 20% of the original principal balance of the Oak Street NLP Fund Portfolio Whole Loan then the release price must be 125% of the allocated loan amount of each such Mortgaged Property(ies) being released; provided, however, that if the release price for any individual Mortgaged Property will cause the aggregate amount defeased or prepaid to exceed the Ten Percent Prepayment Amount, the Fifteen Percent Prepayment Amount or the Twenty Percent Prepayment Amount, as applicable, then the release price for the applicable Mortgaged Property will equal the product of the (i) allocated loan amount for the applicable Mortgaged Property and (ii) the pro rata weighted average of the release price premiums listed above (the “Oak Street Release Price”).

●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), prior to the defeasance lockout period and in connection with the applicable purchase options held by Save Mart, the borrower has the right to obtain the release of the Save Mart Supermarkets – Jackson, CA Mortgaged Property, the Save Mart Supermarkets – El Cerrito, CA Mortgaged Property and the Save Mart Supermarkets – Modesto, CA Mortgaged Property (collectively, the “Oak Street Purchase Option Properties”), upon the payment of the Oak Street Release Price for the applicable Oak Street Purchase Option Property plus the applicable yield maintenance premium (the “Purchase Option Prepayment”). For the avoidance of doubt, (i) the related borrower is permitted to prepay the principal balance of the Oak Street NLP Fund Portfolio Whole Loan (plus any applicable yield maintenance premium) in excess of the Purchase Option Prepayment for the applicable Oak Street Purchase Option Property in an amount equal to the lesser of (A) the amount necessary such that the total amount prepaid equals 125% of the allocated loan amount for the applicable Oak Street Purchase Option Property and (B) the amount necessary to achieve a debt yield for the remaining Mortgaged Properties that is equal to or greater than the greater of (x) the debt yield of the Mortgaged Properties immediately preceding such release and (y) 14.73%, and (ii) the release of a Save Mart Purchase Option Property after the defeasance lockout date will be consummated as an Oak Street NLP Partial Defeasance Event.
●	With respect to the Oak Street NLP Fund Portfolio Mortgage Loan (2.6%), in the event the related lender has delivered a notice of a non-monetary event of default which relates to an individual Mortgaged Property (the “Oak Street Default Property”) and (i) the related borrower has demonstrated in good faith that it has exercised commercial reasonable efforts to cure such event of default but is unable to do so and (ii) the event of default is not the result of the willful misconduct or bad faith actions of the related borrower and the event of default is related solely to the applicable Oak Street Default Property then the related borrower will be permitted to release the Oak Street Default Property through an Oak Street NLP Partial Defeasance Event, so long as the only continuing event of default will be cured by the release of the Oak Street Default Property.
●	With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (1.6%), at any time after the earlier to occur of (x) December 20, 2026 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to 115% of the allocated loan amount for the individual
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Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio for the remaining Mortgaged Properties is not less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 2.92x and (b) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 45.1%, and (iii) REMIC release requirements are satisfied.

●	With respect to the Pennbrook Portfolio Mortgage Loan (0.9%), the borrower has the right at any time after February 10, 2025 and prior to August 6, 2032 to obtain the release of any individual Mortgaged Property from the lien of the Mortgage Loan; provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.17x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 70.7% and (2) the loan-to-value ratio as of the date immediately preceding such release; and (iii) the REMIC release requirements are satisfied. Notwithstanding the above, the 2027 Pine Street Mortgaged Property, the 750-752 South Martin Street Mortgaged Property and the 902 Spruce Street Mortgaged Property may not be released prior to the release of the 716 South 2nd Street Mortgaged Property and the 716 South Street Mortgaged Property.
●	With respect to the 350 5th St & 372 Baltic St Mortgage Loan (0.7%), the borrowers have the right at any time after March 3, 2025 and prior to September 6, 2032 to obtain the release of any individual Mortgaged Property from the lien of the Mortgage Loan; provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.08x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 69.7% and (2) the loan-to-value ratio as of the date immediately preceding such release; and (iii) the REMIC release requirements are satisfied.
●	With respect to the Southeast MHC Portfolio Mortgage Loan (0.5%), the borrowers have the right at any time after March 10, 2026 and prior to September 10, 2032 to obtain the release of any individual Mortgaged Property from the lien of the Mortgage; provided, among other conditions, (i) the borrowers make a partial prepayment in an amount equal to 125% of the allocated loan amount for such individual Mortgaged Property together with any applicable yield maintenance premium; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.31x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 50.1% and (2) the loan-to-value ratio as of the date immediately preceding such release, (iii) after giving effect to such release (a) the aggregate occupancy rate with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 76.3% and (2) the aggregate occupancy rate of the Mortgaged Properties as of the date immediately preceding such release and (b) the aggregate percentage of borrower owned homes located on occupied pads at the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not more than the lesser of (1) 28.6% and (2) the aggregate percentage of borrower owned homes located on occupied pads at the Mortgaged Properties as of the date immediately preceding such release; and (iv) the REMIC release requirements are satisfied.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or

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Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Escrows

Twenty-seven (27) Mortgage Loans (collectively, 65.2%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-five (25) Mortgage Loans (collectively, 60.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-two (22) Mortgage Loans (collectively, 48.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Fourteen (14) Mortgage Loans (collectively, 44.2%) secured in whole or in part by office, industrial, mixed use and retail properties provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, mixed use and retail properties only.

Four (4) Mortgage Loans (collectively, 6.2%) provides for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

The Showboat Hotel and Stoney Creek Hotel Portfolio Mortgage Loans (collectively, 4.4%) require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loans and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

With respect to the 575 Broadway Mortgage Loan (3.4%), at origination, the borrower delivered a letter of credit to the lender which serves as additional collateral for the Mortgage Loan, in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the ground lease.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	17	$531,994,873	62.6%
Springing Cash Management	14	195,064,066	23.0
Hard/In-Place Cash Management	4	67,800,000	8.0
Hard (Commercial) / Soft (Multifamily) / In Place Cash Management	1	54,500,000	6.4
Total:	36	$849,358,939	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account
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controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. In some cases, upon the occurrence of a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Societe Generale Financial Corporation—Societe Generale Financial Corporation’s Underwriting Standards”; “—Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC—Argentic’s Underwriting Guidelines and Processes”; “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”; “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”; “—LMF Commercial, LLC—LMF’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; and “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
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●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt

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yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Pacific Design Center	$65,000,000	$ 50,000,000	50.7%	1.72x	11.6%	Yes	Yes
Rialto Industrial	$48,000,000	$ 19,000,000	70.0%	1.10x	8.5%	Yes	Yes
Gateway One	$22,750,000	N/A	60.0%	2.18x	12.9%	Yes	Yes
Pennbrook Portfolio	$7,580,000	N/A	70.7%	1.17x	N/A	Yes	Yes
350 5th St & 372 Baltic St	$6,275,000	N/A	69.7%	1.08x	N/A	Yes	Yes
566 7th Street	$5,900,000	N/A	72.4%	1.16x	N/A	Yes	Yes
60 Diamond Street	$2,800,000	N/A	61.5%	1.18x	N/A	Yes	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to Gloucester Premium Outlets Mortgage Loan (5.9%), the related Mortgage Loan documents permit future additional debt secured by the Mortgaged Property. Subject to the related lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery
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of a rating agency confirmation, the related borrower is permitted to enter into a Property-Assessed Clean Energy loan for an amount not to exceed $5,000,000.

●	With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%) and the Green Acres Mortgage Loan (5.5%), each of the Mortgage Loan documents permits the borrowers to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the lender’s approval or delivery of a rating agency confirmation.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s Property Assessed Clean Energy (“PACE”) statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. For example:

●	With respect to the Green Acres Mortgage Loan (5.5%), the Mortgage Loan documents permit The Macerich Partnership, L.P. (“Macerich”), the guarantor, to remain as a borrower in a $525 million secured revolving credit facility under which Deutsche Bank AG New York Branch and Goldman Sachs USA are secured parties. Macerich, which owns 100% of the membership interests in Green Acres Adjacent LLC (“Green Acres”), a borrower, has pledged its membership interests in Green Acres as collateral for such secured revolving credit facility. In addition, the related Mortgage Loan documents permit certain other pledges and issuances of preferred equity by or in certain entities that directly or indirectly hold ownership interests in the borrowers.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”. In addition, certain borrowers may have obtained Paycheck Protection Program loans.

The Whole Loans

General

Each of the Scottsdale Fashion Square, Pacific Design Center, Gloucester Premium Outlets, Rialto Industrial, Green Acres, South Lake at Dulles, Brandywine Strategic Office Portfolio, 100 Jefferson Road, Sentinel Square II, 575 Broadway, Latitude at South Portland, The Showboat Hotel, Oak Street NLP Fund

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Portfolio, Stoney Creek Hotel Portfolio and Orizon Aerostructures Mortgage Loans is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“A/B Whole Loan” means any Non-Serviced A/B Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan” means the Pacific Design Center Whole Loan and the Oak Street NLP Fund Portfolio Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” above.

“Non-Serviced Special Servicer” means with respect to any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced A/B Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

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“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder
Scottsdale Fashion Square	Non-Serviced	Note A-1-S1	Control	$250,000,000	SCOTT 2023-SFS
		Note A-1-S2	Control	$250,000,000	SCOTT 2023-SFS
		Note A-1-C1	Non-Control	$25,000,000	Benchmark 2023-B38(2)
		Note A-1-C2	Non-Control	$24,000,000	Benchmark 2023-B38(2)
		Note A-1-C3	Non-Control	$26,000,000	Goldman Sachs Bank USA
		Note A-1-C4	Non-Control	$25,000,000	Goldman Sachs Bank USA
		Note A-2-C1	Non-Control	$40,000,000	BBCMS 2023-C19
		Note A-2-C2	Non-Control	$30,000,000	DBR Investments Co. Limited
		Note A-2-C3-1	Non-Control	$25,000,000	BBCMS 2023-C19
		Note A-2-C3-2	Non-Control	$5,000,000	DBR Investments Co. Limited

Pacific Design Center	Non-Serviced(2)	Note A-1	Non-Control	$65,600,000	Benchmark 2023-B38(2)
		Note A-2	Non-Control	$34,400,000	Goldman Sachs Bank USA
		Note A-3	Non-Control	$30,000,000	Goldman Sachs Bank USA
		Note A-4	Non-Control	$40,000,000	BBCMS 2023-C19
		Note A-5	Non-Control	$15,000,000	AREF or an affiliate
		Note A-6	Non-Control	$10,000,000	AREF or an affiliate
		Note A-7	Non-Control	$10,000,000	AREF or an affiliate
		Note A-8	Non-Control	$25,000,000	BBCMS 2023-C19
		Note A-9	Non-Control	$15,000,000	Bank of Montreal
		Note B	Control	$20,000,000	Benchmark 2023-B38(2)

Gloucester Premium Outlets	Serviced	Note A-1-1	Control	$36,666,667	BBCMS 2023-C19
		Note A-1-2	Non-Control	$18,333,333	Barclays or an affiliate
		Note A-2-1	Non-Control	$13,333,333	BBCMS 2023-C19
		Note A-2-2	Non-Control	$6,666,667	SGFC

Rialto Industrial	Non-Serviced(3)	Note A-1	Non-Control	$65,000,000	BBCMS 2022-C18

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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

		Note A-2	Non-Control	$30,000,000	BMO 2023-C4
		Note A-3-1	Non-Control	$25,000,000	BBCMS 2023-C19
		Note A-3-2	Non-Control	$5,000,000	AREF or an affiliate
		Note A-4	Control	$25,000,000	AREF or an affiliate
		Note A-5	Non-Control	$20,000,000	BBCMS 2023-C19
		Note A-6	Non-Control	$5,000,000	BMO 2023-C4
		Note A-7	Non-Control	$3,000,000	BBCMS 2023-C19
		Note A-8	Non-Control	$3,000,000	BBCMS 2022-C18

Green Acres	Non-Serviced(4)	Note A-1	Control	$36,000,000	Goldman Sachs Bank USA
		Note A-2	Non-Control	$31,500,000	FIVE 2023-V1
		Note A-3	Non-Control	$32,500,000	Benchmark 2023-B38(2)
		Note A-4	Non-Control	$24,000,000	Bank of Montreal
		Note A-5	Non-Control	$21,500,000	BBCMS 2023-C19
		Note A-6	Non-Control	$20,000,000	BMO 2023-C4
		Note A-7	Non-Control	$18,500,000	FIVE 2023-V1
		Note A-8	Non-Control	$6,000,000	BMO 2023-C4
		Note A-9	Non-Control	$50,000,000	BANK5 2023-5YR1(5)
		Note A-10	Non-Control	$20,000,000	BANK 2023-BNK45
		Note A-11	Non-Control	$10,000,000	BANK5 2023-5YR1(5)
		Note A-12	Non-Control	$10,000,000	BANK5 2023-5YR1(5)
		Note A-13-1	Non-Control	$25,000,000	BBCMS 2023-C19
		Note A-13-2	Non-Control	$5,000,000	DBR Investments Co. Limited
		Note A-14	Non-Control	$25,000,000	FIVE 2023-V1
		Note A-15-1	Non-Control	$17,500,000	Benchmark 2023-B38(2)
		Note A-15-2	Non-Control	$2,500,000	DBR Investments Co. Limited
		Note A-16	Non-Control	$15,000,000	DBR Investments Co. Limited

South Lake at Dulles	Serviced	Note A-1	Control	$40,000,000	BBCMS 2023-C19
		Note A-2	Non-Control	$10,500,000	SGFC
		Note A-3	Non-Control	$10,000,000	SGFC

Brandywine Strategic Office Portfolio	Non-Serviced	Note A-1-1	Control	$47,000,000	FIVE 2023-V1
		Note A-1-2	Non-Control	$23,000,000	BBCMS 2023-C19
		Note A-2	Non-Control	$15,750,001	BBCMS 2023-C19
		Note A-3	Non-Control	$25,000,000	BANK 2023-BNK45
		Note A-4	Non-Control	$18,083,333	Bank of America, N.A.
		Note A-5	Non-Control	$10,000,000	Bank of America, N.A.
		Note A-6	Non-Control	$25,000,000	BANK 2023-BNK45
		Note A-7	Non-Control	$18,083,333	Wells Fargo Bank, National Association
		Note A-8	Non-Control	$10,000,000	Wells Fargo Bank, National Association
		Note A-9	Non-Control	$20,000,000	FIVE 2023-V1
		Note A-10	Non-Control	$20,000,000	Citi Real Estate Funding Inc.
		Note A-11-1	Non-Control	$8,000,000	FIVE 2023-V1
		Note A-11-2	Non-Control	$5,083,333	Citi Real Estate Funding Inc.
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note(1)	Original Principal Balance	Note Holder

100 Jefferson Road	Non-Serviced(6)	Note A-1	Non-Control	$30,000,000	Benchmark 2023-B38(2)
		Note A-2	Control	$29,500,000	AREF or an affiliate
		Note A-3	Non-Control	$29,500,000	BBCMS 2023-C19
		Note A-4	Non-Control	$8,500,000	BBCMS 2023-C19

Sentinel Square II	Non-Serviced	Note A-1-1	Non-Control	$30,000,000	BBCMS 2023-C19
		Note A-1-2	Non-Control	$10,000,000	Benchmark 2023-B38(2)
		Note A-2	Control	$25,000,000	FIVE 2023-V1
		Note A-3	Non-Control	$25,000,000	FIVE 2023-V1
		Note A-4	Non-Control	$14,000,000	FIVE 2023-V1

575 Broadway	Non-Serviced	Note A-1-1	Non-Control	$26,000,000	BMO 2023-C4
		Note A-1-2	Non-Control	$14,000,000	FIVE 2023-V1
		Note A-2	Control	$23,700,000	FIVE 2023-V1
		Note A-3	Non-Control	$28,700,000	BBCMS 2023-C19
		Note A-4	Non-Control	$20,000,000	BANK5 2023-5YR1(5)
		Note A-5	Non-Control	$15,000,000	BANK5 2023-5YR1(5)

Latitude at South Portland	Serviced	Note A-1	Non-Control	$27,000,000	BMO 2023-C4
		Note A-2	Control	$28,192,000	BBCMS 2023-C19

The Showboat Hotel	Non-Serviced	Note A-1	Control	$24,750,000	BBCMS 2022-C18
		Note A-2-1	Non-Control	$11,875,000	BBCMS 2023-C19
		Note A-2-2	Non-Control	$11,875,000	BBCMS 2023-C19

Oak Street NLP Fund Portfolio	Non-Serviced	Note A-1	Control	$123,500,000	OAKST 2023-NLP
		Note A-2	Non-Control	$50,000,000	BANK5 2023-5YR1(5)
		Note A-3	Non-Control	$27,500,000	BANK5 2023-5YR1(5)
		Note A-4	Non-Control	$20,000,000	BANK5 2023-5YR1(5)
		Note A-5	Non-Control	$66,500,000	OAKST 2023-NLP
		Note A-6	Non-Control	$30,000,000	KeyBank National Association
		Note A-7	Non-Control	$22,500,000	BBCMS 2023-C19
		Note B-1	Non-Control	$55,250,000	OAKST 2023-NLP
		Note B-2	Non-Control	$29,750,000	OAKST 2023-NLP

Stoney Creek Hotel Portfolio	Non-Serviced	Note A-1	Control	$17,000,000	BMO 2023-C4
		Note A-2	Non-Control	$13,900,000	BBCMS 2023-C19

Orizon Aerostructures	Non-Serviced(7)	Note A-1	Non-Control	$27,000,000	BMO 2023-C4
		Note A-2	Non-Control	$8,000,000	Bank of Montreal
		Note A-3	Non-Control	$11,500,000	BBCMS 2023-C19
		Note A-4	Non-Control	$8,500,000	Bank of Montreal
		Note A-5	Control	$6,095,000	Bank of Montreal

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(1)	With respect to the A/B Whole Loans, the initial Control Note may become a Non-Control Note if a control appraisal period has occurred and is continuing with respect to the related A/B Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans”.
(2)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(3)	The Rialto Industrial Whole Loan will be initially serviced under the BBCMS 2022-C18 PSA. From and after the securitization of the related controlling note, the Rialto Industrial Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.
(4)	The Green Acres Whole Loan will be initially serviced under the BMO 2023-C4 PSA. From and after the securitization of the related controlling note, the Green Acres Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.
(5)	The BANK5 2023-5YR1 securitization is expected to close on or about April 19, 2023.
(6)	The 100 Jefferson Road Whole Loan will be initially serviced under the Benchmark 2023-B38 PSA. From and after the securitization of the related controlling note, the 100 Jefferson Road Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.
(7)	The Orizon Aerostructures Whole Loan will be initially serviced under the BMO 2023-C4 PSA. From and after the securitization of the related controlling note, the Orizon Aerostructures Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).
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With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

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If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
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●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect

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of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-

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Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loans

The Pacific Design Center Whole Loan

General

The Pacific Design Center Mortgage Loan (7.7%) is part of the Pacific Design Center Whole Loan (as defined below) comprised of ten promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Pacific Design Center Mortgaged Property”).

The Pacific Design Center Mortgage Loan is evidenced by:

(i) two senior promissory notes designated as Note A-4 with a Cut-off Date Balance of $40,000,000 and Note A-8 with a Cut-off Date Balance of $25,000,000 (together, the “Pacific Design Center Mortgage Loan”), evidencing the Pacific Design Center Mortgage Loan, that will be deposited into the issuing entity;

(ii) seven senior promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-5, Note A-6, Note A-7 and Note A-9, having an aggregate Cut-off Date Balance of $180,000,000 (collectively, the “Pacific Design Center Pari Passu Companion Loans” and, together with the Pacific Design Center Mortgage Loan, the “Pacific Design Center Senior Notes”) (the holders of such Pacific Design Center Senior Notes, the “Pacific Design Center Senior Note Holders”), that will not be included in the issuing entity; and

(iii) one promissory note designated as Note B, having a Cut-off Date Balance of $20,000,000 (the “Pacific Design Center Subordinate Loan”, and the holder thereof, the “Pacific Design Center Subordinate Loan Holder”), that will not be included in the issuing entity.

The Pacific Design Center Mortgage Loan, the Pacific Design Center Pari Passu Companion Loans and the Pacific Design Center Subordinate Loan are collectively referred to in this prospectus as the Pacific Design Center Whole Loan (the “Pacific Design Center Whole Loan”).

The rights of the issuing entity as the holder of the Pacific Design Center Mortgage Loan, the rights of the holders of the Pacific Design Center Pari Passu Companion Loans and the rights of the holder of the Pacific Design Center Subordinate Loan are subject to a Co-Lender Agreement (the “Pacific Design Center Co-Lender Agreement”). The following summaries describe certain provisions of the Pacific Design Center Co-Lender Agreement.

Servicing

The Pacific Design Center Whole Loan will be serviced pursuant to the Pacific Design Center Co-Lender Agreement and in accordance with the terms of the Benchmark 2023-B38 pooling and servicing agreement.

For so long as the holder of the Pacific Design Center Subordinate Loan or its representative is the Pacific Design Center Directing Holder (as defined below), the holder of the Pacific Design Center

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Subordinate Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the Pacific Design Center Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the Pacific Design Center Co-Lender Agreement, the Pacific Design Center Subordinate Loan Holder has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The Pacific Design Center Co-Lender Agreement sets forth the respective rights of the holders of the Pacific Design Center Mortgage Loan, the Pacific Design Center Pari Passu Companion Loans and the Pacific Design Center Subordinate Loan with respect to distributions of funds received in respect of the Pacific Design Center Whole Loan, and provides, in general, that:

●	the Pacific Design Center Subordinate Loan is, generally, at all times, junior, subject and subordinate to the Pacific Design Center Senior Notes and the right of each holder of the Pacific Design Center Senior Notes to receive payments with respect to the Pacific Design Center Whole Loan; and
●	if no Pacific Design Center Sequential Pay Event (as defined below) has occurred and is continuing with respect to the Pacific Design Center Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the Pacific Design Center Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the Pacific Design Center Senior Notes pro rata to each holder of a Pacific Design Center Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, in an amount equal to its respective senior note percentage interest of principal payments received, if any, with respect to the related monthly payment date with respect to the Pacific Design Center Whole Loan, until their principal balances have been reduced to zero;

third, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Pacific Design Center Senior Note, including any recovered costs not previously reimbursed to such noteholder (or paid or advanced by the master servicer or the special servicer on its behalf and not previously paid or reimbursed) with respect to the Pacific Design Center Whole Loan pursuant to the Pacific Design Center Co-Lender Agreement or the Pooling and Servicing Agreement;

fourth, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the relative spread of such note, as applicable, and (iii) any prepayment premium to the extent paid by the related borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, and as a result of a workout, the principal balance of the Pacific Design Center Senior Notes has been reduced, such excess amount to be paid to the holders of the Pacific Design Center Senior Notes, pro rata, in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the related senior note rate, as applicable;

sixth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Pacific Design Center Subordinate Loan at the net subordinate note rate;

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seventh, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the percentage interest of principal payments of the Pacific Design Center Subordinate Loan received, if any, with respect to such monthly payment date with respect to the Pacific Design Center Whole Loan, until the principal balance of the Pacific Design Center Subordinate Loan has been reduced to zero;

eighth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the Pacific Design Center Subordinate Loan relative spread and (iii) any prepayment premium to the extent paid by the related borrower;

ninth, to the extent the Pacific Design Center Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the Pacific Design Center Co-Lender Agreement, to reimburse the Pacific Design Center Subordinate Loan Holder for all such cure payments;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a workout, the principal balance of the Pacific Design Center Subordinate Loan has been reduced, such excess amount to be paid to the Pacific Design Center Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer (in each case, provided that such reimbursements or payments relate to the Pacific Design Center Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder, pro rata based on their respective percentage interests; and

twelfth, if any excess amount is available to be distributed in respect of the Pacific Design Center Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder in accordance with their respective initial percentage interests.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the Pacific Design Center Whole Loan, (ii) any other event of default for which the Pacific Design Center Whole Loan is actually accelerated, (iii) any other event of default which causes the Pacific Design Center Whole Loan to become a specially serviced loan, or (iv) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the Pacific Design Center Sequential Pay Event has not been cured (including any cure payment made by the Pacific Design Center Directing Holder in accordance with the Pacific Design Center Co-Lender Agreement) (as described below under “—Cure Rights”) (each, a “Pacific Design Center Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the Pacific Design Center Whole Loan pro rata to each holder of a Pacific Design Center Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of a Pacific Design Center Senior Note, in an amount equal to all principal payments, pro rata, based on their outstanding principal balances, until their principal balances have been reduced to zero;

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third, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder of a Pacific Design Center Senior Note, including any recovered costs not previously reimbursed to such noteholder (or paid or advanced by the master servicer or the special servicer on its behalf and not previously paid or reimbursed) with respect to the Pacific Design Center Whole Loan pursuant to the Pacific Design Center Co-Lender Agreement or the Pooling and Servicing Agreement;

fourth, to each holder of a Pacific Design Center Senior Note on a pro rata and pari passu basis, in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the relative spread of such note, as applicable, and (iii) any prepayment premium to the extent paid by the related borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, and as a result of a workout, the principal balance of the Pacific Design Center Senior Notes has been reduced, such excess amount to be paid to the holders of the Pacific Design Center Senior Notes, pro rata, in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the applicable senior note rate;

sixth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the Pacific Design Center Subordinate Loan principal balance at the net subordinate note rate;

seventh, to the Pacific Design Center Subordinate Loan Holder in an amount equal to all amounts allocated as principal on the Pacific Design Center Whole Loan with respect to such monthly payment date, until the principal balance of the Pacific Design Center Subordinate Loan has been reduced to zero;

eighth, to the Pacific Design Center Subordinate Loan Holder in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the Pacific Design Center Subordinate Loan relative spread and (iii) any prepayment premium to the extent paid by the related borrower;

ninth, to the extent the Pacific Design Center Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the Pacific Design Center Co-Lender Agreement, to reimburse the Pacific Design Center Subordinate Loan Holder for all such cure payments;

tenth, if the proceeds of any foreclosure sale or any liquidation of the Pacific Design Center Whole Loan or the Pacific Design Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a workout, the principal balance of the Pacific Design Center Subordinate Loan has been reduced, such excess amount to be paid to the Pacific Design Center Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer (in each case, provided that such reimbursements or payments relate to the Pacific Design Center Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder, pro rata based on their respective percentage interests; and

twelfth, if any excess amount is available to be distributed in respect of the Pacific Design Center Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the Pacific Design Center Senior Note Holders and the Pacific Design Center Subordinate Loan Holder in accordance with their respective initial percentage interests.

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Consultation and Control

For so long as the Pacific Design Center Subordinate Loan Holder is the Pacific Design Center Directing Holder, the master servicer and special servicer will be required to request the written consent of the Pacific Design Center Directing Holder (as defined below) (or its representative) before implementing any of the following Pacific Design Center Major Decisions with respect to the Pacific Design Center Whole Loan (each of the following, a “Pacific Design Center Major Decision”; provided that, upon the securitization of promissory note A-1, Pacific Design Center Major Decision will have the meaning given to the term “Major Decision” or an analogous term in the pooling and servicing agreement for such future securitization):

(i) any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO property) of the ownership of the property or properties securing the Pacific Design Center Whole Loan if it comes into and continues in default;

(ii) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Pacific Design Center Whole Loan or any extension of the maturity date of the Pacific Design Center Whole Loan;

(iii) following a default or an event of default with respect to the Pacific Design Center Whole Loan, any exercise of remedies, including the acceleration of the Pacific Design Center Whole Loan or initiation of any proceedings, judicial or otherwise, under the related loan documents or any acquisition of the Pacific Design Center Whole Loan or any interest therein by foreclosure, deed-in-lieu of foreclosure, settlement or otherwise;

(iv) any sale of the Pacific Design Center Whole Loan when it is a Defaulted Loan (as defined in accordance with the Pacific Design Center Co-Lender Agreement) or REO property for less than the applicable Purchase Price (as defined in accordance with the Pacific Design Center Co-Lender Agreement);

(v) any determination to bring the Pacific Design Center Mortgaged Property or an REO property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in accordance with the Pacific Design Center Co-Lender Agreement) located at the Pacific Design Center Mortgaged Property or an REO property;

(vi) any release of material collateral or any acceptance of substitute or additional collateral for the Pacific Design Center Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related loan documents and for which there is no lender discretion;

(vii) any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Pacific Design Center Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Pacific Design Center Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii) any transfer of the Pacific Design Center Mortgaged Property or any portion of the Pacific Design Center Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower to the extent the lender’s consent under the loan documents is required, except a permitted transfer or as expressly permitted by the loan documents and for which there is no mortgage lender discretion or in connection with a pending or threatened condemnation;

(ix) any incurrence of additional debt by a borrower or any mezzanine financing by any direct or indirect beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related loan documents);

(x) any adoption or implementation of the annual budget for which mortgage lender consent is required under the loan documents;

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(xi) any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Pacific Design Center Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(xii) any property management company changes or modifications, waivers or amendments to any management agreement, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent to or approve such changes under the related loan documents);

(xiii) releases of (i) any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves or (ii) any other letters of credit held as additional collateral for the Pacific Design Center Whole Loan, in each case, other than those required pursuant to the specific terms of the related loan documents and for which there is no lender discretion;

(xiv) any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Pacific Design Center Whole Loan other than pursuant to the specific terms of the Pacific Design Center Whole Loan and for which there is no lender discretion;

(xv) any determination of an Acceptable Insurance Default (as defined in accordance with the Pacific Design Center Co-Lender Agreement);

(xvi) any proposed modification or waiver of any provision of the loan documents with respect to the Pacific Design Center Whole Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;

(xvii) approval of material casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by the Pacific Design Center Whole Loan rather than to the restoration of the Pacific Design Center Mortgaged Property, other than, in each case, to the extent the lender has no approval right pursuant to the specific terms of the Pacific Design Center Whole Loan;

(xviii) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower or the Pacific Design Center Mortgaged Property;

(xix) any determination by the master servicer to transfer the Pacific Design Center Whole Loan to the special servicer under certain circumstances described in the Pacific Design Center Co-Lender Agreement;

(xx) any approval of waivers regarding the receipt of financial statements (other than immaterial timing waivers); or

(xxi) any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Pacific Design Center Mortgaged Property if it would be a Major Lease (as defined in the related loan documents).

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the Pacific Design Center Directing Holder (or its representative) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Pacific Design Center Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Pacific Design Center Whole Loan, or materially

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expand the scope of any of such master servicer’s or special servicer’s, as applicable, responsibilities under the Pacific Design Center Co-Lender Agreement or the Pooling and Servicing Agreement.

The Directing Certificateholder

The controlling noteholder (the “Pacific Design Center Directing Holder”) under the Pacific Design Center Co-Lender Agreement, as of any date of determination, is:

●	the Pacific Design Center Subordinate Loan Holder unless a Pacific Design Center Subordinate Loan Control Appraisal Period has occurred and is continuing; or
●	if a Pacific Design Center Subordinate Loan Control Appraisal Period has occurred and is continuing, the holder of promissory note A-1;
●	provided that, if the Pacific Design Center Subordinate Loan Holder would be the Pacific Design Center Directing Holder pursuant to the terms of the Pacific Design Center Co-Lender Agreement, but any interest in Pacific Design Center Subordinate Loan is held by the related borrower or a borrower related party, or the related borrower or borrower related party would otherwise be entitled to exercise the rights of the Pacific Design Center Directing Holder, a Pacific Design Center Subordinate Loan Control Appraisal Period will be deemed to have occurred.

A “Pacific Design Center Subordinate Loan Control Appraisal Period” will exist with respect to the Pacific Design Center Whole Loan, if and for so long as: (a) the sum of (1) the initial unpaid principal balance of the Pacific Design Center Subordinate Loan together with any Pacific Design Center Threshold Event Collateral minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Pacific Design Center Subordinate Loan, (y) any appraisal reduction amount for the Pacific Design Center Whole Loan that is allocated to the Pacific Design Center Subordinate Loan in accordance with the terms of the Pooling and Servicing Agreement and (z) any losses realized with respect to the Pacific Design Center Mortgaged Property or the Pacific Design Center Whole Loan that are allocated to the Pacific Design Center Subordinate Loan, is less than 25% of the remainder of (i) the initial unpaid principal balance of the Pacific Design Center Subordinate Loan minus (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Pacific Design Center Subordinate Loan Holder; or (b) any interest in the Pacific Design Center Subordinate Loan is held by the related borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Pacific Design Center Directing Holder.

The Pacific Design Center Subordinate Loan Holder is entitled to avoid a Pacific Design Center Subordinate Loan Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions (which must be completed within 30 days of the receipt of a third party appraisal that indicates such Pacific Design Center Subordinate Loan Control Appraisal Period has occurred), including without limitation, (i) delivery of additional collateral in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Pacific Design Center Co-Lender Agreement (either (x) or (y), the “Pacific Design Center Threshold Event Collateral”) and (ii) the Pacific Design Center Threshold Event Collateral is an amount which, when added to the appraised value of the Pacific Design Center Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable Pacific Design Center Subordinate Loan Control Appraisal Period not to occur.

Cure Rights

Prior to a Pacific Design Center Subordinate Loan Control Appraisal Period, in the event that the related borrower fails to make any payment of principal or interest on the Pacific Design Center Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the Pacific Design Center Whole Loan, the Pacific Design Center Subordinate Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the Pacific Design Center Co-

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Lender Agreement. The Pacific Design Center Subordinate Loan Holder’s right to cure a monetary default or non-monetary default will be limited to 6 cures over the life of the Pacific Design Center Whole Loan, and no single cure may exceed 4 consecutive months. If the Pacific Design Center Subordinate Loan Holder elects to cure an event of default, it must cure any monetary event of default within 7 business days of receipt of notice of such cure option from the master servicer or special servicer, as applicable, and must cure any non-monetary event of default by the later of (i) the expiration of the applicable cure period under the Pacific Design Center Whole Loan and (ii) 10 business days from the receipt of notice of such cure option from the master servicer or special servicer, as applicable (which non-monetary default cure period may be extended up to an additional 90 days if certain conditions set forth in the Pacific Design Center Co-Lender Agreement are satisfied).

So long as a monetary event of default exists for which a cure payment is permitted to be made under the Pacific Design Center Co-Lender Agreement, neither the master servicer nor the special servicer will be permitted to treat such default as an event of default (including for purposes of (i) the definition of “Sequential Pay Event” under the Pacific Design Center Co-Lender Agreement, (ii) accelerating the Pacific Design Center Whole Loan, modifying, amending or waiving any provisions of the related loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Pacific Design Center Mortgaged Property, or (iii) treating the Pacific Design Center Whole Loan as a specially serviced loan).

Purchase Option

If an event of default with respect to the Pacific Design Center Whole Loan has occurred and is continuing, then, upon written notice from the Pacific Design Center Subordinate Loan Holder (“Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase the Pacific Design Center Senior Notes for the applicable purchase price provided in the Pacific Design Center Co-Lender Agreement on a date not more than 60 days after the date of the Note Holder Purchase Option Notice.

The right of the Pacific Design Center Subordinate Loan Holder to purchase the Pacific Design Center Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Pacific Design Center Mortgaged Property (and the special servicer is required to give the Pacific Design Center Subordinate Loan Holder 10 business days’ notice of its intent with respect to any such action). If the special servicer intends to accept a deed in lieu of foreclosure, it will be required to deliver a notice to the Pacific Design Center Subordinate Loan Holder of such transfer and the Pacific Design Center Subordinate Loan Holder will have the option, within 10 business days from the date it receives such notice, to deliver written notice to the special servicer of its intent to purchase the Pacific Design Center Senior Notes and to consummate the purchase option on a date no later than 30 days from the day it received the notice.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Pacific Design Center Co-Lender Agreement and the Pooling and Servicing Agreement, if an event of default has occurred and is continuing, and if the special servicer determines to sell the Pacific Design Center Senior Notes, then in connection with any such sale, the special servicer will be required to follow the procedures set forth in the Pacific Design Center Co-Lender Agreement and the Pooling and Servicing Agreement, including the provision that requires 15 business days’ prior written notice to the Pacific Design Center Senior Note Holders (other than the holder of promissory note A-1) of the special servicer’s intention to sell the Pacific Design Center Senior Notes. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

In accordance with the Pacific Design Center Co-Lender Agreement and the Pooling and Servicing Agreement, the Pacific Design Center Directing Holder (or its representative) will have the right, with or without cause, upon at least 10 business days’ prior notice to the special servicer, to replace the special
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servicer then acting with respect to the Pacific Design Center Whole Loan and appoint a replacement special servicer in lieu thereof. Such appointment and replacement will be at the expense of the Pacific Design Center Directing Holder (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated special servicer).

The Oak Street NLP Fund Portfolio Whole Loan

General

The Oak Street NLP Fund Portfolio Mortgage Loan (2.6%) is part of a Whole Loan evidenced by nine promissory notes, each of which is secured by the same mortgage instrument on the same Mortgaged Properties, with an aggregate initial principal amount of $425,000,000. Note A-7, with an aggregate initial principal balance of $22,500,000, will be deposited into this securitization (the “Oak Street NLP Fund Portfolio Mortgage Loan”).

The Oak Street NLP Fund Portfolio Whole Loan (as defined below) is evidenced by (i) the Oak Street NLP Fund Portfolio Mortgage Loan, (ii) six senior promissory notes (the “Oak Street NLP Fund Portfolio Pari Passu Companion Loans” and, together with the Oak Street NLP Fund Portfolio Mortgage Loan, the “Oak Street NLP Fund Portfolio Senior Notes”), which have an aggregate initial principal balance of $340,000,000 and (iii) two subordinate promissory notes, Notes B-1 and B-2 (the “Oak Street NLP Fund Portfolio Subordinate Companion Loans” and, together with the Oak Street NLP Fund Portfolio Pari Passu Companion Loans, the “Oak Street NLP Fund Portfolio Companion Loans”), which have an aggregate initial principal balance of $85,000,000. The Oak Street NLP Fund Portfolio Senior Notes are generally pari passu in right of payment with each other, and the Oak Street NLP Fund Portfolio Subordinate Companion Loans are generally subordinate in right of payment to the Oak Street NLP Fund Portfolio Senior Notes.

Only the Oak Street NLP Fund Portfolio Mortgage Loan is included in the Trust. The current holders of the notes evidencing the Oak Street NLP Fund Portfolio Whole Loan are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

The Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loans are collectively referred to in this prospectus as the “Oak Street NLP Fund Portfolio Whole Loan”. The rights of the holders of the promissory notes evidencing the Oak Street NLP Fund Portfolio Whole Loan (the “Oak Street NLP Fund Portfolio Noteholders”) are subject to an intercreditor agreement (the “Oak Street NLP Fund Portfolio Co-Lender Agreement”). The Oak Street NLP Fund Portfolio Whole Loan will be serviced and administered pursuant to the trust and servicing agreement governing the OAKST 2023-NLP securitization (the “OAKST 2023-NLP TSA”) and the Oak Street NLP Fund Portfolio Co-Lender Agreement. The following summaries describe certain provisions of the Oak Street NLP Fund Portfolio Co-Lender Agreement.

Servicing

The Oak Street NLP Fund Portfolio Whole Loan (including the Oak Street NLP Fund Portfolio Mortgage Loan) and any related REO Property are serviced pursuant to the terms of the OAKST 2023-NLP TSA by KeyBank National Association, as servicer (the “Oak Street NLP Fund Portfolio Servicer”), and, if necessary, Situs Holdings, LLC, as special servicer (the “Oak Street NLP Fund Portfolio Special Servicer”), which governs the terms of the OAKST 2023-NLP securitization into which each of the Oak Street NLP Fund Portfolio Pari Passu Companion Loans evidenced by Notes A-1 and A-5 and the Oak Street NLP Fund Portfolio Subordinate Companion Loans were deposited, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Oak Street NLP Fund Portfolio Co-Lender Agreement. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Distributions

The Oak Street NLP Fund Portfolio Co-Lender Agreement provides, in general, that (i) each Oak Street NLP Fund Portfolio Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other Oak Street NLP Fund Portfolio Senior Note and (ii) the Oak Street NLP Fund Portfolio Subordinate Companion Loans and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Oak Street NLP Fund Portfolio Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments Prior to an Event of Default

Prior to the occurrence and continuance of an event of default with respect to the Oak Street NLP Fund Portfolio Whole Loan, any collections received in respect of the Oak Street NLP Fund Portfolio Whole Loan or related Mortgaged Property will be applied to the Oak Street NLP Fund Portfolio Mortgage Loan, the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loans in accordance with Oak Street NLP Fund Portfolio mortgage loan agreement. Accordingly, subject to the right of the Oak Street NLP Fund Portfolio Servicer, the Oak Street NLP Fund Portfolio Special Servicer, the trustee and the certificate administrator under the OAKST 2023-NLP TSA to be reimbursed for any unanticipated trust fund expenses in accordance with the OAKST 2023-NLP TSA, the monthly debt service payment on the Oak Street NLP Fund Portfolio Whole Loan will be applied: first, to the payment of interest due and payable on the Oak Street NLP Fund Portfolio Senior Notes, pro rata and pari passu; second, to the payment of interest due and payable on each of the Oak Street NLP Fund Portfolio Subordinate Companion Loans, pro rata and pari passu; third, to the reduction of the outstanding principal balance of each of the Oak Street NLP Fund Portfolio Senior Notes, pro rata and pari passu, until the outstanding principal balance of each such Oak Street NLP Fund Portfolio Senior Note is reduced to zero; and fourth, to the reduction of the outstanding principal balance of Oak Street NLP Fund Portfolio Subordinate Companion Loans, pro rata and pari passu, until the outstanding principal balance of each such Oak Street NLP Fund Portfolio Subordinate Companion Loan is reduced to zero.

Application of Payments After an Event of Default

Following the occurrence and during the continuance of an event of default with respect to the Oak Street NLP Fund Portfolio Whole Loan, payments and proceeds with respect to the Oak Street NLP Fund Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●	first, to provide reimbursement to the Oak Street NLP Fund Portfolio Servicer and the trustee under the OAKST 2023-NLP TSA (the “Oak Street NLP Fund Portfolio Trustee”) for any nonrecoverable servicing advances and administrative advances and any interest thereon;
●	second, to provide reimbursement to holders of the Oak Street NLP Fund Portfolio Senior Notes for any nonrecoverable monthly debt service advances and interest thereon on the Oak Street NLP Fund Portfolio Senior Notes, on a pari passu and pro rata basis, then to provide reimbursement to holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans for any nonrecoverable monthly debt service advances and interest thereon on the Oak Street NLP Fund Portfolio Subordinate Companion Loans, on a pari passu and pro rata basis;
●	third, to provide reimbursement to the Oak Street NLP Fund Portfolio Servicer and Oak Street NLP Fund Portfolio Trustee, as applicable, for any servicing advances and administrative advances plus any interest thereon and any trust fund expenses;
●	fourth, to the holders of the Oak Street NLP Fund Portfolio Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;
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●	fifth, to the holders of the Oak Street NLP Fund Portfolio Senior Notes on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt service advances;
●	sixth, to the holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest (other than default interest) on the outstanding principal of their respective notes;
●	seventh, to the holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on monthly debt services advances on the Oak Street NLP Fund Portfolio Subordinate Companion Loans;
●	eighth, to the holders of the Oak Street NLP Fund Portfolio Senior Notes, payments of principal, on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;
●	ninth, to the holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans, payments of principal on a pro rata and pari passu basis, based on their outstanding principal balances, until their principal balances have been reduced to zero;
●	tenth, to pay the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer any amounts to be applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items;
●	eleventh, to fund any other reserves to the extent then required to be held in escrow;
●	twelfth, to pay to the holders of the Oak Street NLP Fund Portfolio Senior Notes any yield maintenance or other prepayment premium then due and payable to the holders of the Oak Street NLP Fund Portfolio Senior Notes, on a pro rata and pari passu basis, then to the holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans any yield maintenance or other prepayment premium then due and payable to the holders of the Oak Street NLP Fund Portfolio Subordinate Companion Loans, on a pro rata and pari passu basis;
●	thirteenth, to pay the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer default interest and late fees then due and payable under the Oak Street NLP Fund Portfolio Whole Loan documents, all of which will be applied in accordance with the OAKST 2023-NLP TSA;
●	fourteenth, to pay any additional servicing compensation that the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer is entitled to receive under the OAKST 2023-NLP TSA; and
●	fifteenth, any remaining amount will be paid pro rata to the holders of the Oak Street NLP Fund Portfolio Companion Loans and the Trust as holder of the Oak Street NLP Fund Portfolio Mortgage Loan, based on the original principal balance of the Oak Street NLP Fund Portfolio Mortgage Loan and the Oak Street NLP Fund Portfolio Companion Loans.

If a P&I Advance is made with respect to the Oak Street NLP Fund Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, unless such P&I Advance is determined to be nonrecoverable, that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Oak Street NLP Fund Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances”, on other mortgage loans in this securitization, but not out of payments or other collections on the Oak Street NLP Fund Portfolio Companion Loans.

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The Trust is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Oak Street NLP Fund Portfolio Whole Loan in accordance with the OAKST 2023-NLP TSA and the Oak Street NLP Fund Portfolio Co-Lender Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to the Oak Street NLP Fund Portfolio Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of the Oak Street NLP Fund Portfolio Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Oak Street NLP Fund Portfolio Whole Loan in full, the Trust will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Oak Street NLP Fund Portfolio Subordinate Companion Loans and then to the Oak Street NLP Fund Portfolio Senior Notes, in that order) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Oak Street NLP Fund Portfolio Co-Lender Agreement will be the securitization trust created pursuant to the OAKST 2023-NLP TSA. The terms of the OAKST 2023-NLP TSA provide for a directing certificateholder (the “Oak Street NLP Fund Portfolio Directing Certificateholder”). Pursuant to the terms of the Oak Street NLP Fund Portfolio Co-Lender Agreement, the Trust, as a non-controlling note holder will (i) have the right to receive copies of all notices, information and reports that the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer, as applicable, is required to provide to the Oak Street NLP Fund Portfolio Directing Certificateholder or any risk retention consultation party (within the same time frame such notices, information and reports are required to be delivered to the Oak Street NLP Fund Portfolio Directing Certificateholder or any risk retention consultation party without regard to whether or not such parties actually have lost any rights to receive such information as a result of a consultation termination event or control termination event under the OAKST 2023-NLP TSA) with respect to any major decisions to be taken with respect to the Oak Street NLP Fund Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Oak Street NLP Fund Portfolio Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the Trust requests consultation with respect to certain major decisions to be taken with respect to the Oak Street NLP Fund Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Oak Street NLP Fund Portfolio Whole Loan. The consultation rights of the Trust will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Trust has responded within such period; provided that if the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Trust as described above, the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Oak Street NLP Fund Portfolio Mortgage Loan, the related the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the related the Oak Street NLP Fund Portfolio Subordinate Companion Loans. Neither the Oak Street NLP Fund Portfolio Servicer nor the Oak Street NLP Fund Portfolio Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Oak Street NLP Fund Portfolio Mortgage Loan (or its representative).

Sale of Defaulted Whole Loan

Pursuant to the terms of the Oak Street NLP Fund Portfolio Co-Lender Agreement, if the Oak Street NLP Fund Portfolio Whole Loan becomes a specially serviced loan pursuant to the terms of the OAKST

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2023-NLP TSA, and if the Oak Street NLP Fund Portfolio Special Servicer determines to sell the Oak Street NLP Fund Portfolio Pari Passu Companion Loans in accordance with the OAKST 2023-NLP TSA, then the Oak Street NLP Fund Portfolio Special Servicer will be required to sell the Oak Street NLP Fund Portfolio Mortgage Loan together with the Oak Street NLP Fund Portfolio Pari Passu Companion Loans and the Oak Street NLP Fund Portfolio Subordinate Companion Loans as one whole loan. In connection with any such sale, the Oak Street NLP Fund Portfolio Special Servicer will be required to follow the procedures set forth under the OAKST 2023-NLP TSA. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. Proceeds of the sale of the Oak Street NLP Fund Portfolio Whole Loan will be distributed in accordance with the priority of payments described in “—Distributions—Application of Payments After an Event of Default” above.

Notwithstanding the foregoing, the Oak Street NLP Fund Portfolio Special Servicer will not be permitted to sell the Oak Street NLP Fund Portfolio Pari Passu Companion Loans together with the Oak Street NLP Fund Portfolio Mortgage Loan if such loan becomes a defaulted loan without the written consent of the Trust as holder of the Oak Street NLP Fund Portfolio Mortgage Loan (provided that such consent is not required if the Trust is the borrower or an affiliate of the borrower) unless the Oak Street NLP Fund Portfolio Special Servicer has delivered to the Trust: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Oak Street NLP Fund Portfolio Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Oak Street NLP Fund Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the Trust that are material to the price of the Oak Street NLP Fund Portfolio Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Oak Street NLP Fund Portfolio Servicer or the Oak Street NLP Fund Portfolio Special Servicer in connection with the proposed sale; provided that the Trust may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the OAKST 2023-NLP TSA, the holder of the Oak Street NLP Fund Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

Special Servicer Appointment Rights

Pursuant to the Oak Street NLP Fund Portfolio Co-Lender Agreement, the Oak Street NLP Fund Portfolio Directing Certificateholder has the right, at any time prior to a “control event” under the OAKST 2023-NLP TSA, with or without cause, to replace the Oak Street NLP Fund Portfolio Special Servicer then acting with respect to the Oak Street NLP Fund Portfolio Whole Loan and appoint a replacement special servicer without the consent of the Trust (or its representative), as holder of the Oak Street NLP Fund Portfolio Mortgage Loan or any holder of an Oak Street NLP Fund Portfolio Senior Note in a manner that is substantially similar to that as described under “The Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” in this prospectus.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate

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or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in March 2023 and ending on the hypothetical Determination Date in April 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Argentic Real Estate Finance LLC, Argentic Real Estate Finance 2 LLC, Bank of Montreal, KeyBank National Association, Starwood Mortgage Capital LLC, LMF Commercial, LLC, Societe Generale Financial Corporation, German American Capital Corporation, Goldman Sachs Bank USA, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited and Arbor Private Label, LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Argentic Real Estate Finance LLC, Argentic Real Estate Finance 2 LLC, Bank of Montreal, KeyBank National Association, Starwood Mortgage Capital LLC, LMF Commercial, LLC, Societe Generale Financial Corporation and German American Capital Corporation, on or about April 27, 2023 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended

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to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on February 11, 2023, Barclays or its affiliates were the loan sellers in approximately 196 commercial mortgage-backed securitization transactions. Approximately $53.8 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and through February 11, 2023.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2023	$122,400,000
2022	$5,482,962,481
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020
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Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

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Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage

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related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this
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determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

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Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. None of the Barclays Mortgage Loans were originated with any material exceptions to the Barclays underwriting policies.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 6, 2023 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of December 31, 2022, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Societe Generale Financial Corporation

General

Societe Generale Financial Corporation, a Delaware corporation (“Societe Generale Financial Corporation”), is a sponsor and a mortgage loan seller in this transaction and an affiliate of SG Americas Securities, LLC, one of the underwriters. Societe Generale Financial Corporation is an indirect subsidiary of Société Générale, a limited company (société anonyme) licensed in France as a credit institution (établissement de crédit) (“Société Générale”). The principal offices of Societe Generale Financial Corporation are located at 245 Park Avenue, New York, New York 10167, telephone number (212) 278-6461.

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Societe Generale Financial Corporation’s Commercial Mortgage Securitization Program

Societe Generale Financial Corporation or its affiliates (collectively, the “SGFC Entities”) have been engaged in commercial mortgage securitization in the United States since January 2015, although the SGFC Entities were also engaged in mortgage securitization businesses prior to 2009. Prior to November 2018, the SGFC Entities originated commercial mortgage loans through the New York Branch of Société Générale (“SGNY”). The vast majority of mortgage loans originated by Societe Generale Financial Corporation’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Societe Generale Financial Corporation acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within the SGFC Entities may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by the SGFC Entities through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Societe Generale Financial Corporation’s commercial real estate securitization team originates for securitization purposes:

●	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hotel, multifamily, residential, healthcare, self storage and industrial properties. These loans are Societe Generale Financial Corporation’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans are generally not originated for securitization by Societe Generale Financial Corporation and are sold in individual loan sale transactions.

In general, Societe Generale Financial Corporation does not hold the loans that its commercial real estate securitization team originates until maturity.

Societe Generale Financial Corporation originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor, who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Societe Generale Financial Corporation. Societe Generale Financial Corporation’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Societe Generale Financial Corporation works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

None of the SGFC Entities act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

SGNY sold mortgage loans into securitizations until 2009 and resumed this activity with the WFCM 2015-SG1 transaction. For the period beginning in January 2015 through December 31, 2018, SGNY securitized 196 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $4.8 billion. For the period beginning in February 2019 through December 31, 2022, Societe Generale Financial Corporation securitized 183 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $6.1 billion.

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Societe Generale Financial Corporation’s Underwriting Standards

Each of the Mortgage Loans originated by Societe Generale Financial Corporation (“Societe Generale Financial Corporation Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and Societe Generale Financial Corporation cannot assure you that every loan will comply in all respects with the guidelines. Societe Generale Financial Corporation’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within the SGFC Entities for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General. Societe Generale Financial Corporation originates mortgage loans for securitization from its headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Societe Generale Financial Corporation’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, Societe Generale Financial Corporation performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Societe Generale Financial Corporation. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by Societe Generale Financial Corporation must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Societe Generale Financial Corporation typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

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Appraisal and Loan-to-value Ratio. Societe Generale Financial Corporation typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value ratio of the mortgage loan is based on the “as-complete” or “as-stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-value Ratio. Societe Generale Financial Corporation’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Societe Generale Financial Corporation may vary from these guidelines.

Escrow Requirements. Generally, Societe Generale Financial Corporation requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Societe Generale Financial Corporation are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or borrower sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Societe Generale Financial Corporation relies on information provided by an independent engineer to make this determination. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Societe Generale Financial Corporation generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Societe Generale Financial Corporation may waive this
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escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Societe Generale Financial Corporation may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report. Societe Generale Financial Corporation generally obtains a Phase I ESA or an update of a previously obtained Phase I ESA for each mortgaged property prepared by an approved environmental consulting firm. Societe Generale Financial Corporation or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Societe Generale Financial Corporation generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Societe Generale Financial Corporation generally requires such Phase II ESA to be obtained.

Physical Condition Report. Societe Generale Financial Corporation generally obtains a current Physical Condition Report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Societe Generale Financial Corporation, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Societe Generale Financial Corporation often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a borrower sponsor in lieu of reserves.

Title Insurance Policy. The borrower is required to provide, and Societe Generale Financial Corporation or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Societe Generale Financial Corporation typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

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Other Factors. Other factors that are considered by Societe Generale Financial Corporation in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—Societe Generale Financial Corporation’s Underwriting Standards” above, one or more of the Societe Generale Financial Corporation Mortgage Loans may vary from, or do not comply with, Societe Generale Financial Corporation’s underwriting guidelines described above. In addition, in the case of one or more of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Societe Generale Financial Corporation Mortgage Loans were originated with any material exceptions to Societe Generale Financial Corporation’s underwriting policies.

Review of the Mortgage Loans for Which Societe Generale Financial Corporation is the Sponsor

Overview. In connection with the securitization described in this prospectus, Societe Generale Financial Corporation, as a sponsor of this offering, has conducted a review of the Societe Generale Financial Corporation Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such Societe Generale Financial Corporation Mortgage Loans is accurate in all material respects. Societe Generale Financial Corporation determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Societe Generale Financial Corporation Mortgage Loans was conducted as described below with respect to each of those Societe Generale Financial Corporation Mortgage Loans. The review of the Societe Generale Financial Corporation Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Societe Generale Financial Corporation or its affiliates (collectively, the “Societe Generale Financial Corporation Deal Team”) with the assistance of certain third parties. Societe Generale Financial Corporation has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Societe Generale Financial Corporation Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Societe Generale Financial Corporation Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Societe Generale Financial Corporation Deal Team created a database of loan level and property level information, and prepared an asset summary report, regarding each of the Societe Generale Financial Corporation Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Societe Generale Financial Corporation during the underwriting process. After origination of each of the Societe Generale Financial Corporation Mortgage Loans (other than the Gloucester Premium Outlets Mortgage Loan), the Societe Generale Financial Corporation Deal Team may have updated the information in the database and the related asset summary report with respect to the Societe Generale Financial Corporation Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Societe Generale Financial Corporation Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Societe Generale Financial Corporation Mortgage Loan.

A data tape (the “Societe Generale Financial Corporation Data Tape”) containing detailed information regarding each of the Societe Generale Financial Corporation Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Societe Generale Financial Corporation Data Tape was used by the Societe Generale Financial Corporation Deal Team to provide the numerical information regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus. With respect to the Gloucester Premium Outlets Mortgage Loan, which was co-originated by SGFC and Barclays Capital Real Estate Inc., portions of which are being sold by Societe Generale

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Financial Corporation and Barclays Capital Real Estate Inc., the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Societe Generale Financial Corporation engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Societe Generale Financial Corporation, relating to information in this prospectus regarding the Societe Generale Financial Corporation Mortgage Loans. These procedures included:

●	comparing the information in the Societe Generale Financial Corporation Data Tape against various source documents provided by Societe Generale Financial Corporation;
●	comparing numerical information regarding the Societe Generale Financial Corporation Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Societe Generale Financial Corporation Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Societe Generale Financial Corporation Mortgage Loans disclosed in this prospectus.

Legal Review. Societe Generale Financial Corporation engaged various law firms to conduct certain legal reviews of the Societe Generale Financial Corporation Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Societe Generale Financial Corporation Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Societe Generale Financial Corporation’s standard form loan documents. In addition, origination counsel for each Societe Generale Financial Corporation Mortgage Loan reviewed Societe Generale Financial Corporation’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Societe Generale Financial Corporation Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the Mortgage Loan documents that deviate materially from Societe Generale Financial Corporation’s standard form documents, as identified by Societe Generale Financial Corporation and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Societe Generale Financial Corporation relating to the Societe Generale Financial Corporation Mortgage Loans, and (iii) a review of due diligence questionnaires completed by origination counsel.

Societe Generale Financial Corporation prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Societe Generale Financial Corporation Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Societe Generale Financial Corporation Mortgage Loan, Societe Generale Financial Corporation, together with origination counsel, conducted a search with respect to each borrower under the related Societe Generale Financial Corporation Mortgage Loan to determine whether it filed for bankruptcy. If Societe Generale Financial Corporation became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Societe Generale Financial Corporation Mortgage Loans, Societe Generale Financial Corporation obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Societe Generale Financial Corporation Mortgage Loan, the Societe Generale Financial Corporation Deal Team also consulted with the applicable Societe Generale Financial Corporation mortgage loan origination team to confirm that each of the Societe Generale Financial

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Corporation Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—Societe Generale Financial Corporation’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Societe Generale Financial Corporation will perform a review of any Societe Generale Financial Corporation Mortgage Loan that it elects to substitute for a Societe Generale Financial Corporation Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Societe Generale Financial Corporation, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Societe Generale Financial Corporation may engage a third party to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Societe Generale Financial Corporation and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Societe Generale Financial Corporation to render any tax opinion required in connection with the substitution.

Findings and Conclusions. Societe Generale Financial Corporation found and concluded with reasonable assurance that the disclosure regarding the Societe Generale Financial Corporation Mortgage Loans in this prospectus is accurate in all material respects. Societe Generale Financial Corporation also found and concluded with reasonable assurance that the Societe Generale Financial Corporation Mortgage Loans were originated in accordance with Societe Generale Financial Corporation’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Societe Generale Financial Corporation has no history as a securitizer prior to February 2019. Societe Generale Financial Corporation’s Central Index Key number is 0001755531. Societe Generale Financial Corporation most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2023. Societe Generale Financial Corporation has no history of repurchases or repurchase requests through and including December 31, 2022 required to be reported by Societe Generale Financial Corporation under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations. Further, with respect to the SGFC Entities past commercial mortgage loan securitization activities, SGNY most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 8, 2023. SGNY’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2022, SGNY does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Societe Generale Financial Corporation nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Societe Generale Financial Corporation or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Societe Generale Financial Corporation” has been provided by Societe Generale Financial Corporation.

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Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC

General

Each of Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) and Argentic Real Estate Finance 2 LLC (“AREF 2”; AREF and AREF 2, each, an “Argentic Entity” and together, “Argentic”) is a sponsor of, and a seller of certain mortgage loans (the “Argentic Mortgage Loans”) into, the securitization described in this prospectus. AREF 2 is an affiliate of AREF. Each Argentic Entity is a limited liability company organized under the laws of the State of Delaware. The primary offices of Argentic are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

Argentic’s Securitization Program

AREF began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. AREF 2 began originating and acquiring loans in 2023 and has not been involved in the securitization of any other types of financial assets. Argentic originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, Argentic has securitized approximately 585 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $8,797,170,977.

In connection with this commercial mortgage securitization transaction, Argentic will transfer the Argentic Mortgage Loans to the depositor, who will then transfer the Argentic Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Argentic Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Argentic will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, Argentic will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Argentic Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, the applicable Argentic Entity will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Argentic does not act as a servicer of the commercial and multifamily mortgage loans that Argentic originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, Argentic sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Argentic’s Underwriting Standards and Processes

Each of the Argentic Mortgage Loans was originated or acquired by an Argentic Entity. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by Argentic.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by Argentic may not conform to the general guidelines and processes described below. For important information about the

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circumstances that have affected the underwriting of particular Argentic Mortgage Loans, see “—Argentic’s Underwriting Standards and Processes—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, Argentic also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of Argentic Investment Management LLC, the investment advisor of Argentic. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. Argentic’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Argentic and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that an Argentic Entity or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the
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Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Argentic typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as before a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an
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amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, Argentic will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Argentic may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Argentic may require the borrower to remediate such violation and, subject to the discussion under “—Argentic’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on Argentic’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, Argentic may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or

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periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Argentic may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by Argentic are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the
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function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Argentic determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Argentic’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the Argentic Mortgage Loans, see Annex A-1 to this prospectus.

Exceptions. One or more of the Argentic Mortgage Loans may vary from the specific Argentic underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None of the Argentic Mortgage Loans was originated with any material exceptions from Argentic’s underwriting guidelines described above. None of the Argentic Mortgage Loans were originated with any material exceptions to Argentic’s underwriting policies.

Review of Mortgage Loans for Which Argentic is the Sponsor

Overview. Argentic has conducted a review of the Argentic Mortgage Loans in connection with the securitization described in this prospectus. The review of the Argentic Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “Argentic Review Team”). The review procedures described below were employed with respect to all of the Argentic Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the Argentic Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each Argentic Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Argentic Review Team during the underwriting process. After origination of each Argentic Mortgage Loan, the Argentic Review Team updated the information in the database and the related asset summary report with respect to such Argentic Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Argentic Review Team.

A data tape (the “Argentic Data Tape”) containing detailed information regarding each Argentic Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Argentic Data Tape was used to provide the numerical information regarding the Argentic Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Argentic engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by Argentic, relating to information in this prospectus regarding the Argentic Mortgage Loans. These procedures included:

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●	comparing the information in the Argentic Data Tape against various source documents provided by Argentic that are described under “—Review of Mortgage Loans for Which Argentic is the Sponsor—Database” above;
●	comparing numerical information regarding the Argentic Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Argentic Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Argentic Mortgage Loans disclosed in this prospectus.

Legal Review. Argentic engaged various law firms to conduct certain legal reviews of the Argentic Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Argentic Mortgage Loan, Argentic’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each Argentic Mortgage Loan reviewed Argentic’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Argentic Mortgage Loans. Such assistance included, among other things, (i) a review of Argentic’s asset summary report, and its origination counsel’s due diligence questionnaire, for each Argentic Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Argentic Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the Argentic Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which Argentic was aware at the origination of any Argentic Mortgage Loan, the Argentic Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. Argentic conducted a search with respect to each borrower under the related Argentic Mortgage Loan to determine whether it filed for bankruptcy. If the Argentic Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any Argentic Mortgage Loan, the Argentic Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Argentic Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Argentic Mortgage Loans to determine whether any Argentic Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Argentic’s Underwriting Standards and Processes” above. See “—Argentic’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the Argentic Review Team determined that the disclosure regarding the Argentic Mortgage Loans in this prospectus is accurate in all material respects. The Argentic Review Team also determined that the Argentic Mortgage Loans were originated in accordance with Argentic’s origination procedures and underwriting criteria, except as described under “—Argentic’s Underwriting Standard and Processes—Exceptions” above. Argentic attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

AREF most recently filed a Form ABS-15G on February 8, 2023. AREF’s Central Index Key is 0001624053. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by AREF, which activity occurred during the period from and including September 29, 2014 (the date of the first securitization into which AREF sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2022, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(4)			Assets That Were Subject of Demand(4) (5)			Assets That Were Repurchased or Replaced(6)			Assets Pending Repurchase (within cure period)(7)			Demand in Dispute(8)			Demand Withdrawn(9)			Demand Rejected(4)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)	(k)	(1)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class – Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26 CIK #: 1630513	X	Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)(1)(2)(3)	8	101,199,999.00	12.02	1	30,949,659.02	3.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	30,949,659.02	3.76

(1)	Argentic Real Estate Finance LLC (“AREF”) is one of multiple originators.
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns (c) through (f))
(3)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that AREF repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020.
(4)	The principal balances (shown in columns (e), (h) and (w)) are with respect to AREF’s asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) a principal balance of approximately $841,810,000.00 at the time of securitization (for column (f)), as shown on the issuing entity’s Form 424B5 filed on February 12, 2015; and (ii) a principal balance of $822,634,502.01 as of September 30, 2020 (for columns (i) and (x)), as shown on the issuing entity’s Form 10-D filed on November 2, 2020.
(5)	Includes only new demands received during the reporting period. (For columns (g) through (i))
(6)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. (For columns (j) through (1))
(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns (m) through (o))
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns (p) through (r))
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns (s) through (u))
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(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period covered by this Form ABS-15G. (For columns (v) through (x))

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AREF 2 has no history as a securitizer with respect to any offerings settled prior to March 2023. Therefore, AREF 2 has not yet filed, nor is it yet required to file, a Form ABS-15G, and AREF 2 has no history of repurchases or repurchase requests required to be reported by AREF 2 under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Argentic nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Argentic or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC” has been provided by Argentic.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC, DBRI, an affiliate of GACC, or DBNY, an affiliate of GACC, originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Scottsdale Fashion Square Mortgage Loan (7.7%), DBRI purchased a 100% equity participation interest in Note A-2-C1 and Note A-2-C3-1 from its affiliate, DBNY. DBNY and DBRI are expected to transfer their respective interests in the related Notes to their affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of Note A-2-C1 and Note A-2-C3-1.

With respect to the Sentinel Square II Mortgage Loan (3.5%), DBRI purchased a 100% equity participation interest in Note A-1-1 from its affiliate, GACC. DBRI is expected to transfer its interest in the related Note to its affiliate, GACC, on or prior to the Closing Date. During the period from DBRI’s purchase to the Closing Date, DBRI will have borne the credit risk in respect of Note A-1-1.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other

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similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with JPMorgan, Goldman Sachs and Citigroup, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2022 is approximately $103.511 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In

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addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the Green Acres Whole Loan, which was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited, portions of which are being sold by GACC and BMO, the BMO Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to

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certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes

General. DBRI, DBNY and GACC are each an originator and are affiliated with one another and Deutsche Bank Securities Inc., one of the underwriters. DBRI, DBNY and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public

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records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with

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its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. the applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR

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identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
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●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB

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Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originators’ Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2023. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2020 to and including December 31, 2022, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are

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located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the BMO with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2022 is approximately $2.306 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

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BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans. With respect to the Green Acres Whole Loan, which was co-originated by BMO, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and DBR Investments Co. Limited, portions of which are being sold by BMO and GACC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus. The Pacific Design Center Mortgage Loan, which is part of a Whole Loan, was originated by Goldman Sachs Bank USA and subsequently acquired by BMO and AREF2, and the AREF2 Data Tape was used to provide the numerical information regarding the Pacific Design Center Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

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●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex D-2 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as

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Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any crossed group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report”

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below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing

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escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain
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circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. With respect to the Latitude at South Portland Mortgage Loan acquired from Arbor Private Label, LLC, Arbor Multifamily Lending, LLC, an affiliate of Arbor Private Label, LLC, had assumed its primary servicing duties under the related sub-servicing agreement with BMO’s interim servicer before the securitization of the Pari Passu Companion Loans and is currently acting as the sub-servicer of Midland Loan Services, a Division of PNC Bank, National Association. Otherwise, servicing responsibilities are transferred from the

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interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. BMO’s Central Index Key is 0000927971. As of December 31, 2022, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth above under “—Bank of Montreal” has been provided by BMO.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $32,555,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank (or, as of the Closing Date, is expected to be) is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the ninety-first (91st) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million, $811 million and $716 million of multifamily and

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commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

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Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

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Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider

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whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to seven (7) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the

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underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting

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Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2023. LMF’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2020 to and including December 31, 2022, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”), a Delaware limited liability company, is a sponsor, seller and originator of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of LNR Partners, LLC, (i) the special servicer under the BMO 2023-C4 pooling and servicing agreement which (a) initially governs the servicing of the Green Acres Whole Loan (until the securitization of the related lead servicing Companion Loan), the Latitude at South Portland Whole Loan (until the Closing Date at which time servicing will shift to the Pooling and Servicing Agreement) and the Orizon Aerostructures Whole Loan (until the securitization of the related lead servicing Companion Loan) and (b) governs the servicing of the Stoney Creek Hotel Portfolio Whole Loan and (ii) the anticipated special servicer under the Benchmark 2023-B38 pooling and servicing agreement which is anticipated to initially govern the servicing of the 100 Jefferson Road Whole Loan (until the securitization of the related lead servicing Companion Loan) and the Pacific Design Center Whole Loan (although LNR Partners will not act as the special servicer for the Pacific Design Center Whole Loan).

In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to all of the SMC Mortgage Loans (7.2%).

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Starwood’s Securitization Program

This is the 109th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.90 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see

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the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

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Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-13 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is
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an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

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Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above, none of the SMC Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 27, 2023. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator or co-originator of all of the Mortgage Loans that KeyBank is contributing to this securitization, representing approximately 3.7% of the Initial Pool Balance. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

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In 2022, KeyBank’s Real Estate Capital Group originated a total of $26.3 billion in permanent, bridge, development and construction commercial mortgage loans from 28 offices nationwide. Of this total, $10.1 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or arranged financing for life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of December 31, 2022, KeyBank had originated approximately $21.339 billion of commercial mortgage loans that have been securitized in 108 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus. With respect to the Oak Street NLP Fund Portfolio Mortgage Loan, which was co-originated by KeyBank and Wells Fargo Bank, National Association, the KeyBank Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

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Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;
●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the Treasury Regulations.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

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KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

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Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover

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exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).
●	Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.
●	Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

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Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 2, 2023 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2022 as a sponsor of commercial mortgage loan securitizations.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including October 1, 2015 to and including December 31, 2022, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

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The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2023-C19 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “—The Certificate Administrator” and “—The Master Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Master Servicer

KeyBank National Association, a national banking association, will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and the Serviced Companion Loans.

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is not an affiliate of the issuing entity, the depositor, the certificate administrator, the operating advisor, the asset representations reviewer, the special servicer or the trustee. KeyBank is also a mortgage loan seller, but KeyBank is not an affiliate of any other mortgage loan seller. KeyBank is the master servicer under the OAKST 2023-NLP transaction (with respect to the Oak Street NLP Fund Portfolio Mortgage Loan) and the special servicer under the SCOTT 2023-SFS transaction (with respect to the Scottsdale Fashion Square Mortgage Loan).

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KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2020	12/31/2021	12/31/2022
By Approximate Number	17,008	18,122	18,346
By Approximate Aggregate Principal Balance (in billions)	$308.5	$379.3	$426.9

Within this servicing portfolio are, as of December 31, 2022, approximately 11,625 loans with a total principal balance of approximately $295.2 billion that are included in approximately 906 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2022, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s debt obligations and deposits.

	S&P	Fitch	Moody’s
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the certificates.

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KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the PSA for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the Serviced Mortgage Loans and Serviced Companion Loans and any foreclosed property. KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the PSA pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the PSA through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the PSA as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the PSA. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the mortgage loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time, KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate,

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have a material adverse effect on its business or its ability to service the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Serviced Mortgage Loans and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may retain certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this heading “—The Master Servicer” has been provided by KeyBank.

The Special Servicer

K-Star Asset Management LLC, a Delaware limited liability company (“K-Star”) will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Loan) and REO Properties for the BBCMS Mortgage Trust 2023-C19 Commercial Mortgage Pass-Through Certificates, Series 2023-C19 pursuant to the Pooling and Servicing Agreement (the “PSA”).

K-Star maintains its principal servicing office at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225. K-Star was formed and organized on April 6th, 2022 and began to be engaged in the servicing of commercial mortgage loans as of March 16, 2023. K-Star currently has a commercial mortgage-backed securities special servicer rating of CSS3 by Fitch Ratings, Inc., an AVERAGE commercial mortgage loan special servicer ranking from S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, a MOR CS3 commercial mortgage special servicer rating from DBRS, Inc. and is also an approved Special Servicer by Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. As of March 9, 2023, K-Star has approximately 29 employees and is headquartered in Dallas, Texas.

K-Star is an affiliate of (x) KKR Real Estate Credit Opportunity Partners II L.P. (“KKR Initial Directing Certificateholder”), the initial directing certificateholder and (y) KKR CMBS II Aggregator Type 2 L.P. (“Third-Party Purchaser”), the holder of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class S Certificates and the third party purchaser. K-Star or its affiliates may, in the future, own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time.

K-Star has detailed operating policies and procedures which, pursuant to such policies and procedures are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. K-Star has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case-by-case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by K-Star for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

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K-Star is subject to an annual external audit. Pursuant to K-Star’s policies and procedures, the first such annual external audit is scheduled to occur on or before the last calendar quarter of 2023.

K-Star maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. K-Star’s key servicing application is hosted and supported by a third party and its disaster recovery and business continuity programs have been reviewed and vetted. K-Star utilizes its parent’s existing technology, engineering and data teams for its crisis management and business continuity programs.

As of the date hereof, K-Star serves as the special servicer with respect to 11 commercial real estate securitizations. K-Star does not currently service any commercial mortgage loans other than as described in the preceding sentence.

In its capacity as the special servicer, K-Star will not have primary responsibility for custody services of original documents evidencing the underlying Specially Serviced Loans. K-Star may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying Specially Serviced Loans or otherwise. To the extent that K-Star has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

K-Star does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances, K-Star may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, K-Star’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however K-Star will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of K-Star, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. K-Star’s processes and procedures will not materially differ from the processes and procedures to be employed by K-Star in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of K-Star in the servicing function it will perform under the PSA for assets of the same type included in this transaction since the implementation of such policies and procedures on September 19, 2022.

No securitization transaction in which K-Star was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of K-Star as special servicer, including as a result of a failure by K-Star to comply with the applicable servicing criteria in connection with any securitization transaction. K-Star has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. K-Star has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by K-Star in connection with any securitization in which K-Star was acting as special servicer.

K-Star does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, K-Star believes that its financial condition will not have any material impact on the Specially Serviced Mortgage Loan performance or the performance of the certificates.

From time to time, K-Star may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. K-Star does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are

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currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against K-Star or of which any of its property is the subject, that are material to the Certificateholders.

K-Star may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market. K-Star currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which K-Star acts as special servicer, K-Star may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, K-Star’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace K-Star as the special servicer.

K-Star or an affiliate assisted the Third-Party Purchaser and/or one or more of its affiliates with its due diligence of the Specially Serviced Loans prior to the Closing Date.

Except as disclosed herein and except for K-Star acting as Special Servicer, there are no specific relationships that are material involving or relating to this transaction or the Specially Serviced Loans between K-Star or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than in connection with this transaction, between K-Star or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

From time to time, K-Star and/or its affiliates may purchase securities, including CMBS certificates. K-Star and/or its affiliates may from time to time purchase any such certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, subject to any relevant restrictions that may be applicable to the transfer of such certificates as a result of the Credit Risk Retention Rule.

The foregoing information regarding K-Star under this heading “—The Special Servicer” has been provided by K-Star.

The BMO 2023-C4 Servicer, the FIVE 2023-V1 Servicer and the BBCMS 2022-C18 Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will be the primary servicer of certain Non-Serviced Whole Loans and master servicer of certain Non-Serviced Companion Loans (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc.,

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Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s

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website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of December 31, 2022, Midland was master and primary servicing approximately 24,849 commercial and multifamily mortgage loans with a principal balance of approximately $563 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,743 of such loans, with a total principal balance of approximately $328 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

As of December 31, 2022, Midland was named the special servicer in approximately 420 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $162 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 175 assets with an outstanding principal balance of approximately $4.7 billion.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

Midland is (i) the master servicer of the Showboat Hotel Whole Loan which is serviced under the BBCMS 2022-C18 PSA, (ii) the master servicer of the Brandywine Strategic Office Portfolio, Sentinel Square II and 575 Broadway Whole Loans which are serviced under the FIVE 2023-V1 PSA and (iii) the master servicer of the Stoney Creek Hotel Portfolio Whole Loan which is serviced under the BMO 2023-C4 PSA.

Midland is the initial master servicer of the Green Acres and the Orizon Aerostructures Whole Loans which are currently being serviced under the BMO 2023-C4 PSA until their respective servicing shift date. After the related servicing shift date, the Green Acres and Orizon Aerostructures Whole Loans will be serviced by a yet to be named master servicer under the related servicing shift pooling and servicing agreement.

Midland is the initial master servicer of the Rialto Industrial Whole Loan which is currently being serviced under the BBCMS 2022-C18 PSA until the servicing shift date. After such servicing shift date, the Rialto Industrial Whole Loan will be serviced by a yet to be named master servicer under the related servicing shift pooling and servicing agreement.

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Midland is expected to be the initial master servicer of the 100 Jefferson Road Whole Loan which is expected to be serviced under the Benchmark 2023-B38 PSA until the servicing shift date. After such servicing shift date, the 100 Jefferson Road Whole Loan will be serviced by a yet to be named master servicer under the related servicing shift pooling and servicing agreement.

Midland is expected to be the master servicer of the Pacific Design Center Whole Loan which is expected to be serviced under the Benchmark 2023-B38 PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates in this offering, including, in the secondary market.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Citigroup Global Markets Inc.  and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The information set forth above under this heading “—The BMO 2023-C4 Servicer, the FIVE 2023-V1 Servicer and the BBCMS 2022-C18 Servicer” regarding Midland Loan Services, a Division of PNC Bank, National Association has been provided by Midland.

The Affiliated Special Servicers

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the current special servicer under the BMO 2023-C4 pooling and servicing agreement, which governs the servicing for the Green Acres Whole Loan (until the securitization of the related lead servicing Companion Loan), the Latitude at South Portland Whole Loan (until the Closing Date at which time servicing will shift to the Pooling and Servicing Agreement) the Stoney Creek Hotel Portfolio Whole Loan and the Orizon Aerostructures Whole Loan (until the securitization of the related lead servicing Companion Loan) and is anticipated to be the special servicer under the Benchmark 2023-B38 pooling and servicing agreement which is anticipated to govern the servicing of the 100 Jefferson Road Whole Loan (until the securitization of the related lead servicing

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Companion Loan) and the Pacific Design Center Whole Loan (although LNR Partners will not act as the special servicer for the Pacific Design Center Whole Loan). The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2021-C12 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 24 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 182 as of December 31, 2022. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
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●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $84.2 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion; and
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion.

As of December 31, 2022, LNR Partners has resolved approximately $87.7 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S.

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commercial and multifamily mortgage loans through December 31, 2021, and approximately $3 billion of U.S. commercial and multifamily mortgage loans through December 31, 2022.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of December 31, 2021, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,133 assets across the United States with a then current face value of approximately $97.4 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1” Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BMO 2023-C4 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BMO 2023-C4 pooling and servicing agreement or the Benchmark 2023-B38 pooling and servicing agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and the applicable servicing standard under the BMO 2023-C4 pooling and servicing agreement or the Benchmark 2023-B38 pooling and servicing agreement.

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No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in BMO 2023-C4 securitization or to be included in the Benchmark 2023-B38 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than Starwood Mortgage Capital LLC (“SMC”)), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of SMC, one of the sponsors, originators and mortgage loan sellers.

Except as disclosed in this prospectus and except for LNR Partners acting as special servicer under the BMO 2023-C4 pooling and servicing agreement and the Benchmark 2023-B38 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BMO 2023-C4 pooling and servicing agreement and the Benchmark 2023-B38 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

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The information set forth under this heading “—The Affiliated Special Servicer” regarding LNR Partners has been provided by LNR Partners.

Argentic Services Company LP

Argentic Services Company LP, a Delaware limited partnership (“ASC”), will act as the special servicer (in such capacity, the “Benchmark 2023-B38 Special Servicer”) with respect to the Pacific Design Center Whole Loan, which is expected to be serviced under the Benchmark 2023-B38 pooling and servicing agreement (the “Benchmark 2023-B38 PSA”) and in such capacity will be responsible for the servicing and administration of such Whole Loan should it become a “specially serviced loan” or “REO property” pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 transaction. ASC maintains its principal servicing office at 500 North Central Expressway, Suite 261, Plano, Texas 75074 and its telephone number is 469-609-2000.

ASC currently has a commercial mortgage-based securities special servicer rating of “CSS3+” by Fitch and a commercial loan special servicer rating of “Average” by S&P.

ASC, formed in 2019, began operations in early 2020 and is a limited partnership ultimately controlled by, and majority-owned by, funds managed by Elliott Investment Management L.P. and its affiliates (“Elliott”). As of December 31, 2022, Elliott manages approximately $55.2 billion in assets. Certain key employees of ASC and Argentic Investment Management LLC (“AIM”) retain a minority stake in ASC ownership. In addition to being affiliates of Elliott and AIM, ASC is an affiliate of (i) Argentic Real Estate Finance LLC, a mortgage loan seller, sponsor, an originator and the holder of (or an affiliate of the holder of) one or more Companion Loans related to the Rialto Industrial Mortgage Loan and (ii) Argentic Real Estate Finance 2 LLC, a mortgage loan seller, sponsor, an originator and the holder of (or an affiliate of the holder of) one or more Companion Loans related to the Pacific Design Center Mortgage Loan and the 100 Jefferson Road Mortgage Loan and (iii) ES Ventures Holding, Inc., the initial directing certificateholder under the Benchmark 2023-B38 with respect to the Pacific Design Center Mortgage Loan.

As of February 28, 2023, Argentic Services Company had twenty (20) employees responsible for special servicing of commercial mortgage loans, including its senior management team averaging 34 years of industry experience. Argentic Services Company was named special servicer on 46 securitized pools (41 commercial mortgage-backed securities pools and 5 collateralized loan obligation pools) including 1,235 loans secured by 1,757 properties with an unpaid balance of approximately $25.2 billion as of February 28, 2023. As of February 28, 2023, Argentic Services Company was actively managing 25 commercial mortgage-backed securities loans, secured by 33 properties (including 6 REO properties) with an approximate unpaid balance of $709 million.

Neither ASC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, ASC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

ASC uses a cloud hosted, web browser interface, special servicing and asset management system as its system of record (“RealINSIGHT”). RealINSIGHT is a full-function loan and real estate underwriting, asset management, data and document repository, credit surveillance and reporting system that supports the start-to-finish, life cycle management of performing and distressed asset portfolios, special servicing and risk management. RealINSIGHT with its enhanced features for managing servicing, risk and compliance processes has the following features: various communication mechanisms (alerts, messages, notifications), standard action and resolution reports/templates (including asset status reports and consent memoranda), industry standard reports (including the industry standard special servicing loan and property data files and liquidation templates), the ability to build custom reports and models including dashboards and analytics, structured guidance to build workflows and action plans, recordkeeping modules for document, vendor management, and geographic mapping.

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ASC has its own watch list and surveillance reports to monitor monthly CREFC® IRP reports produced by the master servicer in comparison to ASC’s internal reports using RealINSIGHT to identify degradation of performance or other potential transfer events. Although ASC’s internal watch list criteria overlaps with CREFC®’s portfolio review guidelines in some instances, ASC’s criteria are more conservative and broader in order to not overcomplicate or restrict any watch list determinations. ASC revises and enhances its watch list criteria as necessary to ensure “early detection” of potential collateral or borrower issues.

ASC has a shared services agreement with AIM wherein AIM provides certain non-servicing support functions and non-personnel services to ASC. These areas of support include legal, finance, human resource services and information technology. As required, ASC engages vendors for third party services pertaining to, among other things, (i) the preparation of appraisals, inspections, surveys, title updates or policies, and environmental and property condition reports, and (ii) actions and decisions for legal issues, property management, listing, leasing, brokerage, tax appeal, REO insurance and operating information analysis.

ASC has detailed operating policies and procedures (including templates and exhibits) which are formally reviewed on an annual basis, and adopts interim changes as necessary to: (i) the extent required by applicable law or regulation including in accordance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act; (ii) maintain current industry best practices based on ASC’s participation in various industry associations and its external communications with clients and other constituents; and (iii) address material changes to its business or the overall business environment that it believes warrant a change to its policies and procedures. ASC has a documented disaster recovery and business continuity plan. ASC does not have a stand-alone internal audit department. ASC has engaged a qualified independent public accounting firm that is registered with the PCAOB, and co-sources internal audit functions.

ASC does not believe that its financial condition will have any adverse effect on the performance of its duties under the Benchmark 2023-B38 PSA and, accordingly, will not have any material impact on the performance of the Mortgage Loans or the Certificates.

ASC, in its role as a special servicer, does not establish any bank accounts except for REO bank accounts as required pursuant to the transaction documents. All such accounts will be established at financial institutions meeting the requirements of the related transaction documents. Funds in such accounts will not be commingled.

In its capacity as Benchmark 2023-B38 Special Servicer, ASC will not have primary responsibility for custody services of original documents evidencing the Benchmark 2023-B38 Serviced Loans, but may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Pacific Design Center Mortgage Loan or otherwise. To the extent that ASC has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the Benchmark 2023-B38 PSA.

ASC expects from time-to-time to be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of its business. ASC does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Benchmark 2023-B38 PSA. There are currently no proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against ASC or of which any of its property is the subject, which are material to the certificateholders.

No securitization transaction involving commercial or multifamily mortgage loans in which ASC is acting as special servicer has experienced an event of default as a result of any action or inaction by ASC as special servicer. ASC has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by

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ASC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ASC was acting as special servicer.

ASC may enter into one or more arrangements with the applicable directing certificateholder, holders of certificates of the controlling class or any person with the right to appoint or remove and replace the Benchmark 2023-B38 Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicing compensation in consideration of, among other things, ASC’s appointment as Benchmark 2023-B38 Special Servicer under the Benchmark 2023-B38 PSA and any related intercreditor agreement and limitations on such person’s right to replace the Benchmark 2023-B38 Special Servicer.

The information set forth under this heading “—The Affiliated Special Servicer” regarding Argentic Services Company LP has been provided by Argentic Services Company LP.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.2 billion (USD) in assets as of December 31, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 464 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $251 billion (USD).

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In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and grantor trust tax returns on behalf of the Grantor Trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1203 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $702 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 415,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

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For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between the Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

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Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2022, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 270 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $241 billion. As of December 31, 2022, Pentalpha Surveillance was acting as asset representations reviewer for 112 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $106 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This securitization transaction is required to comply with the Credit Risk Retention Rules. Barclays has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules through the purchase by KKR CMBS II Aggregator Type 2 L.P. or its affiliate as the “third-party purchaser” (in such capacity, the “Third-Party Purchaser”) for cash the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR

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certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $80,689,938 representing approximately 5.274% of the aggregate fair value of all Classes of certificates (other than the Class R certificates). The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the Risk Retention Requirements. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any requirement of the Risk Retention Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirement of the Risk Retention Requirements. Consequently, the certificates may not be a suitable investment for investors who are subject to the Risk Retention Requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans

The sponsors have determined that 0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

HRR Certificates

General

The Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of the HRR Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class D-RR	$10,617,000	0.671% - 0.719% / $5,922,682	55.78489%
Class E-RR	$8,494,000	0.536% - 0.575% / $4,738,369	55.78489%
Class F-RR	$8,494,000	0.536% - 0.575% / $4,738,369	55.78489%
Class G-RR	$14,863,000	0.939% - 1.007% / $8,291,308	55.78489%
Class H-RR	$9,556,000	0.604% - 0.647% / $5,330,804	55.78489%
Class J-RR	$28,665,938	1.810% - 1.941% / $15,991,262	55.78489%

(1)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity and as a dollar amount. For a description of the
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manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(2)	The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third-Party Purchaser is approximately $45,012,793 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $42,672,106, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates).

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the Yield-Priced Principal Balance Certificates that were retained by the Third-Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of certificates (other than the Class R certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class C certificates, third, to the Class B certificates, fourth, to the Class A-S certificates, and fifth, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—HRR Certificates” section, see “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus.

For a description of other material payment terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in “—General”, see “Description of the Certificates”.

The Third-Party Purchaser

It is anticipated that KKR CMBS II Aggregator Type 2 L.P. (“KKR Aggregator”), a Delaware limited partnership, will act as the Third-Party Purchaser by purchasing the Yield-Priced Principal Balance Certificates set forth in the table above under “—HRR Certificates—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules

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KKR Aggregator is expected, to (i) act as the initial Third-Party Purchaser and (ii) retain the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class S Certificates.

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of December 31, 2022, KKR Aggregator has purchased eight offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 17 years of CMBS experience as of December 31, 2022. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of December 31, 2022, funds advised by KKR more than 100 separate real estate credit investments. As of December 31, 2022, KKR is responsible for approximately $504 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Solely for its own purposes and benefit, the Third-Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors’ underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third-Party Purchaser. The Third-Party Purchaser performed its due diligence solely for its own benefit. The Third-Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third-Party Purchaser’s review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors’ underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third-Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third-Party Purchaser’s due diligence or acceptance of a mortgage loan. The Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third-Party Purchaser does not have any duties to the holders of any class of certificates, may act solely in its own interests, will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third-Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

For a description of any material conflicts of interest or material potential conflicts of interest between the Third-Party Purchaser and another party to this securitization, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Risk Factors—Risk Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

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Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield-Priced Principal Balance Certificates as described below. CMBS such as the Class X-A and Class X-B Certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of Certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third-Party Purchaser is expected to purchase the Yield-Priced Principal Balance Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of

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the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	3.177%	3.979%	4.515%
3YR	3.144%	3.779%	4.372%
5YR	3.062%	3.531%	4.116%
7YR	3.073%	3.494%	4.040%
10YR	3.037%	3.412%	3.880%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 2, 3, 5, 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	1.65%	1.85%	2.00%
Class A-2A	1.62%	1.82%	1.97%
Class A-2B	1.65%	1.85%	2.00%
Class A-5	1.65%	1.85%	2.00%
Class A-SB	1.65%	1.85%	2.00%
Class A-S	2.15%	2.40%	2.60%
Class B	3.25%	3.60%	3.85%
Class C	4.35%	4.90%	5.15%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

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Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.809%	5.720%	6.437%
Class A-2A	4.695%	5.390%	6.126%
Class A-2B	4.717%	5.397%	6.132%
Class A-5	4.691%	5.270%	5.896%
Class A-SB	4.718%	5.334%	6.020%
Class A-S	5.188%	5.814%	6.484%
Class B	6.287%	7.013%	7.732%
Class C	7.387%	8.313%	9.032%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Treasury-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus such class’s Constraining Level. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class C Certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price (Low Estimate)(1)	Target Price (Base Case)(1)	Target Price (High Estimate)(1)
Class A-1	100.0%	100.0%	100.0%
Class A-2A	101.0%	101.0%	101.0%
Class A-2B	103.0%	103.0%	(2)
Class A-5	103.0%	103.0%	103.0%
Class A-SB	103.0%	103.0%	103.0%
Class A-S	103.0%	103.0%	(2)
Class B	100.0%	(2)	(2)
Class C	(2)	(2)	(2)
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(1)	Target Price may not be achieved in all scenarios.
(2)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon set forth in “—Determination of Assumed Certificate Coupon”.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates (except for the Class C Certificates, and the Class A-2B, Class A-S and Class B Certificates in certain scenarios), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class C Certificates, and in certain scenarios, the Class A-2B, Class A-S and Class B Certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be equal to the WAC Rate, which was set based on expected market demand for such Certificates in each scenario. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.841%	5.749%	(1)
Class A-2A	4.932%	5.624%	6.355%
Class A-2B	5.409%	6.092%	(2)
Class A-5	5.055%	5.637%	6.263%
Class A-SB	5.189%	5.807%	(3)
Class A-S	5.547%	6.174%	(2)
Class B	6.239%	(2)	(2)
Class C	(2)	(2)	(2)

(1)	Equal to the WAC Rate minus 0.022%.
(2)	Equal to the WAC Rate.
(3)	Equal to the WAC Rate minus 0.003%.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

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Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
5YR	3.062%	3.531%	4.116%
7YR	3.073%	3.494%	4.040%
10YR	3.037%	3.412%	3.880%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 5, 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

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Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	2.50%	3.00%	3.50%
Class X-B	2.25%	2.75%	N/A

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.572%	6.499%	7.549%
Class X-B	5.292%	6.172%	N/A

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third-Party Purchaser based on a targeted discount yield of approximately 15.518% (inclusive of agreed upon price adjustments, if applicable) for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Modeling

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Assumptions and 0% CPY, each as agreed to among the Retaining Sponsor and the Third-Party Purchaser.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

The Retaining Sponsor determined that the Class S Certificates have a fair value equal to zero based on the fact that no Excess Interest is expected to be received and, accordingly, there is no market for the Class S Certificates.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$5,250,926	$5,250,972	$5,250,940
Class A-2A(1)	$121,198,656	$121,198,032	$121,195,476
Class A-2B(1)	$178,694,842	$181,272,626	$181,276,339
Class A-5	$296,110,021	$296,123,879	$296,111,833
Class A-SB	$5,973,990	$5,973,961	$5,973,907
Class X-A	$5,311,184	$24,167,904	$45,141,344
Class X-B	$0	$2,474,747	$8,135,205
Class A-S	$101,415,846	$103,884,187	$103,885,347
Class B	$36,165,646	$38,042,702	$39,282,010
Class C	$28,595,746	$30,040,303	$32,042,490
Class D-RR	$5,922,682	$5,922,682	$5,922,682
Class E-RR	$4,738,369	$4,738,369	$4,738,369
Class F-RR	$4,738,369	$4,738,369	$4,738,369
Class G-RR	$8,291,308	$8,291,308	$8,291,308
Class H-RR	$5,330,804	$5,330,804	$5,330,804
Class J-RR	$15,991,262	$15,991,262	$15,991,262
Class S	$0	$0	$0
Total	$823,729,651	$853,442,106	$883,307,683

(1)	The approximate initial Certificate Balances of the Class A-2A and Class A-2B certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2A certificates are expected to be within a range of $0 and $120,000,000 and the respective initial Certificate Balances of the Class A-2B certificates are expected to be within a range of $176,000,000 and $296,000,000. The aggregate initial Certificate Balance of the Class A-2A and Class A-2B certificates is expected to be approximately $296,000,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the
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certificates in the table above, the Certificate Balance of the Class A-2A certificates is assumed to be $120,000,000 and the Certificate Balance of the Class A-2B certificates is assumed to be $176,000,000.

The estimated range of fair value for all the certificates (except for the Class R Certificates) is approximately $823,729,651 to $883,307,683.

Hedging, Transfer and Financing Restrictions

The Third-Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third-party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third-Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date. On and after that date, the Third-Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third-Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Principal Balance Certificates as of the Closing Date; or (iii) two years after the Closing Date or (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §244.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The operating advisor for this securitization transaction will be Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan (other than a non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.
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In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or (other than in limited circumstances) consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of HRR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

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Representations and Warranties

Each of Barclays, Argentic, Bank of Montreal, KeyBank, SMC, LMF, Societe Generale Financial Corporation and GACC will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2 (the “Exception Schedules”).

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, Argentic, Bank of Montreal, KeyBank, SMC, LMF, Societe Generale Financial Corporation and GACC determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, Argentic, Bank of Montreal, KeyBank, SMC, LMF, Societe Generale Financial Corporation or GACC, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, Argentic, Bank of Montreal, KeyBank, SMC, LMF, Societe Generale Financial Corporation or GACC, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, Argentic, Bank of Montreal, KeyBank, SMC, LMF, Societe Generale Financial Corporation and GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “Pooling and Servicing Agreement” or “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2023-C19 will consist of the following classes: the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R certificates.

The Class X-A and Class X-B certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-B certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are also referred to in this prospectus as the “HRR Certificates” and are expected to be purchased by KKR CMBS II Aggregator Type 2 L.P. The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

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Upon initial issuance, the certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$5,251,000
A-2A	(2)
A-2B	(2)
A-5	$287,500,000
A-SB	$5,800,000
X-A	$594,551,000
X-B	$140,144,000
A-S	$100,861,000
B	$39,283,000
C	$33,974,000

Non-Offered Certificates
D-RR	$10,617,000
E-RR	$8,494,000
F-RR	$8,494,000
G-RR	$14,863,000
H-RR	$9,556,000
J-RR	$28,665,938
S	NAP
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial Certificate Balances of the Class A-2A and Class A-2B certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-2A certificates is expected to be within a range of $0 and $120,000,000, and the respective initial Certificate Balance of the Class A-2B certificates is expected to be within a range of $176,000,000 and $296,000,000. The aggregate initial Certificate Balance of the Class A-2A and Class A-2B certificates is expected to be approximately $296,000,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

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The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-S certificates) outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $594,551,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $140,144,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive the Excess Interest received on any ARD Loan allocated as described under “—Distributions—Excess Interest” below.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class S certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class S certificates will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in May 2023.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in

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the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates);
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;
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(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

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Second, to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)       prior to the Cross-Over Date:

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;
(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;
(c)	to the Class A-2A certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2A certificates is reduced to zero;
(d)	to the Class A-2B certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2B certificates is reduced to zero;
(e)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date until the Certificate Balance of the Class A-5 certificates is reduced to zero;
(f)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)    on or after the Cross-Over Date, to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D-RR certificates have been reduced to zero, to the Class E-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR and Class E-RR certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates (other than the Class S certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-2A certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-2B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

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The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than any Excess Interest, if any, with respect to any ARD Loan.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the

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related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage

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Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related

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Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                      the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)                   all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)                the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)                 any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                      the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)                   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

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With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the Class S Certificates, any Excess Interest received by the issuing entity with respect to the ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower,

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Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the Treasury Regulations of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such Treasury Regulations.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest and Excess Interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate

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on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of the ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR and Class F-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates as described above, and (3) to the Class X-B certificates, any remaining portion of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

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“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class G-RR, Class H-RR, Class J-RR, Class S or Class R certificates.

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For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	December 2027
Class A-2A	NAP – February 2028(1)
Class A-2B	March 2028
Class A-5	March 2033
Class A-SB	November 2032
Class X-A	NAP
Class X-B	NAP
Class A-S	April 2033
Class B	April 2033
Class C	April 2033

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2A certificates ranging from $0 to $120,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as

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applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on the applicable P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)                      the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)                   the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

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Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

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Following retirement of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E-RR certificates;

sixth, to the Class D-RR certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain

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servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” and “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to the A/B Whole Loans, losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and
“—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

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In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
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●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending September 30, 2023, a CREFC® operating statement analysis report prepared with respect to each Mortgaged Property or in the aggregate for the portfolio of Mortgaged Properties but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List). The master servicer (with respect to non-Specially Serviced Loans) will deliver, or the special servicer (with respect to Specially Serviced Loans and REO Properties) will forward to the master servicer and the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

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“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Loan(s), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Information” means, with respect to any Excluded Loan, any information solely related to such Excluded Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to

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the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any

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Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver or make available electronic copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
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●	any documents provided to the certificate administrator by the master servicer, the special servicer or the depositor directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
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●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
●	any notice or documents provided to the certificate administrator by the depositor or the Master Servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.
Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form

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ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines in its respective discretion that (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders

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and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

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(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective

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depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of

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the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class S and Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a

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statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2023-C19

with a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable. For the avoidance of doubt, each Mortgage Loan sold by Argentic Real Estate Finance LLC or Argentic Real Estate Finance 2 LLC will constitute a “Mortgage Loan” under the related MLPA only as to such entity and not as to the affiliated Mortgage Loan Seller.

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Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                    the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                  the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)              an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)               the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                  an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)               the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)            originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)         the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)             any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

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(xi)           the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)           the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)        the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)           the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)        the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or Serviced Whole Loan;

(xvii)     the original or a copy of any related mezzanine intercreditor agreement;

(xviii)    the original or a copy of all related environmental insurance policies; and

(xix)         a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                   the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together

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with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                 the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)             any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)               all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                 the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)              any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)            any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)        any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)            any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)               any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)           any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)         any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)       all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

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(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File.

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It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will

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promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will not be obligated to repurchase the Mortgage Loan (or, in the case of each of any Jointly Sold Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société

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Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation a) and the master servicer or the special servicer, as applicable (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or (i) in the case of Barclays, Barclays Holdings to the same extent as Barclays and (ii) in the case of Societe Generale Financial Corporation, Société Générale to the same extent as Societe Generale Financial Corporation) may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects.  A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the

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repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation, to the same extent as Societe Generale Financial Corporation), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

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(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or

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matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or, (i) in the case of Barclays, any of that mortgage loan seller and Barclays Holdings and (ii) in the case of Societe Generale Financial Corporation, any of that mortgage loan seller and Société Générale) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding Barclays and Societe Generale Financial Corporation) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

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Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity

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for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

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(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to

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the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

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If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to

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impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion

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Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of

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general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted

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Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Class S certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

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The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in either its own name or in the name of the limited liability company wholly-owned by the Trust and which is managed by the special servicer formed to hold title to the foreclosure property on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                 to remit on or before each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer in the applicable one-month period ending on the related Determination Date, if any;

(ii)                to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

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(iii)          to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)               to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                 to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)              to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)           to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)        to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)            to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)             to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)            to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)         to recoup any amounts deposited in the Collection Account in error;

(xiii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)          to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing

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entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)   to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)     to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)        to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the

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parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Master Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (ii) Loss of Value Payments paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer

From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from

Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
	for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (iii) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, loan service transaction fees, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $10,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections with respect to the Mortgage Loans on deposit in the Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset	With respect to each Distribution Date, an amount equal to the	Out of general collections on deposit with respect to the	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Representations Reviewer	product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Mortgage Loans in the Collection Account.
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	For each Delinquent Loan, an amount equal to (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to such Delinquent Loan with a Cut-off Date Balance less than $20,000,000 (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
	on the number of days the related Advance remains unreimbursed.	reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting

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a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.12625%. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees (provided, however, the master servicer will receive 25% of any fees collected with respect to any COVID Modification processed by the Special Servicer);
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent, loan service transaction fees and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent, loan service transaction and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan;
●	interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and
●	penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with
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respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion

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Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains (i) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (ii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (i) 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or on the Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) such rate that would result in $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the

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Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds or (iii) Loss of Value Payments (including with respect to the related Companion Loan, if applicable).

A “Liquidation Fee”, with respect to a Mortgage Loan or an REO Property, will be an amount payable from, and calculated by the application of a “Liquidation Fee Rate” equal to the lesser of (i) 1.00% of the related payment or proceeds and (ii) such lower rate that would result in a Liquidation Fee of $1,000,000 (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                 (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)              the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)            the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)            (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)             if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan in the form of:

(i)               100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans and 0% of any Modification Fees collected with respect to any COVID Modification processed by the Master Servicer and 75% of any

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Modification Fees collected with respect to any COVID Modification processed by the Special Servicer;

(ii)              100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)           100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)            100% of assumption fees and other related fees as further described in the PSA received with respect to Specially Serviced Loans;

(v)                50% of all Excess Modification Fees (other than Modification Fees related to a COVID Modification) and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision;

(vi)            with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds;

(vii)        100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer; and

(viii)       penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the master servicer and the special servicer pursuant to the terms of the PSA, the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (x) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the master servicer decides not to charge any fee (other than penalty charges), the special servicer will still be entitled to charge the portion of the related fee the special servicer would have been entitled to if the master servicer had charged a fee and the master servicer will not be entitled to any percentage interest of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master

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servicer will still be entitled to charge the portion of the related fee the master servicer would have been entitled to if the special servicer had charged a fee and the special servicer will not be entitled to any percentage interest of such fee charged by the master servicer.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

KeyBank National Association is the special servicer for the Scottsdale Fashion Square Whole Loan and will be entitled to all special servicing compensation related thereto.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than

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any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01006% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $10,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Companion Loan), and will be equal to the product of a per annum rate equal to 0.00204% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts in accordance with the Servicing Standard that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fee not specified in the Mortgage Loan documents owed to it, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

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In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000, plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting

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Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

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A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)                 prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

(ii)               the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)             if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement;

(iv)             any COVID Modification Agreement requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(v)               the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

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1.    the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and, second pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the Mortgage Loan is a Specially Serviced Loan), to the extent any related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

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Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will deliver to (via electronic delivery) or provide access to the special servicer of any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if such Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced

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Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D-RR certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

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A “Cumulative Appraisal Reduction Amount” as of any date of determination and for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates, sixth, to the Class D-RR certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A and Class X-B Certificates)). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E-RR certificates and sixth, to the Class D-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

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With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most senior class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the special servicer will use commercially reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the

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Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master

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servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related

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Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

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Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause either Trust REMIC to fail to qualify as a REMIC, or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon either Trust REMIC, the Grantor Trust or the issuing entity. Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Major Decisions (other than any COVID Modifications) with respect to any non-Specially Serviced Loan. If the master servicer and the special servicer mutually agree that the master servicer will process any Major Decision with respect to a non-Specially Serviced Loan, the master servicer must obtain the consent (or deemed consent) of the special servicer as provided below. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder, and such objection is communicated to the special servicer) within 10 business days of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process a Major Decision, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder or the special servicer: (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (other than the waiver or acceptance of financial statements

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that are late for more than 90 consecutive days and the failure to abide by cash management provisions of the Mortgage Loan documents for a period of more than 90 days); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements to the extent the same do not materially affect the use or value of the Mortgaged Property; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities other than for ground leases or leasing activities that affect an area greater than or equal to 20% of the net rentable area of the improvements at the Mortgaged Property; (v) consent to actions and releases related to condemnation of immaterial parcels of a Mortgaged Property; (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if (a) the replacement property manager is not a Borrower Party and for which the replacement property management fee is no greater than 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement or (b) for which the replacement property manager is a Borrower Party, if the related management fee is no greater than the lesser of (x) 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement and (y) the then current market rate in the location of the related Mortgaged Property; (vii) approve annual operating budgets for Mortgage Loans; (viii) consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout, holdback or performance reserve releases specifically scheduled in the PSA for which there is lender discretion; (ix) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (x) amendments to any Intercreditor Agreement, co-lender or similar agreement to split or resize notes or any other ministerial amendments consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement; (xi) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination; (xii) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xiii) any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied and (xiv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that in the

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case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the Master Servicer, the Master Servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters). In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder), as provided in the PSA and described in this prospectus and (y) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the Treasury Regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

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The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver, amendment or consent of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer will be required to notify the master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the related Other Master Servicer), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer agrees to any modification, waiver, amendment or consent of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred and is continuing), the special servicer will be required to forward any such notice to the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver, amendment or consent, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver, amendment or consent of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other

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than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder and other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent) or, (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-

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encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. The master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers or assumptions provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2023 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2024) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan, the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

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Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on September 30, 2023 and the calendar year ending on December 31, 2023. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)       the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the master servicer, on or before the date on which the subject payment was due, documentation (and the master servicer will be required to promptly forward such documentation to the Directing Certificateholder) reasonably satisfactory in form and substance to the master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2)       the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)       the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the

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foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)       a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been

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entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)       the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)       the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)       the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)       the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days (each of clause (1) through (9), a “Servicing Transfer Event”).

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan with respect to an event described in clauses (2), (3) and (4) of the definition of “Servicing Transfer Event” will constitute a Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

In addition, if a borrower has requested a COVID Modification but the Mortgage Loan is not yet a COVID Modified Loan and an event described in clauses (2), (3) or (4) of “Servicing Transfer Event” has occurred, the special servicer will be permitted, but not required, to make a determination to complete the COVID Modification, in which case no Servicing Transfer Event will occur with respect to such Mortgage Loan only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-

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lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by the other party of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

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An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and

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the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard; provided, however, if the Directing Certificateholder’s or Controlling Holder’s, as applicable, direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The Special Servicer will notify the Operating Advisor of whether any Asset Status Report delivered to the Operating Advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the Operating Advisor and the Special Servicer.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s

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input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans)).

Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of

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title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC, the Grantor Trust or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination

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has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited

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circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, if the related borrower has provided documentation reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable, (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, then such Mortgage Loan or Serviced Whole Loan will not be considered a Defaulted Loan unless and until such balloon payment is delinquent at least 120 days; and, in any case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

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Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing and other than with respect to any Excluded Loan as to such party), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Pari Passu Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

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In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (1) will be entitled to advise the special servicer, with respect to all Major Decisions for Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below and will be entitled to advise the special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan with respect to the Directing Certificateholder), as to all Major Decisions and (2) will be entitled to advise the master servicer to the extent the Directing Certificateholder’s consent is required by the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class

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Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be KKR Real Estate Credit Opportunity Partners II L.P.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most senior class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be any of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

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Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take, or consent to, any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation, which may be in the form of an Asset Status Report, and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action; provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to such party.

Each of the following is a “Major Decision”:

(i)                 any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)              any modification, consent to a modification, forbearance with respect to or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan, other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decision;

(iii)            following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)             any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”), in each case, for less than the applicable Purchase Price;

(v)               any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(vi)            any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents and for which no material lender discretion is required or (ii) a release of a non-material, non-income producing parcel;

(vii)         any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiii) of the definition of “Master Servicer Decision” or, solely with regard to Specially Serviced Loans, as may be effected (I) without the consent of

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the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(viii)      any consent to a property management company change with respect to a Mortgage Loan other than if (a) the replacement property manager is not a Borrower Party and for which the replacement property management fee is no greater than 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement or (b) for which the replacement property manager is a Borrower Party, if the related management fee is no greater than the lesser of (x) 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement and (y) the then current market rate in the location of the related Mortgaged Property, including, without limitation, approval of the termination of a manager and appointment of a new property manager;

(ix)           any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)             other than in the case of any non-Specially Serviced Loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xi)           any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion necessary in order to determine if the related conditions are satisfied;

(xii)       other than in the case of a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan (except any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement or any intercreditor, co-lender or similar agreement with any mezzanine lender or subordinate debt holder to split or resize notes or other ministerial amendments consistent with the terms of such Intercreditor Agreement or such intercreditor, co-lender or similar agreement), or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower;

(xiv)      agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)        determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, waiver, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

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(xvi)   other than with respect to a ground lease (addressed in clause (xv) above), any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property, if the lease affects an area greater than or equal to 20% of the net rentable area of the improvements at the Mortgaged Property;

(xvii)    approval of any waiver or acceptance of financial statements that are late for more than 90 consecutive days and the failure to abide by cash management provisions of the Mortgage Loan documents for a period of more than 90 days;

(xviii)  any approval of or consent to a grant of an easement or right of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan or subordination of the lien of the Mortgage Loan to such easement or right of way; and

(xix)     other than in the case of any non-Specially Serviced Loan, any determination of an Acceptable Insurance Default

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” unless the master servicer and the special servicer mutually agree that the master servicer will process such request (other than with respect to any COVID Modification which will be processed by the special servicer), and (b) the master servicer will process all requests for any matter that is not a Major Decision with respect to any non-Specially Serviced Mortgage Loans (other than a Non-Serviced Mortgage Loan) without any obligation to obtain the consent or consult with any other person. Upon receiving a request for any matter described in this section that constitutes a Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the related Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process a Major Decision, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. However, if the master servicer and the special servicer mutually agree that the master servicer will process a Major Decision, the master servicer will prepare and submit its written analysis and recommendation to the special servicer with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled to approve or disapprove any modification, waiver or amendment that constitutes such a Major Decision.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

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Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan as to the Directing Certificateholder) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future

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matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan as to the Directing Certificateholder (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the most senior Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Consultation Termination Event.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

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Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision or applicable Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan, and, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

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Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

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Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a broker or dealer within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance LLC is also the operating advisor under the BMO 2023-C4 pooling and servicing agreement and the OAKST 2023-NLP trust and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                 after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

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(ii)            if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)            if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (a) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year and a Final Asset Status Report was delivered to the operating advisor or (b) if the operating advisor was entitled to consult with the special servicer with respect to any Major Decision prepare an annual report

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generally in the form attached to this prospectus as Annex C prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or

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prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                 that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been the special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)               that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)            that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

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(iv)          that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                 that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)             that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a

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confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

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(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), any Companion Holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such

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requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a

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written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after March 31, 2013, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between March 10, 2018 and February 15, 2023 was approximately 35.1% excluding all periods for which all loans within the legacy transactions are delinquent.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 15.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

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“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                 a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)              a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

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(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)             copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)               a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)            a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)         copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent

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Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged

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Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or (i) Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays and (ii) Société Générale, with respect to the repurchase and substitution obligations of Societe Generale Financial Corporation to the same extent as Societe Generale Financial Corporation) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Third-Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third-Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

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Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

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Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                   any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)              any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                 the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)              the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

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Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence

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and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Special Servicer” and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

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Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

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With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided, however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA,

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which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

(g)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)   such master servicer or such special servicer, as the case may be, is removed from S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer,” as applicable, and is not restored to such status on such list within 60 days.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

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Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to more than 25% of the Voting Rights or (ii) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, (i) at the written direction of the holders of Voting Rights evidencing at least 25% of the Voting Rights or (ii) for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

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The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar

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compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant portions of the Code or (iii)  cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of

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negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or

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asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising either trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such

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party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”),

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and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to the such master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a

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Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the

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Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates (other than the special servicer or a Controlling Class Certificateholder) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice

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or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the

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dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS 2023-C19 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSA for the Oak Street NLP Fund Portfolio Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts or caps).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the
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related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under
“—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less), and not all Non-Serviced PSAs require the related Non-Serviced Master Servicer to make Compensating Interest Payments; in the case of the Non-Serviced PSA for the Oak Street NLP Fund Portfolio Whole Loan, the related Non-Serviced PSA does not provide for Compensating Interest Payments.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
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●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS 2023-C19 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to the Oak Street NLP Fund Portfolio Whole Loan, (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.
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The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of the Scottsdale Fashion Square Mortgage Loan

The Scottsdale Fashion Square Mortgage Loan is being serviced pursuant to the SCOTT 2023-SFS TSA. The servicing terms of the SCOTT 2023-SFS TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the SCOTT 2023-SFS TSA earns a primary servicing fee with respect to the Scottsdale Fashion Square Mortgage Loan equal to 0.00525% per annum.
●	Upon the Scottsdale Fashion Square Mortgage Loan becoming a specially serviced loan under the SCOTT 2023-SFS TSA, the related Non-Serviced Special Servicer under the SCOTT 2023-SFS TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25000% per annum.
●	The related Non-Serviced Special Servicer under the SCOTT 2023-SFS TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50000%.
•	The related Non-Serviced Special Servicer under the SCOTT 2023-SFS TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50000%.

See also “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Servicing of the Pacific Design Center Mortgage Loan

The Pacific Design Center Mortgage Loan (7.7%) will be serviced pursuant to the Benchmark 2023-B38 pooling and servicing agreement. The servicing terms of the Benchmark 2023-B38 pooling and servicing agreement are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the Benchmark 2023-B38 pooling and servicing agreement earns a master servicing fee with respect to the Pacific Design Center Mortgage Loan equal to 0.00125% per annum.
●	Upon the Pacific Design Center Mortgage Loan becoming a specially serviced loan under the Benchmark 2023-B38 pooling and servicing agreement, the related Non-Serviced Special Servicer under the Benchmark 2023-B38 pooling and servicing agreement will earn a special servicing fee

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payable monthly accruing at a rate equal to 0.25% per annum with a minimum monthly fee of $5,000.
●	The related Non-Serviced Special Servicer under the Benchmark 2023-B38 pooling and servicing agreement will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of (1) 1.0% of each such collection of interest and principal (or, if such rate would result in an aggregate workout fee of less than $25,000, then such higher rate as would result in an aggregate workout fee equal to $25,000) and (2) $1,000,000 (or $2,000,000 with respect to the Pacific Design Center Whole Loan) in the aggregate with respect to any particular workout of a specially serviced loan.
●	The related Non-Serviced Special Servicer under the Benchmark 2023-B38 pooling and servicing agreement will be entitled to a liquidation fee determined, with respect to the applicable liquidation payment or proceeds, at a liquidation fee rate equal to the lesser of (1) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000 (or $2,000,000 with respect to the Pacific Design Center Whole Loan).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Pacific Design Center Whole Loan” in this prospectus.

Servicing of the Oak Street NLP Fund Portfolio Mortgage Loan

The Oak Street NLP Fund Portfolio Mortgage Loan is being serviced pursuant to the OAKST 2023-NLP TSA. The servicing terms of the OAKST 2023-NLP TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the OAKST 2023-NLP TSA earns a primary servicing fee with respect to the Oak Street NLP Fund Portfolio Mortgage Loan equal to 0.01125% per annum.
●	Upon the Oak Street NLP Fund Portfolio Mortgage Loan becoming a specially serviced loan under the OAKST 2023-NLP TSA, the related Non-Serviced Special Servicer under the OAKST 2023-NLP TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.15000%. The special servicing fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer under the OAKST 2023-NLP TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.25000%. The workout fee is not subject to any cap or minimum fee.
●	The related Non-Serviced Special Servicer under the OAKST 2023-NLP TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.25000%. The liquidation fee is not subject to any cap or minimum fee.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Oak Street NLP Fund Portfolio Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations

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has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is listed on S&P’s Select Servicer List as a “U.S. Commercial Mortgage Master Servicer” or “U.S. Commercial Mortgage Special Servicer,” as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Kroll Bond Rating Agency, LLC (“KBRA”).

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Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or,

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if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee

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for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b)  the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance of all of the Mortgage Loan (solely for the purposes of this calculation, if such right is being exercised after the distribution date in April 2033 and the Walgreens Distribution Center Mortgage Loan (3.7%) is still an asset of the issuing entity, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class S and Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

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The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, either Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in

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writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the

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aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB” by S&P, “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and, if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include S&P and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior

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unsecured debt is rated at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New Jersey. Four (4) Mortgaged Properties (19.6%) are located in New Jersey. New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

California. Thirty-two (32) Mortgaged Properties (19.1%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

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On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interest in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Seven (7) Mortgaged Properties (11.4%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual

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amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage

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triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by

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the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is

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defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been

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shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to

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satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections

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included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was

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about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

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the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”,

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however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

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If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst

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mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

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Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, an affiliate of Barclays currently holds certain of the Gloucester Premium Outlets Companion Loans.

Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator and is an affiliate of SG Americas Securities, LLC, one of the underwriters. However, Societe Generale Financial Corporation intends to sell such Companion Loans in connection with one or more future securitizations.

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KeyBank National Association, a sponsor, a mortgage loan seller, an originator, the Master Servicer and the holder of one or more of the Oak Street NLP Fund Portfolio Pari Passu Companion Loans. KeyBank National Association is also the special servicer with respect to the Scottsdale Fashion Square Mortgage Loan, which is serviced under the SCOTT 2023-SFS trust and servicing agreement. KeyBank National Association is also the master servicer with respect to the Oak Street NLP Fund Portfolio Mortgage Loan, which is serviced under the OAKST 2023-NLP trust and servicing agreement. KeyBank National Association is also an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

SMC is a sponsor, an originator, a mortgage loan seller and an affiliate of LNR Partners, LLC, (i) the special servicer under the BMO 2023-C4 pooling and servicing agreement which (a) initially governs the servicing of the Green Acres Whole Loan (until the securitization of the related lead servicing Companion Loan), the Latitude at South Portland Whole Loan (until the Closing Date at which time servicing will shift to the Pooling and Servicing Agreement) and the Orizon Aerostructures Whole Loan (until the securitization of the related lead servicing Companion Loan) and (b) governs the servicing of the Stoney Creek Hotel Portfolio Whole Loan and (ii) the anticipated special servicer under the Benchmark 2023-B38 pooling and servicing agreement which is anticipated to initially govern the servicing of the 100 Jefferson Road Whole Loan (until the securitization of the related lead servicing Companion Loan) and the Pacific Design Center Whole Loan (although LNR Partners will not act as the special servicer for the Pacific Design Center Whole Loan).

An affiliate of Barclays has provided warehouse financing to SMC for certain Mortgage Loans originated by SMC that are being contributed to this securitization. The aggregate Cut-off Date Balance of the SMC Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $60,950,000. Proceeds received by SMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the SMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

An affiliate of Barclays has provided warehouse financing to Argentic for certain Mortgage Loans originated by Argentic that are being contributed to this securitization. The aggregate Cut-off Date Balance of the Argentic Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $63,650,000. Proceeds received by Argentic in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the Argentic Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Bank of Montreal, a sponsor, an originator and a mortgage loan seller, is an affiliate of BMO Capital Markets Corp., one of the underwriters. In addition, Bank of Montreal currently holds certain of (i) the Orizon Aerostructures Companion Loans, (ii) the Green Acres Companion Loans and (iii) the Pacific Design Center Companion Loans. However, Bank of Montreal intends to sell such Companion Loans in connection with one or more future securitizations.

GACC, a sponsor, a mortgage loan seller and an originator, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. GACC is also an affiliate of DBNY, an originator, and DBRI, an originator and the holder of (i) one or more of the Scottsdale Fashion Square Companion Loans, (ii) one or more of the Green Acres Companion Loans and (iii) one of the Sentinel Square II Companion Loans.

LMF is a sponsor, a mortgage loan seller and an originator. An affiliate of Barclays has provided warehouse financing to LMF for certain Mortgage Loans originated by LMF that are being contributed to this securitization. The aggregate Cut-off Date Balance of the LMF Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to the related warehouse facility is projected to equal approximately $32,555,000. Proceeds received by LMF in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of Barclays, each of the LMF Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

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Societe Generale Financial Corporation, a sponsor, a mortgage loan seller and an originator, is an affiliate of SG Americas Securities, LLC, one of the underwriters.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

KeyBank National Association is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

K-Star Asset Management LLC is an affiliate of (i) KKR CMBS Aggregator Type 2 L.P., the entity which is expected to act as the initial Third-Party Purchaser and retain the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR and Class S Certificates and (ii) KKR Real Estate Credit Opportunity Partners II L.P., the entity that is expected to be appointed as the initial directing certificateholder.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also (i) the operating advisor and asset representations reviewer under the BMO 2023-C4 pooling and servicing agreement which governs the servicing and administration of the Green Acres Whole Loan (prior to the related servicing shift date), the Stoney Creek Hotel Portfolio Whole Loan and the Orizon Aerostructures Whole Loan; and (ii) the operating advisor under the OAKST 2023-NLP trust and servicing agreement, which governs the servicing and administration of Oak Street NLP Fund Portfolio Whole Loan.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also (i) the certificate administrator, trustee and custodian under (a) the OAKST 2023-NLP trust and servicing agreement, pursuant to which the Oak Street NLP Fund Portfolio Whole Loan is serviced, (b) the BBCMS 2022-C18 pooling and servicing agreement, pursuant to which the Rialto Industrial Whole Loan and The Showboat Hotel Whole Loan are serviced, (c) the BMO 2023-C4 pooling and servicing agreement, pursuant to which the Green Acres Whole Loan, Stoney Creek Hotel Portfolio Whole Loan and Orizon Aerostructures Whole Loan are serviced, and (d) the FIVE 2023-V1 pooling and servicing agreement, pursuant to which the Brandywine Strategic Office Portfolio Whole Loan, Sentinel Square II Whole Loan and 575 Broadway Whole Loan are serviced, (ii) the certificate administrator and custodian under the SCOTT 2023-SFS trust and servicing agreement, pursuant to which the Scottsdale Fashion Square Whole Loan is serviced, and (iii) expected to be the certificate administrator, trustee and custodian under the Benchmark 2023-B38 pooling and servicing agreement, pursuant to which the 100 Jefferson Road Whole Loan and Pacific Design Center Whole Loan are serviced.

Pursuant to interim custodial arrangements between Computershare Trust Company, National Association and SMC, Computershare Trust Company, National Association acts as interim custodian with respect to all of the SMC Mortgage Loans (7.2%).

Pursuant to interim custodial agreements between Computershare Trust Company, National Association, which is the certificate administrator and trustee, and BMO, which is a sponsor, mortgage loan seller and an originator, Computershare Trust Company, National Association acts as an interim custodian with respect to certain of the BMO Mortgage Loans, excluding any of such Mortgage Loans that are Non-Serviced Mortgage Loans.

Arbor Multifamily Lending, LLC, had previously acted as interim sub-servicer with respect to the Latitude at South Portland Mortgage Loan originated by its affiliate, Arbor Private Label, LLC (3.3%) (with a Cut-off Date Balance of $28,192,000) and is currently acting as sub-servicer of Midland Loan Services, a Division of PNC Bank, National Association, the master servicer under the BMO 2023-C4 pooling and servicing agreement. Upon the closing of the BBCMS 2023-C19 securitization, Arbor Multifamily Lending, LLC will act as sub-servicer of KeyBank National Association, the Master Servicer, for the Latitude at South Portland Mortgage Loan.

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Midland is (i) the master servicer of the Showboat Hotel Whole Loan which is serviced under the BBCMS 2022-C18 PSA, (ii) the master servicer of the Brandywine Strategic Office Portfolio, Sentinel Square II and 575 Broadway Whole Loans which are serviced under the FIVE 2023-V1 PSA and (iii) the master servicer of the Stoney Creek Hotel Portfolio Whole Loan which is serviced under the BMO 2023-C4 PSA.

Midland is the initial master servicer of the Green Acres and the Orizon Aerostructures Whole Loans which are currently being serviced under the BMO 2023-C4 PSA until their respective servicing shift date. After the related servicing shift date, the Green Acres and Orizon Aerostructures Whole Loans will be serviced by a yet to be named master servicer under the related servicing shift pooling and servicing agreement.

Midland is the initial master servicer of the Rialto Industrial Whole Loan which is currently being serviced under the BBCMS 2022-C18 PSA until the servicing shift date. After such servicing shift date, the Rialto Industrial Whole Loan will be serviced by a yet to be named master servicer under the related servicing shift pooling and servicing agreement.

Midland is expected to be the initial master servicer of the 100 Jefferson Road Whole Loan which is expected to be serviced under the Benchmark 2023-B38 PSA until the servicing shift date. After such servicing shift date, the 100 Jefferson Road Whole Loan will be serviced by a yet to be named master servicer under the related servicing shift pooling and servicing agreement.

Midland is expected to be the master servicer of the Pacific Design Center Whole Loan which is expected to be serviced under the Benchmark 2023-B38 PSA.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Societe Generale Financial Corporation and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Citigroup Global Markets Inc. and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

With respect to the Pacific Design Center Whole Loan (7.7%), Midland acts as interim servicer pursuant to that certain interim servicing agreement between Midland and Goldman Sachs Bank USA.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

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Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay the ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a

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holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under the ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans allocated to the certificates will depend in part on the period of time during which the Class A-1, Class A-2A, Class A-2B and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the certificates than they were when the Class A-1, Class A-2A, Class A-2B and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these

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classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 594,551,000	Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates
Class X-B	$ 140,144,000	Class A-S and Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments, performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

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With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$594,551,000	Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB certificates
Class X-B	$140,144,000	Class A-S and Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

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Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in May 2023;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about April 27, 2023;
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●	each ARD Loan prepays in full on the related Anticipated Repayment Date (in the case of a 0% CPR scenario);
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	83%	83%	83%	83%	83%
April 2025	64%	64%	64%	64%	64%
April 2026	42%	42%	42%	42%	42%
April 2027	16%	0%	0%	0%	0%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.55	2.43	2.42	2.42	2.42
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Percent of the Maximum Initial Certificate Balance ($120,000,000)(1)
of the Class A-2A Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	98%	94%	90%	76%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.69	4.60	4.51	4.39	4.14

(1)	The exact initial Certificate Balance of the Class A-2A certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2A certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($176,000,000)(1)
of the Class A-2B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.86	4.84	4.80	4.42

(1)	The exact initial Certificate Balance of the Class A-2B certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2B certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($296,000,000)(1)
of the Class A-2B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	99%	98%	96%	90%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.80	4.76	4.70	4.63	4.31

(1)	The exact initial Certificate Balance of the Class A-2B certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2B certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Initial Certificate Balance
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	99%	99%	90%
April 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.70	9.66	9.62	9.57	9.34

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	99%	99%	99%	99%	99%
April 2029	80%	80%	80%	80%	80%
April 2030	59%	59%	59%	59%	59%
April 2031	37%	37%	37%	37%	37%
April 2032	14%	14%	14%	14%	14%
April 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.38	7.38	7.38	7.38	7.38

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.91	9.89	9.86	9.62
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.92	9.64

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031	100%	100%	100%	100%	100%
April 2032	100%	100%	100%	100%	100%
April 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.72

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at

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any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2A Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding the entitlement to collections of Excess Interest) and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC, and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code and (b) the Class S certificates will represent undivided beneficial interests in the related portions of the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may

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consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

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In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount, or “OID”) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twelve (12) of the Mortgaged Properties securing seven (7) Mortgage Loans (collectively, 13.3%) are multifamily properties or mixed-use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual

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interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus

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such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with OID for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPR; provided that it is assumed that any ARD Loan repays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

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Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest

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multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

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Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis

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in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call,

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and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will be designated as the partnership representative of each Trust REMIC and will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-

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U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer

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identification number or (ii) is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

In addition, the Grantor Trust may be subject to Treasury Regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of the Class S Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the

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Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the Certificate Administrator make available information regarding interest income and information necessary to compute any OID to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays Capital Holdings Inc. and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

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Underwriter	Class A-1	Class A-2A	Class A-2B	Class A-5
Barclays Capital Inc.	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class A-SB	Class X-A	Class X-B	Class A-S
Barclays Capital Inc.	$	$	$	$
BMO Capital Markets Corp.	$	$	$	$
SG Americas Securities, LLC	$	$	$	$
KeyBanc Capital Markets Inc.	$	$	$	$
Deutsche Bank Securities Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Bancroft Capital, LLC	$	$	$	$
Total	$	$	$	$
Underwriter	Class B	Class C
Barclays Capital Inc.	$	$
BMO Capital Markets Corp.	$	$
SG Americas Securities, LLC	$	$
KeyBanc Capital Markets Inc.	$	$
Deutsche Bank Securities Inc.	$	$
Drexel Hamilton, LLC	$	$
Bancroft Capital, LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2023, before deducting expenses payable by the depositor (such expenses estimated at $[_], excluding underwriting discounts and commissions). The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to

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make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor, an affiliate of Barclays, which is a sponsor, the retaining sponsor, an originator, a mortgage loan seller, and an affiliate of the holder of certain of the Gloucester Premium Outlets Companion Loans. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator, a mortgage loan seller, and a holder of certain of (i) the Pacific Design Center Companion Loans, (ii) the Green Acres Companion Loans and (iii) the Orizon Aerostructures Companion Loans. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Societe Generale Financial Corporation, which is a sponsor, an originator, a mortgage loan seller, and a holder of certain of the South Lake at Dulles Companion Loans. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor and a mortgage loan seller, and is also an affiliate of Deutsche Bank AG, New York Branch, an originator, and DBR Investments Co. Limited, an originator and the holder of (i) one or more of the Scottsdale Fashion Square Companion Loans, (ii) one or more of the Green Acres Companion Loans and (iii) one of the Sentinel Square II Companion Loans. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, which is a sponsor, an originator, a mortgage loan seller, the master servicer, the holder of one or more of the Oak Street NLP Fund Portfolio Pari Passu Companion Loans, the master servicer with respect to the Oak Street NLP Fund Portfolio mortgage loan, which is serviced under the OAKST 2023-NLP trust and servicing agreement, and the special servicer with respect to the Scottsdale Fashion Square mortgage loan, which is serviced under the SCOTT 2023-SFS trust and servicing agreement.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of BMO Capital Markets Corp., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of SG Americas Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of KeyBanc Capital Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Bank of Montreal, an affiliate of BMO Capital Markets Corp., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Bank of Montreal Mortgage Loans;

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(3)       the payment by the depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the KeyBank National Association Mortgage Loans;

(4)       the payment by Argentic or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with Argentic or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Argentic, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Argentic in connection with the sale of those Mortgage Loans to the depositor by Argentic;

(5)       the payment by LMF or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with LMF or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by LMF, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to LMF in connection with the sale of those Mortgage Loans to the depositor by LMF;

(6)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC;

(7)       the payment by the depositor to Societe Generale Financial Corporation, an affiliate of SG Americas Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Societe Generale Financial Corporation Mortgage Loans; and

(8)       the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257737-07)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is

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entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333- 257737) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions

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of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, as of loan origination, holds a 99% equity interest in Institutional Mall Investors LLC, one of the borrower sponsors of the Scottsdale Fashion Square Mortgage Loan (7.7%). Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

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Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts

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unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by

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ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness

535

standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on

536

each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in April 2056. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings

537

surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

538

Index of Defined Terms

1
1745 Guarantor	187
17g-5 Information Provider	362
1986 Act	517
1996 Act	496
3
30/360 Basis	396
4
401(c) Regulations	535
5
575 Broadway Eligibility Requirements	175
575 Broadway Facade Declaration	199
575 Broadway Ground Lease	174
575 Broadway Institution	175
A
A/B Whole Loan	217
AB Modified Loan	408
Accelerated Mezzanine Loan Lender	356
Acceptable Insurance Default	411
ACER	178
ACM	177
Acting General Counsel’s Letter	141
Actual/360 Basis	203
Actual/360 Loans	386
ADA	498
Additional Exclusions	411
Additional Remediation	178
Administrative Cost Rate	340
ADR	150
Advances	382
Affirmative Asset Review Vote	448
AIM	311
ALTA	250
Annual Debt Service	150
Anticipated Repayment Date	203
Appraisal Reduction Amount	404
Appraisal Reduction Event	403
Appraised Value	151
Appraised-Out Class	409
ARD	203
ARD Loan	203
AREF	27, 148
Argentic	254

Argentic Data Tape	259
Argentic Mortgage Loans	254
Argentic Review Team	259
ASC	311
ASR Consultation Process	425
Assessment of Compliance	477
Asset Representations Reviewer Asset Review Fee	402
Asset Representations Reviewer Fee	402
Asset Representations Reviewer Fee Rate	402
Asset Representations Reviewer Termination Event	453
Asset Representations Reviewer Upfront Fee	402
Asset Review	449
Asset Review Notice	448
Asset Review Quorum	448
Asset Review Report	450
Asset Review Report Summary	450
Asset Review Standard	450
Asset Review Trigger	447
Asset Review Vote Election	448
Asset Status Report	422
Assumed Certificate Coupon	323
Assumed Final Distribution Date	348
Assumed Scheduled Payment	341
Attestation Report	477
Available Funds	333
AWC	176
B
Balloon or ARD LTV Ratio	155
Balloon Payment	155
Bank Act	271
Barclays	240
Barclays Data Tape	242
Barclays Holdings	240
Barclays Mortgage Loans	242
Barclays Review Team	242
Barclays’ Qualification Criteria	243
Base Interest Fraction	347
Benchmark 2023-B38 PSA	311
Benchmark 2023-B38 Special Servicer	311
BMO	271
BMO Data File	273
BMO Financial	272
BMO Harris	272
BMO Mortgage Loans	272
BMO Securitization Database	273
Borrower Party	355
Borrower Party Affiliate	355

539

Breach Notice	372
Bridge Bank	106
Bulletin Building Ground Lease	174
Bulletin Building Ground Lessor	174, 195
C
C(WUMP)O	22
CalPERS	532
Cash Flow Analysis	151
CDTC	313
Cedars Sinai Expansion Space	193
Cedars Sinai Tenant Improvements	193
CERCLA	495
Certificate Administrator/Trustee Fee	401
Certificate Administrator/Trustee Fee Rate	401
Certificate Balance	331
Certificate Owners	364
Certificateholder	356
Certificateholder Quorum	455
Certificateholder Repurchase Request	465
City	193, 195
City Confirmation	193
Class A Certificates	330
Class A-SB Planned Principal Balance	342
Class X Certificates	330
Clearstream	363
Clearstream Participants	365
Closing Date	150, 240
CMBS	144, 303
CMBS B-Piece Securities	319
CoC	177
Code	515
Collateral Deficiency Amount	408
Collection Account	385
Collection Period	334
Communication Request	367
Companion Distribution Account	386
Companion Holder	217
Companion Holders	217
Companion Loan Rating Agency	217
Companion Loans	148
Compensating Interest Payment	349
Computershare	313
Computershare Limited	313
Computershare Trust Company	313
Constant Prepayment Rate	507
Constraining Level	322
Consultation Termination Event	436
Control Eligible Certificates	431
Control Note	217
Control Termination Event	436
Controlling Class	431
Controlling Class Certificateholder	431
Controlling Holder	217

Corrected Loan	422
COVID Emergency	403
COVID Modification	404
COVID Modification Agreement	404
COVID Modified Loan	404
COVID-19	60
CPR	507
CPY	507
CREC	179
Credit Risk Retention Rules	317
CREFC®	353
CREFC® Intellectual Property Royalty License Fee	402
CREFC® Intellectual Property Royalty License Fee Rate	403
CREFC® Reports	353
Cross-Over Date	338
CRR	123
CTS	313
Cumulative Appraisal Reduction Amount	408
Cure/Contest Period	450
Cut-off Date	147
Cut-off Date Balance	152
Cut-off Date Loan-to-Value Ratio	154
Cut-off Date LTV Ratio	154
D
D or @%(#)	157
D or GRTR of @% or YM(#)	157
D or YM(#)	157
D(#)	156
DBNY	149
DBRI	149
DBRS Morningstar	299, 304, 451
Debt Service Coverage Ratio	154
Defaulted Loan	428
Defaulting Borrower	187
Defeasance Deposit	207
Defeasance Loans	207
Defeasance Lock-Out Period	207
Defeasance Option	207
Definitive Certificate	363
Delinquent Loan	448
Depositaries	364
Design Showroom Space Restriction	198
Determination Date	332
Deutsche Bank	263
Diligence File	369
Directing Certificateholder	430
Directing Certificateholder Asset Status Report Approval Process	424
Disclosable Special Servicer Fees	400
Discount Rate	347
Discount Yield	321
Dispute Resolution Consultation	468

540

Dispute Resolution Cut-off Date	467
Distribution Accounts	386
Distribution Date	332
Distribution Date Statement	353
Distributor	18
DISTRIBUTOR	19
DMARC	264
Dodd-Frank Act	146
DOJ	263
DOL	532
DSCR	154
DTC	363
DTC Participants	364
DTC Rules	365
Due Date	202, 334
Due Diligence Questionnaire	274
Due Diligence Requirements	124
E
EDGAR	531
EEA	18
EEA Retail Investor	18
Effective Gross Income	151
Eligible Asset Representations Reviewer	451
Eligible Operating Advisor	442
Elliott	311
Emergency Area	166
Enforcing Party	465
Enforcing Servicer	465
ESA	175, 268
Escrow/Reserve Mitigating Circumstances	245, 270
EU Due Diligence Requirements	123
EU Institutional Investor	124
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Securitization Regulation	20
EU Transparency Requirements	124
Euroclear	363
Euroclear Operator	365
Euroclear Participants	365
EUWA	18, 20
Exception Schedules	329
Excess Interest	332
Excess Interest Distribution Account	386
Excess Modification Fee Amount	397
Excess Modification Fees	395
Excess Prepayment Interest Shortfall	350
Exchange Act	240, 271
Excluded Controlling Class Holder	355
Excluded Information	356
Excluded Loan	356
Excluded Plan	534
Excluded Special Servicer	455

Excluded Special Servicer Loan	455
Exemption	533
Exemption Rating Agency	533
F
FATCA	525
FDIA	139
FDIC	106
FIEL	24
Fifteen Percent Prepayment Amount	209
Fifth Blue Amendment	193
Final Asset Status Report	424
Final Dispute Resolution Election Notice	468
Financial Market Publisher	357
Financial Promotion Order	21
FIRREA	141, 267
Fitch	299, 475
Flagstar	106
FPO Persons	21
FSMA	18, 20
Fund	185
G
GACC	263
GACC Data Tape	265
GACC Deal Team	265
GACC Mortgage Loans	264
Gain-on-Sale Entitlement Amount	334
Gain-on-Sale Remittance Amount	334
Gain-on-Sale Reserve Account	387
Garn Act	497
GLA	155
Government of the DC	193
Government Securities	205
grantor trust	56
Grantor Trust	332, 515
Green Acres	216
GRTR of @% or YM(#)	157
GSA	192
H
Hempstead IDA	201
HRR certificates	35
HRR Certificates	317, 330
HSS	178
HSTP Act	77
I
Impermissible Risk Retention Affiliate	458
Impermissible TPP Affiliate	458
Indirect Participants	364
Initial Delivery Date	422
Initial Pool Balance	147

541

Initial Rate	203
Initial Requesting Certificateholder	465
In-Place Cash Management	155
Institutional Investor	23
Institutional Investors	124
Insurance and Condemnation Proceeds	385
Intercreditor Agreement	217
Interest Accrual Amount	340
Interest Accrual Period	340
Interest Distribution Amount	340
Interest Reserve Account	386
Interest Shortfall	340
Interested Person	429
Interest-Only Certificates	320
Interest-Only Expected Price	325
Interpolated Yield	321, 324
Investor Certification	356
IRS	426
ISRA	177
J
Japanese Retention Requirement	25
JFSA	25
Jointly Sold Mortgage Loans	155
JRR Rule	25
K
KBRA	475
KeyBank	291
KeyBank Data Tape	292
KeyBank Mortgage Loans	292
KeyBank Qualification Criteria	293
KeyBank Review Team	292
KKR	319
KKR Aggregator	318
KKR Initial Directing Certificateholder	301
K-Star	301
L
L(#)	156
Lease Commencement Date	194
Lender Plaintiff	185
Lennar	279
Lightstone	189
Liquidation Fee	397
Liquidation Fee Rate	397
Liquidation Proceeds	386
LMF	279
LMF Data Tape	284
LMF Mortgage Loans	279
LMF Review Team	283
Loan Per Unit	155
Local Law 97	89
Lock-out Period	205

Loss of Value Payment	374
Lower-Tier Regular Interests	515
lower-tier REMIC	56
Lower-Tier REMIC	332
Lower-Tier REMIC Distribution Account	386
LPC	199
LTV Ratio	153
LTV Ratio at Maturity or Anticipated Repayment Date	155
LTV Ratio at Maturity or ARD	155
M
Macerich	216
MAI	375
Major Decision	432
Major Decision Reporting Package	432
MAS	23
Master Servicer Decision	413
Master Servicer Proposed Course of Action Notice	466
Material Defect	372
Maturity Date Balloon Payment	155
Midland	303
Midland Serviced Mortgage Loans	303
MiFID II	18, 19
MLPA	367
Modeling Assumptions	507
Modification Fees	395
Moody’s	299
Mortgage	148
Mortgage File	368
Mortgage Loans	147
Mortgage Note	148
Mortgage Pool	147
Mortgage Rate	340
Mortgaged Property	149
N
Net Mortgage Rate	339
Net Operating Income	156
New Lender	187
NI 33-105	25
NJDEP	177
Non-Control Note	217
Non-Controlling Holder	217
non-offered certificates	35
Nonrecoverable Advance	383
Non-Serviced A/B Whole Loan	217
Non-Serviced Certificate Administrator	217
non-serviced companion loan	47
Non-Serviced Companion Loan	217
Non-Serviced Custodian	217
Non-Serviced Directing Certificateholder	217
Non-Serviced Master Servicer	217

542

non-serviced mortgage loan	47
Non-Serviced Mortgage Loan	217
Non-Serviced Pari Passu Companion Loan	218
Non-Serviced Pari Passu Mortgage Loan	218
Non-Serviced Pari Passu Whole Loan	218
Non-Serviced PSA	218
Non-Serviced Special Servicer	218
Non-Serviced Trustee	218
non-serviced whole loan	47
Non-Serviced Whole Loan	218
Non-U.S. Person	525
Nordstrom Wing	183
Nordstrom Wing Alteration	183
Note Holder Purchase Option Notice	234
Notional Amount	332
NRA	156
NRSRO	355
NRSRO Certification	357
O
O(#)	157
Oak Street Default Property	209
Oak Street Defeased Note	208
Oak Street Lender Policy	179
Oak Street NLP Fund Co-Lender Agreement	235
Oak Street NLP Fund Companion Loans	235
Oak Street NLP Fund Directing Certificateholder	238
Oak Street NLP Fund Mortgage Loan	235
Oak Street NLP Fund Noteholders	235
Oak Street NLP Fund Pari Passu Companion Loans	235
Oak Street NLP Fund Senior Notes	235
Oak Street NLP Fund Servicer	235
Oak Street NLP Fund Special Servicer	235
Oak Street NLP Fund Subordinate Companion Loans	235
Oak Street NLP Fund Trustee	236
Oak Street NLP Fund Whole Loan	235
Oak Street NLP Partial Defeasance Event	208
Oak Street Partial Defeasance Amount	208
Oak Street Purchase Option Properties	209
Oak Street Release Price	209
Oak Street Syndicate Policy	179
OAKST 2023-NLP TSA	235
Occupancy As-Of Date	156
Occupancy Rate	156
offered certificates	35
Offered Certificates	330
OID	517
OID Regulations	518

OLA	141
Operating Advisor Annual Report	441
Operating Advisor Consultation Event	328
Operating Advisor Consulting Fee	401
Operating Advisor Expenses	402
Operating Advisor Fee	401
Operating Advisor Fee Rate	401
Operating Advisor Standard	440
Operating Advisor Termination Event	444
Operating Advisor Upfront Fee	401
Operating Statements	161
Other Loan	187
Other Master Servicer	218
Other PSA	218
Other Special Servicer	218
P
P&I Advance	381
P&I Advance Date	381
PACE	106, 216
Pacific Design Center Co-Lender Agreement	227
Pacific Design Center Directing Holder	233
Pacific Design Center Mortgage Loan	227
Pacific Design Center Mortgaged Property	227
Pacific Design Center Pari Passu Companion Loans	227
Pacific Design Center Senior Note Holders	227
Pacific Design Center Senior Notes	227
Pacific Design Center Sequential Pay Event	229
Pacific Design Center Subordinate Loan	227
Pacific Design Center Subordinate Loan Control Appraisal Period	233
Pacific Design Center Subordinate Loan Holder	227
Pacific Design Center Threshold Event Collateral	233
Pacific Design Center Whole Loan	227
PADEP	177, 198
Pads	161
PAR	268
Par Purchase Price	428
Pari Passu Companion Loans	148
Pari Passu Mortgage Loan	218
Parking Work	166
Participants	363
Parties in Interest	532
partnership representative	524
Pass-Through Rate	338
Patriot Act	499
PCE	179
PCR	250, 278

543

Pentalpha Surveillance	315
Percentage Interest	332
Periodic Payments	333
Permitted Investments	332, 387
Permitted Special Servicer/Affiliate Fees	400
PILOT Agreements	201
PIP	153
PIPs	183
Plans	531
PNC Bank	306
Pooling and Servicing Agreement	330
PRC	22
Preliminary Dispute Resolution Election Notice	467
Prepayment Assumption	519
Prepayment Interest Excess	348
Prepayment Interest Shortfall	349
Prepayment Premium	347
Prepayment Provisions	156
Prime Rate	385
principal balance certificates	3
Principal Balance Certificates	330
Principal Distribution Amount	340
Principal Shortfall	342
Privileged Information	443
Privileged Information Exception	443
Privileged Person	355
Professional Investors	22
Prohibited Prepayment	349
Promotion of Collective Investment Schemes Exemptions Order	21
Property Solutions	178
Proposed Course of Action	466
Proposed Course of Action Notice	466
Prospectus	22
PSA	301, 330
PSA Party Repurchase Request	465
PTCE	535
Purchase Option Prepayment	209
Purchase Price	374
Q
Qualification Criteria	253, 285
Qualified Replacement Special Servicer	456
Qualified Substitute Mortgage Loan	375
Qualifying CRE Loan Percentage	317
R
RAC No-Response Scenario	475
RAO-E	177
Rated Final Distribution Date	348
Rating Agencies	475
Rating Agency Confirmation	475
REA	70

RealINSIGHT	311
Realized Loss	351
REC	176
Record Date	332
Registration Statement	531
Regular Certificates	330
Regular Interestholder	518
Regular Interests	515
Regulation AB	300, 477
Reimbursement Rate	385
Related Proceeds	384
Release Date	207
Release Parcel	208
Relevant Investor	23
Relevant Persons	21
Relief Act	498
Remaining Term to Maturity	157
REMIC	515
REO Account	387
REO Loan	343
REO Property	421
Repurchase Request	465
Requesting Certificateholder	467
Requesting Holders	409
Requesting Investor	367
Requesting Party	474
Required Credit Risk Retention Percentage	317
Requirements	499
Residual Certificates	330
Resolution Failure	466
Resolved	466
Restricted Group	533
Restricted Party	443
Retaining Sponsor	316
Review Materials	448
Revised Rate	203
RevPAR	157
Rialto Industrial Purchase Option	185
Rialto Industrial Seller	185
Risk Retention Affiliate	443
Risk Retention Affiliated	443
Risk Retention Requirements	124
ROFO	195
ROFR	195
Rooms	161
Rule 17g-5	357
S
S&P	299, 303, 451, 475
Saadia	185
Saadia Litigation	185
Saadia ROFO	185
Scheduled Certificate Interest Payments	324

544

Scheduled Certificate Principal Payments	320
Scheduled Principal Distribution Amount	341
SEC	240, 271
Securities Act	477
Securitization Accounts	330, 387
Securitization Regulation	124
Senior Certificates	330
Serviced Companion Loan	218
Serviced Mortgage Loan	218
Serviced Pari Passu Companion Loan	218
Serviced Pari Passu Companion Loan Securities	459
Serviced Pari Passu Mortgage Loan	218
Serviced Pari Passu Whole Loan	218
Serviced Whole Loan	219
Servicer Termination Event	458
Servicing Advances	382
Servicing Fee	393
Servicing Fee Rate	394
Servicing Standard	380
Servicing Transfer Event	421
SF	157
SFA	23
SFO	22
SGFC Entities	247
SGNY	247
Similar Law	532
Site Cap	177, 198
SLIC	182
SM Holdco	185
SM Holdco Member	185
SMC	285, 310
SMC Data Tape	286
SMC Mortgage Loans	285
SMC Review Team	286
SMMEA	535
Société Générale	246
Societe Generale Financial Corporation	246
Societe Generale Financial Corporation Data Tape	251
Societe Generale Financial Corporation Deal Team	251
Societe Generale Mortgage Loans	248
Special Servicing Fee	396
Special Servicing Fee Rate	396
Specially Serviced Loans	419
Sq. Ft.	157
Square Feet	157
Standard Qualifications	2
Startup Day	515
Starwood	285
Stated Principal Balance	342
Stoney Creek Investors of Columbia	167
Stoney Creek Licensees	167
Structured Product	22

STWD	306
Subordinate Certificates	330
Subordinate Companion Loan	219
Subordinate Companion Loans	148
Subsequent Asset Status Report	422
Sub-Servicing Agreement	380
SVB	106
T
T-12	157
Target Price	322
Ten Percent Prepayment Amount	209
Term to Maturity	157
Termination Purchase Amount	479
Terms and Conditions	366
Tests	449
Third-Party Purchaser	301, 316
TI Work	183
Title V	497
Total Operating Expenses	151
Treasury Regulations	515
Treasury-Priced Expected Price	323
Treasury-Priced Principal Balance Certificates	320
TRIPRA	91
Trust	298
trust REMICs	56
Trust REMICs	515
TTM	157
Twenty Percent Prepayment Amount	209
U
U.S. Person	525
U/W DSCR	154
U/W Expenses	157
U/W NCF	158
U/W NCF Debt Yield	160
U/W NCF DSCR	154
U/W Net Cash Flow	158
U/W Net Operating Income	160
U/W NOI	160
U/W NOI Debt Yield	161
U/W NOI DSCR	161
U/W Revenues	161
UCC	485
UK	18
UK CRR	124
UK Due Diligence Requirements	123
UK Institutional Investor	124
UK PRIIPS Regulation	19
UK Retail Investor	18
UK Securitization Regulation	20
UK Transparency Requirements	124
Underwriter Entities	115

545

Underwriting Agreement	527
Underwritten Debt Service Coverage Ratio	154
Underwritten Expenses	157
Underwritten NCF	158
Underwritten NCF Debt Yield	160
Underwritten Net Cash Flow	158
Underwritten Net Cash Flow Debt Service Coverage Ratio	154
Underwritten Net Operating Income	160
Underwritten Net Operating Income Debt Service Coverage Ratio	161
Underwritten NOI	160
Underwritten NOI Debt Yield	161
Underwritten Revenues	161
Units	161
Unscheduled Principal Distribution Amount	341
Unsolicited Information	449
upper-tier REMIC	56
Upper-Tier REMIC	332
Upper-Tier REMIC Distribution Account	386
UST	176
V
Valley Stream	174

Volcker Rule	146
Voting Rights	362
W
WAC Rate	339
Walmart Ground Lease	174
Walmart Parcel	174
WB Holding	190
Weighted Average Mortgage Rate	161
weighted averages	162
WeWork	175
White Birch	190
Whole Loan	148
Withheld Amounts	386
Workout Fee	396
Workout Fee Rate	396
Workout-Delayed Reimbursement Amount	385
Y
Yield Maintenance Charge	347
Yield-Priced Expected Price	326
Yield-Priced Principal Balance Certificates	320
YM(#)	157

546

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
								1	25
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	7.7%	100.0%	GSBI, DBNY	GACC	Group A	NAP	7014 East Camelback Road	Scottsdale	Maricopa	AZ
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	7.7%	100.0%	GSBI	AREF2, BMO	NAP	NAP	8687 and 8661 Melrose Avenue and 700 North San Vicente Boulevard	West Hollywood	Los Angeles	CA
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	6.4%	100.0%	SMC	SMC	NAP	NAP	2 Executive Drive	Fort Lee	Bergen	NJ
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	5.9%	100.0%	Barclays, SGFC	Barclays, SGFC	NAP	NAP	100, 200, 300, 400 and 600 Premium Outlets Drive	Blackwood	Camden	NJ
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	5.7%	100.0%	AREF	AREF	NAP	NAP	1110 West Merrill Avenue	Rialto	San Bernardino	CA
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	5.5%	100.0%	GSBI, MSBNA, BMO, DBRI	BMO, GACC	Group A	NAP	2034 Green Acres Road	Valley Stream	Nassau	NY
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	4.7%	100.0%	SGFC	SGFC	NAP	NAP	13820 Sunrise Valley Drive	Herndon	Fairfax	VA
8	Loan	19, 20	1	Cityview Centre	4.7%	100.0%	Barclays	Barclays	NAP	NAP	4600, 4608, 4720, 4750 Bryant Irvin Road	Fort Worth	Tarrant	TX
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	4.6%		BCREI, BANA, WFBNA, CREFI	Barclays	NAP	NAP	Various	Various	Various	Various
9.01	Property		1	401-405 Colorado	1.2%	25.6%					401-405 Colorado Street	Austin	Travis	TX
9.02	Property		1	1900 Market	1.1%	25.2%					1900 Market Street	Philadelphia	Philadelphia	PA
9.03	Property		1	The Bulletin Building	0.9%	20.2%					3025 Market Street	Philadelphia	Philadelphia	PA
9.04	Property		1	Four Points Centre 3	0.4%	9.4%					11120 Four Points Drive	Austin	Travis	TX
9.05	Property		1	500 North Gulph	0.3%	6.6%					500 North Gulph Road	King of Prussia	Montgomery	PA
9.06	Property		1	Metroplex – PA	0.3%	6.6%					4000 Chemical Road	Plymouth Meeting	Montgomery	PA
9.07	Property		1	933 First Avenue	0.3%	6.5%					933 First Avenue	King of Prussia	Montgomery	PA
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	4.5%	100.0%	AREF2, JPMCB	AREF2	NAP	NAP	100 Jefferson Road	Parsippany	Morris	NJ
11	Loan	11, 19	1	Walgreens Distribution Center	3.7%	100.0%	LMF	LMF	NAP	NAP	5100 Lake Terrace Northeast	Mount Vernon	Jefferson	IL
12	Loan	7, 18, 24	1	Sentinel Square II	3.5%	100.0%	GACC	GACC	NAP	NAP	1050 1st Street Northeast	Washington	District of Columbia	DC
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	3.4%	100.0%	SGFC, CREFI	SGFC	NAP	NAP	575 Broadway	New York	New York	NY
14	Loan	1, 7, 10	1	Latitude at South Portland	3.3%	100.0%	Arbor	BMO	NAP	NAP	350 Clarks Pond Parkway	Portland	Cumberland	ME
15	Loan	2, 19, 29	1	Fibertown Data Center	3.1%	100.0%	SGFC	SGFC	NAP	NAP	100, 110 and 120 North Main Street	Bryan	Brazos	TX
16	Loan	7, 19, 20	1	The Showboat Hotel	2.8%	100.0%	Barclays	Barclays	NAP	NAP	801 Boardwalk	Atlantic City	Atlantic	NJ
17	Loan	13, 19, 20	1	Gateway One	2.7%	100.0%	Barclays	Barclays	NAP	NAP	11400 Southeast 8th Street	Bellevue	King	WA
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	2.6%		WFBNA, KeyBank	KeyBank	NAP	NAP	Various	Various	Various	Various
18.01	Property		1	Big Lots - Tremont, PA	0.4%	16.1%					50 Rausch Creek Road	Tremont	Schuylkill	PA
18.02	Property		1	Big Lots - Durant, OK	0.3%	13.1%					2306 Enterprise Drive	Durant	Bryan	OK
18.03	Property		1	Badcock - LaGrange, GA	0.2%	5.7%					505 Pegasus Parkway	LaGrange	Troup	GA
18.04	Property		1	Badcock - Mebane, NC	0.1%	4.2%					1017 Corporate Park Drive	Mebane	Alamance	NC
18.05	Property		1	Badcock - Mulberry, FL	0.1%	4.1%					201 Kid Ellis Road	Mulberry	Polk	FL
18.06	Property		1	NAICO - Chandler, OK	0.1%	3.9%					1003 Allison Avenue, 1010 Manvel Avenue, 915 Allison Avenue and 1023 Allison Avenue	Chandler	Lincoln	OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	0.1%	3.3%					13220-13222 San Pablo Avenue	San Pablo	Contra Costa	CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	0.1%	3.2%					5600 Broken Sound Boulevard	Boca Raton	Palm Beach	FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	0.1%	3.0%					5645-5677 East Kings Canyon Road	Fresno	Fresno	CA
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	0.1%	2.5%					1000 El Cerrito Plaza	El Cerrito	Contra Costa	CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	0.1%	2.4%					4555 North Pershing Avenue	Stockton	San Joaquin	CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	0.1%	2.2%					801 Oakdale Road	Modesto	Stanislaus	CA
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	0.1%	2.1%					2054 Nevada City Highway	Grass Valley	Nevada	CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	0.1%	2.1%					4010, 4040, 4120, 4190 North West Avenue	Fresno	Fresno	CA
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	0.1%	1.9%					2920 East Whitmore Avenue	Ceres	Stanislaus	CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	0.1%	1.9%					6465 Niles Street	Bakersfield	Kern	CA
18.17	Property		1	Big Y - Milford, CT	0.0%	1.9%					150 Boston Post Road	Milford	New Haven	CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	0.0%	1.7%					9750 Pyramid Lakes Highway	Sparks	Washoe	NV
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	0.0%	1.7%					875 South Tracy Boulevard	Tracy	San Joaquin	CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	0.0%	1.6%					1003 East Bidwell	Folsom	Sacramento	CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	0.0%	1.6%					2005 North Tracy Boulevard	Tracy	San Joaquin	CA
18.22	Property		1	Save Mart Supermarkets - Napa, CA	0.0%	1.5%					1346 Trancas Street	Napa	Napa	CA
18.23	Property		1	Badcock - Mulberry, FL (4)	0.0%	1.3%					205 Northwest 2nd Street and 308 1st Avenue Northwest	Mulberry	Polk	FL
18.24	Property		1	Save Mart Supermarkets - Chico, CA	0.0%	1.3%					146 West East Avenue	Chico	Butte	CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	0.0%	1.3%					1223 North Davis Road	Salinas	Monterey	CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	0.0%	1.2%					909 Sierra Street	Kingsburg	Fresno	CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	0.0%	1.2%					1157 North Willow Avenue	Clovis	Fresno	CA
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	0.0%	1.1%					2179 Shaw Avenue	Clovis	Fresno	CA
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	0.0%	1.1%					777 East Monte Vista Avenue	Vacaville	Solano	CA
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	0.0%	1.1%					9160 Elk Grove Florin Road	Elk Grove	Sacramento	CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	0.0%	1.0%					1172 North Main Street	Manteca	San Joaquin	CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	0.0%	1.0%					5750 North 1st Street	Fresno	Fresno	CA
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	0.0%	1.0%					530 West Lodi Avenue	Lodi	San Joaquin	CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	0.0%	0.9%					565 East Prater Way	Sparks	Washoe	NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	0.0%	0.9%					3325 US Highway 50	Carson City	Carson City	NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	0.0%	0.8%					4055 MacArthur Boulevard	Oakland	Alameda	CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	0.0%	0.8%					275 East Forest Avenue	Coalinga	Fresno	CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	0.0%	0.8%					828 J Street	Marysville	Yuba	CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	0.0%	0.7%					11980 State Highway 88	Jackson	Amador	CA
18.40	Property		1	Badcock - Mulberry, FL (3)	0.0%	0.5%					200 Phosphate Boulevard North	Mulberry	Polk	FL
18.41	Property		1	Badcock - Mulberry, FL (2)	0.0%	0.1%					168 Phosphate Boulevard North	Mulberry	Polk	FL
18.42	Property		1	Badcock - Mulberry, FL (5)	0.0%	0.1%					503 Phosphate Boulevard North	Mulberry	Polk	FL
19	Loan	4, 24, 32	1	Valley View Shopping Center	2.1%	100.0%	AREF2	AREF2	NAP	NAP	17474-17568 Yorba Linda Boulevard	Yorba Linda	Orange	CA
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	1.6%		BMO	BMO	NAP	NAP	Various	Various	Various	Various
20.01	Property		1	Stoney Creek Hotel St. Joseph	0.3%	21.2%					1201 North Woodbine Road	Saint Joseph	Buchanan	MO
20.02	Property		1	Stoney Creek Hotel Sioux City	0.3%	19.0%					300 3rd Street	Sioux City	Woodbury	IA
20.03	Property		1	Stoney Creek Hotel Columbia	0.3%	16.7%					2601 South Providence Road	Columbia	Boone	MO
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	0.2%	12.0%					5291 Stoney Creek Court	Johnston	Polk	IA
20.05	Property		1	Stoney Creek Inn Galena	0.2%	10.1%					940 Galena Square Drive	Galena	Jo Daviess	IL
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	0.1%	7.9%					101 18th Street	Moline	Rock Island	IL
20.07	Property		1	Stoney Creek Hotel Peoria	0.1%	7.2%					101 Mariners Way	East Peoria	Tazewell	IL
20.08	Property		1	Stoney Creek Inn Quincy	0.1%	5.9%					3809 Broadway Street	Quincy	Adams	IL
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	1.4%		BMO	BMO	NAP	NAP	Various	Various	Various	Various
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	0.5%	38.5%					2522 West 21st Street	Chanute	Neosho	KS
21.02	Property		1	500 Industrial Road A, Grove, OK	0.4%	28.2%					500 Industrial Road A	Grove	Delaware	OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	0.4%	26.2%					801 West Old 56 Highway	Olathe	Johnson	KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS	0.1%	7.1%					615 West Cherry Street	Chanute	Neosho	KS

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State
								1	25
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	1.3%	100.0%	SGFC	SGFC	NAP	NAP	9750 Key Pointe Avenue	Hesperia	San Bernardino	CA
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	1.2%	100.0%	SGFC	SGFC	Group C	NAP	12051 Retail Drive	Wake Forest	Wake	NC
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	1.2%	100.0%	LMF	LMF	NAP	NAP	300 Bent Creek Boulevard	Mechanicsburg	Cumberland	PA
25	Loan	2, 30	1	Pomona Industrial	1.2%	100.0%	SGFC	SGFC	NAP	NAP	2707 North Garey Avenue	Pomona	Los Angeles	CA
26	Loan	2	1	Downtown Frederick	0.9%	100.0%	SGFC	SGFC	NAP	NAP	10 South Market Street, 17-19, 37-39, 213-215 North Market Street, 11-13, 24-26, 100-102 and 116-118 East Patrick Street	Frederick	Frederick	MD
27	Loan	5, 19	1	Holiday Inn Express Smithfield	0.9%	100.0%	SGFC	SGFC	Group C	NAP	190 South Equity Drive	Smithfield	Johnston	NC
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	0.9%		LMF	LMF	Group B	NAP	Various	Philadelphia	Philadelphia	PA
28.01	Property		1	902 Spruce Street	0.3%	31.8%					902 Spruce Street	Philadelphia	Philadelphia	PA
28.02	Property		1	2027 Pine Street	0.2%	21.4%					2027 Pine Street	Philadelphia	Philadelphia	PA
28.03	Property		1	750-752 South Martin Street	0.2%	17.8%					750-752 South Martin Street	Philadelphia	Philadelphia	PA
28.04	Property		1	716 South Street	0.2%	17.6%					716 South Street	Philadelphia	Philadelphia	PA
28.05	Property		1	716 South 2nd Street	0.1%	11.4%					716 South 2nd Street	Philadelphia	Philadelphia	PA
29	Loan	19	1	Giant Eagle Northfield Center	0.9%	100.0%	AREF2	AREF2	NAP	NAP	290 East Aurora Road	Northfield	Summit	OH
30	Loan	2, 5	1	1290 Fulton Street	0.8%	100.0%	SMC	SMC	NAP	NAP	1290 Fulton Street	Brooklyn	Kings	NY
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	0.7%		LMF	LMF	Group B	NAP	Various	Brooklyn	Kings	NY
31.01	Property		1	372 Baltic Street	0.4%	57.0%					372 Baltic Street	Brooklyn	Kings	NY
31.02	Property		1	350 5th Street	0.3%	43.0%					350 5th Street	Brooklyn	Kings	NY
32	Loan	10, 13	1	566 7th Street	0.7%	100.0%	LMF	LMF	Group B	NAP	566 7th Street	Brooklyn	Kings	NY
33	Loan	10,19	1	1745 Illinois Route 59	0.6%	100.0%	KeyBank	KeyBank	NAP	NAP	1745 Illinois Route 59	Plainfield	Will	IL
34	Loan	6	11	Southeast MHC Portfolio	0.5%		LMF	LMF	NAP	NAP	Various	Various	Various	Various
34.01	Property		1	Sherrill MHC	0.1%	18.7%					15 Higdon Loop	Andrews	Cherokee	NC
34.02	Property		1	Ashburn MHC	0.1%	18.3%					1657 Joe Lawrence Road	Ashburn	Turner	GA
34.03	Property		1	Lyons MHC	0.1%	14.8%					254 East Clifton Avenue	Lyons	Toombs	GA
34.04	Property		1	Brookwood MHC	0.1%	11.8%					15928 Dean Drive	Brookwood	Tuscaloosa	AL
34.05	Property		1	Mapletree MHC	0.1%	10.5%					3605 County Road 47	Clanton	Chilton	AL
34.06	Property		1	Clanton MHC	0.0%	7.7%					20355 Alabama Highway 22	Clanton	Chilton	AL
34.07	Property		1	Fort Valley MHC	0.0%	4.5%					501 Green Street	Fort Valley	Peach	GA
34.08	Property		1	Abbeville MHC	0.0%	4.3%					1201 Secession Avenue	Abbeville	Abbeville	SC
34.09	Property		1	Rainelle MHC	0.0%	3.7%					1 Ohio Avenue	Rainelle	Greenbrier	WV
34.10	Property		1	Fitzgerald MHC	0.0%	3.0%					115 Rip Wiley Road	Fitzgerald	Ben Hill	GA
34.11	Property		1	Verbena MHC	0.0%	2.6%					5125 County Road 24	Verbena	Chilton	AL
35	Loan	6, 10, 15, 19	2	CVS Portfolio	0.4%		KeyBank	KeyBank	NAP	NAP	Various	Various	Various	Various
35.01	Property		1	CVS – Fredericksburg	0.2%	53.1%					10805 Tidewater Trail	Fredericksburg	Spotsylvania	VA
35.02	Property		1	CVS – Haughton	0.2%	46.9%					998 US Highway 80	Haughton	Bossier Parish	LA
36	Loan	10, 13	1	60 Diamond Street	0.3%	100.0%	LMF	LMF	Group B	NAP	60 Diamond Street	Brooklyn	Kings	NY

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
						2	2			3		7	6, 7	6, 7	6, 7
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	85251	Retail	Super Regional Mall	1961, 1977, 1982, 1992, 1996, 2006, 2015	1991, 2017-2020, 2023-2024	1,555,459	SF	450.03	65,000,000	65,000,000	65,000,000	6.21425%
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	90069	Mixed Use	Office / Showroom / Lab	1975, 1988	2004	1,053,217	SF	232.62	65,000,000	65,000,000	65,000,000	5.94107142857143%
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	07024	Mixed Use	Office / Multifamily	1986	2020-2022	290,922	SF	187.34	54,500,000	54,500,000	54,500,000	6.21900%
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	08012	Retail	Outlet Center	2015	NAP	378,515	SF	198.14	50,000,000	50,000,000	50,000,000	6.12400%
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	92376	Industrial	Warehouse / Distribution	1989	2020	1,106,124	SF	163.63	48,000,000	48,000,000	48,000,000	7.61000%
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	11581	Retail	Regional Mall	1956, 2016	1982, 2006, 2007	2,081,286	SF	177.77	46,500,000	46,500,000	46,500,000	5.89900%
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	20171	Office	Suburban	2008	2020	269,873	SF	224.18	40,000,000	40,000,000	40,000,000	6.05800%
8	Loan	19, 20	1	Cityview Centre	76132	Retail	Anchored	1986	2017	376,764	SF	106.17	40,000,000	40,000,000	40,000,000	6.00000%
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	Various	Office	Various	Various	Various	1,443,002	SF	169.78	38,750,001	38,750,001	38,750,001	5.87500%
9.01	Property		1	401-405 Colorado	78701	Office	CBD	2021	NAP	205,803	SF		9,914,939	9,914,939	9,914,939
9.02	Property		1	1900 Market	19103	Office	CBD	1981	2015	456,922	SF		9,759,148	9,759,148	9,759,148
9.03	Property		1	The Bulletin Building	19104	Office	CBD	1953	2018-2020	282,709	SF		7,817,852	7,817,852	7,817,852
9.04	Property		1	Four Points Centre 3	78726	Office	Suburban	2019	NAP	164,818	SF		3,644,714	3,644,714	3,644,714
9.05	Property		1	500 North Gulph	19406	Office	Suburban	1979	2019	100,820	SF		2,549,750	2,549,750	2,549,750
9.06	Property		1	Metroplex – PA	19462	Office	Suburban	2007	NAP	120,877	SF		2,539,311	2,539,311	2,539,311
9.07	Property		1	933 First Avenue	19406	Office	Suburban	2017	NAP	111,053	SF		2,524,286	2,524,286	2,524,286
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	07054	Industrial	Warehouse / Distribution	1957, 1998	2020-2023	558,930	SF	174.44	38,000,000	38,000,000	38,000,000	7.26000%
11	Loan	11, 19	1	Walgreens Distribution Center	62864	Industrial	Warehouse / Distribution	1990	2000	724,424	SF	43.07	31,200,000	31,200,000	31,200,000	6.14000%
12	Loan	7, 18, 24	1	Sentinel Square II	20002	Office	CBD	2013	NAP	283,915	SF	366.31	30,000,000	30,000,000	30,000,000	6.05000%
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	10012	Mixed Use	Retail / Office	1882	2015	176,648	SF	718.04	28,700,000	28,573,776	26,505,624	7.49000%
14	Loan	1, 7, 10	1	Latitude at South Portland	04106	Multifamily	Mid Rise	2020-2021	NAP	256	Units	215,593.75	28,192,000	28,192,000	28,192,000	4.92000%
15	Loan	2, 19, 29	1	Fibertown Data Center	77803	Other	Data Center	1919, 1938, 1967	2005, 2007, 2016	69,788	SF	378.29	26,400,000	26,400,000	26,400,000	7.06200%
16	Loan	7, 19, 20	1	The Showboat Hotel	08401	Hospitality	Full Service	1988	1995, 2003, 2007, 2016, 2021-2022	475	Rooms	101,766.04	23,750,000	23,671,096	21,135,132	7.79500%
17	Loan	13, 19, 20	1	Gateway One	98004	Office	Suburban	1986	2014, 2021	114,396	SF	198.87	22,750,000	22,750,000	22,750,000	5.74200%
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	Various	Various	Various	Various	Various	6,470,388	SF	52.55	22,500,000	22,500,000	22,500,000	6.13800%
18.01	Property		1	Big Lots - Tremont, PA	17981	Industrial	Warehouse / Distribution	2000	NAP	1,294,548	SF		3,627,000	3,627,000	3,627,000
18.02	Property		1	Big Lots - Durant, OK	74701	Industrial	Warehouse / Distribution	2003	NAP	1,296,562	SF		2,953,059	2,953,059	2,953,059
18.03	Property		1	Badcock - LaGrange, GA	30240	Industrial	Warehouse / Distribution	2015	NAP	537,855	SF		1,289,647	1,289,647	1,289,647
18.04	Property		1	Badcock - Mebane, NC	27302	Industrial	Warehouse / Distribution	2004	2019	369,420	SF		952,412	952,412	952,412
18.05	Property		1	Badcock - Mulberry, FL	33860	Industrial	Warehouse / Distribution	1991	2002	371,240	SF		928,059	928,059	928,059
18.06	Property		1	NAICO - Chandler, OK	74834	Office	Suburban	1920	2022	158,430	SF		882,000	882,000	882,000
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	94806	Retail	Single Tenant	1973	NAP	109,876	SF		744,882	744,882	744,882
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	33487	Office	Suburban	1981	2022	139,785	SF		720,529	720,529	720,529
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	93727	Retail	Single Tenant	1981	2007, 2008	186,652	SF		680,824	680,824	680,824
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	94530	Retail	Single Tenant	2001	NAP	66,778	SF		565,941	565,941	565,941
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	95207	Retail	Single Tenant	1978	2001	119,916	SF		536,824	536,824	536,824
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	95355	Retail	Single Tenant	2001	NAP	54,605	SF		491,294	491,294	491,294
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	95945	Retail	Single Tenant	1990	NAP	43,737	SF		477,000	477,000	477,000
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	93705	Retail	Single Tenant	1978	1996, 2004, 2015	148,270	SF		473,294	473,294	473,294
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	95307	Retail	Single Tenant	1980	2004	116,789	SF		437,824	437,824	437,824
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	93306	Retail	Single Tenant	1979	NAP	68,337	SF		428,294	428,294	428,294
18.17	Property		1	Big Y - Milford, CT	06460	Retail	Single Tenant	2019	NAP	55,000	SF		424,059	424,059	424,059
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	89441	Retail	Single Tenant	1999	2018	52,368	SF		381,706	381,706	381,706
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	95376	Retail	Single Tenant	1997	NAP	61,660	SF		374,824	374,824	374,824
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	95630	Retail	Single Tenant	1990	NAP	49,769	SF		366,353	366,353	366,353
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	95376	Retail	Single Tenant	1966	NAP	149,631	SF		358,941	358,941	358,941
18.22	Property		1	Save Mart Supermarkets - Napa, CA	94558	Retail	Single Tenant	1969	1989	51,845	SF		326,647	326,647	326,647
18.23	Property		1	Badcock - Mulberry, FL (4)	33860	Industrial	Warehouse / Distribution	1964	1992	184,000	SF		301,765	301,765	301,765
18.24	Property		1	Save Mart Supermarkets - Chico, CA	95926	Retail	Single Tenant	1989	2001	42,294	SF		283,235	283,235	283,235
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	93907	Retail	Single Tenant	1998	2012	62,565	SF		282,176	282,176	282,176
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	93631	Retail	Single Tenant	1999	NAP	41,368	SF		278,471	278,471	278,471
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	93611	Retail	Single Tenant	2002	NAP	50,918	SF		276,353	276,353	276,353
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	93611	Retail	Single Tenant	1984	2002	52,576	SF		256,765	256,765	256,765
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	95688	Retail	Single Tenant	1988	NAP	42,630	SF		253,588	253,588	253,588
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	95624	Retail	Single Tenant	1994	NAP	45,642	SF		250,412	250,412	250,412
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	95336	Retail	Single Tenant	1984	NAP	35,312	SF		231,882	231,882	231,882
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	93710	Retail	Single Tenant	1994	NAP	58,360	SF		219,706	219,706	219,706
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	95240	Retail	Single Tenant	1996	NAP	50,342	SF		217,059	217,059	217,059
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	89431	Retail	Single Tenant	1993	NAP	47,404	SF		205,412	205,412	205,412
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	89701	Retail	Single Tenant	1995	NAP	52,079	SF		193,765	193,765	193,765
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	94619	Retail	Single Tenant	1965	NAP	21,258	SF		179,471	179,471	179,471
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	93210	Retail	Single Tenant	2006	NAP	49,749	SF		173,647	173,647	173,647
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	95901	Retail	Single Tenant	1973	NAP	30,080	SF		171,529	171,529	171,529
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	95642	Retail	Single Tenant	1994	NAP	40,593	SF		157,765	157,765	157,765
18.40	Property		1	Badcock - Mulberry, FL (3)	33860	Office	Suburban	1915	1986	42,750	SF		109,588	109,588	109,588
18.41	Property		1	Badcock - Mulberry, FL (2)	33860	Industrial	Flex	1912	1954	8,270	SF		22,765	22,765	22,765
18.42	Property		1	Badcock - Mulberry, FL (5)	33860	Industrial	Warehouse / Distribution	1978	NAP	9,125	SF		13,235	13,235	13,235
19	Loan	4, 24, 32	1	Valley View Shopping Center	92886	Retail	Anchored	1963	1982, 2013, 2022	105,106	SF	173.63	18,250,000	18,250,000	18,250,000	6.43000%
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	Various	Hospitality	Limited Service	Various	NAP	1,085	Rooms	28,479.26	13,900,000	13,900,000	12,665,167	6.44000%
20.01	Property		1	Stoney Creek Hotel St. Joseph	64506	Hospitality	Limited Service	2002	NAP	129	Rooms		2,945,091	2,945,091	2,683,458
20.02	Property		1	Stoney Creek Hotel Sioux City	51101	Hospitality	Limited Service	2009	NAP	161	Rooms		2,646,848	2,646,848	2,411,710
20.03	Property		1	Stoney Creek Hotel Columbia	65203	Hospitality	Limited Service	2003	NAP	180	Rooms		2,327,913	2,327,913	2,121,108
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	50131	Hospitality	Limited Service	2001	NAP	164	Rooms		1,664,401	1,664,401	1,516,541
20.05	Property		1	Stoney Creek Inn Galena	61036	Hospitality	Limited Service	1996	NAP	75	Rooms		1,410,693	1,410,693	1,285,371
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	61265	Hospitality	Limited Service	2005	NAP	140	Rooms		1,091,307	1,091,307	994,359
20.07	Property		1	Stoney Creek Hotel Peoria	61611	Hospitality	Limited Service	2000	NAP	164	Rooms		998,641	998,641	909,925
20.08	Property		1	Stoney Creek Inn Quincy	62305	Hospitality	Limited Service	1998	NAP	72	Rooms		815,107	815,107	742,695
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	Various	Industrial	Manufacturing	Various	Various	785,000	SF	77.83	11,500,000	11,500,000	11,500,000	6.80500%
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	66720	Industrial	Manufacturing	1992, 2017, 2020	NAP	300,000	SF		4,425,926	4,425,926	4,425,926
21.02	Property		1	500 Industrial Road A, Grove, OK	74344	Industrial	Manufacturing	1969, 2001, 2011, 2014	2012, 2017, 2018	220,000	SF		3,240,741	3,240,741	3,240,741
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	66061	Industrial	Manufacturing	2016	NAP	205,000	SF		3,018,519	3,018,519	3,018,519
21.04	Property		1	615 W. Cherry Street, Chanute, KS	66720	Industrial	Manufacturing	1968, 1984, 1995	2023	60,000	SF		814,815	814,815	814,815

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %
						2	2			3		7	6, 7	6, 7	6, 7
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	92345	Hospitality	Limited Service	2002	2016	100	Rooms	113,000.00	11,300,000	11,300,000	9,939,378	7.31500%
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	27587	Hospitality	Limited Service	2019	NAP	90	Rooms	115,555.56	10,400,000	10,400,000	9,053,881	6.92200%
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	17050	Hospitality	Extended Stay	2018	NAP	89	Rooms	112,359.55	10,000,000	10,000,000	9,455,357	6.84000%
25	Loan	2, 30	1	Pomona Industrial	91767	Industrial	Warehouse / Distribution	1950	2010	88,444	SF	110.80	9,800,000	9,800,000	9,800,000	6.57000%
26	Loan	2	1	Downtown Frederick	21701	Mixed Use	Multifamily / Retail	1850, 1860, 1864, 1866, 1890, 1900	2000, 2004, 2006, 2007, 2010, 2014	52	Units	152,307.69	7,920,000	7,920,000	7,920,000	6.72000%
27	Loan	5, 19	1	Holiday Inn Express Smithfield	27577	Hospitality	Limited Service	2012	2018-2019	80	Rooms	95,000.00	7,600,000	7,600,000	6,635,711	7.03200%
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	Various	Various	Various	Various	Various	28	Units	270,714.29	7,580,000	7,580,000	7,580,000	7.00000%
28.01	Property		1	902 Spruce Street	19107	Multifamily	Low Rise	1911	2022	8	Units		2,410,000	2,410,000	2,410,000
28.02	Property		1	2027 Pine Street	19103	Multifamily	Mid Rise	1890	2022	6	Units		1,620,000	1,620,000	1,620,000
28.03	Property		1	750-752 South Martin Street	19146	Multifamily	Low Rise	1915	2022	6	Units		1,350,000	1,350,000	1,350,000
28.04	Property		1	716 South Street	19147	Mixed Use	Multifamily / Retail	1900	2023	4	Units		1,335,000	1,335,000	1,335,000
28.05	Property		1	716 South 2nd Street	19147	Multifamily	Low Rise	1915	2022	4	Units		865,000	865,000	865,000
29	Loan	19	1	Giant Eagle Northfield Center	44067	Retail	Single Tenant	2003	NAP	62,973	SF	117.51	7,400,000	7,400,000	6,733,674	7.25000%
30	Loan	2, 5	1	1290 Fulton Street	11216	Mixed Use	Office / Retail	1910	1989	10,449	SF	617.28	6,450,000	6,450,000	6,450,000	5.47000%
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	Various	Multifamily	Mid Rise	Various	2022	16	Units	392,187.50	6,275,000	6,275,000	6,275,000	7.12000%
31.01	Property		1	372 Baltic Street	11201	Multifamily	Mid Rise	1931	2022	8	Units		3,575,000	3,575,000	3,575,000
31.02	Property		1	350 5th Street	11215	Multifamily	Mid Rise	1920	2022	8	Units		2,700,000	2,700,000	2,700,000
32	Loan	10, 13	1	566 7th Street	11215	Multifamily	Mid Rise	1931	2022	15	Units	393,333.33	5,900,000	5,900,000	5,900,000	6.85000%
33	Loan	10,19	1	1745 Illinois Route 59	60586	Retail	Single Tenant	2009	NAP	43,227	SF	111.04	4,800,000	4,800,000	4,800,000	6.37000%
34	Loan	6	11	Southeast MHC Portfolio	Various	Manufactured Housing	Manufactured Housing	Various	NAP	325	Pads	14,298.66	4,650,000	4,647,066	4,053,897	6.97000%
34.01	Property		1	Sherrill MHC	28901	Manufactured Housing	Manufactured Housing	1994	NAP	53	Pads		870,000	869,451	758,471
34.02	Property		1	Ashburn MHC	31714	Manufactured Housing	Manufactured Housing	1970	NAP	40	Pads		850,000	849,464	741,035
34.03	Property		1	Lyons MHC	30436	Manufactured Housing	Manufactured Housing	1980	NAP	46	Pads		690,000	689,565	601,546
34.04	Property		1	Brookwood MHC	35444	Manufactured Housing	Manufactured Housing	1980	NAP	29	Pads		550,000	549,653	479,493
34.05	Property		1	Mapletree MHC	35045	Manufactured Housing	Manufactured Housing	1975	NAP	32	Pads		490,000	489,691	427,185
34.06	Property		1	Clanton MHC	35045	Manufactured Housing	Manufactured Housing	1980	NAP	23	Pads		360,000	359,773	313,850
34.07	Property		1	Fort Valley MHC	31030	Manufactured Housing	Manufactured Housing	1960	NAP	20	Pads		210,000	209,868	183,079
34.08	Property		1	Abbeville MHC	29620	Manufactured Housing	Manufactured Housing	1975	NAP	27	Pads		200,000	199,874	174,361
34.09	Property		1	Rainelle MHC	25962	Manufactured Housing	Manufactured Housing	2002	NAP	14	Pads		170,000	169,893	148,207
34.10	Property		1	Fitzgerald MHC	31750	Manufactured Housing	Manufactured Housing	1970	NAP	22	Pads		140,000	139,912	122,053
34.11	Property		1	Verbena MHC	36091	Manufactured Housing	Manufactured Housing	1980	NAP	19	Pads		120,000	119,924	104,617
35	Loan	6, 10, 15, 19	2	CVS Portfolio	Various	Retail	Single Tenant	2007	NAP	21,898	SF	173.53	3,800,000	3,800,000	3,299,966	6.83000%
35.01	Property		1	CVS – Fredericksburg	22408	Retail	Single Tenant	2007	NAP	11,970	SF		2,016,660	2,016,660	1,751,292
35.02	Property		1	CVS – Haughton	71037	Retail	Single Tenant	2007	NAP	9,928	SF		1,783,340	1,783,340	1,548,674
36	Loan	10, 13	1	60 Diamond Street	11222	Multifamily	Low Rise	1931	2022	6	Units	466,666.67	2,800,000	2,800,000	2,800,000	6.85000%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					8		9	9	9	9		11
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	0.01940%	6.19485%	NAP	341,280.28	NAP	4,095,363.36	Interest Only	No	Actual/360	60	59	60	59	0	0
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	0.01540%	5.92567142857143%	NAP	326,277.59	NAP	3,915,331.08	Interest Only	No	Actual/360	120	118	120	118	0	0
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	0.01540%	6.20360%	NAP	286,369.12	NAP	3,436,429.38	Interest Only	No	Actual/360	120	120	120	120	0	0
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	0.01540%	6.10860%	NAP	258,710.65	NAP	3,104,527.80	Interest Only	No	Actual/360	120	119	120	119	0	0
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	0.01540%	7.59460%	NAP	308,627.78	NAP	3,703,533.36	Interest Only	No	Actual/360	120	116	120	116	0	0
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	0.01540%	5.88360%	NAP	231,761.06	NAP	2,781,132.72	Interest Only	No	Actual/360	60	57	60	57	0	0
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	0.01540%	6.04260%	NAP	204,737.96	NAP	2,456,855.52	Interest Only	No	Actual/360	60	59	60	59	0	0
8	Loan	19, 20	1	Cityview Centre	0.01540%	5.98460%	NAP	202,777.78	NAP	2,433,333.36	Interest Only	No	Actual/360	120	119	120	119	0	0
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	0.01540%	5.85960%	NAP	192,348.46	NAP	2,308,181.52	Interest Only	No	Actual/360	60	58	60	58	0	0
9.01	Property		1	401-405 Colorado
9.02	Property		1	1900 Market
9.03	Property		1	The Bulletin Building
9.04	Property		1	Four Points Centre 3
9.05	Property		1	500 North Gulph
9.06	Property		1	Metroplex – PA
9.07	Property		1	933 First Avenue
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	0.01540%	7.24460%	NAP	233,093.06	NAP	2,797,116.72	Interest Only	No	Actual/360	120	120	120	120	0	0
11	Loan	11, 19	1	Walgreens Distribution Center	0.01540%	6.12460%	NAP	161,857.22	NAP	1,942,286.64	Interest Only - ARD	Yes	Actual/360	120	120	120	120	0	0
12	Loan	7, 18, 24	1	Sentinel Square II	0.01540%	6.03460%	NAP	153,350.69	NAP	1,840,208.28	Interest Only	No	Actual/360	60	56	60	56	0	0
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	0.01540%	7.47460%	211,903.82	NAP	2,542,845.84	NAP	Amortizing Balloon	No	Actual/360	0	0	60	56	300	296
14	Loan	1, 7, 10	1	Latitude at South Portland	0.13915%	4.78085%	NAP	117,192.58	NAP	1,406,310.96	Interest Only	No	Actual/360	120	110	120	110	0	0
15	Loan	2, 19, 29	1	Fibertown Data Center	0.01540%	7.04660%	NAP	157,521.83	NAP	1,890,261.96	Interest Only	No	Actual/360	60	59	60	59	0	0
16	Loan	7, 19, 20	1	The Showboat Hotel	0.01540%	7.77960%	170,887.04	NAP	2,050,644.48	NAP	Amortizing Balloon	No	Actual/360	0	0	120	115	360	355
17	Loan	13, 19, 20	1	Gateway One	0.01540%	5.72660%	NAP	110,370.68	NAP	1,324,448.16	Interest Only	No	Actual/360	120	119	120	119	0	0
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	0.02540%	6.11260%	NAP	116,685.94	NAP	1,400,231.28	Interest Only	No	Actual/360	60	59	60	59	0	0
18.01	Property		1	Big Lots - Tremont, PA
18.02	Property		1	Big Lots - Durant, OK
18.03	Property		1	Badcock - LaGrange, GA
18.04	Property		1	Badcock - Mebane, NC
18.05	Property		1	Badcock - Mulberry, FL
18.06	Property		1	NAICO - Chandler, OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
18.15	Property		1	Save Mart Supermarkets - Ceres, CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
18.17	Property		1	Big Y - Milford, CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
18.19	Property		1	Save Mart Supermarkets - Tracy, CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
18.22	Property		1	Save Mart Supermarkets - Napa, CA
18.23	Property		1	Badcock - Mulberry, FL (4)
18.24	Property		1	Save Mart Supermarkets - Chico, CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
18.33	Property		1	Save Mart Supermarkets - Lodi, CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA
18.40	Property		1	Badcock - Mulberry, FL (3)
18.41	Property		1	Badcock - Mulberry, FL (2)
18.42	Property		1	Badcock - Mulberry, FL (5)
19	Loan	4, 24, 32	1	Valley View Shopping Center	0.01540%	6.41460%	NAP	99,147.77	NAP	1,189,773.24	Interest Only	No	Actual/360	120	120	120	120	0	0
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	0.01540%	6.42460%	87,309.69	75,632.73	1,047,716.28	907,592.76	Interest Only, Amortizing Balloon	No	Actual/360	36	33	120	117	360	360
20.01	Property		1	Stoney Creek Hotel St. Joseph
20.02	Property		1	Stoney Creek Hotel Sioux City
20.03	Property		1	Stoney Creek Hotel Columbia
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
20.05	Property		1	Stoney Creek Inn Galena
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
20.07	Property		1	Stoney Creek Hotel Peoria
20.08	Property		1	Stoney Creek Inn Quincy
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	0.01540%	6.78960%	NAP	66,120.34	NAP	793,444.08	Interest Only	No	Actual/360	120	116	120	116	0	0
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
21.02	Property		1	500 Industrial Road A, Grove, OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)
					8		9	9	9	9		11
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	0.01540%	7.29960%	77,584.74	NAP	931,016.88	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	0.01540%	6.90660%	68,647.52	NAP	823,770.24	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	0.01540%	6.82460%	65,459.19	57,791.67	785,510.28	693,500.04	Interest Only, Amortizing Balloon	No	Actual/360	60	58	120	118	360	360
25	Loan	2, 30	1	Pomona Industrial	0.01540%	6.55460%	NAP	54,400.21	NAP	652,802.52	Interest Only	No	Actual/360	120	118	120	118	0	0
26	Loan	2	1	Downtown Frederick	0.01540%	6.70460%	NAP	44,968.00	NAP	539,616.00	Interest Only	No	Actual/360	120	120	120	120	0	0
27	Loan	5, 19	1	Holiday Inn Express Smithfield	0.01540%	7.01660%	50,726.43	NAP	608,717.16	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	0.01540%	6.98460%	NAP	44,830.79	NAP	537,969.48	Interest Only	No	Actual/360	120	118	120	118	0	0
28.01	Property		1	902 Spruce Street
28.02	Property		1	2027 Pine Street
28.03	Property		1	750-752 South Martin Street
28.04	Property		1	716 South Street
28.05	Property		1	716 South 2nd Street
29	Loan	19	1	Giant Eagle Northfield Center	0.01540%	7.23460%	50,481.04	45,329.28	605,772.48	543,951.36	Interest Only, Amortizing Balloon	No	Actual/360	24	24	120	120	360	360
30	Loan	2, 5	1	1290 Fulton Street	0.01540%	5.45460%	NAP	29,809.60	NAP	357,715.21	Interest Only	No	Actual/360	120	120	120	120	0	0
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	0.01540%	7.10460%	NAP	37,748.77	NAP	452,985.24	Interest Only	No	Actual/360	120	119	120	119	0	0
31.01	Property		1	372 Baltic Street
31.02	Property		1	350 5th Street
32	Loan	10, 13	1	566 7th Street	0.01540%	6.83460%	NAP	34,146.93	NAP	409,763.16	Interest Only	No	Actual/360	120	118	120	118	0	0
33	Loan	10,19	1	1745 Illinois Route 59	0.02415%	6.34585%	NAP	25,833.89	NAP	310,006.68	Interest Only	No	Actual/360	120	120	120	120	0	0
34	Loan	6	11	Southeast MHC Portfolio	0.01540%	6.95460%	30,842.94	NAP	370,115.28	NAP	Amortizing Balloon	No	Actual/360	0	0	120	119	360	359
34.01	Property		1	Sherrill MHC
34.02	Property		1	Ashburn MHC
34.03	Property		1	Lyons MHC
34.04	Property		1	Brookwood MHC
34.05	Property		1	Mapletree MHC
34.06	Property		1	Clanton MHC
34.07	Property		1	Fort Valley MHC
34.08	Property		1	Abbeville MHC
34.09	Property		1	Rainelle MHC
34.10	Property		1	Fitzgerald MHC
34.11	Property		1	Verbena MHC
35	Loan	6, 10, 15, 19	2	CVS Portfolio	0.02415%	6.80585%	24,849.14	NAP	298,189.68	NAP	Amortizing Balloon	No	Actual/360	0	0	120	120	360	360
35.01	Property		1	CVS – Fredericksburg
35.02	Property		1	CVS – Haughton
36	Loan	10, 13	1	60 Diamond Street	0.01540%	6.83460%	NAP	16,205.32	NAP	194,463.84	Interest Only	No	Actual/360	120	118	120	118	0	0

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
												10	10	12	16	16	16, 30	16	16	16
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	3/3/2023	1	6	4/6/2023	NAP	3/6/2028	3/6/2028	5	0	L(25),DorYM1(28),O(7)	97,949,617	17,988,634	79,960,983	12/31/2022	T-12	85,107,087
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	1/11/2023	2	6	3/6/2023	NAP	2/6/2033	2/6/2033	0	0	L(26),D(87),O(7)	40,094,569	13,349,509	26,745,060	9/30/2022	T-12	38,026,102
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	3/8/2023	0	6	5/6/2023	NAP	4/6/2033	4/6/2033	0	0	L(24),D(91),O(5)	4,846,147	2,747,637	2,098,510	12/31/2022	T-12	4,161,157
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	2/3/2023	1	1	4/1/2023	NAP	3/1/2033	3/1/2033	0	0	L(25),D(89),O(6)	17,430,237	6,839,144	10,591,093	9/30/2022	T-12	17,485,867
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	11/10/2022	4	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(28),D(88),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	1/3/2023	3	6	2/6/2023	NAP	1/6/2028	1/6/2028	5	0	L(27),YM1(28),O(5)	76,986,549	31,812,161	45,174,388	9/30/2022	T-12	76,903,875
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	3/2/2023	1	5	4/5/2023	NAP	3/5/2028	3/5/2028	0	0	L(23),YM1(30),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	19, 20	1	Cityview Centre	2/15/2023	1	6	4/6/2023	NAP	3/6/2033	3/6/2033	0	0	L(25),D(91),O(4)	6,380,436	2,277,041	4,103,394	12/31/2022	T-12	5,939,162
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	1/19/2023	2	6	3/6/2023	NAP	2/6/2028	2/6/2028	0	0	L(25),YM1(28),O(7)	49,769,720	20,248,022	29,521,698	11/30/2022	T-12	43,807,043
9.01	Property		1	401-405 Colorado											3,738,970	4,440,497	(701,527)	11/30/2022	T-12	334,988
9.02	Property		1	1900 Market											16,201,107	5,715,454	10,485,653	11/30/2022	T-12	16,060,971
9.03	Property		1	The Bulletin Building											11,128,461	4,692,277	6,436,184	11/30/2022	T-12	9,842,342
9.04	Property		1	Four Points Centre 3											6,874,281	2,427,666	4,446,615	11/30/2022	T-12	6,908,123
9.05	Property		1	500 North Gulph											3,727,029	672,649	3,054,380	11/30/2022	T-12	3,656,774
9.06	Property		1	Metroplex – PA											4,147,046	1,396,958	2,750,088	11/30/2022	T-12	3,089,488
9.07	Property		1	933 First Avenue											3,952,826	902,521	3,050,305	11/30/2022	T-12	3,914,357
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	3/10/2023	0	6	5/6/2023	NAP	4/6/2033	4/6/2033	0	0	L(24),D(92),O(4)	8,432,796	3,191,612	5,241,184	12/31/2022	T-12	7,441,661
11	Loan	11, 19	1	Walgreens Distribution Center	3/14/2023	0	6	5/6/2023	NAP	4/6/2033	4/6/2038	0	0	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	7, 18, 24	1	Sentinel Square II	11/18/2022	4	6	1/6/2023	NAP	12/6/2027	12/6/2027	0	0	L(28),D(19),O(13)	14,938,491	5,298,404	9,640,088	9/30/2022	T-12	14,712,258
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	11/29/2022	4	6	1/6/2023	1/6/2023	12/6/2027	12/6/2027	0	0	L(28),D(26),O(6)	34,792,051	11,050,658	23,741,393	6/30/2022	T-12	32,527,216
14	Loan	1, 7, 10	1	Latitude at South Portland	5/5/2022	10	1	7/1/2022	NAP	6/1/2032	6/1/2032	5	5	L(34),D(83),O(3)	5,766,685	2,005,237	3,761,448	10/31/2022	T-12	2,675,996
15	Loan	2, 19, 29	1	Fibertown Data Center	2/10/2023	1	1	4/1/2023	NAP	3/1/2028	3/1/2028	0	5	L(24),YM1(32),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan	7, 19, 20	1	The Showboat Hotel	10/31/2022	5	6	12/6/2022	12/6/2022	11/6/2032	11/6/2032	0	0	L(29),D(87),O(4)	27,676,888	14,308,125	13,368,762	8/31/2022	T-12	21,959,855
17	Loan	13, 19, 20	1	Gateway One	2/13/2023	1	6	4/6/2023	NAP	3/6/2033	3/6/2033	0	0	L(25),D(91),O(4)	3,692,571	1,343,323	2,349,248	12/31/2022	T-12	4,771,193
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	2/23/2023	1	11	4/11/2023	NAP	3/11/2028	3/11/2028	0	0	L(25),D(28),O(7)	55,257,111	0	55,257,111	12/31/2022	T-12	NAV
18.01	Property		1	Big Lots - Tremont, PA											NAV	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	Big Lots - Durant, OK											NAV	NAV	NAV	NAV	NAV	NAV
18.03	Property		1	Badcock - LaGrange, GA											NAV	NAV	NAV	NAV	NAV	NAV
18.04	Property		1	Badcock - Mebane, NC											NAV	NAV	NAV	NAV	NAV	NAV
18.05	Property		1	Badcock - Mulberry, FL											NAV	NAV	NAV	NAV	NAV	NAV
18.06	Property		1	NAICO - Chandler, OK											NAV	NAV	NAV	NAV	NAV	NAV
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.08	Property		1	Nation Safe Driver - Boca Raton, FL											NAV	NAV	NAV	NAV	NAV	NAV
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)											NAV	NAV	NAV	NAV	NAV	NAV
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.11	Property		1	Save Mart Supermarkets - Stockton, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)											NAV	NAV	NAV	NAV	NAV	NAV
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)											NAV	NAV	NAV	NAV	NAV	NAV
18.15	Property		1	Save Mart Supermarkets - Ceres, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.17	Property		1	Big Y - Milford, CT											NAV	NAV	NAV	NAV	NAV	NAV
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)											NAV	NAV	NAV	NAV	NAV	NAV
18.19	Property		1	Save Mart Supermarkets - Tracy, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.20	Property		1	Save Mart Supermarkets - Folsom, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)											NAV	NAV	NAV	NAV	NAV	NAV
18.22	Property		1	Save Mart Supermarkets - Napa, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.23	Property		1	Badcock - Mulberry, FL (4)											NAV	NAV	NAV	NAV	NAV	NAV
18.24	Property		1	Save Mart Supermarkets - Chico, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.25	Property		1	Save Mart Supermarkets - Salinas, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)											NAV	NAV	NAV	NAV	NAV	NAV
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)											NAV	NAV	NAV	NAV	NAV	NAV
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)											NAV	NAV	NAV	NAV	NAV	NAV
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.31	Property		1	Save Mart Supermarkets - Manteca, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)											NAV	NAV	NAV	NAV	NAV	NAV
18.33	Property		1	Save Mart Supermarkets - Lodi, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.34	Property		1	Save Mart Supermarkets - Sparks, NV											NAV	NAV	NAV	NAV	NAV	NAV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV											NAV	NAV	NAV	NAV	NAV	NAV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.38	Property		1	Save Mart Supermarkets - Marysville, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.39	Property		1	Save Mart Supermarkets - Jackson, CA											NAV	NAV	NAV	NAV	NAV	NAV
18.40	Property		1	Badcock - Mulberry, FL (3)											NAV	NAV	NAV	NAV	NAV	NAV
18.41	Property		1	Badcock - Mulberry, FL (2)											NAV	NAV	NAV	NAV	NAV	NAV
18.42	Property		1	Badcock - Mulberry, FL (5)											NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	4, 24, 32	1	Valley View Shopping Center	3/8/2023	0	6	5/6/2023	NAP	4/6/2033	4/6/2033	0	0	L(24),D(90),O(6)	1,797,746	699,147	1,098,599	12/31/2022	T-12	1,911,804
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	12/20/2022	3	6	2/6/2023	2/6/2026	1/6/2033	1/6/2033	0	0	L(27),D(88),O(5)	28,081,434	19,726,870	8,354,564	10/31/2022	T-12	24,095,435
20.01	Property		1	Stoney Creek Hotel St. Joseph											4,279,312	2,602,974	1,676,338	10/31/2022	T-12	3,608,026
20.02	Property		1	Stoney Creek Hotel Sioux City											4,918,724	3,276,626	1,642,098	10/31/2022	T-12	4,406,774
20.03	Property		1	Stoney Creek Hotel Columbia											5,088,403	3,431,968	1,656,435	10/31/2022	T-12	3,504,527
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston											3,146,067	2,642,692	503,375	10/31/2022	T-12	2,868,431
20.05	Property		1	Stoney Creek Inn Galena											2,349,638	1,473,300	876,338	10/31/2022	T-12	2,313,908
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline											3,247,529	2,550,981	696,548	10/31/2022	T-12	2,884,170
20.07	Property		1	Stoney Creek Hotel Peoria											3,121,302	2,379,788	741,514	10/31/2022	T-12	2,695,989
20.08	Property		1	Stoney Creek Inn Quincy											1,930,459	1,368,541	561,918	10/31/2022	T-12	1,813,610
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	11/15/2022	4	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(28),DorYM1(87),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS											NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	500 Industrial Road A, Grove, OK											NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS											NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	615 W. Cherry Street, Chanute, KS											NAV	NAV	NAV	NAV	NAV	NAV

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
												10	10	12	16	16	16, 30	16	16	16
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	3/8/2023	0	1	5/1/2023	5/1/2023	4/1/2033	4/1/2033	0	0	L(24),D(92),O(4)	4,142,272	2,558,881	1,583,391	1/31/2023	T-12	4,086,541
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	3/7/2023	0	1	5/1/2023	5/1/2023	4/1/2033	4/1/2033	5	5	L(24),D(92),O(4)	3,175,955	1,609,154	1,566,801	12/31/2022	T-12	2,638,094
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	1/13/2023	2	6	3/6/2023	3/6/2028	2/6/2033	2/6/2033	0	0	L(26),D(89),O(5)	3,081,674	1,509,050	1,572,624	11/30/2022	T-12	2,995,124
25	Loan	2, 30	1	Pomona Industrial	1/18/2023	2	1	3/1/2023	NAP	2/1/2033	2/1/2033	0	0	L(59),YM1(57),O(4)	1,792,392	1,083,091	709,301	11/30/2022	T-12	1,484,115
26	Loan	2	1	Downtown Frederick	3/2/2023	0	1	5/1/2023	NAP	4/1/2033	4/1/2033	0	0	L(24),D(92),O(4)	1,246,580	496,286	750,294	12/31/2022	T-12	1,116,967
27	Loan	5, 19	1	Holiday Inn Express Smithfield	3/7/2023	0	1	5/1/2023	5/1/2023	4/1/2033	4/1/2033	5	5	L(24),D(92),O(4)	2,591,969	1,471,752	1,120,216	12/31/2022	T-12	1,957,177
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	2/10/2023	2	6	3/6/2023	NAP	2/6/2033	2/6/2033	5	0	L(24),YM1(89),O(7)	728,366	93,253	635,113	2/28/2023	T-12	NAV
28.01	Property		1	902 Spruce Street											280,455	26,506	253,949	2/28/2023	T-12	NAV
28.02	Property		1	2027 Pine Street											119,705	19,530	100,175	2/28/2023	T-12	NAV
28.03	Property		1	750-752 South Martin Street											108,688	16,136	92,552	2/28/2023	T-12	NAV
28.04	Property		1	716 South Street											134,808	16,888	117,920	2/28/2023	T-12	NAV
28.05	Property		1	716 South 2nd Street											84,710	14,194	70,516	2/28/2023	T-12	NAV
29	Loan	19	1	Giant Eagle Northfield Center	3/9/2023	0	6	5/6/2023	5/6/2025	4/6/2033	4/6/2033	0	0	L(24),D(92),O(4)	850,500	15,422	835,078	12/31/2022	T-12	850,500
30	Loan	2, 5	1	1290 Fulton Street	3/10/2023	0	6	5/6/2023	NAP	4/6/2033	4/6/2033	0	0	L(24),D(90),O(6)	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	3/3/2023	1	6	4/6/2023	NAP	3/6/2033	3/6/2033	5	0	L(23),YM1(90),O(7)	315,075	68,043	247,032	1/31/2023	T-12	NAV
31.01	Property		1	372 Baltic Street											185,268	33,710	151,558	1/31/2023	T-12	NAV
31.02	Property		1	350 5th Street											129,807	34,333	95,474	1/31/2023	T-12	NAV
32	Loan	10, 13	1	566 7th Street	2/10/2023	2	6	3/6/2023	NAP	2/6/2033	2/6/2033	5	0	L(24),YM1(89),O(7)	170,977	25,629	145,348	1/31/2023	T-12	NAV
33	Loan	10,19	1	1745 Illinois Route 59	3/6/2023	0	1	5/1/2023	NAP	4/1/2033	4/1/2033	0	5	L(24),D(93),O(3)	962,277	203,281	758,996	12/31/2022	T-12	954,103
34	Loan	6	11	Southeast MHC Portfolio	3/10/2023	1	6	4/6/2023	4/6/2023	3/6/2033	3/6/2033	0	0	L(36),YM1(77),O(7)	733,590	135,707	597,883	1/31/2023	T-12	699,125
34.01	Property		1	Sherrill MHC											120,370	13,405	106,965	1/31/2023	T-12	115,440
34.02	Property		1	Ashburn MHC											115,035	14,361	100,674	1/31/2023	T-12	112,306
34.03	Property		1	Lyons MHC											96,184	13,270	82,914	1/31/2023	T-12	87,009
34.04	Property		1	Brookwood MHC											94,807	23,924	70,883	1/31/2023	T-12	90,284
34.05	Property		1	Mapletree MHC											74,367	14,622	59,745	1/31/2023	T-12	68,317
34.06	Property		1	Clanton MHC											55,993	12,729	43,264	1/31/2023	T-12	51,393
34.07	Property		1	Fort Valley MHC											37,884	6,243	31,642	1/31/2023	T-12	41,054
34.08	Property		1	Abbeville MHC											43,231	7,846	35,385	1/31/2023	T-12	42,401
34.09	Property		1	Rainelle MHC											39,241	12,524	26,717	1/31/2023	T-12	38,140
34.10	Property		1	Fitzgerald MHC											27,517	7,075	20,441	1/31/2023	T-12	26,271
34.11	Property		1	Verbena MHC											28,961	9,709	19,252	1/31/2023	T-12	26,511
35	Loan	6, 10, 15, 19	2	CVS Portfolio	3/7/2023	0	1	5/1/2023	5/1/2023	4/1/2033	4/1/2033	0	5	L(24),D(93),O(3)	NAV	NAV	NAV	NAV	NAV	NAV
35.01	Property		1	CVS – Fredericksburg											NAV	NAV	NAV	NAV	NAV	NAV
35.02	Property		1	CVS – Haughton											NAV	NAV	NAV	NAV	NAV	NAV
36	Loan	10, 13	1	60 Diamond Street	2/10/2023	2	6	3/6/2023	NAP	2/6/2033	2/6/2033	5	0	L(24),YM1(89),O(7)	164,934	20,961	143,973	1/31/2023	T-12	NAV

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
					16	16	16	16	16	16	16	16	16				30		15
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	17,534,916	67,572,171	12/31/2021	T-12	73,178,391	17,139,268	56,039,123	12/31/2020	T-12	95.0%	105,121,522	18,973,779	86,147,743	327,531	1,009,838
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	12,241,303	25,784,799	12/31/2021	T-12	32,245,576	11,178,233	21,067,343	12/31/2020	T-12	82.6%	46,802,895	13,021,016	33,781,880	210,643	1,524,048
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	2,531,201	1,629,957	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	94.6%	8,025,169	2,951,682	5,073,487	60,871	99,677
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	6,696,233	10,789,634	12/31/2021	T-12	15,379,851	5,710,487	9,669,364	12/31/2020	T-12	78.9%	18,425,444	6,960,965	11,464,479	75,703	567,773
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	22,349,341	4,721,514	17,627,827	110,612	331,837
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	30,285,085	46,618,790	12/31/2021	T-12	69,008,722	28,007,136	41,001,586	12/31/2020	T-12	96.2%	83,514,884	35,580,356	47,934,528	455,855	1,113,906
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	10,913,588	2,696,610	8,216,978	67,468	0
8	Loan	19, 20	1	Cityview Centre	2,211,947	3,727,215	12/31/2021	T-12	5,644,439	2,170,061	3,474,378	12/31/2020	T-12	93.2%	7,067,489	2,237,097	4,830,393	56,515	336,798
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	16,229,423	27,577,620	12/31/2021	T-12	37,846,335	14,397,273	23,449,062	12/31/2020	T-12	98.2%	67,944,892	23,839,304	44,105,588	360,751	2,886,004
9.01	Property		1	401-405 Colorado	1,044,046	(709,058)	12/31/2021	T-12	0	10,841	(10,841)	12/31/2020	T-12	97.1%	16,629,112	6,396,629	10,232,483	51,451	411,606
9.02	Property		1	1900 Market	5,847,186	10,213,785	12/31/2021	T-12	14,737,420	5,692,038	9,045,382	12/31/2020	T-12	100.0%	17,764,762	6,002,663	11,762,099	114,231	913,844
9.03	Property		1	The Bulletin Building	3,944,036	5,898,306	12/31/2021	T-12	7,868,770	3,455,632	4,413,138	12/31/2020	T-12	97.0%	13,875,082	5,904,172	7,970,910	70,677	565,418
9.04	Property		1	Four Points Centre 3	2,447,144	4,460,979	12/31/2021	T-12	6,282,086	2,482,361	3,799,725	12/31/2020	T-12	100.0%	7,138,490	2,518,642	4,619,849	41,205	329,636
9.05	Property		1	500 North Gulph	664,903	2,991,871	12/31/2021	T-12	3,564,005	635,340	2,928,665	12/31/2020	T-12	100.0%	4,006,303	690,550	3,315,752	25,205	201,640
9.06	Property		1	Metroplex – PA	1,406,185	1,683,303	12/31/2021	T-12	1,676,397	1,321,752	354,645	12/31/2020	T-12	92.7%	4,423,155	1,446,241	2,976,914	30,219	241,754
9.07	Property		1	933 First Avenue	875,923	3,038,434	12/31/2021	T-12	3,717,657	799,309	2,918,348	12/31/2020	T-12	100.0%	4,107,987	880,407	3,227,580	27,763	222,106
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	2,981,585	4,460,076	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	14,333,301	3,903,654	10,429,647	55,893	177,357
11	Loan	11, 19	1	Walgreens Distribution Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	3,344,190	5,010	3,339,180	0	0
12	Loan	7, 18, 24	1	Sentinel Square II	5,415,296	9,296,962	12/31/2021	T-12	13,218,587	5,245,590	7,972,997	12/31/2020	T-12	95.0%	15,239,748	5,781,977	9,457,771	56,783	0
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	10,808,852	21,718,364	12/31/2021	T-12	29,676,032	10,308,321	19,367,711	12/31/2020	T-12	93.4%	27,803,795	11,776,167	16,027,627	35,330	441,620
14	Loan	1, 7, 10	1	Latitude at South Portland	1,112,000	1,563,996	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	94.2%	6,458,417	2,069,832	4,388,585	51,200	0
15	Loan	2, 19, 29	1	Fibertown Data Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,529,488	52,942	3,476,545	0	52,341
16	Loan	7, 19, 20	1	The Showboat Hotel	12,694,548	9,265,307	12/31/2021	T-12	8,931,741	8,347,916	583,825	12/31/2020	T-12	53.1%	27,676,888	14,455,298	13,221,589	1,107,076	0
17	Loan	13, 19, 20	1	Gateway One	1,341,421	3,429,772	12/31/2021	T-12	4,237,016	1,378,067	2,858,949	12/31/2020	T-12	85.0%	4,660,565	1,491,129	3,169,437	22,879	258,040
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	82,796,630	21,989,943	60,806,687	1,413,262	2,134,710
18.01	Property		1	Big Lots - Tremont, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	13,354,110	4,834,166	8,519,944	127,411	304,901
18.02	Property		1	Big Lots - Durant, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	11,202,938	2,487,690	8,715,248	187,470	305,373
18.03	Property		1	Badcock - LaGrange, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,942,062	1,217,397	3,724,665	939	131,531
18.04	Property		1	Badcock - Mebane, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,426,881	692,296	2,734,585	96,520	92,355
18.05	Property		1	Badcock - Mulberry, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,248,542	1,346,535	2,902,007	9,357	99,771
18.06	Property		1	NAICO - Chandler, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,831,547	349,923	2,481,624	25,377	83,863
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,025,432	997,395	2,028,038	47,693	72,336
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,031,951	847,136	2,184,815	72,143	76,384
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,524,788	582,437	1,942,351	141,198	70,943
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,934,376	467,938	1,466,438	9,886	46,670
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,997,882	494,548	1,503,334	18,521	54,115
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,517,037	202,957	1,314,080	53,743	39,783
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,313,765	187,850	1,125,916	6,871	34,683
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,716,609	508,675	1,207,934	7,300	50,288
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,501,265	399,550	1,101,714	19,236	43,164
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,344,897	243,969	1,100,928	4,214	37,262
18.17	Property		1	Big Y - Milford, CT	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,304,431	384,256	920,175	3,571	31,625
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,123,695	159,633	964,063	28,043	31,029
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,206,267	280,595	925,672	12,343	31,740
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,104,967	247,625	857,343	2,321	28,683
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,866,242	1,205,655	1,660,587	69,558	61,588
18.22	Property		1	Save Mart Supermarkets - Napa, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,268,097	387,038	881,058	27,136	30,282
18.23	Property		1	Badcock - Mulberry, FL (4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,410,198	386,783	1,023,415	53,643	37,124
18.24	Property		1	Save Mart Supermarkets - Chico, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	882,806	199,684	683,122	23,886	22,647
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	956,143	238,370	717,772	32,500	25,926
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	844,348	169,971	674,377	25,943	22,216
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	864,984	186,462	678,523	5,686	24,041
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	850,673	217,060	633,613	9,643	23,030
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	804,917	190,091	614,826	26,357	20,850
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	792,595	185,557	607,039	25,686	21,037
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	790,530	141,588	648,942	31,821	20,617
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	764,642	193,732	570,911	39,300	21,375
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	715,202	176,982	538,221	35,443	19,596
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	644,714	141,577	503,137	25,957	18,508
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	623,852	148,383	475,469	26,063	18,385
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	663,770	252,158	411,612	12,771	14,176
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	650,625	187,721	462,904	25,211	17,839
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	542,926	128,621	414,305	15,797	14,269
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	546,261	141,071	405,190	22,957	15,193
18.40	Property		1	Badcock - Mulberry, FL (3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	497,601	129,587	368,014	2,271	14,963
18.41	Property		1	Badcock - Mulberry, FL (2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	103,069	31,993	71,076	771	2,895
18.42	Property		1	Badcock - Mulberry, FL (5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	58,987	17,288	41,699	704	1,654
19	Loan	4, 24, 32	1	Valley View Shopping Center	566,390	1,345,414	12/31/2021	T-12	1,805,829	702,161	1,103,668	12/31/2020	T-12	95.0%	3,031,058	721,830	2,309,228	15,766	105,106
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	17,094,502	7,000,933	12/31/2021	T-12	14,708,755	12,155,711	2,553,044	12/31/2020	T-12	50.7%	28,079,780	20,213,159	7,866,621	1,123,191	0
20.01	Property		1	Stoney Creek Hotel St. Joseph	2,210,406	1,397,620	12/31/2021	T-12	2,706,924	1,662,184	1,044,740	12/31/2020	T-12	71.2%	4,280,729	2,727,942	1,552,787	171,229	0
20.02	Property		1	Stoney Creek Hotel Sioux City	2,826,891	1,579,883	12/31/2021	T-12	2,837,830	2,043,289	794,541	12/31/2020	T-12	53.7%	4,918,724	3,351,229	1,567,495	196,749	0
20.03	Property		1	Stoney Creek Hotel Columbia	2,590,333	914,194	12/31/2021	T-12	1,586,116	1,611,652	(25,536)	12/31/2020	T-12	51.0%	5,087,801	3,628,094	1,459,707	203,512	0
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	2,319,397	549,034	12/31/2021	T-12	1,945,887	1,959,004	(13,117)	12/31/2020	T-12	35.6%	3,145,943	2,568,475	577,468	125,838	0
20.05	Property		1	Stoney Creek Inn Galena	1,381,043	932,865	12/31/2021	T-12	1,204,879	924,391	280,488	12/31/2020	T-12	59.0%	2,348,366	1,512,147	836,218	93,935	0
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	2,414,778	469,392	12/31/2021	T-12	1,398,959	1,564,830	(165,871)	12/31/2020	T-12	48.1%	3,245,598	2,612,607	632,991	129,824	0
20.07	Property		1	Stoney Creek Hotel Peoria	2,031,887	664,102	12/31/2021	T-12	1,697,126	1,474,663	222,463	12/31/2020	T-12	39.6%	3,121,302	2,432,856	688,446	124,852	0
20.08	Property		1	Stoney Creek Inn Quincy	1,319,767	493,843	12/31/2021	T-12	1,331,034	915,698	415,336	12/31/2020	T-12	62.4%	1,931,317	1,379,808	551,510	77,253	0
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	7,718,750	0	7,718,750	0	0
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	500 Industrial Road A, Grove, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	615 W. Cherry Street, Chanute, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
					16	16	16	16	16	16	16	16	16				30		15
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	2,524,688	1,561,853	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	85.9%	4,142,271	2,608,714	1,533,557	165,691	0
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	1,228,261	1,409,833	12/31/2021	T-12	1,356,396	915,217	441,179	12/31/2020	T-12	77.3%	3,175,955	1,609,311	1,566,643	127,038	0
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	1,391,072	1,604,053	12/31/2021	T-12	1,666,738	1,060,033	606,705	12/31/2020	T-12	75.1%	3,081,674	1,489,812	1,591,862	123,267	0
25	Loan	2, 30	1	Pomona Industrial	838,307	645,808	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	2,218,389	1,120,692	1,097,697	23,880	17,689
26	Loan	2	1	Downtown Frederick	496,812	620,155	12/31/2021	T-12	NAV	NAV	NAV	NAV	NAV	94.5%	1,332,921	511,007	821,914	15,160	20,000
27	Loan	5, 19	1	Holiday Inn Express Smithfield	1,083,815	873,362	12/31/2021	T-12	1,455,303	913,864	541,439	12/31/2020	T-12	77.7%	2,591,969	1,477,232	1,114,737	103,679	0
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	880,508	155,342	725,167	5,075	0
28.01	Property		1	902 Spruce Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	273,543	40,505	233,038	1,400	0
28.02	Property		1	2027 Pine Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	187,530	35,567	151,963	1,050	0
28.03	Property		1	750-752 South Martin Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	152,190	26,411	125,779	1,050	0
28.04	Property		1	716 South Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	152,231	31,235	120,996	875	0
28.05	Property		1	716 South 2nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	115,015	21,624	93,390	700	0
29	Loan	19	1	Giant Eagle Northfield Center	23,073	827,427	12/31/2021	T-12	850,500	9,875	840,625	12/31/2020	T-12	97.5%	870,042	26,101	843,941	9,446	62,973
30	Loan	2, 5	1	1290 Fulton Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	658,401	87,450	570,952	1,672	7,837
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.5%	643,354	94,167	549,188	2,800	0
31.01	Property		1	372 Baltic Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	90.0%	360,974	46,618	314,357	1,400	0
31.02	Property		1	350 5th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	91.1%	282,380	47,549	234,831	1,400	0
32	Loan	10, 13	1	566 7th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	89.1%	705,690	166,737	538,953	2,625	0
33	Loan	10,19	1	1745 Illinois Route 59	209,079	745,024	12/31/2021	T-12	929,673	199,239	730,434	12/31/2020	T-12	94.9%	910,377	230,612	679,764	22,478	79,248
34	Loan	6	11	Southeast MHC Portfolio	129,628	569,497	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	74.0%	747,306	243,639	503,668	16,250	0
34.01	Property		1	Sherrill MHC	13,106	102,333	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.8%	122,596	30,559	92,037	2,650	0
34.02	Property		1	Ashburn MHC	14,909	97,397	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	78.6%	116,462	30,579	85,883	2,000	0
34.03	Property		1	Lyons MHC	11,328	75,681	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	71.1%	107,200	31,691	75,509	2,300	0
34.04	Property		1	Brookwood MHC	22,674	67,610	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	58.6%	82,900	27,707	55,193	1,450	0
34.05	Property		1	Mapletree MHC	13,594	54,723	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	96.1%	75,682	20,782	54,900	1,600	0
34.06	Property		1	Clanton MHC	11,044	40,349	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	92.0%	58,398	24,609	33,789	1,150	0
34.07	Property		1	Fort Valley MHC	7,211	33,844	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	71.3%	37,910	14,203	23,707	1,000	0
34.08	Property		1	Abbeville MHC	7,692	34,709	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	61.7%	43,570	20,841	22,729	1,350	0
34.09	Property		1	Rainelle MHC	12,501	25,639	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	85.1%	39,241	9,784	29,457	700	0
34.10	Property		1	Fitzgerald MHC	6,868	19,403	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	38.8%	32,086	19,102	12,984	1,100	0
34.11	Property		1	Verbena MHC	8,702	17,809	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	63.4%	31,261	13,784	17,477	950	0
35	Loan	6, 10, 15, 19	2	CVS Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	536,550	109,498	427,053	9,019	26,962
35.01	Property		1	CVS – Fredericksburg	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	280,547	63,150	217,396	5,147	15,012
35.02	Property		1	CVS – Haughton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	97.0%	256,004	46,347	209,656	3,872	11,949
36	Loan	10, 13	1	60 Diamond Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	98.0%	297,655	37,298	260,356	1,050	0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
						7, 14	7, 14	7	7	5			5, 7	5, 7	3, 4
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	84,810,375	1.95	1.92	12.3%	12.1%	1,825,000,000	As Is	1/4/2023	38.4%	38.4%	96.0%	12/2/2022	No
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	32,047,188	2.29	2.17	13.8%	13.1%	512,500,000	As Is	11/17/2022	47.8%	47.8%	78.3%	12/6/2022	No
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	4,912,940	1.48	1.43	9.3%	9.0%	84,000,000	As Is	10/19/2022	64.9%	64.9%	94.9% (Comm.); 100.0% (MF)	3/2/2023	No
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	10,821,004	2.46	2.32	15.3%	14.4%	145,900,000	As Is	12/17/2022	51.4%	51.4%	89.8%	12/19/2022	No
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	17,185,377	1.26	1.23	9.7%	9.5%	350,000,000	As Is	10/12/2022	51.7%	51.7%	100.0%	11/10/2022	Yes
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	46,364,767	2.17	2.10	13.0%	12.5%	679,000,000	As Is	10/30/2022	54.5%	54.5%	97.7%	12/12/2022	No
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	8,149,510	2.21	2.19	13.6%	13.5%	110,250,000	As Is	2/1/2023	54.9%	54.9%	100.0%	3/2/2023	Yes
8	Loan	19, 20	1	Cityview Centre	4,437,080	1.99	1.82	12.1%	11.1%	70,530,000	As Is	1/20/2023	56.7%	56.7%	94.5%	1/20/2023	No
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	40,858,833	3.02	2.80	18.0%	16.7%	617,200,000	As Is Portfolio	Various	39.7%	39.7%	98.1%	Various
9.01	Property		1	401-405 Colorado	9,769,426					138,000,000	As Is	11/3/2022			96.0%	12/21/2022	No
9.02	Property		1	1900 Market	10,734,025					159,100,000	As Is	11/2/2022			100.0%	12/21/2022	No
9.03	Property		1	The Bulletin Building	7,334,815					113,100,000	As Is	11/2/2022			97.3%	12/21/2022	No
9.04	Property		1	Four Points Centre 3	4,249,008					67,800,000	As Is	11/3/2022			100.0%	1/19/2023	Yes
9.05	Property		1	500 North Gulph	3,088,907					38,100,000	As Is	11/4/2022			100.0%	1/19/2023	Yes
9.06	Property		1	Metroplex – PA	2,704,941					38,600,000	As Is	11/4/2022			90.1%	12/21/2022	No
9.07	Property		1	933 First Avenue	2,977,711					37,900,000	As Is	11/4/2022			100.0%	1/19/2023	Yes
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	10,196,397	1.45	1.42	10.7%	10.5%	173,000,000	Upon Completion/Stabilized	8/1/2023	56.4%	56.4%	100.0%	2/28/2023	No
11	Loan	11, 19	1	Walgreens Distribution Center	3,339,180	1.72	1.72	10.7%	10.7%	52,500,000	As Is	2/8/2023	59.4%	59.4%	100.0%	3/14/2023	Yes
12	Loan	7, 18, 24	1	Sentinel Square II	9,400,988	1.48	1.47	9.1%	9.0%	167,000,000	As Is	9/22/2022	62.3%	62.3%	93.7%	12/31/2022	No
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	15,550,678	1.42	1.38	12.6%	12.3%	215,000,000	As Is	9/7/2022	59.0%	54.7%	88.1%	7/1/2022	No
14	Loan	1, 7, 10	1	Latitude at South Portland	4,337,385	1.59	1.58	8.0%	7.9%	86,400,000	As Is	3/31/2022	63.9%	63.9%	99.2%	12/13/2022	NAP
15	Loan	2, 19, 29	1	Fibertown Data Center	3,424,204	1.84	1.81	13.2%	13.0%	55,000,000	As Is	10/31/2022	48.0%	48.0%	100.0%	2/10/2023	Yes
16	Loan	7, 19, 20	1	The Showboat Hotel	12,114,514	3.16	2.89	27.4%	25.1%	140,000,000	As Is	8/3/2022	34.5%	30.8%	53.1%	8/31/2022	NAP
17	Loan	13, 19, 20	1	Gateway One	2,888,517	2.39	2.18	13.9%	12.7%	42,000,000	As Is	12/28/2022	54.2%	54.2%	95.5%	12/1/2022	No
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	57,258,714	2.87	2.71	17.9%	16.8%	1,051,080,000	As Is	Various	32.3%	32.3%	100.0%	2/23/2023
18.01	Property		1	Big Lots - Tremont, PA	8,087,632					169,430,000	As Is	12/28/2022			100.0%	2/23/2023	Yes
18.02	Property		1	Big Lots - Durant, OK	8,222,405					138,000,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.03	Property		1	Badcock - LaGrange, GA	3,592,195					60,250,000	As Is	1/3/2023			100.0%	2/23/2023	Yes
18.04	Property		1	Badcock - Mebane, NC	2,545,710					44,500,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.05	Property		1	Badcock - Mulberry, FL	2,792,879					43,360,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.06	Property		1	NAICO - Chandler, OK	2,372,385					41,200,000	As Is	12/21/2022			100.0%	2/23/2023	Yes
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	1,908,009					34,800,000	As Is	12/28/2022			100.0%	2/23/2023	Yes
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	2,036,287					33,660,000	As Is	12/21/2022			100.0%	2/23/2023	Yes
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	1,730,211					31,800,000	As Is	12/12/2022			100.0%	2/23/2023	Yes
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	1,409,882					26,430,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	1,430,697					25,080,000	As Is	12/26/2022			100.0%	2/23/2023	Yes
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	1,220,554					22,960,000	As Is	12/23/2022			100.0%	2/23/2023	Yes
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	1,084,361					22,290,000	As Is	12/18/2022			100.0%	2/23/2023	Yes
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	1,150,346					22,100,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	1,039,314					20,450,000	As Is	12/26/2022			100.0%	2/23/2023	Yes
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	1,059,451					20,010,000	As Is	12/20/2022			100.0%	2/23/2023	Yes
18.17	Property		1	Big Y - Milford, CT	884,979					19,800,000	As Is	12/28/2022			100.0%	2/23/2023	Yes
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	904,991					17,830,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	881,590					17,500,000	As Is	12/26/2022			100.0%	2/23/2023	Yes
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	826,338					17,110,000	As Is	12/23/2022			100.0%	2/23/2023	Yes
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	1,529,441					16,780,000	As Is	12/26/2022			100.0%	2/23/2023	Yes
18.22	Property		1	Save Mart Supermarkets - Napa, CA	823,641					15,250,000	As Is	12/26/2022			100.0%	2/23/2023	Yes
18.23	Property		1	Badcock - Mulberry, FL (4)	932,648					14,100,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.24	Property		1	Save Mart Supermarkets - Chico, CA	636,589					13,230,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	659,346					13,170,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	626,218					13,000,000	As Is	12/20/2022			100.0%	2/23/2023	Yes
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	648,796					12,900,000	As Is	12/19/2022			100.0%	2/23/2023	Yes
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	600,941					11,990,000	As Is	12/19/2022			100.0%	2/23/2023	Yes
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	567,619					11,840,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	560,316					11,700,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	596,504					10,820,000	As Is	12/26/2022			100.0%	2/23/2023	Yes
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	510,235					10,260,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	483,182					10,150,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	458,673					9,600,000	As Is	12/23/2022			100.0%	2/23/2023	Yes
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	431,021					9,060,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	384,665					8,380,000	As Is	12/22/2022			100.0%	2/23/2023	Yes
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	419,853					8,100,000	As Is	12/20/2022			100.0%	2/23/2023	Yes
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	384,239					8,010,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	367,040					7,370,000	As Is	12/24/2022			100.0%	2/23/2023	Yes
18.40	Property		1	Badcock - Mulberry, FL (3)	350,780					5,130,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.41	Property		1	Badcock - Mulberry, FL (2)	67,410					1,060,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
18.42	Property		1	Badcock - Mulberry, FL (5)	39,342					620,000	As Is	12/27/2022			100.0%	2/23/2023	Yes
19	Loan	4, 24, 32	1	Valley View Shopping Center	2,188,356	1.94	1.84	12.7%	12.0%	37,400,000	As Is	1/30/2023	48.8%	48.8%	99.6%	2/1/2023	No
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	6,743,429	3.38	2.90	25.5%	21.8%	68,500,000	As Is	Various	45.1%	41.1%	50.7%	10/31/2022
20.01	Property		1	Stoney Creek Hotel St. Joseph	1,381,558					14,800,000	As Is	10/20/2022			71.2%	10/31/2022	NAP
20.02	Property		1	Stoney Creek Hotel Sioux City	1,370,746					13,600,000	As Is	10/18/2022			53.7%	10/31/2022	NAP
20.03	Property		1	Stoney Creek Hotel Columbia	1,256,195					10,500,000	As Is	10/20/2022			51.0%	10/31/2022	NAP
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	451,630					9,500,000	As Is	10/17/2022			35.6%	10/31/2022	NAP
20.05	Property		1	Stoney Creek Inn Galena	742,284					6,200,000	As Is	10/19/2022			59.0%	10/31/2022	NAP
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	503,167					5,600,000	As Is	10/19/2022			48.1%	10/31/2022	NAP
20.07	Property		1	Stoney Creek Hotel Peoria	563,594					4,700,000	As Is	10/17/2022			39.6%	10/31/2022	NAP
20.08	Property		1	Stoney Creek Inn Quincy	474,257					3,600,000	As Is	10/20/2022			62.4%	10/31/2022	NAP
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	7,718,750	1.83	1.83	12.6%	12.6%	125,000,000	As Portfolio	10/17/2022	48.9%	48.9%	100.0%	4/6/2023
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAV					47,800,000	As Is	10/17/2022			100.0%	4/6/2023	Yes
21.02	Property		1	500 Industrial Road A, Grove, OK	NAV					35,000,000	As Is	10/17/2022			100.0%	4/6/2023	Yes
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAV					32,600,000	As Is	10/17/2022			100.0%	4/6/2023	Yes
21.04	Property		1	615 W. Cherry Street, Chanute, KS	NAV					9,550,000	As Is	10/17/2022			100.0%	4/6/2023	Yes

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
						7, 14	7, 14	7	7	5			5, 7	5, 7	3, 4
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	1,367,866	1.65	1.47	13.6%	12.1%	16,500,000	As Is	1/24/2023	68.5%	60.2%	85.9%	1/31/2023	NAP
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	1,439,605	1.90	1.75	15.1%	13.8%	16,600,000	As Is	9/8/2022	62.7%	54.5%	77.3%	12/31/2022	NAP
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	1,468,595	2.03	1.87	15.9%	14.7%	16,200,000	As Is	12/6/2022	61.7%	58.4%	75.1%	11/30/2022	NAP
25	Loan	2, 30	1	Pomona Industrial	1,056,128	1.68	1.62	11.2%	10.8%	24,000,000	As Is	9/29/2022	40.8%	40.8%	100.0%	12/15/2022	No
26	Loan	2	1	Downtown Frederick	786,754	1.52	1.46	10.4%	9.9%	14,600,000	As Is	2/13/2023	54.2%	54.2%	98.1%	2/3/2023	No
27	Loan	5, 19	1	Holiday Inn Express Smithfield	1,011,058	1.83	1.66	14.7%	13.3%	12,000,000	As Complete	10/1/2023	63.3%	55.3%	77.7%	12/31/2022	NAP
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	720,092	1.35	1.34	9.6%	9.5%	10,850,000	As Is	12/19/2022	69.9%	69.9%	100.0%	2/1/2023
28.01	Property		1	902 Spruce Street	231,638					3,600,000	As Is	12/19/2022			100.0%	2/1/2023	NAP
28.02	Property		1	2027 Pine Street	150,913					2,300,000	As Is	12/19/2022			100.0%	2/1/2023	NAP
28.03	Property		1	750-752 South Martin Street	124,729					1,950,000	As Is	12/19/2022			100.0%	2/1/2023	NAP
28.04	Property		1	716 South Street	120,121					1,800,000	As Is	12/19/2022			100.0%	2/1/2023	No
28.05	Property		1	716 South 2nd Street	92,690					1,200,000	As Is	12/19/2022			100.0%	2/1/2023	NAP
29	Loan	19	1	Giant Eagle Northfield Center	771,522	1.39	1.27	11.4%	10.4%	12,800,000	As Is	2/17/2023	57.8%	52.6%	100.0%	3/9/2023	Yes
30	Loan	2, 5	1	1290 Fulton Street	561,443	1.60	1.57	8.9%	8.7%	10,300,000	Hypothetical As Is	1/4/2023	62.6%	62.6%	100.0%	3/1/2023	No
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	546,388	1.21	1.21	8.8%	8.7%	9,000,000	As Is	12/20/2022	69.7%	69.7%	100.0%	2/22/2023
31.01	Property		1	372 Baltic Street	312,957					5,200,000	As Is	12/20/2022			100.0%	2/22/2023	NAP
31.02	Property		1	350 5th Street	233,431					3,800,000	As Is	12/20/2022			100.0%	2/22/2023	NAP
32	Loan	10, 13	1	566 7th Street	536,328	1.32	1.31	9.1%	9.1%	8,150,000	As Is	12/20/2022	72.4%	72.4%	100.0%	2/1/2023	NAP
33	Loan	10,19	1	1745 Illinois Route 59	578,038	2.19	1.86	14.2%	12.0%	11,200,000	As Is	2/3/2023	42.9%	42.9%	100.0%	3/6/2023	Yes
34	Loan	6	11	Southeast MHC Portfolio	487,418	1.36	1.32	10.8%	10.5%	9,280,000	As Is	Various	50.1%	43.7%	76.3%	2/9/2023
34.01	Property		1	Sherrill MHC	89,387					1,690,000	As Is	12/8/2022			96.2%	2/9/2023	NAP
34.02	Property		1	Ashburn MHC	83,883					1,200,000	As Is	12/13/2022			80.0%	2/9/2023	NAP
34.03	Property		1	Lyons MHC	73,209					1,200,000	As Is	12/13/2022			73.9%	2/9/2023	NAP
34.04	Property		1	Brookwood MHC	53,743					1,070,000	As Is	12/7/2022			58.6%	2/9/2023	NAP
34.05	Property		1	Mapletree MHC	53,300					980,000	As Is	12/7/2022			96.9%	2/9/2023	NAP
34.06	Property		1	Clanton MHC	32,639					540,000	As Is	12/7/2022			91.3%	2/9/2023	NAP
34.07	Property		1	Fort Valley MHC	22,707					520,000	As Is	12/13/2022			75.0%	2/9/2023	NAP
34.08	Property		1	Abbeville MHC	21,379					500,000	As Is	12/21/2022			66.7%	2/9/2023	NAP
34.09	Property		1	Rainelle MHC	28,757					510,000	As Is	12/14/2022			64.3%	2/9/2023	NAP
34.10	Property		1	Fitzgerald MHC	11,884					580,000	As Is	12/13/2022			31.8%	2/9/2023	NAP
34.11	Property		1	Verbena MHC	16,527					490,000	As Is	12/7/2022			68.4%	2/9/2023	NAP
35	Loan	6, 10, 15, 19	2	CVS Portfolio	391,072	1.43	1.31	11.2%	10.3%	7,725,000	As Is	Various	49.2%	42.7%	100.0%	3/7/2023
35.01	Property		1	CVS – Fredericksburg	197,237					4,100,000	As Is	2/10/2023			100.0%	3/7/2023	Yes
35.02	Property		1	CVS – Haughton	193,835					3,625,000	As Is	2/13/2023			100.0%	3/7/2023	Yes
36	Loan	10, 13	1	60 Diamond Street	259,306	1.34	1.33	9.3%	9.3%	4,550,000	As Is	12/20/2022	61.5%	61.5%	100.0%	2/1/2023	NAP

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
					21, 23				21				23
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	Macy's	235,899	15.2%	1/31/2030	Nordstrom	225,000	14.5%	2/28/2029	Neiman Marcus	100,071	6.4%	10/18/2031
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	Cedars Sinai Medical Center	259,653	24.7%	5/31/2030	8687 Melrose GreenTenant	54,630	5.2%	2/28/2034	Pluto, Inc.	35,850	3.4%	11/30/2028
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	GSA - U.S. DOS	35,872	12.3%	10/9/2028	Hudson Crossing Surgery	23,550	8.1%	7/31/2027	Nadri Inc	22,227	7.6%	5/31/2027
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	Nike Unite	15,000	4.0%	1/31/2026	Old Navy	14,004	3.7%	1/31/2031	Polo Ralph Lauren	12,176	3.2%	11/30/2030
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	Rialto Distribution LLC	1,106,124	100.0%	10/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	Macy's	390,503	18.8%	8/18/2026	Walmart	173,450	8.3%	8/31/2028	SEARS	144,537	6.9%	10/31/2028
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	Amazon.com Services, Inc.	269,873	100.0%	4/30/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19, 20	1	Cityview Centre	Academy	78,817	20.9%	1/31/2028	Specs	55,800	14.8%	11/30/2032	Altitude Trampoline Park	37,045	9.8%	7/31/2029
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio
9.01	Property		1	401-405 Colorado	Bain & Company, Inc.	50,423	24.5%	11/30/2034	JPMorgan Chase Bank, National Association	45,100	21.9%	12/31/2032	Snap Inc.	18,739	9.1%	5/31/2033
9.02	Property		1	1900 Market	Independence Blue Cross, LLC	227,974	49.9%	4/16/2034	1900 Market Street Tenant LLC dba WeWork	56,050	12.3%	11/30/2037	Pennoni Associates Inc.	55,846	12.2%	3/31/2029
9.03	Property		1	The Bulletin Building	Spark Therapeutics, Inc.	183,208	64.8%	12/31/2033	Drexel University	57,461	20.3%	10/31/2027	BDN SY Hospitality, LLC	13,163	4.7%	11/30/2031
9.04	Property		1	Four Points Centre 3	SailPoint Technologies, Inc.	164,818	100.0%	4/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	500 North Gulph	CSL Behring L.L.C.	100,820	100.0%	1/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Metroplex – PA	Bill Me Later, Inc.	99,512	82.3%	1/31/2031	United HealthCare Services, Inc.	9,431	7.8%	6/30/2026	NAP	NAP	NAP	NAP
9.07	Property		1	933 First Avenue	Worldwide Insurance Services, LLC	111,053	100.0%	5/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	J&J Farms Creamery	204,217	36.5%	2/28/2038	Vitaquest International LLC	198,489	35.5%	2/28/2030	PNY Technologies Inc	156,224	28.0%	10/4/2028
11	Loan	11, 19	1	Walgreens Distribution Center	Walgreens	724,424	100.0%	3/31/2038	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, 24	1	Sentinel Square II	Government of the DC	164,642	58.0%	2/28/2029	GSA-Federal Election Commission	99,677	35.1%	11/30/2032	LA LUXE DENTAL, PLLC	1,575	0.6%	5/31/2031
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	Estee Lauder	64,122	36.3%	3/31/2025	Prada USA Corp.	30,079	17.0%	1/31/2035	Valor Management LLC	12,990	7.4%	8/31/2033
14	Loan	1, 7, 10	1	Latitude at South Portland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	2, 19, 29	1	Fibertown Data Center	Fibertown	69,788	100.0%	2/9/2043	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	7, 19, 20	1	The Showboat Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	13, 19, 20	1	Gateway One	The Odom Corporation	20,210	17.7%	6/30/2032	Prudential	9,003	7.9%	9/30/2023	First American Title	8,713	7.6%	9/30/2026
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio
18.01	Property		1	Big Lots - Tremont, PA	Big Lots, Inc.	1,294,548	100.0%	6/30/2040	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Big Lots - Durant, OK	Big Lots, Inc.	1,296,562	100.0%	6/30/2040	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Badcock - LaGrange, GA	W.S. Badcock Corporation	537,855	100.0%	6/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Badcock - Mebane, NC	W.S. Badcock Corporation	369,420	100.0%	6/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	Badcock - Mulberry, FL	W.S. Badcock Corporation	371,240	100.0%	6/30/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.06	Property		1	NAICO - Chandler, OK	Chandler Insurance Company, LTD.	158,430	100.0%	8/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	Save Mart Supermarkets	109,876	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	Nation Motor Club, LLC	139,785	100.0%	12/31/2041	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	Save Mart Supermarkets	186,652	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	Save Mart Supermarkets	66,778	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	Save Mart Supermarkets	119,916	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	Save Mart Supermarkets	54,605	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	Save Mart Supermarkets	43,737	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	Save Mart Supermarkets	148,270	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	Save Mart Supermarkets	116,789	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	Save Mart Supermarkets	68,337	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.17	Property		1	Big Y - Milford, CT	Big Y Foods, Inc.	55,000	100.0%	12/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	Save Mart Supermarkets	52,368	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	Save Mart Supermarkets	61,660	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	Save Mart Supermarkets	49,769	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	Save Mart Supermarkets	149,631	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.22	Property		1	Save Mart Supermarkets - Napa, CA	Save Mart Supermarkets	51,845	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.23	Property		1	Badcock - Mulberry, FL (4)	W.S. Badcock Corporation	184,000	100.0%	8/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.24	Property		1	Save Mart Supermarkets - Chico, CA	Save Mart Supermarkets	42,294	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	Save Mart Supermarkets	62,565	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	Save Mart Supermarkets	41,368	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	Save Mart Supermarkets	50,918	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	Save Mart Supermarkets	52,576	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	Save Mart Supermarkets	42,630	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	Save Mart Supermarkets	45,642	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	Save Mart Supermarkets	35,312	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	Save Mart Supermarkets	58,360	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	Save Mart Supermarkets	50,342	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	Save Mart Supermarkets	47,404	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	Save Mart Supermarkets	52,079	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	Save Mart Supermarkets	21,258	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	Save Mart Supermarkets	49,749	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	Save Mart Supermarkets	30,080	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	Save Mart Supermarkets	40,593	100.0%	11/30/2044	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.40	Property		1	Badcock - Mulberry, FL (3)	W.S. Badcock Corporation	42,750	100.0%	8/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.41	Property		1	Badcock - Mulberry, FL (2)	W.S. Badcock Corporation	8,270	100.0%	8/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.42	Property		1	Badcock - Mulberry, FL (5)	W.S. Badcock Corporation	9,125	100.0%	8/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	4, 24, 32	1	Valley View Shopping Center	Target	39,346	37.4%	3/1/2033	Sprouts	27,116	25.8%	12/1/2025	Denny's	5,000	4.8%	1/31/2033
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio
20.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	Orizon Aerostructures, LLC	300,000	100.0%	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	500 Industrial Road A, Grove, OK	Orizon Aerostructures, LLC	220,000	100.0%	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	Orizon Aerostructures, LLC	205,000	100.0%	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	615 W. Cherry Street, Chanute, KS	Orizon Aerostructures, LLC	60,000	100.0%	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date
					21, 23				21				23
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 30	1	Pomona Industrial	BlueDot Safes & Beric Inc.	47,005	53.1%	12/31/2034	Reseda Nguyen Inc.	41,439	46.9%	9/30/2025	NAP	NAP	NAP	NAP
26	Loan	2	1	Downtown Frederick	GeoNova Enterprises, LLC dba Serendipity	4,000	15.4%	2/14/2027	Vintage MC, LLC	3,900	15.0%	4/30/2026	Dream House, LLC	3,400	13.1%	4/30/2024
27	Loan	5, 19	1	Holiday Inn Express Smithfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio
28.01	Property		1	902 Spruce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	2027 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	750-752 South Martin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	716 South Street	Domino's Pizza	1,800	100.0%	10/31/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	716 South 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Giant Eagle Northfield Center	Giant Eagle Supermarket	62,973	100.0%	12/31/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 5	1	1290 Fulton Street	The Dermatology Specialists	3,831	36.7%	8/31/2035	YK Power	3,432	32.8%	12/31/2032	30 Minutes HIT	2,061	19.7%	7/31/2032
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St
31.01	Property		1	372 Baltic Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	350 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	10, 13	1	566 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	10,19	1	1745 Illinois Route 59	Fitness International, LLC	43,227	100.0%	4/30/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6	11	Southeast MHC Portfolio
34.01	Property		1	Sherrill MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Ashburn MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Lyons MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.04	Property		1	Brookwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.05	Property		1	Mapletree MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.06	Property		1	Clanton MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.07	Property		1	Fort Valley MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.08	Property		1	Abbeville MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.09	Property		1	Rainelle MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.10	Property		1	Fitzgerald MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.11	Property		1	Verbena MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6, 10, 15, 19	2	CVS Portfolio
35.01	Property		1	CVS – Fredericksburg	CVS – Fredericksburg	11,970	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	CVS – Haughton	CVS – Haughton	9,928	100.0%	1/31/2033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 13	1	60 Diamond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
					23				23
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	Harkins Theatres	81,177	5.2%	1/31/2031	DICK'S Sporting Goods	50,646	3.3%	1/31/2026	2/13/2023	NAP	2/13/2023
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	InvestCloud, Inc.	32,128	3.1%	1/31/2027	Kneedler Fauchere	17,762	1.7%	1/31/2028	11/22/2022	NAP	11/22/2022
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	Retro Fitness	19,924	6.8%	11/9/2038	COURISTAN INC.	16,700	5.7%	12/31/2023	10/20/2022	NAP	10/20/2022
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	Under Armour	11,503	3.0%	8/31/2025	Gap Outlet	8,575	2.3%	1/31/2026	1/10/2023	NAP	1/11/2023
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/24/2022	NAP	10/24/2022
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	BJ's Wholesale Club	127,750	6.1%	1/31/2027	KOHL'S	116,392	5.6%	1/31/2031	12/20/2022	NAP	12/20/2022
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/27/2023	NAP	2/22/2023
8	Loan	19, 20	1	Cityview Centre	Ogle School	15,453	4.1%	12/31/2028	Guitars & Cadillacs	12,075	3.2%	3/31/2024	1/27/2023	NAP	1/27/2023
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio
9.01	Property		1	401-405 Colorado	Perkins Coie LLP	18,616	9.0%	11/30/2032	AllianceBernstein L.P.	18,169	8.8%	9/30/2031	11/8/2022	NAP	11/8/2022
9.02	Property		1	1900 Market	Aberdeen Asset Management Inc., d/b/a Aberdeen Standard Investments	50,482	11.0%	8/31/2034	Berkadia Commercial Mortgage LLC	18,262	4.0%	5/31/2030	11/15/2022	NAP	11/8/2022
9.03	Property		1	The Bulletin Building	Brandywine Operating Partnership	6,884	2.4%	4/30/2028	NAP	NAP	NAP	NAP	11/8/2022	NAP	11/8/2022
9.04	Property		1	Four Points Centre 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/9/2022	NAP	11/8/2022
9.05	Property		1	500 North Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/9/2022	NAP	11/8/2022
9.06	Property		1	Metroplex – PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/14/2022	NAP	11/8/2022
9.07	Property		1	933 First Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/9/2022	NAP	11/8/2022
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/9/2022	NAP	12/8/2022
11	Loan	11, 19	1	Walgreens Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/27/2023	3/6/2023	2/9/2023
12	Loan	7, 18, 24	1	Sentinel Square II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/1/2022	NAP	11/1/2022
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	Union Editorial NY, LLC	11,500	6.5%	5/31/2023	H&M	11,049	6.3%	1/31/2030	9/14/2022	NAP	9/14/2022
14	Loan	1, 7, 10	1	Latitude at South Portland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/5/2022	NAP	4/5/2022
15	Loan	2, 19, 29	1	Fibertown Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/31/2023	NAP	11/3/2022
16	Loan	7, 19, 20	1	The Showboat Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/19/2022	NAP	10/13/2022
17	Loan	13, 19, 20	1	Gateway One	Cascade Water Alliance	7,323	6.4%	11/30/2033	Goldsmith Engineering	7,091	6.2%	12/31/2027	1/6/2023	NAP	1/6/2023
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio
18.01	Property		1	Big Lots - Tremont, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.02	Property		1	Big Lots - Durant, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.03	Property		1	Badcock - LaGrange, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.04	Property		1	Badcock - Mebane, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.05	Property		1	Badcock - Mulberry, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.06	Property		1	NAICO - Chandler, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/5/2023
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/5/2023	NAP	1/6/2023
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/6/2023
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/6/2023	NAP	1/6/2023
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.17	Property		1	Big Y - Milford, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/6/2023	NAP	1/5/2023
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/27/2023	NAP	1/25/2023
18.22	Property		1	Save Mart Supermarkets - Napa, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.23	Property		1	Badcock - Mulberry, FL (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.24	Property		1	Save Mart Supermarkets - Chico, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/5/2023
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/6/2023
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.40	Property		1	Badcock - Mulberry, FL (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.41	Property		1	Badcock - Mulberry, FL (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
18.42	Property		1	Badcock - Mulberry, FL (5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/4/2023	NAP	1/3/2023
19	Loan	4, 24, 32	1	Valley View Shopping Center	Chase Bank	4,396	4.2%	6/30/2026	Montessori Children's Center	4,000	3.8%	9/30/2026	2/21/2023	NAP	2/21/2023
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio
20.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2022	NAP	10/20/2022
20.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2022	NAP	10/20/2022
20.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2022	NAP	10/20/2022
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/19/2022	NAP	10/20/2022
20.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/19/2022	NAP	10/20/2022
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2022	NAP	10/20/2022
20.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/19/2022	NAP	10/20/2022
20.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/20/2022	NAP	10/20/2022
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/23/2022	NAP	8/23/2022
21.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/23/2022	NAP	8/23/2022
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/23/2022	NAP	8/23/2022
21.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/24/2022	NAP	8/24/2022

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
					23				23
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/8/2023	NAP	2/8/2023
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/13/2022	NAP	9/13/2022
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/16/2022	NAP	12/16/2022
25	Loan	2, 30	1	Pomona Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/7/2022	NAP	10/7/2022
26	Loan	2	1	Downtown Frederick	Mygomusin Frederick Downtown dba Juno Bakery	2,500	9.6%	10/31/2032	Academy Mortgage Corp	2,400	9.2%	5/31/2024	2/15/2023	NAP	2/14/2023
27	Loan	5, 19	1	Holiday Inn Express Smithfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9/13/2022	NAP	9/13/2022
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio
28.01	Property		1	902 Spruce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2022	NAP	12/29/2022
28.02	Property		1	2027 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2022	NAP	12/29/2022
28.03	Property		1	750-752 South Martin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2022	NAP	12/29/2022
28.04	Property		1	716 South Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2022	NAP	12/29/2022
28.05	Property		1	716 South 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2022	NAP	12/29/2022
29	Loan	19	1	Giant Eagle Northfield Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/27/2023	NAP	2/27/2023
30	Loan	2, 5	1	1290 Fulton Street	Western Union Pay-o-Matic	800	7.7%	5/31/2028	The Smoke Box	325	3.1%	11/30/2027	1/11/2023	NAP	1/11/2023
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St
31.01	Property		1	372 Baltic Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2022	NAP	12/30/2022
31.02	Property		1	350 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2022	NAP	12/30/2022
32	Loan	10, 13	1	566 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2022	NAP	12/30/2022
33	Loan	10,19	1	1745 Illinois Route 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/10/2023	NAP	2/10/2023
34	Loan	6	11	Southeast MHC Portfolio
34.01	Property		1	Sherrill MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/20/2022	NAP	11/18/2022
34.02	Property		1	Ashburn MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/21/2022	NAP	11/17/2022
34.03	Property		1	Lyons MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/27/2022	NAP	11/21/2022
34.04	Property		1	Brookwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	11/21/2022
34.05	Property		1	Mapletree MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/20/2022	NAP	11/21/2022
34.06	Property		1	Clanton MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/20/2022	NAP	11/22/2022
34.07	Property		1	Fort Valley MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/27/2022	NAP	11/18/2022
34.08	Property		1	Abbeville MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/21/2022	NAP	11/18/2022
34.09	Property		1	Rainelle MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/20/2022	NAP	11/18/2022
34.10	Property		1	Fitzgerald MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP	11/21/2022
34.11	Property		1	Verbena MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/22/2022	NAP	11/21/2022
35	Loan	6, 10, 15, 19	2	CVS Portfolio
35.01	Property		1	CVS – Fredericksburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/22/2023	NAP	2/22/2023
35.02	Property		1	CVS – Haughton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/22/2023	NAP	2/22/2023
36	Loan	10, 13	1	60 Diamond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/30/2022	NAP	12/30/2022

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
								17	17	17	17	17	18	19	18	19	18
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	11/22/2022	16%	No	Fee	NAP	NAP	NAP	NAP	178,740	178,740	0	Springing	0
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	436,112	109,028	176,464	15,977	200,000
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	10/24/2022	18%	No	Fee	NAP	NAP	NAP	NAP	514,722	128,681	122,072	61,036	0
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	NAP	NAP	Yes - AE	Fee / Leasehold	8/12/2026	2, 6-year extension options	1,080,000	No	0	Springing	0	Springing	0
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	418,815	104,704	10,186	10,186	0
8	Loan	19, 20	1	Cityview Centre	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	256,420	85,473	0	Springing	169,543
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio									0	Springing	0	Springing	0
9.01	Property		1	401-405 Colorado	NAP	NAP	No	Leasehold	12/31/2083	1, 25-year extension option	328,740	No
9.02	Property		1	1900 Market	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.03	Property		1	The Bulletin Building	NAP	NAP	No	Leasehold	10/12/2116	None	0	No
9.04	Property		1	Four Points Centre 3	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.05	Property		1	500 North Gulph	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.06	Property		1	Metroplex – PA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9.07	Property		1	933 First Avenue	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	109,030	109,030	86,237	28,746	0
11	Loan	11, 19	1	Walgreens Distribution Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	5,010	418	0
12	Loan	7, 18, 24	1	Sentinel Square II	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	NAP	NAP	No	Leasehold	6/30/2060	None	5,089,118	Yes	276,774	276,774	62,040	20,680	0
14	Loan	1, 7, 10	1	Latitude at South Portland	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	152,880	50,960	23,683	7,894	16,000
15	Loan	2, 19, 29	1	Fibertown Data Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
16	Loan	7, 19, 20	1	The Showboat Hotel	NAP	NAP	Yes - A8	Fee	NAP	NAP	NAP	NAP	60,555	30,278	781,087	97,636	0
17	Loan	13, 19, 20	1	Gateway One	1/6/2023	15%	No	Fee	NAP	NAP	NAP	NAP	149,343	29,869	0	Springing	500,000
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio									0	Springing	0	Springing	0
18.01	Property		1	Big Lots - Tremont, PA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.02	Property		1	Big Lots - Durant, OK	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.03	Property		1	Badcock - LaGrange, GA	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.04	Property		1	Badcock - Mebane, NC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.05	Property		1	Badcock - Mulberry, FL	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.06	Property		1	NAICO - Chandler, OK	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	1/3/2023	19%	No	Fee	NAP	NAP	NAP	NAP
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAP	NAP	Yes - AH	Fee	NAP	NAP	NAP	NAP
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	1/5/2023	7%	No	Fee	NAP	NAP	NAP	NAP
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	1/3/2023	14%	No	Fee	NAP	NAP	NAP	NAP
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	1/3/2023	9%	No	Fee	NAP	NAP	NAP	NAP
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	1/3/2023	8%	No	Fee	NAP	NAP	NAP	NAP
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	1/3/2023	5%	No	Fee	NAP	NAP	NAP	NAP
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	1/3/2023	5%	No	Fee	NAP	NAP	NAP	NAP
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	1/5/2023	6%	No	Fee	NAP	NAP	NAP	NAP
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	1/3/2023	9%	No	Fee	NAP	NAP	NAP	NAP
18.17	Property		1	Big Y - Milford, CT	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	1/4/2023	11%	No	Fee	NAP	NAP	NAP	NAP
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	1/3/2023	8%	No	Fee	NAP	NAP	NAP	NAP
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	1/4/2023	7%	No	Fee	NAP	NAP	NAP	NAP
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	1/25/2023	15%	No	Leasehold	12/31/2064	2, 10-year extension options	615,850	No
18.22	Property		1	Save Mart Supermarkets - Napa, CA	1/3/2023	28%	No	Fee	NAP	NAP	NAP	NAP
18.23	Property		1	Badcock - Mulberry, FL (4)	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.24	Property		1	Save Mart Supermarkets - Chico, CA	1/3/2023	8%	No	Fee	NAP	NAP	NAP	NAP
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	1/5/2023	14%	No	Fee	NAP	NAP	NAP	NAP
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	1/4/2023	7%	No	Fee	NAP	NAP	NAP	NAP
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	1/3/2023	5%	No	Fee	NAP	NAP	NAP	NAP
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	1/2/2023	5%	No	Fee	NAP	NAP	NAP	NAP
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	1/3/2023	12%	No	Fee	NAP	NAP	NAP	NAP
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	1/3/2023	7%	No	Fee	NAP	NAP	NAP	NAP
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	1/3/2023	7%	No	Fee	NAP	NAP	NAP	NAP
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	1/4/2023	7%	No	Fee	NAP	NAP	NAP	NAP
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	1/4/2023	8%	No	Fee	NAP	NAP	NAP	NAP
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	1/3/2023	10%	No	Fee	NAP	NAP	NAP	NAP
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	1/3/2023	13%	No	Fee	NAP	NAP	NAP	NAP
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	1/3/2023	27%	No	Fee	NAP	NAP	NAP	NAP
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	1/3/2023	10%	No	Fee	NAP	NAP	NAP	NAP
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	1/3/2023	10%	No	Fee	NAP	NAP	NAP	NAP
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	1/3/2023	6%	No	Fee	NAP	NAP	NAP	NAP
18.40	Property		1	Badcock - Mulberry, FL (3)	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.41	Property		1	Badcock - Mulberry, FL (2)	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18.42	Property		1	Badcock - Mulberry, FL (5)	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19	Loan	4, 24, 32	1	Valley View Shopping Center	2/17/2023	15%	No	Fee	NAP	NAP	NAP	NAP	96,238	24,060	31,584	2,871	0
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio									662,294	132,589	449,553	40,868	0
20.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	Yes - AO	Fee	NAP	NAP	NAP	NAP
20.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	NAP	NAP	No	Fee	1/6/2035	2, 15-year extension options	72,500	No
20.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures									0	Springing	0	Springing	0
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
								17	17	17	17	17	18	19	18	19	18
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	2/8/2023	9%	No	Fee	NAP	NAP	NAP	NAP	41,263	13,754	23,274	4,655	0
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	42,000	8,400	15,971	1,597	0
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	37,287	5,073	15,535	1,479	0
25	Loan	2, 30	1	Pomona Industrial	10/7/2022	16%	No	Fee	NAP	NAP	NAP	NAP	4,099	4,099	14,349	2,391	0
26	Loan	2	1	Downtown Frederick	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	124,732	15,592	59,983	4,999	0
27	Loan	5, 19	1	Holiday Inn Express Smithfield	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	35,794	7,158	7,904	2,636	0
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio									0	5,942	8,400	1,333	0
28.01	Property		1	902 Spruce Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.02	Property		1	2027 Pine Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.03	Property		1	750-752 South Martin Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.04	Property		1	716 South Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28.05	Property		1	716 South 2nd Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29	Loan	19	1	Giant Eagle Northfield Center	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing	0
30	Loan	2, 5	1	1290 Fulton Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	15,906	3,977	7,270	1,212	0
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St									2,714	2,585	3,150	500	0
31.01	Property		1	372 Baltic Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31.02	Property		1	350 5th Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
32	Loan	10, 13	1	566 7th Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	20,532	9,777	7,140	567	0
33	Loan	10,19	1	1745 Illinois Route 59	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	109,091	13,636	0	Springing	1,873
34	Loan	6	11	Southeast MHC Portfolio									15,044	2,047	4,539	4,322	0
34.01	Property		1	Sherrill MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.02	Property		1	Ashburn MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.03	Property		1	Lyons MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.04	Property		1	Brookwood MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.05	Property		1	Mapletree MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.06	Property		1	Clanton MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.07	Property		1	Fort Valley MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.08	Property		1	Abbeville MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.09	Property		1	Rainelle MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.10	Property		1	Fitzgerald MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34.11	Property		1	Verbena MHC	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35	Loan	6, 10, 15, 19	2	CVS Portfolio									0	Springing	0	Springing	0
35.01	Property		1	CVS – Fredericksburg	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35.02	Property		1	CVS – Haughton	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36	Loan	10, 13	1	60 Diamond Street	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	2,120	1,010	2,888	275	0

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	20	18	19	20	18	19	20	18	18	19
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	Springing	402,666	0	Springing	1,651,332	0	0	0	0	14,539,077	0
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	17,554	0	3,000,000	Springing	5,000,000	0	0	0	0	13,809,708	Springing
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	5,073	301,360	1,725,000	Springing	0	0	0	0	22,550	0	Springing
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	Springing	0	0	Springing	0	0	0	0	0	0	0
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	9,218	0	0	0	0	0	0	0	8,125	9,452,054	Springing
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	Springing	619,992	4,068,135	0	0	0	0	0	0	743,644	Springing
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	5,622	0	0	0	0	0	0	0	0	0	Springing
8	Loan	19, 20	1	Cityview Centre	Springing	169,543	500,000	Springing	500,000	0	0	0	0	277,972	Springing
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	Springing	0	0	Springing	0	0	0	0	165,113	26,113,792	Springing
9.01	Property		1	401-405 Colorado
9.02	Property		1	1900 Market
9.03	Property		1	The Bulletin Building
9.04	Property		1	Four Points Centre 3
9.05	Property		1	500 North Gulph
9.06	Property		1	Metroplex – PA
9.07	Property		1	933 First Avenue
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	4,658	0	0	14,780	886,783	0	0	0	0	11,598,000	0
11	Loan	11, 19	1	Walgreens Distribution Center	Springing	0	0	0	0	164,961	0	0	0	0	0
12	Loan	7, 18, 24	1	Sentinel Square II	4,732	113,566	0	Springing	0	0	0	0	0	576,965	0
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	2,944	0	0	36,802	0	0	0	0	0	4,655,585	Springing
14	Loan	1, 7, 10	1	Latitude at South Portland	5,333	0	0	0	0	0	0	0	0	0	0
15	Loan	2, 19, 29	1	Fibertown Data Center	Springing	0	0	4,362	0	0	0	0	0	0	0
16	Loan	7, 19, 20	1	The Showboat Hotel	46,128	0	0	0	0	0	0	0	255,300	12,086,099	50,273
17	Loan	13, 19, 20	1	Gateway One	1,907	0	1,300,000	Springing	1,300,000	0	0	0	0	1,657,835	Springing
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	0	0	0	0	0	0	0	0	27,550	0	Springing
18.01	Property		1	Big Lots - Tremont, PA
18.02	Property		1	Big Lots - Durant, OK
18.03	Property		1	Badcock - LaGrange, GA
18.04	Property		1	Badcock - Mebane, NC
18.05	Property		1	Badcock - Mulberry, FL
18.06	Property		1	NAICO - Chandler, OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
18.15	Property		1	Save Mart Supermarkets - Ceres, CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
18.17	Property		1	Big Y - Milford, CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
18.19	Property		1	Save Mart Supermarkets - Tracy, CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
18.22	Property		1	Save Mart Supermarkets - Napa, CA
18.23	Property		1	Badcock - Mulberry, FL (4)
18.24	Property		1	Save Mart Supermarkets - Chico, CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
18.33	Property		1	Save Mart Supermarkets - Lodi, CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA
18.40	Property		1	Badcock - Mulberry, FL (3)
18.41	Property		1	Badcock - Mulberry, FL (2)
18.42	Property		1	Badcock - Mulberry, FL (5)
19	Loan	4, 24, 32	1	Valley View Shopping Center	1,314	50,000	0	8,759	300,000	0	0	0	101,843	2,088,059	0
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	93,677	0	0	0	0	0	0	0	173,498	375,083	39,042
20.01	Property		1	Stoney Creek Hotel St. Joseph
20.02	Property		1	Stoney Creek Hotel Sioux City
20.03	Property		1	Stoney Creek Hotel Columbia
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
20.05	Property		1	Stoney Creek Inn Galena
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
20.07	Property		1	Stoney Creek Hotel Peoria
20.08	Property		1	Stoney Creek Inn Quincy
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	Springing	0	0	Springing	0	0	0	0	0	0	0
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
21.02	Property		1	500 Industrial Road A, Grove, OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	20	18	19	20	18	19	20	18	18	19
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	13,808	0	0	0	0	0	0	0	8,188	200,000	20,000
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	5,293	0	0	0	0	0	0	0	0	0	Springing
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	10,272	0	0	0	0	0	0	0	0	0	0
25	Loan	2, 30	1	Pomona Industrial	1,990	0	0	1,474	0	0	0	0	6,250	0	0
26	Loan	2	1	Downtown Frederick	1,263	0	0	1,667	0	0	0	0	128,426	0	0
27	Loan	5, 19	1	Holiday Inn Express Smithfield	2,160	0	0	0	0	0	0	0	0	985,980	Springing
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	423	0	0	0	0	0	0	0	53,075	0	0
28.01	Property		1	902 Spruce Street
28.02	Property		1	2027 Pine Street
28.03	Property		1	750-752 South Martin Street
28.04	Property		1	716 South Street
28.05	Property		1	716 South 2nd Street
29	Loan	19	1	Giant Eagle Northfield Center	787	0	0	5,248	325,000	0	0	0	0	0	0
30	Loan	2, 5	1	1290 Fulton Street	139	5,004	0	653	0	0	0	0	10,925	70,000	0
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	233	0	0	0	0	0	0	0	19,140	24,000	0
31.01	Property		1	372 Baltic Street
31.02	Property		1	350 5th Street
32	Loan	10, 13	1	566 7th Street	219	0	0	0	0	0	0	0	935	0	0
33	Loan	10,19	1	1745 Illinois Route 59	1,873	0	0	Springing	204,031	0	0	0	0	0	0
34	Loan	6	11	Southeast MHC Portfolio	1,467	0	0	0	0	0	0	0	13,875	0	0
34.01	Property		1	Sherrill MHC
34.02	Property		1	Ashburn MHC
34.03	Property		1	Lyons MHC
34.04	Property		1	Brookwood MHC
34.05	Property		1	Mapletree MHC
34.06	Property		1	Clanton MHC
34.07	Property		1	Fort Valley MHC
34.08	Property		1	Abbeville MHC
34.09	Property		1	Rainelle MHC
34.10	Property		1	Fitzgerald MHC
34.11	Property		1	Verbena MHC
35	Loan	6, 10, 15, 19	2	CVS Portfolio	0	0	2,737	2,737	0	0	0	0	0	0	0
35.01	Property		1	CVS – Fredericksburg
35.02	Property		1	CVS – Haughton
36	Loan	10, 13	1	60 Diamond Street	88	0	0	0	0	0	0	0	4,785	0	0

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
						20
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	Outstanding TI/LC Reserve (Upfront: $10,222,200), Gap Rent Reserve (Upfront: $4,316,877)	0	NAP	NAP
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	Unfunded Obligations Reserve (Upfront: $13,809,708.28), Major Tenant Downgrade Funds (Monthly: Springing), Major Tenant Non-Renewal Funds (Monthly: Springing)	0	NAP	NAP
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	Primary Tenant Reserve	0	NAP	NAP
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets		0	NAP	NAP
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	Rent Abatement Reserve (Upfront: $9,402,054), Litigation Reserve (Upfront: $50,000, Monthly: Springing)	Litigation Reserve ($50,000)	NAP	NAP
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	Gap Rent Reserve (Upfront: $743,643.75), Rollover Reserve (Monthly: Springing)	Rollover Reserve ($2,094,342)	NAP	NAP
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	Amazon Lease Parking Reserve	0	NAP	NAP
8	Loan	19, 20	1	Cityview Centre	Existing TI/LC Obligations (Mariner, Dogtopia, Pendulum, Lolas) (Upfront: $209,403), Existing Free and Gap Rent Obligations (Dogtopia) (Upfront: $54,353.32), Existing Free and
					Gap Rent Obligations (BioLife Plasma Services) (Upfront: $14,215.66), Critical Tenant Reserve (Monthly: Springing), Low DSCR Sweep Avoidance Reserve (Monthly: Springing)	Various	NAP	NAP
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	Outstanding TI/LC Reserve (Upfront: $23,692,032.03), Gap Rent Reserve (Upfront: $1,376,789.42), Free Rent Reserve (Upfront: $1,044,971), Ground Rent Reserve (Monthly: Springing)	0	NAP	NAP
9.01	Property		1	401-405 Colorado
9.02	Property		1	1900 Market
9.03	Property		1	The Bulletin Building
9.04	Property		1	Four Points Centre 3
9.05	Property		1	500 North Gulph
9.06	Property		1	Metroplex – PA
9.07	Property		1	933 First Avenue
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	J&J Farms TI Reserve	0	NAP	NAP
11	Loan	11, 19	1	Walgreens Distribution Center		0	NAP	NAP
12	Loan	7, 18, 24	1	Sentinel Square II	Free Rent Reserve	0	NAP	NAP
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	Unfunded Obligations Reserve (Upfront: $4,231,492), Ground Rent Reserve (Upfront: $424,093; Monthly: Springing), Façade Work Reserve (Monthly: Springing)	0	NAP	NAP
14	Loan	1, 7, 10	1	Latitude at South Portland		0	NAP	NAP
15	Loan	2, 19, 29	1	Fibertown Data Center		0	NAP	NAP
16	Loan	7, 19, 20	1	The Showboat Hotel	Room Renovation Reserve (Upfront: $10,755,069), Podium Renovation Reserve (Upfront: $727,752), Seasonality Reserve (Upfront: $603,278, Monthly: $50,273.13)	Seasonality Reserve ($1,206,555.12)	NAP	NAP
17	Loan	13, 19, 20	1	Gateway One	Rent Concessions Reserve (Upfront: $975,698.06), Existing TI/LC Obligations Reserve (Upfront: $682,137.30), Anchor Tenant Reserve (Monthly: Springing)	0	NAP	NAP
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	Save Mart LOC Reserve	0	NAP	NAP
18.01	Property		1	Big Lots - Tremont, PA
18.02	Property		1	Big Lots - Durant, OK
18.03	Property		1	Badcock - LaGrange, GA
18.04	Property		1	Badcock - Mebane, NC
18.05	Property		1	Badcock - Mulberry, FL
18.06	Property		1	NAICO - Chandler, OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
18.15	Property		1	Save Mart Supermarkets - Ceres, CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
18.17	Property		1	Big Y - Milford, CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
18.19	Property		1	Save Mart Supermarkets - Tracy, CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
18.22	Property		1	Save Mart Supermarkets - Napa, CA
18.23	Property		1	Badcock - Mulberry, FL (4)
18.24	Property		1	Save Mart Supermarkets - Chico, CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
18.33	Property		1	Save Mart Supermarkets - Lodi, CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA
18.40	Property		1	Badcock - Mulberry, FL (3)
18.41	Property		1	Badcock - Mulberry, FL (2)
18.42	Property		1	Badcock - Mulberry, FL (5)
19	Loan	4, 24, 32	1	Valley View Shopping Center	Outstanding TI/LC Reserve (Upfront: $1,817,547), Free Rent Reserve (Upfront: $270,512.33)	0	NAP	NAP
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	Seasonality Reserve (Upfront: $363,000, Monthly: $33,000), Ground Rent Reserve (Upfront: $12,083.33, Monthly: $6,041.66)	0	NAP	NAP
20.01	Property		1	Stoney Creek Hotel St. Joseph
20.02	Property		1	Stoney Creek Hotel Sioux City
20.03	Property		1	Stoney Creek Hotel Columbia
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
20.05	Property		1	Stoney Creek Inn Galena
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
20.07	Property		1	Stoney Creek Hotel Peoria
20.08	Property		1	Stoney Creek Inn Quincy
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures		0	NAP	NAP
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
21.02	Property		1	500 Industrial Road A, Grove, OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description
						20
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	PIP Reserve	399,200	NAP	NAP
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	PIP Reserve	0	NAP	NAP
24	Loan		1	Home2 Suites by Hilton Mechanicsburg		0	NAP	NAP
25	Loan	2, 30	1	Pomona Industrial		0	NAP	NAP
26	Loan	2	1	Downtown Frederick		0	NAP	NAP
27	Loan	5, 19	1	Holiday Inn Express Smithfield	PIP Reserve	0	NAP	NAP
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio		0	NAP	NAP
28.01	Property		1	902 Spruce Street
28.02	Property		1	2027 Pine Street
28.03	Property		1	750-752 South Martin Street
28.04	Property		1	716 South Street
28.05	Property		1	716 South 2nd Street
29	Loan	19	1	Giant Eagle Northfield Center		0	NAP	NAP
30	Loan	2, 5	1	1290 Fulton Street	Free Rent Reserve	0	NAP	NAP
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	Violation Reserve	0	NAP	NAP
31.01	Property		1	372 Baltic Street
31.02	Property		1	350 5th Street
32	Loan	10, 13	1	566 7th Street		0	NAP	NAP
33	Loan	10,19	1	1745 Illinois Route 59		0	NAP	NAP
34	Loan	6	11	Southeast MHC Portfolio		0	NAP	NAP
34.01	Property		1	Sherrill MHC
34.02	Property		1	Ashburn MHC
34.03	Property		1	Lyons MHC
34.04	Property		1	Brookwood MHC
34.05	Property		1	Mapletree MHC
34.06	Property		1	Clanton MHC
34.07	Property		1	Fort Valley MHC
34.08	Property		1	Abbeville MHC
34.09	Property		1	Rainelle MHC
34.10	Property		1	Fitzgerald MHC
34.11	Property		1	Verbena MHC
35	Loan	6, 10, 15, 19	2	CVS Portfolio		0	NAP	NAP
35.01	Property		1	CVS – Fredericksburg
35.02	Property		1	CVS – Haughton
36	Loan	10, 13	1	60 Diamond Street		0	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
					26	26							9	9
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	Hard	Springing	Yes	No	Yes	No	65,000,000	635,000,000	3,334,045.82	3,675,326.10	NAP
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	Hard	Springing	Yes	Yes	Yes	No	65,000,000	180,000,000	903,537.95	1,229,815.54	20,000,000
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	Hard (Commercial), Soft (Multifamily)	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	Hard	Springing	Yes	No	Yes	Yes	50,000,000	25,000,000	129,355.32	388,065.97	NAP
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	Hard	Springing	No	Yes	Yes	No	48,000,000	133,000,000	855,156.13	1,163,783.91	NAP
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	Hard	Springing	Yes	Yes	Yes	No	46,500,000	323,500,000	1,612,359.19	1,844,120.25	NAP
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	Hard	Springing	Yes	Yes	Yes	Yes	40,000,000	20,500,000	104,928.21	309,666.17	NAP
8	Loan	19, 20	1	Cityview Centre	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	Hard	Springing	Yes	No	Yes	No	38,750,001	206,249,999	1,023,790.14	1,216,138.60	NAP
9.01	Property		1	401-405 Colorado
9.02	Property		1	1900 Market
9.03	Property		1	The Bulletin Building
9.04	Property		1	Four Points Centre 3
9.05	Property		1	500 North Gulph
9.06	Property		1	Metroplex – PA
9.07	Property		1	933 First Avenue
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	Hard	Springing	Yes	Yes	Yes	No	38,000,000	59,500,000	364,974.65	598,067.71	NAP
11	Loan	11, 19	1	Walgreens Distribution Center	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, 24	1	Sentinel Square II	Hard	In Place	Yes	Yes	Yes	No	30,000,000	74,000,000	378,265.05	531,615.74	NAP
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	Hard	Springing	Yes	Yes	Yes	No	28,573,776	98,265,913	728,742.41	940,646.23	NAP
14	Loan	1, 7, 10	1	Latitude at South Portland	Springing	Springing	Yes	No	Yes	Yes	28,192,000	27,000,000	112,237.50	229,430.08	NAP
15	Loan	2, 19, 29	1	Fibertown Data Center	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	7, 19, 20	1	The Showboat Hotel	Hard	Springing	Yes	No	Yes	No	23,671,096	24,667,773	178,082.29	348,969.33	NAP
17	Loan	13, 19, 20	1	Gateway One	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	Hard	In Place	Yes	No	Yes	No	22,500,000	317,500,000	1,646,568.23	1,763,254.17	85,000,000
18.01	Property		1	Big Lots - Tremont, PA
18.02	Property		1	Big Lots - Durant, OK
18.03	Property		1	Badcock - LaGrange, GA
18.04	Property		1	Badcock - Mebane, NC
18.05	Property		1	Badcock - Mulberry, FL
18.06	Property		1	NAICO - Chandler, OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
18.15	Property		1	Save Mart Supermarkets - Ceres, CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
18.17	Property		1	Big Y - Milford, CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
18.19	Property		1	Save Mart Supermarkets - Tracy, CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
18.22	Property		1	Save Mart Supermarkets - Napa, CA
18.23	Property		1	Badcock - Mulberry, FL (4)
18.24	Property		1	Save Mart Supermarkets - Chico, CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
18.33	Property		1	Save Mart Supermarkets - Lodi, CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA
18.40	Property		1	Badcock - Mulberry, FL (3)
18.41	Property		1	Badcock - Mulberry, FL (2)
18.42	Property		1	Badcock - Mulberry, FL (5)
19	Loan	4, 24, 32	1	Valley View Shopping Center	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	Hard	Springing	Yes	No	Yes	No	13,900,000	17,000,000	106,781.64	194,091.33	NAP
20.01	Property		1	Stoney Creek Hotel St. Joseph
20.02	Property		1	Stoney Creek Hotel Sioux City
20.03	Property		1	Stoney Creek Hotel Columbia
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
20.05	Property		1	Stoney Creek Inn Galena
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
20.07	Property		1	Stoney Creek Hotel Peoria
20.08	Property		1	Stoney Creek Inn Quincy
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	Hard	In Place	Yes	Yes	Yes	No	11,500,000	49,595,000	285,151.16	351,271.50	NAP
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
21.02	Property		1	500 Industrial Road A, Grove, OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)
					26	26							9	9
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	2, 30	1	Pomona Industrial	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2	1	Downtown Frederick	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5, 19	1	Holiday Inn Express Smithfield	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	902 Spruce Street
28.02	Property		1	2027 Pine Street
28.03	Property		1	750-752 South Martin Street
28.04	Property		1	716 South Street
28.05	Property		1	716 South 2nd Street
29	Loan	19	1	Giant Eagle Northfield Center	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 5	1	1290 Fulton Street	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	372 Baltic Street
31.02	Property		1	350 5th Street
32	Loan	10, 13	1	566 7th Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	10,19	1	1745 Illinois Route 59	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6	11	Southeast MHC Portfolio	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Sherrill MHC
34.02	Property		1	Ashburn MHC
34.03	Property		1	Lyons MHC
34.04	Property		1	Brookwood MHC
34.05	Property		1	Mapletree MHC
34.06	Property		1	Clanton MHC
34.07	Property		1	Fort Valley MHC
34.08	Property		1	Abbeville MHC
34.09	Property		1	Rainelle MHC
34.10	Property		1	Fitzgerald MHC
34.11	Property		1	Verbena MHC
35	Loan	6, 10, 15, 19	2	CVS Portfolio	Hard	In Place	Yes	Yes	No	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	CVS – Fredericksburg
35.02	Property		1	CVS – Haughton
36	Loan	10, 13	1	60 Diamond Street	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
							9		14					9		14		13
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	NAP	700,000,000	3,675,326.10	38.4%	1.92	12.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	15.50000%	265,000,000	1,491,736.84	51.7%	1.79	12.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	NAP	75,000,000	388,065.97	51.4%	2.32	15.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	NAP	181,000,000	1,163,783.91	51.7%	1.23	9.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	NAP	370,000,000	1,844,120.25	54.5%	2.10	13.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	NAP	60,500,000	309,666.17	54.9%	2.19	13.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	19, 20	1	Cityview Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	NAP	245,000,000	1,216,138.60	39.7%	2.80	18.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9.01	Property		1	401-405 Colorado
9.02	Property		1	1900 Market
9.03	Property		1	The Bulletin Building
9.04	Property		1	Four Points Centre 3
9.05	Property		1	500 North Gulph
9.06	Property		1	Metroplex – PA
9.07	Property		1	933 First Avenue
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	NAP	97,500,000	598,067.71	56.4%	1.42	10.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11	Loan	11, 19	1	Walgreens Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	7, 18, 24	1	Sentinel Square II	NAP	104,000,000	531,615.74	62.3%	1.47	9.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	NAP	126,839,689	940,646.23	59.0%	1.38	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14	Loan	1, 7, 10	1	Latitude at South Portland	NAP	55,192,000	229,430.08	63.9%	1.58	8.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	2, 19, 29	1	Fibertown Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16	Loan	7, 19, 20	1	The Showboat Hotel	NAP	48,338,869	348,969.33	34.5%	2.89	27.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17	Loan	13, 19, 20	1	Gateway One	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	6.13800%	425,000,000	2,204,067.71	40.4%	2.16	14.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18.01	Property		1	Big Lots - Tremont, PA
18.02	Property		1	Big Lots - Durant, OK
18.03	Property		1	Badcock - LaGrange, GA
18.04	Property		1	Badcock - Mebane, NC
18.05	Property		1	Badcock - Mulberry, FL
18.06	Property		1	NAICO - Chandler, OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
18.15	Property		1	Save Mart Supermarkets - Ceres, CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
18.17	Property		1	Big Y - Milford, CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
18.19	Property		1	Save Mart Supermarkets - Tracy, CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
18.22	Property		1	Save Mart Supermarkets - Napa, CA
18.23	Property		1	Badcock - Mulberry, FL (4)
18.24	Property		1	Save Mart Supermarkets - Chico, CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
18.33	Property		1	Save Mart Supermarkets - Lodi, CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA
18.40	Property		1	Badcock - Mulberry, FL (3)
18.41	Property		1	Badcock - Mulberry, FL (2)
18.42	Property		1	Badcock - Mulberry, FL (5)
19	Loan	4, 24, 32	1	Valley View Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	NAP	30,900,000	194,091.33	45.1%	2.90	25.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20.01	Property		1	Stoney Creek Hotel St. Joseph
20.02	Property		1	Stoney Creek Hotel Sioux City
20.03	Property		1	Stoney Creek Hotel Columbia
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
20.05	Property		1	Stoney Creek Inn Galena
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
20.07	Property		1	Stoney Creek Hotel Peoria
20.08	Property		1	Stoney Creek Inn Quincy
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	NAP	61,095,000	351,271.50	48.9%	1.83	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
21.02	Property		1	500 Industrial Road A, Grove, OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	2, 30	1	Pomona Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	2	1	Downtown Frederick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	5, 19	1	Holiday Inn Express Smithfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
28.01	Property		1	902 Spruce Street
28.02	Property		1	2027 Pine Street
28.03	Property		1	750-752 South Martin Street
28.04	Property		1	716 South Street
28.05	Property		1	716 South 2nd Street
29	Loan	19	1	Giant Eagle Northfield Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan	2, 5	1	1290 Fulton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
31.01	Property		1	372 Baltic Street
31.02	Property		1	350 5th Street
32	Loan	10, 13	1	566 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
33	Loan	10,19	1	1745 Illinois Route 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34	Loan	6	11	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34.01	Property		1	Sherrill MHC
34.02	Property		1	Ashburn MHC
34.03	Property		1	Lyons MHC
34.04	Property		1	Brookwood MHC
34.05	Property		1	Mapletree MHC
34.06	Property		1	Clanton MHC
34.07	Property		1	Fort Valley MHC
34.08	Property		1	Abbeville MHC
34.09	Property		1	Rainelle MHC
34.10	Property		1	Fitzgerald MHC
34.11	Property		1	Verbena MHC
35	Loan	6, 10, 15, 19	2	CVS Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
35.01	Property		1	CVS – Fredericksburg
35.02	Property		1	CVS – Haughton
36	Loan	10, 13	1	60 Diamond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
					13		24		32
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	NAP	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	No	No
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	Future Mezzanine Loan	Charles Steven Cohen	Charles Steven Cohen	No	No
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	NAP	Meyer Chetrit	Meyer Chetrit	No	No
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	NAP	Simon Property Group, L.P.	Simon Property Group, L.P.	No	No
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	Future Mezzanine Loan	Ezra Danziger, Paul Reisz and Solomon Weber	Ezra Danziger, Paul Reisz and Solomon Weber	No	No
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	NAP	The Macerich Partnership, L.P.	The Macerich Partnership, L.P.	No	No
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	NAP	Mirabaud RE South Lake Owner LLC	NAP	No	No
8	Loan	19, 20	1	Cityview Centre	NAP	Jeffrey L. Olyan	Jeffrey L. Olyan	No	No
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	NAP	Brandywine Operating Partnership, L.P.	Brandywine Operating Partnership, L.P.	No	No
9.01	Property		1	401-405 Colorado
9.02	Property		1	1900 Market
9.03	Property		1	The Bulletin Building
9.04	Property		1	Four Points Centre 3
9.05	Property		1	500 North Gulph
9.06	Property		1	Metroplex – PA
9.07	Property		1	933 First Avenue
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	NAP	Simcha Friedman and Moris Schlager	Simcha Friedman and Moris Schlager	No	No
11	Loan	11, 19	1	Walgreens Distribution Center	NAP	George Hicker and Kathryn Hicker	George Hicker and Kathryn Hicker	No	No
12	Loan	7, 18, 24	1	Sentinel Square II	NAP	Hana Alternative Asset Management Co., Ltd.	NAP	No	No
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	NAP	Peter M. Brant	Peter M. Brant	No	No
14	Loan	1, 7, 10	1	Latitude at South Portland	NAP	Christopher Urso and Lisa Urso	Christopher Urso and Lisa Urso	No	No
15	Loan	2, 19, 29	1	Fibertown Data Center	NAP	AC DataCom JV, LLC	AC DataCom JV, LLC	No	No
16	Loan	7, 19, 20	1	The Showboat Hotel	NAP	Bart Blatstein	Bart Blatstein	No	No
17	Loan	13, 19, 20	1	Gateway One	Future Mezzanine Loan	Felton Properties, Inc.	Matthew J. Felton	No	No
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	NAP	Blue Owl Capital, Inc. and Oak Street Real Estate Capital, LLC	Oak Street Real Estate Capital Net Lease Property Fund, LP, Oak Street Real Estate Capital Net Lease Property Fund (A), LP and Oak Street Real Estate Capital Net Lease Property Fund (P), LP	No	No
18.01	Property		1	Big Lots - Tremont, PA
18.02	Property		1	Big Lots - Durant, OK
18.03	Property		1	Badcock - LaGrange, GA
18.04	Property		1	Badcock - Mebane, NC
18.05	Property		1	Badcock - Mulberry, FL
18.06	Property		1	NAICO - Chandler, OK
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA
18.08	Property		1	Nation Safe Driver - Boca Raton, FL
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA
18.11	Property		1	Save Mart Supermarkets - Stockton, CA
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)
18.15	Property		1	Save Mart Supermarkets - Ceres, CA
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA
18.17	Property		1	Big Y - Milford, CT
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)
18.19	Property		1	Save Mart Supermarkets - Tracy, CA
18.20	Property		1	Save Mart Supermarkets - Folsom, CA
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)
18.22	Property		1	Save Mart Supermarkets - Napa, CA
18.23	Property		1	Badcock - Mulberry, FL (4)
18.24	Property		1	Save Mart Supermarkets - Chico, CA
18.25	Property		1	Save Mart Supermarkets - Salinas, CA
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA
18.31	Property		1	Save Mart Supermarkets - Manteca, CA
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)
18.33	Property		1	Save Mart Supermarkets - Lodi, CA
18.34	Property		1	Save Mart Supermarkets - Sparks, NV
18.35	Property		1	Save Mart Supermarkets - Carson City, NV
18.36	Property		1	Save Mart Supermarkets - Oakland, CA
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA
18.38	Property		1	Save Mart Supermarkets - Marysville, CA
18.39	Property		1	Save Mart Supermarkets - Jackson, CA
18.40	Property		1	Badcock - Mulberry, FL (3)
18.41	Property		1	Badcock - Mulberry, FL (2)
18.42	Property		1	Badcock - Mulberry, FL (5)
19	Loan	4, 24, 32	1	Valley View Shopping Center	NAP	National Credit Tenant Investments, LLC, Jon W. Bell, Richard E. Cramer and Linda Marie Mickel
(a/k/a Linda M. Montana) and City National Bank, N.A. as co-trustees of The Linda Marie Mickel Trust U/T/D
September 29, 1992	National Credit Tenant Investments, LLC, Jon W. Bell, Richard E. Cramer and Linda Marie Mickel (a/k/a Linda M. Montana) and
							City National Bank, N.A. as co-trustees of The Linda Marie Mickel Trust U/T/D September 29, 1992	No	Yes
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	NAP	Stoney Creek Hospitality Corporation	SCI Lodging Group, L.L.C.	No	No
20.01	Property		1	Stoney Creek Hotel St. Joseph
20.02	Property		1	Stoney Creek Hotel Sioux City
20.03	Property		1	Stoney Creek Hotel Columbia
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
20.05	Property		1	Stoney Creek Inn Galena
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
20.07	Property		1	Stoney Creek Hotel Peoria
20.08	Property		1	Stoney Creek Inn Quincy
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	NAP	LCN North American Fund III, L.P.	LCN North American Fund III REIT	No	No
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
21.02	Property		1	500 Industrial Road A, Grove, OK
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
21.04	Property		1	615 W. Cherry Street, Chanute, KS

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	NAP	Timothy Crane	Timothy Crane	No	No
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	NAP	Ujagar Singh	Ujagar Singh	No	No
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	NAP	Aman Parekh and Nandit Mehta	Aman Parekh and Nandit Mehta	No	No
25	Loan	2, 30	1	Pomona Industrial	NAP	Berge Jalakian	Berge Jalakian	No	No
26	Loan	2	1	Downtown Frederick	NAP	Thomas F. Taft, Sr.	Thomas F. Taft, Sr.	No	No
27	Loan	5, 19	1	Holiday Inn Express Smithfield	NAP	Ujagar Singh	Ujagar Singh	No	No
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	Future Mezzanine Loan	Abe Cohen	Abe Cohen	No	No
28.01	Property		1	902 Spruce Street
28.02	Property		1	2027 Pine Street
28.03	Property		1	750-752 South Martin Street
28.04	Property		1	716 South Street
28.05	Property		1	716 South 2nd Street
29	Loan	19	1	Giant Eagle Northfield Center	NAP	Anthony Belviso and Carmelo Polito	Anthony Belviso and Carmelo Polito	No	No
30	Loan	2, 5	1	1290 Fulton Street	NAP	Joel Jacob and Yitzchok Pfeiffer	Joel Jacob and Yitzchok Pfeiffer	No	No
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	Future Mezzanine Loan	Abe Cohen	Abe Cohen	No	No
31.01	Property		1	372 Baltic Street
31.02	Property		1	350 5th Street
32	Loan	10, 13	1	566 7th Street	Future Mezzanine Loan	Abe Cohen	Abe Cohen	No	No
33	Loan	10,19	1	1745 Illinois Route 59	NAP	TEI LLC	TEI LLC	No	No
34	Loan	6	11	Southeast MHC Portfolio	NAP	Amir Bazli	Amir Bazli	No	No
34.01	Property		1	Sherrill MHC
34.02	Property		1	Ashburn MHC
34.03	Property		1	Lyons MHC
34.04	Property		1	Brookwood MHC
34.05	Property		1	Mapletree MHC
34.06	Property		1	Clanton MHC
34.07	Property		1	Fort Valley MHC
34.08	Property		1	Abbeville MHC
34.09	Property		1	Rainelle MHC
34.10	Property		1	Fitzgerald MHC
34.11	Property		1	Verbena MHC
35	Loan	6, 10, 15, 19	2	CVS Portfolio	NAP	Howard Ruskin, Marilyn Lustbader, M & ML Partnership, L.P. and Ruskin Family Limited Partnership	Howard Ruskin, Marilyn Lustbader, M & ML Partnership, L.P. and Ruskin Family Limited Partnership	No	No
35.01	Property		1	CVS – Fredericksburg
35.02	Property		1	CVS – Haughton
36	Loan	10, 13	1	60 Diamond Street	Future Mezzanine Loan	Abe Cohen	Abe Cohen	No	No

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
						29
1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	Refinance	No	700,000,000	0	0	0	700,000,000	404,875,080	0	1,932,303	14,539,077	278,653,540	0	700,000,000	NAP
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	Refinance	No	245,000,000	0	20,000,000	0	265,000,000	159,759,913	0	3,702,852	16,988,449	84,548,786	0	265,000,000	NAP
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	Refinance	No	54,500,000	67,249	0	0	54,567,249	46,490,200	0	5,516,924	2,560,126	0	0	54,567,249	NAP
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	Refinance	No	75,000,000	11,269,500	0	0	86,269,500	85,407,237	0	862,263	0	0	0	86,269,500	NAP
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	Refinance	Yes	181,000,000	0	0	0	181,000,000	130,724,472	0	24,015,699	10,096,973	16,162,856	0	181,000,000	NAP
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	Refinance	No	370,000,000	11,744,495	0	0	381,744,495	364,192,834	0	12,739,883	4,811,779	0	0	381,744,495	NAP
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	Acquisition	No	60,500,000	53,186,155	0	0	113,686,155	0	110,250,000	3,007,154	429,001	0	0	113,686,155	NAP
8	Loan	19, 20	1	Cityview Centre	Refinance	No	40,000,000	0	0	0	40,000,000	34,934,023	0	1,339,639	1,203,935	2,522,403	0	40,000,000	NAP
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	Recapitalization		245,000,000	0	0	0	245,000,000	0	0	9,282,874	26,278,905	209,438,221	0	245,000,000	NAP
9.01	Property		1	401-405 Colorado		No													NAP
9.02	Property		1	1900 Market		No													NAP
9.03	Property		1	The Bulletin Building		No													NAP
9.04	Property		1	Four Points Centre 3		No													NAP
9.05	Property		1	500 North Gulph		No													NAP
9.06	Property		1	Metroplex – PA		No													NAP
9.07	Property		1	933 First Avenue		No													NAP
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	Acquisition	No	97,500,000	31,613,758	0	15,000,000	144,113,758	0	130,500,000	1,820,491	11,793,267	0	0	144,113,758	NAP
11	Loan	11, 19	1	Walgreens Distribution Center	Acquisition	No	31,200,000	21,876,810	0	0	53,076,810	0	52,000,000	906,838	169,971	0	0	53,076,810	NAP
12	Loan	7, 18, 24	1	Sentinel Square II	Refinance	No	104,000,000	6,040,126	0	0	110,040,126	102,939,853	0	6,523,308	576,965	0	0	110,040,126	NAP
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	Refinance	No	127,400,000	5,592,260	0	0	132,992,260	123,945,221	0	4,052,640	4,994,399	0	0	132,992,260	NAP
14	Loan	1, 7, 10	1	Latitude at South Portland	Refinance	No	55,192,000	0	0	0	55,192,000	37,190,041	0	1,435,126	192,563	16,374,269	0	55,192,000	NAP
15	Loan	2, 19, 29	1	Fibertown Data Center	Acquisition	Yes	26,400,000	29,390,710	0	0	55,790,710	0	55,000,000	790,710	0	0	0	55,790,710	NAP
16	Loan	7, 19, 20	1	The Showboat Hotel	Refinance	No													NAP
17	Loan	13, 19, 20	1	Gateway One	Acquisition	No													NAP
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	Recapitalization														NAP
18.01	Property		1	Big Lots - Tremont, PA		No													NAP
18.02	Property		1	Big Lots - Durant, OK		No													NAP
18.03	Property		1	Badcock - LaGrange, GA		No													NAP
18.04	Property		1	Badcock - Mebane, NC		No													NAP
18.05	Property		1	Badcock - Mulberry, FL		No													NAP
18.06	Property		1	NAICO - Chandler, OK		No													NAP
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA		No													NAP
18.08	Property		1	Nation Safe Driver - Boca Raton, FL		No													NAP
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)		No													NAP
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA		No													NAP
18.11	Property		1	Save Mart Supermarkets - Stockton, CA		No													NAP
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)		No													NAP
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA		No													NAP
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)		No													NAP
18.15	Property		1	Save Mart Supermarkets - Ceres, CA		No													NAP
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA		No													NAP
18.17	Property		1	Big Y - Milford, CT		No													NAP
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)		No													NAP
18.19	Property		1	Save Mart Supermarkets - Tracy, CA		No													NAP
18.20	Property		1	Save Mart Supermarkets - Folsom, CA		No													NAP
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)		No													NAP
18.22	Property		1	Save Mart Supermarkets - Napa, CA		No													NAP
18.23	Property		1	Badcock - Mulberry, FL (4)		No													NAP
18.24	Property		1	Save Mart Supermarkets - Chico, CA		No													NAP
18.25	Property		1	Save Mart Supermarkets - Salinas, CA		No													NAP
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA		No													NAP
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)		No													NAP
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)		No													NAP
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)		No													NAP
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA		No													NAP
18.31	Property		1	Save Mart Supermarkets - Manteca, CA		No													NAP
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)		No													NAP
18.33	Property		1	Save Mart Supermarkets - Lodi, CA		No													NAP
18.34	Property		1	Save Mart Supermarkets - Sparks, NV		No													NAP
18.35	Property		1	Save Mart Supermarkets - Carson City, NV		No													NAP
18.36	Property		1	Save Mart Supermarkets - Oakland, CA		No													NAP
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA		No													NAP
18.38	Property		1	Save Mart Supermarkets - Marysville, CA		No													NAP
18.39	Property		1	Save Mart Supermarkets - Jackson, CA		No													NAP
18.40	Property		1	Badcock - Mulberry, FL (3)		No													NAP
18.41	Property		1	Badcock - Mulberry, FL (2)		No													NAP
18.42	Property		1	Badcock - Mulberry, FL (5)		No													NAP
19	Loan	4, 24, 32	1	Valley View Shopping Center	Refinance	No													NAP
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	Refinance														NAP
20.01	Property		1	Stoney Creek Hotel St. Joseph		No													NAP
20.02	Property		1	Stoney Creek Hotel Sioux City		No													NAP
20.03	Property		1	Stoney Creek Hotel Columbia		No													NAP
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston		No													NAP
20.05	Property		1	Stoney Creek Inn Galena		No													NAP
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline		No													NAP
20.07	Property		1	Stoney Creek Hotel Peoria		No													NAP
20.08	Property		1	Stoney Creek Inn Quincy		No													NAP
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	Acquisition														NAP
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS		No													NAP
21.02	Property		1	500 Industrial Road A, Grove, OK		No													NAP
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS		No													NAP
21.04	Property		1	615 W. Cherry Street, Chanute, KS		No													NAP

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration
						29
22	Loan	19, 20	1	Holiday Inn Express - Hesperia	Refinance	No													12/16/2036
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	Refinance	No													10/31/2039
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	Refinance	No													3/31/2038
25	Loan	2, 30	1	Pomona Industrial	Refinance	No													NAP
26	Loan	2	1	Downtown Frederick	Refinance	No													NAP
27	Loan	5, 19	1	Holiday Inn Express Smithfield	Refinance	No													2/17/2038
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	Refinance														NAP
28.01	Property		1	902 Spruce Street		No													NAP
28.02	Property		1	2027 Pine Street		No													NAP
28.03	Property		1	750-752 South Martin Street		No													NAP
28.04	Property		1	716 South Street		No													NAP
28.05	Property		1	716 South 2nd Street		No													NAP
29	Loan	19	1	Giant Eagle Northfield Center	Refinance	No													NAP
30	Loan	2, 5	1	1290 Fulton Street	Refinance	No													NAP
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	Refinance														NAP
31.01	Property		1	372 Baltic Street		No													NAP
31.02	Property		1	350 5th Street		No													NAP
32	Loan	10, 13	1	566 7th Street	Refinance	No													NAP
33	Loan	10,19	1	1745 Illinois Route 59	Refinance	No													NAP
34	Loan	6	11	Southeast MHC Portfolio	Refinance														NAP
34.01	Property		1	Sherrill MHC		No													NAP
34.02	Property		1	Ashburn MHC		No													NAP
34.03	Property		1	Lyons MHC		No													NAP
34.04	Property		1	Brookwood MHC		No													NAP
34.05	Property		1	Mapletree MHC		No													NAP
34.06	Property		1	Clanton MHC		No													NAP
34.07	Property		1	Fort Valley MHC		No													NAP
34.08	Property		1	Abbeville MHC		No													NAP
34.09	Property		1	Rainelle MHC		No													NAP
34.10	Property		1	Fitzgerald MHC		No													NAP
34.11	Property		1	Verbena MHC		No													NAP
35	Loan	6, 10, 15, 19	2	CVS Portfolio	Refinance														NAP
35.01	Property		1	CVS – Fredericksburg		No													NAP
35.02	Property		1	CVS – Haughton		No													NAP
36	Loan	10, 13	1	60 Diamond Street	Refinance	No													NAP

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 7, 8, 10, 12, 18, 19	1	Scottsdale Fashion Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	1, 2, 7, 12, 13, 19, 23, 30	1	Pacific Design Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 3, 4, 19, 20, 23, 30	1	2 Executive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 7, 12, 19, 24	1	Gloucester Premium Outlets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	7, 12, 13, 19, 29	1	Rialto Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 5, 7, 10, 17, 19, 20, 21, 26, 27	1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	7, 19, 23, 24, 26, 28, 31	1	South Lake at Dulles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	19, 20	1	Cityview Centre	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 5, 6, 7, 17, 18, 19, 23	7	Brandywine Strategic Office Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	401-405 Colorado	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	1900 Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	The Bulletin Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Four Points Centre 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	500 North Gulph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Metroplex – PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	933 First Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 4, 5, 7, 12, 20	1	100 Jefferson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	11, 19	1	Walgreens Distribution Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	7, 18, 24	1	Sentinel Square II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	1, 2, 7, 17, 19, 23, 31	1	575 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	1, 7, 10	1	Latitude at South Portland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	2, 19, 29	1	Fibertown Data Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	7, 19, 20	1	The Showboat Hotel	149.26	79.27	53.1%	149.26	79.27	53.1%	134.11	70.10	52.3%	104.19	37.66	36.1%
17	Loan	13, 19, 20	1	Gateway One	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	1, 6, 7, 12, 16, 17, 19, 31	42	Oak Street NLP Fund Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Big Lots - Tremont, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Big Lots - Durant, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Badcock - LaGrange, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Badcock - Mebane, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.05	Property		1	Badcock - Mulberry, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.06	Property		1	NAICO - Chandler, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.07	Property		1	Save Mart Supermarkets - San Pablo, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.08	Property		1	Nation Safe Driver - Boca Raton, FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.09	Property		1	Save Mart Supermarkets - Fresno, CA (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.10	Property		1	Save Mart Supermarkets - El Cerrito, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.11	Property		1	Save Mart Supermarkets - Stockton, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.12	Property		1	Save Mart Supermarkets - Modesto, CA (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.13	Property		1	Save Mart Supermarkets - Grass Valley, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.14	Property		1	Save Mart Supermarkets - Fresno, CA (5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.15	Property		1	Save Mart Supermarkets - Ceres, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.16	Property		1	Save Mart Supermarkets - Bakersfield, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.17	Property		1	Big Y - Milford, CT	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.18	Property		1	Save Mart Supermarkets - Sparks, NV (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.19	Property		1	Save Mart Supermarkets - Tracy, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.20	Property		1	Save Mart Supermarkets - Folsom, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.21	Property		1	Save Mart Supermarkets - Tracy, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.22	Property		1	Save Mart Supermarkets - Napa, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.23	Property		1	Badcock - Mulberry, FL (4)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.24	Property		1	Save Mart Supermarkets - Chico, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.25	Property		1	Save Mart Supermarkets - Salinas, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.26	Property		1	Save Mart Supermarkets - Kingsburg, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.27	Property		1	Save Mart Supermarkets - Clovis, CA (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.28	Property		1	Save Mart Supermarkets - Clovis, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.29	Property		1	Save Mart Supermarkets - Vacaville, CA (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.30	Property		1	Save Mart Supermarkets - Elk Grove, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.31	Property		1	Save Mart Supermarkets - Manteca, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.32	Property		1	Save Mart Supermarkets - Fresno, CA (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.33	Property		1	Save Mart Supermarkets - Lodi, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.34	Property		1	Save Mart Supermarkets - Sparks, NV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.35	Property		1	Save Mart Supermarkets - Carson City, NV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.36	Property		1	Save Mart Supermarkets - Oakland, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.37	Property		1	Save Mart Supermarkets - Coalinga, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.38	Property		1	Save Mart Supermarkets - Marysville, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.39	Property		1	Save Mart Supermarkets - Jackson, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.40	Property		1	Badcock - Mulberry, FL (3)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.41	Property		1	Badcock - Mulberry, FL (2)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.42	Property		1	Badcock - Mulberry, FL (5)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	4, 24, 32	1	Valley View Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	6, 7, 17, 19	8	Stoney Creek Hotel Portfolio	117.92	59.78	50.7%	117.92	59.78	50.7%	115.37	52.19	45.2%	153.15	32.14	21.0%
20.01	Property		1	Stoney Creek Hotel St. Joseph	107.54	76.57	71.2%	107.48	76.54	71.2%	100.83	65.87	65.3%	128.97	48.87	37.9%
20.02	Property		1	Stoney Creek Hotel Sioux City	127.27	68.30	53.7%	127.27	68.30	53.7%	128.90	63.52	49.3%	163.83	41.75	25.5%
20.03	Property		1	Stoney Creek Hotel Columbia	114.61	58.45	51.0%	114.56	58.45	51.0%	111.72	43.69	39.1%	187.30	18.96	10.1%
20.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	119.99	42.72	35.6%	119.99	42.72	35.6%	122.15	38.12	31.2%	149.15	27.32	18.3%
20.05	Property		1	Stoney Creek Inn Galena	139.79	82.48	59.0%	139.79	82.52	59.0%	133.77	81.44	60.9%	141.65	41.59	29.4%
20.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	113.48	54.58	48.1%	113.48	54.62	48.1%	112.44	44.01	39.1%	186.48	22.25	11.9%
20.07	Property		1	Stoney Creek Hotel Peoria	116.19	46.06	39.6%	116.19	46.06	39.6%	112.30	41.01	36.5%	166.70	25.87	15.5%
20.08	Property		1	Stoney Creek Inn Quincy	113.04	70.54	62.4%	113.03	70.51	62.4%	105.81	66.50	62.9%	137.10	48.22	35.2%
21	Loan	5, 6, 7, 12, 19, 28	4	Orizon Aerostructures	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

22	Loan	19, 20	1	Holiday Inn Express - Hesperia	130.05	111.65	85.9%	130.05	111.65	85.9%	128.31	110.16	85.9%	NAP	NAP	NAP
23	Loan	19	1	Fairfield Inn & Suites Wake Forest	122.29	94.57	77.3%	122.29	94.57	77.3%	104.39	78.82	75.5%	93.07	40.02	43.0%
24	Loan		1	Home2 Suites by Hilton Mechanicsburg	123.43	92.76	75.1%	123.43	92.76	75.1%	114.23	90.46	79.2%	101.77	50.41	49.5%
25	Loan	2, 30	1	Pomona Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	2	1	Downtown Frederick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	5, 19	1	Holiday Inn Express Smithfield	113.36	88.06	77.7%	113.36	88.06	77.7%	97.24	66.61	68.5%	100.00	49.50	49.5%
28	Loan	2, 6, 10, 13	5	Pennbrook Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	902 Spruce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	2027 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	750-752 South Martin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	716 South Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	716 South 2nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19	1	Giant Eagle Northfield Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	2, 5	1	1290 Fulton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	6, 10, 13	2	350 5th St & 372 Baltic St	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.01	Property		1	372 Baltic Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.02	Property		1	350 5th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	10, 13	1	566 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	10,19	1	1745 Illinois Route 59	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	6	11	Southeast MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Sherrill MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	Ashburn MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.03	Property		1	Lyons MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.04	Property		1	Brookwood MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.05	Property		1	Mapletree MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.06	Property		1	Clanton MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.07	Property		1	Fort Valley MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.08	Property		1	Abbeville MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.09	Property		1	Rainelle MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.10	Property		1	Fitzgerald MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.11	Property		1	Verbena MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	6, 10, 15, 19	2	CVS Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	CVS – Fredericksburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	CVS – Haughton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	10, 13	1	60 Diamond Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “SGFC” denotes Société Générale Financial Corporation as Mortgage Loan Seller, “AREF” denotes Argentic Real Estate Finance LLC as Mortgage Loan Seller, “AREF2” denotes Argentic Real Estate Finance 2 LLC as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, “BMO” denotes Bank of Montreal as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “KeyBank” denotes KeyBank National Association as Mortgage Loan Seller.

With respect to Loan No. 1, Scottsdale Fashion Square, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch.

With respect to Loan No. 2, Pacific Design Center, the mortgage loan is part of a whole loan that was originated by Goldman Sachs Bank USA, and the mortgage loan was purchased by AREF2 and BMO.

With respect to Loan No. 4, Gloucester Premium Outlets, the mortgage loan is part of a whole loan that was co-originated by Barclays and SGFC.

With respect to Loan No. 6, Green Acres, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, BMO, DBR Investments Co. Limited and Morgan Stanley Bank, N.A.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the mortgage loan is part of a whole loan that was co-originated by Barclays, Bank of America, N.A., Wells Fargo Bank, National Association and Citi Real Estate Funding Inc.

With respect to Loan No. 10, 100 Jefferson Road, the mortgage loan is part of a whole loan that was co-originated by AREF2 and JPMorgan Chase Bank, National Association.

With respect to Loan No. 13, 575 Broadway, the mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and SGFC.

With respect to Loan No. 14, Latitude at South Portland, the mortgage loan is part of a whole loan that was originated by Arbor Private Label, LLC and purchased by BMO.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, the mortgage loan is part of a whole loan that was co-originated by KeyBank and Wells Fargo Bank, National Association.

(2)	With respect to Loan No. 2, Pacific Design Center, the mortgaged property is comprised of 467,582 square feet of design showroom space, 321,786 square feet of office space, 213,502 square feet of lab space, and 50,347 square feet of other space (other space includes non-revenue space, telecommunications, parking, storage, display, and other).

With respect to Loan No. 2, Pacific Design Center, in connection with the most recent expansion of the Largest Tenant at the mortgaged property, Cedars Sinai Medical Center, 138,548 square feet of design showroom space is expected to be converted to lab space. The lab space has been turned over to the tenant and all of the borrower obligations have been met; however, the tenant has not yet started its buildout. In connection with such conversion, the City of West Hollywood requires 155,772 square feet of design showroom space to remain vacant as a condition for the tenant to complete the conversion and to thereafter use the space for the permitted uses set forth in its lease (including as lab space). The borrower represented in the Pacific Design Center loan documents that it has the amount of requisite vacant showroom space and covenants that it will maintain such vacant space for as long as is necessary.

With respect to Loan No. 3, 2 Executive, the mortgaged property is comprised of 199,354 square feet of commercial space and 91,568 square feet of residential space comprised of 84 multifamily units.

With respect to Loan No. 13, 575 Broadway, the mortgaged property is comprised of approximately 50,959 square feet of retail space and approximately 125,689 square feet of office space.

With respect to Loan No. 15, Fibertown Data Center, the mortgaged property consists of three buildings totaling 69,788 square feet of net rentable square feet. The building at 110 North Main Street consists of approximately 14,986 square feet of office space, 23,767 square feet of other interior finished space and 12,247 square feet of raised floor space area. The building at 100 North Main Street consists of approximately 9,542 square feet of office space and 458 square feet of other interior space. The building at 120 North Main Street consists of approximately

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3,509 square feet of office space, 3,223 square feet of other interior finished space and 2,056 square feet of raised floor space.

With respect to Loan No. 25, Pomona Industrial, the mortgaged property consists of three industrial buildings totaling 86,890 square feet of warehouse space and 1,940 square feet of office space.

With respect to Loan No. 26, Downtown Frederick, the mortgaged property consists of eight mixed-use retail and residential buildings containing 52 multifamily units, 11 retail units and one antenna unit (for which no square footage is attributed) totaling 26,000 square feet.

With respect to Loan No. 28, Pennbrook Portfolio, the 716 South Street mortgaged property consists of four multifamily units and 1,800 square feet of retail space.

With respect to Loan No. 30, 1290 Fulton Street, the mortgaged property consists of 5,892 square feet of office space and 4,557 square feet of retail space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 3, 2 Executive, there is 290,922 square feet of leasable space at the mortgaged property, which includes the square footage of 84 multifamily units. As of March 2, 2023, Current Occupancy for the multifamily space is 100.0% and 94.9% for the commercial space.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy. We cannot assure you that any tenant that is not in occupancy will take occupancy or that any tenant that has not commenced paying rent will do so.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 3, 2 Executive, 20 of the 84 multifamily units are currently leased by Corporate Home US LLC, a third-party furnished housing provider. At origination, the borrower sponsor signed a springing master lease covering the 20 units being leased by Corporate Home US LLC that will spring in the event of a termination, cancellation or expiration of the respective Corporate Home US LLC lease for units at the 2 Executive mortgaged property. Occupancy assumes that the related 20 units are leased. Corporate Home US LLC signed two leases at the 2 Executive Property: (i) a 26-month lease running through April 30, 2025 for 10 units that pays approximately $36,071 per month; and (ii) a 24-month lease running through November 30, 2024 for 10 units that pays approximately $37,153 per month.

With respect to Loan No. 3, 2 Executive, historical occupancy reflects commercial occupancy based on the net rentable area of floors one through five.

With respect to Loan No. 10, 100 Jefferson Road, the Largest Tenant at the mortgaged property, J&J Farms Creamery, leased 204,217 square feet and began an approximately $11,600,000 improvement project to convert 157,547 square feet at the mortgaged property to refrigerated storage, with the remainder dry storage, office, and refrigerated distribution/loading docking space. Based on a budget review completed by a third-party consultant, the tenant improvements are estimated to take seven to eight months to complete.

With respect to Loan No. 19, Valley View Shopping Center, the Largest Tenant at the mortgaged property, Target, signed a lease dated May 23, 2022, for approximately 39,346 square feet. The initial term of the lease commences on April 1, 2023, at which point construction is projected to be completed. At origination, the lender reserved four months of Target’s rent in the event that the opening is delayed.

(5)	With respect to all mortgage loans, with the exception of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 6, Green Acres, the as-is value for the property is based on the assumption that the PILOT documents will be extended to 2031 and $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits

A-1-34

beyond 2026, the as-is value of the property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based on the estimated value of $621.0 million would be 59.6%.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) were calculated using the “As Is Portfolio” appraised value.

With respect to Loan No. 10, 100 Jefferson Road, the Appraised Value ($) represents the “upon completion/stabilized” appraised value that assumes the cold storage conversion by J&J Farms Creamery, the Largest Tenant at the mortgaged property, will take place.

With respect to Loan No. 21, Orizon Aerostructures, the Appraised Value ($) of $125,000,000 reflects a premium attributed to the value of the mortgaged properties as a whole. The sum of the as-is appraised values of each of the individual mortgaged property is $124,950,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the aggregate as-is appraised values without a portfolio premium are 48.9% and 48.9%, respectively.

With respect to Loan No. 27, Holiday Inn Express Smithfield, the Appraised Value ($) represents the “as complete” appraised value of $12,000,000 as of October 1, 2023, which assumes the borrower completed renovations at the mortgaged property. At origination, the borrower escrowed $985,980 for a property improvement plan reserve. The “as-is” appraised value is $10,500,000 as of September 8, 2022. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the “as-is” appraised value are 72.4% and 63.2%, respectively.

With respect to Loan No. 30, 1290 Fulton Street, the Appraised Value ($) represents the “hypothetical as-is” appraised value of $10,300,000 as of January 4, 2023. The “hypothetical as-is” value assumes the mortgaged property’s air rights are not collateral to the mortgage loan. The mortgaged property has an “as-is” value of $11,300,000 as of January 4, 2023.

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

●    Loan No. 9, Brandywine Strategic Office Portfolio

●    Loan No. 18, Oak Street NLP Fund Portfolio

●    Loan No. 20, Stoney Creek Hotel Portfolio

●    Loan No. 21, Orizon Aerostructures

●    Loan No. 28, Pennbrook Portfolio

●    Loan No. 31, 350 5th St & 372 Baltic St

●    Loan No. 34, Southeast MHC Portfolio

●    Loan No. 35, CVS Portfolio

(7)

The Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

●    Loan No. 1, Scottsdale Fashion Square

●    Loan No. 2, Pacific Design Center

●    Loan No. 4, Gloucester Premium Outlets

●    Loan No. 5, Rialto Industrial

A-1-35

●    Loan No. 6, Green Acres

●    Loan No. 7, South Lake at Dulles

●    Loan No. 9, Brandywine Strategic Office Portfolio

●    Loan No. 10, 100 Jefferson Road

●    Loan No. 12, Sentinel Square II

●    Loan No. 13, 575 Broadway

●    Loan No. 14, Latitude at South Portland

●    Loan No. 16, The Showboat Hotel

●    Loan No. 18, Oak Street NLP Fund Portfolio

●    Loan No. 20, Stoney Creek Hotel Portfolio

●    Loan No. 21, Orizon Aerostructures

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each Mortgage Loan.

With respect to Loan No. 1, Scottsdale Fashion Square, for purposes of calculating interest and other amounts payable on the Scottsdale Fashion Square whole loan, each note was divided into multiple components with varying interest rates. The Interest Rate % of the Scottsdale Fashion Square mortgage loan represents the weighted average interest rate of three components. Prepayments of the Scottsdale Fashion Square mortgage loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square mortgage loan) may increase over time.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 1, Scottsdale Fashion Square, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

With respect to Loan No. 6, Green Acres, a Grace Period – Late Fee (Days) of five days is allowed.

With respect to Loan No. 14, Latitude at South Portland, a Grace Period – Late Fee (Days) of five days is allowed. In addition, the loan documents permit a Grace Period – Default (Days) of five days.

With respect to Loan No. 28, Pennbrook Portfolio, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

With respect to Loan No. 31, 350 5th St & 372 Baltic St, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

With respect to Loan No. 32, 566 7th Street, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

With respect to Loan No. 33, 1745 Illinois Route 59, a Grace Period – Default (Days) of five days is allowed for the monthly payment of principal and interest and is zero days for the outstanding principal balance at maturity.

With respect to Loan No. 35, CVS Portfolio, a Grace Period – Default (Days) of five days is allowed for the monthly payment of principal and interest and is zero days for the outstanding principal balance at maturity.

A-1-36

With respect to Loan No. 36, 60 Diamond Street, a Grace Period – Late Fee (Days) of five days is allowed for the monthly payment of principal and interest. The Grace Period – Default (Days) is zero days for the outstanding principal balance due at maturity.

(11)	With respect to Loan No. 11, Walgreens Distribution Center, the mortgage loan is structured with an anticipated repayment date (“ARD”) of April 6, 2033 (the “Walgreens Distribution Center ARD”) and a final maturity date of April 6, 2038. From and after the Walgreens Distribution Center ARD, the mortgage loan will accrue interest at a per annum rate equal to the greater of (i) the ARD treasury note rate plus 5% and (ii) 11.14%.

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 1, Scottsdale Fashion Square, the lockout period will be at least 25 months beginning with and including the first payment date on April 6, 2023. Defeasance of the Scottsdale Fashion Square whole loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2026 (the “Scottsdale Fashion Square Lockout Release Date”).  In addition, voluntary prepayment of the Scottsdale Fashion Square whole loan in full, but not in part, is permitted from and after the Scottsdale Fashion Square Lockout Release Date with (prior to the open prepayment date on September 6, 2027) the payment of the greater of (i) a yield maintenance amount or (ii) 1% of the principal balance. The assumed lockout period of 25 months is based on the expected BBCMS 2023-C19 securitization closing date in April 2023. The actual lockout period may be longer. At any time after the origination date on March 3, 2023, the borrower may also transfer and obtain a release of one or more vacant, non-income producing out parcels upon satisfaction of the conditions set forth in the loan agreement.

With respect to Loan No. 2, Pacific Design Center, the lockout period will be at least 26 months beginning with and including the first payment date on March 6, 2023. Defeasance of the Pacific Design Center whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 11, 2026. The assumed lockout period of 26 months is based on the expected BBCMS 2023-C19 securitization closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 4, Gloucester Premium Outlets, the borrower is permitted to defease the Gloucester Premium Outlets whole loan, in whole, but not in part, at any time after the first payment date following the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the whole loan to be securitized or (ii) April 1, 2026. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2023. The actual lockout period may be longer. If any pari passu note is not securitized by April 1, 2026 and the date that is two years from the securitization of the last note has not passed, the borrower may prepay such non-securitized note(s) (provided such prepayment will include a yield maintenance premium) in whole, but not in part, in conjunction with the defeasance of any securitized pari passu note(s).

With respect to Loan No. 5, Rialto Industrial, the lockout period will be at least 28 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 28 months is based on the expected BBCMS 2023-C19 securitization closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 10, 100 Jefferson Road, the lockout period will be at least 24 months beginning with and including the first payment date on May 6, 2023. Defeasance of the 100 Jefferson Road whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 10, 2026. The assumed lockout period of 24 months is based on the expected BBCMS 2023-C19 securitization closing date in April 2023. The actual lockout period may be longer.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date on April 11, 2023. Defeasance of the Oak Street NLP Fund

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Portfolio whole loan is permitted at any time after the earlier of (i) February 23, 2027, and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Oak Street NLP Fund Portfolio whole loan to be securitized. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in April 2023. The actual lockout period may be longer. After the defeasance lockout the borrower may obtain release of any individual property provided, among other things, (i) no event of default and (ii) the debt yield for the remaining property is not less than the greater of (a) the debt yield in effect immediately prior to the partial release and (b) 14.73%.

With respect to Loan No. 21, Orizon Aerostructures, the lockout period will be at least 28 payment dates beginning with and including the first payment date in January 2023. Prepayment of the Orizon Aerostructures whole loan in whole, but not in part, is permitted at any time after the earlier to occur of (i) November 15, 2026 or (ii) the date that is two years and one day from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payments is based on the closing date of this transaction in April 2023. The actual lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, Pacific Design Center, future mezzanine debt is permitted in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center whole loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio, as calculated in accordance with the Pacific Design Center whole loan documents, is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the loan agreement for the Pacific Design Center whole loan, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

With respect to Loan No. 5, Rialto Industrial, future mezzanine debt is permitted (the “Approved Mezzanine Loan”), provided that, subject to the satisfaction of certain conditions set forth in the loan documents, such Approved Mezzanine Loan (i) will be in an amount equal to the least of (a) $19,000,000, (b) an amount that when added to the mortgage loan will result in a loan-to-value percentage of not more than 70.0%, (c) an amount, taking into account the anticipated monthly principal and interest payments due under the proposed Approved Mezzanine Loan, that will result in a debt service coverage ratio of no less than 1.10x and (d) an amount that when added to the mortgage loan will result in a debt yield of no less than 8.50%, (ii) is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by loan documents which have been reasonably approved by the lender, (iii) is secured only by a pledge of all or a portion of the membership interests in the borrower, (iv) creates no obligations or liabilities on the part of the borrower and results in no liens on any portion of the mortgaged property, (v) has a term expiring on or after the stated maturity date and (vi) if made after a secondary market transaction, the approved mezzanine lender has received a rating comfort letter; and provided that the approved mezzanine lender enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the applicable rating agencies, which such intercreditor agreement will, among other things, restrict the ability of such approved mezzanine lender to transfer the Approved Mezzanine Loan or the pledged membership interests to another person without first obtaining the consent of the lender, which consent may not be unreasonably withheld, and after a secondary market transaction, a rating comfort letter.

With respect to Loan No. 17, Gateway One, the borrower is permitted to obtain mezzanine financing debt. The future mezzanine debt is permitted at any time after the after the earlier to occur of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the mortgage loan to be securitized or (ii) February 13, 2026, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the subordinate mezzanine loan, together with the mortgage loan, will have a combined loan-to-value of no greater than 60.0%, (iii) the debt service coverage ratio based on the trailing 12-month period after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 2.18x, (iv) the debt yield after taking into account the subordinate mezzanine loan and the mortgage loan will be equal to or greater than 12.9%, (v) the mezzanine lender enters into an intercreditor agreement satisfactory to the lender and (vi) rating agency confirmation.

With respect to Loan No. 28, Pennbrook Portfolio, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the Pennbrook Portfolio mortgage loan and the mezzanine loan is not greater than 70.7%; (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the Pennbrook Portfolio mortgage loan and the mezzanine

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loan is equal to or greater than 1.17x; (iii) the mezzanine lender executes an acceptable mezzanine intercreditor agreement; and (iv) the lender receives a rating agency confirmation.

With respect to Loan No. 31, 350 5th St & 372 Baltic St, the borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the 350 5th St & 372 Baltic St mortgage loan and the mezzanine loan is not greater than 69.7%; (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the 350 5th St & 372 Baltic St mortgage loan and the mezzanine loan is equal to or greater than 1.08x; (iii) the mezzanine lender executes an acceptable mezzanine intercreditor agreement; and (iv) the lender receives a rating agency confirmation.

With respect to Loan No. 32, 566 7th Street, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the 566 7th Street mortgage loan and the mezzanine loan is not greater than 72.4%; (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the 566 7th Street mortgage loan and the mezzanine loan is equal to or greater than 1.16x; (iii) the lender executes a mezzanine intercreditor agreement; and (iv) the lender has received a rating agency confirmation.

With respect to Loan No. 36, 60 Diamond Street, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the loan-to-value ratio on the aggregate of the 60 Diamond Street mortgage loan and the mezzanine loan is not greater than 61.5%; (ii) the trailing 12-month period debt service coverage ratio on the aggregate of the 60 Diamond Street mortgage loan and the mezzanine loan is equal to or greater than 1.18x; (iii) the mezzanine lender executes a mezzanine intercreditor agreement; and (iv) the lender receives a rating agency confirmation.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 35, CVS Portfolio, a $5,885 credit to tenant improvements and leasing commissions has been underwritten for the six-month excess cash flow sweep related to the investment grade tenant, CVS, occurring upon the date on which notice for lease extension is due. If both CVS tenants renew prior to the notice deadline, no cash sweep will occur.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, historical financial information prior to the trailing-12 months ending December 2022 is not available as the mortgaged properties were acquired by the sponsor between May 2019 and August 2022. Each of the single tenant properties is subject to a triple-net lease. The December 2022 T-12 represents partial year financial information for eight assets acquired in 2022.

(17)	An encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

With respect to Loan No. 6, Green Acres, the fee interest in a portion of the mortgaged property is owned by Walmart, an anchor tenant at the Walmart property, and Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart property pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart property back to Walmart under two separate leases as described above.  The term of the ground lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”), the base rent under the ground lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. The lease contains standard leasehold mortgagee protections including notice and cure rights, right to a new lease in the event of termination of the ground lease (including rejection of the ground lease in bankruptcy), and an agreement that no amendment or modification of the ground lease entered into without lender’s consent will be effective.

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With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the 401-405 Colorado property is ground leased by a borrower, as the ground lessee, under a ground lease with The Susan Chiles Harris Trust; The Ann Chiles Graham Trust; John C. Horton III; The John Coleman Horton IV Exempt Trust and the John Coleman Horton IV Non-Exempt Trust; The Perry McCray Horton Exempt Trust and The Perry McCray Horton Non-Exempt Trust, as the ground lessor. The borrower commenced paying ground rent in 2009, which expires in December 2083, and has one, 25-year remaining extension option. The current rent is $328,740 per annum. The rent is subject to adjustment on each rent adjustment date, commencing on January 1, 2014 and following the end of each 60-month period thereafter. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, The Bulletin Building property is ground leased by a borrower, as the ground lessee, under a ground lease with Academic Properties Inc., as the ground lessor. The borrower assumed the ground lease in 2017, which expires in October 2116 and has no extension options. The borrower has prepaid the rent of $35,000,000. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

With respect to Loan No. 13, 575 Broadway, the mortgaged property is subject to a ground lease between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, the related borrower has a leasehold interest in the Save Mart Supermarkets – Tracy, CA (2) mortgage property pursuant to a 75-year ground lease for the site which commenced on October 1, 1989, and expires December 31, 2064. The annual ground rent for the ground lease is approximately $615,850. The ground lessee has two, 10-year extension options to December 31, 2084.

With respect to Loan No. 20, Stoney Creek Hotel Portfolio, the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on each of the related borrower’s leasehold interest and The City of Moline’s fee interest in such mortgaged property.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 1, Scottsdale Fashion Square, Upfront Other Reserve ($) includes $10,222,200 of a reserve for tenant improvements and leasing commissions and approximately $4,316,877 of a gap rent reserve.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Upfront Other Reserve ($) is the aggregate of an Outstanding TI/LC Reserve ($23,692,032.03), a Gap Rent Reserve ($1,376,789.42) and a Free Rent Reserve ($1,044,971). The $23,692,032.03 Outstanding TI/LC Reserve is inclusive of a letter of credit totaling approximately $11,039,869.

With respect to Loan No. 12, Sentinel Square II, Upfront Other Reserve ($) includes $576,965.30 of free rent reserve for the remaining GSA tenant allowance. No disbursements from the free rent account can be made until the borrower delivers to the lender an executed GSA free rent amendment. Any unused amount owed to the tenant on May 31, 2020 would automatically convert to free rent provided that the tenant (i) has not exercised a rent abatement period, (ii) is currently paying full unabated rent and (iii) has entered into an amendment or other written agreement to memorialize the amount of the remaining GSA tenant allowance and indicate that the amount will be utilized for free rent, which includes a monthly schedule setting the dates the free rent will be applied. The conditions necessary for the release of the free rent reserve were satisfied as of February 13, 2023 and the free rent reserve has been disbursed to the borrower.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Scottsdale Fashion Square, the capital expenditure reserve is subject to a cap of $402,666, at such time as the balance of the capital expenditure account reaches an amount equal to 24 times the required monthly deposit. This is based on the net rentable area excluding non-collateral square feet and “Excluded

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Premises,” (Macy's, Nordstrom, Neiman Marcus, DICK’s Sporting Goods, Harkins Theatres, Life Time Fitness, Toca Madera, Ocean 44 and any replacement tenant that leases all or substantially all of any such premises as defined in the related whole loan documents) and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components resulting in a total square feet of 805,331.

With respect to Loan No. 1, Scottsdale Fashion Square, the rollover reserve is subject to a cap of $1,651,332, at such time as the balance of the rollover account reaches an amount equal to 24 times the required monthly deposit. This is based on the net rentable area excluding non-collateral square feet and “Excluded Premises,” (Macy's, Nordstrom, Neiman Marcus, DICK’s Sporting Goods, Harkins Theatres, Life Time Fitness and any replacement tenant that leases all or substantially all of any such premises as defined in the related whole loan documents) resulting in a total square feet of 825,666.

With respect to Loan No. 2, Pacific Design Center, if at any point the balance in the tenant improvement and leasing commissions reserve falls below $3,000,000, the borrower will be required to deposit approximately $87,768 monthly until the balance in the reserve account reaches $5,000,000.

With respect to Loan No. 3, 2 Executive, during the continuance of a Primary Tenant Non-Renewal Trigger (as defined in the mortgage loan documents), all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related major tenant space.

With respect to Loan No. 4, Gloucester Premium Outlets, after the occurrence of a control event or during a lockbox event period or at any time (x) any taxes and other charges are not paid by borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, or (y) upon request of lender, borrower fails to promptly provide evidence, reasonably satisfactory to lender that such taxes and other charges have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes and other charges become delinquent, the borrower is required to deposit with lender an amount equal to 1/12th of the taxes and other charges that lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes and other charges at least 30 days prior to their respective due date.

With respect to Loan No. 4, Gloucester Premium Outlets, after the occurrence of a control event, or during a lockbox event period if the borrower has not provided satisfactory evidence to lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums due for the renewal of coverage afforded by such policies into the insurance reserve account.

With respect to Loan No. 4, Gloucester Premium Outlets, after the occurrence of a control event or during a lockbox event period, the borrower is required to deposit monthly an amount of $7,886 into the replacement reserve account.

With respect to Loan No. 4, Gloucester Premium Outlets, after the occurrence of a control event or during a lockbox event period, the borrower is required to deposit monthly an amount of $63,086 into the rollover reserve account.

With respect to Loan No. 5, Rialto Industrial, during the continuance of a Lease Sweep Period (as defined in the whole loan documents), provided no Cash Management Period (as defined in the whole loan documents) is then continuing (other than a Cash Management Period triggered solely as a result of a Lease Sweep Period), all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related lease sweep tenant space.

With respect to Loan No. 5, Rialto Industrial, commencing once the litigation reserve subaccount balance is below $25,000, the borrower will be required to make a deposit such that the amount in the reserve is equal to $50,000.

With respect to Loan No. 6, Green Acres, at such time as the balance of the rollover account reaches an amount equal to 24 times the required monthly deposit without taking into account any amounts deposited therein in respect of lease termination and modification payments (the “Rollover Account Cap”), the borrower’s obligation to make monthly deposits into the rollover account will be suspended until such time as the balance of the rollover account falls below the Rollover Account Cap, at which time, the borrower’s obligation to make monthly deposits will be reinstated as of the immediately succeeding monthly payment date.  The borrowers’ upfront deposit of approximately $743,644 in respect of gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the Rollover Reserve Cap.

With respect to Loan No. 7, South Lake at Dulles, unless a written waiver is obtained from Amazon that no parking work is required at the mortgaged property, 60 days after the origination date the borrower will be required to deposit an amount equal to $300,000 which represents the estimated costs to create additional parking spaces and/or

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charging stations at the mortgaged property as required by the lease into the Amazon lease parking reserve subaccount.

With respect to Loan No. 8, Cityview Centre, at the option of lender, if the liability or casualty policy maintained by borrower covering the property does not constitute an approved blanket or umbrella policy, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums due for the renewal of coverage afforded by such policies into the insurance reserve account.

With respect to Loan No. 8, Cityview Centre, if at any time the replacement reserve account is less than $169,543, the borrower is required to deposit monthly replacement reserve in the amount lesser of (x) $4,709.55 or (y) an amount necessary to raise the balance of the replacement reserve account to $169,543.

With respect to Loan No. 8, Cityview Centre, if at any time the rollover reserve account is less than $500,000, the borrower is required to deposit monthly rollover reserve in the amount lesser of (x) $31,397 or (y) an amount necessary to raise the balance of the rollover reserve account to $500,000.

With respect to Loan No. 8, Cityview Centre, during the continuance of a critical tenant trigger period, the borrower is required to (A) deposit an amount equal to (i) with regard to a critical tenant trigger period resulting from a critical tenant trigger event for non-renewal, either (a) $166,667 per month for six calendar months, commencing on first payment date immediately following such critical tenant trigger event, or (b) $1,000,000 in cash or letter of credit on such first payment date, and (ii) with regard to a critical tenant trigger period resulting from any other critical tenant trigger event, either (a) $83,334 per month for each month during such critical tenant trigger period, commencing on the first payment date immediately following such critical tenant trigger event, or (b)(x) $1,000,000 in cash or letter of credit on such first payment date, and (y) if such critical tenant trigger period is then continuing, $1,000,000 in cash or letter of credit on the 13th payment date following such critical tenant trigger event, to the extent the balance of the critical tenant reserve equals or exceeds the Critical Tenant Trigger Event Deposit Cap (as defined herein), or (B) submit to the lender a letter of credit in relation to the critical tenant reserve in the amount of then-current Critical Tenant Trigger Event Deposit Cap, then the critical tenant monthly deposit will be zero. The “Critical Tenant Trigger Event Deposit Cap” means (i) with regard to a critical tenant trigger period resulting from a critical tenant trigger event for non-renewal, $1,000,000, and (ii) with regard to a critical tenant trigger period resulting from any other critical tenant trigger event, $1,000,000 for the first 12 months of such critical tenant trigger event and increasing to $2,000,000 thereafter. In no event, however, will the Critical Tenant Trigger Event Deposit Cap exceed $2,000,000.

With respect to Loan No. 8, Cityview Centre, if the lender notifies the borrower that the debt service coverage ratio for the previous two calendar quarters was below 1.35x, the borrower may avoid a cash sweep period based on the commencement of a low DSCR period by (x) beginning on the first payment date after borrower receives such notice from lender, borrower may commence making the Monthly DSCR Sweep Avoidance Deposit (as defined below), or (y) in the alternative and provided the cash management account and lockbox account are opened and available to receive deposits, on the payment date described above with regard to the first monthly payment of the Monthly DSCR Sweep Avoidance Deposit, borrower may provide to lender funds in cash or letter of credit (and additional letters of credit if needed, in the amounts and when required).The “Monthly DSCR Sweep Avoidance Deposit” means either (i)(A) $100,000 per month on each of the first 12 payment dates during the period of time that a low DSCR period would have been continuing but for the deposit described in this definition, and (B) an amount equal to the monthly DSCR sweep avoidance recalculated amount per month on each subsequent payment date during the period of time that a low DSCR period would have been continuing but for the deposit described in this definition, or (ii) following the date which both the cash management account and the lockbox account are opened and available to receive deposits: (a) $600,000 in cash or letter of credit on the first and seventh payment date during the period of time that a low DSCR period would have been continuing but for the deposit described in this definition; and (b) cash or letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined in the mortgage loan documents) on the 13th payment date and on each sixth subsequent payment date during the period of time that a low DSCR period would have been continuing.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the borrowers are required to deposit with lender an amount equal to 1/12th of the taxes that lender estimates will be payable during the next ensuing 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to delinquency; such monthly deposit is not required provided the borrowers provide lender with evidence reasonably satisfactory to lender of timely payment of taxes and no trigger period is continuing.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, on each monthly payment date, during the continuance of a trigger period, the borrowers are required to deposit an amount equal to 1/12th of the insurance premiums due for the renewal of coverage afforded by such policies into the insurance reserve account, provided

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that such requirement will be waived if the borrower maintains a blanket policy in accordance with the Brandywine Strategic Office Portfolio whole loan documents.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, on each monthly payment date, during the continuance of a trigger period, the borrowers are required to deposit an amount of $30,062.54 into the capital expenditure reserve account.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, on each monthly payment date, during the continuance of a trigger period, the borrowers are required to deposit an amount of $240,500.33 into the rollover reserve account.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, (a) provided no trigger period is continuing and borrowers have provided lender with evidence reasonably satisfactory to Lender of timely payment of all ground rent, and (b) if the amount on deposit in the ground rent account exceeds the ground rent payments required for the immediately following three months, borrower will not be required to deposit an amount equal to the ground rent due for the immediately following month into the ground rent reserve account.

With respect to Loan No. 11, Walgreens Distribution Center, the borrower is not required to make monthly deposits into the real estate tax reserve account so long as, among other things, the following conditions are satisfied (in each case, subject to the specific requirements in the mortgage loan agreement): (i) no event of defaults exists; (ii) the Walgreens tenant is obligated under its lease to pay all taxes directly to the applicable governmental authority; (iii) the borrower has provided evidence satisfactory to the lender of the Walgreens tenant’s full compliance with such obligation; (iv) the entire mortgaged property is leased pursuant to the Walgreens tenant lease; (v) the Walgreens tenant’s lease remains in full force and effect; (vi) the Walgreens tenant gives notices in sufficient time (as required under the mortgage loan documents) of its intension to renew the lease, if applicable; (vii) there is no bankruptcy action with respect to the Walgreens tenant; (viii) the Walgreens tenant has not elected to pay reduced rent; (ix) the Walgreens tenant has not discontinued its normal business operations at the mortgaged property; or (x) the Walgreens tenant’s credit rating has not been downgraded below “BBB-” or its equivalent by either S&P or Moody’s (subject to the specific provisions in the mortgage loan agreement), (items (vi) through (x), collectively, the “Critical Tenant Trigger Avoidance Events”).

With respect to Loan No. 11, Walgreens Distribution Center, the borrower is required to make $417.50 monthly deposits for terrorism insurance, but the borrower is not required to make monthly deposits into the insurance reserve account (with respect to terrorism insurance or otherwise) so long as, among other things, the following conditions are satisfied (in each case, subject to the specific requirements in the mortgage loan agreement): (i) the borrower maintains the terrorism insurance coverage; (ii) the borrower maintains with lender an amount equal to $5,010 (note that these (i) and (ii) requirements only apply to the waiver of the $417.50 terrorism insurance premiums); (iii) no event of defaults exists; (iv) the Walgreens tenant is obligated to provide, maintain and pay all premiums for all insurance required under the mortgage loan documents, other than terrorism insurance; (v) the borrower has provided evidence satisfactory to the lender of the major tenant’s full compliance with such obligation; (vi) the Walgreens tenant’s lease remains in full force and effect; and (vii) the Critical Tenant Trigger Avoidance Events remain satisfied.

With respect to Loan No. 11, Walgreens Distribution Center, the borrower is not required to make monthly deposits into the capital expenditure reserve account so long as, among other things, the following conditions are satisfied (in each case, subject to the specific requirements in the mortgage loan agreement): (i) no event of defaults exists; (ii) the Walgreens tenant is obligated under its lease to maintain the mortgaged property and pay for all maintenance in a timely manner as required under the mortgage loan documents; (iii) the borrower has provided evidence satisfactory to the lender of the major tenant’s full compliance with such obligation; (iv) the Walgreens lease remains in full force and effect; and (v) the Critical Tenant Trigger Avoidance Events remain satisfied.

With respect to Loan No. 13, 575 Broadway, during the continuance of a trigger period under the whole loan documents, the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the ground lease during the one-month period following the applicable date of deposit.

With respect to Loan No. 13, 575 Broadway, the borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to $36,802. If the Largest Tenant, Estee Lauder, renews its lease in accordance with the whole loan documents for a term extending at least two years beyond the whole loan maturity date, the monthly deposits for the tenant improvement and leasing commissions reserve will be reduced to approximately $14,721 per month.

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With respect to Loan No. 13, 575 Broadway, in the event that a preservation architect conducts an inspection of the mortgaged property and determines that any work is required to preserve the exterior of the mortgaged property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Tenant Issues—Zoning and Use Restrictions” in the preliminary prospectus.

With respect to Loan No. 15, Fibertown Data Center, the borrower is not required to make monthly deposits into the real estate tax reserve subaccount so long as (i) no cash management period has occurred and is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the tenant has paid all taxes then due and payable directly to the taxing authority on or before 15 days prior to the delinquency date of such taxes, (iii) the major lease remains in full force and effect and (iv) no change has occurred which materially jeopardizes the tenant’s ability to make such payment.

With respect to Loan No. 15, Fibertown Data Center, the borrower is not required to make monthly deposits into the insurance reserve subaccount so long as (i) no cash management period has occurred and is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the tenant has paid all insurance premiums then due and payable directly to the applicable insurance carrier(s) prior to the due date for such insurance premiums, (iii) the major lease remains in full force and effect and (iv) no change has occurred which materially jeopardizes the tenant’s ability to make such payment.

With respect to Loan No. 15, Fibertown Data Center, the borrower is not required to make monthly deposits into the capital expense reserve subaccount as long as no cash management period has occurred and is continuing.

With respect to Loan No. 16, The Showboat Hotel, the borrower is required to deposit the capital expenditure reserve fund an amount equal to the greater of (i) with respect to the first 12 payment dates, 1/12th of 2.0% of the projected annual gross revenues for the hotel, arcade and pool deck as set forth in the approved annual budget, which is approximately $46,128, (ii) with respect to the 13th through 24th payment dates, 1/12th of 3.0% of the projected annual gross revenues for the hotel, arcade and pool deck as set forth in the approved annual budget, and (iii) with respect to the 25th payment date and thereafter, the sum of 1/12th of 4.0% of the projected annual gross revenue for the hotel as set forth in the approved annual project and 1/12th of 3.0% of the projected annual gross revenue for the arcade and pool deck as set forth in the approved annual budget.

With respect to Loan No. 17, Gateway One, at the option of lender, if the liability or casualty policy maintained by borrower covering the property does not constitute an approved blanket or umbrella policy, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums due for the renewal of coverage afforded by such policies into the insurance reserve account.

With respect to Loan No. 17, Gateway One, the borrower is required to deposit, on each payment date, the sum of $19,066 for tenant improvements and leasing commissions that may be incurred following the date hereof, as long as the balance of leasing reserve funds on deposit in the leasing reserve account is less than $1,300,000.

With respect to Loan No. 17, Gateway One, on the first monthly payment date following the occurrence of an anchor tenant trigger event or an anchor tenant non-renewal trigger event, the borrower is required to deposit an amount equal to excess cash flow generated by the property for the immediately preceding interest accrual period into the anchor tenant reserve account.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, during the continuance of a Cash Trap Event Period (as defined in the whole loan documents), the borrowers are required to deposit ongoing monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months; provided, however, such tax reserve has been conditionally waived for any property where the tenant is required to and actually pays such taxes directly pursuant to its lease, prior to delinquency, and such tenant is not in monetary or material non-monetary default under its applicable lease.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, during the continuance of a Cash Trap Event Period (as defined in the whole loan documents), the borrowers are required to deposit ongoing monthly insurance reserves in an amount equal 1/12th of annual insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve has been conditionally waived for any property where (i) no Event of Default has occurred and is continuing, (ii) the borrower maintains insurance coverage for the applicable mortgaged property as part of blanket or umbrella coverage reasonably approved by the lender or (iii) the tenant is required to and actually pays such insurance premiums directly when due pursuant to its lease and such tenant is not in monetary or material non-monetary default under its applicable lease.

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With respect to Loan No. 18, Oak Street NLP Portfolio, in the event that the borrowers draw on the Save Mart letter of credit for all or any portion of the amount available thereunder, the borrowers will be required to (a) cause such amounts to be deposited by the issuer of the Save Mart letter of credit directly with lender and (b) promptly send a written notice to the Save Mart master tenant demanding that the Save Mart master tenant deposit with the borrowers an amount in cash sufficient to replenish the security deposit to its original amount in accordance with the Save Mart master lease.

With respect to Loan No. 20, Stoney Creek Hotel Portfolio, the borrower deposited $363,000 in an account to fund a seasonal working capital reserve fund (such account, “Seasonality Reserve Account”). The borrower is not required to make monthly payments to the extent that funds in the Seasonality Reserve Account are equal to the sum of (x) the required monthly deposits into the tax account, the insurance premium account, the ground rent reserve account and the FF&E reserve account due on each payment date occurring immediately following each seasonal month of each year, (y) the monthly debt service payment amount due on each payment date occurring immediately following each seasonal month of each year during the term of the mortgage loan, and (z) the Op Ex monthly deposit applicable to each month occurring immediately following each seasonal month (the “Seasonality Reserve Annual Deposit Amount”) and a release from the Seasonality Reserve Account is being made on that payment date. To the extent the balance of the Seasonality Reserve Account is less than the Seasonality Reserve Annual Deposit Amount, the borrower is required to deposit $33,000, which reflects an amount equal to the quotient of (x) the Seasonality Reserve Annual Deposit Amount divided by (y) the amount by which 12 exceeds the number of seasonal months (initially, 11) or such lesser amount as is necessary to cause the amount of the Seasonality Reserve Account to equal the Seasonality Reserve Annual Deposit Amount, on each payment date until funds in the Seasonality Reserve Account are equal to the Seasonality Reserve Annual Deposit Amount.

With respect to Loan No. 21, Orizon Aerostructures, the replacement reserve requirements for the borrower to make replacement reserve monthly deposits of $13,083.33 into the replacement reserve account are waived so long as no event of default has occurred and is continuing, no trigger period has occurred and is continuing and the trigger lease is in full force and effect, there are no defaults thereunder and trigger tenant is directly paying the costs necessary to maintain each mortgaged property in a good and safe condition and repair and the borrower provides the lender with satisfactory evidence thereof upon the lender’s reasonable request therefor.

With respect to Loan No 21, Orizon Aerostructures, on each payment date until the loan is either paid or defeased in full, the borrower is required to pay to the lender the amount of $65,416.67 (the “Rollover Reserve Monthly Deposit”) (all such amounts, together with any funds deposited pursuant to the following sentence, being hereinafter collectively called the “Rollover Reserve Funds” and the account in which such amounts are held being hereinafter be referred to as the “Rollover Reserve Account”). In addition, the borrower is required to pay to the lender for deposit with the lender all funds received by the borrower in connection with any cancellation, termination or surrender of any lease, including, but not limited to, any surrender or cancellation fees, buy-out fees, or reimbursements for allowances paid to tenants, tenant improvements and leasing commissions. The Rollover Reserve Account is required to be deposited with and held by the lender for payment of allowances to tenants, tenant improvement and leasing commission obligations incurred following the loan origination date in connection with any lease approved (or deemed approved) by the lender. Notwithstanding the foregoing, the requirement for the borrower to make Rollover Reserve Monthly Deposits into the Rollover Reserve Account will be waived so long as (a) no event of default has occurred and is continuing, (b) no trigger period has occurred and is continuing and (c) the trigger lease is in full force and effect, there are no defaults thereunder.

With respect to Loan No. 22, Holiday Inn Express – Hesperia, until the balance in the PIP funds subaccount is equal to $399,200, the borrower will be required to deposit into the PIP funds subaccount on each payment date an amount equal to the greater of (i) $20,000 or (ii) all rents available to be deposited in the PIP funds subaccount in accordance with the mortgage loan documents. Additionally, on or before the date that any new PIP is imposed by the franchisor pursuant to the franchise agreement in existence at the time, the borrower will be required to deposit an amount equal to the cost estimated by the lender of the items required by the new PIP over the immediately succeeding 18 months, less the balance of the capital/furniture, FF&E reserve subaccount.

With respect to Loan No. 23, Fairfield Inn & Suites Wake Forest, the borrower is required to make monthly deposits into the capital/furniture, FF&E reserve subaccount in an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for FF&E expenses or (b) (i) for the payment dates occurring in May 2023 through April 2024, 1/12th of 2% of the annual gross revenues of the mortgaged property for the previous 12-month period as determined on the anniversary of the origination date (initially $5,293), (ii) from the payment date occurring in May 2024 through and including the April 2025 payment date, 1/12th of 3% of the annual gross revenues of the mortgaged property for the previous 12-month period as determined on the anniversary of the origination date, and (iii) from the payment date occurring on the May 2025 payment date and thereafter, 1/12th of 4% of the annual gross revenues of the mortgaged property for the previous 12-month period as determined on the anniversary of the origination date.

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With respect to Loan No. 23, Fairfield Inn & Suites Wake Forest, if at any time after the origination date,  the franchisor or any approved replacement flag requires a property improvement plan (“PIP”) to be completed for the mortgaged property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrower will be required to deposit with the lender within 10 business days after receipt of the PIP (inclusive of the final PIP budget approved by the borrower and franchisor), (i) a completion guaranty in a form satisfactory to the lender for completion of the PIP repairs, and (ii) an amount equal to 110% of the estimated cost to satisfy all repairs and/or remediation required by the franchisor or any successor franchisor or licensor pursuant to a PIP less any amounts then on deposit in the capital/furniture, FF&E reserve subaccount (the “PIP Deposit Amount”) and the lender will cause such amount to be transferred to the PIP reserve subaccount. In addition to the lender’s rights and remedies under the mortgage loan documents, any failure by the borrower to timely deliver the PIP Deposit Amount to the lender will trigger the occurrence of a franchise sweep period. The franchise sweep period will remain in effect until such time as the balance on deposit in the PIP reserve subaccount is at least equal to the PIP Deposit Amount.

With respect to Loan No. 27, Holiday Inn Express Smithfield, the borrower is required to make monthly deposits into the capital/furniture, fixtures and equipment (“FF&E”) reserve subaccount in an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for FF&E expenses or (b) (i) for the payment dates occurring in May 2023 through April 2024, 1/12th of 2% of the annual gross revenues of the mortgaged property for the previous 12-month period as determined on the anniversary of the origination date (initially $2,160), (ii) from the payment date occurring in May 2024 through and including the April 2025 payment date, 1/12th of 3% of the annual gross revenues of the mortgaged property for the previous 12-month period as determined on the anniversary of the origination date, and (iii) from the payment date occurring on the May 2025 payment date and thereafter, 1/12th of 4% of the annual gross revenues of the mortgaged property for the previous 12-month period as determined on the anniversary of the origination date.

With respect to Loan No. 27, Holiday Inn Express Smithfield, if at any time after the origination date, the franchisor or any approved replacement flag requires a property improvement plan (“PIP”) to be completed for the mortgaged property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrower will deposit with the lender within 10 business days after receipt of the PIP (inclusive of the final PIP budge approved by the borrower and franchisor), (i) a completion guaranty in a form satisfactory to the lender for completion of the PIP repairs, and (ii) an amount equal to 110% of the estimated cost to satisfy all repairs and/or remediation required by the franchisor or any successor franchisor or licensor pursuant to a PIP less any amounts then on deposit in the capital/furniture, fixtures and equipment (“FF&E”) reserve subaccount (the “PIP Deposit Amount”) and the lender will cause such amount to be transferred to the PIP reserve subaccount. In addition to the lender’s rights and remedies under the mortgage loan documents, any failure by the borrower to timely deliver the PIP Deposit Amount to the lender will trigger the occurrence of a franchise sweep period. The franchise sweep period will remain in effect until such time as the balance on deposit in the PIP reserve subaccount is at least equal to the PIP Deposit Amount.

With respect to Loan No. 29, Giant Eagle Northfield Center, the borrower is required to make monthly deposits into the TI/LC reserve of $5,247.75 and, provided that no event of default has occurred and the sole tenant at the mortgaged property has extended its lease term through December 31, 2033, the borrower will not be required to make monthly deposits if the balance in the TI/LC account is at least $325,000.

With respect to Loan No. 33, 1745 Illinois Route 59, upon the sole tenant, Fitness International, LLC, vacating the mortgaged property, the borrower will be required to escrow $4,251 on a monthly basis for tenant improvements until the aggregate amount reaches the rollover reserve cap of $204,031.

With respect to Loan No. 33, 1745 Illinois Route 59, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) the borrower maintains a blanket policy meeting the requirements of the mortgage loan documents, (ii) no event of default under the mortgage loan documents has occurred and is continuing and (iii) the lender receives evidence from the borrower that the appropriate insurance policies are being maintained per the mortgage loan documents.

With respect to Loan No. 35, CVS Portfolio, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default has occurred and is continuing, (ii) (A) the tenant under each lease maintains insurance as required under the applicable lease and the tenant actually pays such insurance directly, (B) the tenant self-insures the applicable individual property in compliance with the applicable tenant lease, or (C) the borrowers maintain a blanket policy meeting all requirements under the mortgage loan documents, (iii) each applicable tenant

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lease is in full force and in effect, and (iv) CVS continues to maintain senior unsecured corporate credit ratings of BB+/Ba1 by S&P/Moody's.

With respect to Loan No. 35, CVS Portfolio, the borrowers are required to deposit into a tax reserve, on a monthly basis, 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months; provided, however, such tax reserve has been conditionally waived so long as (i) no event of default has occurred and is continuing, (ii) the borrowers provide satisfactory evidence that taxes have been paid prior to the date such taxes are due and payable, (iii) each applicable tenant lease is in full force and effect, and (iv) CVS continues to maintain senior unsecured corporate credit ratings of BB+/Ba1 by S&P/Moody's.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 3, 2 Executive, the borrower is required to escrow approximately $8,307 for tenant improvement and leasing commission reserves if at any time the balance in the TI/LC reserve falls below $500,000. The borrower deposited $1,725,000 at origination of the mortgage loan and is not currently required to make monthly deposits in the TI/LC reserve.

With respect to Loan No. 6, Green Acres, the borrowers are not required to make any monthly deposits to the rollover reserve account when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342 (the “Rollover Reserve Cap”). The borrowers’ upfront deposit of approximately $743,644 in respect of gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the Rollover Reserve Cap.

With respect to Loan No. 8, Cityview Centre, the replacement reserve account is subject to a cap of $169,543.

With respect to Loan No. 8, Cityview Centre, the rollover reserve account is subject to a cap of $500,000.

With respect to Loan No. 8, Cityview Centre, the critical tenant reserve account is subject to a cap of (i) with regard to a critical tenant trigger period resulting from a critical tenant trigger event for non-renewal, $1,000,000, and (ii) with regard to a critical tenant trigger period resulting from any other critical tenant trigger event, $1,000,000 for the first 12 months of such critical tenant trigger event and increasing to $2,000,000 thereafter. In no event, however, will the cap exceed $2,000,000.

With respect to Loan No. 10, 100 Jefferson Road, the borrower is required to make monthly deposits into the TI/LC reserve of $14,779.71, subject to a cap of $886,782.50.

With respect to Loan No. 16, The Showboat Hotel, the seasonality reserve account is subject to a cap of $1,206,555.12.

With respect to Loan No. 17, Gateway One, the tenant improvement and leasing reserve account is subject to a cap of $1,300,000.

With respect to Loan No. 22, Holiday Inn Express – Hesperia, until the PIP funds subaccount is equal to $399,200 (which is equal to 100% of the amount estimated by the lender to complete the existing PIP) the borrower will be required on each payment to deposit with the lender in the PIP funds subaccount the greater of (i) $20,000, or (ii) all rents available to be deposited in the PIP funds subaccount in accordance with the mortgage loan documents.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 6, Green Acres, the Largest Tenant, Macy’s, leases 266,676 square feet expiring on August 18, 2026 and 123,827 square feet expiring on July 31, 2034.

With respect to Loan No. 6, Green Acres, the Second Largest Tenant, Walmart, has 173,450 square feet expiring August 31, 2028, and also temporarily occupied certain temporary space under a lease that commenced February 1, 2022 and expired January 31, 2023.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In

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addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, has 46,151 square feet expiring on May 31, 2030, 9,000 square feet expiring on August 31, 2032, 97,053 square feet expiring on June 30, 2033, and 107,449 square feet expiring on June 30, 2038. The Third Largest Tenant, Pluto, Inc., leases 350 square feet on a month-to-month basis and has 35,500 square feet expiring on November 30, 2028. The Fifth Largest Tenant, Kneedler Fauchere, leases display space (one square foot) on a month-to-month basis and has 17,761 square feet expiring on January 31, 2028.

With respect to Loan No. 2, Pacific Design Center, the Largest Tenant, Cedars Sinai Medical Center, has the right to terminate the lease with respect to the space (the “Fifth Amendment Space”) leased pursuant to the fifth amendment of lease to the building known as the “blue building”, dated as of June 10, 2022, between the borrower and Cedars Sinai Medical Center (the “Fifth Amendment”) based on the following circumstances. Subject to the tenant fulfilling certain obligations, the borrower is required to use best efforts to cause the City of West Hollywood (the “City”) to confirm in writing that, among other things, the tenant’s lawful ability to use the entirety of the Fifth Amendment Space for the permitted use set forth in the lease and the vacancy requirements set forth by the City are satisfied (the “City Confirmation”). Should an acceptable City Confirmation not issue (other than as arising or related to the tenant’s plans), the tenant will be entitled to terminate the Fifth Amendment; however, after the tenant has provided notice of its intent to terminate the lease, the borrower has the right to obtain the City Confirmation within 60 days of such notice of termination. If no acceptable City Confirmation is obtained within the 60-day period, the tenant may terminate the lease by providing 10 days’ written notice. In addition, the borrower is seeking to permanently amend the development plan governing the Pacific Design Center Mortgaged Property to remove certain requirements. Should the borrower’s pursuit of the development plan amendment negatively impact the tenant’s rights under its various leases, including its permitted use, the allocated parking or increase in the tenant’s operating expenses, the tenant will have the right of termination as to space leased under the Fifth Amendment. In the case of any termination described in this paragraph, the borrower will be liable for all of the tenant’s reasonable actual out-of-pocket costs and expenses incurred in connection with the Fifth Blue Amendment (including rent paid thereunder prior to the date of tenant’s termination), certain project conformity approval from the City and design, planning and engineering efforts associated with the Fifth Blue Amendment Space. In the event the borrower fails to reimburse the tenant for such costs within ten business days of demand, the tenant is entitled to offset the same against rents coming due under the other leases that the tenant has at the mortgaged property.

With respect to Loan No. 2, Pacific Design Center, the Third Largest Tenant, Pluto, Inc., has the ongoing right to terminate the lease for its 35,500 square feet of office space, the G900 suite, upon providing the borrower written notice (the “Early Termination Notice”), effective on or at any date (the “Early Termination Date”) after August 31, 2026 subject to, among other conditions, (i) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice and (ii) Pluto, Inc. paying to the borrower a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the borrower’s tenant improvement allowance contribution and (z) the brokerage commissions paid and payable by the borrower in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.

With respect to Loan No. 3, 2 Executive, the Largest Tenant, GSA - U.S. DOS, may terminate its lease at any time after October 10, 2027 with 90 days’ written notice.

With respect to Loan No. 7, South Lake at Dulles, the Sole Tenant, Amazon.com Services, Inc., has the right to terminate its lease with respect to up to four contiguous floors (floors 7-10) totaling 110,823 square feet (the (“Designated Contraction Space”), effective as of April 30, 2028, with at least 15 months’ prior notice. The tenant must pay a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032).

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Largest Tenant at the Metroplex – PA Mortgaged Property, Bill Me Later, Inc. (“BML”), has the right to terminate its lease with respect to one or more floors of its space effective on September 30, 2027 (the “BML Termination Date”) with (i) written notice no later than (x) 15 months prior to the BML Termination Date if BML is terminating all of its space at the Mortgaged Property or (y) 12 months prior to the BML Termination Date if BML is terminating less than all of its space at the Mortgaged Property and (ii) payment of a termination fee.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Sole Tenant at the 500 North Gulph Mortgaged Property, CSL Behring L.L.C., has a one-time right to terminate its lease effective as of July 31, 2028 with (i) not less than 24 months’ prior written notice and (ii) payment of a termination fee.

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With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Largest Tenant at The Bulletin Building mortgaged property, Spark Therapeutics, Inc., has the right to terminate its lease with respect to one or more contiguous floors of its space effective on December 31, 2028 (the “Sparks Termination Date”) with (i) written notice no later than (x) 30 months prior to the Sparks Termination Date if Spark Therapeutics, Inc. is then occupying three or more full floors at the mortgaged property or (y) 24 months prior to the Sparks Termination Date if Spark Therapeutics Inc. is then occupying less than three floors at the mortgaged property and (ii) payment of a termination fee.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Fourth Largest Tenant at the 1900 Market mortgaged property, Aberdeen Asset Management Inc., d/b/a Aberdeen Standard Investments, has the right to terminate its lease effective on August 31, 2030 with at least 12 months’ prior written notice and payment of a termination fee.

With respect to Loan No. 9, Brandywine Strategic Office Portfolio, the Fourth Largest Tenant at the 401-405 Colorado mortgaged property, Perkins Coie LLP, has a one-time right to terminate its lease effective as of November 30, 2029 with (i) not less than 12 months’ prior written notice and (ii) payment of a termination fee.

With respect to Loan No. 13, 575 Broadway, the Third Largest Tenant, Valor Management LLC, has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized leasing commissions, borrower’s work, and free rent.

(24)	With respect to Loan No. 4, Gloucester Premium Outlets, for so long as Simon Property Group, L.P. or Simon Property Group, Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Gloucester Premium Outlets whole loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees) incurred by the lender in connection with the enforcement or preservation of the lender’s rights under, the guaranty.

With respect to Loan No. 7, South Lake at Dulles, the whole loan does not have a separate carveout guarantor that is distinct from the borrower.

With respect to Loan No. 12, Sentinel Square II, the whole loan does not have a separate carveout guarantor or environmental indemnitor that is distinct from the borrower.

With respect to Loan No. 19, Valley View Shopping Center, the mortgage loan is structured with both primary and supplemental guarantors. The primary guarantor, National Credit Tenant Investments, LLC, is liable for any non-recourse carve-out event. There are three supplemental guarantors, Jon W. Bell, Richard E. Cramer, and Linda Marie Mickel (a/k/a Linda M. Montana) and City National Bank, N.A. as co-trustees of The Linda Marie Mickel Trust U/T/D September 29, 1992, that are liable for any non-recourse carve-out event tied to the specific actions of their respective TIC entities.

(25)	Each number identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 6, Green Acres, the borrowers are required to cause rents to be deposited by the tenants into a lockbox account established at origination under the Green Acres whole loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no trigger period continues.  During the continuance of a trigger period, as defined in the Green Acres whole loan documents, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres whole loan documents.

With respect to Loan No. 7, South Lake at Dulles, the whole loan is structured with a hard lockbox for the master tenant and a springing lockbox for the master tenant’s sub-tenant, Amazon. If a trigger period occurs, the master tenant is required to cause Amazon to deliver their rent into the springing lockbox, which would then flow to the cash management account.

(27)	With respect to Loan No. 6, Green Acres, both Green Acres Mall (excluding the Walmart parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one, five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In 2018, the Hempstead IDA attempted to withdraw and terminate the PILOT documents, and such attempt was overruled by the court. In

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connection with the PILOT Agreements, the borrowers lease the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases the Green Acres Property (excluding the Walmart parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years and are equal to $16,300,000 during the second five tax abatement years. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

(28)	With respect to Loan No. 7, South Lake at Dulles, the South Lake at Dulles whole loan was structured as a Shari’ah compliant loan. In connection with such structure, the mortgaged property is owned by a special purpose entity borrower owned by a third-party services company, and the borrower master leases the mortgaged property to a special purpose entity that is indirectly owned by the related borrower sponsors. The master lessee subleases the mortgaged property to the end-user tenant. The rent under the master lease is equal to the debt service payments required under the South Lake at Dulles whole loan, as well as reserve payments and any other sums due under the South Lake at Dulles whole loan. At origination, the lender received a fee mortgage from the borrower on its interest in the mortgaged property. The master tenant has collaterally assigned all tenant leases at the mortgaged property to the borrower, who has further assigned its interests to the lender. Upon foreclosure, the lender may terminate the master lease at its sole option without the payment of any termination fee and, pursuant to subordination non-disturbance and attornment agreements with the end-user tenant, the end-user tenant is required to attorn to the lender as its landlord. The master lease is for a five-year term with an expiration date of March 5, 2028.

With respect to Loan No. 21, Orizon Aerostructures, OZN Chanute (Multi) LLC entered into a master lease with Orizon Aerostructures, LLC on October 13, 2022, with an expiration date on December 31, 2047.

(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones “QOZs” under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any mortgaged properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

With respect to Loan No. 5, Rialto Industrial, the mortgaged property is located in a Qualified Opportunity Zone.

With respect to Loan No. 15, Fibertown Data Center, the mortgaged property is located in a Qualified Opportunity Zone.

(30)	With respect to Loan No. 2, Pacific Design Center, the increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by rent from additional executed Cedars Sinai Medical Center leases with start dates after the TTM 9/30/2022 period as well as the associated credit tenant rent steps.

With respect to Loan No. 3, 2 Executive, historical net operating income is lower than Underwritten Net Operating Income ($) due to the ongoing conversion of floors six through nine to 84 multifamily units between 2020 and 2022. The four floors were previously used as commercial space, which tenant leases were not renewed. The formerly leased spaces were held vacant, renovated, converted to multifamily use and subsequently leased up.

With respect to Loan No. 25, Pomona Industrial, the increase from the Most Recent NOI ($) to the Underwritten Net Operating Income ($) is primarily attributable to the Largest Tenant, BlueDot Safes & Beric Inc., executing a new lease on January 17, 2023 at market rent in connection with the origination of the Pomona Industrial mortgage loan.

A-1-50

(31)	With respect to Loan No. 7, South Lake at Dulles, the lender consents pursuant to the whole loan documents to Mirabaud RE South Lake Venture LLC (the “Intercompany Loan Borrower”), the sole member of Mirabaud RE South Lake LLC (the “Master Tenant”) obtaining an intercompany loan in an amount not to exceed $27,000,000 (an “Intercompany Loan”) from Mirabaud RE South Lake SCSP (the “Intercompany Loan Lender”) provided the following conditions are satisfied: (a) the Intercompany Loan will be unsecured and the Intercompany Loan Lender will have no right, title or interest in and to any of the mortgaged property, (b) the borrower under the Intercompany Loan will never be the borrower or master tenant at the mortgaged property, (c) the debt service and repayment of the Intercompany Loan will only be paid out of (i) excess cash flow from the mortgaged property after full payment to the South Lake at Dulles whole loan’s debt service, reserves required to be paid pursuant to the terms of the whole loan documents and operating expenses or (ii) funds that are not collateral for the South Lake at Dulles whole loan and to the extent that a cash management period has occurred and is continuing, the Intercompany Loan Lender will agree that any amount due and owing to the Intercompany Loan Lender under any loan document evidencing and/or securing the Intercompany Loan will accrue and not be due and payable by the Intercompany Loan Borrower until the cash management period has terminated; (d) the Intercompany Loan Lender will not be permitted to commence the exercise of any remedies available to it under any loan document evidencing and/or securing the Intercompany Loan until the South Lake at Dulles whole loan to lender has been repaid in full, and (e) the borrower will pay (or cause the master tenant to pay) all of the lender’s reasonable out-of-pocket costs and expenses in connection with the Intercompany Loan.

With respect to Loan No. 13, 575 Broadway, the mortgaged property is located within a historic district and, as a result, the borrower is required to participate in a continuous maintenance program and emergency protection program overseen by the New York City Landmarks Preservation Commission (the “LPC”) to preserve the exterior of the building. In 1992, the borrower entered into a façade declaration (the “575 Broadway Facade Declaration”) in connection with obtaining a special use permit to use the cellar and second floor as a museum for a prior tenant, which tenant vacated the mortgaged property in or around 2000; however, the mortgaged property remains subject to the declaration. In connection with the 575 Broadway Facade Declaration, the mortgaged property is inspected every three years or following a casualty by a preservation architect who identifies a scope of work necessary to preserve the exterior of the building. Thereafter, the repairs are required to be made within nine months of the issuance of an LPC permit for such work, subject to appeal by the property owner (currently the ground lessor and the borrower) at their own expense. The borrower may apply for extensions to complete the work, subject to the LPC’s approval. As of the origination date of the 575 Broadway whole loan, the borrower represented that the last such inspection was scheduled in 2017 and that the borrower had engaged an architect to perform the next such inspection.

With respect to Loan No. 18, Oak Street NLP Fund Portfolio, pursuant to the Save Mart Supermarkets master lease, the tenant was required to provide a letter of credit in the amount equal to 18 months of the then-current base rent under the Save Mart Supermarkets master lease. The borrower may draw on the letter of credit to satisfy any such unpaid obligation of Save Mart Supermarkets and Save Mart Supermarkets will be required to replenish the letter of credit to the original amount.

(32)	With respect to Loan No. 19, Valley View Shopping Center, the borrowers own the mortgaged property as tenants-in-common.

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 ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2023-C19
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Super Regional Mall	1	$65,000,000	7.7%	1.92x	12.3%	38.4%	38.4%
	Anchored	2	58,250,000	6.9	1.83x	12.3%	54.2%	54.2%
	Outlet Center	1	50,000,000	5.9	2.32x	15.3%	51.4%	51.4%
	Regional Mall	1	46,500,000	5.5	2.10x	13.0%	54.5%	54.5%
	Single Tenant	35	26,699,941	3.1	1.96x	14.5%	43.7%	41.3%
	Subtotal:	40	$246,449,941	29.0%	2.02x	13.3%	48.4%	48.1%
Mixed Use	Office / Showroom / Lab	1	$65,000,000	7.7%	2.17x	13.8%	47.8%	47.8%
	Office / Multifamily	1	54,500,000	6.4	1.43x	9.3%	64.9%	64.9%
	Retail / Office	1	28,573,776	3.4	1.38x	12.6%	59.0%	54.7%
	Multifamily / Retail	2	9,255,000	1.1	1.44x	10.3%	56.5%	56.5%
	Office / Retail	1	6,450,000	0.8	1.57x	8.9%	62.6%	62.6%
	Subtotal:	6	$163,778,776	19.3%	1.72x	11.7%	56.5%	55.8%
Industrial	Warehouse / Distribution	11	$137,065,176	16.1%	1.53x	10.9%	52.6%	52.6%
	Manufacturing	4	11,500,000	1.4	1.83x	12.6%	48.9%	48.9%
	Flex	1	22,765	0.0	2.71x	17.9%	32.3%	32.3%
	Subtotal:	16	$148,587,941	17.5%	1.55x	11.0%	52.3%	52.3%
Office	Suburban	9	$75,720,179	8.9%	2.29x	14.4%	51.9%	51.9%
	CBD	4	57,491,939	6.8	2.11x	13.4%	51.5%	51.5%
	Subtotal:	13	$133,212,119	15.7%	2.21x	14.0%	51.7%	51.7%
Hospitality	Limited Service	11	$43,200,000	5.1%	2.03x	18.0%	58.7%	51.8%
	Full Service	1	23,671,096	2.8	2.89x	27.4%	34.5%	30.8%
	Extended Stay	1	10,000,000	1.2	1.87x	15.9%	61.7%	58.4%
	Subtotal:	13	$76,871,096	9.1%	2.27x	20.6%	51.6%	46.2%
Multifamily	Mid Rise	5	$41,987,000	4.9%	1.48x	8.3%	66.2%	66.2%
	Low Rise	4	7,425,000	0.9	1.34x	9.5%	66.7%	66.7%
	Subtotal:	9	$49,412,000	5.8%	1.46x	8.5%	66.3%	66.3%
Other	Data Center	1	$26,400,000	3.1%	1.81x	13.2%	48.0%	48.0%
Manufactured Housing	Manufactured Housing	11	$4,647,066	0.5%	1.32x	10.8%	50.1%	43.7%
Total / Weighted Average:		109	$849,358,939	100.0%	1.89x	13.1%	52.5%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2023-C19
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New Jersey	4	$166,171,096	19.6%	1.90x	14.0%	54.6%	54.0%
California	32	161,845,000	19.1%	1.80x	12.5%	49.2%	48.6%
New York	7	96,498,776	11.4%	1.72x	12.0%	58.7%	57.4%
Texas	4	79,959,653	9.4%	1.98x	13.5%	50.9%	50.9%
Arizona	1	65,000,000	7.7%	1.92x	12.3%	38.4%	38.4%
Pennsylvania	12	46,397,348	5.5%	2.35x	16.2%	48.8%	48.1%
Virginia	2	42,016,660	4.9%	2.15x	13.5%	54.6%	54.3%
Illinois	6	40,315,748	4.7%	1.86x	12.7%	55.9%	55.5%
District of Columbia	1	30,000,000	3.5%	1.47x	9.1%	62.3%	62.3%
Maine	1	28,192,000	3.3%	1.58x	8.0%	63.9%	63.9%
Washington	1	22,750,000	2.7%	2.18x	13.9%	54.2%	54.2%
North Carolina	4	19,821,863	2.3%	1.74x	14.9%	60.9%	53.3%
Kansas	3	8,259,259	1.0%	1.83x	12.6%	48.9%	48.9%
Maryland	1	7,920,000	0.9%	1.46x	10.4%	54.2%	54.2%
Ohio	1	7,400,000	0.9%	1.27x	11.4%	57.8%	52.6%
Oklahoma	3	7,075,799	0.8%	2.31x	15.5%	39.9%	39.9%
Missouri	2	5,273,003	0.6%	2.90x	25.5%	45.1%	41.1%
Iowa	2	4,311,249	0.5%	2.90x	25.5%	45.1%	41.1%
Georgia	5	3,178,455	0.4%	1.88x	13.7%	42.9%	39.1%
Florida	6	2,095,941	0.2%	2.71x	17.9%	32.3%	32.3%
Louisiana	1	1,783,340	0.2%	1.31x	11.2%	49.2%	42.7%
Alabama	4	1,519,041	0.2%	1.32x	10.8%	50.1%	43.7%
Nevada	3	780,882	0.1%	2.71x	17.9%	32.3%	32.3%
Connecticut	1	424,059	0.0%	2.71x	17.9%	32.3%	32.3%
South Carolina	1	199,874	0.0%	1.32x	10.8%	50.1%	43.7%
West Virginia	1	169,893	0.0%	1.32x	10.8%	50.1%	43.7%
Total / Weighted Average:	109	$849,358,939	100.0%	1.89x	13.1%	52.5%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2023-C19
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,800,000	-	$4,999,999	4	$16,047,066	1.9%	6.73644%	119	1.48x	11.6%	49.7%	46.3%
$5,000,000	-	$9,999,999	8	58,925,000	6.9%	6.75666%	119	1.44x	10.6%	60.0%	58.3%
$10,000,000	-	$19,999,999	6	75,350,000	8.9%	6.74412%	119	1.97x	15.9%	54.7%	51.2%
$20,000,000	-	$29,999,999	6	152,086,872	17.9%	6.52529%	86	2.04x	15.1%	49.5%	48.1%
$30,000,000	-	$39,999,999	4	137,950,001	16.2%	6.35451%	89	1.89x	12.4%	53.7%	53.7%
$40,000,000	-	$47,500,000	3	126,500,000	14.9%	5.98121%	77	2.04x	12.9%	55.3%	55.3%
$47,500,001	-	$65,000,000	5	282,500,000	33.3%	6.37349%	105	1.84x	12.2%	50.2%	50.2%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.92000	-	4.99999	1	$28,192,000	3.3%	4.92000%	110	1.58x	8.0%	63.9%	63.9%
5.00000	-	5.50000	1	6,450,000	0.8%	5.47000%	120	1.57x	8.9%	62.6%	62.6%
5.50001	-	5.99999	4	173,000,001	20.4%	5.88879%	88	2.29x	14.5%	48.6%	48.6%
6.00000	-	6.49999	11	370,150,000	43.6%	6.15965%	93	1.95x	12.9%	52.0%	51.8%
6.50000	-	7.00000	10	74,347,066	8.8%	6.82278%	118	1.59x	12.1%	56.6%	54.3%
7.00001	-	7.79500	9	197,219,872	23.2%	7.40575%	101	1.60x	13.4%	53.3%	51.3%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	8	$297,723,777	35.1%	6.27516%	58	2.05x	13.5%	48.1%	47.7%
120	28	551,635,162	64.9%	6.47582%	118	1.80x	12.8%	54.9%	53.9%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
56	-	59	8	$297,723,777	35.1%	6.27516%	58	2.05x	13.5%	48.1%	47.7%
110	-	116	4	111,363,096	13.1%	6.88521%	114	1.73x	13.3%	50.8%	50.1%
117	-	120	24	440,272,066	51.8%	6.37227%	119	1.82x	12.7%	55.9%	54.9%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2023-C19
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	26	$728,067,001	85.7%	6.26868%	96	1.88x	12.3%	52.3%	52.3%
300	1	28,573,776	3.4%	7.49000%	56	1.38x	12.6%	59.0%	54.7%
360	9	92,718,162	10.9%	7.14550%	118	2.11x	19.0%	51.9%	46.4%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			26	$728,067,001	85.7%	6.26868%	96	1.88x	12.3%	52.3%	52.3%
296			1	28,573,776	3.4%	7.49000%	56	1.38x	12.6%	59.0%	54.7%
355	-	360	9	92,718,162	10.9%	7.14550%	118	2.11x	19.0%	51.9%	46.4%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	25	$696,867,001	82.0%	6.27444%	95	1.89x	12.4%	52.0%	52.0%
Amortizing Balloon	7	89,991,938	10.6%	7.38921%	98	1.85x	16.9%	53.7%	48.1%
Interest Only, Amortizing Balloon	3	31,300,000	3.7%	6.75930%	118	2.19x	19.1%	53.4%	49.3%
Interest Only - ARD	1	31,200,000	3.7%	6.14000%	120	1.72x	10.7%	59.4%	59.4%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.21x	-	1.39x	9	$114,975,842	13.5%	7.38090%	102	1.29x	10.5%	57.2%	55.4%
1.40x	-	1.69x	9	193,762,000	22.8%	6.31709%	109	1.48x	9.9%	61.1%	60.3%
1.70x	-	1.79x	2	41,600,000	4.9%	6.33550%	120	1.73x	11.8%	60.2%	58.2%
1.80x	-	1.89x	6	110,950,000	13.1%	6.49858%	105	1.83x	12.9%	52.4%	52.1%
1.90x	-	1.99x	1	65,000,000	7.7%	6.21425%	59	1.92x	12.3%	38.4%	38.4%
2.00x	-	2.49x	5	224,250,000	26.4%	5.97380%	95	2.19x	13.9%	51.9%	51.9%
2.50x	-	2.90x	4	98,821,097	11.6%	6.47426%	80	2.82x	21.3%	37.5%	36.1%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2023-C19
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
32.3%	-	49.9%	12	$303,371,097	35.7%	6.37123%	88	2.23x	15.6%	42.3%	41.7%
50.0%	-	59.9%	12	364,990,842	43.0%	6.51924%	99	1.80x	12.3%	54.9%	54.4%
60.0%	-	64.9%	8	149,942,000	17.7%	6.05190%	105	1.53x	10.1%	63.6%	62.4%
65.0%	-	69.9%	3	25,155,000	3.0%	7.17144%	119	1.37x	11.2%	69.2%	65.5%
70.0%	-	72.4%	1	5,900,000	0.7%	6.85000%	118	1.31x	9.1%	72.4%	72.4%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
30.8%	-	49.9%	13	$308,018,163	36.3%	6.38026%	88	2.22x	15.6%	42.4%	41.7%
50.0%	-	59.9%	14	388,343,776	45.7%	6.54292%	101	1.80x	12.6%	55.5%	54.7%
60.0%	-	63.5%	4	50,550,000	6.0%	6.30309%	82	1.48x	10.1%	63.7%	61.8%
63.6%	-	72.4%	5	102,447,000	12.1%	6.01085%	117	1.44x	8.9%	65.7%	65.7%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	24	$584,206,872	68.8%	6.45926%	110	1.83x	13.0%	54.4%	53.4%
Yield Maintenance	10	188,652,067	22.2%	6.28048%	70	2.08x	13.6%	51.6%	51.4%
Defeasance or Yield Maintenance	2	76,500,000	9.0%	6.30306%	68	1.91x	12.3%	40.0%	40.0%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	28	$618,258,938	72.8%	6.42077%	101	1.81x	12.8%	53.5%	52.5%
Acquisition	6	169,850,000	20.0%	6.50629%	96	1.85x	12.3%	54.5%	54.5%
Recapitalization	2	61,250,001	7.2%	5.97161%	58	2.77x	18.0%	37.0%	37.0%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

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Annex A-2	BBCMS 2023-C19
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller(2)	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	GACC	Scottsdale Fashion Square	Scottsdale, AZ	Retail	$65,000,000	7.7%	COMM 2013-SFS
2	AREF, BMO	Pacific Design Center	West Hollywood, CA	Mixed Use	$65,000,000	7.7%	WFCM 2014-LC16; COMM 2014-CR18
6	BMO, GACC	Green Acres	Valley Stream, NY	Retail	$46,500,000	5.5%	COMM 2013-GAM
10	AREF	100 Jefferson Road	Parsippany, NJ	Industrial	$38,000,000	4.5%	GPMT 2019-FL2
12	GACC	Sentinel Square II	Washington, DC	Office	$30,000,000	3.5%	BMARK 2018-B1; BMARK 2018-B2
13	SGFC	575 Broadway	New York, NY	Mixed Use	$28,573,776	3.4%	UBSBB 2013-C6
18.12	KeyBank	Save Mart Supermarkets - Modesto, CA (4)	Modesto, CA	Retail	$491,294	0.1%	(3)
18.13	KeyBank	Save Mart Supermarkets - Grass Valley, CA	Grass Valley, CA	Retail	$477,000	0.1%	(3)
18.19	KeyBank	Save Mart Supermarkets - Tracy, CA	Tracy, CA	Retail	$374,824	0.0%	(3)
18.20	KeyBank	Save Mart Supermarkets - Folsom, CA	Folsom, CA	Retail	$366,353	0.0%	(3)
18.24	KeyBank	Save Mart Supermarkets - Chico, CA	Chico, CA	Retail	$283,235	0.0%	(3)
18.25	KeyBank	Save Mart Supermarkets - Salinas, CA	Salinas, CA	Retail	$282,176	0.0%	(3)
18.26	KeyBank	Save Mart Supermarkets - Kingsburg, CA	Kingsburg, CA	Retail	$278,471	0.0%	(3)
18.27	KeyBank	Save Mart Supermarkets - Clovis, CA (3)	Clovis, CA	Retail	$276,353	0.0%	(3)
18.29	KeyBank	Save Mart Supermarkets - Vacaville, CA (2)	Vacaville, CA	Retail	$253,588	0.0%	(3)
18.30	KeyBank	Save Mart Supermarkets - Elk Grove, CA	Elk Grove, CA	Retail	$250,412	0.0%	(3)
18.32	KeyBank	Save Mart Supermarkets - Fresno, CA (3)	Fresno, CA	Retail	$219,706	0.0%	(3)
18.33	KeyBank	Save Mart Supermarkets - Lodi, CA	Lodi, CA	Retail	$217,059	0.0%	(3)
18.39	KeyBank	Save Mart Supermarkets - Jackson, CA	Jackson, CA	Retail	$157,765	0.0%	(3)
19	AREF	Valley View Shopping Center	Yorba Linda, CA	Retail	$18,250,000	2.1%	COMM 2013-CR6
27	SGFC	Holiday Inn Express Smithfield	Smithfield, NC	Hospitality	$7,600,000	0.9%	COMM 2014-UBS4
29	AREF	Giant Eagle Northfield Center	Northfield, OH	Retail	$7,400,000	0.9%	JPMCC 2013-LC11
33	KeyBank	1745 Illinois Route 59	Plainfield, IL	Retail	$4,800,000	0.6%	WFRBS 2013-C12
35.01	KeyBank	CVS – Fredericksburg	Fredericksburg, VA	Retail	$2,016,660	0.2%	COMM 2013-CR7
35.02	KeyBank	CVS – Haughton	Haughton, LA	Retail	$1,783,340	0.2%	COMM 2013-CR7
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	AREF represents loans contributed by Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(3)	The respective property was previously securitized in the following deals: UBSCM 2017-C1, DBJPM 2017-C6, UBSCM 2017-C2 and WFCM 2017-C38.

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	1,555,459
Cut-off Date Principal Balance(1):	$65,000,000	Location:	Scottsdale, AZ
% of IPB:	7.7%	Year Built / Renovated(4):	Various
Loan Purpose:	Refinance	Occupancy(5):	96.0%
Borrower:	Scottsdale Fashion Square LLC	Occupancy Date:	12/2/2022
Borrower Sponsors:	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	4th Most Recent NOI (As of):	$62,502,214 (12/31/2019)
Interest Rate:	6.21425%	3rd Most Recent NOI (As of):	$56,039,123 (12/31/2020)
Note Date:	3/3/2023	2nd Most Recent NOI (As of):	$67,572,171 (12/31/2021)
Maturity Date:	3/6/2028	Most Recent NOI (As of):	$79,960,983 (12/31/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	95.0%
Original Term:	60 months	UW Revenues:	$105,121,522
Original Amortization Term:	None	UW Expenses:	$18,973,779
Amortization Type:	Interest Only	UW NOI:	$86,147,743
Call Protection(2):	L(25),DorYM1(28),O(7)	UW NCF:	$84,810,375
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,825,000,000 / $1,173
Additional Debt(1):	Yes	Appraisal Date:	1/4/2023
Additional Debt Balance(1):	$635,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$450
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$450
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	38.4%
Replacement Reserves:	$0	Springing	$402,666	Maturity Date LTV:	38.4%
TI/LC:	$0	Springing	$1,651,332	UW NCF DSCR:	1.92x
Other(6):	$14,539,077	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$700,000,000	100.0%	Loan Payoff	$404,875,080	57.8%
			Return of Equity(7)	278,653,540	39.8%
			Upfront Reserves	14,539,077	2.1%
			Closing Costs	1,932,303	0.3%
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%
(1)	The Scottsdale Fashion Square Mortgage Loan (as defined below) is part of a whole loan evidenced by ten pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $700.0 million (the “Scottsdale Fashion Square Whole Loan”). The Financial Information in the chart above reflects the Scottsdale Fashion Square Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on April 6, 2023. Defeasance or prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Scottsdale Fashion Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2026. The assumed lockout period is based on the expected BBCMS 2023-C19 closing date in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Scottsdale Fashion Square Property (as defined below) was built out in the following years: 1961, 1977, 1982, 1992, 1996, 2006, 2015 and renovated in the following years: 1991, 2017-2020, 2023-2024.
(5)	Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period and excludes all collateral and non-collateral anchor tenants. Occupancy per the underwritten rent roll as of December 2, 2022 was 96.0%. Excluding signed but not yet open tenants, occupancy per the underwritten rent roll is 94.0%.
(6)	At origination, the borrower was required to deposit into escrow (i) $10,222,200 for a reserve (the “Outstanding TI/LC Reserve”) with respect to outstanding tenant improvement allowances, leasing commissions and free or abated rent identified in a schedule to the related loan agreement and (ii) $4,316,877 for a reserve (the “Gap Rent Reserve”) with respect to gap rent earmarked for the tenants Elephante, Zimmerman and Hermes.
(7)	The borrower sponsors have a December 2022 cost basis in the Scottsdale Fashion Square Property of approximately $866 million, of which approximately $377 million has been invested in the redevelopment and renovation of the Scottsdale Fashion Square Property.
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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

The Loan. The Scottsdale Fashion Square mortgage loan (the “Scottsdale Fashion Square Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super-regional mall in Scottsdale, Arizona (the “Scottsdale Fashion Square Property”). The Scottsdale Fashion Square Whole Loan consists of ten pari passu notes and accrues interest at a rate of 6.21425% per annum. The Scottsdale Fashion Square Whole Loan has a five-year term and is interest-only for the entire term. The non-controlling Notes A-2-C1 and A-2-C3-1, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2023-C19 securitization trust. The remaining notes are currently held by DBR Investments Co. Limited (“DBRI”), Goldman Sachs Bank USA (“GS”) or an affiliate and are expected to be contributed to one or more future securitization trust(s). The Scottsdale Fashion Square Whole Loan will be serviced pursuant to the trust and servicing agreement for the SCOTT 2023-SFS trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$250,000,000	$250,000,000	SCOTT 2023-SFS	Yes
A-2-S1	$250,000,000	$250,000,000	SCOTT 2023-SFS	No
A-1-C1	$25,000,000	$25,000,000	Benchmark 2023-B38(1)	No
A-1-C2	$24,000,000	$24,000,000	Benchmark 2023-B38(1)	No
A-1-C3(2)	$26,000,000	$26,000,000	GS or an affiliate	No
A-1-C4(2)	$25,000,000	$25,000,000	GS or an affiliate	No
A-2-C1	$40,000,000	$40,000,000	BBCMS 2023-C19	No
A-2-C2(2)	$30,000,000	$30,000,000	DBRI	No
A-2-C3-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-2-C3-2(2)	$5,000,000	$5,000,000	DBRI	No
Whole Loan	$700,000,000	$700,000,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Scottsdale Fashion Square Property was originally constructed as an open-air center in 1961 with two department stores, a supermarket and 15 small stores. The mall was enclosed in the 1970s. Today, the shopping center is home to four department stores, a wing dedicated to luxury retailers, a broad retail tenant mix, a flagship Apple Store, coworking space, a fitness facility (opened as of March 3, 2023), entertainment options including a 14-screen movie theater, a collection of several upscale restaurants, and a 3-story, 130,000 square foot office building (non-collateral). The borrower sponsors have deployed significant capital over the last 20 years (since its acquisition in 2002) to position the Scottsdale Fashion Square Property as a top retail destination in the country. The borrower sponsors’ cost basis in the asset as of December 2022 is approximately $866.2 million, and since acquisition, the borrower sponsors have invested approximately $377.0 million in major projects to renovate and expand the center. The borrower sponsors expect to invest an additional $80.0 to $90.0 million over the next two years in a second luxury renovation.

In 2017, the borrower sponsors began Phase I of their luxury redevelopment at Scottsdale Fashion Square Property. The project debuted in 2018 and was completed as of the origination date with the opening of a 37,000 square foot Life Time Fitness. The borrower sponsors’ investment in the project totaled $175.0 million including $58.0 million of leasing capital. The Phase I development brought new luxury amenities to the Scottsdale Fashion Square Property such as a dedicated car valet at the revamped front entrance, a personal car service, and a concierge. Notable luxury tenancy includes a flagship Dior, Dolce & Gabbana, Versace, Breitling, IWC, Hublot, Brunello Cucinelli, Saint Laurent, GUCCI Men, Louis Vuitton Men, Hyde Park Jewelers / Rolex, Cartier, Gucci, Prada, Louis Vuitton, Bottega Veneta, Christian Louboutin, and Jimmy Choo. Additionally, the exterior expansion resulted in a 40,811 square feet collection of upscale restaurants including Nobu, Ocean 44, Toca Madera, Francine, Zinque, and Tocaya Organica. The new restaurants generated a combined total of approximately $65.7 million in annual sales in 2022.

In 2017, the borrower sponsors spent $35.0 million to transform the former Barney’s New York store into a wing anchored by a 15,365 square foot Apple Store, whose lease started in 2018, and Industrious, a two-level, 32,898 square foot coworking space. The Apple Store reported annual sales of approximately $44.4 million in 2022, nearly 4.5x the sales volumes reported by Barney’s New York in the same space. Industrious pays approximately $1.4 million in annual rent and

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

generates coworking rents in excess of $1.7 million. This location is reportedly one of Industrious’ top-performing locations. The technology wing, which extends through the end of the Scottsdale Fashion Square Property, includes other notable tenants such as UNTUCKit, Rothy’s, Lucid Motors, Peloton, Blue Nile, Warby Parker, Tommy John, Psycho Bunny, Buck Mason, Scotch & Soda, and Indochino.

In January 2023, the borrower sponsors commenced Phase II of luxury redevelopment which will entail extensive renovation and re-tenanting. The existing porte cochere will be renovated into the primary entrance for the Scottsdale Fashion Square Property and expected to feature flagship and high-end restaurants such as Catch and Elephante (Elephante’s lease was recently executed and the Catch lease is in final stages of documentation). In August 2022, the borrower sponsors executed a lease with Hermes to replace approximately 11,000 square feet of Crate & Barrel’s upper and lower level with a flagship luxury presentation. The borrower sponsors are in discussions with Chanel for the remainder of Crate & Barrel’s upper level for a side-by-side presentation with Hermes. The borrower sponsors recently executed a lease with Zimmermann. The expected investment for the renovation is $80 to $90 million and is projected to generate approximately $12.4 million in incremental NOI upon stabilization. Expected grand opening is the fourth quarter of 2024 with the first stabilized year in 2025. We cannot assure you that the Phase II redevelopment will be completed as anticipated or at all.

Major Tenants.

Macy's (235,899 square feet, 15.2% of NRA, 3.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with 510 locations as of the third quarter of 2022. The Macy’s store at the Scottsdale Fashion Square Property has an original lease commencement date of June 20, 1990 and lease expiration date of January 31, 2030.

Nordstrom (225,000 square feet, 14.5% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington, Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom store at the Scottsdale Fashion Square Property has an original commencement date of September 18, 1998 and lease expiration date of February 28, 2029. Nordstrom pays percentage rent instead of base rent. Total percentage rent is based on annual sales and a formula based on varying rates and breakpoints and was underwritten based on such formula applied to annual 2022 sales.

Neiman Marcus (100,071 square feet, 6.4% of NRA, 0.0% of underwritten base rent): Founded in 1907 in Dallas, Texas, Neiman Marcus caters to luxury customers. Today, Neiman Marcus supports one of the nation’s leading specialty integrated retail organizations with more than 5.1 million gross square feet of store operations in the United States, including 37 Neiman Marcus stores, two Bergdorf Goodman stores and five Last Call stores. Neiman Marcus online offers customers the leading assortment of luxury merchandise for women, men, kids and home. The Neiman Marcus store at the Scottsdale Fashion Square Property has an original lease commencement date of September 1, 1986 and lease expiration date of October 18, 2031. Neiman Marcus pays percentage rent instead of base rent. Total percentage rent is based on annual sales and a formula based on varying rates and breakpoints and was underwritten based on such formula applied to annual 2022 sales.

Environmental. The Phase I environmental assessment dated February 13, 2023 identified a recognized environmental condition (the “REC”) at the Scottsdale Fashion Square Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. Pursuant to the related environmental indemnity agreement, the environmental indemnitor is required to (i) exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the demand and (ii) indemnify the lender from any losses arising out of or in any way relating to the REC, provided that the indemnitor’s maximum liability will not exceed $25,000. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
93.2%	92.3%	95.2%	96.0%
(1)	Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period. Occupancy excludes Dillard’s, Macy’s, DICK’S Sporting Goods, Nordstrom, and Neiman Marcus.
(2)	Current Occupancy is as of December 2, 2022. Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period and excludes all collateral and non-collateral anchor tenants. Occupancy per the underwritten rent roll as of December 2, 2022 was 96.0%. Excluding signed but not yet open tenants, occupancy per the underwritten rent roll is 94.0%.
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Macy's	Ba2/BB+/BBB-	235,899	15.2%	$7.63	$1,800,004	3.0%	1/31/2030
Nordstrom(3)	Ba1/BB+/BB+	225,000	14.5	$0.00	0	0.0	2/28/2029
Neiman Marcus(3)	NR/NR/NR	100,071	6.4	$0.18	17,933	0.0	10/18/2031
Harkins Theatres	NR/NR/NR	81,177	5.2	$21.50	1,745,306	2.9	1/31/2031
DICK'S Sporting Goods	Baa3/BBB/NR	50,646	3.3	$24.20	1,225,633	2.0	1/31/2026
Life Time Fitness	NR/NR/NR	37,000	2.4	$24.32	900,000	1.5	1/31/2043
Industrious	NR/NR/NR	32,898	2.1	$41.67	1,370,735	2.2	12/31/2033
ZARA(4)	NR/NR/NR	23,424	1.5	$83.54	1,956,893	3.2	Various
H&M(5)	NR/NR/NR	23,387	1.5	$48.34	1,130,448	1.9	Various
Wonderspaces	NR/NR/NR	15,987	1.0	$27.21	434,998	0.7	4/30/2029
Largest Tenants		825,489	53.1%	$12.82	$10,581,950	17.4%
Remaining Occupied		668,375	43.0%	$75.33	50,349,774	82.6%
Occupied Collateral Total / Wtd. Avg.		1,493,864	96.0%	$40.79	$60,931,724	100.0%

Vacant Space		61,595	4.0%

Collateral Total		1,555,459	100.0%

(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Nordstrom and Neiman Marcus tenants both pay percentage rent. Breakpoints and corresponding breakpoint percentages are based off of in-place terms as of December 2022. Percentage rents for such tenants were calculated based on the applicable formula applied to the applicable tenant’s annual sales for 2022.
(4	ZARA has 23,424 square feet expiring September 30, 2028 as well as storage space expiring April 30, 2023.
(5)	H&M occupies 23,387 square feet of the Scottsdale Fashion Square Property (representing approximately $1,130,000 in underwritten base rent) under a lease that has an original commencement date of July 22, 2010 and a lease expiration date of April 30, 2032, and allows for the tenant to terminate its lease with 120 days’ notice if its sales do not exceed $8,700,000 for the period between May 1, 2025 and April 30, 2026, or if sales do not exceed $8,900,000 for the period between May 30, 2027 and April 30, 2028.

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Tenant Sales Per Sq. Ft.(1)
	2018	2019	2021	2022
Tenants < 10,000 SF and Open > 12 months(2)
Occupancy Cost(3)	10.5%	9.1%	N/A	9.3%
Sales PSF(1)	$1,159	$1,437	$1,511	$1,684
Apple Store (APPL)(4)
Occupancy Cost(3)	N/A	2.3%	N/A	2.9%
Sales PSF(1)	N/A	$7,713	$4,562	$6,359
TESLA (TSLA)
Occupancy Cost(3)	0.3%	0.2%	N/A	1.2%
Sales PSF(1)	$47,193	$57,275	$14,127	$12,765
Tenants < 10,000 SF and open > 12 months excl. APPL & TSLA
Occupancy Cost(3)	14.8%	14.1%	N/A	10.2%
Sales PSF(1)	$793	$875	$1,338	$1,511
(1)	All sales information presented herein with respect to the Scottsdale Fashion Square Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower.
(2)	Inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF and non-retail stores.
(3)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.
(4)	Apple Store Sales PSF is based on tenant’s 6,989 square foot sales floor area.
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	61,595	4.0%	NAP	NAP	61,595	4.0%	NAP	NAP
MTM	7	18,625	1.2%	$1,675,130	2.7%	80,220	5.2%	$1,675,130	2.7%
2023	54	157,014	10.1%	5,572,470	9.1%	237,234	15.3%	7,247,600	11.9%
2024	19	50,808	3.3%	3,994,739	6.6%	288,042	18.5%	11,242,339	18.5%
2025	22	53,919	3.5%	5,641,481	9.3%	341,961	22.0%	16,883,820	27.7%
2026	21	99,325	6.4%	5,126,272	8.4%	441,286	28.4%	22,010,091	36.1%
2027	20	48,264	3.1%	3,616,841	5.9%	489,550	31.5%	25,626,932	42.1%
2028	14	79,051	5.1%	6,484,766	10.6%	568,601	36.6%	32,111,698	52.7%
2029	24	296,958	19.1%	5,045,472	8.3%	865,559	55.6%	37,157,171	61.0%
2030	17	277,999	17.9%	5,881,703	9.7%	1,143,558	73.5%	43,038,874	70.6%
2031	12	225,019	14.5%	5,825,205	9.6%	1,368,577	88.0%	48,864,078	80.2%
2032	14	66,753	4.3%	5,312,632	8.7%	1,435,330	92.3%	54,176,710	88.9%
2033	7	53,135	3.4%	2,747,943	4.5%	1,488,465	95.7%	56,924,653	93.4%
2034 & Thereafter	4	66,994	4.3%	4,007,071	6.6%	1,555,459	100.0%	60,931,724	100.0%
Total	235	1,555,459	100.0%	$60,931,724	100.0%
(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent include contractual rent steps through March 2024.
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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	Underwritten	Per SF	%(2)
Base Rent	$47,352,410	$45,611,073	$43,906,038	$48,947,244	$56,335,143	$36.22	50.9%
Gross Up Vacancy	0	0	0	0	3,801,865	2.44	3.4%
Gross Potential Rent	$47,352,410	$45,611,073	$43,906,038	$48,947,244	$60,137,008	$38.66	54.3%
Other Commercial Income(3)	8,519,514	6,436,146	18,842,269	25,773,828	23,328,393	15.00	21.1%
Total Reimbursements	22,935,941	22,329,039	20,953,611	22,258,403	26,509,396	17.04	24.0%
Other Revenue(4)	846,945	1,219,096	1,018,418	1,155,165	679,436	0.44	0.6%
Net Rental Income	$79,654,810	$75,595,354	$84,720,336	$98,134,640	$110,654,234	$71.14	100.0%
Vacancy/Credit Loss	(230,159)	(2,416,963)	386,751	(185,023)	(5,532,712)	(3.56)	-5.0%
Effective Gross Income	$79,424,651	$73,178,391	$85,107,087	$97,949,617	$105,121,522	$67.58	95.0%
Total Expenses	16,922,437	17,139,268	17,534,916	17,988,634	18,973,779	12.20	18.0%
Net Operating Income	$62,502,214	$56,039,123	$67,572,171	$79,960,983	$86,147,743	$55.38	82.0%
Capital Expenditures	0	0	0	0	327,531	0.21	0.3%
TI/LC	0	0	0	0	1,009,838	0.65	1.0%
Net Cash Flow	$62,502,214	$56,039,123	$67,572,171	$79,960,983	$84,810,375	$54.52	80.7%
(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Commercial Income includes overage / percentage rent, % in lieu, kiosk revenue, temporary revenue, specialty revenue and other rent income.
(4)	Other Revenue reflects the borrower’s in-place miscellaneous income and in-place parking income.

The Market. The Scottsdale Fashion Square Property is located in Scottsdale, Arizona, within the Phoenix-Mesa-Scottsdale Metropolitan (“Phoenix”) Statistical Area (“MSA”). Phoenix experienced population migration during the COVID-19 pandemic and the MSA’s population is projected to grow from approximately 5.1 million in 2021 to approximately 5.5 million by 2026, an increase of 7.7%. Similarly, the local two-mile radius has a current population of 50,296 residents. Current average household income within a two-mile radius is estimated at $107,104 and has grown 2.33% per year since 2000. With over 12,700 hotel rooms as of December 2021, Scottsdale had an estimated 4.3 million domestic overnight visitors in 2021 plus another 4.4 million domestic day trip visitors, creating an annual economic impact of $2.5 billion in the city through local spending.

The Borrower. The borrowing entity for the Scottsdale Fashion Square Whole Loan is Scottsdale Fashion Square LLC, a single purpose entity with two independent directors. Legal counsel to the Scottsdale Fashion Square borrower delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are The Macerich Partnership, L.P. and Institutional Mall Investors LLC. The borrower sponsors operate as a 50/50 joint-venture between The Macerich Company (NYSE: MAC) and Institutional Mall Investors LLC, a co-investment venture owned by an affiliate of Miller Capital Advisory and The California Public Employees’ Retirement System (“CalPERS”).

The Macerich Company (“Macerich”) is a real estate investment trust specializing in owning, operating, and developing retail and mixed-use assets with a primary focus on high-quality shopping centers throughout the United States. Macerich is a leading firm in the acquisition, ownership, development, and management of regional and community shopping centers primarily in the California, Phoenix/Scottsdale, Pacific Northwest, and Metro New York to Washington D.C. markets. As of December 31, 2022, Macerich owned 47 million square feet of real estate consisting primarily of interests in 44 regional town centers, including numerous mixed-use assets. Within a 20-mile radius of the Scottsdale Fashion Square Property, Macerich owns seven retail properties, including three of the primary competitors to the Scottsdale Fashion Square Property. Macerich has a total market capitalization of approximately $9.3 billion inclusive of portfolio debt as of December 31, 2022. As of December 2022, Macerich's portfolio-level occupancy rate was 92.6% with tenant sales of $869 per square foot for tenants with space less than 10,000 square feet, reportedly a record high for the company.

CalPERS is the nation’s largest public pension fund and provides retirement and health benefits to more than 1.5 million California public employees, retirees and their families. As of December 31, 2022, CalPERS reported assets totaling $440 billion with $73.7 billion of real estate assets along with various other investments that span domestic and international markets.

Property Management. The Scottsdale Fashion Square Property is managed by Macerich Arizona Partners LLC, an affiliate of the borrower.

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No. 1 – Scottsdale Fashion Square

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $10,222,200 for a reserve with respect to outstanding tenant improvement allowances, leasing commissions and free or abated rent identified in a schedule to the related loan agreement and (ii) $4,316,877 for a reserve with respect to gap rent earmarked for the tenants Elephante, Zimmerman and Hermes.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Scottsdale Fashion Square Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Macy’s, (ii) Nordstrom, (iii) Neiman Marcus, (iv) DICK’s Sporting Goods, (v) Harkins Theatres, (vi) Life Time Fitness, (vii) Toca Madera, (viii) Ocean 44 and (ix) any replacement tenant that leases all or substantially all of any such premises, provided that such replacement tenant occupies such premises pursuant to a lease that contains maintenance obligations for such premises (and liability therefor) similar to the lease being replaced) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $16,778. The borrower is permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be approximately $402,666. The tenants listed in clause (i) through (viii) above collectively represent 48.2% of the NRA and 12.2% of UW Base Rent.

Rollover Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to all owned gross leasable area (excluding the Non-Collateral Square Footage and the premises leased to the following tenants: (i) Macy’s, (ii) Nordstrom, (iii) Neiman Marcus, (iv) DICK’s Sporting Goods, (v) Harkins Theatres, (vi) Life Time Fitness, (vii) Dillard’s and (viii) any replacement tenant that leases all or substantially all of any such premises, provided that such replacement tenant occupies such premises pursuant to a lease that contains maintenance obligations for such premises (and liability therefor) similar to the lease being replaced) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $68,806. The borrower is not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $1,651,332. The borrower’s upfront deposit of $4,316,877 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

“Non-Collateral Square Footage” means the square footage covered by Dillard’s, the 3-story office building on Camelback Road and the land under development as a Caesar’s Republic Hotel (and the adjacent undeveloped land) on the north end of the site fronting Highland Avenue.

Lockbox / Cash Management. The Scottsdale Fashion Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Scottsdale Fashion Square Whole Loan, or if (ii) no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below). A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender and (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrower (1) after the earlier to occur of (i) March 6, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Scottsdale Fashion Square Whole Loan to be securitized, prepays the Scottsdale Fashion Square Whole Loan in an amount that would result in a debt service

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Annex A-3	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

coverage ratio of 1.50x in accordance with the related loan agreement or (2) delivers Credit Support (as defined below) as additional collateral causing the debt service coverage ratio to equal 1.50x.

“Credit Support” means any one or a combination of (A) cash, (B) U.S. obligations, (C) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received or (D) a letter of credit.

A “Low Debt Service Period” will commence on any calculation date when the Scottsdale Fashion Square Whole Loan debt service coverage ratio is less than 1.50x for two consecutive calendar quarters and end when the Scottsdale Fashion Square Whole Loan debt service coverage ratio is at least 1.50x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None. However, the borrower is permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Partial Release. The borrower may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrower pays to the lender a processing fee in the amount of $15,000 (but no additional fees to the lender or the servicer), (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Scottsdale Fashion Square Property and constitutes a separate tax lot (or, if not a separate tax lot, the Release Parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the Release Parcel until the Release Parcel has been designated as a separate tax lot), (iv) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is (x) a parcel on the Scottsdale Fashion Square Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect on (i) the value of the Scottsdale Fashion Square Property or the use or operation of the Scottsdale Fashion Square Property as a first-class regional shopping center (with related entertainment, dining and other compatible, commercial uses), (ii) the business, profits, operations or condition (financial) of the borrower, (iii) the ability of the borrower to perform its respective material obligations under the Scottsdale Fashion Square Whole Loan documents or (iv) the ongoing operations of the remaining Scottsdale Fashion Square Property; and/or (y) a parcel on the Scottsdale Fashion Square Property that is, as of the date of any potential release, non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. None.

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Annex A-3	BBCMS 2023-C19
No. 2 – Pacific Design Center

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No. 2 – Pacific Design Center

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No. 2 – Pacific Design Center

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Annex A-3	BBCMS 2023-C19
No. 2 – Pacific Design Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF, BMO	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type – Subtype:	Mixed Use – Office / Showroom / Lab
Original Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	1,053,217
Cut-off Date Principal Balance(1):	$65,000,000	Location:	West Hollywood, CA
% of IPB:	7.7%	Year Built / Renovated:	1975, 1988 / 2004
Loan Purpose:	Refinance	Occupancy:	78.3%
Borrower:	Pacific Design Center 1, LLC	Occupancy Date:	12/6/2022
Borrower Sponsor:	Charles Steven Cohen	4th Most Recent NOI (As of):	$20,766,946 (12/31/2019)
Interest Rate:	5.94107142857143%	3rd Most Recent NOI (As of):	$21,067,343 (12/31/2020)
Note Date:	1/11/2023	2nd Most Recent NOI (As of):	$25,784,799 (12/31/2021)
Maturity Date:	2/6/2033	Most Recent NOI (As of)(6):	$26,745,060 (TTM 9/30/2022)
Interest-only Period:	120 months	UW Economic Occupancy:	82.6%
Original Term:	120 months	UW Revenues:	$46,802,895
Original Amortization Term:	None	UW Expenses:	$13,021,016
Amortization Type:	Interest Only	UW NOI(6):	$33,781,880
Call Protection(2):	L(26),D(87),O(7)	UW NCF:	$32,047,188
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$512,500,000 / $487
Additional Debt(1):	Yes	Appraisal Date:	11/17/2022
Additional Debt Balance(1):	$180,000,000 / $20,000,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$178,740	$178,740	N/A	Cut-off Date Loan / SF:	$233	$252
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$233	$252
Replacement Reserves:	$0	$17,554	N/A	Cut-off Date LTV:	47.8%	51.7%
TI/LC(4):	$3,000,000	Springing	$5,000,000	Maturity Date LTV:	47.8%	51.7%
Other(4)(5):	$13,809,708	Springing	N/A	UW NCF DSCR:	2.17x	1.79x
				UW NOI Debt Yield:	13.8%	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$245,000,000	92.5%	Loan Payoff	$159,759,913	60.3%
Subordinate Loan(1)	20,000,000	7.5	Return of Equity	84,548,786	31.9
			Reserves	16,988,449	6.4
			Closing Costs	3,702,852	1.4
Total Sources	$265,000,000	100.0%	Total Uses	$265,000,000	100.0%
(1)	The Pacific Design Center Mortgage Loan (as defined below) is part of a whole loan evidenced by nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million and one subordinate B Note with an outstanding principal balance as of the Cut-off Date of $20.0 million. The Financial Information in the chart above is calculated based on the Pacific Design Center Senior Notes (as defined below) and the Pacific Design Center Whole Loan (as defined below).
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on March 6, 2023. Defeasance of the Pacific Design Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 11, 2026. The assumed lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The initial TI/LC reserve required under the Pacific Design Center Whole Loan documents was $5,000,000; however, on the origination date of the Pacific Design Center Whole Loan, the borrower sponsor immediately drew down $2,000,000. The day after the origination date of the Pacific Design Center Whole Loan, the borrower sponsor used the $2,000,000 TI/LC draw and $307,550 of equity to pay for unfunded obligations associated with Cedars Sinai (as defined below).
(5)	Other Reserves consist of an initial Unfunded Obligations Reserve of approximately $13,809,708 and monthly springing reserves for Major Tenant Downgrade Funds and Major Tenant Non-Renewal Funds.
(6)	The increase from Most Recent NOI to UW NOI at the Pacific Design Center Property (as defined below) is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the TTM 9/30/2022 period as well as the associated credit tenant rent steps.
(7)	The Pacific Design Center Property had an “as-is” appraised value of $512,500,000 as of November 17, 2022, which includes the extraordinary assumptions that (i) the net rentable area utilized in the appraisal is accurate since a Building Owners and Managers Association report verifying the net rentable area was not provided to the appraiser and (ii) in the event of a sale of the Pacific Design Center Property occurring as of the effective date of value, approximately $8.9 million of outstanding free rent amounts would be a seller credit and a buyer would not be responsible for any costs associated with contractual rent abatements.
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Annex A-3	BBCMS 2023-C19
No. 2 – Pacific Design Center

The Loan. The Pacific Design Center mortgage loan (the “Pacific Design Center Mortgage Loan”) is part of a whole loan (the “Pacific Design Center Whole Loan”) evidenced by nine senior pari passu notes (collectively, the “Pacific Design Center Senior Notes”) and one controlling subordinate B Note (the “Pacific Design Center Subordinate Note”) that are secured by the borrower’s fee interest in a 1,053,217 square foot mixed use property comprised of two buildings with office, showroom and lab space located in West Hollywood, California (the “Pacific Design Center Property”). The Pacific Design Center Mortgage Loan, which is evidenced by the non-controlling notes A-4 and A-8, has an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Pacific Design Center Subordinate Note has an outstanding principal balance as of the Cut-off Date of $20,000,000. The Pacific Design Center Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on January 11, 2023, had an aggregate original principal balance of $265,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $265,000,000. On February 1, 2023, GSBI or its affiliate transferred Notes A-8 and A-9, in the aggregate original principal balance of $40,000,000, to Bank of Montreal (“BMO”) and on February 8, 2023, GSBI or its affiliate transferred Notes A-4, A-5, A-6 and A-7, in the aggregate original principal balance of $75,000,000, to Argentic Real Estate Finance 2 LLC (“AREF”). The Pacific Design Center Senior Notes accrue interest at a rate of 5.94107142857143% per annum and the Pacific Design Center Subordinate Note accrues interest at a rate of 15.50000% per annum. The proceeds of the Pacific Design Center Whole Loan were primarily used to refinance prior debt secured by the Pacific Design Center Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

The Pacific Design Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2023-B38 securitization trust. The relationship between the holders of the Pacific Design Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Pacific Design Center Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,600,000	$65,600,000	Benchmark 2023-B38(1)	No(2)
A-2(3)	$34,400,000	$34,400,000	GSBI	No
A-3(3)	$30,000,000	$30,000,000	GSBI	No
A-4	$40,000,000	$40,000,000	BBCMS 2023-C19	No
A-5(3)	$15,000,000	$15,000,000	AREF or an affiliate	No
A-6(3)	$10,000,000	$10,000,000	AREF or an affiliate	No
A-7(3)	$10,000,000	$10,000,000	AREF or an affiliate	No
A-8	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-9(3)	$15,000,000	$15,000,000	BMO	No
Senior Notes	$245,000,000	$245,000,000
B Note	$20,000,000	$20,000,000	Benchmark 2023-B38(1) (loan-specific certificates)	Yes(2)
Whole Loan	$265,000,000	$265,000,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(2)	The initial controlling note is Note B, but if a control appraisal period under the related co-lender agreement has occurred and is continuing, the controlling note will be Note A-1.
(3)	Expected to be contributed to one or more future securitization(s).

The Property. The collateral for the Pacific Design Center Whole Loan consists of two mixed-use buildings (the “Blue Building” and “Green Building”) and a 1,614-space parking garage which are located within a larger 11-acre campus that was constructed over five decades. The Blue Building, also known as the “Blue Whale”, is approximately 640,000 square feet and was built in 1975. The Green Building is approximately 416,000 square feet and was built in 1988. Also located within the campus but not part of the collateral for the Pacific Design Center Whole Loan is an approximately 400,000 square foot, state-of-the-art creative office complex (the “Red Building” and, together with the Blue Building and the Green Building, the “Larger Pacific Design Center Property”), which CBRC (as defined below) built in 2012. The pari passu notes of a commercial mortgage loan backed by the Blue Building and the Green Building were contributed to the COMM 2014-CR18 securitization trust and the WFCM 2014-LC16 securitization trust in 2014. At the time, the Red Building was not yet stabilized to secure fixed rate financing, so it was not included as collateral in the aforementioned loan. A commercial

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No. 2 – Pacific Design Center

mortgage loan backed by the Red Building was subsequently contributed in 2018 to the Benchmark 2018-B2 securitization trust.

The three buildings are interconnected and have shared access to the same amenities. The Pacific Design Center Property contains a 294-seat state-of-the-art film venue and reception facility; a 200-seat conference center fully equipped for conferences and meetings; and a Michael Graves-designed fitness center. The Larger Pacific Design Center Property serves as a year-round event and seminar facility catering to a diverse audience and routinely hosts some of the biggest annual events in Los Angeles. The Pacific Design Center Property has its own separately accessed/functioning parking structure with 1,614 spaces; however, there is a reciprocal easement agreement in place allowing for shared parking (a tenant in the Green Building, can park in the Red Building, and vice versa). The non-collateral Red Building has its own separately accessed parking garage with 1,479 spaces, resulting in a total of 3,093 spaces at the broader three-building campus. Parking revenue/expense for the total campus is allocated to the Pacific Design Center Property (52%) and the Red Building (48%) pro-rata.

The Pacific Design Center Property totals approximately 1.1 million square feet and caters to both design showroom and office users. Designed by the architect Cesar Pelli, the Pacific Design Center Property features numerous showroom areas offering a line-up of commercial lighting, furnishings, textiles, and other products. The design showroom (“Design SR”) spaces make up 467,582 square feet at the Pacific Design Center Property and are 65.4% occupied by 70 tenants as of December 6, 2022 with a weighted average remaining lease term of 4.6 years. The chart below summarizes the various space types at the Pacific Design Center Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)
Design SR(3)	467,582	44.4%	65.4%	$14,417,965	40.8%	$30.84
Office(4)	275,635	26.2%	78.5%	$10,389,460	29.4%	$37.69
Cedars Sinai(5)	259,653	24.7%	100.0%	$10,132,718	28.7%	$39.02
Other(6)	50,347	4.8%	86.1%	$370,339	1.0%	$7.36
Total / Wtd. Avg.	1,053,217	100.0%	78.3%	$35,310,482	100.0%	$33.53
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	UW Base Rent, UW Base Rent PSF, and % of UW Base Rent are inclusive of contractual rent steps underwritten through termination options.
(3)	In connection with Cedars Sinai’s most recent expansion, 138,548 square feet of Design SR space is expected to be converted to lab space. The lab space has been turned over to Cedars Sinai. However, the tenant has not yet started its buildout. In connection with such conversion, the city of West Hollywood requires 155,772 square feet of Design SR space to remain vacant as a condition for Cedars Sinai to complete the conversion (the “Design Showroom Space Restriction”). The borrower represents in the Pacific Design Center Whole Loan documents that it has the amount of requisite vacant showroom space and covenants that it will maintain such vacant space for as long as is necessary.
(4)	Excludes 46,151 square feet of office space leased to Cedars Sinai.
(5)	Cedars Sinai currently occupies 259,653 square feet of space at the Pacific Design Center Property, with 46,151 square feet of office space and 213,502 square feet of lab space (including the 138,548 square feet of lab space described in footnote (3) above). The tenant signed a non-binding LOI for an additional 19,696 square feet of office space on a lease commencing July 1, 2024. This 19,696 square foot space was underwritten as vacant. We cannot assure that the tenant will take occupancy or begin paying rent as expected or at all.
(6)	Other represents the Pacific Design Center Property’s non-revenue space, telecommunications, parking, storage, display, and other miscellaneous space.

Major Tenants.

Cedars Sinai Medical Center (259,653 square feet; 24.7% of NRA; 28.7% of underwritten base rent; Moody’s/S&P/Fitch: Aa3/AA-/AA-): Cedars Sinai Medical Center (“Cedars Sinai”) is a nonprofit academic healthcare organization serving the diverse Los Angeles community and beyond. Cedars Sinai was ranked the #1 hospital in California and the #2 hospital in the nation by U.S. News & World Report for 2022-2023. Cedars Sinai serves more than one million people each year in over 40 locations, with more than 4,500 physicians and nurses and 1,500 research projects. Cedars Sinai is involved in the clinical care and research of heart disease, cancer and brain disorders, among other areas. Cedars Sinai originally took occupancy in 2017, leasing 59,656 square feet in the Blue Building and Green Building, and subsequently expanded multiple times. In June 2022, Cedars Sinai agreed to lease an additional 138,548 square feet. Cedars Sinai maintains mission-critical office and lab space at the Pacific Design Center Property and has invested more than $50 million into its premises to date. Cedars Sinai previously spent approximately $38.8 million on Suites B230 and B231 ($1,063 PSF) and $11.7 million on Suite G271 ($1,300 PSF). Cedars Sinai has 46,151 square feet expiring in May 2030, 9,000 square feet expiring in August 2032, 97,053 square feet expiring in June 2033, and 107,449 square feet expiring in June 2038. With respect to 31,099 square feet expiring in June 2033 and 107,449 square feet expiring in June 2038, the tenant has two, five-year renewal options.

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No. 2 – Pacific Design Center

8687 Melrose GreenTenant (the “WeWork Tenant”) (54,630 square feet; 5.2% of NRA; 7.4% of underwritten base rent; Moody’s/S&P/Fitch: NR/NR/CCC): The parent of WeWork Tenant, WeWork, is a provider of coworking spaces, including physical and virtual shared spaces. Founded in 2010, WeWork leases space in more than 700 locations globally, with more than 682,000 members across 39 countries. At the Pacific Design Center Property, the entire WeWork Tenant space is occupied by an enterprise tenant, FabFitFun, and is not a sublease. The borrower sponsor does not have any insight into the terms of the agreement with FabFitFun; however, WeWork Tenant remains current on all rent. The lease is guaranteed by WeWork Companies Inc. (the “WeWork Guaranty”) and the borrower has a letter of credit from WeWork Tenant; provided, however, the maximum liability of WeWork Companies Inc. under the WeWork Guaranty for (i) all amounts except enforcement costs is $1,720,845, cumulative over the term of the related lease, and (ii) amounts incurred by the landlord in collecting or attempting to collect amounts due under the related lease and/or WeWork Guaranty including, without limitation, attorneys’ fees and costs is $2,000,000, in each instance subject to the terms and conditions of the WeWork Guaranty.  The WeWork Guaranty will terminate on July 23, 2023. WeWork Tenant’s lease expires in February 2034, and it has one, five-year renewal option.

Pluto, Inc. (35,850 square feet; 3.4% of NRA; 5.3% of underwritten base rent): Pluto, Inc. is a free-to-use video streaming service owned and is operated by Paramount Streaming, a division of Paramount Global. With hundreds of media and content partners, the company offers streaming and on-demand content to nearly 50 million viewers through digital channels designed to emulate the experience of traditional broadcast programming. The service’s revenue is generated from video advertisements seen during programming within ad breaks structured similar to those found on cable television. Pluto, Inc. leases 350 square feet of storage space on a month-to-month basis and has 35,500 square feet expiring in November 2028. Pluto, Inc. has one, five-year renewal option.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
71.0%	70.0%	70.1%	78.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 6, 2022.

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No. 2 – Pacific Design Center
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Cedars Sinai Medical Center(4)(5)	Aa3/AA-/AA-	259,653	24.7%	$39.02	$10,132,718	28.7%	Various(6)
WeWork d/b/a “8687 Melrose GreenTenant”(7)	NR/NR/CCC	54,630	5.2	$47.61	2,600,880	7.4	2/28/2034
Pluto, Inc.(8)	NR/NR/NR	35,850	3.4	$51.79	1,856,732	5.3	Various
InvestCloud, Inc.	NR/NR/NR	32,128	3.1	$49.19	1,580,399	4.5	1/31/2027
Kneedler Fauchere	NR/NR/NR	17,762	1.7	$48.35	858,840	2.4	Various
Thomas Lavin, Inc.	NR/NR/NR	16,983	1.6	$41.39	702,874	2.0	Various
D Sutherland	NR/NR/NR	16,074	1.5	$30.29	486,854	1.4	12/31/2030
Advanced Nutrients US LLC	NR/NR/NR	13,378	1.3	$49.97	668,533	1.9	5/31/2029
Janus ET CIE, Inc	NR/NR/NR	13,317	1.3	$53.00	705,801	2.0	8/31/2025
NVE Inc.	NR/NR/NR	13,088	1.2	$47.86	626,411	1.8	5/31/2031
Ten Largest Tenants		472,863	44.9%	$42.76	$20,220,041	57.3%
Remaining Occupied		352,246	33.4	$42.84	15,090,441	42.7
Total Occupied		825,109	78.3%	$42.79	$35,310,482	100.0%
Vacant Space		228,108	21.7
Collateral Total		1,053,217	100.0%

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF, and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through termination options.
(4)	Cedars Sinai currently occupies 259,653 square feet of space at the Pacific Design Center Property, with 46,151 square feet of office space and 213,502 square feet of lab space (including 138,548 square feet of Design SR space that is expected to be converted to lab space). The tenant executed a non-binding LOI for an additional 19,696 square feet of office space commencing July 1, 2024. This 19,696 square foot space was underwritten as vacant. We cannot assure that the tenant will take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.7 years.
(5)	Cedars Sinai Medical Center has the right to terminate its lease with respect to approximately 138,548 square feet of expansion space in the event that (i) a confirmation by the city of West Hollywood is not received within the specified time periods set forth in the related lease that states (x) the use of the expansion space for, among other things, laboratory purposes is lawful and (y) the Design Showroom Space Restriction is satisfied, or (ii) there is a negative impact to the tenant’s rights under its various leases, including the permitted uses, its allocated parking or its operating expenses due to any pursuit by the borrower of an amendment to the site plan for the Pacific Design Center Property to, among other things, remove the Design Showroom Space Restriction.
(6)	Cedars Sinai Medical Center leases 107,449 square feet expiring on June 30, 2038, 97,053 square feet expiring on June 30, 2033, 46,151 square feet expiring on May 31, 2030, and 9,000 square feet expiring on August 31, 2032.
(7)	WeWork Tenant’s leased space is fully occupied by FabFitFun but is not a sublease.
(8)	Pluto, Inc. has the ongoing right to terminate the lease for its office space, the G900 suite (35,500 square feet), upon providing the landlord written notice (the “Early Termination Notice”), effective on or at any date after August 31, 2026 (the “Early Termination Date”) subject to, among other conditions, (i) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.

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No. 2 – Pacific Design Center
Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM	10	6,458	0.6%	$40,200	0.1%	6,458	0.6%	$40,200	0.1%
2023	20	46,505	4.4	2,192,938	6.2%	52,963	5.0%	$2,233,138	6.3%
2024	16	50,333	4.8	2,646,940	7.5%	103,296	9.8%	$4,880,079	13.8%
2025	10	55,358	5.3	2,736,101	7.7%	158,654	15.1%	$7,616,180	21.6%
2026	9	47,740	4.5	2,454,629	7.0%	206,394	19.6%	$10,070,809	28.5%
2027	9	65,605	6.2	3,133,680	8.9%	271,999	25.8%	$13,204,489	37.4%
2028	8	89,328	8.5	4,104,483	11.6%	361,327	34.3%	$17,308,972	49.0%
2029	6	43,118	4.1	2,185,867	6.2%	404,445	38.4%	$19,494,839	55.2%
2030	5	66,964	6.4	2,968,656	8.4%	471,409	44.8%	$22,463,495	63.6%
2031	4	26,502	2.5	1,217,367	3.4%	497,911	47.3%	$23,680,861	67.1%
2032	4	27,177	2.6	1,049,352	3.0%	525,088	49.9%	$24,730,213	70.0%
2033	3	106,311	10.1	4,150,900	11.8%	631,399	59.9%	$28,881,114	81.8%
2034 & Beyond	18	193,710	18.4	6,429,368	18.2%	825,109	78.3%	$35,310,482	100.0%
Vacant(5)	NAP	228,108	21.7	0	NAP	NAP	100.0%	$35,310,482	NAP
Total / Wtd. Avg.	122	1,053,217	100.0%	$35,310,482	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring, and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through termination options.
(5)	Cedars Sinai currently occupies 259,653 square feet of space at the Pacific Design Center Property, with 46,151 square feet of office space and 213,502 square feet of lab space. The tenant signed a non-binding LOI for an additional 19,696 square feet of office space on a lease commencing July 1, 2024. The additional lease is not reflected in the Lease Rollover Schedule, and the associated square footage is identified as “Vacant”.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$25,885,561	$27,044,367	$31,152,174	$30,470,003	$35,310,482	$33.53	62.3%
Credit Tenant Rent Steps(4)	0	0	0	0	2,037,510	1.93	3.6
Other Income(5)	7,627,262	5,201,209	6,873,928	9,624,566	19,293,983	18.32	34.1
Gross Potential Rent	$33,512,823	$32,245,576	$38,026,102	$40,094,569	$56,641,975	$53.78	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(9,839,079)	(9.34)	(17.4)
Effective Gross Income	$33,512,823	$32,245,576	$38,026,102	$40,094,569	$46,802,895	$44.44	100.0%
Total Expenses	12,745,877	11,178,233	12,241,303	13,349,509	13,021,016	12.36	27.8
Net Operating Income(6)	$20,766,946	$21,067,343	$25,784,799	$26,745,060	$33,781,880	$32.07	72.2%
Capital Expenditures	0	0	0	0	210,643	0.20	0.5
TI/LC	0	0	0	0	1,524,048	1.45	3.3
Net Cash Flow	$20,766,946	$21,067,343	$25,784,799	$26,745,060	$32,047,188	$30.43	68.5%
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	TTM represents the trailing 12-month period ending September 30, 2022.
(3)	% column represents percent of Gross Potential Rent for revenue lines and Vacancy/Credit Loss, and percent of Effective Gross Income for all remaining fields.
(4)	Credit Tenant Rent Steps reflect the present value of contractual rent step increments for investment-grade tenants through their respective lease expirations.
(5)	Other Income includes Total Commercial Reimbursement Revenue, Market Revenue from Vacant Units, Parking Income, as well as Events and Seminars, Electric Submetering, Security Service Income and Cleaning Services Income, based on budget.
(6)	The increase from TTM Net Operating Income to Underwritten Net Operating Income at the Pacific Design Center Property is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the TTM period as well as the associated credit tenant rent steps.

Environmental. The Phase I environmental assessment dated November 22, 2022 identified a recognized environmental condition (“REC”) at the Pacific Design Center Property in connection with potential impacts from prior industrial operations at the Pacific Design Center Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts

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from prior printing operations, and (iv) petroleum impacts from prior automotive and bus repair operations. Due to the redevelopment of the existing improvements at the Pacific Design Center Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the REC is not anticipated to materially affect the continued commercial use or operation of the Pacific Design Center Property and the related environmental consultant recommended no further action. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Pacific Design Center Property is located at the intersection of Melrose Avenue and North San Vicente Boulevard in West Hollywood, California. Melrose Avenue directly connects to Santa Monica Boulevard, a major west-east thoroughfare in Los Angeles County which feeds into I-405, one of the busiest freeways in the US. The Pacific Design Center Property is in one-mile proximity to Bel-Air, Beverly Hills and the Hollywood Hills. According to the appraisal, the 2022 total population within a one-, three- and five-mile radii of the Pacific Design Center Property was 39,220, 255,970 and 787,469, respectively. Moreover, within those same radii the 2022 median household income was $109,817, $103,877 and $84,020, respectively.

West Hollywood is one of the most high-profile retail locations in Greater Los Angeles, including several districts and streets that are important fashion and retail corridors. The retail submarket in West Hollywood is in high demand with market rents of $68.48 per square foot as of the fourth quarter of 2022, as compared to the Los Angeles market rent of $35.52 per square foot as of the same time period. The submarket has shown positive net absorption of 32,300 square feet in the past 12 months.

As of the fourth quarter of 2022, the West Hollywood office submarket has a vacancy of 10.4%, which is below the Los Angeles office market average of 14.5% as of the same time period. The submarket has shown positive net absorption of 15,600 square feet in the past 12 months. As the market has high barriers to entry and limited developable space, there are no new buildings under construction in the area. The average rent for office space in West Hollywood is $57.21 per square foot, which is greater than the Los Angeles 2022 market average of $42.22 per square foot. Rent premiums in the submarket are driven by prime location, high land costs, and limited availability.

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The following table presents certain information relating to comparable office sales for the Pacific Design Center Property:

Comparable Office Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Pacific Design Center	1,053,217(2)	1975, 1988 / 2004	78.3%(2)
West Hollywood, CA
6922 Hollywood	208,088	1966 / 2021	71%	Oct-22	$96,000,000	$461.34	7.50%
Los Angeles, CA
555 Aviation	259,754	1966 / 2017	100%	Jun-22	$205,500,000	$791.13	5.01%
El Segundo, CA
One Culver	395,272	1986 / NAP	100%	Mar-22	$510,000,000	$1,290.25	4.50%
Culver City, CA
Pacific Vista	321,381	2000 / NAP	89%	Jan-22	$96,000,000	$298.71	6.30%
Lake Forest, CA
Dreamworks	497,403	2009 / NAP	100%	Dec-21	$326,500,000	$656.41	4.39%
Glendale, CA
1, 3 and 5 Glen Bell Way	273,180	2001 / 2009	100%	Aug-21	$159,000,000	$582.03	5.70%
Irvine, CA
Burbank Empire Center	233,909	2002 / NAP	100%	Jul-21	$106,660,000	$455.99	5.40%
Burbank, CA
The Park Calabasas	222,524	1986 / NAP	92%	Apr-21	$79,000,000	$355.02	6.50%
Calabasas, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022.

The following table presents certain information relating to comparable office leases for the Pacific Design Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Monthly Rent PSF	Commencement	Lease Term (Years)
Pacific Design Center	1975, 1988 / 2004	1,053,217(2)	35,500(2)	Pluto, Inc.(2)	$4.32(2)	Jul-20(2)	8.3(2)
West Hollywood, CA
7083 Hollywood Boulevard	1985 / 2012	102,570	28,982	Industrious	$4.95	May-22	10.0
Hollywood, CA
9200 Sunset Boulevard	1971 / NAP	315,079	3,325	Hedosophia	$7.10	Jun-22	5.0
West Hollywood, CA
9000 Sunset Boulevard	1964 / NAP	145,518	10,474	Carroll Guido & Wiesner	$7.00	Aug-22	5.0
West Hollywood, CA
926 North Sycamore Avenue	2021 / NAP	59,844	11,021	Renewable Resources	$5.85	Jun-22	8.3
Los Angeles, CA
9090 Wilshire Boulevard	1986 / NAP	48,915	34,000	Outfront Media	$4.00	Jul-22	10.0
Beverly Hills, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022. Monthly Rent PSF includes contractual rent steps through January 31, 2024.

The Borrower. The borrower is Pacific Design Center 1, LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Design Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation (“CBRC”). CBRC is a private real estate development and management firm that develops, redevelops, and operates various commercial property types throughout the United States.

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Annex A-3	BBCMS 2023-C19
No. 2 – Pacific Design Center

The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenants during the term of the Pacific Design Center Whole Loan for Charles Steven Cohen are $300.0 million and $30.0 million, respectively.

Property Management. The Pacific Design Center Property is managed by Cohen Brothers Realty Corporation of California, an affiliate of the borrower sponsor. The parking at the Pacific Design Center Property is managed by AMB Industry Groups, LLC.

Escrows and Reserves. At origination of the Pacific Design Center Whole Loan, the borrower funded a reserve of approximately $178,740 for real estate taxes, $3,000,000 for tenant improvements and leasing commissions and prebuild costs and approximately $13,809,708 for unfunded obligations in connection with certain outstanding free rent and tenant improvement and leasing commissions obligations. The initial reserve required under the Pacific Design Center Whole Loan documents for tenant improvement and leasing commissions was $5,000,000; however, on the origination date, the borrower sponsor immediately made a draw in the amount of $2,000,000, and together with an equity deposit of $307,550, satisfied certain unfunded obligations associated with Cedars Sinai.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $178,740.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Pacific Design Center Whole Loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $17,554 for replacement reserves.

TI/LC Reserve – If at any time the TI/LC reserve drops below $3,000,000, the borrower is required to escrow approximately $87,768 monthly subject to a cap of $5,000,000.

Major Tenant Downgrade Funds – On each monthly due date occurring during the continuance of a Major Tenant Downgrade (as defined below), the borrower is required to fund a reserve (the “Major Tenant Downgrade Account”) in an amount equal to all amounts remaining in the cash management account after deposits for all other items, except for the excess cash flow reserve account, required by the Pacific Design Center Whole Loan documents until the aggregate amount deposited in the account during the continuance of such Major Tenant Downgrade equals $15.00 per square foot leased by such Major Tenant (as defined below) (or $60.00 per square foot if the Major Tenant is in monetary default) (the “Major Tenant Downgrade Sweep Capped Amount”). If no event of default has occurred and is continuing, the lender is required to disburse such funds to the borrower for approved leasing expenses in respect of space occupied or previously occupied by the Major Tenant if there are, as of the date of disbursement, insufficient funds in the leasing reserve account or the excess cash flow reserve account for payment of such expenses in accordance with the Pacific Design Center Whole Loan documents.

Major Tenant Non-Renewal Funds – If, at any time, any lease with the Major Tenant that was in effect on the origination date is scheduled to terminate within the next 12 months with respect to all or any portion of the leased space and the Major Tenant has not exercised its renewal option with respect to such space (or extended the term of the lease with respect to such space by at least three years on then-market rate terms for such space or better) (each such case, a “Major Tenant Non-Renewal”), then, on the monthly due date that is 12 months prior to such scheduled expiration date and on each of the 11 consecutive monthly due dates, the borrower is required to fund a reserve (the “Major Tenant Non-Renewal Account”) in an amount equal to 1/12th of the unabated annual base rent due under such lease with respect to such leased space as of the origination date (such annual base rent, the “Major Tenant Non-Renewal Annual Rent”; and such monthly deposit, the “Major Tenant Non-Renewal Monthly Deposit”). Notwithstanding the foregoing, if and for so long as the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is 11.6% or higher, the obligation to remit funds into the Major Tenant Non-Renewal Account will be suspended. The borrower is permitted to, in lieu of making the Major Tenant Non-Renewal Monthly Deposits required with respect to any Major Tenant Non-Renewal, deliver to the lender a letter of credit on or before the monthly due date occurring in the calendar month that is 12 months prior to the scheduled expiration applicable to such Major Tenant Non-Renewal in an amount equal to the applicable Major

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Annex A-3	BBCMS 2023-C19
No. 2 – Pacific Design Center

Tenant Non-Renewal Annual Rent. Amounts contained in the Major Tenant Non-Renewal Account are required to be released to the borrower from time to time for the same purposes, and subject to the same conditions, as disbursements from the leasing reserve account.

A “Major Tenant” means Cedars Sinai Medical Center, a California non-profit public benefit corporation, or any successor tenant in all or substantially all of the space currently leased to Cedars Sinai Medical Center at the Pacific Design Center Property.

A “Major Tenant Event” exists if (i) any Major Tenant defaults under one or more of its leases and such default continues beyond any applicable notice and cure period; (ii) any non-investment grade Major Tenant goes dark in a significant portion of its space; (iii) any Major Tenant or any lease guarantor on a lease with a Major Tenant becomes insolvent or files for bankruptcy; or (iv) any tenant that has been an investment grade Major Tenant gets downgraded (or newly rated, to the extent such tenant was not previously rated by such rating agency) below BB+ by S&P Global Ratings or the equivalent by Moody’s Investors Service, Inc. or Fitch, Inc. (a “Major Tenant Downgrade”).

Lockbox / Cash Management. The Pacific Design Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Pacific Design Center Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Pacific Design Center Property to be deposited into such lockbox immediately. The borrower is required to, or cause the parking manager to, immediately deposit the parking revenue allocated to the Pacific Design Center Property and received by the borrower or the parking manager, as the case may be, into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Pacific Design Center Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Pacific Design Center Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Pacific Design Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Pacific Design Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Pacific Design Center Whole Loan. Upon the cure of the applicable Pacific Design Center Trigger Period, so long as no other Pacific Design Center Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Pacific Design Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Pacific Design Center Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Pacific Design Center Whole Loan or, if a mezzanine loan is then in place, an event of default under any related mezzanine loan agreement (a “Mezzanine Loan Event of Default”), (ii) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being less than 8.0% as of the end of any fiscal quarter, and (iii) the occurrence of a Major Tenant Event, and expiring upon (a) with respect to clause (i) above, when the lender has, in the case of an event of default under the Pacific Design Center Whole Loan, expressly waived such event of default in writing or, in the case of a Mezzanine Loan Event of Default, when the applicable mezzanine lender has expressly waived any such Mezzanine Loan Event of Default in writing, (b) with respect to clause (ii) above, the date that the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), is equal to or greater than 8.0% for two consecutive calendar quarters, and (c) with regard to any Pacific Design Center Trigger Period commenced solely as a result of a Major Tenant Downgrade, when the aggregate amounts deposited into the Major Tenant Downgrade Account during the period that a Pacific Design Center Trigger Period exists solely as a result of such Major Tenant Downgrade equal the Major Tenant Downgrade Sweep Capped Amount or the date on which such Major Tenant once again has (x) a rating of at least “BBB-” from at least one of the applicable rating agencies and (y) no rating that is less than “BBB-” from any of the applicable rating agencies. Notwithstanding the foregoing and subject to the terms of the Pacific Design Center Whole Loan documents, no Pacific Design Center Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “Pacific Design Center Trigger Period” during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the Pacific Design Center Whole Loan, to cause the net cash flow debt yield, as calculated in accordance with the Pacific Design

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No. 2 – Pacific Design Center

Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), to be equal to or greater than 8.0%. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower, provided no Pacific Design Center Trigger Period is ongoing, upon the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being equal to or greater than 8.0% for two consecutive quarters.

Subordinate Debt. The Pacific Design Center Subordinate Note, with an outstanding principal balance as of the Cut-off Date of $20,000,000, has an interest rate of 15.50000% per annum and is coterminous with the Pacific Design Center Senior Notes. The Pacific Design Center Senior Notes are senior in right of payment to the Pacific Design Center Subordinate Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Pacific Design Center Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine Debt. The Pacific Design Center Whole Loan documents permit future mezzanine debt secured by a pledge of direct or indirect equity interests in the borrower in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the Pacific Design Center Whole Loan, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

Partial Release. Not permitted.

Ground Lease. None.

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No. 3 – 2 Executive

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No. 3 – 2 Executive

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Annex A-3	BBCMS 2023-C19
No. 3 – 2 Executive
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$54,500,000	Title:	Fee
Cut-off Date Principal Balance:	$54,500,000	Property Type - Subtype(2):	Mixed Use – Office / Multifamily
% of Pool by IPB:	6.4%	Net Rentable Area (SF)(2):	290,922
Loan Purpose:	Refinance	Location:	Fort Lee, NJ
Borrower:	Fort Lee Office LLC	Year Built / Renovated:	1986 / 2020-2022
Borrower Sponsor:	Meyer Chetrit	Occupancy(2)(3):	94.9% (Comm.); 100.0% (MF)
Interest Rate:	6.21900%	Occupancy Date:	3/2/2023
Note Date:	3/8/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	4/6/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$1,629,957 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(4):	$2,098,510 (12/31/2022)
Original Amortization:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$8,025,169
Call Protection:	L(24),D(91),O(5)	UW Expenses:	$2,951,682
Lockbox / Cash Management:	Hard (Commercial), Soft (Multifamily) / In Place	UW NOI(4):	$5,073,487
Additional Debt:	No	UW NCF:	$4,912,940
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$84,000,000 / $289
Additional Debt Type:	N/A	Appraisal Date:	10/19/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$436,112	$109,028	N/A	Maturity Date Loan / SF:	$187
Insurance:	$176,464	$15,977	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$200,000	$5,073	$301,360	Maturity Date LTV:	64.9%
TI/LC:	$1,725,000	Springing	N/A	UW NCF DSCR:	1.43x
Deferred Maintenance:	$22,550	$0	N/A	UW NOI Debt Yield:	9.3%
Primary Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$54,500,000	99.9%	Payoff Existing Debt	$46,490,200	85.2%
Sponsor Equity	67,249	0.1	Closing Costs(5)	5,516,924	10.1
			Upfront Reserves	2,560,126	4.7
Total Sources	$54,567,249	100.0%	Total Uses	$54,567,249	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The 2 Executive Property (as defined below) was originally constructed in 1986 as a nine-story office building that complemented a neighboring property known as 1 Executive (formerly a six-story office building). The two properties were previously collectively known as Fort Lee Executive Park. In 2008, an affiliate of the borrower sponsor acquired the two office properties for approximately $86.2 million. Since acquisition, the borrower sponsor has converted the office park into a mixed-use complex, with 1 Executive (non-collateral) serving as an entirely multifamily property and the 2 Executive Property serving as a mixed-use office and multifamily property. The repositioning of the 2 Executive Property involved keeping floors one through five as office space (totaling 199,354 square feet), given several in place long-term leases, and converting floors six through nine into 84 multifamily units. As of March 2, 2023, the office component (representing approximately 60.1% of underwritten gross potential rent) is 94.9% occupied and the multifamily component is 100.0% occupied.
(3)	Twenty of the 84 multifamily units are currently leased by Corporate Home US LLC. At origination, the borrower sponsor signed a springing master lease covering the 20 units being leased by Corporate Home US LLC that will spring in the event of a termination, cancellation or expiration of the respective Corporate Home US LLC lease for units at the 2 Executive Property. Occupancy assumes that the related 20 units are leased. Corporate Home US LLC signed two leases at the 2 Executive Property: (i) a 26-month lease running through April 30, 2025 for 10 units that pays approximately $36,071 per month and (ii) a 24-month lease running through November 30, 2024 for 10 units that pays approximately $37,153 per month.
(4)	Historical financials prior to 2021 are not available because the 2 Executive Property was undergoing renovation and repositioning from exclusively office space to mixed use office and multifamily. Historical NOI is lower than UW NOI due to the ongoing conversion of floors six through nine to 84 multifamily units between 2020 and 2022. The four floors were previously used as commercial space, which tenant leases were not renewed. The formerly leased spaces were held vacant, renovated, converted to multifamily use and subsequently leased up.
(5)	Closing Costs includes an interest rate buy-down equal to $3,700,000.

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No. 3 – 2 Executive

The Loan. The 2 Executive mortgage loan has an outstanding principal balance as of the Cut-off Date of $54,500,000 (the “2 Executive Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 290,922 square foot mixed-use property located in Fort Lee, New Jersey (the “2 Executive Property”). The 2 Executive Mortgage Loan has a 10-year interest-only term.

The Property. The 2 Executive Property is a newly renovated nine-story, 290,922 square foot mixed-use building located in Fort Lee, New Jersey. The 2 Executive Property was originally constructed in 1986 as a nine-story office building that complemented the neighboring 1 Executive (formerly a six-story office building). The two were previously collectively known as Fort Lee Executive Park. In April 2008, an affiliate of the borrower sponsor acquired the two office assets for approximately $86.2 million. Since then, the borrower sponsor has transitioned the office park into a mixed-use complex, with 1 Executive (non-collateral) serving as an entirely multifamily property and the 2 Executive Property serving as a mixed-use office and multifamily property.

The repositioning of the 2 Executive Property involved keeping floors one through five as leased office space, given several in place long-term leases, and converting floors six through nine into 84 multifamily units. As of March 2, 2023, the office component (representing approximately 60.1% of underwritten gross potential rent) is 94.9% occupied and the multifamily component is 100.0% occupied. Major tenants at the 2 Executive Property include GSA – U.S. DOS (“U.S. DOS”) (35,872 square feet, 18.0% of commercial NRA) and Hudson Crossing Surgery (23,550 square feet, 11.8% of commercial NRA). Both major tenants have occupied the 2 Executive Property for over nine years. There is also a fitness tenant, Retro Fitness, occupying 19,924 square feet (10.0% of commercial NRA), who recently extended their lease through 2038.

The recently completed multifamily units offer an average unit size of 1,090 square feet, newly finished kitchens and flooring, and natural light given the location on floors six through nine. Community amenities include a lounge area, a game room and storage units on each floor.

The borrower sponsor has already repositioned and stabilized the adjacent 1 Executive property. The 1 Executive property contains 123 multifamily units and amenities such as a fitness center, a golf simulator, a rooftop lounge with a putting green, a movie room, a yoga/spin room, a tenant lounge with two full sized billiards tables, and concierge service.

Twenty of the 84 multifamily units are currently leased by Corporate Home US LLC, a third party furnished housing provider. At origination, the borrower sponsor signed a springing master lease covering the 20 units being leased by Corporate Home US LLC that will spring in the event of a termination, cancellation or expiration of the respective Corporate Home US LLC lease for units at the 2 Executive Property. Occupancy assumes that the related 20 units are leased. Corporate Home US LLC signed two leases at the 2 Executive Property: (i) a 26-month lease running through April 30, 2025 for 10 units that pays approximately $36,071 per month; and (ii) a 24-month lease running through November 30, 2024 for 10 units that pays approximately $37,153 per month.

Major Tenants.

U.S. DOS (35,872 square feet; 18.0% of commercial NRA; 22.1% of underwritten commercial base rent). The 2 Executive Property is one of eight national field offices for the largest tenant, U.S. DOS. Their office has approximately 140 diplomatic security special agents and investigators that are responsible for investigating any fraudulent use of U.S. passports or visas. Their Fort Lee office is responsible for covering Connecticut, New Jersey, New York and Pennsylvania. This field office is also tasked with providing protective security to certain high-level foreign dignitaries when they are in the United States. Specifically, the field office assists in security preparations for the annual United Nations General Assembly meeting held every September at the United Nations Headquarters in Manhattan. U.S. DOS has been a tenant at the 2 Executive Property since 2013, has a current lease expiration date in October 2028 and has no lease renewal options remaining. U.S. DOS exercised a five-year renewal option in October 2022. U.S. DOS may terminate its lease at any time after October 10, 2027 with 90 days’ written notice.

Hudson Crossing Surgery (23,550 square feet; 11.8% of commercial NRA; 14.8% of underwritten commercial base rent). Since 2005, Hudson Crossing Surgery has provided same-day surgery to over 60,000 patients. Their Board-Certified surgeons have received advanced specialty training in ENT, Gynecology, Neurology, Ophthalmology, Orthopedics and

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No. 3 – 2 Executive

Spine, Pain Management, Plastic Surgery, Podiatry, General Surgery, Oral Surgery and Urology as well as Pediatric Ophthalmology and Urology. Hudson Crossing Surgery has been at the 2 Executive Property since 2004, has a current lease expiration date in July 2027 and has two five-year lease renewal options remaining. Hudson Crossing Surgery has no termination options.

Nadri Inc (22,227 square feet; 11.1% of commercial NRA; 11.9% of underwritten commercial base rent). Nadri Inc is a jewelry manufacturer and retailer. Nadri Inc has been at the 2 Executive Property since 2011, has a current lease expiration date in May 2027 and has two five-year renewal options remaining. Nadri Inc expanded its footprint at the 2 Executive Property twice, once in 2013 and again in 2016. Nadri Inc has no termination options.

Environmental. According to the Phase I environmental assessment dated October 20, 2022, there was no evidence of any recognized environmental conditions at the 2 Executive Property.

Historical and Current Occupancy(1)
1/1/2020	1/1/2021	1/1/2022	Current(2)
88.1%	88.1%	93.9%	94.9%
(1)	Historical Occupancy reflects commercial occupancy based on the net rentable area of floors one through five. Historical Occupancy does not include the multifamily space, which was formerly commercial space that was not renewed (and was being converted to multifamily space between 2020-2022).
(2)	Current Occupancy is as of March 2, 2023 and reflects the commercial space occupancy. The multifamily component is 100.0% leased as of March 2, 2023.
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
U.S. DOS(3)	Aaa / AA+ / AAA	35,872	18.0%	$26.68	$957,198	22.1%	10/9/2028
Hudson Crossing Surgery(4)	NR / NR / NR	23,550	11.8	$27.25	641,738	14.8	7/31/2027
Nadri Inc(5)	NR / NR / NR	22,227	11.1	$23.25	516,778	11.9	5/31/2027
Retro Fitness(6)	NR / NR / NR	19,924	10.0	$16.75	333,731	7.7	11/9/2038
Couristan Inc.	NR / NR / NR	16,700	8.4	$14.97	250,000	5.8	12/31/2023
Lightbridge Academy(7)	NR / NR / NR	13,690	6.9	$10.17	139,163	3.2	2/15/2027
Fieldwork East Inc	NR / NR / NR	11,798	5.9	$31.50	371,637	8.6	11/30/2030
Kinderhook Partners LLC(8)	NR / NR / NR	3,263	1.6	$22.43	73,200	1.7	3/31/2025
Edge Wellness and Physical Therapy, LLC(9)	NR / NR / NR	3,225	1.6	$10.00	32,250	0.7	8/1/2026
Sela Realty Investments	NR / NR / NR	2,994	1.5	$25.00	74,850	1.7	6/30/2027
Top Ten Tenants		153,243	76.9%	$22.13	$3,390,544	78.4%

Non Top Ten Tenants		35,863	18.0%	$26.11	$936,542	21.6%

Occupied Collateral Total / Wtd. Avg.		189,106	94.9%	$22.88	$4,327,087	100.0%

Vacant Space		10,248	5.1%

Collateral Total		199,354	100.0%

(1)	Based on the underwritten rent roll dated March 2, 2023. UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $153,739 through February 2024.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	U.S. DOS may terminate its lease at any time after October 10, 2027 with 90 days’ written notice.
(4)	Hudson Crossing Surgery has two five-year lease renewal options remaining.
(5)	Nadri Inc has two five-year lease renewal options remaining.
(6)	Retro Fitness has two five-year lease renewal options remaining.
(7)	Lightbridge Academy has two five-year lease renewal options remaining.
(8)	Kinderhook Partners LLC has one one-year lease renewal option remaining.
(9)	Edge Wellness and Physical Therapy, LLC has two five-year renewal options remaining.

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No. 3 – 2 Executive
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	10,248	5.1%	NAP	NA	P	10,248	5.1%	NAP	NAP
2023 & MTM(3)	7	26,127	13.1	$425,553	9.8%		36,375	18.2%	$425,553	9.8%
2024	8	7,419	3.7	306,744	7.1		43,794	22.0%	$732,297	16.9%
2025	10	15,987	8.0	401,517	9.3		59,781	30.0%	$1,133,814	26.2%
2026	5	8,251	4.1	158,178	3.7		68,032	34.1%	$1,291,992	29.9%
2027	4	62,461	31.3	1,372,529	31.7		130,493	65.5%	$2,664,521	61.6%
2028	1	35,872	18.0	957,198	22.1		166,365	83.5%	$3,621,719	83.7%
2029	0	0	0.0	0	0.0		166,365	83.5%	$3,621,719	83.7%
2030	1	11,798	5.9	371,637	8.6		178,163	89.4%	$3,993,356	92.3%
2031	0	0	0.0	0	0.0		178,163	89.4%	$3,993,356	92.3%
2032	0	0	0.0	0	0.0		178,163	89.4%	$3,993,356	92.3%
2033	0	0	0.0	0	0.0		178,163	89.4%	$3,993,356	92.3%
2034 & Beyond(4)	2	21,191	10.6	333,731	7.7		199,354	100.0%	$4,327,087	100.0%
Total	38	199,354	100.0%	$4,327,087	100.0%
(1)	Based on the underwritten rent roll dated March 2, 2023. UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $153,739 through February 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes a 2,472 square foot café.
(4)	Includes a 1,267 square foot management office.

The following table presents detailed information with respect to the multifamily units at the 2 Executive Property:

Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF) (1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	8	9.5%	667	$1,898	$2.84	$1,900	$2.85
1 BR / 1 BA(3)	48	57.1	980	$2,716	$2.77	$2,700	$2.76
2 BR / 2 BA(3)	28	33.3	1,400	$3,827	$2.73	$3,800	$2.71
Total/Wtd. Avg.	84	100.0%	1,090	$3,008	$2.76	$2,990	$2.74
(1)	Based on the underwritten rent roll dated March 2, 2023.
(2)	Source: Appraisal.
(3)	Corporate Home US LLC leases six 1 BR / 1 BA units at an average monthly rent of $2,858 ($2.92 per SF) and 14 2 BR / 2 BA units at an average monthly rent of $4,005 ($2.86 per SF).

The Market. The 2 Executive Property is located in Fort Lee, New Jersey. The 2 Executive Property is situated less than one mile from the George Washington Bridge, which provides tenants access to Manhattan. Additionally, three bus stops are located within half a mile from the 2 Executive Property with routes to the north, south and west. According to the appraisal, the 2 Executive Property is located in the GW Bridge office and Bergen County Waterfront multifamily submarkets within the New York office and multifamily markets. According to the appraisal, the GW Bridge office submarket had a vacancy rate of approximately 9.5% and quoted rental rates of $30.60 per square foot as of the third quarter of 2022. Additionally, according to the appraisal, the Bergen County Waterfront multifamily submarket had a vacancy rate of approximately 2.4% and average asking rents of $2,978 per unit as of the third quarter of 2022. Within a one-, three- and five-mile radius of the 2 Executive Property, the estimated 2022 population is 30,252, 405,035 and 1,653,500, respectively. Within the same radii, the estimated 2022 average annual household income is $120,221, $98,330 and $80,885, respectively.

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Annex A-3	BBCMS 2023-C19
No. 3 – 2 Executive

The following table presents certain information relating to comparable multifamily rental properties to the 2 Executive Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
2 Executive(2) 2 Executive Drive Fort Lee, NJ	1986 / 2020-2022	100.0%	84	Studio 1BR / 1BA 2BR / 2BA	667 980 1,400	$2.84 $2.77 $2.73	$1,898 $2,716 $3,827
The Sterling 2055 Center Avenue Fort Lee, NJ	1966 / N/A	99.0%	128	Studio 1BR / 1BA 2BR / 2BA	543 838 1,156	$3.87 $2.91 $2.69	$2,103 $2,439 $3,110
Mediterranean House 505 North Avenue Fort Lee, NJ	1979 / N/A	99.0%	305	1BR / 1BA	650	$2.53	$1,642
The Point at Fort Lee 900 Crest Lane Fort Lee, NJ	1999 / N/A	96.0%	351	1BR / 1BA 2BR / 2BA	1,203 1,203	$2.76 $2.58	$2,338 $3,110
Hudson Lights at Fort Lee 2030 Hudson Street Fort Lee, NJ	2016 / N/A	86.0%	276	Studio 1BR / 1BA 2BR / 2BA	667 778 1,361	$3.75 $5.15 $3.25	$2,499 $4,004 $4,428
Le Cross House Condominium 185 Bridge Plaza North Fort Lee, NJ	1989 / N/A	98.0%	82	Studio 1BR / 1BA	560 822	$2.71 $2.40	$1,517 $1,976
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 2, 2023.

The following table presents certain information relating to comparable office leases for the office portion of the 2 Executive Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2 Executive 2 Executive Drive Fort Lee, NJ	1986 / 2020-2022	94.9%	199,354	-	-	-	-	$22.88	Base Yr. + Electric
2050 Center Avenue Fort Lee, NJ	1980 / N/A	74.0%	90,000	1.3 miles	PJP Installers	Jul. 2022 / 24	2,290	$27.00	Base Yr. + Electric
375 Sylvan Avenue Englewood Cliffs, NJ	1967 / N/A	97.0%	65,235	2.1 miles	Confidential	May 2022 / 60	1,261	$23.00	Base Yr. + Electric
2160 North Central Road Fort Lee, NJ	1988 / N/A	88.0%	50,000	0.8 miles	Confidential	Apr. 2022 / 60	1,871	$24.00	Base Yr. + Electric
222 Bruce Reynolds Boulevard Fort Lee, NJ	1973 / N/A	64.0%	126,000	0.5 miles	Confidential	Mar. 2022 / 60	8,000	$27.00	Base Yr. + Electric
(1)	Source: Appraisal, except for the 2 Executive Property, which information is based on the underwritten rent roll dated March 2, 2023.

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Annex A-3	BBCMS 2023-C19
No. 3 – 2 Executive
Operating History and Underwritten Net Cash Flow(1)
	2021(1)	2022(1)	Underwritten(2)	Per SF	%(3)
Gross Potential Rent – Commercial	$3,528,952	$3,909,696	$4,622,287	$15.89	55.5%
Gross Potential Rent – Multifamily	0	278,313	3,032,216	10.42	36.4
Commercial Reimbursements	605,863	632,508	677,477	2.33	8.1
Net Rental Income	$4,134,816	$4,820,517	$8,331,980	$28.64	100.0%
Other Income	26,342	25,630	140,000	0.48	1.7
(Commercial Vacancy/Credit Loss)	0	0	(295,200)	(1.01)	(3.5)
(Multifamily Vacancy/Credit Loss)	0	0	(151,611)	(0.52)	(1.8)
Effective Gross Income	$4,161,157	$4,846,147	$8,025,169	$27.59	96.3%

Total Expenses	$2,531,201	$2,747,637	$2,951,682	$10.15	36.8%

Net Operating Income	$1,629,957	$2,098,510	$5,073,487	$17.44	63.2%

Total TI/LC, Capex/RR	0	0	160,548	0.55	2.0

Net Cash Flow	$1,629,957	$2,098,510	$4,912,940	$16.89	61.2%
(1)	Historical financials prior to 2021 are not available because the 2 Executive Property was undergoing renovation and repositioning from exclusively office space to mixed use office and multifamily. Net Operating Income for 2021 and 2022 is lower than Underwritten due to the ongoing conversion of floors six through nine to 84 multifamily units.
(2)	Based on the underwritten rent roll dated March 2, 2023 with rent steps through February 2024 totaling $153,739.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Fort Lee Office LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the 2 Executive Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Meyer Chetrit. Meyer Chetrit is a repeat CMBS sponsor and local real estate owner and operator. He is a principal of the Chetrit Group, a privately-held New York City real estate development firm controlled by four brothers: Joseph Chetrit; Meyer Chetrit; Jacob Chetrit; and Juda Chetrit. The Chetrit Group, which is headquartered in Manhattan, operates a portfolio of over 14.0 million square feet across New York, Chicago, Miami, Los Angeles and foreign countries. Including the original purchase price, construction and leasing costs, prior financing costs, carry and soft costs, as well as the upfront reserves and closing costs in connection with the origination of the 2 Executive Mortgage Loan, the borrower sponsor’s cost basis in the 2 Executive Property is approximately $77.97 million. The borrower sponsor has sponsored loans, unrelated to the 2 Executive Property, which have experienced defaults and been the subject of lender enforcement proceedings. See “Description of the Mortgage Pool—Loan Purpose; Default History; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 2 Executive Property is managed by Plaza Management USA INC.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $436,112 for real estate taxes, approximately $176,464 for insurance premiums, $1,725,000 for general tenant improvements and leasing commissions, $200,000 for recurring replacements and $22,550 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $109,028.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $15,977.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,073 for replacement reserves subject to a cap of $301,360.

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No. 3 – 2 Executive

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $8,307 for tenant improvement and leasing commission reserves if at any time the balance in the TI/LC reserve falls below $500,000. The borrower deposited $1,725,000 at origination of the 2 Executive Mortgage Loan and is not currently required to make monthly deposits in the TI/LC reserve.

Lockbox / Cash Management. The 2 Executive Mortgage Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for multifamily tenants, and in place cash management. The borrower is required to deposit all rents collected from residential tenants into the lockbox account within three business days of receipt. The borrower is required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrower is required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the 2 Executive Mortgage Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the 2 Executive Mortgage Loan documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the 2 Executive Mortgage Loan, other amounts payable to the lender under the 2 Executive Mortgage Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a 2 Executive Cash Trap Period (as defined below) is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control as additional collateral for the 2 Executive Mortgage Loan (unless the 2 Executive Cash Trap Period is solely a Primary Tenant Cash Trap Period (as defined below), all excess cash flow will be transferred to a reserve for tenant improvement and leasing commissions related to extending the lease of the applicable Primary Tenant (as defined below) for the related Primary Tenant space or putting a replacement tenant in the related Primary Tenant space (the “Primary Tenant Space Reserve”); provided, however, if the Primary Tenant Cash Trap Period is a Primary Tenant Non-Renewal Trigger (as defined below), the borrower will be required to make a deposit in the amount of $133,175 per month into the Primary Tenant Space Reserve and all excess cash flow, if any, will be disbursed to the borrower), and released to the borrower when the 2 Executive Cash Trap Period ends. Upon an event of default under the 2 Executive Mortgage Loan documents, the lender will apply funds in such priority as it may determine.

A “2 Executive Cash Trap Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 2 Executive Mortgage Loan documents; (ii) the occurrence of any bankruptcy action of the borrower, principal, guarantor or manager, (iii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.30x; or (iv) the occurrence of a Primary Tenant Cash Trap Period (as defined below).

A 2 Executive Cash Trap Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.35x for at least two consecutive calendar quarters; and (c) with regard to clause (iv), the Primary Tenant Cash Trap Period is cured in accordance with the 2 Executive Mortgage Loan documents.

A “Primary Tenant Cash Trap Period” will commence upon the date on which: (i) a Primary Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the 2 Executive Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the date that is 12 months prior to its lease expiration (a “Primary Tenant Non-Renewal Trigger”), (ii) a default by such Primary Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Primary Tenant goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at the 2 Executive Property during customary hours, or gives notice of its intent to commence any of the foregoing, if such Primary Tenant no longer maintains a credit rating of “BBB-” or better by S&P and Fitch and “Baa3” or better by Moody’s, (iv) a Primary Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding, (v) a Primary Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Primary Tenant terminates its lease or gives notice of its intent to terminate its lease.

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No. 3 – 2 Executive

A Primary Tenant Cash Trap Period will terminate: (a) with regard to clause (i), if the related Primary Tenant has extended its lease for at least five years and on terms acceptable to the lender, and the lender has received an estoppel certificate confirming that all tenant improvements and leasing commissions have been paid by the borrower (and the lender has determined that the DSCR is at least 1.45x); (b) with regard to clause (ii), upon the related Primary Tenant curing such default and no other default is continuing for six consecutive months; (c) with regard to clause (iii), upon the related Primary Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least three consecutive calendar months; (d) with regard to clause (iv), when the lease for the related Primary Tenant is assumed or affirmed in such proceeding and the related Primary Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; and (e) with regard to clause (vi), the related Primary Tenant has rescinded such notice to terminate or cancel its lease. A Primary Tenant Cash Trap Period will also terminate in the event that a Primary Tenant Re-Tenanting Event (as defined below) has occurred.

A “Primary Tenant Re-Tenanting Event” means that: (i) the related Primary Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space (such new lease need only cover 80% of the related premises if at the time of such Primary Tenant Re-Tenanting Event, the DSCR is at least 1.40x); (ii) that each such Primary Tenant is in occupancy of its premises and open for business and (iii) that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Primary Tenant” means individually and collectively as the context may require, U.S. DOS and Hudson Crossing Surgery, their respective successors and assigns, and any replacement tenant that enters into a lease for any portion of space at the 2 Executive Property currently leased to the foregoing tenants.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided that no event of default exists, but not during the period beginning 60 days prior to a securitization and ending 60 days following a securitization, the lender is required to permit the release of the adjacent parking garage (the “Release Parcel”) as collateral for the 2 Executive Mortgage Loan, provided that the following conditions, among others, are satisfied: (i) the lender receives satisfactory evidence that the remainder of the 2 Executive Property constitutes (x) a legally subdivided parcel and (y) a separate tax parcel, following the transfer of the Release Parcel therefrom, and the title company issues an endorsement to the lender’s title policy to such effect; (ii) the lender receives satisfactory evidence that the improvements on the remainder of the 2 Executive Property complies with each of the reciprocal easement agreements affecting the 2 Executive Property; (iii) the borrower records an approved REA for the Release Parcel in the appropriate land records; (iv) the remainder of the 2 Executive Property and all building improvements thereon will continue to comply with all applicable laws following the transfer of the Release Parcel therefrom, including, without limitation, building density, setback, parking and other applicable zoning requirements; (v) upon the release of the Release Parcel from the lien of the lender’s mortgage, title to the Release Parcel will be transferred to a person or entity other than the borrower or any SPE owner of the borrower; and (vi) such release of the Release Parcel is in compliance of any and all REMIC requirements.

Ground Lease. None.

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No. 4 – Gloucester Premium Outlets

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No. 4 – Gloucester Premium Outlets

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No. 4 – Gloucester Premium Outlets

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Annex A-3	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type–- Subtype:	Retail – Outlet Center
% of IPB:	5.9%	Net Rentable Area (SF):	378,515
Loan Purpose:	Refinance	Location:	Blackwood, NJ
Borrower:	Gloucester Premium Outlets, LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(4):	89.8%
Interest Rate:	6.12400%	Occupancy Date:	12/19/2022
Note Date:	2/3/2023	4th Most Recent NOI (As of)(5):	$12,542,389 (12/31/2019)
Maturity Date:	3/1/2033	3rd Most Recent NOI (As of)(5):	$9,669,364 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,789,634 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$10,591,093 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	78.9%
Amortization Type:	Interest Only	UW Revenues:	$18,425,444
Call Protection(2):	L(25),D(89),O(6)	UW Expenses:	$6,960,965
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,464,479
Additional Debt(1):	Yes	UW NCF:	$10,821,004
Additional Debt Balance(1):	$25,000,000	Appraised Value / Per SF:	$145,900,000 / $385
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/17/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$198
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$198
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.32x
				UW NOI Debt Yield:	15.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	86.9%	Loan Payoff	$85,407,237	99.0%
Borrower Sponsor Equity	11,269,500	13.1	Closing Costs	862,263	1.0
Total Sources	$86,269,500	100.0%	Total Uses	$86,269,500	100.0%
(1)	The Gloucester Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes totaling $75.0 million (the “Gloucester Premium Outlets Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Gloucester Premium Outlets Whole Loan.
(2)	The borrower has the option to defease the Gloucester Premium Outlets Whole Loan in full, but not in part, at any time after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 1, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer. If any pari passu note is not securitized by April 1, 2026 and the date that is two years from the securitization of the last note has not passed, the borrower may prepay such non-securitized note(s) (provided such prepayment will include a yield maintenance premium) in whole, but not in part, in conjunction with the defeasance of any securitized pari passu note(s).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Occupancy includes temporary tenants. As of December 19, 2022, the Gloucester Premium Outlets Property was 77.5% leased excluding temporary tenants.
(5)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI is due to the impact of the COVID-19 pandemic on the retail sector and the Gloucester Premium Outlets Property (as defined below).

The Loan. The Gloucester Premium Outlets mortgage loan (the “Gloucester Premium Outlets Mortgage Loan”) is part of the Gloucester Premium Outlets Whole Loan with an original principal balance of $75,000,000. The Gloucester Premium Outlets Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in an outlet center located in Blackwood, New Jersey totaling 378,515 square feet (the “Gloucester Premium Outlets Property”). The Gloucester Premium Outlets Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.12400% per annum. The Gloucester Premium Outlets Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360

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No. 4 – Gloucester Premium Outlets

basis. The controlling Note A-1-1 and non-controlling Note A-2-1, with an aggregate original principal balance of $50,000,000, will be included in the BBCMS 2023-C19 securitization trust. The remaining notes are currently held by affiliates of Barclays and SGFC and are expected to be contributed to one or more future securitization trusts. The Gloucester Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$36,666,667	$36,666,667	BBCMS 2023-C19	Yes
Note A-1-2(1)	$18,333,333	$18,333,333	Barclays	No
Note A-2-1	$13,333,333	$13,333,333	BBCMS 2023-C19	No
Note A-2-2(1)	$6,666,667	$6,666,667	SGFC	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Gloucester Premium Outlets Property consists of a 378,515 square foot retail outlet center situated on approximately 59.3 acres in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. The Gloucester Premium Outlets Property was built in 2015 as an open-air shopping center. There are 1,942 parking spaces (resulting in a ratio of approximately 5.1 spaces per 1,000 square feet) at the Gloucester Premium Outlets Property. As of December 19, 2022, the Gloucester Premium Outlets Property was 89.8% leased including temporary tenants and 77.5% leased excluding temporary tenants. The largest tenants at the Gloucester Premium Outlets Property are Nike Unite, Old Navy, Polo Ralph Lauren and Under Armour with the remaining space leased to various national and local tenants, such as Gap Outlet, Columbia Sportswear Company, Banana Republic Factory, Express Factory Outlet and Tommy Hilfiger. Sales on the majority of clothing and footwear purchases are tax-free. Based on the trailing 12 months ending in December 2022, the Gloucester Premium Outlets Property had total sales per square foot of $514 with an occupancy cost of 9.8% and comparable in-line sales for tenants less than 10,000 square feet of $470 per square foot with an occupancy cost of 11.2%.

Major Tenants.

Nike Unite (15,000 square feet; 4.0% of NRA; 3.3% of underwritten base rent). Nike Unite is an affiliate of Nike Inc., an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. According to the borrower sponsor, the Nike Unite location at the Gloucester Premium Outlets Property had approximately $14.3 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $953 and an occupancy cost of 4.8%. Nike Unite’s sales have grown by 8.0% compared to pre-COVID year end 2019 sales. Nike Unite has been in occupancy at the Gloucester Premium Outlets Property since it opened in 2015, has a lease expiration date in January 2026 and has one five-year renewal option.

Old Navy (14,004 square feet; 3.7% of NRA; 4.2% of underwritten base rent). Old Navy is an American clothing and accessories retailing company owned by Gap Inc. offering affordable apparel options for adults, children and babies. Old Navy commenced its current lease at the Gloucester Premium Outlets Property in November 2022, which includes an approximately 4,000 square foot expansion on their previous space. The Old Navy location at the Gloucester Premium Outlets Property had approximately $5.6 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $397 and an occupancy cost of 13.3%. Old Navy’s lease has an expiration date in January 2031.

Polo Ralph Lauren (12,176 square feet; 3.2% of NRA; 1.9% of underwritten base rent). Polo Ralph Lauren is an American fashion company, offering products from the mid-range to luxury segments. The Polo Ralph Lauren location at the Gloucester Premium Outlets Property had approximately $6.2 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $513 and an occupancy cost of 3.8%. Polo Ralph Lauren’s lease has an expiration date in November 2030, and it has four five-year renewal options remaining. Polo Ralph Lauren is the only tenant at the Gloucester Premium Outlets Property that pays percent-in-lieu rent, representing 3.0% of

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No. 4 – Gloucester Premium Outlets

its sales up to and including $750 per square feet of its net rentable area and for the remainder of the same lease year, 2.0% of its sales.

Under Armour (11,503 square feet; 3.0% of NRA; 3.6% of underwritten base rent). Under Armour is an American sports equipment company that manufactures footwear, sports and casual apparel. The Under Armour location at the Gloucester Premium Outlets Property had approximately $9.0 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $784 and an occupancy cost of 7.1%. Under Armour has been a tenant at the Gloucester Premium Outlets Property since August 2015 and has a lease expiration in August 2025.

Environmental. According to the Phase I environmental assessment dated January 10, 2023, there was no evidence of any recognized environmental conditions at the Gloucester Premium Outlets Property.

Historical and Current Occupancy(1)
2019	2020(2)	2021(2)	Current(3)
87.0%	89.0%	86.0%	89.8%
(1)	Historical Occupancies are as of December 31 of each respective year and reflects occupancy including temporary tenants.
(2)	The decrease in occupancy from 2020 to 2021 is due to certain tenants exercising termination options during the COVID-19 pandemic.
(3)	Current Occupancy is as of December 19, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Nike Unite(5)	A1/AA-/NR	15,000	4.0%	$21.09	$316,348	3.3%	1/31/2026	$953	4.8%
Old Navy	Ba3/BB/NR	14,004	3.7	$28.71	402,055	4.2	1/31/2031	$397	13.3%
Polo Ralph Lauren(6)(7)	A3/A-/NR	12,176	3.2	$15.39	187,389	1.9	11/30/2030	$513	3.8%
Under Armour	Ba3/BB/NR	11,503	3.0	$29.94	344,409	3.6	8/31/2025	$784	7.1%
Gap Outlet	Ba3/BB/NR	8,575	2.3	$29.28	251,076	2.6	1/31/2026	$392	14.1%
Columbia Sportswear Company	NR/NR/NR	8,327	2.2	$35.47	295,359	3.1	1/31/2026	$468	14.1%
Banana Republic Factory	Ba3/BB/NR	8,160	2.2	$29.28	238,925	2.5	1/31/2026	$424	13.1%
Express Factory Outlet	NR/NR/NR	7,851	2.1	$34.84	273,499	2.8	1/31/2026	$626	10.1%
Tommy Hilfiger	NR/NR/NR	7,847	2.1	$31.04	243,571	2.5	8/31/2025	$307	19.3%
J. Crew Factory Store	NR/NR/NR	7,500	2.0	$25.33	190,000	2.0	1/31/2024	$280	14.2%
Major Tenants		100,943	26.7%	$27.17	$2,742,630	28.3%
Other Tenants(8)		238,953	63.1%	$29.05	$6,940,739	71.7%
Occupied Collateral Total		339,896	89.8%	$28.49	$9,683,369	100.0%
Vacant Space		38,619	10.2%
Collateral Total		378,515	100.0%

(1)	Based on underwritten rent roll dated December 19, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through January 2024.
(4)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in December 2022.
(5)	Nike Unite has one, five-year renewal option.
(6)	Polo Ralph Lauren has four, five-year renewal options.
(7)	Polo Ralph Lauren percent in lieu rent underwritten to the borrower sponsor provided rent roll dated December 19, 2022, borrower sponsor provided sales data and contractual lease terms.
(8)	Other Tenants includes temporary tenants. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.
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No. 4 – Gloucester Premium Outlets
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	38,619	10.2%	NAP	NA	P	38,619	10.2%	NAP	NAP
2023 & MTM(3)	17	51,649	13.6	$709,409	7.3%		90,268	23.8%	$709,409	7.3%
2024	8	30,182	8.0	841,919	8.7		120,450	31.8%	$1,551,327	16.0%
2025	28	107,726	28.5	4,001,031	41.3		228,176	60.3%	$5,552,358	57.3%
2026	17	92,400	24.4	2,634,658	27.2		320,576	84.7%	$8,187,016	84.5%
2027	2	9,496	2.5	264,261	2.7		330,072	87.2%	$8,451,277	87.3%
2028	1	1,522	0.4	50,241	0.5		331,594	87.6%	$8,501,518	87.8%
2029	3	8,161	2.2	256,498	2.6		339,755	89.8%	$8,758,017	90.4%
2030	1	12,176	3.2	187,389	1.9		351,931	93.0%	$8,945,405	92.4%
2031	4	26,584	7.0	737,963	7.6		378,515	100.0%	$9,683,369	100.0%
2032	0	0	0.0	0	0.0		378,515	100.0%	$9,683,369	100.0%
2033	0	0	0.0	0	0.0		378,515	100.0%	$9,683,369	100.0%
2034 & Beyond	0	0	0.0	0	0.0		378,515	100.0%	$9,683,369	100.0%
Total	81	378,515	100.0%	$9,683,369	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through January 2024 and percent in lieu rent for Polo Ralph Lauren. Percent in lieu rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(3)	2023 & MTM include temporary tenants totaling 46,659 SF. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,183,114	$8,927,455	$8,145,082	$8,351,073	$8,810,287	$23.28	38.4%
Contractual Rent Steps(3)	0	0	0	0	111,693	0.30	0.5
Percent in Lieu Rent(4)	741,041	318,858	237,108	204,170	187,389	0.50	0.8
Overage Rent	662,121	200,935	1,964,039	1,825,251	1,424,175	3.76	6.2
Temporary Tenant Rent	492,686	447,588	638,306	564,360	574,000	1.52	2.5
Vacant Income	0	0	0	0	4,837,836	12.78	21.1
Gross Potential Rent	$11,078,962	$9,894,836	$10,984,535	$10,944,854	$15,945,380	$42.13	69.5%
Total Reimbursements	7,236,956	6,661,768	6,067,245	6,182,830	6,984,900	18.45	30.5
Net Rental Income	$18,315,918	$16,556,604	$17,051,780	$17,127,684	$22,930,280	$60.58	100.0%
Other Income	399,727	297,045	355,043	367,894	333,000	0.88	1.5
(Vacancy/Credit Loss)	(175,669)	(1,473,798)	79,044	(65,341)	(4,837,836)	(12.78)	(21.1)
Effective Gross Income	$18,539,976	$15,379,851	$17,485,867	$17,430,237	$18,425,444	$48.68	80.4%

Total Expenses	$5,997,587	$5,710,487	$6,696,233	$6,839,144	$6,960,965	$18.39	37.8%

Net Operating Income(5)	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$11,464,479	$30.29	62.2%

Total TI/LC, Capex/RR	0	0	0	0	643,476	1.70	3.5

Net Cash Flow	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$10,821,004	$28.59	58.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through January 2024.
(4)	Percent in Lieu Rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(5)	The decrease in Net Operating Income from 2019 to 2020 is primarily driven by the impact of the COVID-19 pandemic on the retail sector.

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No. 4 – Gloucester Premium Outlets

The Market. The Gloucester Premium Outlets Property is located in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. Blackwood is considered a suburban location within the Philadelphia core-based statistical area and the eighth largest metropolitan statistical area in the United States. The Gloucester Premium Outlet Property’s proximity to Route 168, Route 42, College Road and Zimmerman Road allows access to shoppers from the surrounding area as well as travelers between Philadelphia and Atlantic City. According to the appraisal, as of 2022, the population within a one-mile, two-mile and three-mile radius totaled 6,243, 31,301 and 78,222 people, respectively, and average household income for the same radii was $92,840, $105,074 and $103,762, respectively.

According to the appraisal, the Gloucester Premium Outlets Property is situated within the Philadelphia retail market and the Camden County retail submarket. As of the third quarter of 2022, the total inventory of the Philadelphia retail market was approximately 62.9 million square feet with an 11.0% vacancy rate and asking rents of $21.59 per square foot. For the same time period, the total inventory for the Camden County retail submarket was approximately 6.5 million square feet with a 17.3% vacancy rate and asking rents of $16.86 per square foot.

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No. 4 – Gloucester Premium Outlets

The appraiser identified three properties that are primary competition and five properties that are secondary competition to the Gloucester Premium Outlets Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Major Tenants	Sales PSF	Distance to Subject
Gloucester Premium Outlets 100, 200, 300, 400 and 600 Premium Outlets Drive Blackwood, NJ	2015	89.8%(2)	378,515(2)	Nike Unite Old Navy Polo Ralph Lauren Under% Armour	$514(3)	--
Primary Competition
Tanger Outlets The Walk 1931 Atlantic Avenue Atlantic City, NJ	2003	80.0%	491,000	H&M Nike Factory Outlet Old Navy Outlet Polo Ralph Lauren	$440	46.0 miles southeast
Jackson Premium Outlets 537 Monmouth Road Jackson, NJ	1997	96.0%	285,000	Banana Republic Crate & Barrel Under Armour Nike Polo Ralph Lauren	$390	52.0 miles northeast
Philadelphia Premium Outlets 18 Lightcap Road Pottstown, PA	2007	94.0%	555,000	Last Call Neiman Marcus Nike Factory Outlet Polo Ralph Lauren Columbia Sportswear	$555	52.0 miles northwest
Secondary Competition
Deptford Mall 1750 Deptford Center Road Depford, NJ	1975	95.0%	1,040,000	Boscov’s JC Penney Macy’s Dick’s Sporting Goods	$585	5.0 miles north
Voorhees Town Center 2120 Voorhees Town Center Voorhees, NJ	1970	70.0%	733,000	Boscov’s Vacant – Macy’s	$150	7.5 miles northeast
Cherry Hill Mall Route 38 & Haddonfield Road Cherry Hill, NJ	1961	96.0%	1,306,000	JC Penney Macy’s Nordstrom	$936	12.0 miles north
Moorestown Mall 400 Route 38 Moorestown, NJ	1963	88.0%	922,846	Boscov’s Cooper Health Care (future) Turn 7 Liquidations	$453	15.0 miles northeast
King of Prussia Mall 160 North Gulph Road King of Prussia, PA	1962/1981	97.0%	2,600,000	Bloomingdale’s Dick’s Sporting Goods Macy’s Neiman Marcus Nordstrom Primark	$930	30.0 miles northwest
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 19, 2022.
(3)	Based on sales information provided by the borrower sponsor as of year-end 2022.
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No. 4 – Gloucester Premium Outlets

The following table presents certain information relating to comparable sales for the Gloucester Premium Outlets Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Gloucester Premium Outlets Blackwood, NJ	NAP	378,515(2)	89.8%	(2)	NAP	NAP	NAP
Airport Square North Wales, PA	Sep-22	298,719	98.0%		$82,500,000	$276.18	$288.61
Upland Square Pottstown, PA	Aug-22	400,674(3)	90.0%		$85,700,000	$213.89	$274.31
Providence Town Center Collegeville, PA	Feb-22	759,945	92.0%		$161,750,000	$212.84	$313.41
The Outlet Shoppes at Atlanta Woodstock, GA	Dec-19	404,906	90.0%		$138,666,667	$342.47	$422.95
The Outlet Shoppes at El Paso Canutillo, TX	Aug-19	433,046	93.0%		$110,900,000	$256.09	$340.60
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 19, 2022.
(3)	The Upland Square sale was inclusive of 400,674 square feet of a larger 603,965 square foot property.

The Borrower. The borrower is Gloucester Premium Outlets, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gloucester Premium Outlets Whole Loan. The non-recourse carve-out guarantor of the Gloucester Premium Outlets Whole Loan is Simon Property Group, L.P. (“SPG LP”). For so long as SPG LP or Simon Property Group, Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Gloucester Premium Outlets Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under the guaranty.

The Borrower Sponsor. The borrower sponsor is SPG LP. SPG LP is a real estate investment trust that owns, develops and manages premier shopping, dining, entertainment and mixed-use destinations. SPG LP is an S&P 100 company (NYSE: SPG) and is rated A3/A/A by Moody’s/S&P/Fitch. As of June 30, 2022, SPG LP owned or held an interest in 198 properties in the United States, including 94 malls, 69 premium outlet centers, six lifestyle centers and 29 other retail properties.

Property Management. The Gloucester Premium Outlets Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit for such amounts.

Insurance Escrows – On a monthly basis after the occurrence of a Control Event, or during a Lockbox Event Period if the borrower has not provided satisfactory evidence to the lender that the Gloucester Premium Outlets Property is covered by a blanket insurance policy acceptable to the lender, the borrower is required to escrow 1/12th of the annual estimated insurance premium payments. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit for such amounts.

Replacement Reserves – On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $7,886. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit for such amounts.

TI/LC Reserves – On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $63,086. In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit for such amounts.

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No. 4 – Gloucester Premium Outlets

A “Control Event” will occur if SPG LP and/or Simon Property Group, Inc. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Gloucester Premium Outlets Whole Loan requires a hard lockbox with springing cash management. The borrower has established a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly or in the event that the borrower or property manager receives such funds, will deposit all rents within two business days of receipt. Funds in the lockbox account, absent of a Lockbox Event Period, are required to be transferred weekly to a borrower operating account. Upon the occurrence of a Lockbox Event Period, the lender will establish a cash management account, to which, during the continuance of such Lockbox Event Period, all amounts in the lockbox account will be automatically transferred weekly for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and any amounts remaining to the excess cash flow reserve account.

A “Lockbox Event Period” will commence upon the earliest of (i) an event of default, (ii) bankruptcy action of the borrower, (iii) bankruptcy action of the manager if the manager is an affiliate of the borrower and provided the manager is not replaced within 60 days with a Qualified Manager (as defined below) and (iv) a Debt Yield Trigger Event (as defined below). A Lockbox Event Period will be cured upon, the borrower paying all of the lender’s reasonable out-of-pocket expenses incurred in connection with the termination of the Lockbox Event Period and with respect to clause (i), the cure of such event of default and with respect to clause (iii), if the borrower replaces the manager with a Qualified Manager within 60 days or the bankruptcy action of the manager is discharged within 90 days without any adverse consequences to the Gloucester Premium Outlets Property or the Gloucester Premium Outlets Whole Loan and with respect to clause (iv), the occurrence of a Debt Yield Trigger Event Cure (as defined below).

A “Qualified Manager” is (i) SPG LP and/or Simon Property Group, Inc. or an affiliate, (ii) a reputable and experienced professional management organization which (a) is not subject to any bankruptcy proceeding, (b) manages, together with its affiliates, (x) at least seven shopping centers of at least 400,000 square feet of gross leasable area and (y) retail properties and shopping centers other than the Gloucester Premium Outlets Property totaling at least 3.0 million square feet of gross leasable area, or (iii) a manager approved by the lender with written rating agency confirmation that the manager will not result in a downgrade, withdrawal or qualification of the current ratings of the securitization.

A “Debt Yield Trigger Event” will occur when the debt yield based on the trailing four calendar quarters immediately preceding the determination date is less than 12.0% for two consecutive quarters.

A “Debt Yield Trigger Event Cure” will occur when the debt yield is greater than or equal to 12.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 5 – Rialto Industrial

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No. 5 – Rialto Industrial

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No. 5 – Rialto Industrial
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$48,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$48,000,000	Property Type – Subtype:	Industrial – Warehouse /
% of IPB:	5.7%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	1,106,124
Borrower:	Rialto Merrill Holdings LLC	Location:	Rialto, CA
Borrower Sponsors:	Ezra Danziger, Paul Reisz and	Year Built / Renovated:	1989 / 2020
	Solomon Weber	Occupancy:	100.0%
Interest Rate:	7.61000%	Occupancy Date:	11/10/2022
Note Date:	11/10/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,349,341
Call Protection(2):	L(28),D(88),O(4)	UW Expenses:	$4,721,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,627,827
Additional Debt(1):	Yes	UW NCF:	$17,185,377
Additional Debt Balance(1):	$133,000,000	Appraised Value / Per SF(5):	$350,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$514,722	$128,681	N/A	Maturity Date Loan / SF:	$164
Insurance:	$122,072	$61,036	N/A	Cut-off Date LTV:	51.7%
Replacement Reserves:	$0	$9,218	N/A	Maturity Date LTV:	51.7%
Immediate Repairs:	$8,125	$0	N/A	UW NCF DSCR:	1.23x
Rent Abatement Reserve:	$9,402,054	$0	N/A	UW NOI Debt Yield:	9.7%
Litigation Reserve:	$50,000	Springing	$50,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$181,000,000	100.0%	Loan Payoff	$130,724,472	72.2%
			Closing Costs(6)	24,015,699	13.3
			Return of Equity	16,162,856	8.9
			Upfront Reserves	10,096,973	5.6
Total Sources	$181,000,000	100.0%	Total Uses	$181,000,000	100.0%
(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million (the “Rialto Industrial Whole Loan”). The Financial Information in the chart above reflects the Rialto Industrial Whole Loan.
(2)	The lockout period will be at least 28 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 28 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Operating history is not available as the Rialto Industrial Property (as defined below) has been occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(5)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(6)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Loan. The Rialto Industrial mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan is evidenced by nine pari passu notes and accrues interest at a rate of 7.61000% per annum. The Rialto Industrial Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-3-1, Note A-5 and Note A-7, with an aggregate original principal balance of $48,000,000, will be included in the BBCMS 2023-C19 securitization trust. The Rialto Industrial Whole Loan will be serviced pursuant to the

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No. 5 – Rialto Industrial

pooling and servicing agreement for the BBCMS 2022-C18 trust until the controlling Note A-4 is securitized, whereupon the Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2	$30,000,000	$30,000,000	BMO 2023-C4	No
A-3-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-3-2(1)	$5,000,000	$5,000,000	AREF or an affiliate	No
A-4(1)	$25,000,000	$25,000,000	AREF or an affiliate	Yes
A-5	$20,000,000	$20,000,000	BBCMS 2023-C19	No
A-6	$5,000,000	$5,000,000	BMO 2023-C4	No
A-7	$3,000,000	$3,000,000	BBCMS 2023-C19	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Whole Loan	$181,000,000	$181,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rialto Industrial Property is a 1,106,124 square foot industrial warehouse/distribution facility in the Inland Empire industrial submarket in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes 1,089,119 square feet of warehouse space and 17,005 square feet of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with under 5% of the building at the west end having a lower clear component of approximately 21 feet. Additionally, approximately 100,000 square feet of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1,106,124 square feet of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution LLC (“Rialto Distribution” or the “Tenant”), an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific LLC, who is the lease guarantor. A true lease opinion was obtained at origination.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until they filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for approximately $123.35 million (approximately $112 per square foot). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 square feet of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through September 2022 including the renovation of over 17,000 square feet of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 square feet of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies,

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No. 5 – Rialto Industrial

the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (an approximately 170% increase). At the origination of the Rialto Industrial Whole Loan, the Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per square foot triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per square foot for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property, which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced rapid growth in rents and compression in cap rates (see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350 million based on a 10-year leaseback at $17.40 per square foot triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently performing further upgrades to the Rialto Industrial Property which are estimated to cost no more than approximately $15 million ($13.57 per square foot) (the “TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of the existing sprinkler system on one side of the building comprising an estimated 500,000 square feet with ESFR sprinklers. The TI Project is expected to increase the pallet racking capacity of the entire 1.1 million square foot facility by 40%, which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant. Rialto Distribution (1,106,124 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific LLC. Rialto Distribution and All-Ways Pacific LLC report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted EBITDAR of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as triple net with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

Environmental. According to the Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the Rialto Industrial Property.

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Rialto Distribution signed a lease in March 2020 to occupy the entire Rialto Industrial Property. The Rialto Industrial Property had previously been owned and occupied by Toys “R” Us, who filed for bankruptcy in 2018 and subsequently sold and vacated the Rialto Industrial Property.
(2)	Current Occupancy is as of November 10, 2022.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Rialto Distribution LLC	NR/NR/NR	1,106,124	100.0%	$17.00	$18,804,108	100.0%	10/31/2042
Occupied Collateral Total / Wtd. Avg.		1,106,124	100.0%	$17.00	$18,804,108	100.0%

Vacant Space		0	0.0%

Collateral Total		1,106,124	100.0%

(1)	Based on the underwritten rent roll as of November 10, 2022.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	1,106,124	100.0	18,804,108	100.0	1,106,124	100.0%	$18,804,108	100.0%
Total	1	1,106,124	100.0%	$18,804,108	100.0%
(1)	Based on the underwritten rent roll as of November 10, 2022.

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Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$18,804,108	$17.00	79.9%
Vacant Income	0	0.00	0.0
Contractual Rent Steps	0	0.00	0.0
Gross Potential Rent	$18,804,108	$17.00	79.9%
Total Reimbursements	4,721,514	4.27	20.1
Net Rental Income	$23,525,622	$21.27	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(1,176,281)	(1.06)	(5.0)
Effective Gross Income	$22,349,341	$20.21	95.0%
Total Expenses	4,721,514	4.27	21.1
Net Operating Income	$17,627,827	$15.94	78.9%
Capital Expenditures	110,612	0.10	0.5
TI/LC	331,837	0.30	1.5
Net Cash Flow	$17,185,377	$15.54	76.9%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles east of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial submarket. According to a third-party research report, as of the second quarter of 2022, the Inland Empire industrial market had an inventory of approximately 599 million square feet, a vacancy rate of 0.2% and average rent of $17.16 per square foot, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Even as construction activity increased, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per square foot in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space coupled with high demand fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments are projected to continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per square foot for the Rialto Industrial Property.

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The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,308	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA
(1)	Information obtained from the appraisal.
(2)	Occupancy is as of November 10, 2022.

The following table presents certain information relating to comparable industrial leases for the Rialto Industrial Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(2)	1,106,124(2)	Rialto Distribution(2)	53’ – 58’	$17.00(2)	Nov-22(2)	20.0(2)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40’	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32’	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40’	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36’	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shien Fashion Group	40’	$11.16	Mar-23	10.3
(1)	Information obtained from the appraisal unless totherwise indicated.
(2)	Based on the underwritten rent roll as of November 10, 2022.

The Borrower. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the Rialto Industrial Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan.

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The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz, and Solomon Weber. Ezra Danziger, Paul Reisz, and Solomon Weber are the principals of Rialto Distribution and All-Ways Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the CEO of Rialto Distribution and All-Ways Pacific.

The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Rialto Industrial Property is managed by RD Real Estate Holdings LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per square foot annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve are equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox / Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and

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during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, (v) June 6, 2032, or (vi) if, as of December 31, 2022, the required repairs have not been completed in accordance with the Rialto Industrial Whole Loan documents; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender of notice that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project has been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to such clause (iv) (i.e., such amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iii) and clause (v) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount or (E) with respect to the matter described in clause (vi) above, upon completion of the required repairs in accordance with the Rialto Industrial Whole Loan documents. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower
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pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable square feet of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (ii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iii) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (v) receipt of a rating agency confirmation; and (vi) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$46,500,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$46,500,000	Property Type – Subtype:	Retail – Regional Mall
% of IPB:	5.5%	Net Rentable Area (SF):	2,081,286
Loan Purpose:	Refinance	Location:	Valley Stream, NY
Borrowers:	Valley Stream Green Acres LLC and Green Acres Adjacent LLC	Year Built / Renovated:	1956, 2016 / 1982, 2006, 2007
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy(4):	97.7%
Interest Rate:	5.89900%	Occupancy Date:	12/12/2022
Note Date:	1/3/2023	4th Most Recent NOI (As of):	$53,314,510 (12/31/2019)
Maturity Date:	1/6/2028	3rd Most Recent NOI (As of):	$41,001,586 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$46,618,790 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$45,174,388 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	96.2%
Amortization Type:	Interest Only	UW Revenues:	$83,514,884
Call Protection(2):	L(27),YM1(28),O(5)	UW Expenses:	$35,580,356
Lockbox / Cash Management(3):	Hard / Springing	UW NOI:	$47,934,528
Additional Debt(1):	Yes	UW NCF:	$46,364,767
Additional Debt Balance(1):	$323,500,000	Appraised Value / Per SF(6):	$679,000,000 / $326
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2022

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$178
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	54.5%
Replacement Reserves:	$0	Springing	$619,992	Maturity Date LTV(6):	54.5%
TI/LC:	$4,068,135	$0	N/A	UW NCF DSCR:	2.10x
Rollover Reserve:	$0	Springing	$2,094,342	UW NOI Debt Yield:	13.0%
Gap Rent Reserve:	$743,644	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Borrower Sponsor Equity	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Upfront Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of a whole loan evidenced by 18 pari passu notes with an aggregate original principal balance of $370,000,000. Financial Information in the chart above reflects the Green Acres Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date in February 2023. Prepayment of the Green Acres Whole Loan in full is permitted at any time on or after the earlier to occur of (i) the monthly payment date occurring in January 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected BBCMS 2023-C19 closing date in April 2023. The actual lockout period may be longer.
(3)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period (as defined below) continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(4)	Occupancy is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The as-is appraised value for the property is based on the assumption that the PILOT documents will be extended to 2031 and approximately $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is value of the property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV and Maturity Date LTV based on the estimated value of $621.0 million would be 59.6%.

The Loan. The Green Acres mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 18 pari passu promissory notes issued by Green Acres Adjacent LLC and Valley Stream Green Acres LLC in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by

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the non-controlling Notes A-5 from BMO (as defined below) and A-13-1 from DBRI (as defined below), which have an aggregate outstanding principal balance as of the Cut-off Date of $46,500,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08-acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to the regional enclosed mall and the retail power center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The relationship between the holders of the Green Acres Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$36,000,000	$36,000,000	GS	Yes
A-2	$31,500,000	$31,500,000	FIVE 2023-V1	No
A-3	$32,500,000	$32,500,000	Benchmark 2023-B38(2)	No
A-4(1)	$24,000,000	$24,000,000	BMO	No
A-5	$21,500,000	$21,500,000	BBCMS 2023-C19	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7	$18,500,000	$18,500,000	FIVE 2023-V1	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9	$50,000,000	$50,000,000	BANK5 2023-5YR1(3)	No
A-10	$20,000,000	$20,000,000	BANK 2023-BNK45	No
A-11	$10,000,000	$10,000,000	BANK5 2023-5YR1(3)	No
A-12	$10,000,000	$10,000,000	BANK5 2023-5YR1(3)	No
A-13-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-13-2(1)	$5,000,000	$5,000,000	DBRI	No
A-14	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-15-1	$17,500,000	$17,500,000	Benchmark 2023-B38(2)	No
A-15-2(1)	$2,500,000	$2,500,000	DBRI	No
A-16(1)	$15,000,000	$15,000,000	DBRI	No
Whole Loan	$370,000,000	$370,000,000
(1)	Expected to be contributed to one or more future securitization(s).
(2)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(3)	The BANK5 2023-5YR1 securitization is expected to close on or about April 19, 2023.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level super-regional mall known as “Green Acres Mall” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 120.8-acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by over 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by the 11 largest tenants by square feet. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Green Acres Adjacent LLC owns Green Acres Commons and Valley Stream Green Acres LLC owns Green Acres Mall and the leasehold interest in the Walmart Parcel. The fee interests in the Green Acres Property owned by the applicable borrower represents

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approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Major Tenants.

Macy's and Macy’s Men’s and Furniture (390,503 square feet; 18.8% of NRA; 1.9% of underwritten base rent; Moody’s/S&P/Fitch: Ba2/BB+/BBB-): Founded in 1858 and headquartered in New York, New York, Macy’s is a department store chain with 510 locations as of the third quarter of 2023. Macy’s occupies two separate anchor boxes at the Green Acres Property: (i) a Macy’s; and (ii) Macy’s Men’s and Furniture (together with Macy’s, “Macy’s and Macy’s Men’s and Furniture”). Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) under a lease that has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s Men’s and Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034.

Walmart (173,450 square feet; 8.3% of NRA; 6.3% of underwritten base rent; Moody’s/S&P/Fitch: Aa2/AA/AA): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two, five-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above. See “Ground Lease” below.

SEARS (144,537 square feet; 6.9% of NRA; 0.2% of underwritten base rent): SEARS closed its location at the Green Acres Property in April 2021. However, SEARS remains in control of its leased space and is obligated to pay full rent under the terms of the lease, which runs through October 31, 2028. SEARS remains current on its rent.

Environmental. The Phase I environmental assessment dated December 20, 2022 identified six recognized environmental conditions at the Green Acres Property related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
96.4%	89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year and include all signed leases and specialty leasing greater than six months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(2)	Based on the underwritten rent roll dated December 12, 2022, including leases executed by the origination date of January 3, 2023, and is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.

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Top Tenant Summary(1)(2)
Tenant	Ratings Moody’s/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF / Year(5)	UW Occ. Costs(5)	Lease Exp. Date
Macy's and Macy’s Men’s and Furniture(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)
Walmart	Aa2/AA/AA	173,450	8.3	$19.97	3,463,189	6.3	NAV	NAV	8/31/2028
SEARS(7)	NR/NR/NR	144,537	6.9	$0.86	125,000	0.2	NAV	NAV	10/31/2028
BJ's Wholesale Club(8)	NR/BB+/NR	127,750	6.1	$30.38	3,881,310	7.1	$863	5.1%	1/31/2027
KOHL'S(7)	Ba2/BB+/BBB-	116,392	5.6	$17.61	2,049,642	3.8	NAV	NAV	1/31/2031
Shopper's World	NR/NR/NR	72,795	3.5	$8.41	612,000	1.1	$54	15.5%	7/31/2026
DICK'S Sporting Goods	Baa3/BBB/NR	70,714	3.4	$34.65	2,450,240	4.5	$173	29.4%	1/31/2027
Burlington	NR/BB+/NR	61,837	3.0	$24.25	1,499,547	2.7	$398	9.9%	1/31/2032
Primark(9)	NR/NR/NR	49,069	2.4	$16.30	800,000	1.5	NAV	NAV	1/31/2034
Best Buy	A3/BBB+/NR	44,400	2.1	$45.81	2,033,802	3.7	NAV	NAV	1/31/2027
Top 10 Tenants		1,251,447	60.1%	$14.34	$17,939,723	32.9%
Other Tenants		781,377	37.5%	$46.90	$36,644,060	67.1%
Occupied Collateral Total / Wtd. Avg.		2,032,824	97.7%	$26.85	$54,583,783	100.0%

Vacant Space		48,462	2.3%

Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	The Green Acres Property has 11 anchor and major tenants (10 of which are shown in the table above). The 11 anchor and major tenants (including 24 Hour Fitness which is not shown in the table above) represent approximately 62.1% of net rentable area and approximately 35.3% of total UW Base Rent.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	% of Total UW Base Rent, UW Base Rent PSF, and UW Base Rent include contractual rent steps through February 2024.
(5)	UW Occ. Costs is based upon the Sales PSF / Year as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(6)	Macy’s Men’s and Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one, eight-year and 11-month extension option remaining. Macy’s and Macy’s Men’s & Furniture are treated as a single tenant for the purposes of the number of tenants shown at the Green Acres Property.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
(8)	Information in this table includes recently executed lease for a 5,000 square foot fueling station that has an expected rent commencement date of September 1, 2023. We cannot assure you that the tenant will begin paying rent as expected or at all. $227,767 in gap rent was reserved for BJ’s Wholesale Club at origination.
(9)	The borrower sponsor has informed us that the Primark tenant is expected to take occupancy in May 2023.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)(4)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(5)(6)	% of UW Base Rent Expiring(5)(6)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(5)(6)	Cumulative % of UW Base Rent Expiring(5)(6)
Vacant	NAP	48,462	2.3%	NAP	NA	P	48,462	2.3%	NAP	NA	P
2023 & MTM	25	132,183	6.4	$5,381,671	9.9%		180,645	8.7%	$5,381,671	9.9%
2024	16	59,279	2.8	3,304,451	6.1		239,924	11.5%	$8,686,122	15.9%
2025	23	103,199	5.0	4,405,507	8.1		343,123	16.5%	$13,091,630	24.0%
2026	18	474,521	22.8	8,833,644	16.2		817,644	39.3%	$21,925,273	40.2%
2027	21	317,183	15.2	14,275,570	26.2		1,134,827	54.5%	$36,200,843	66.3%
2028	6	329,772	15.8	4,510,131	8.3		1,464,599	70.4%	$40,710,974	74.6%
2029	7	18,831	0.9	937,351	1.7		1,483,430	71.3%	$41,648,326	76.3%
2030	5	14,437	0.7	1,257,971	2.3		1,497,867	72.0%	$42,906,297	78.6%
2031	6	165,348	7.9	4,001,519	7.3		1,663,215	79.9%	$46,907,815	85.9%
2032	3	94,565	4.5	2,304,890	4.2		1,757,780	84.5%	$49,212,706	90.2%
2033	3	24,165	1.2	508,680	0.9		1,781,945	85.6%	$49,721,386	91.1%
2034 & Beyond	7	264,497	12.7	4,406,833	8.1		2,046,442	98.3%	$54,128,219	99.2%
Storage / Other(4)	98	34,844	1.7	455,564	0.8		2,081,286	100.0%	$54,583,783	100.0%
Total	238	2,081,286	100.0%	$54,583,783	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one, eight year and 11-month extension option remaining.
(4)	The number of leases shown above include two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The UW Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
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Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten(1)	PSF	%(2)
Rents in Place(1)	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$54,583,783	$26.23	62.2%
Vacant Income(3)	0	0	0	0	3,360,780	1.61	3.8
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	$27.84	66.0%
Other Commercial Income(4)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	1.94	4.6
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	12.23	29.0
UW Adjustments	0	0	0	0	339,465	0.16	0.4
Other Revenue(5)	769,425	102,602	95,907	180,781	23,686	0.01	0.0
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	$42.19	100.0%
(Vacancy/Credit Loss)(6)	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(2.06)	(4.9)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13	95.1%
Total Expenses(7)	26,632,410	28,007,136	30,285,085	31,812,161	35,580,356	17.10	42.6
Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03	57.4%
Capital Expenditures	0	0	0	0	455,855	0.22	0.5
TI/LC	0	0	0	0	1,113,906	0.54	1.3
Net Cash Flow(8)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28	55.5%
(1)	TTM reflects the trailing 12-month period ending September 30, 2022. Underwritten Rents in Place are higher than TTM Rents in Place due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(4)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income.
(5)	Other Revenue reflects the borrowers’ in-place miscellaneous income.
(6)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% leased based on the December 12, 2022 underwritten rent roll, including leases executed by the origination date of January 3, 2023.
(7)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA (as defined below) approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(8)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.

The Market. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). The Nassau-Suffolk MSA economy is driven by the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately five miles from John F. Kennedy airport. The local area is composed of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-65.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. The

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Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot as of the second quarter 2022.

The following table presents certain information relating to comparable retail centers for the Green Acres Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956, 2016 / 1982, 2006, 2007	2,081,286(2)	97.7%(2)	NAP	$727.00(3)	Macy’s Walmart Dick’s Sporting Goods BJ’s Wholesale Club Primark 24 Hour Fitness Burlington Best Buy Shopper’s World Target (non-collateral) Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s Dick’s Sporting Goods JC Penney Macy’s Neiman Marcus Nordstrom Primark
Queens Center Mall(4) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M J.C. Penney Macy’s XXI Forever
Kings Plaza Shopping Center(4) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy Burlington H&M Lowe’s Macy’s Primark Target XXI Forever Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M IKEA Round One Target Showcase
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated December 12, 2022.
(3)	Represents sales per square foot as of September 30, 2022. Sales PSF inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF, arcades and non-retail stores.
(4)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

The Borrowers. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC and Green Acres Adjacent LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a

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schedule to the related loan agreement and (ii) approximately $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period (as defined below), if the borrowers fail to deliver evidence taxes have been timely paid, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) SEARS, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $25,833. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $619,992. The tenants listed in clause (i) through (xvi) above collectively represent 40.4% of the NRA and 24.5% of UW Base Rent.

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale Club, Primark, Walmart, KOHL’S, DICK’S Sporting Goods and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox / Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

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A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s Sporting Goods and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant will not have “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store will not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant will not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Subordinate Debt. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Mezzanine Debt. None.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”), the base rent under the Walmart Ground Lease is a fixed amount equal to $1,080,000 per annum ($90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and $1,500,000 per annum ($125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent. The Walmart Ground Lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the Walmart Ground Lease (including rejection of the Walmart Ground Lease in

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bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.7%	Net Rentable Area (SF):	269,873
Loan Purpose:	Acquisition	Location:	Herndon, VA
Borrower:	Mirabaud RE South Lake Owner LLC	Year Built / Renovated:	2008 / 2020
Borrower Sponsor:	Mirabaud RE South Lake Owner LLC	Occupancy:	100.0%
Interest Rate:	6.05800%	Occupancy Date:	3/2/2023
Note Date:	3/2/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/5/2028	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$10,913,588
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$2,696,610
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,216,978
Additional Debt(1):	Yes	UW NCF:	$8,149,510
Additional Debt Balance(1):	$20,500,000	Appraised Value / Per SF:	$110,250,000 / $409
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$224
Taxes:	$418,815	$104,704	N/A	Maturity Date Loan / SF:	$224
Insurance:	$10,186	$10,186	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$5,622	N/A	Maturity Date LTV:	54.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.19x
Amazon Lease Parking Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,500,000	53.2%	Purchase Price	$110,250,000	97.0%
Borrower Sponsor Equity	53,186,155	46.8	Closing Costs	3,007,154	2.6
			Reserves	429,001	0.4
Total Sources	$113,686,155	100.0%	Total Uses	$113,686,155	100.0%
(1)	The South Lake at Dulles Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $60.5 million (the “South Lake at Dulles Whole Loan”). The Financial Information in the chart above reflects the South Lake at Dulles Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.
(3)	Historical NOI is unavailable as the South Lake at Dulles Property (as defined below) was acquired by the borrower at the origination of the South Lake at Dulles Whole Loan, and the prior owner did not provide such information.
(4)	Unless a written waiver is obtained from Amazon (as defined below) that no parking work is required at the South Lake at Dulles Property, 60 days after the origination date the borrower will be required to deposit an amount equal to $300,000, which represents the estimated cost to create additional parking spaces and/or charging stations at the South Lake at Dulles Property as required by the Amazon lease, into the Amazon Lease Parking Reserve subaccount.

The Loan. The South Lake at Dulles mortgage loan (the “South Lake at Dulles Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 269,873 square foot suburban office property located in Herndon, Virginia (the “South Lake at Dulles Property”). The South Lake at Dulles Whole Loan is structured to be Shari’ah compliant; to facilitate such compliance, the borrower has entered into a master lease, and the master lessee subleases the South Lake at Dulles Property to the end-user tenant. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus. The South Lake at Dulles Whole Loan consists of three pari passu notes and accrues interest at a rate of 6.05800% per annum. The South Lake at Dulles Whole Loan has a five-year term and is interest-only for the term of the loan. The controlling Note A-1, with an original principal balance of $40,000,000, will

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be included in the BBCMS 2023-C19 securitization trust. The remaining non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $20,500,000, are expected to be contributed to one or more future securitization trust(s). The South Lake at Dulles Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C19	Yes
A-2(1)	$10,500,000	$10,500,000	SGFC	No
A-3(1)	$10,000,000	$10,000,000	SGFC	No
Total	$60,500,000	$60,500,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The South Lake at Dulles Property is a 269,873 square foot suburban office building located in Herndon, Virginia. The South Lake at Dulles Property is solely occupied by Amazon.com Services, Inc. (“Amazon”). The South Lake at Dulles Property consists of one, ten-story building situated on an approximately 7.48-acre parcel. There is surface and garage parking available for 918 cars, resulting in a parking ratio of approximately 3.40 spaces per 1,000 square feet. The South Lake at Dulles Property was renovated in 2020 for approximately $42.0 million to customize the site for Amazon’s occupancy. Amazon invested approximately $18.0 million, approximately 43% of the total renovation investment. Renovations at the South Lake at Dulles Property included a full-service café with a coffee bar, conference facilities, a fitness center, mother’s room suites, tenant gaming rooms, EV charging stations in the parking garage, an outdoor dog park, bicycle room, updates to finishes in the main lobby and elevator lobbies, upgraded base building systems, and restrooms on each floor. Additionally, Amazon invested in new furniture and state-of-the-art workstations at the South Lake at Dulles Property. The Chief Security Officer of Amazon is located in the South Lake at Dulles Property and is one of the highest-ranking employees outside of Amazon’s headquarters in Seattle. Due to the sensitivity around his groups’ work, they required a separate high-security building to house the security and data center teams. The South Lake at Dulles Property was specifically designed to monitor the Amazon Web Services (“AWS”) data center infrastructure globally. All AWS data center facilities are monitored from the South Lake at Dulles Property, which contains a command-center style Network Operations Center (“NOC”) and Facilities Operations Center (“FOC”). The NOC and FOC are highly secure rooms, staffed 24/7 to monitor all AWS data centers globally.

Sole Tenant. Amazon.com Services, Inc. (269,873 square feet; 100.0% of NRA; 100.0% of underwritten base rent; Moody’s/S&P/Fitch: A1/AA/AA-): Amazon has been the sole tenant at the South Lake at Dulles Property since April 2020, and the South Lake at Dulles Property serves as support for AWS’s data center network. Founded in 1994 by Jeff Bezos, Amazon is the world’s largest online retailer. Amazon’s principal offerings include cloud computing, e-commerce, artificial intelligence and digital streaming services. AWS’ net sales increased 29% in 2022 to approximately $80 billion. Launched in 2006, AWS provides cloud computing services to businesses in 190 countries. As of November 2022, Amazon had approximately 110 active fulfillment centers in the United States and 185 centers globally. As of December 31, 2022, Amazon had approximately 1,541,000 employees worldwide. Amazon has a lease expiration in April 2032 and two, seven-year extension options remaining. Amazon has the right to terminate its lease with respect up to four contiguous floors totaling 110,823 square feet (on floors 7-10) (the “Designated Contraction Space”) effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period (as defined below) will be implemented as described in the “Lockbox / Cash Management” section below.

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Environmental. According to a Phase I environmental assessment dated February 27, 2023, there was no evidence of any recognized environmental conditions at the South Lake at Dulles Property.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the South Lake at Dulles Property since 2020 and are as of December 31 of each year, respectively.
(2)	Current Occupancy is as of March 2, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date(3)
Amazon	A1 / AA / AA-	269,873	100.0%	$40.67	$10,975,735	100.0%	4/30/2032
Occupied Collateral Total / Wtd. Avg.		269,873	100.0%	$40.67	$10,975,735	100.0%

Vacant Space		0	0.0%

Collateral Total		269,873	100.0%

(1)	Based on the underwritten rent roll dated February 22, 2023.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(3)	Amazon has two, seven-year extension options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028(4)	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	269,873	100.0	10,975,735	100.0		269,873	100.0%	$10,975,735	100.0%
2033	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
2034 & Beyond	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
Total	1	269,873	100.0%	$10,975,735	100.0%
(1)	Based on the underwritten rent roll dated February 22, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(4)	Amazon has the right to terminate the Designated Contraction Space effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period will be implemented.
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Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Straight Line Rent(2)	$10,975,735	$40.67	97.8%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$10,975,735	$40.67	97.8%
Total Reimbursements	245,494	0.91	2.2
Net Rental Income	$11,221,229	$41.58	100.0%
(Vacancy/Credit Loss)	(337,534)	(1.25)	(3.0)
Other Income	29,893	0.11	0.3
Effective Gross Income	$10,913,588	$40.44	97.3%
Total Expenses	2,696,610	9.99	24.7
Net Operating Income	$8,216,978	$30.45	75.3%
Capital Expenditures	67,468	0.25	0.6
TI/LC	0	0.00	0.0
Net Cash Flow	$8,149,510	$30.20	74.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the% remainder of fields.
(2)	Underwritten Straight Line Rent is straight lined over the loan term to $10,975,735.

The Market. The South Lake at Dulles Property is located in Herndon, Virginia, approximately 26 miles west of Downtown Washington, D.C. The South Lake at Dulles Property is located along the south side of the Dulles Toll Road and west side of Sunrise Valley Drive, in the Reston/Herndon submarket of Fairfax County, Virginia. Primary regional access to the area is provided via Interstate 66, U.S. Route 50, VA Route 28 and the Dulles Toll Road. Interstate 66 is the primary east-west interstate in the Northern Virginia region and extends from Washington, D.C. to the east to Interstate 81 to the west. U.S. Route 50 is a major east-west arterial through Northern Virginia, carrying traffic from Maryland, through Arlington and Fairfax counties, and into western Virginia. The immediate area surrounding the South Lake at Dulles Property consists of a mix of retail, office and large residential developments. Innovation Center Rail Station is located approximately 1.0-mile northeast of the South Lake at Dulles Property, which is part of phase II of construction that extends the Silver Line west towards Washington Dulles International Airport. The South Lake at Dulles Property is adjacent to the master planned mixed-use development, Dulles Station, which will contain approximately 380,000 square feet of Class A office space, over 1,000 residential units with another 800 under development, two hotels and approximately 50,000 square feet of retail and restaurant space. Other retail centers in the area include Reston Town Center, The Village Center at Dulles and Worldgate Center. According to a third-party report, the estimated 2022 population within a one-, three- and five-mile radius of the South Lake at Dulles Property was 12,441, 78,552 and 221,898, respectively. The 2022 average household income within the same radii was $129,654, $147,081 and $155,841, respectively.

According to the appraisal, the South Lake at Dulles Property is located within the Northern Virginia office market. As of the third quarter of 2022, the Northern Virginia office market reported inventory of approximately 134.5 million square feet with an overall vacancy rate of 20.0% and an average annual asking Class A rent of $36.92 per square foot. As of the third quarter of 2022, the Northern Virginia office market reported positive absorption of 55,357 square feet and 814,872 square feet of new construction.

According to the appraisal, the South Lake at Dulles Property is located within the Reston/Herndon office submarket. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported office inventory of approximately 26.8 million square feet with an overall vacancy rate of 20.8% and an average annual asking Class A rent of $35.78 per square foot. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported positive absorption of 12,873 square feet and 613,467 square feet of new construction.

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The following table presents certain information relating to the comparable office leases for the South Lake Dulles Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
South Lake at Dulles 13820 Sunrise Valley Drive Herndon, VA	2008	100.0%(2)	269,873(2)	Amazon(2)	269,873(2)	$40.67(2)	Apr-20(2)	144(2)
Dulles Metro Center 2325 Dulles Corner Boulevard Herndon, VA	2001	NAV	212,000	Maxar Technologies	99,659	$36.45	Jun-22	124
Stonegate 15050 Conference Center Drive Chantilly, VA	2000	NAV	142,447	Peraton	142,477	$31.75	May-22	60
Parkway Square 460 Herndon Parkway Herndon, VA	1986	NAV	206,000	The Boeing Company	204,617	$30.44	Mar-22	82
Page Building 801 Follin Lane Vienna, VA	1971	NAV	190,038	Federal Bureau of Investigation	190,038	$33.23	Mar-22	240
Silverline Center 7900 Westpark Drive McClean, VA	1987	NAV	565,003	Clark Construction	114,345	$36.00	Dec-21	72
Overlook Towers 2550 Wasser Terrace Herndon, VA	2007	NAV	217,074	Airbus Americas, Inc.	119,242	$37.50	Aug-21	132
South Tower 7799 Leesburg Pike Tysons Corner, VA	1984	NAV	190,471	PAE Shield	54,143	$35.84	Jul-21	42
North Building 2235 Monroe Street Reston, VA	2002	NAV	162,275	Harris Corporation	161,359	$36.25	Apr-21	114
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated February 22, 2023, which includes straight lining the rent to $10,975,735 over the term of the South Lake at Dulles Whole Loan.

The following table presents certain information relating to the comparable office sales for the South Lake Dulles Property:

Comparable Office Sales(1)
Property / Location	Net Rentable Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
South Lake at Dulles 13820 Sunrise Valley Drive Herndon, VA	269,873(2)	2008 / 2020	100.0%(2)	Mar-2023	$110,250,000	$408.53
Dulles Station West 2300 Dulles Station Boulevard Herndon, VA	178,110	2007 / NAP	98.3%	Dec-2022	$51,500,000	$289.15
Century Engineering 10710 Gilroy Road Cockeysville, MD	57,093	2006 / NAP	100.0%	Jun-2022	$21,650,000	$379.21
Arboretum II North & South 2245 & 2235 Monroe Street Herndon, VA	323,716	2002 / 2019	100.0%	Mar-2022	$142,000,000	$438.66
Founder’s Square South 675 North Randolph Street Arlington, VA	352,740	2010 / NAP	100.0%	Sep-2021	$196,534,947	$557.17
One Dulles Tower 13200 Woodland Park Road Herndon, VA	404,665	2002 / NAP	100.0%	Mar-2018	$226,000,000	$558.49
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated February 22, 2023.

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No. 7 – South Lake at Dulles

The Borrower. The borrower for the South Lake at Dulles Whole Loan is Mirabaud RE South Lake Owner LLC, a special purpose, bankruptcy remote entity and Delaware limited liability company with one independent director. The borrower is owned by an accommodation entity in order to comply with Shari’ah law. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the South Lake at Dulles Whole Loan.

The Borrower Sponsor. The sponsor of the South Lake at Dulles Whole Loan is Mirabaud RE South Lake Owner LLC. Mirabaud RE South Lake Owner LLC is part of the parent organization, Mirabaud Group. Founded in 1819 and headquartered in Geneva, Switzerland, the Mirabaud Group is an international banking and financial group with a clientele of private and institutional investors, companies and finance professionals that provide highly customized investment advice, private banking and asset management services. There is no non-recourse carveout guarantor with respect to the South Lake at Dulles Whole Loan. At origination, the borrower entered into a master lease with Mirabaud RE South Lake LLC (the “Master Tenant”) for a five-year term with an expiration date of March 5, 2028 related to the South Lake at Dulles Property; provided, however, if any obligations remain outstanding under the South Lake at Dulles Whole Loan, the master lease may not expire without the prior written consent of the landlord or until the lender forecloses or accepts a deed-in-lieu of foreclosure with respect to the South Lake at Dulles Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus.

Property Management. The South Lake at Dulles Property is managed by Arena Capital Group, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $418,815 for property tax reserves and approximately $10,186 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $104,704.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,186.

Replacement Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate number of rentable square feet of space at the South Lake at Dulles Property, which currently equates to approximately $5,622.

Rollover Reserve – The borrower will be required to pay to the lender all lease termination payments received by the borrower, other than (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (including in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease, which will be deposited into the special rollover reserve subaccount.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period is then continuing) the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (including in connection with any Major Tenant insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

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No. 7 – South Lake at Dulles

Amazon Lease Parking Reserve – Unless a written waiver is obtained from Amazon that no parking work is required at the South Lake at Dulles Property, 60 days after the origination date, the borrower will be required to deposit an amount equal to $300,000, which represents the estimated cost to create additional parking spaces and/or charging stations at the South Lake at Dulles Property as required by the lease, into the Amazon lease parking reserve subaccount.

Lockbox / Cash Management. The South Lake at Dulles Whole Loan documents require a hard lockbox with springing cash management. The borrower is required (i) to cause all master lease rents to be directly deposited into a lender-controlled lockbox account and (ii) after the occurrence and continuance of a Cash Management Period to cause all rents received by non-residential tenants at the South Lake at Dulles Property to be transmitted directly into either a lender-controlled lockbox account or the lender controlled cash management account. The Master Tenant will cause all rents to be delivered into the Master Tenant’s lender-controlled lockbox account directly by the non-residential tenants on a daily basis. The borrower was required to deliver a tenant direction letter to the Master Tenant instructing the Master Tenant to remit all master lease rents directly into the lender-controlled lockbox account. Within the later of (i) five business days of the first occurrence of a Cash Management Period or (ii) the next payment date after such occurrence, the borrower will cause the Master Tenant to establish and maintain a Master Tenant cash management clearing account controlled by the lender. Any rents received by the borrower, the Master Tenant, the property manager or sub-manager are required to be deposited into the lockbox account within two business day of receipt during the continuance of a Cash Management Period. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the South Lake at Dulles Whole Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Cash Management Period, continuing solely as a result of a Lease Sweep Period, to the special rollover reserve subaccount; or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” will commence upon the occurrence of any of (i) the stated maturity date of March 5, 2028, (ii) an event of default under the South Lake at Dulles Whole Loan, (iii) the debt service coverage ratio being less than 1.25x as of any calendar quarter or (iv) the commencement of a Lease Sweep Period, and will end, as applicable, if (1) the South Lake at Dulles Whole Loan and all other obligations under the South Lake at Dulles Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.25x for two consecutive calendar quarters and (c) with respect to clause (iv) above, the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of the term of any Major Lease (including any renewal terms), (ii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder, and such renewal has not been so exercised, (iii) the Major Lease is surrendered, cancelled or terminated prior to its current expiration date, including Amazon’s written notice of its intent to exercise its contraction option to give back up to four contiguous floors of the South Lake at Dulles Property, (iv) any Major Tenant under a Major Lease (a) from and after the origination date and continuing up to and including the payment date occurring on April 5, 2027, goes dark in 50% or more of the space demised under such Major Lease (or gives notice that it intends to cease operating its business in 50% or more of its demised space at the South Lake at Dulles Property) and (b) after the payment date occurring on April 5, 2027 and continuing until the maturity date, goes dark in 33.3% or more of the space demised under such Major Lease (or gives notice that it intends to cease operating its business in 33.3% or more of its demised space at the South Lake at Dulles Property), (v) the occurrence and continuance of a default under any Major Lease by the applicable Major Tenant thereunder, provided that the Master Tenant has delivered notice of default to such Major Tenant (it being acknowledged and agreed to by the borrower that any monetary default by Amazon in the payment of rent under the lease will be a material default under the lease whether or not the borrower or Master Tenant delivers a notice of default to Amazon), (vi) the occurrence of a Major Tenant insolvency proceeding and (vii) so long as Amazon is occupying space at the South Lake at Dulles Property, the credit rating of Amazon.com, Inc. is downgraded below BBB- by S&P or its functional equivalent by any other rating agency.

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No. 7 – South Lake at Dulles

A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions, tenant improvements and any anticipated shortfalls of payments required under the South Lake at Dulles Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing): (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a term with the borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s judgement, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses and any other anticipated expenses in connection with such renewal or extension; (B) with respect to clauses (i) – (vii) above, the date on which all of the space demised under the Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and entered into in accordance with the South Lake at Dulles Whole Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (iii) above, the date that is 15 months after Amazon exercises its contraction option right; (3) with respect to clause (v) above, if the Major Tenant default has been cured and no other Major Tenant default has occurred for three consecutive months following such cure; (4) with respect to clause (vi) above, if (x) the applicable Major Tenant insolvency proceeding has terminated or (y) the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (5) with respect to clause (vii) above, the credit rating of Amazon.com, Inc. being restored to at least BBB- or its functional equivalent by any rating agency.

A “Major Lease” means the Amazon lease or any other lease which covers 26,987 square feet or more of net rentable area.

A “Major Tenant” means Amazon or any tenant under a Major Lease, or under one or more leases which, taken together, cover in the aggregate 26,987 square feet or more.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – Cityview Centre

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No. 8 – Cityview Centre

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No. 8 – Cityview Centre
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.7%	Net Rentable Area (SF):	376,764
Loan Purpose:	Refinance	Location:	Fort Worth, TX
Borrower:	RPI Bryant Irvin, Ltd.	Year Built / Renovated:	1986 / 2017
Borrower Sponsor:	Jeffrey L. Olyan	Occupancy:	94.5%
Interest Rate:	6.00000%	Occupancy Date:	1/20/2023
Note Date:	2/15/2023	4th Most Recent NOI (As of)(2):	$3,088,561 (12/31/2019)
Maturity Date:	3/6/2033	3rd Most Recent NOI (As of)(2):	$3,474,378 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$3,727,215 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$4,103,394 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	93.2%
Amortization Type:	Interest Only	UW Revenues:	$7,067,489
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,237,097
Lockbox / Cash Management:	Springing	UW NOI(2):	$4,830,393
Additional Debt:	No	UW NCF:	$4,437,080
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$70,530,000 / $187
Additional Debt Type:	N/A	Appraisal Date:	1/20/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$256,420	$85,473	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves:	$169,543	Springing	$169,543	Maturity Date LTV:	56.7%
TI/LC:	$500,000	Springing	$500,000	UW NCF DSCR:	1.82x
Other:	$277,972	Springing	Various	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Loan Payoff	$34,934,023	87.3%
			Return of Equity	2,522,403	6.3
			Closing Costs(3)	1,339,639	3.3
			Reserves	1,203,935	3.0
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Historical NOI has increased year-over-year due to new leasing momentum. Five new leases totaling 23,367 square feet were executed in 2019, five new leases totaling 19,213 square feet were executed in 2020, five new leases totaling 12,496 square feet were executed in 2021 and eight new leases totaling 26,347 square feet were executed in 2022 and 2023.
(3)	Closing Costs include a $800,000 interest rate buydown.

The Loan. The Cityview Centre mortgage loan (the “Cityview Centre Mortgage Loan”) has an original and Cut-off Date balance of $40,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 376,764 square foot anchored retail property located in Fort Worth, Texas (the “Cityview Centre Property”). The Cityview Centre Mortgage Loan has a 10-year term and is interest-only for entire term.

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No. 8 – Cityview Centre

The Property. The Cityview Centre Property consists of a 376,764 square foot anchored retail center situated on approximately 35.0 acres in Fort Worth, Texas. The Cityview Centre Property was built in 1986 and, according to the borrower sponsor, underwent an approximately $6.0 million renovation in 2017. There are 2,202 parking spaces (resulting in a ratio of approximately 5.8 spaces per 1,000 square feet) at the Cityview Centre Property. As of January 20, 2023, the Cityview Centre Property was 94.5% occupied. The largest tenants at the Cityview Centre Property are Academy, Specs and Altitude Trampoline Park, with the remaining space leased to various national and local tenants.

Major Tenants.

Academy (78,817 square feet; 20.9% of NRA; 11.1% of underwritten base rent). Academy is one of the nation’s largest sporting goods and outdoor stores. With 268 locations across the United States, Academy sells hunting, fishing and camping equipment, sportswear and apparel. Academy had fiscal year 2021 sales of approximately $6.8 billion. Academy has been in occupancy at the Cityview Centre Property since 1995, has a lease expiration date in January 2028 and has three, five-year renewal options remaining.

Specs (55,800 square feet; 14.8% of NRA; 10.0% of underwritten base rent). Specs is a retailer of liquor, wine and beer, headquartered in Texas, and is one of the largest liquor vendors in the state. Specs has been a tenant at the Cityview Centre Property since 2012 and has a lease expiration date in November 2032.

Altitude Trampoline Park (37,045 square feet; 9.8% of NRA; 6.4% of underwritten base rent). Altitude Trampoline Park is a trampoline park offering activities, such as a foam pit, gymnastics tumble tracks, basketball dunking lanes and dodgeball courts. Altitude Trampoline Park has been in occupancy at the Cityview Centre Property since 2018 and has a lease expiration date in July 2029.

Environmental. According to the Phase I environmental assessment dated January 27, 2023, there was no evidence of any recognized environmental conditions at the Cityview Centre Property.

Historical and Current Occupancy(1)
2019	2020	2021(2)	Current(2)(3)
80.1%	84.2%	84.9%	94.5%
(1)	Historical Occupancies are as of December 31 of each respective year and reflects occupancy excluding temporary tenants.
(2)	The increase in occupancy from 2021 to Current is due to eight new tenants totaling 26,347 square feet being executed in 2022 and 2023.
(3)	Current occupancy is as of January 20, 2023.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Academy(3)	NR/NR/NR	78,817	20.9%	$6.90	$543,987	11.1%	1/31/2028
Specs	NR/NR/NR	55,800	14.8	$8.80	491,040	10.0	11/30/2032
Altitude Trampoline Park	NR/NR/NR	37,045	9.8	$8.50	314,883	6.4	7/31/2029
Ogle School(4)	NR/NR/NR	15,453	4.1	$16.50	254,975	5.2	12/31/2028
Guitars & Cadillacs(5)	NR/NR/NR	12,075	3.2	$10.00	120,750	2.5	3/31/2024
BioLife(6)	NR/NR/NR	11,534	3.1	$13.69	157,951	3.2	3/31/2032
Asian King	NR/NR/NR	9,928	2.6	$13.00	129,064	2.6	1/31/2028
Rio Mambo(7)	NR/NR/NR	9,259	2.5	$21.00	194,439	4.0	9/30/2031
Dogtopia(8)	NR/NR/NR	8,655	2.3	$12.00	103,860	2.1	7/31/2023
Razzoo(9)	NR/NR/NR	7,923	2.1	$27.00	213,921	4.4	4/30/2025
Major Tenants		246,489	65.4%	$10.24	$2,524,869	51.6%

Other Tenants		109,654	29.1%	$21.61	$2,369,950	48.4%

Occupied Collateral Total		356,143	94.5%	$13.74	$4,894,819	100.0%

Vacant Space		20,621	5.5%

Collateral Total		376,764	100.0%

(1)	Based on underwritten rent roll dated January 20, 2023.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through January 2024 totaling $27,905.
(3)	Academy has three, five-year renewal options remaining.
(4)	Ogle School has two, five-year renewal options remaining.
(5)	Guitars & Cadillacs has one, five-year renewal option remaining.
(6)	BioLife has three, five-year renewal options remaining.
(7)	Rio Mambo has one, ten-year renewal option remaining.
(8)	Dogtopia has two, five-year renewal options remaining.
(9)	Razzoo has two, five-year renewal options remaining. Razzoo is the only major tenant that reports sales and had year-end 2022 sales of approximately $5.4 million ($685 per square foot).
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	20,621	5.5%	NAP	NA	P	20,621	5.5%	NAP	NAP
2023 & MTM	3	12,351	3.3	$167,996	3.4%		32,972	8.8%	$167,996	3.4%
2024	10	25,821	6.9	380,278	7.8		58,793	15.6%	$548,274	11.2%
2025	12	37,544	10.0	788,061	16.1		96,337	25.6%	$1,336,335	27.3%
2026	3	6,672	1.8	129,334	2.6		103,009	27.3%	$1,465,669	29.9%
2027	10	30,079	8.0	636,579	13.0		133,088	35.3%	$2,102,248	42.9%
2028	10	126,590	33.6	1,350,011	27.6		259,678	68.9%	$3,452,259	70.5%
2029	1	37,045	9.8	314,883	6.4		296,723	78.8%	$3,767,142	77.0%
2030	0	0	0.0	0	0.0		296,723	78.8%	$3,767,142	77.0%
2031	2	12,706	3.4	308,190	6.3		309,429	82.1%	$4,075,332	83.3%
2032	2	67,334	17.9	648,991	13.3		376,763	100.0%	$4,724,323	96.5%
2033	0	0	0.0	0	0.0		376,763	100.0%	$4,724,323	96.5%
2034 & Beyond	1	1	0.0	170,496	3.5		376,764	100.0%	$4,894,819	100.0%
Total	54	376,764	100.0%	$4,894,819	100.0%
(1)	Based on the underwritten rent roll dated January 20, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through January 2024 totaling $27,905.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	2022(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$3,678,614	$3,767,160	$4,112,780	$4,411,202	$4,866,911	$12.92	65.5%
Contractual Rent Steps(3)	0	0	0	0	27,905	0.07	0.4
Percentage Rent	38,866	50,012	0	33,397	33,397	0.09	0.4
Vacant Income	0	0	0	0	360,868	0.96	4.9
Gross Potential Rent	$3,717,480	$3,817,172	$4,112,780	$4,444,599	$5,289,082	$14.04	71.2%
Total Reimbursements	1,447,906	1,825,018	1,818,870	1,930,197	2,139,275	5.68	28.8
Other Income	10,220	2,249	7,512	5,639	0	0.00	0.0
Net Rental Income	$5,175,606	$5,644,439	$5,939,162	$6,380,436	$7,428,357	$19.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(360,868)	(0.96)	(4.9)
Effective Gross Income	$5,175,606	$5,644,439	$5,939,162	$6,380,436	$7,067,489	$18.76	95.1%

Total Expenses	$2,087,045	$2,170,061	$2,211,947	$2,277,041	$2,237,097	$5.94	31.7%

Net Operating Income	$3,088,561	$3,474,378	$3,727,215	$4,103,394	$4,830,393	$12.82	68.3%
Total TI/LC, Capex/RR	0	0	0	0	393,313	1.04	5.6
Net Cash Flow	$3,088,561	$3,474,378	$3,727,215	$4,103,394	$4,437,080	$11.78	62.8%
(1)	Historical NOI has increased year-over-year due to new leasing momentum. Five new leases totaling 23,367 square feet were executed in 2019, five new leases totaling 19,213 square feet were executed in 2020, five new leases totaling 12,496 square feet were executed in 2021 and eight new leases totaling 26,347 square feet were executed in 2022 and 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through January 2024 totaling $27,905.

The Market. The Cityview Centre Property is located in Fort Worth, Texas within the Dallas-Fort Worth-Arlington metropolitan statistical area (“DFW”) and approximately nine miles southwest of the Fort Worth central business district. DFW is the country’s fourth largest metropolitan area in population, and according to the appraisal, the top financial and trade center in the southwest United States. The Cityview Centre Property has access to the greater Fort Worth area by Chisholm Trail Parkway, Interstate 20, Interstate 820 Loop and Highway 377. The Cityview Centre Property is located within a larger 662-acre master planned development, with close proximity to apartment complexes, retirement facilities, other

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retail shopping centers and offices. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 11,126, 92,177 and 266,329 people, respectively, and average household income for the same radii was $93,544, $108,572 and $98,486, respectively.

According to the appraisal, the Cityview Centre Property is situated within the Dallas-Fort Worth retail market and the Southwest Fort Worth retail submarket. As of the third quarter of 2022, the total inventory of the Dallas-Fort Worth retail market was approximately 454.9 million square feet with a 4.8% vacancy rate and asking rents of $21.73 per square foot. For the same time period, the total inventory for the Southwest Fort Worth retail submarket was approximately 8.4 million square feet with a 5.0% vacancy rate and asking rents of $19.27 per square foot.

The appraiser identified 12 comparable retail rentals to the Cityview Centre Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Cityview Centre Fort Worth, TX	1986	94.5%(2)	376,764(2)	Various(2)	Various(2)	$13.74(2)(3)	Various(2)	Various(2)
Keller Crossing Keller, TX	1998	100.0%	133,791	The Drip Bar	1,800	$19.00	Feb-2023	60
Prestonwood Park, Plano Plano, TX	1999	92.0%	111,518	Michellos Pizza	1,532	$23.52	Jun-2022	120
Central Square Bedford, TX	1984	96.0%	46,440	Undisclosed	1,080	$16.00	May-2022	36
Keller Crossing Keller, TX	1998	100.0%	133,791	UPS Store	1,430	$28.05	Jan-2022	60
Pavillion West, Dallas Dallas, TX	1979	94.0%	84,250	Good Buy Gear	1,080	$19.08	Sep-2021	60
Prestonwood Park, Plano Plano, TX	1999	92.0%	111,518	Cafe Amore	3,271	$26.50	May-2021	60
Kessler Hills Shopping Center Dallas, TX	1989	100.0%	101,500	Wings World	600	$26.50	Apr-2021	60
College Park Mall Corsicana, TX	1986	96.0%	222,023	Ollies	35,615	$6.00	Feb-2021	84
The Crossing at Richland Hills North Richland Hills, TX	2000	87.0%	187,068	Milan Laser Hair Removal	1,500	$18.00	Jan-2021	61
Landmark Place Grand Prairie, TX	1986	98.0%	122,224	Club 4 Fitness	44,454	$10.17	Aug-2020	120
Irving Market Center Irving, TX	1987	99.0%	243,757	Ross Dress for Less	30,000	$8.68	Feb-2019	60
Overton Park Plaza Fort Worth, TX	1990	99.0%	354,600	Burlington	40,515	$12.50	Jan-2018	123
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 20, 2023.
(3)	Rent PSF for the Cityview Centre Property is inclusive of underwritten rent steps through January 2024 totaling $27,905.

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The following table presents certain information relating to comparable sales for the Cityview Centre Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Cityview Centre Fort Worth, TX	NAP	376,764(2)	94.5%(2)	NAP	NAP	NAP
Price Plaza Katy, TX	Mar-2022	205,538	95.0%	$39,100,000	$190.23	NAP
Lewisville West Shopping Center Lewisville, TX	Jan-2022	128,428	84.0%	$24,000,000	$186.88	NAP
Craig Crossing McKinney, TX	Jan-2022	128,394	90.0%	$26,113,237	$203.38	NAP
Shadow Creek Ranch Pearland, TX	Jan-2022	613,636	98.0%	$135,000,000	$220.00	NAP
League City Town Center League City, TX	May-2021	88,229	97.0%	$19,268,792	$218.40	NAP
The Rim Shopping Center San Antonio, TX	May-2021	52,464	100.0%	$12,408,065	$236.51	NAP
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 20, 2023.

The Borrower. The borrower is RPI Bryant Irvin, Ltd., a Texas limited partnership and single purpose entity. The general partner of the borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cityview Centre Mortgage Loan. The non-recourse carve-out guarantor of the Cityview Centre Mortgage Loan is Jeffrey L. Olyan.

The Borrower Sponsor. The borrower sponsor is Jeffrey L. Olyan. Jeffrey L. Olyan is founder and president of Retail Plazas, Inc. (“RPI”), which is a commercial real estate firm focused on acquiring and managing well-located anchored shopping centers. RPI manages 14 properties in Texas and Nevada totaling approximately 2.2 million square feet with a market value of $403.1 million.

Property Management. The Cityview Centre Property is managed by Freehold Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $256,420 for real estate taxes, (ii) $500,000 for future tenant improvements and leasing commissions, (iii) $169,543 for ongoing replacements and (iv) approximately $277,972 for outstanding tenant improvements and leasing commissions and free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is approximately $85,473.

Insurance Escrows – The borrower will not be required to escrow for monthly insurance premiums provided that (i) no event of default has occurred or is continuing and (ii) the Cityview Centre Property is covered under a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis when the replacement reserve falls under $169,543, the borrower will be required to escrow the lesser of (i) $4,709.55 and (ii) the amount necessary to raise the replacement reserve balance to $169,543.

TI/LC Reserves – On a monthly basis when the TI/LC reserve falls under $500,000, the borrower will be required to escrow the lesser of (i) $31,397 and (ii) the amount necessary to raise the replacement reserve balance to $500,000.

Critical Tenant Reserve – Upon the occurrence of a Critical Tenant Trigger Period (as defined below), the borrower will be required to deposit (i) in the case of a non-renewal of a Critical Tenant Lease (as defined below) either (x) $166,667 per month for six calendar months or (y) $1,000,000 in cash or a letter of credit or (ii) with regard to any other Critical Tenant Trigger Period, either (x) $83,334 per month during the continuance of the Critical Tenant Trigger Period or (y) $1,000,000 in cash or a letter of credit and if such Critical Tenant Trigger Period is then continuing, an additional $1,000,000 in cash or a letter of credit on the 13th payment date occurring during the Critical Tenant Trigger Period. The Critical Tenant Reserve

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is subject to a cap equal to (i) with respect to a Critical Tenant Trigger Period resulting from a non-renewal, $1,000,000 and (ii) with respect to a Critical Tenant Trigger Period resulting from any other trigger event, $1,000,000 for the first 12 months of such trigger event and increasing to $2,000,000 thereafter. In no event, however, will the Critical Tenant Reserve exceed $2,000,000.

A “Critical Tenant Trigger Period” will occur upon any of (i) the bankruptcy of the critical tenant, (ii) an event of default for the critical tenant under its lease, (iii) the critical tenant failing to renew its lease under terms acceptable to the borrower at least six months prior to the expiration of its lease or the date by which the critical tenant is required to give notice under its lease if greater than six months and (iv) upon the critical tenant discontinuing business operations in a material portion of its space other than for repairs lasting less than 180 days. A Critical Tenant Trigger Period will end, with respect to clause (i), the critical tenant withdrawing its petition for bankruptcy or the borrower delivering to the lender one or more acceptable replacement leases, with respect to clause (ii), cure of such event of default, with respect to clause (iii), the critical tenant deciding to extend its lease with terms acceptable to the lender or the borrower delivering to the lender one or more acceptable replacement leases and with respect to clause (iv), full physical and economic occupancy of the critical tenant for at least 30 consecutive days.

A “Critical Tenant Lease” is the Academy lease until it expires and terminates and thereafter, (i) the leases of all tenants occupying the former Academy space or (ii) the leases that replace the amount of base rent that Academy would have paid if it had exercised its extension option.

Low DSCR Sweep Avoidance Reserve – Upon the occurrence of the debt service coverage ratio being less than 1.35x for the previous two calendar quarters, the borrower may avoid a Trigger Period (as defined below) due to a Low DSCR Period (as defined below) by making a Monthly DSCR Sweep Avoidance Deposit (as defined below) in the form of cash or a letter of credit until the Low DSCR Period is no longer ongoing.

A “Monthly DSCR Sweep Avoidance Deposit” will be either (i)(x) $100,000 per month on each of the first 12 payment dates during the Low DSCR Period is continuing and (y) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) per month on each subsequent payment date that the Low DSCR Period is continuing or (ii) following the date that both the cash management and lockbox accounts are open and available to receive deposits, (x) $600,000 in cash or a letter of credit on the first and seventh payment date during the Low DSCR Period and (y) cash or a letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each 6th subsequent payment date during the continuation of such Low DSCR Period.

The “Monthly DSCR Sweep Avoidance Recalculated Amount” will be equal to 1/12th of the difference of (i) the amount of excess cash flow for then-following 12-month period which would exist if the Cityview Centre Property was operating at a debt service coverage ratio of 1.35x minus (ii) the excess cash flow for the then-following 12-month period as reasonably determined by the lender. The Monthly DSCR Sweep Avoidance Amount will be calculated once every 12 months beginning on the 13th month of an ongoing Low DSCR Period.

Lockbox / Cash Management. The Cityview Centre Mortgage Loan requires a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period, the borrower will establish a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly. Upon the occurrence of a Trigger Period, all amounts in the lockbox account will be automatically transferred for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and if any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will occur upon (i) an event of default, (ii) insolvency of the borrower or (iii) the debt service coverage ratio being less than 1.35x for two consecutive calendar quarters (“Low DSCR Period”). A Trigger Period will be cured, with respect to clause (i) upon the cure of such event of default and with respect to clause (iii), the debt service coverage ratio being greater than 1.40x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

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Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
		Title(3):	Fee / Leasehold
		Property Type - Subtype:	Office - Various
Original Principal Balance(1):	$38,750,001	Net Rentable Area (SF):	1,443,002
Cut-off Date Principal Balance(1):	$38,750,001	Location:	Various
% of Pool by IPB:	4.6%	Year Built / Renovated(3)(4):	Various / Various
Loan Purpose:	Recapitalization	Occupancy:	98.1%
Borrowers(2):	Various	Occupancy Date(5):	Various
Borrower Sponsor:	Brandywine Operating Partnership, L.P.	4th Most Recent NOI (As of)(6):	$19,669,791 (12/31/2019)
Interest Rate:	5.87500%	3rd Most Recent NOI (As of)(6):	$23,449,062 (12/31/2020)
Note Date:	1/19/2023	2nd Most Recent NOI (As of)(6):	$27,577,620 (12/31/2021)
Maturity Date:	2/6/2028	Most Recent NOI (As of)(6):	$29,521,698 (TTM 11/30/2022)
Interest-only Period:	60 Months	UW Occupancy:	98.2%
Original Term:	60 Months	UW Revenues:	$67,944,892
Original Amortization:	None	UW Expenses:	$23,839,304
Amortization Type:	Interest Only	UW NOI(6):	$44,105,588
Call Protection:	L(25),YM1(28),O(7)	UW NCF:	$40,858,833
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$617,200,000 / $428
Additional Debt(1):	Yes	Appraisal Date(7):	Various
Additional Debt Balance(1):	$206,249,999
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$170
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$170
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	39.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	39.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.80x
Other(9):	$26,278,905	Springing	N/A	UW NOI Debt Yield:	18.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$245,000,000	100.0%	Return of Equity	$209,438,221	85.5%
			Upfront Reserves(9)	26,278,905	10.7
			Closing Costs	9,282,874	3.8

Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%
(1)	The Brandywine Strategic Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million. The financial information in the chart above reflects the Brandywine Strategic Office Portfolio Whole Loan (as defined below).
(2)	The borrowers of the Brandywine Strategic Office Portfolio Whole Loan are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC.
(3)	The Brandywine Strategic Office Portfolio Whole Loan is secured by the borrower’s fee simple or leasehold interests in seven office buildings, that were built between 1953 and 2021.
(4)	Three of the Brandywine Strategic Office Portfolio Properties (as defined below) were renovated between 2015 and 2020. See “Portfolio Summary” table herein.
(5)	Occupancy Date is December 21, 2022 for the 401-405 Colorado Property, 1900 Market Property, The Bulletin Building Property and Metroplex – PA Property and January 19, 2023 for the remainder of the Brandywine Strategic Office Portfolio Properties.
(6)	The increase between Underwritten NOI and Historical NOI is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence in the second half of 2022 and 2023.
(7)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio (as defined below) and includes a 4.15% premium compared to the aggregate appraised value of the Brandywine Strategic Office Portfolio Properties, which is $592,600,000 per the individual appraisals dated between November 2, 2022 and November 4, 2022, and results in an Cut-off Date LTV and Maturity Date LTV of 41.3%.
(8)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(9)	Other initial reserves consist of (a) $23,692,032.03 in outstanding tenant improvement and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit, (b) $1,044,971 in free rent obligations, (c) $1,376,789.42 in gap rent obligations and (d) $165,112.50 in required repairs reserves. Other ongoing reserves consist of a springing ground rent reserve.
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The Loan. The Brandywine Strategic Office Portfolio mortgage loan (the “Brandywine Strategic Office Portfolio Mortgage Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) comprised of thirteen pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million, secured by a first mortgage encumbering the borrowers’ fee or leasehold interests in a portfolio of seven office properties totaling approximately 1,443,002 square feet, located in the Philadelphia and Austin office markets (each, a “Brandywine Strategic Office Portfolio Property” and collectively, the “Brandywine Strategic Office Portfolio” or the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-1-2 and Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of approximately $38.75 million. The remaining notes evidencing the Brandywine Strategic Office Portfolio Whole Loan have been or are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, National Association (“Wells Fargo”) and Citi Real Estate Funding Inc. (“CREFI”).

The Brandywine Strategic Office Portfolio Whole Loan has an initial five-year term, requires interest-only payments during its entire term and accrues interest at a rate of 5.87500% per annum.

The relationship between the holders of the Brandywine Strategic Office Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$47,000,000	$47,000,000	FIVE 2023-V1	Yes
A-1-2	$23,000,000	$23,000,000	BBCMS 2023-C19	No
A-2	$15,750,001	$15,750,001	BBCMS 2023-C19	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-4(1)	$18,083,333	$18,083,333	Bank of America	No
A-5(1)	$10,000,000	$10,000,000	Bank of America	No
A-6	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-7(1)	$18,083,333	$18,083,333	Wells Fargo	No
A-8(1)	$10,000,000	$10,000,000	Wells Fargo	No
A-9	$20,000,000	$20,000,000	FIVE 2023-V1	No
A-10(1)	$20,000,000	$20,000,000	CREFI	No
A-11-1	$8,000,000	$8,000,000	FIVE 2023-V1	No
A-11-2(1)	$5,083,333	$5,083,333	CREFI	No
Whole Loan	$245,000,000	$245,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Brandywine Strategic Office Portfolio consists of the fee (five of the Brandywine Strategic Office Portfolio Properties, 66.1% of NRA) and leasehold (two of the Brandywine Strategic Office Portfolio Properties, 33.9% of NRA) interests in seven office properties totaling 1,443,002 square feet located in the Philadelphia (five of the Brandywine Strategic Office Portfolio Properties, 74.3% of NRA) and Austin (two of the Brandywine Strategic Office Portfolio Properties, 25.7% of NRA) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2018 and five of the Brandywine Strategic Office Portfolio Properties (60.0% of NRA) were built or renovated in 2017 or later.

The borrower sponsor was involved with the construction and development of four of the Brandywine Strategic Office Portfolio Properties, the Metroplex - PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2007 and 2021 and have a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”) were acquired by the borrower sponsor in 1996, 2012 and 2017, respectively, for a combined cost of approximately $55.9 million. Following the acquisitions, the borrower sponsor invested in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, the borrower sponsor’s cost basis of the Acquisition Properties was approximately $201.4 million, implying an investment since acquisition of approximately $145.5 million or 2.6 times the borrower sponsor’s initial investment.

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As of the December 21, 2022 rent roll, the Brandywine Strategic Office Portfolio was 98.1% leased. Four of the Brandywine Strategic Office Portfolio Properties are 100.0% leased and no Brandywine Strategic Office Portfolio Property is less than 90.1% leased. No tenant outside of the top three tenants at the Brandywine Strategic Office Portfolio represents more than 7.7% of NRA or 7.8% of U/W Base Rent and 39.7% of leases by U/W Base Rent have or will commence after March 2020. The Brandywine Strategic Office Portfolio has a weighted average (by U/W Base Rent) remaining lease term of 9.0 years (9.5 years when including UGI Corporation’s extension executed after UW rent roll date). Additionally, 5.2% of U/W Base Rent and 6.0% of NRA expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of NRA or 3.0% of U/W Base Rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 57.8% of U/W Base Rent across the Brandywine Strategic Office Portfolio, including five of the top ten tenants accounting for 62.9% of top ten U/W Base Rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio is leased to a diverse mix of legal, tech and financial services tenants including SailPoint Technologies, Inc. (9.0% of U/W Base Rent) and Bain & Company, Inc. (4.7% of U/W Base Rent).

The following table presents detailed information with respect to each of the Brandywine Strategic Office Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	% of Appraised Value	U/W NOI	% of U/W NOI
401-405 Colorado	Austin, TX	2021 / NAP	205,803	$62,688,000	25.6%	$138,000,000	23.3%	$10,232,483	23.2%
1900 Market	Philadelphia, PA	1981 / 2015	456,922	61,703,000	25.2	159,100,000	26.8	$11,762,099	26.7
The Bulletin Building	Philadelphia, PA	1953 / 2018-2020	282,709	49,429,000	20.2	113,100,000	19.1	$7,970,910	18.1
Four Points Centre 3	Austin, TX	2019 / NAP	164,818	23,044,000	9.4	67,800,000	11.4	$4,619,849	10.5
500 North Gulph	King of Prussia, PA	1979 / 2019	100,820	16,121,000	6.6	38,100,000	6.4	$3,315,752	7.5
Metroplex – PA	Plymouth Meeting, PA	2007 / NAP	120,877	16,055,000	6.6	38,600,000	6.5	$2,976,914	6.7
933 First Avenue	King of Prussia, PA	2017 / NAP	111,053	15,960,000	6.5	37,900,000	6.4	$3,227,580	7.3
Total			1,443,002	$245,000,000	100.0%	$617,200,000	100.0%	$44,105,588	100.0%
(1)	As of the December 21, 2022 rent roll.
(2)	The Total Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio and includes a 4.15% premium compared to the aggregate appraised value of the Brandywine Strategic Office Portfolio Properties, which is $592,600,000 per the individual appraisals dated between November 2, 2022 and November 4, 2022, and results in an a Cut-off Date LTV and Maturity Date LTV of 41.3%.
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Top Tenant Summary(1)
Tenant	Property	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent Per Sq. Ft.(3)	U/W Base Rent(3)	% of Total U/W Base Rent(3)	Lease Expiration
Independence Blue Cross, LLC	1900 Market	Baa2 / BBB / A	227,974	15.8%	$35.94	$8,193,359	16.0%	4/16/2034
Spark Therapeutics, Inc.	The Bulletin Building	Aa2 / AA / AA	183,208	12.7	38.32	7,021,239	13.7	12/31/2033(4)
SailPoint Technologies, Inc.	Four Points Centre 3	NR / NR / NR	164,818	11.4	28.03	4,619,849	9.0	4/30/2029
Worldwide Insurance Services, LLC	933 First Avenue	NR / NR / NR	111,053	7.7	35.95	3,992,355	7.8	5/31/2029
CSL Behring L.L.C. (assigned to UGI Corporation)	500 North Gulph	A3 / A / NR	100,820	7.0	38.68	3,899,970	7.6	1/31/2031(5)
Bill Me Later, Inc.	Metroplex - PA	A3 / A- / A-	99,512	6.9	38.27	3,808,075	7.4	1/31/2031(6)
Bain & Company, Inc.	401-405 Colorado	NR / NR / NR	50,423	3.5	47.74	2,407,194	4.7	11/30/2034
JPMorgan Chase Bank, National Association	401-405 Colorado	A1 / AA- / A-	45,100	3.1	48.18	2,173,031	4.2	12/31/2032
1900 Market Street Tenant LLC dba WeWork	1900 Market	NR / NR / NR	56,050	3.9	35.40	1,984,170	3.9	11/30/2037
Pennoni Associates Inc.	1900 Market	NR / NR / NR	55,846	3.9	32.11	1,793,245	3.5	3/31/2029
Ten Largest Tenants			1,094,804	75.9%	$36.44	$39,892,487	78.0%
Remaining Tenants			320,559	22.2	35.16	$11,269,350	22.0
Total Occupied			1,415,363	98.1%	$36.15	$51,161,837	100.0%
Vacant			27,639	1.9
Total / Wtd. Avg.			1,443,002	100.0%

(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	In certain instances, ratings provided are those of the parent company or a rated subsidiary of the entity shown, whether or not the parent company guarantees the lease. Ratings shown for CSL Behring L.L.C. (assigned to UGI Corporation) are related to UGI Corporation, not CSL Behring L.L.C.
(3)	Includes contractual rent steps through January 31, 2024.
(4)	Spark Therapeutics, Inc. has one termination option exercisable by December 31, 2028 with 30 months’ notice (24 months’ notice if occupying less than three full floors) and the payment of unamortized TI/LC costs with respect to the portion of the space terminated.
(5)	In February 2023, CSL Behring assigned its lease to UGI Corporation under the same terms as the CSL Behring lease. In connection with the assignment, an amendment was executed which extended the lease term by 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behring’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.
(6)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027 with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of U/W Base Rent Expiring(3)
Vacant(4)	NAP	27,639	1.9%	NAP	NAP	27,639	1.9%	NAP	NAP
2023 & MTM	3	2,167	0.2%	$0	0.0%	29,806	2.1%	$0	0.0%
2024	1	1,178	0.1%	$69,290	0.1%	30,984	2.1%	$69,290	0.1%
2025	1	3,925	0.3%	$159,669	0.3%	34,909	2.4%	$228,959	0.4%
2026	2	15,964	1.1%	$899,268	1.8%	50,873	3.5%	$1,128,227	2.2%
2027	2	63,707	4.4%	$1,521,647	3.0%	114,580	7.9%	$2,649,874	5.2%
2028	2	12,993	0.9%	$470,179	0.9%	127,573	8.8%	$3,120,053	6.1%
2029	3	331,717	23.0%	$10,405,449	20.3%	459,290	31.8%	$13,525,502	26.4%
2030	3	40,269	2.8%	$1,469,797	2.9%	499,559	34.6%	$14,995,299	29.3%
2031	4	231,664	16.1%	$9,252,842	18.1%	731,223	50.7%	$24,248,141	47.4%
2032	3	67,137	4.7%	$3,211,983	6.3%	798,360	55.3%	$27,460,124	53.7%
2033	5	233,043	16.1%	$9,346,838	18.3%	1,031,403	71.5%	$36,806,962	71.9%
2034 & Beyond	11	411,599	28.5%	$14,354,876	28.1%	1,443,002	100.0%	$51,161,837	100.0%
Total	40	1,443,002	100.0%	$51,161,837	100.00%
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps through January 31, 2024.
(4)	Includes 5,543 square feet of variance square feet used by the borrower sponsor to maintain consistent square footage at the Brandywine Strategic Office Portfolio Properties, for which no U/W Base Rent was attributed. All tenants with no square feet or no U/W Base Rent are considered vacant.

Operating History and Underwritten Net Cash Flow(1)(2)
	2019	2020	2021	T-12 11/30/2022	U/W	U/W per Sq. Ft.
Base Rent	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798	$33.59
Rent Steps(3)	0	0	0	0	1,964,958	1.36
Straight-Line Rent(4)	0	0	0	0	730,081	0.51
Expense Reimbursements	5,855,685	6,828,704	7,867,805	9,591,402	15,131,339	10.49
Vacant Income	0	0	0	0	1,227,944	0.85
Gross Potential Rent	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	$46.79
Miscellaneous Income	81,801	126,828	200,423	88,972	89,701	0.06
Parking Income	0	0	0	931,443	1,562,015	1.08
In-Place Vacancy	0	0	0	0	(1,227,944)	(0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	$47.09
Ground Rent(5)	0	0	328,740	335,982	328,740	0.23
Other Operating Expenses	13,868,811	14,397,273	15,900,683	19,912,040	23,510,564	16.29
Total Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	$16.52
Net Operating Income	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	$30.57
Capital Expenditures	0	0	0	0	360,751	0.25
TI / LC	0	0	0	0	2,886,004	2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	$28.32
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	The increase between U/W Net Operating Income and Historical Net Operating Income is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence in the second half of 2022 and 2023.
(3)	Contractual rent steps through January 31, 2024.
(4)	Straight-Line Rent taken through the lesser of the Brandywine Whole Loan term and the lease expiration date.
(5)	The ground lease for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.
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Major Tenants. Independence Blue Cross, LLC (227,974 square feet; 15.8% of NRA; 16.0% of underwritten base rent). Independence Blue Cross, LLC (“Independence Blue Cross”) is a health insurance company in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 34 independent and locally operated companies. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with approximately 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street under a lease that expires in April 2034 with no termination options.

Spark Therapeutics, Inc. (183,208 square feet; 12.7% of NRA; 13.7% of underwritten base rent). Spark Therapeutics, Inc. (“Spark”) is a developer of gene therapy treatments for genetic diseases including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies with a market capitalization of over $250 billion and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 with 30 months’ notice (24 months’ notice if occupying less than three full floors) and the payment of a termination fee.

SailPoint Technologies, Inc. (164,818 square feet; 11.4% of NRA; 9.0% of underwritten base rent). SailPoint Technologies, Inc. (“SailPoint”) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes AI and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (111,053 square feet; 7.7% of NRA; 7.8% of underwritten base rent). Worldwide Insurance Services, LLC (“Worldwide Insurance”) offers a variety of travel medical insurance across the United States under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

CSL Behring L.L.C. (assigned to UGI Corporation) (100,820 square feet; 7.0% of NRA; 7.6% of underwritten base rent). In February 2023, CSL Behring L.L.C. assigned its lease to UGI Corporation (“UGI”). UGI is a natural gas and electric power distribution company headquartered in King of Prussia. UGI is an international distributor and marketer of key energy products including natural gas, electricity and renewable solutions. UGI’s subsidiaries include UGI Utilities, Inc. (Moody’s / Fitch / S&P: A3 / A / NR), a natural gas distributor serving approximately 672,000 customers in eastern and central Pennsylvania.

The CSL Behring L.L.C. lease was assigned to UGI under the same terms as the CSL Behring L.L.C. lease. In connection with the assignment, an amendment was executed which extended the lease term by 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behring L.L.C.’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.

Environmental. According to Phase I environmental reports dated between November 8, 2022 and November 15, 2022, there are no recognized environmental conditions with recommendations for further action at the Brandywine Strategic Office Properties.

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Historical and Current Occupancy(1)(2)
2019	2020	2021	Current(3)
88.5%	93.7%	96.7%	98.1%
(1)	Historical Occupancy is as of December 31st unless otherwise stated and reflect the weighted average quarterly occupancy of the Brandywine Strategic Office Portfolio Properties.
(2)	Construction of the 401-405 Colorado Property was completed in 2021 and has been excluded from 2021, 2020 and 2019 Occupancy calculations.
(3)	Occupancy date is December 21, 2022 for the 401-405 Colorado Property, 1900 Market Property, The Bulletin Building Property and Metroplex – PA Property and January 19, 2023 for the remainder of the Brandywine Strategic Office Portfolio Properties.

The Markets. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia (five of the Brandywine Strategic Office Portfolio Properties, 74.3% of NRA) and Austin (two of the Brandywine Strategic Office Portfolio Properties, 25.7% of NRA) office markets.

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years: the three-year period from 2012 to 2014 was highlighted with a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increase supply, slightly positive absorption, a 1.5% increase in vacancy rates and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stand at 9.1% and $26.28 per square foot, respectively.

According to the appraisal, the five Brandywine Strategic Office Portfolio Properties located in the Philadelphia Market are spread across four submarkets which are summarized in the table below.

Philadelphia Submarkets(1)
Property Name	Submarket	NRA (Sq. Ft.)(2)	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	U/W In-Place Base Rent per Sq. Ft.(2)	In-Place Vacancy(2)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6	5.7%	$26.05	$33.30(3)	$30.99	2.7%
Metroplex - PA	Plymouth Meeting/Blue Bell	120,877	8.4	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: Underwritten Rent Roll dated December 21, 2022. U/W In-Place Base Rent per square foot includes contractual rent steps through January 31, 2024.
(3)	Weighted average of appraisal concluded market rent for Office – Lab space ($40.00 per square foot) and Office – LL space ($15.00 per square foot).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The next three-year period from 2016 to 2018 again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The most recent three-year period from 2019 to 2021 featured significantly increased supply, positive absorption, a 4.6% increase in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stand at 13.7% and $40.60 per square foot, respectively.

According to the appraisal, the two Brandywine Strategic Office Portfolio Properties in the Austin Market are located in two submarkets which are summarized in the table below.

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Austin Submarkets(1)
Property Name	Submarket	NRA (Sq. Ft.)(2)	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	U/W In-Place Base Rent per Sq. Ft.(2)	In-Place Vacancy(2)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: U/W Rent Roll dated December 21, 2022. U/W In-Place Base Rent Per square foot includes contractual rent steps through January 31, 2024.

The Borrowers The borrowers of the Brandywine Strategic Office Portfolio Whole Loan are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Strategic Office Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, DC markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its portfolio to nearly 4 million square feet. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

Property Management. Each of the Brandywine Strategic Office Portfolio Properties is currently self-managed by the applicable borrower.

Escrows and Reserves. At loan origination, the borrowers deposited (a) $23,692,032.03 in outstanding tenant improvements and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit, (b) $1,044,971 in free rent obligations, (c) $1,376,789.42 in gap rent obligations and (d) $165,112.50 into a required repairs reserve account.

Real Estate Tax Reserves - On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, provided that, such requirement will be waived if the borrowers have provided the lender with evidence of timely payment of taxes and no Trigger Period (as defined below) is continuing.

Insurance Reserves - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit 1/12th of estimated insurance premiums, into the insurance reserve account, provided that such requirement will be waived if the borrower maintains a blanket policy in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents. At loan origination, such requirement was waived as the borrowers obtained an acceptable blanket insurance policy.

Replacement Reserve - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit $30,062.54 into a replacement reserve account.

TI/LC Reserve - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit $240,500.33, into a rollover reserve account. Additionally, any lease termination payments will be deposited into the rollover reserve account and held as rollover funds unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal to the origination date debt yield of 16.61%.

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Ground Rent Reserve - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit ground rent due and payable for the immediately following calendar month (subject to a cap of three months’ worth of such ground rent).

Lockbox / Cash Management.   The Brandywine Strategic Office Portfolio Whole Loan is structured with an in-place hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents as required in the following order of priority: (i) first, to the ground rent reserve account, (ii) second, to the tax reserve account, (iii) third, to the insurance reserve account, (iv) fourth, for payment of debt service on the Brandywine Strategic Office Portfolio Whole Loan, (v) fifth, to the capital expenditure reserve account, (vi) sixth, to the rollover reserve account, (vii) seventh, for payment of monthly operating expenses, (viii) eighth, for payment of approved extraordinary operating expenses, (ix) ninth, to the lender to pay to the lender any other amounts then due under the Brandywine Strategic Office Portfolio Whole Loan and (x) lastly, all amounts remaining will be deposited into a lender controlled account and held as collateral for the Brandywine Strategic Office Portfolio Whole Loan.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Strategic Office Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrower to obtain the release of one or more individual Brandywine Strategic Office Portfolio Properties (each, a “Release Property”) from the lien of the applicable mortgage, from and after the permitted prepayment date, upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Properties is equal to, or greater than, the greater of (i) 16.61% and (ii) the debt yield immediately prior to such release.

Ground Lease. Two borrowers, 405 Colorado Holdings LP and Brandywine 3025 Market, LP have a leasehold interest in the 401-405 Colorado Property and The Bulletin Building Property, respectively, which are each subject to a ground lease (the “401-405 Colorado Property Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Property Ground Lease between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2083 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Property Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground lease between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017 and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

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No. 10 – 100 Jefferson Road

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No. 10 – 100 Jefferson Road

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No. 10 – 100 Jefferson Road

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No. 10 – 100 Jefferson Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	4.5%	Net Rentable Area (SF):	558,930
Loan Purpose:	Acquisition	Location:	Parsippany, NJ
Borrower:	100 Jefferson F&S LLC	Year Built / Renovated:	1957, 1998 / 2020-2023
Borrower Sponsors:	Simcha Friedman and Moris Schlager	Occupancy:	100.0%
Interest Rate:	7.26000%	Occupancy Date:	2/28/2023
Note Date:	3/10/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	4/6/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,460,076 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,241,184 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,333,301
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$3,903,654
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$10,429,647
Additional Debt(1):	Yes	UW NCF:	$10,196,397
Additional Debt Balance(1):	$59,500,000	Appraised Value / Per SF(6):	$173,000,000 / $310
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/1/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$174
Taxes:	$109,030	$109,030	N/A	Maturity Date Loan / SF:	$174
Insurance:	$86,237	$28,746	N/A	Cut-off Date LTV(6):	56.4%
Replacement Reserves:	$0	$4,658	N/A	Maturity Date LTV(6):	56.4%
Rollover Reserve:	$0	$14,780	$886,783	UW NCF DSCR:	1.42x
J&J Farms TI Reserve:	$11,598,000	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$97,500,000	67.7%	Purchase Price(7)	$130,500,000	90.6%
Equity Contribution	31,613,758	21.9	Upfront Reserves	11,793,267	8.2
Seller TI Credit(7)	15,000,000	10.4	Closing Costs	1,820,491	1.3
Total Sources	$144,113,758	100.0%	Total Uses	$144,113,758	100.0%
(1)	The 100 Jefferson Road Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $97,500,000 (the “100 Jefferson Road Whole Loan”). The Financial Information in the chart above reflects the 100 Jefferson Road Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on May 6, 2023. Defeasance of the 100 Jefferson Road Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 10, 2026. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Historical cash flow prior to 2021 is not available as the transaction represents acquisition financing and the seller did not provide historical financial information.
(5)	The increase from Most Recent NOI to UW NOI at the 100 Jefferson Road Property (as defined below) is primarily driven by increases in rents from the J&J Farms Creamery lease with a commencement date in March 2023.
(6)	The Appraised Value represents the prospective value upon completion/stabilization as of August 1, 2023 based on the extraordinary assumption that J&J Farms Creamery will complete the buildout of its space. The borrower sponsors have provided a completion guaranty and the estimated cost of the buildout was reserved for at origination. The Cut-off Date LTV and Maturity Date LTV are calculated based on the value upon completion/stabilization.
(7)	The 100 Jefferson Road Property was 63.5% occupied prior to acquisition. At origination, J&J Farms Creamery executed a 15-year lease, increasing occupancy to 100.0%. The seller provided the borrower with $15.0 million in credits to cover tenant improvements and closing costs. A reserve in the amount of $11.598 million was established at origination which represents the anticipated cost of renovations for the J&J Farms Creamery space.

The Loan. The 100 Jefferson Road mortgage loan (the “100 Jefferson Road Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Parsippany, New Jersey (the “100 Jefferson Road Property”). The 100 Jefferson Road Whole Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF”) and JPMorgan Chase Bank, National Association (“JPM”), is evidenced by four pari passu notes, and accrues

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interest at a rate of 7.26000% per annum. The 100 Jefferson Road Whole Loan has a 10-year term and is interest only for the entire loan term. The non-controlling Notes A-3 and A-4, with an aggregate original principal balance of $38,000,000, will be included in the BBCMS 2023-C19 securitization trust. The controlling note A-2 is currently held by AREF and is expected to be contributed to one or more future securitization trust(s). The 100 Jefferson Road Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 securitization trust. From and after the securitization of the controlling Note A-2, the 100 Jefferson Road Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-B38(1)	No
A-2(2)	$29,500,000	$29,500,000	AREF or an affiliate	Yes
A-3	$29,500,000	$29,500,000	BBCMS 2023-C19	No
A-4	$8,500,000	$8,500,000	BBCMS 2023-C19	No
Whole Loan	$97,500,000	$97,500,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The 100 Jefferson Road Property is a multi-tenanted industrial warehouse/distribution complex containing 558,930 square feet located in Parsippany, Morris County, New Jersey. The 100 Jefferson Road Property is divided among three suites (A, B and C). Suite A contains 198,489 square feet and was built in 1998 and renovated in 2020, Suite B contains 204,217 square feet and was built in 1957 and is currently being renovated with the buildout of 157,547 square feet of cold storage space, and Suite C contains 156,224 square feet, was built in 1957, and is under renovation. The 100 Jefferson Road Property features approximately 10% office space, clear ceiling heights that range from 19 to 38 feet, three drive-in doors, 35 dock-high doors and is situated on a 35.9-acre site. The 100 Jefferson Road Property also features a 10-acre solar panel on the building’s roof which was installed in 2011. Parking is provided by 514 surface parking spaces (0.92 spaces per 1,000 square feet). The 100 Jefferson Road Property is currently 100.0% occupied by three tenants. Suite A is occupied by Vitaquest International LLC, Suite B is occupied by J&J Farms Creamery (an affiliate of the borrower sponsors), and Suite C is occupied by PNY Technologies Inc.

Pfizer owned the 100 Jefferson Road Property up until 2010 when it was sold to PNY Technologies Inc, the third largest tenant. PNY Technologies Inc invested approximately $12 million into the 100 Jefferson Road Property between 2010 and 2011 on building out the manufacturing/distribution space, installing a new roof and solar panel equipment. In 2018, PNY Technologies Inc sold the 100 Jefferson Road Property via a sale leaseback transaction to a joint venture between the Harbor Group and Turnbridge Equities (“Harbor Group”) and downsized to its current square footage (currently 156,224 square feet; 28.0% of NRA). The Harbor Group completed a $4.5 million renovation and white boxed Suite B. In the second quarter of 2019, Vitaquest International LLC signed a lease for 198,489 square feet or 35.5% of NRA and completed a $15.0 million renovation between 2020 and 2021. The seller purchased the 100 Jefferson Road Property in October 2020 at 63.5% occupancy and signed temporary leases with Walmart in 2021 and 2022 while negotiating longer permanent leases. At the time, the seller also invested $1.0 million for installation of LED lights throughout Suite B. In conjunction with the current acquisition of the 100 Jefferson Road Property, J&J Farms Creamery, an affiliate of the borrower sponsors, executed a lease for Suite B bringing occupancy to 100.0%.

Major Tenants.

J&J Farms Creamery (204,217 square feet; 36.5% of NRA; 61.2% of underwritten base rent): J&J Farms Creamery is a wholesale distributor with various national brand refrigerated products and a complete line of Kosher refrigerated dairy products. J&J Farms Creamery was founded in 1951 and is now one of the larger independently owned Kosher refrigerated product provider in New York and New Jersey with approximately 100 employees. The company’s top three customer accounts by annual sales include independently owned grocery store chains – Key Foods ($37.2 million, 13.8% of 2022 revenue), Associated Supermarket Group ($37.0 million, 13.7% of 2022 revenue), and C-Town Supermarkets ($17.6 million, 6.5% of 2022 revenue) each of which has 200 to 275 stores in the tri-state area.

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J&J Farms Creamery reported gross profit of approximately $25.6 million which increased by approximately 42% over 2021. J&J Farms Creamery also reported an EBITDAR of approximately $10.5 million in 2022, which was over two times higher than in 2021. J&J Farms Creamery does not have any major financial debt obligation other than $200,000 of total notes payable to shareholders. According to the tenant, the increase in revenue was primarily due to increases in sales volume and price inflation. Based on 2022 financials adjusted for proforma rent expenses, EBITDAR to current gross rent ratio would be approximately 1.37x. J&J Farms Creamery is a sponsor affiliated tenant who will be relocating its operations from an approximately 70,000 square foot warehouse in Queens, New York. J&J Farms Creamery expects to further expand their business and increase sales volume with this relocation as the 100 Jefferson Road Property provides close to three times more square footage than its Queens, New York warehouse.

Furthermore, J&J Farms Creamery is currently renovating its space with an anticipated cost of completion of $11.6 million (“J&J Farms Creamery TIs”) which was escrowed at origination. Upon completion, the space will consist of 157,547 square feet of refrigerated storage, 13,595 square feet of dry storage, 12,870 square feet of office space, and the remaining 20,205 square feet is expected to be comprised of refrigerated loading/distribution areas, loading docks and drive-in bays. In the event the buildout is not completed within 12 months from origination, a Lease Sweep Period (as defined below) commences. However, such 12-month period can be extended by 60 days if lender determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and the J&J Farms Creamery TIs can reasonably be completed within such additional 60-day extension time period. Furthermore, the 100 Jefferson Road Whole Loan will be fully recourse to the guarantors until the buildout is completed in accordance with the terms of the 100 Jefferson Road Whole Loan documents.

At origination of the 100 Jefferson Road Whole Loan, J&J Farms Creamery executed a 15-year lease that expires in February 2038 at $30.00 per square foot with 2.0% escalations and no termination options. Cold storage space commands higher rent than traditional warehouse/distribution space, and, as such, J&J Farms Creamery’s rent is significantly higher than the rents from the two remaining tenants who utilize their space for warehouse purposes. The guarantors provided a 50% lease guaranty during the first five years of the lease term that reduces to 25% starting in year six of the lease term, provided, however if there is a Lease Guaranty Period (as defined below) then continuing, guarantors’ liability will not be reduced to 25% until such Lease Guaranty Period terminates.

“Lease Guaranty Period” means a period which will (x) commence upon the occurrence of a Cash Management Period (as defined below), except that for the purposes of the lease guaranty, a Cash Management Period will not be deemed to have occurred if such Cash Management Period results solely from the occurrence of a Lease Sweep Period attributable to any Lease Sweep Lease (as defined below) other than the J&J Farms Creamery lease and end upon the termination of such Cash Management Period.

Vitaquest International LLC (198,489 square feet; 35.5% of NRA; 19.4% of underwritten base rent): Vitaquest International LLC (“Vitaquest”) is a development and commercialization partner for consumer products such as nutraceuticals, functional foods, and probiotics. Vitaquest was founded in 1977 and currently has approximately 630 employees. Vitaquest reported 2022 revenue and net income of $270.8 million and $23.2 million, respectively. Vitaquest commenced a 130-month lease in May 2019, has three, five-year renewal options remaining and no termination options. In 2020-2021, Vitaquest completed a $15 million renovation of their space with the prior owner contributing approximately $500,000. Vitaquest’s current rent of $9.76 per square foot is 34.9% lower than the appraiser’s market rent for the space of $15.00 per square foot.

PNY Technologies Inc (156,224 square feet; 28.0% of NRA; 19.4% of underwritten base rent): PNY Technologies Inc is a manufacturer of OEM, consumer, and channel electronics markets. PNY Technologies Inc was founded in 1985 and has over 1,000 employees. PNY Technologies Inc reported 2021 revenue and net income of $937.0 million and $61.5 million, respectively. The 100 Jefferson Road Property serves as the company’s headquarters. PNY Technologies Inc owned 100 Jefferson Road Property from 2010 to 2018. In 2018, PNY Technologies Inc sold the 100 Jefferson Road Property via a sale leaseback transaction and signed a 10-year lease that expires in October 2028. PNY Technologies Inc’s current rent of $12.45 per square foot is 17.0% lower than the appraiser’s market rent for the space of $15.00 per square foot.

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Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
63.5%	68.0%	74.4%	100.0%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year. Please see “The Property” for information on historical occupancy.
(2)	Current Occupancy is based on the underwritten rent roll dated February 28, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
J&J Farms Creamery(3)	NR/NR/NR	204,217	36.5%	$30.00	$6,126,510	61.2%	2/28/2038
Vitaquest International LLC	NR/NR/NR	198,489	35.5	$9.76	1,937,869	19.4	2/28/2030
PNY Technologies Inc	NR/NR/NR	156,224	28.0	$12.45	1,944,284	19.4	10/4/2028

Occupied Collateral Total / Wtd. Avg.		558,930	100.0%	$17.91	$10,008,663	100.0%

Vacant Space		0	0.0%
Collateral Total		558,930	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2023 and includes contractual rent steps through October 2023.
(2)	The space for J&J Farms Creamery represents cold storage and therefore commands a higher rent than the traditional warehouse space for Vitaquest International LLC and PNY Technologies Inc. Furthermore, the rents for Vitaquest International LLC and PNY Technologies Inc are below market according to the appraisal.
(3)	J&J Farms Creamery is an affiliate of the sponsor.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	156,224	28.0	1,944,284	19.4	156,224	28.0%	$1,944,284	19.4%
2029	0	0	0.0	0	0.0	156,224	28.0%	$1,944,284	19.4%
2030	1	198,489	35.5	1,937,869	19.4	354,713	63.5%	$3,882,153	38.8%
2031	0	0	0.0	0	0.0	354,713	63.5%	$3,882,153	38.8%
2032	0	0	0.0	0	0.0	354,713	63.5%	$3,882,153	38.8%
2033	0	0	0.0	0	0.0	354,713	63.5%	$3,882,153	38.8%
2034 & Beyond	1	204,217	36.5	6,126,510	61.2	558,930	100.0%	$10,008,663	100.0%
Total	3	558,930	100.0%	$10,008,663	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2023 and includes contractual rent steps through October 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
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Operating History and Underwritten Net Cash Flow(1)
	2021	2022	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,254,197	$4,771,174	$9,909,377	$17.73	69.0%
Vacant Income	0	0	0	0.00	0.0
Rent Steps(3)	0	0	99,287	0.18	0.7
Gross Potential Rent	$4,254,197	$4,771,174	$10,008,663	$17.91	69.7%
Total Reimbursements	1,787,756	1,814,588	3,160,805	5.66	22.0
Electric Reimbursement(4)	811,626	1,151,036	1,185,587	2.12	8.3
Net Rental Income	$6,853,579	$7,736,798	$14,355,055	$25.68	100.0%
Other Income	588,082	695,998	695,998	1.25	4.8
(Vacancy/Credit Loss)	0	0	(717,753)	(1.28)	(5.0)
Effective Gross Income	$7,441,661	$8,432,796	$14,333,301	$25.64	99.8%
Total Expenses	2,981,585	3,191,612	3,903,654	6.98	27.2
Net Operating Income(5)	$4,460,076	$5,241,184	$10,429,647	$18.66	72.8%
Capital Expenditures	0	0	55,893	0.10	0.4
TI/LC	0	0	177,357	0.32	1.2
Net Cash Flow	$4,460,076	$5,241,184	$10,196,397	$18.24	71.1%

(1)	Historical cash flow prior to 2021 is not available as the transaction represents acquisition financing and the seller did not provide them.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include contractual rent steps through October 2023.
(4)	Tenants are responsible for market rate electrical expenses while the 100 Jefferson Road Property benefits from lower electric expenses due to the rooftop solar array resulting in electrical reimbursements greater than 100%.
(5)	The increase from 2022 Net Operating Income to Underwritten Net Operating Income at the 100 Jefferson Road Property is primarily driven by the execution of the J&J Farms Creamery lease commencing in March 2023.

Environmental. According to the Phase I environmental assessment dated December 9, 2022, there is no evidence of any recognized environmental conditions at the 100 Jefferson Road Property.  However, the environmental consultant identified (i) a controlled recognized environmental condition in connection with (A) controls being in place in the form of a deed notice for residual pesticide impacts and total petroleum hydrocarbon impacts to the 100 Jefferson Road Property and (B) the issuance of regulatory closure through a restricted use response action outcome and (ii) historical recognized environmental conditions in connection with closed release incidents, removed underground storage tanks and other areas of concern that have been issued no further action status. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 100 Jefferson Road Property is located in Parsippany, New Jersey, approximately 27 miles west of New York City and forms part of the Newark, NJ-PA Metropolitan Statistical Area (“MSA”). The top three industries within New Jersey are Services, Finance/Insurance/Real Estate, and Manufacturing. Primary access to the 100 Jefferson Road Property is provided by Interstate 287 and Interstate 80, which provide direct access to New York City and New York State. The 100 Jefferson Road Property is located in Parsippany-Troy Hills Township, which serves as one of the major employment centers in Northern New Jersey as it encompasses over 14 million square feet of office space and 4.8 million square feet of industrial space.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 3,495, 66,206, and 152,460, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $134,049, $124,048, and $128,571, respectively.

According to the appraisal, the 100 Jefferson Road Property is located within the Eastern Morris Industrial Submarket. As of the first quarter of 2023, the Eastern Morris Industrial Submarket has an inventory of approximately 23.0 million square feet, with 8,000 square feet under construction. The submarket has a vacancy rate of 4.8%. The overall rental rate in the submarket for industrial space (non-cold storage) is $15.56 per square foot, an increase of 14.8% over the fourth quarter of 2021. According to a third-party report, Northern New Jersey refrigerated warehouse occupancy is 99%. The appraiser

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concluded to a market rent of $15.00 for the warehouse space (Suites A and C) and $28.50 for the cold storage space (Suite B) per square foot for the 100 Jefferson Road Property.

The following table presents certain information relating to comparable industrial sales for the 100 Jefferson Road Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
100 Jefferson Road	558,930	1957, 1998 / 2020-2023	100%(2)	Mar-23	$130,500,000(3)	$233.48	N/A
Parsippany, NJ
20-30 Continental Drive	567,066	1980 / NAP	100%	Jun-22	$138,530,000	$244.29	4.14%
Wayne, NJ
241 Oraton Street	131,205	1995 / NAP	100%	Dec-21	$32,000,000	$243.89	3.76%
Newark, NJ
65 Baekeland Avenue	400,000	2021 / NAP	100%	Oct-21	$131,100,000	$327.75	2.90%
Middlesex, NJ
FedEx Ground	269,204	2010 / NAP	100%	Jul-21	$91,000,000	$338.03	4.50%
South Brunswick, NJ
66-96 East Union Avenue	102,224	1960 / NAP	100%	Jan-21	$24,500,000	$239.67	5.15%
East Rutherford, NJ
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated February 28, 2023.
(3)	The 100 Jefferson Road Property was 63.5% occupied prior to acquisition. At origination, J&J Farms Creamery executed a 15-year lease, increasing occupancy to 100.0%. The seller provided the borrower with $15.0 million in credits to cover tenant improvements and closing costs. A reserve in the amount of $11.598 million was established at origination which represents the anticipated cost of renovations for the J&J Farms Creamery space.

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The following table presents certain information relating to comparable industrial leases for the 100 Jefferson Road Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
100 Jefferson Road	1957, 1998	558,930(2)	198,489(2)	Vitaquest International LLC	38'	$9.76(2)	May-19(2)	130(2)
Parsippany, NJ
340 Kaplan Drive	1901	30,494	30,494	Dish Network	18'	$15.00	Sep-22	61
Fairfield, NJ
1100 Randolph Road	1968	207,192	103,246	ELM	27'	$14.50	Jul-22	121
Somerset, NJ
1 Truman Drive South	1978	369,313	142,365	Menasha Packaging	24'	$15.00	May-22	60
Edison, NJ
140-142 Clinton Road	1968	77,983	41,458	All-State Floor	21'	$13.90	Apr-22	60
Fairfield Township, NJ
220 Mill Road	1991	467,000	112,000	Impex	36'	$15.00	Mar-22	60
Edison, NJ
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.

The following table presents certain information relating to comparable cold storage leases for the 100 Jefferson Road Property:

Comparable Cold Storage Rental Summary(1)
Property / Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
100 Jefferson Road	1957, 1998	558,930(2)	204,217(2)	J&J Farms Creamery	19'	$30.00(2)	Mar-23(2)	180(2)
Parsippany, NJ
Confidential	2003	75,000	75,000	Confidential	36'	$28.00	Jan-23	60
Carlstadt, NJ
408 Fairfield Road	2023	368,050	33,000	Quality Frozen Foods	38'	$25.00	Jan-23	120
Freehold, NJ
205 Jackson Street	1977	32,000	32,000	Rivera Produce Corporation	21'	$25.00	Jun-22	60
Englewood, NJ
120 Frontage Road	2021	75,900	75,900	Alliance Ground International	36'	$28.00	Dec-21	123
Newark, NJ
200 Polar Way	2003	49,500	46,900	Lineage Logistics	24' - 33'	$24.00	Nov-21	60
Jersey City, NJ
FreezPak Logistics	2023	268,000	268,000	FreezPak Logistics	36'	$25.00	Nov-21	300
Avenel, NJ
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.

The Borrower. The borrowing entity for the 100 Jefferson Road Whole Loan is 100 Jefferson F&S LLC, a single purpose entity with two independent directors. Legal counsel to the 100 Jefferson Road Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the 100 Jefferson Road Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Simcha Friedman and Moris Schlager. Simcha Friedman and Moris Schlager are the principals of J&J Farms Creamery, a wholesale distributor of

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refrigerated goods established in 1951 that services the New York and New Jersey region. Additionally, the borrower sponsors’ commercial real estate experience includes investments in two multifamily properties totaling 55 units, over a dozen single family home / condominium rental properties, and two multi-tenant/single tenant retail properties all of which are located in New York and New Jersey.

Property Management. The 100 Jefferson Road Property is managed by Madison Properties USA LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $11,598,000 for a J&J Farms TI Reserve, approximately $109,030 for real estate taxes, and approximately $86,237 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $109,030.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $28,746.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $4,658 for replacement reserves ($0.10 per square foot annually).

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $14,780 for rollover reserves ($0.32 per square foot annually) subject to a cap of $886,783.

Lockbox / Cash Management. The 100 Jefferson Road Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by non-residential tenants at the 100 Jefferson Road Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 100 Jefferson Road Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 100 Jefferson Road Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 100 Jefferson Road Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the 100 Jefferson Road Whole Loan.

“Cash Management Period” means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.20x, (iv) if, as of the last day of any calendar quarter during the term, the debt yield is less than 8.00% or (v) the commencement of a Lease Sweep Period; and will end upon if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other default or event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the 100 Jefferson Road Property has achieved a debt service coverage ratio of at least 1.30x as of the last day of a calendar quarter for two consecutive calendar quarters, (C) with respect to the matter described in clause (iv) above, the lender has determined that the 100 Jefferson Road Property has achieved a debt yield of at least 8.50% as of the last day of a calendar quarter for two consecutive calendar quarters, or (D) with respect to the matter described in clause (v) above, upon the termination of such Lease Sweep Period.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (including any renewal terms); (ii) the earlier of (a) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), or (b) the date the applicable Lease Sweep Tenant actually gives such notice of its intention not to renew or extend; (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant

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No. 10 – 100 Jefferson Road

gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); (iv) any Lease Sweep Tenant vacates or discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same (provided, however, the foregoing clause (iv) will not be deemed to apply to J&J Farms Creamery until after the date that is 12 months after the origination date, however, such 12 month period will be extended by 60 days if (x) the lender, in the lender’s reasonable discretion, determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and (y) the J&J Farms Creamery TIs can reasonably be completed within such additional 60 day extension time period); (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; (vi) the occurrence of a Lease Sweep Tenant insolvency proceeding; (vii) the occurrence of a J&J Farms Revenue Sweep Period (as defined below), to be tested annually starting on January 30, 2024 through the term of the 100 Jefferson Road Whole Loan; (viii) the occurrence of a J&J Farms EBITDAR Sweep Period (as defined below), to be tested annually starting on January 30, 2024 through the term of the 100 Jefferson Road Whole Loan; or (ix) J&J Farms Creamery failing to complete the J&J Farms Creamery TIs within 12 months from the origination date (provided, however, such 12 month period will be extended by 60 days if (x) the lender, in the lender’s reasonable discretion, determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and (y) the J&J Farms Creamery TIs can reasonably be completed within such additional 60 day extension time period).

A Lease Sweep Period will end upon the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earliest to occur of (x) the determination by the lender, in its reasonable and good faith discretion, that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated leasing commissions, any down-time or free rent periods and tenant improvement expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period; (y) the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension; or (z) the date on which all of the space demised under the subject Lease Sweep Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) and all approved Lease Sweep Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six consecutive months following such cure; (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned pursuant to the terms of the 100 Jefferson Road Whole Loan documents; (4) with respect to a Lease Sweep Period which exists solely due to the occurrence and continuance of a J&J Farms Revenue Sweep Period, upon the expiration of such J&J Farms Revenue Sweep Period in accordance with the terms of the definition of the applicable J&J Farms Revenue Sweep Period; (5) with respect to a Lease Sweep Period which exists solely due to the occurrence and continuance of a J&J Farms EBITDAR Sweep Period, upon the expiration of such J&J Farms EBITDAR Sweep Period in accordance with the terms of the definition of the applicable J&J Farms EBITDAR Sweep Period; or (6) with respect to a Lease Sweep Period caused by a matter described in clause (ix) above, the date on which the J&J Farm Creamery TIs are completed.

“J&J Farms Revenue Sweep Period” means a period (i) commencing as of the lender’s determination that the J&J Farms Creamery annualized gross revenue decreased by 25% or more compared to $270,390,464; and (ii) expiring upon the lender’s determination that the J&J Farms Creamery annualized gross revenue is at least 90% of $270,390,464.

“J&J Farms EBITDAR Sweep Period” means a period (i) commencing as of the lender’s determination that the annualized J&J Farms EBITDAR ratio is less than 1.25x; and (ii) expiring upon the lender’s determination that the annualized J&J Farms EBITDAR ratio is equal to or greater than 1.30x.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

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Annex A-3	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

“Lease Sweep Lease” means any lease which (a) covers 20% or more rentable square feet of the 100 Jefferson Road Property and (b) the J&J Farms Creamery lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

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Annex A-3	BBCMS 2023-C19
No. 11 – Walgreens Distribution Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,200,000	Title:	Fee
Cut-off Date Principal Balance:	$31,200,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	3.7%	Net Rentable Area (SF):	724,424
Loan Purpose:	Acquisition	Location:	Mount Vernon, IL
Borrower:	ABCFGS Owner LLC	Year Built / Renovated:	1990 / 2000
Borrower Sponsors:	George Hicker and Kathryn Hicker	Occupancy:	100.0%
Interest Rate:	6.14000%	Occupancy Date:	3/14/2023
Note Date:	3/14/2023	4th Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(1):	4/6/2033	3rd Most Recent NOI (As of) (6):	NAV
Interest-only Period(1):	120 months	2nd Most Recent NOI (As of) (6):	NAV
Original Term(1):	120 months	Most Recent NOI (As of) (6):	NAV
Original Amortization Term(1):	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only – ARD	UW Revenues:	$3,344,190
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$5,010
Lockbox / Cash Management:	Springing	UW NOI:	$3,339,180
Additional Debt:	No	UW NCF:	$3,339,180
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$52,500,000 / $72
Additional Debt Type:	N/A	Appraisal Date:	2/8/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$43
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF(1):	$43
Insurance(3):	$5,010	$418	N/A	Cut-off Date LTV:	59.4%
Replacement Reserve(4):	$0	Springing	N/A	Maturity Date LTV(1):	59.4%
Debt Service Reserve(5):	$164,961	$0	N/A	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	10.7%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,200,000	58.8%	Purchase Price	$52,000,000	98.0%
Borrower Sponsor Equity	21,876,810	41.2	Closing Costs	906,838	1.7
			Upfront Reserves	169,971	0.3
Total Sources	$53,076,810	100.0%	Total Uses	$53,076,810	100.0%
(1)	The Walgreens Distribution Center Mortgage Loan (as defined below) is structured with an anticipated repayment date of April 6, 2033 (the “ARD”). If the Walgreens Distribution Center Mortgage Loan is not paid off before the ARD, then the Walgreens Distribution Center Mortgage Loan will accrue interest at the Adjusted Interest Rate (as defined below). The final maturity date of the Walgreens Distribution Mortgage Loan is April 6, 2038. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.
(2)	Monthly tax reserves are not required as long as each of the Impound Account Conditions (as such term is defined in the Walgreens Distribution Center Mortgage Loan documents) is satisfied.
(3)	Walgreens is required to maintain all insurance required under the lease (which does not require terrorism insurance) and pay all related premiums, provided that the lease permits the tenant to self-insure and the Walgreens Distribution Center Mortgage Loan documents permit the borrower to rely on such self-insurance, subject to the satisfaction of certain conditions in the Walgreens Distribution Center Mortgage Loan documents; provided further, that the borrower is required to maintain terrorism insurance and pay the related premiums. The upfront and monthly insurance reserves reflect the premium amount for such terrorism insurance. Notwithstanding the foregoing, the borrower will be required to pay (i) monthly insurance reserves (related to all insurance other than terrorism insurance) in the event the Insuran+ce Conditions Precedent (as such term is defined in the Walgreens Distribution Center Mortgage Loan documents) are not satisfied and (ii) monthly insurance reserves related to terrorism insurance in the event the borrower (a) fails to maintain the required terrorism insurance coverage or (b) fails to maintain with the lender $5,010 in the insurance reserve.
(4)	Monthly Replacement Reserve is not required as long as each of the Capital Expenditure Funds Waiver Conditions (as such term is defined in the Walgreens Distribution Center Mortgage Loan documents) are satisfied.
(5)	The amount in the Debt Service Reserve will be automatically applied to the first month of debt service on the monthly payment date in May 2023. The May 2023 debt service amount was reserved by the borrower at closing (and deposited into the Debt Service Reserve).
(6)	Most Recent NOI, and 2nd, 3rd and 4th Most Recent NOI information is not available due to the fact that the borrower acquired the Walgreens Distribution Center Property pursuant to a sale leaseback.

The Loan. The Walgreens Distribution Center mortgage loan (the “Walgreens Distribution Center Mortgage Loan”) was originated by LMF, has an outstanding principal balance as of the Cut-off Date of $31,200,000 and is secured by a first lien

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Annex A-3	BBCMS 2023-C19
No. 11 – Walgreens Distribution Center

mortgage on the borrower’s fee interest in a 724,424 square foot industrial warehouse and distribution property located in Mount Vernon, Illinois (the “Walgreens Distribution Center Property”). The Walgreens Distribution Center Mortgage Loan requires interest only payments through the ARD and accrues interest at 6.14000% per annum (the “Initial Interest Rate”) through and including the last day of the accrual period in which the ARD occurs. From and after the ARD, to the extent that the Walgreens Distribution Center Mortgage Loan is outstanding, the Walgreens Distribution Center Mortgage Loan will accrue interest at a rate equal to the greater of (a) the five-year treasury rate plus 5.00000% and (b) the Initial Interest Rate plus 5.0000% per annum (the “Adjusted Interest Rate”).

The Property. The Walgreens Distribution Center Property is a 724,424 square foot industrial warehouse and distribution building located in Mount Vernon, Illinois. The Walgreens Distribution Center Property is solely occupied by Walgreens. The Walgreens Distribution Center Property is improved with three buildings, including a main distribution center building, a fire pump building, and a truck repair shed. The Walgreens Distribution Center Property is situated on an approximately 75.4-acre parcel, which includes 20.7 acres of expansion land. Onsite parking includes 1,158 vehicle spaces, 230 truck spaces, and 33 motorcycle spaces, for a total of 1,421 parking spaces and a parking ratio of 1.96 spaces per 1,000 square feet. Walgreens has been the sole occupant at the Walgreens Distribution Center Property since construction of the Walgreens Distribution Center Property in 1990. In 2000, additional square footage was added to the west side of the building, nearly doubling the size of the Walgreens Distribution Center Property. The original building had a ceiling height of approximately 45 feet, and the addition to the building has a height of approximately 50 feet. Amenities at the Walgreens Distribution Center Property include security fencing, secure access, a truck maintenance building, a fire pump building, concrete truck docks and drive and asphalt passenger parking lots.

Sole Tenant. Walgreens (724,424 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens (Baa3/BBB/NR by Moody’s/S&P/Fitch) has been the sole occupant at the Walgreens Distribution Center Property since 1990. The borrower acquired the Walgreens Distribution Center Property pursuant to a sale leaseback. The Walgreens Distribution Center Property serves as a distribution hub for 800 stores throughout the Midwest and serves as a national replenishment facility for Walgreens. The majority of the main building is warehouse with office areas supporting the warehouse operations. Founded in 1901 in Chicago, Illinois, Walgreens is an integrated healthcare, pharmacy and retail leader serving customers in the United States, Europe and Latin America. Walgreens is a global retail pharmacy with approximately 13,000 locations and more than 315,000 employees. Walgreens’ portfolio of consumer brands includes Walgreens, Boots, Duane Reade, No7 Beauty Company, Benavides and Ahumada. Walgreens reported net earnings of approximately $4.34 billion for the year ended 2022.

In connection with the origination of the Walgreen’s Distribution Center Mortgage Loan, the borrower purchased the Walgreens Distribution Property from Walgreens using, among other things, proceeds from the Walgreen’s Distribution Center Mortgage Loan, and Walgreens entered into a lease with the borrower. The lease has a lease expiration of March 31, 2038 and six, five-year renewal options thereafter. Walgreens through its lease, and the City of Mount Vernon, through a recorded declaration, each have rights of first refusal (“ROFR”) to purchase the Walgreens Distribution Center Property, provided that Walgreen’s ROFR is applicable only if the City of Mount Vernon waives or fails to exercise its ROFR. Neither ROFR is applicable in a foreclosure or deed in lieu, but each would apply to any sale of the Walgreens Distribution Center Property thereafter. The City of Mount Vernon provided a waiver of its ROFR in connection with the borrower’s acquisition of the Walgreens Distribution Center Property. The lease has an annual base rent of $3,259,908 ($4.50 per sq. ft.) NNN with 5.0% rent increases every five years, including at the onset of each renewal option.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Walgreens Distribution Center Property since 1990 and are as of December 31 of each respective year .
(2)	Current Occupancy is as of March 14, 2023.

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Annex A-3	BBCMS 2023-C19
No. 11 – Walgreens Distribution Center
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Walgreens(3)	Baa3/BBB/NR	724,424	100.0%	$4.50	$3,259,908	100.0%	3/31/2038
Occupied Collateral Total / Wtd. Avg.		724,424	100.0%	$4.50	$3,259,908	100.0%

Vacant Space		0	0.0%

Collateral Total		724,424	100.0%

(1)	Based on the underwritten rent roll dated March 14, 2023.
(2)	Ratings provided are for the parent company of the entity shown in “Tenant” field whether or not the parent company guarantees the lease.
(3)	Walgreens has six, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	724,424	100.0	3,259,908	100.0	724,424	100.0%	$3,259,908	100.0%
Total	1	724,424	100.0%	$3,259,908	100.0%
(1)	Based on the underwritten rent roll dated March 14, 2023.
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No. 11 – Walgreens Distribution Center
Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,259,908	$4.50	97.5%
Straight Line Rent	84,282	0.12	2.5
Gross Potential Rent	$3,344,190	$4.62	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$3,344,190	$4.62	100.0%
(Vacancy/Credit Loss)	0	0.00	0.0
Other Income	0	0.00	0.0
Effective Gross Income	$3,344,190	$4.62	100.0%
Total Expenses	5,010	0.01	0.1
Net Operating Income	$3,339,180	$4.61	99.9%
Capital Expenditures	0	0.00	0.0
TI/LC	0	0.00	0.0
Net Cash Flow	$3,339,180	$4.61	99.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Walgreens Distribution Center Property is in Mount Vernon, Illinois, approximately 78 miles east of St. Louis, Missouri. The Walgreens Distribution Center Property is located along the Northwestern fringe of Mount Vernon, Illinois. Primary regional access to the area is provided via Interstate 57 and Interstate 64. Interstate 57 is the primary north-south interstate in the region and extends from Chicago, Illinois to the north and Marion, Illinois to the south. Interstate 64 is a major east-west arterial through Southern Illinois, carrying traffic from St. Louis, Missouri to the west, through Virginia to the east. The Walgreens Distribution Center Property is in Jefferson County, Illinois, which, due to its location, history of manufacturing and solid regional workforce has attracted several companies, has become the jobs capital of Southern Illinois. In 2016, the State of Illinois announced the approval of an enterprise zone to serve portions of Jefferson County, including almost all of the non-residential property in Mount Vernon, Illinois. State benefits include a utility tax credit and investment tax credit that benefit large corporations. The incentives are provided locally, with property tax abatement available for up to 10 years for qualified projects. Major employers in Jefferson County include Continental Tire, SSM Health Good Samaritan Hospital, Walmart and National Railway Equipment Company. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Walgreens Distribution Center Property was 867, 9,732 and 18,586, respectively. The 2022 average household income within the same radii was $50,547, $71,201 and $68,585, respectively.

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Annex A-3	BBCMS 2023-C19
No. 12 – Sentinel Square II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	3.5%	Net Rentable Area (SF):	283,915
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	Sentinel Square Hana OW, LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor:	Hana Alternative Asset Management Co., Ltd.	Occupancy:	93.7%
Interest Rate:	6.05000%	Occupancy Date:	12/31/2022
Note Date:	11/18/2022	4th Most Recent NOI (As of):	$7,988,822 (12/31/2019)
Maturity Date:	12/6/2027	3rd Most Recent NOI (As of):	$7,972,997 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$9,296,962 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$9,640,088 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,239,748
Call Protection:	L(28),D(19),O(13)	UW Expenses:	$5,781,977
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$9,457,771
Additional Debt(1):	Yes	UW NCF:	$9,400,988
Additional Debt Balance(1):	$74,000,000	Appraised Value / Per SF:	$167,000,000 / $588
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/22/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$366
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$366
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserves(4):	$0	$4,732	$113,566	Maturity Date LTV:	62.3%
TI/LC Reserve(5):	$0	Springing	N/A	UW NCF DSCR:	1.47x
Free Rent Reserve(6):	$576,965	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$104,000,000	94.5%	Loan Payoff	$102,939,853	93.5%
Borrower Sponsor Equity	6,040,126	5.5	Closing Costs	6,523,308	5.9
			Upfront Reserves	576,965	0.5
Total Sources	$110,040,126	100.0%	Total Uses	$110,040,126	100.0%
(1)	The Sentinel Square II Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000 (the “Sentinel Square II Whole Loan”). The Financial Information in the above chart reflects the Sentinel Square II Whole Loan.
(2)	On each monthly payment date during a Trigger Period (as defined below), the borrower will be required to pay monthly real estate tax reserves of 1/12th of the real estate taxes the lender estimates will be payable during the next 12 months. A “Trigger Period” means the occurrence of (a) an event of default under the Sentinel Square II Whole Loan documents, (b) if the debt service coverage ratio for the Sentinel Square II Whole Loan falls below 1.20x at the end of any calendar quarter or (c) the commencement of a Lease Sweep Period (as defined below). A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (b) above, the debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters, (iii) in the case of clause (c) above, such Lease Sweep Period has ended. A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(i), the monthly payment date preceding) (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below), (ii) upon the date required under the Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) 15 months prior to loan maturity (unless each Lease Sweep Lease has been irrevocably renewed prior to such date and thereafter would be a qualified lease); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a non investment grade tenant has ceased operating its business at the Sentinel Square II Property (as defined below) (i.e., “goes dark”) in a majority of its space at the Sentinel Square II Property; (d) upon a default under a Lease Sweep Lease by a tenant beyond any applicable notice and cure period: and (e) upon a bankruptcy or insolvency proceeding of a tenant under a Lease Sweep Lease or its guarantor. A “Lease Sweep Lease” means the GSA-Federal Election Commission lease or the Government of the DC lease, and any replacement lease covering a majority of the space currently demised under such lease.
(3)	On each monthly payment date during a Trigger Period, the borrower will be required to pay monthly insurance premiums of 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. This is waived as long as an acceptable blanket policy is in place.
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No. 12 – Sentinel Square II
(4)	The borrower is required to pay monthly Replacement Reserves equal to approximately $4,732 until the balance of the replacement reserves reaches the cap of $113,566.08.
(5)	On each monthly payment date during a Trigger Period, the borrower will be required to pay monthly TI/LC reserves equal to approximately $35,489.
(6)	The conditions necessary for the release of the Free Rent Reserve were satisfied as of February 13, 2023 and the full amount of the Free Rent Reserve has been disbursed to the borrower.

The Loan. The Sentinel Square II mortgage loan (the “Sentinel Square II Mortgage Loan”) is part of a five-year interest-only fixed rate whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. The Sentinel Square II Whole Loan is secured by a first deed of trust encumbering the borrower’s fee interest in a 283,915 square foot office building located in downtown Washington, DC (the “Sentinel Square II Property”). The Sentinel Square II Mortgage Loan, which is evidenced by the non-controlling Note A-1-1, has an outstanding principal balance as of the Cut-off Date of $30,000,000. The Sentinel Square II Whole Loan, which accrues interest at an initial rate of 6.05000% per annum, was originated by German American Capital Corporation on November 18, 2022, had an aggregate original principal balance of $104,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000.

The table below summarizes the promissory notes that comprise the Sentinel Square II Whole Loan. The relationship between the holders of the Sentinel Square II Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BBCMS 2023-C19	No
A-1-2	$10,000,000	$10,000,000	Benchmark 2023-B38(1)	No
A-2	$25,000,000	$25,000,000	FIVE 2023-V1	Yes
A-3	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-4	$14,000,000	$14,000,000	FIVE 2023-V1	No
Whole Loan	$104,000,000	$104,000,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.

The Property. The Sentinel Square II Property is a 12-story building totaling 283,915 square feet of Class A office space in Washington, DC. Built in 2013, the Sentinel Square II Property is part of the larger Sentinel Square development, which consists of a three-building, approximately 1.2 million square foot, Class A office development located within the North of Massachusetts (“NoMa”) submarket. As of December 31, 2022, the Sentinel Square II Property was 93.7% leased to two government tenants and a dentist office with a 12.6-year weighted average lease term.

The Sentinel Square II Property shares a courtyard and landscaping, including granite tree planters, flower beds, decorative metal railings and an irrigation system with the larger Sentinel Square development. The Sentinel Square II Property has a LEED Silver certification and features the General Services Administration (“GSA”) advanced security measures for force-protection with blast-resistant glass, progressive-collapse avoidance, and space for various secure access control measures. The two-story lobby includes Jerusalem Gold marble and louvered millwork and the building features 30’ by 30’ column spacing.

Major Tenants.

Government of the DC (164,642 square feet; 58.0% of NRA; 63.8% of underwritten base rent; Aaa/AAA/AA+ by Moody’s/ Fitch/S&P): Government of the DC is comprised of the DC Government for Office of the State Superintendent of Education (“OSSE”) and Department of Insurance, Securities and Banking (“DISB”). Government of the DC has been at the property since 2017 and has a lease that expires in February 2029, with a five-year extension option at fair market rent with no termination options.

OSSE is the State Education Agency for Washington, DC charged with the responsibility of raising the quality of education for all DC residents. The OSSE also serves as Washington, DC’s liaison to the US Department of Education and works closely with Washington DC’s traditional and public charter schools to achieve its key functions.

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DISB is responsible for ensuring that all relevant consumer protection laws are strictly enforced. This is accomplished through its regulation of the financial-service businesses in Washington, DC and by administering Washington DC’s insurance, securities and banking laws, rules and regulations. The primary goal of the agency is to ensure residents of the District of Columbia have access to a wide choice of insurance, securities and banking products and services, and that they are treated fairly by the companies and individuals that provide these services.

GSA-Federal Election Commission (99,677 square feet; 35.1% of NRA; 35.7% of underwritten base rent; Aaa/AAA/AA+ by Moody’s/Fitch/S&P): GSA-Federal Election Commission is an independent regulatory agency that was created by Congress in 1975 to administer and enforce the Federal Election Campaign Act, the statute that governs the financing of federal elections. The agency had a fiscal year 2017 budget of $80.5 million to fulfill its primary responsibilities, including but not limited to, disclosing campaign finance information, enforcing the provisions of the law such as the limits and prohibitions on contributions, and overseeing the public funding of Presidential elections.

GSA-Federal Election Commission relocated its headquarters to the Sentinel Square II Property in 2016 from its East End location they previously occupied since 1985. Their lease expires in November 2032 and contains no renewal or termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
95.1%	95.8%	95.8%	93.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of December 31, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Government of the DC	Aaa/AA+/AAA	164,642	58.0%	$50.89	$8,378,454	63.8%	2/28/2029
GSA-Federal Election Commission	Aaa/AA+/AAA	99,677	35.1%	$47.06	4,690,693	35.7%	11/30/2032
LA LUXE DENTAL, PLLC	NR/NR/NR	1,575	0.6%	$46.35	73,001	0.6%	5/31/2031
Occupied Collateral Total		265,894	93.7%	$49.43	$13,142,148	100.0%

Vacant Space		18,021	6.3%

Collateral Total		283,915	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity or government shown, whether or not the parent company or government guarantees the lease.

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No. 12 – Sentinel Square II
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,021	6.3%	NAP	NAP	18,021	6.3%	NAP	NAP
2023 & MTM	0	0	0.0%	$0	0.0%	18,021	6.3%	$0	0.0%
2024	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2025	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2026	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2027	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2028	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2029	1	164,642	58.0%	8,378,454	63.8%	182,663	64.3%	$8,378,454	63.8%
2030	0	0	0.0%	0	0.0%	182,663	64.3%	$8,378,454	63.8%
2031	1	1,575	0.6%	73,001	0.6%	184,238	64.9%	$8,451,455	64.3%
2032	1	99,677	35.1%	4,690,693	35.7%	283,915	100.0%	$13,142,148	100.0%
2033 & Beyond	0	0	0.0%	0	0.0%	283,915	100.0%	$13,142,148	100.0%
Total	3	283,915	100.0%	$13,142,148	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$12,796,758	$12,881,650	$13,042,417	$13,117,265	$13,441,839	$47.34	83.8%
Vacant Income	0	0	0	0	798,499	2.81	5.0
Gross Potential Rent	$12,796,758	$12,881,650	$13,042,417	$13,117,265	$14,240,338	$50.16	88.8%
Total Reimbursements	39,652	50,129	1,396,665	1,391,464	1,295,970	4.56	8.1
Other Income	483,372	286,808	273,175	429,762	501,939	1.77	3.1
Net Rental Income	$13,319,782	$13,218,587	$14,712,258	$14,938,491	$16,038,247	$56.49	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(798,499)	(2.81)	(5.0)
Effective Gross Income	$13,319,782	$13,218,587	$14,712,258	$14,938,491	$15,239,748	$53.68	95.0%

Total Expenses	$5,330,960	$5,245,590	$5,415,296	$5,298,404	$5,781,977	$20.37	37.9%

Net Operating Income	$7,988,822	$7,972,997	$9,296,962	$9,640,088	$9,457,771	$33.31	62.1%

Capital Expenditures	0	0	0	0	56,783	0.20	0.4
TI/LC	0	0	0	0	0	0.00	0.0

Net Cash Flow	$7,988,822	$7,972,997	$9,296,962	$9,640,088	$9,400,988	$33.11	61.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the underwritten rent roll dated December 31, 2022.
(4)	Underwritten Rents in Place is inclusive of rent steps through December 15, 2023.

The Market. The Sentinel Square II Property is located in Washington, DC in the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (“MSA”). The largest city in the MSA is Washington and it also includes other large cities such as Bethesda and Frederick in Maryland and Arlington and Alexandria in Virginia. According to the Environmental Systems Research Institute, the population of the MSA was estimated to be 6,522,851 people in 2022. The Sentinel Square II Property is located specifically in Near Northeast, a neighborhood situated in northeast Washington, D.C. The neighborhood is home to Union Station, a Washington Metro station, where connections can be made to Amtrak intercity trains, as well as Virginia Railway Express and MARC commuter rail trains to suburbs in Virginia, Maryland, and West Virginia.

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The Sentinel Square II Property is located in Washington, DC, just west of the Amtrak train tracks and within the NoMa submarket. The Sentinel Square II Property is within walking distance to a number of amenities including Union Station, a mixed-use, intermodal transportation and shopping center that caters to over 32 million commuters annually and provides access to the Metrorail (Red Line), MARC, VRE, Amtrak, Acela, Metrobus and Circulator bus service. The Sentinel Square II Property is also within a one-mile radius of the H Street Corridor, which is known for its nightlife, restaurants, pop-ups, festivals and communal atmosphere as well as more than 65,000 square feet of planned retail space at Storey Park located across the street from the Sentinel Square II Property. Additionally, the Sentinel Square II Property benefits from its location near the United States Capitol, Securities and Exchange Commission headquarters, Department of Justice, Department of Education and numerous other federal agencies.

The District of Columbia office submarket reported an overall vacancy level of 15.1% and average office asking rent of $54.10 per square foot as of the second quarter of 2022. The Sentinel Square II Property is located in the NoMa submarket which has an overall vacancy rate of 7.4%. NoMa outperforms the broader DC market with the lowest vacancy rate in the city. There is a limited amount of available square feet to lease and next to no sublet space, though that number did increase in 2021 and into 2022. The overall vacancy rate was 7.1%, improved from the 9.8% long-term average. In the Class A inventory, the vacancy rate was 7.8%. In the Class B/C stock, which totals only 1.1 million square feet, the vacancy rate was 0.2%.

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No. 13 – 575 Broadway
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,700,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$28,573,776	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	3.4%	Net Rentable Area (SF):	176,648
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	575 Broadway Associates L.P.	Year Built / Renovated:	1882 / 2015
Borrower Sponsor:	Peter M. Brant	Occupancy:	88.1%
Interest Rate:	7.49000%	Occupancy Date:	7/1/2022
Note Date:	11/29/2022	4th Most Recent NOI (As of):	$22,728,286 (12/31/2019)
Maturity Date:	12/6/2027	3rd Most Recent NOI (As of):	$19,367,711 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$21,718,364 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(4):	$23,741,393 (TTM 6/30/2022)
Original Amortization Term:	300 months	UW Economic Occupancy:	93.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$27,803,795
Call Protection:	L(28),D(26),O(6)	UW Expenses:	$11,776,167
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$16,027,627
Additional Debt(1):	Yes	UW NCF:	$15,550,678
Additional Debt Balance(1):	$98,265,913	Appraised Value / Per SF:	$215,000,000 / $1,217
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/7/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$718
Taxes:	$276,774	$276,774	N/A	Maturity Date Loan / SF:	$666
Insurance:	$62,040	$20,680	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$2,944	N/A	Maturity Date LTV:	54.7%
TI/LC:	$0	$36,802	N/A	UW NCF DSCR:	1.38x
Ground Rent(2):	$424,093	Springing	N/A	UW NOI Debt Yield:	12.6%
Outstanding Obligations:	$4,231,492	$0	N/A
Façade Work(3):	$0	Springing	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$127,400,000	95.8%	Loan Payoff	$123,945,221	93.2%
Borrower Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0
Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%
(1)	The 575 Broadway Mortgage Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $126.8 million. The Financial Information in the chart above reflects the 575 Broadway Whole Loan. The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	During the continuance of a Trigger Period (as defined below), the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease (as defined below) during the one-month period following the applicable date of deposit. A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x and (iii) a specified tenant trigger period as described within the 575 Broadway Whole Loan documents.
(3)	In the event that a preservation architect conducts an inspection of the 575 Broadway Property (as defined below) and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans— Zoning and Use Restrictions” in the Preliminary Prospectus.
(4)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

The Loan. The 575 Broadway mortgage loan (the “575 Broadway Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $126.8 million (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interest in a 176,648 square foot retail and office property located in New York, New York (the “575 Broadway Property”). The 575

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Broadway Whole Loan was originated on November 29, 2022 by CREFI and SGFC and has a five-year term that amortizes on a 25-year amortization schedule and accrues interest at a fixed rate of 7.49000% per annum. The scheduled maturity date of the 575 Broadway Whole Loan is the due date that occurs on December 6, 2027. The 575 Broadway Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $28,573,776. The 575 Broadway Mortgage Loan is being contributed to the BBCMS 2023-C19 securitization trust. The 575 Broadway Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the FIVE 2023-V1 trust. The table below summarizes the promissory notes that comprise the 575 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index (as described in the Ground Lease documents), multiplied by $4,140,000 and (b) $4,140,000. The annual Ground Lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease and which serves as additional collateral for the 575 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$26,000,000	$25,885,651	BMO 2023-C4	No
A-1-2	$14,000,000	$13,938,427	FIVE 2023-V1	No
A-2	$23,700,000	$23,595,766	FIVE 2023-V1	Yes
A-3	$28,700,000	$28,573,776	BBCMS 2023-C19	No+
A-4	$20,000,000	$19,912,039	BANK5 2023-5YR1(1)	No
A-5	$15,000,000	$14,934,029	BANK5 2023-5YR1(1)	No
Total	$127,400,000	$126,839,689
(1)	The BANK5 2023-5YR1 securitization is expected to close on or about April 19, 2023.

The Property. The 575 Broadway Property consists of a six-story, 176,648 square foot retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 square feet (28.8% of NRA) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 square feet (71.2% of NRA), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million to upgrade the elevator, gas service and fire alarm and to install a new roof.

Major Tenants.

Prada USA Corp. (30,079 square feet; 17.0% of NRA; 46.4% of underwritten base rent): Prada USA Corp. (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operates 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

Estee Lauder (64,122 square feet; 36.3% of NRA; 18.0% of underwritten base rent): Estee Lauder is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946.

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Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee Lauder has been a tenant at the 575 Broadway Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

H&M Hennes & Mauritz (11,049 square feet; 6.3% of NRA; 16.2% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	88.1%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of July 1, 2022.

The Market. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. The city’s other boroughs are Brooklyn, Queens, Staten Island and the Bronx, otherwise known as Kings, Queens, Richmond and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade, the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million square feet of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South overall office market vacancy rate of 21.3%). The weighted average Class B asking rental rate of the SoHo office submarket, as of the second quarter of 2022, is $72.20 per square foot. The SoHo office submarket reported 174,591 square feet under construction, no completions and positive absorption of 6,564 square feet.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021. The average ground floor asking rental rate within the SoHo retail submarket is $310.00 per square foot which represents a 13.1% increase over the average ground floor asking rental rate as of the second quarter of 2021.

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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Retail
Prada(4)(5)	NR/NR/NR	30,079	17.0%	$398.95	$12,000,000	46.4%	1/31/2035
H&M(6)(7)	NR/BBB/NR	11,049	6.3	$378.49	4,181,909	16.2	1/31/2030
Lure Fishbar(8)(9)	NR/NR/NR	9,831	5.6	$157.66	1,550,000	6.0	9/30/2024
Total Retail		50,959	28.8%	$347.96	$17,731,909	68.6%
Office
Estee Lauder(10)(11)	A1/A+/NR	64,122	36.3%	$72.58	$4,653,663	18.0%	3/31/2025
Valor Management LLC(12)(13)	NR/NR/NR	12,990	7.4	$86.00	1,117,140	4.3	8/31/2033
Union Editorial NY, LLC(14)	NR/NR/NR	11,500	6.5	$94.76	1,089,776	4.2	5/31/2023
20th Century Acquisitions	NR/NR/NR	9,077	5.1	$77.33	701,960	2.7	5/31/2025
Manifold Capital Partners	NR/NR/NR	7,000	4.0	$80.00	560,000	2.2	8/31/2027
Total Office		104,689	59.3%	$77.59	$8,122,540	31.4%
Occupied Collateral Total		155,648	88.1%	$166.11	$25,854,449	100.0%
Vacant Space		21,000	11.9%
Collateral Total		176,648	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(4)	Prada has one, five-year renewal option remaining.
(5)	Prada occupies 25,000 square feet of retail space and 5,079 square feet of basement storage space. The UW Base Rent PSF for Prada’s retail space is $470.00.
(6)	H&M has two, five-year renewal options remaining.
(7)	H&M occupies 7,215 square feet of retail space and 3,834 square feet of basement storage space. The UW Base Rent PSF for H&M’s retail space is $552.45.
(8)	Lure Fishbar has one, five-year renewal option remaining.
(9)	Lure Fishbar occupies 5,831 square feet of retail space and 4,000 square feet of basement storage space. The UW Base Rent PSF for Lure Fishbar’s retail space is $224.54.
(10)	Estee Lauder has two, five-year renewal options remaining.
(11)	Estee Lauder occupies 62,122 square feet of office space and 2,000 square feet of basement storage space. The UW Base Rent PSF for Estee Lauder’s office space is $73.56.
(12)	Valor Management LLC is expected to take occupancy on May 1, 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year’s written notice, payment of three months base rent and tax due, plus unamortized Leasing Commissions, landlord’s work, and free rent.
(13)	Valor Management LLC has one, five-year renewal option remaining.
(14)	Union Editorial NY, LLC renewed their lease after origination of the 575 Broadway Whole Loan. On December 9, 2022, the lease was extended through June 30, 2028 at an initial rent of $748,000 ($88 per square feet). As part of the renewal, the tenant will surrender approximately 3,000 square feet. Furthermore, the real estate tax base year will be reset to 2023/2024 and the CPI date will be set as of May 2023 for future adjustments to CPI escalations of fixed rent and to all additional rents. No other leasing concessions were given by the borrower.

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No. 13 – 575 Broadway
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	21,000	11.9%	NAP	NAP	21,000	11.9%	NAP	NAP
2023 & MTM	1	11,500	6.5	$1,089,776	4.2%	32,500	18.4%	$1,089,776	4.2%
2024	1	9,831	5.6	1,550,000	6.0	42,331	24.0%	$2,639,776	10.2%
2025	2	73,199	41.4	5,355,623	20.7	115,530	65.4%	$7,995,400	30.9%
2026	0	0	0.0	0	0.0	115,530	65.4%	$7,995,400	30.9%
2027	1	7,000	4.0	560,000	2.2	122,530	69.4%	$8,555,400	33.1%
2028	0	0	0.0	0	0.0	122,530	69.4%	$8,555,400	33.1%
2029	0	0	0.0	0	0.0	122,530	69.4%	$8,555,400	33.1%
2030	1	11,049	6.3	4,181,909	16.2	133,579	75.6%	$12,737,309	49.3%
2031	0	0	0.0	0	0.0	133,579	75.6%	$12,737,309	49.3%
2032	0	0	0.0	0	0.0	133,579	75.6%	$12,737,309	49.3%
2033	1	12,990	7.4	1,117,140	4.3	146,569	83.0%	$13,854,449	53.6%
2034 & Beyond	1	30,079	17.0	12,000,000	46.4	176,648	100.0%	$25,854,449	100.0%
Total	8	176,648	100.0%	$25,854,449	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $306,432 through November 2023 and the average rent over the lease term for Estee Lauder.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	$144.63	89.7%
Contractual Rent Steps	0	0	0	0	306,432	1.73	1.1
Vacant Income	0	0	0	0	1,890,000	10.70	6.6
Gross Potential Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$27,744,449	$157.06	97.4%
Total Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	4.19	2.6
Net Rental Income	$31,650,485	$28,792,366	$31,358,294	$33,597,643	$28,485,047	$161.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,890,000)	(10.70)	(6.6)
Other Income(5)	1,184,517	883,666	1,168,922	1,194,408	1,208,748	6.84	4.2
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	$157.40	97.6%
Total Expenses	10,106,716	10,308,321	10,808,852	11,050,658	11,776,167	66.66	42.4
Net Operating Income(6)	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	$90.73	57.6%
Capital Expenditures	0	0	0	0	35,330	0.20	0.1
TI/LC	0	0	0	0	441,620	2.50	1.6
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	$88.03	55.9%
(1)	TTM reflects the trailing 12-month period ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place for the reported periods include CPI escalations.
(4)	Underwritten Rents in Place is based on the underwritten rent roll as of July 1, 2022.
(5)	Other Income is comprised of electric income, water/HVAC income and miscellaneous income for tenants.
(6)	The decrease from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) Prada’s January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

A-3-128

Annex A-3	BBCMS 2023-C19
No. 14 – Latitude at South Portland
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,192,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,192,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.3%	Net Rentable Area (Units):	256
Loan Purpose:	Refinance	Location:	Portland, ME
Borrower:	350 Clarks Pond, LLC	Year Built / Renovated:	2020-2021 / NAP
Borrower Sponsors:	Christopher Urso and Lisa Urso	Occupancy:	99.2%
Interest Rate:	4.92000%	Occupancy Date:	12/13/2022
Note Date:	5/5/2022	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,563,996 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,761,448 (TTM 10/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$6,458,417
Call Protection:	L(34),D(83),O(3)	UW Expenses:	$2,069,832
Lockbox / Cash Management:	Springing	UW NOI:	$4,388,585
Additional Debt(1):	Yes	UW NCF:	$4,337,385
Additional Debt Balance(1):	$27,000,000	Appraised Value / Per Unit:	$86,400,000 / $337,500
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/31/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$215,594
Taxes:	$152,880	$50,960	N/A	Maturity Date Loan / Unit:	$215,594
Insurance:	$23,683	$7,894	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$16,000	$5,333	N/A	Maturity Date LTV:	63.9%
				UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,192,000	100.0%	Loan Payoff	$37,190,041	67.4%
			Principal Equity Distribution	16,374,269	29.7
			Closing Costs	1,435,126	2.6
			Upfront Reserves	192,563	0.3
Total Sources	$55,192,000	100.0%	Total Uses	$55,192,000	100.0%
(1)	The Latitude at South Portland Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,192,000. Financial Information in the table above is based on the Latitude at South Portland Whole Loan (as defined below).
(2)	4th Most Recent NOI (As of) and 3rd Most Recent NOI (As of) are not available because the construction of the Latitude at South Portland Property (as defined below) was completed in 2021.

The Loan. The Latitude at South Portland mortgage loan (the “Latitude at South Portland Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,192,000 (the “Latitude at South Portland Whole Loan”) and is secured by the borrower’s fee interest in a 256-unit, mid rise multifamily property consisting of four buildings located in Portland, Maine (the “Latitude at South Portland Property”). The Latitude at South Portland Whole Loan was originated on May 5, 2022 by Arbor Private Label, LLC and subsequently acquired by Bank of Montreal on January 6, 2023. The Latitude at South Portland Whole Loan accrues interest at an interest rate of 4.92000% per annum. The Latitude at South Portland Whole Loan has an original term of 120 months and is interest only for the entire term. The scheduled maturity date of the Latitude at South Portland Whole Loan is the due date that occurs on June 1, 2032.

A-3-129

Annex A-3	BBCMS 2023-C19
No. 14 – Latitude at South Portland

The controlling Note A-2, with an original principal balance of $28,192,000, will be included in the BBCMS 2023-C19 securitization trust. The remaining note was contributed to the BMO 2023-C4 securitization trust. The Latitude at South Portland Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Latitude at South Portland Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BMO 2023-C4	No
A-2	$28,192,000	$28,192,000	BBCMS 2023-C19	Yes
Whole Loan	$55,192,000	$55,192,000

The Property. The Latitude at South Portland Property consists of four, six-story multifamily buildings, totaling 256 residential units on approximately 7.51 acres. The Latitude at South Portland Property was built between 2020 and 2021, and the construction of the Latitude at South Portland Property was completed in 2021. The Latitude at South Portland Property is located in Portland, Maine and is situated right off of Route 295, a major thoroughfare connecting to Interstate 95. The Latitude at South Portland Property features a range of studio, one-bedroom, and two-bedroom residential units. The Latitude at South Portland Property units all feature ceramic tile and hardwood flooring, central air, full stainless steel sinks, quartz countertops, and a full kitchen appliance package. Community spaces include an outdoor grill area, an office, clubhouse, package lockers, coffee lounge and fitness center. The Latitude at South Portland Property has 391 parking spaces resulting in a ratio of approximately 1.53 parking spaces per unit.

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio 1	1	0.4%	387	$0	$0.00	$1,600	$4.13
Studio 2	1	0.4	433	$1,570	$3.63	$1,650	$3.81
1 Bed / 1 Bath - Small	36	14.1	663	$1,794	$2.71	$1,800	$2.71
1 Bed / 1 Bath - Medium	48	18.8	728	$1,872	$2.57	$1,900	$2.61
2 Bed / 1 Bath - Small	46	18.0	785	$2,228	$2.84	$2,200	$2.80
2 Bed / 1 Bath – Medium	94	36.7	862	$2,237	$2.60	$2,200	$2.55
2 Bed / 1 Bath – Large	20	7.8	927	$2,317	$2.50	$2,300	$2.48
2 Bed / 1 Bath – X Large	10	3.9	1,036	$2,206	$2.13	$2,400	$2.32
Total/Wtd. Avg.	256	100.0%	803	$2,097	$2.61	$2,099	$2.63
(1)	Based on the underwritten rent roll as of December 13, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units. Model units and employee units are considered to be occupied units.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF is inclusive of employee discounts on two separate units.
(3)	Source: Appraisal.

Historical and Current Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAP	NAP	73.2%	99.2%
(1)	Historical occupancies for 2019 and 2020 were not provided because the construction of the Latitude at South Portland Property was completed in 2021.
(2)	2021 occupancy is as of December 31, 2021.
(3)	Current occupancy is based on the underwritten rent roll dated as of December 13, 2022.

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Annex A-3	BBCMS 2023-C19
No. 14 – Latitude at South Portland

Operating History and Underwritten Net Cash Flow(1)
	2021	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$5,600,050	$6,034,945	$6,445,272	$25,177	106.2%
(Vacancy)	(3,085,928)	(603,399)	(322,264)	(1,259)	(5.3)
(Bad Debt)	(448)	(19,951)	(19,951)	(78)	(0.3)
(Concessions)	(42,795)	(32,496)	(32,226)	(126)	(0.5)
Net Rental Income	$2,470,879	$5,379,099	$6,070,831	$23,714	100.0%
Other Income(4)	205,116	387,586	387,586	1,514	6.4
Effective Gross Income	$2,675,996	$5,766,685	$6,458,417	$25,228	106.4%

Total Expenses	1,112,000	2,005,237	2,069,832	8,085	32.0

Net Operating Income	$1,563,996	$3,761,448	$4,388,585	$17,143	68.0%

Replacement Reserve	0	0	51,200	200	0.8

Net Cash Flow	$1,563,996	$3,761,448	$4,337,385	$16,943	67.2%
(1)	Historical cash flows were not provided for any year prior to 2021 because the construction of the Latitude at South Portland Property was completed in 2021.
(2)	TTM reflects the trailing 12 months ending October 31, 2022.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income includes utility reimbursements.

The Market. The Latitude at South Portland Property is located in Portland, Maine, within the Portland Multi-Family market. Portland is known for its brick and cobblestone sidewalks lined with shops and restaurants, and having Mercy Hospital, Maine Medical Center, Maine College of Arts and the University of Maine School of Law all located in proximity to downtown Portland. According to the appraisal, the employment rate in Portland is expected to increase 2.9% by 2025. The leading industries in Portland are finance, real estate, and wholesale and retail industries, with approximately half of Portland’s working population employed within the city. The greatest contribution to employment growth coming from the professional services, education and health sectors. The Latitude at South Portland Property is located in Portland off of Route 295, a major thoroughfare connecting to Interstate 95. The local area is primarily occupied by residential, commercial and retail developments.

The Latitude at South Portland Property is situated in the South Portland submarket. According to the appraisal, as of the fourth quarter of 2021, the South Portland submarket had an overall vacancy rate of approximately 7.3%, with net absorption totaling 92 units. The vacancy rate decreased approximately 1.9% from the third quarter of 2021. Rental rates decreased by $118 from the third quarter of 2021 to the fourth quarter of 2021 and ended at $1,733 per unit per month.

According to the appraisal, the 2022 estimated population within a one-, three-, and five-mile radius of the Latitude at South Portland Property is 5,252, 32,271, and 117,537, respectively. According to the appraisal, the 2022 expected median household income within a one-, three-, and five-mile radius of the Latitude at South Portland Property is $64,048, $78,506, and $74,659, respectively.

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Annex A-3	BBCMS 2023-C19
No. 14 – Latitude at South Portland

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF(2)(3)	Average Rent per Unit(2)(3)
	2020-2021 / NAP	99.2%(2)	1	Studio 1	387	$0.00	$0
			1	Studio 2	433	$3.63	$1,570
			36	1 Bed / 1 Bath – Small	663	$2.71	$1,794
Latitude at South Portland(2)			48	1 Bed / 1 Bath – Medium	728	$2.57	$1,872
350 Clarks Pond Parkway			46	2 Bed / 1 Bath – Small	785	$2.84	$2,228
Portland, ME			94	2 Bed / 1 Bath – Medium	862	$2.60	$2,237
			20	2 Bed / 1 Bath – Large	927	$2.50	$2,317
			10	2 Bed / 1 Bath – X Large	1,036	$2.13	$2,206
667 Congress Street	2017 / NAP	95.0%	34	Studio	425	$3.06	$1,300
Portland, ME			97	1 Bed 1 Bath	602	$2.66	$1,600
			8	2 Bed 1 Bath	1,049	$2.19	$2,300
100 Gateway Circle	2018 / NAP	100.0%	30	Studio	645	$2.68	$1,730
Scarborough, ME			12	1 Bed 1 Bath	735	$2.41	$1,770
			10	1 Bed 1 Bath	755	$2.42	$1,825
			44	1 Bed 1 Bath	909	$2.21	$2,005
			36	2 Bed 1 Bath	1,103	$2.04	$2,250
			12	2 Bed 1 Bath	1,105	$2.08	$2,300
			102	2 Bed 1 Bath	1,167	$2.19	$2,550
			42	3 Bed 1 Bath	1,408	$1.95	$2,750
89 Anderson Street	2016 / NAP	100.0%	9	Studio	415	$3.98	$1,650
Portland, ME			35	1 Bed 1 Bath	600	$3.00	$1,800
			9	2 Bed 1 Bath	700	$3.14	$2,200
1 Ari Drive	2020 / NAP	100.0%	36	1 Bed 1 Bath	740	$2.36	$1,750
Westbrook, ME			36	2 Bed 1 Bath	950	$2.11	$2,000
409 Cumberland Avenue	2015 / NAP	92.0%	21	Studio	375	$4.00	$1,500
Portland, ME			32	1 Bed 1 Bath	560	NAV	NAV
			4	2 Bed 1 Bath	881	NAV	NAV
586 Westbrook Street	2021 / NAP	95.0%	15	Studio	600	$2.17	$1,300
South Portland, ME			15	1 Bed 1 Bath	800	$2.31	$1,845
			4	2 Bed 1 Bath	1,000	$2.16	$2,155
			30	3 Bed 1 Bath	1,200	$2.50	$3,000
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Unit metrics for the Latitude at South Portland Property are based on underwritten rent roll dated as of December 13, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.
(3)	Average Rent per SF and Average Rent per Unit are inclusive of employee discounts on two separate units.

A-3-132

Annex A-3	BBCMS 2023-C19

No. 15 – Fibertown Data Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,400,000	Title:	Fee
Cut-off Date Principal Balance:	$26,400,000	Property Type - Subtype:	Other – Data Center
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	69,788
Loan Purpose:	Acquisition	Location:	Bryan, TX
Borrower:	AC Main Street Bryan, LLC	Year Built / Renovated:	1919, 1938, 1967 / 2005, 2007, 2016
Borrower Sponsor:	AC DataCom JV, LLC	Occupancy:	100.0%
Interest Rate:	7.06200%	Occupancy Date:	2/10/2023
Note Date:	2/10/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/1/2028	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,529,488
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$52,942
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,476,545
Additional Debt:	No	UW NCF:	$3,424,204
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$55,000,000 / $788
Additional Debt Type:	N/A	Appraisal Date:	10/31/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$378
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$378
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	48.0%
Replacement Reserves(3):	$0	Springing	N/A	Maturity Date LTV:	48.0%
TI/LC Reserves:	$0	$4,362	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,400,000	47.3%	Purchase Price	$55,000,000	98.6%
Borrower Sponsor Equity	29,390,710	52.7	Closing Costs	790,710	1.4
Total Sources	$55,790,710	100.0%	Total Uses	$55,790,710	100.0%
(1)	The borrower is not required to make monthly deposits into the real estate tax reserve subaccount so long as (i) no Cash Management Period (as defined below) has occurred and is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the tenant has paid all taxes then due and payable directly to the taxing authority on or before 15 days prior to the delinquency date of such taxes, (iii) the Fibertown lease remains in full force and effect and (iv) there has been no material adverse change in the ability of the tenant to make timely payments of the real estate taxes. A “Cash Management Period” will commence upon (i) the stated maturity date of March 1, 2028, (ii) an event of default, (iii) a debt service coverage ratio of less than 1.25x as of any calculation date or (iv) the commencement of a Lease Sweep Period (as defined below). A “Major Lease” means the Fibertown lease, or any other lease which demises premises of 10,296 square feet or more of rentable square feet. A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of any Major Lease (including any renewal terms), (ii) the latest date required under any Major Lease by which notice of renewal options is required (and such renewal has not been exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) the Major Tenant (as defined below) has discontinued it business at the premises or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the Major Lease or under any Major Lease by the applicable Major Tenant thereunder and (vi) the occurrence of a Major Tenant insolvency proceeding. A “Major Tenant” means any tenant under either a Major Lease, or one or more leases leased by such tenant and/or its affiliates, which in aggregate constitute 10,296 or more rentable square feet.
(2)	The borrower is not required to make monthly deposits into the insurance reserve subaccount so long as (i) no Cash Management Period has occurred and is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the tenant has paid all insurance premiums then due and payable directly to the applicable insurance carrier(s) prior to the due date for such insurance premiums, (iii) the Fibertown lease remains in full force and effect and (iv) there has been no material adverse change in the ability of the tenant to make timely payments of the insurance premiums.
(3)	The borrower will not be required to make monthly deposits in the replacement reserves subaccount so long as no Cash Management Period has occurred and is continuing. Upon the occurrence of a Cash Management Period, the borrower will be required to make monthly payments equal to 1/12th of the product of $0.25 and the aggregate number of net rentable square feet of space at the Fibertown Data Center Property (as defined below).
(4)	Historical NOI is unavailable as the Fibertown Data Center Property was acquired by the borrower at the origination of the Fibertown Data Center Mortgage Loan (as defined below), and the prior owner did not provide such information.

A-3-133

Annex A-3	BBCMS 2023-C19

No. 15 – Fibertown Data Center

The Loan. The Fibertown Data Center mortgage loan (the “Fibertown Data Center Mortgage Loan”) has an original principal balance of $26,400,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 69,788 square foot data center property located in Bryan, Texas (the “Fibertown Data Center Property”). The Fibertown Data Center Mortgage Loan has a five-year term and is interest-only for the entire term.

The Property. The Fibertown Data Center Property is a 69,788 square foot data center in Bryan, Texas. The Fibertown Data Center Property is 100.0% leased to Fibertown as part of a sale-leaseback transaction between the borrower sponsor and Fibertown under a 20-year triple net lease executed at the origination of the Fibertown Data Center Mortgage Loan. The Fibertown Data Center Property encompasses a land area of 0.5757-acres across three contiguous parcels, featuring two data centers and an office building with ground floor retail. The Fibertown Data Center Property features approximately 28,037 square feet of office space, approximately 27,448 square feet of shell space and approximately 14,303 square feet of data space. The Fibertown Data Center Property is operated to Tier II Uptime Institute data center standards with a N+1 redundancy configuration. The data center offers a fully concurrent design that delivers fault-tolerant protection of the infrastructure by its location outside the FEMA 500-year flood zone, out of reach of hurricanes and flooding. The Fibertown Data Center Property is carrier-neutral and features two independent utility substations, one of which feeds the utility company’s headquarters, uninterruptible power supplies and three 2MW generators, fault-tolerant, dedicated security, and continuous support services. The Fibertown Data Center Property has 14 telecommunication providers that feed into the buildings, and there is a dedicated private gateway connecting the Bryan and Houston County data centers, Texas A&M University, and Texas LEARN Network. In addition, the Fibertown Data Center Property houses Brazos County Combined Emergency Operations Center, which is a multijurisdictional emergency management organization.

Sole Tenant.

Fibertown (69,788 square feet, 100.0% of NRA, 100.0% of underwritten base rent): Since 1997, Fibertown has delivered high availability colocation, disaster recovery and dedicated disaster recovery office space from their data centers and business continuity campus in Bryan, Texas. Fibertown services customers from Fortune 500 companies to small and mid-size companies along the Gulf Coast. In 2011, Fibertown joined Digital Realty Trust to expand operations into Houston, opening a state-of-the-art 10,000 square foot data center featuring high performance 2N redundancy and carrier-neutral connectivity. Fibertown leases the Fibertown Data Center Property through February 9, 2043, with a current base rent of $53.24 per square feet under a triple net lease. Fibertown has two, 10-year renewal options and no termination options. Fibertown currently subleases a portion of its space to 16 tenants (representing approximately 18% of the underwritten base rent) under subleases expiring between 2023 and 2029.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	5Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the Fibertown Data Center Property being owner-occupied since 2019 and are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 10, 2023.

The Market. The Fibertown Data Center Property is located in Bryan, Brazos County, Texas, within the College Station - Bryan Metropolitan Statistical Area (the “College Station - Bryan MSA”). The College Station - Bryan MSA’s major industries include construction, manufacturing, retail trade, transportation/utilities, and wholesale trade sectors. Major employers in the area include Texas A&M University, Texas A&M Health Science Center, Reynolds & Reynolds, Blinn College and Sanderson Farms. State government jobs, including those at Texas A&M University, account for a large share of local employment. Enrollment at the College Station branch of Texas A&M University has been growing year over year with a campus enrollment of 68,461 students for fall 2022 (approximately 91.5% of total enrollment). Primary access to the Fibertown Data Center Property and downtown Bryan is provided by U.S. Interstate 45 and TX Route 190 from Dallas, and through TX Route 190 from Waco. Houston is located approximately 100 miles southeast of the Fibertown Data Center Property. Houston, along with neighboring cities Austin and San Antonio, are considered by market participants to act as a single data center market due to being approximately 60 miles apart.

Dallas is the largest data center market in Texas and the third largest in the U.S., with Austin, Houston and San Antonio being the three primary clusters in the South Texas region. According to a third-party market research report, as of 2021, there are 18 operators supplying the Houston market with 32 multi-tenant data centers, approximately 1,032,000 square

A-3-134

Annex A-3	BBCMS 2023-C19

No. 15 – Fibertown Data Center

feet of operational space and 170 megawatts of critical IT load. Houston’s largest wholesale provider is CyrusOne with a 28% market share, followed by Digital Realty with a 19% market share and Data Foundry with a 10% market share. Austin has about 20 multi-tenant data centers with nearly 600,000 square feet of operational space and 100 megawatts of critical IT load. Digital Realty is the Austin markets largest wholesale provider with a 29% market share, followed by Data Foundry at 21% and CyrusOne at 18%. The San Antonio data center market consists of approximately 380,000 square feet and 60 megawatts of multitenant space. As of 2018, CyrusOne was the largest wholesale provider in San Antonio with an estimated 70% of operational space.

According to the appraisal, as of year-end 2022, the population within a one-, three- and five-mile radius was 11,659, 59,861 and 115,197, respectively. Additionally, for the same period, the average household income within the same radii was $67,884, $73,257 and $76,088, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Fibertown(2)(3)	NR / NR / NR	69,788	100.0%	$53.24	$3,715,250	100.0%	2/9/2043
Occupied Collateral Total		69,788	100.0%	$53.24	$3,715,250	100.0%

Vacant Space		0	0.0%

Collateral Total		69,788	100.0%

(1)	Based on the underwritten rent roll and the Fibertown lease dated February 10, 2023.
(2)	Fibertown has two, 10-year renewal options remaining.
(3)	Fibertown currently subleases a portion of its space to 16 tenants (representing approximately 18% of underwritten base rent) under subleases expiring between 2023 and 2029.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	69,788	100.0	3,715,250	100.0	69,788	100.0%	$3,715,250	100.0%
Total	1	69,788	100.0%	$3,715,250	100.0%
(1)	Based on the underwritten rent roll and the Fibertown lease dated February 10, 2023.

A-3-135

Annex A-3	BBCMS 2023-C19

No. 15 – Fibertown Data Center

Underwritten Net Cash Flow
	Underwritten	Per SF	%(1)
Rents in Place(2)	$3,715,250	$53.24	100.0%
Other Income	0	0.00	0.0
Gross Potential Rent	$3,715,250	$53.24	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$3,715,250	$53.24	100.0%
(Vacancy/Credit Loss)	(185,763)	(2.66)	(5.0)
Effective Gross Income	$3,529,488	$50.57	95.0%

Total Expenses	$52,942	$0.76	1.5%

Net Operating Income	$3,476,545	$49.82	98.5%

Total TI/LC	52,341	0.75	1.5

Net Cash Flow	$3,424,204	$49.07	97.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Rents in Place is based on the rent roll dated February 10, 2023.

A-3-136

 ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: Daniel Vinson		daniel.vinson@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	KeyBank National Association
	Attention: Michael Tilden	(877) 379-1625	Michael_a_tilden@keybank.com
11501 Outlook Street, Suite 300 | Overland Park, KS 66211 | United States
Special Servicer	K-Star Asset Management LLC, a Delaware limited liability company
	Lindsey Wright	(214) 390-7231	Lindsey.Wright@KKR.com
5949 Sherry Lane, Suite 950 | Dallas, TX 75225 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: Don Simon		notices@pentalphasurveillance.com
Two Greenwich Office Park | Greenwich, CT 06831 | United States
Directing Certificateholder	KKR Real Estate Credit Opportunity Partners II L.P.
-

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation

Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
Aug-22	0	0	0	0	0	0
Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	05/17/23	BBCMS Mortgage Trust 2023-C19
Determination Date:	05/11/23
Record Date:	04/28/23	Commercial Mortgage Pass-Through Certificates
Series 2023-C19

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of April 1, 2023 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates Series 2023-C19
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer: K-Star Asset Management LLC
Directing Certificateholder: KKR Real Estate Credit Opportunity Partners II L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

1        This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.                   List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.       Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-Off Date, to the knowledge of the related Mortgage Loan Seller, after due inquiry, there has been no request for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.       Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the

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related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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9.       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.       Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.       Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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13.       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.       Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.       Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16.       No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4

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or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the

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Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

21.       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion

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Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance; provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedures 2020-26 (as extended by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the related Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

22.       Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

24.       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25.       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended

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for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.       Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to

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be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

29.       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

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31.       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32.       Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.       Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if

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the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

35.       Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

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(e)       Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)       The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)       Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36.       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37.       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the

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origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39.       Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40.       Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41.       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged

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Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

42.       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.       Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage

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Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC	German American Capital Corporation	Bank of Montreal	LMF Commercial, LLC	Starwood Mortgage Capital LLC	KeyBank National Association
Gateway One (Loan No. 17)	N/A	Pacific Design Center (Loan No. 2) Rialto Industrial (Loan No. 5)	N/A	Pacific Design Center (Loan No. 2)	Pennbrook Portfolio (Loan No. 28) 350 5th St & 372 Baltic St (Loan No. 31) 566 7th Street (Loan No. 32) 60 Diamond Street (Loan No. 36)	N/A	N/A
D-1-18

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

D-1-19

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Societe Generale Financial Corporation	Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC	German American Capital Corporation	Bank of Montreal	LMF Commercial, LLC	Starwood Mortgage Capital LLC	KeyBank National Association
N/A	Fairfield Inn & Suites Wake Forest (Loan No. 23) Holiday Inn Express Smithfield (Loan No. 27)	N/A	Scottsdale Fashion Square (Loan No. 1) Green Acres (Loan No 6)	Green Acres (Loan No. 6)	Pennbrook Portfolio (Loan No. 28) 350 5th St & 372 Baltic St (Loan No. 31) 566 7th Street (Loan No. 32) 60 Diamond Street (Loan No. 36)	N/A	N/A
D-1-20

ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(4) Hospitality	The Showboat Hotel (Loan No. 16)	The loan documents create and grant to lender a security interest in the hotel room revenues, however, due to restrictions under New Jersey law, a security interest cannot be granted in revenues which are derived from liquor license operations and/or operations of certain amusement games. As such, the portions of the Mortgaged Property which contain food and beverage operations or amusement games operations are leased to affiliates of the Mortgagor (ACSB Restaurant LLC and Showboat Hospitality LLC), with each such affiliate paying to the Mortgagor as fixed rent an amount which approximates the net profit generated from food and beverage operations and amusement games operations, as applicable, at the Mortgaged Property. Consequently, lender has a security interest in the “rents” which are payable to the Mortgagor by the Mortgagor affiliates which approximates the net profit generated from food and beverage operations and amusement games operations, but lender’s security interest does not extend to the food and beverage revenues and the amusement games revenues directly. Tenant direction letters were signed at closing instructing each affiliated tenant to deposit the fixed rent under the applicable lease directly to the lockbox account. Moreover, Mortgagor is the 100% direct equity owner of each of the affiliated tenants (ACSB Restaurant LLC and Showboat Hospitality LLC) and therefore signed an accommodation pledge at securing Mortgagor’s 100% direct equity interest in each such affiliated tenant thereby allowing lender to foreclose on the equity pledge and utilize the food and beverage and amusement games operations post-foreclosure without interruption. The security instrument acts as a fixture filing.
(6) Lien; Valid Assignment	Brandywine Strategic Office Portfolio (Loan No. 9)

CSL Behring L.L.C., the sole tenant at the 500 N. Gulph Mortgaged Property, has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property to an unaffiliated third party. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or the lender otherwise taking title to the Mortgaged Property arising from a default by the borrower under the Mortgage Loan documents.

Academic Properties, Inc., the ground lessor at The Bulletin Building Mortgaged Property (the “Bulletin Building Ground Lessor”), has a right to purchase the Mortgage Loan in the event the Mortgage Loan has been accelerated or any enforcement action, including any judicial or non-judicial foreclosure proceeding, the exercise of any power or sale, or the taking of a deed or assignment in lieu of foreclosure (each, a “Purchase Option Event”), has been commenced and is continuing. Under the related ground lease, the purchase price is required to equal the outstanding principal balance of the Mortgage Loan, together with all accrued interest and other amounts due thereon (including, without limitation, any late charges, default interest, breakage fees, penalties, exit fees, and advances), any Protective Advances (as defined in the related ground lease) made by the lender and any interest charged by the lender on any advances for payments of principal and/or interest on the Mortgage Loan and/or Protective Advances, including all costs and expenses (including legal fees and expenses) actually incurred by the lender in enforcing the terms of the Mortgage Loan. The right of the Bulletin Building Ground Lessor to purchase the Mortgage Loan will automatically terminate (i) upon a transfer of the Mortgaged Property by foreclosure sale, sale by power of sale or delivery of a deed-in-lieu of foreclosure or (ii) if a Purchase Option Event ceases to exist.

D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
In addition, if at any time the borrower desires to sell, transfer or convey the Mortgaged Property, the Bulletin Building Ground Lessor has a right of first offer to purchase the Mortgaged Property on the material terms proposed by the borrower.
(7) Permitted Liens; Title Insurance	Brandywine Strategic Office Portfolio (Loan No. 9)	See exceptions to (6) above.
(8) Junior Liens	Gloucester Premium Outlets (Loan No. 4)	The Mortgage Loan documents permit the Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).
(17) Insurance	Gloucester Premium Outlets (Loan No. 4)	The insurance coverage required by the Mortgage Loan documents is required to be issued by insurance companies having a claims paying ability or financial strength (1) a claims paying ability rating of “A-” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “BBB” by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, to the extent Moody’s rated the securities and rates the applicable carriers, and “BBB” by Fitch, to the extent Fitch rates the securities and rates the applicable carriers, and (2) a rating of A:X or better by A.M. Best.
(17) Insurance	Gloucester Premium Outlets (Loan No. 4)	The Mortgage Loan documents provide that the lender has the right to hold and disburse insurance proceeds, as follows: (i) so long as Simon Property Group, L.P. or Simon Inc. owns at least 50% of the direct or indirect interests in the Mortgagor and controls Mortgagor, 5% of then-outstanding principal amount of the Mortgage Loan or (ii) in the event Simon Property Group, L.P. or Simon Inc. does not own at least 50% of the direct or indirect interests in the Mortgagor and control Mortgagor, 2.5% of the then-outstanding principal amount of the Mortgage Loan.
(17) Insurance	Gloucester Premium Outlets (Loan No. 4)

The Mortgage Loan documents permit a deductible up to $500,000 for the “all risk” or “special perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary. In addition, the Mortgagor is permitted to utilize a retention amount, up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per

D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

occurrence deductible, in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains prefunded at all times during the term of the Mortgage Loan, and (3) the Mortgagor has submitted evidence satisfactory to the lender and the rating agencies of such prefunded arrangement at the request of the lender or rating agency.The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(17) Insurance	Cityview Centre (Loan No. 8)

The Mortgage Loan documents provide that all insurance proceeds payable in respect of loss of rent/business interruption insurance are required to be deposited either (1) during the continuance of a Trigger Period (as defined below), to the lender-controlled lockbox account, and disbursed in accordance with the cash management waterfall in the Mortgage Loan documents, or (2) if outside a Trigger Period, to the borrower’s operating account; provided, however, that nothing is deemed to relieve the borrower of its obligations to pay any amounts due under the Mortgage Loan documents except to the extent such amounts are actually paid out of the proceeds of such business interruption/loss of rents insurance. Pursuant to the Mortgage Loan documents, “Trigger Period” means a period of time commencing upon the occurrence of (i) an event of default, (ii) the insolvency of the borrower or (iii) the DSCR falling below 1.35x for two consecutive calendar quarters.

The Mortgage Loan documents provide that the insurance policies may not be canceled without at least fifteen (15) days’ written notice to lender, as opposed to at least thirty (30) days’ written notice to the lender.

(17) Insurance	Brandywine Strategic Office Portfolio (Loan No. 9)	The Mortgage Loan documents provide that the lender has the right to hold and disburse insurance proceeds in connection with any casualty in excess of 5% of the allocated loan amount applicable to the individual Mortgaged Property that is the subject of the applicable casualty, as opposed to 5% of the then-outstanding principal amount of the Mortgage Loan.
(17) Insurance	The Showboat Hotel (Loan No. 16)	The Mortgage Loan documents permit the Mortgagor to obtain comprehensive “all risk” or “special form” insurance with a deductible in an amount up to $50,000 per occurrence, except for windstorm and earthquake insurance, which will provide for no deductible in excess of 5% of the total insurable value of the Mortgaged Property and water damage, which shall provide for no deductible in excess of $100,000.
(17) Insurance	The Showboat Hotel (Loan No. 16)	The insurance coverage required by the Mortgage Loan documents is required to be issued by insurance companies having a claims paying ability or financial strength (i) rating of “A-” or better by S&P and (ii) a rating of A- VIII or better by AM Best, however, such Mortgage Loan documents permit the Mortgagor to maintain a portion of the insurance coverage required by the Mortgage Loan documents with insurance companies which do not meet the requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) in case the Mortgage Loan is part of a securitization where S&P rates any of the issued securities or classes of certificates in connection with such securitization, the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Gateway One (Loan No. 17)	The Mortgage Loan agreement permits Mortgagor to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the Insurance Rating Requirements (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor is required to (1) receive lender’s prior written consent and (2) if required, confirm that lender has received a rating agency confirmation with respect to any such Non-Conforming Policy. Lender has the right to deny its consent to any Non-Conforming Policy regardless of whether or not lender has consented to the same on any prior occasion.
(27) Recourse Obligations	Gloucester Premium Outlets (Loan No. 4)

For so long as Simon Property Group, L.P. or Simon Inc. is the guarantor, the guaranty limits the guarantor’s liability to twenty percent (20%) of the original principal amount of the Mortgage Loan, plus all out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees) incurred by the lender in the enforcement of the guaranty or the preservation of lender’s rights under the guaranty. Simon Property Group is an S&P 100 company (NYSE: SPG) and is rated A/A3/A by Fitch, Moody’s and S&P, respectively.

The Mortgagor and the non-recourse carve-out guarantor will not have liability under the full recourse carve-outs for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carve-out in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carve-out is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the lender’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

(27) Recourse Obligations	The Showboat Hotel (Loan No. 16)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection with the intentional misappropriation of insurance proceeds, condemnation awards, rents or security deposits.
(27) Recourse Obligations	Gateway One (Loan No. 17)	The Mortgage Loan documents are recourse to the Mortgagor and the related guarantor for losses incurred by the lender arising out of or in connection of waste to the Mortgaged Property caused by the gross negligence or willful misconduct of the Mortgagor, rather than the intentional material physical waste by Mortgagor.
(31) Due on Sale or Encumbrance	Gloucester Premium Outlets (Loan No. 4)	The Mortgage Loan documents permit a direct or indirect owner of the Mortgagor to pledge its interest in the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets
(32) Single-Purpose Entity	Brandywine Strategic Office Portfolio (Loan No. 9)	The related Mortgagors previously owned certain other unrelated property in addition to the collateral for the Mortgage Loan. Each of the related borrowers has represented in the Mortgage Loan documents that it has no continuing obligations with respect to such
D-2-4

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
previously owned property that would reasonably be expected to result in a material adverse impact.
(33) Defeasance	Gloucester Premium Outlets (Loan No. 4)	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
(35) Ground Lease	Brandywine Strategic Office Portfolio (Loan No. 9)

(b) The ground lease for the 401-405 Colorado Mortgaged Property (the “401-405 Colorado Ground Lease”) does not require (nor has the ground lessor otherwise agreed in writing) that the ground lease may not be amended or modified without the lender’s prior written consent, provided that the Mortgage Loan documents do prohibit the borrower from making any such amendment or modification without the lender’s prior written consent. The Mortgage Loan documents provide for (i) full recourse for any amendment or modification of the provisions of the 401-405 Colorado Ground Lease (a) in Article 10 of the 401-405 Colorado Ground Lease, which relates to the rights of the lender as a mortgagee, or (b) that would otherwise be reasonably expected to have a material adverse effect, in each case without the prior written consent of the lender, and (ii) recourse for losses to the lender arising out of or in connection with any other amendment or modification of the 401-405 Colorado Ground Lease without the consent of the lender.

(c) The Bulletin Building Ground Lessor has the right to terminate or acquire the related leasehold interest effective on the later of (i) 12 years following the commencement date of the ground lease (October 2029, which is less than twenty years beyond the stated maturity date of the related Mortgage Loan) and (ii) 12 years following any assignment of the leasehold interest in the Mortgaged Property to an unrelated third-party which is not an affiliate of the assignor (i.e., the then ground lessee) provided that, among other conditions, (a) it pays an amount calculated pursuant to the lease (which amount may not be not less than the sum of (1) any and all prepayment or yield maintenance fees required to be paid by the ground lessee to effectuate the payoff and release of any then-existing leasehold mortgages and related liens and security interests, and (2) the greatest of (x) 125% of the fair market value of the borrower’s leasehold interest in the mortgaged property (as determined in accordance with the related ground lease), (y) 125% of the replacement cost of the improvements, or (z) any and all amounts due and owing under any then-existing leasehold mortgage that was entered into in accordance with the lease (excluding any default interest, late fees or other similar sums), and (b) any then-existing leasehold mortgage is paid off and all liens and security interests existing in connection with such leasehold mortgage are unconditionally released by the related lender.

(j) The 401-405 Colorado Ground lease does not provide that the lender or a trustee appointed by it has the right to hold and disburse condemnation or insurance proceeds, although the ground lease does permit the borrower to select a trustee to hold such proceeds from entities satisfying certain requirements set forth in the ground lease and the Mortgage Loan documents require the borrower to designate a trustee selected by the lender that satisfies the requirements of the ground lease.

(l) The 401-405 Colorado Ground Lease does provide that in the event of a termination of the 401-405 Colorado Ground Lease the ground lessor is required to enter into a new lease with the lender; however, the 401-405 Ground Lease does not address rejection of the ground lease in a bankruptcy proceeding. The Mortgage Loan documents provide for (i) full recourse in the event that the borrower terminates

D-2-5

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

or cancels the 401-405 Colorado Ground Lease (including by the borrower’s rejection of the 401-405 Colorado Ground Lease in a bankruptcy proceeding) or the 401-405 Colorado Ground Lease is terminated or cancelled with the approval or consent of the borrower, in each instance without the consent of the lender, and (ii) recourse for losses to the lender arising out of or in connection with the 401-405 Colorado Ground Lease being terminated, cancelled or otherwise ceasing to exist (including in connection with any rejection in bankruptcy) without the consent of the lender and the ground lessor having not entered into a new ground lease with the lender on the same or substantially similar terms and conditions as the 401-405 Colorado Ground Lease, provided that the lender has satisfied any applicable requirements of the 401-405 Colorado Ground Lease that would require the ground lessor to enter into a new lease with the lender.

See additionally exceptions to representation 6 above.

(38) No Material Default; Payment Record	All BCREI Mortgage Loans	With respect to all BCREI Mortgage Loans, cash management accounts and clearing accounts, also sometimes referred to as lockbox accounts, into which rents and revenues of the related Mortgaged Property are deposited, currently maintained (or is required in future to be maintained, as to any springing account) with Signature Bank (or Signature Bridge Bank, N.A. or Flagstar Bank, N.A.), do not satisfy the “eligible institution” requirements set forth in the related Mortgage Loan documents and therefore such accounts are not an “eligible account” (as such terms are defined in the related Mortgage Loan documents). The funds in any and all such non-eligible accounts are scheduled to be transferred to eligible institutions.

D-2-6

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	South Lake at Dulles (Loan No. 7)	The sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a right of first offer to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, but does apply to any transfer of the Mortgaged Property by a party other than the lender subsequent to a foreclosure or deed-in-lieu of foreclosure.
(7) Permitted Liens; Title Insurance	South Lake at Dulles (Loan No. 7)	See exception to Representation and Warranty No. 6, above.
(11) Condition of Property	Fibertown Data Center (Loan No. 15)	Prior to origination, the roof of the Mortgaged Property sustained certain damage resulting from hail. Pursuant to the related purchase and sale agreement (the “Purchase Agreement”), the seller of the Mortgaged Property is required to cause Fibertown, the sole tenant at the Mortgaged Property and an affiliate of the seller, to repair the hail damage (the “Hail Damage Repair Work”) at such tenant’s sole cost and expense. To secure such obligation, the seller delivered to an escrow agent $2,000,000 (the “Repairs Deposit”). If the seller fails to cause Fibertown to complete the Hail Damage Repair Work as required under the Purchase Agreement, the borrower has the right to takeover the Hail Damage Repair Work and is entitled to disbursements of proceeds of the Repairs Deposit to pay costs and expenses incurred by the borrower in connection therewith. According to the Purchase Agreement, the estimated cost of the Hail Damage Repair Work is approximately $450,818.
(17) Insurance	Fibertown Data Center (Loan No. 15)	The Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant at the Mortgaged Property, Fibertown, provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. Pursuant to the related lease, the lender does have the right to hold and disburse insurance proceeds, provided, however, that insurance proceeds are required to be applied to the restoration of the related Mortgaged Property (and not to the payment of the outstanding principal balance of the Mortgage Loan).
(25) Local Law Compliance	575 Broadway (Loan No. 13)

As of the origination date of the Mortgage Loan, the first and second floors of the building located on the Mortgaged Property were subject to a temporary certificate of occupancy and the remainder of the Mortgaged Property was not subject to either a temporary certificate of occupancy or permanent certificate of occupancy. Pursuant to the Mortgage Loan documents, the Mortgagor must use good faith and commercially reasonable efforts to cause a temporary certificate of occupancy to be obtained within 60 days of the date of origination of the Mortgage Loan (subject to successive extensions of 60 days each to the extent provided in the Mortgage Loan documents), and the Mortgagor must use good faith and commercially reasonable efforts to cause a permanent certificate of occupancy to be obtained.

In addition, the municipal searches obtained in connection with the origination of the Mortgage Loan showed certain other outstanding code violations affecting the Mortgaged Property, and the Mortgagor is required to remove (or cause to be removed) those violations in accordance with the terms of the Mortgage Loan documents.

(26) Licenses and Permits	575 Broadway (Loan No. 13)	See exception to Representation and Warranty No. #25, above.
(27) Recourse Obligations	South Lake at Dulles (Loan No. 7)	The Mortgage Loan documents do not provide recourse to a person or entity separate from the borrower for any of the obligations contained in the Mortgage Loan documents.

D-2-7

Societe Generale Financial Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Mortgage Releases	All Societe Generale Financial Corporation Mortgage Loans	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
(35) Ground Leases	575 Broadway (Loan No. 13)

In connection with a sale of the ground leasehold interest after foreclosure, the Ground Lease requires the consent of the ground lessor (except with respect to an assignment to an affiliate of the lender), which consent may not be unreasonably withheld if the purchaser is a party, in the ground lessor’s reasonable judgment, that has the financial standing and experience commensurate with the responsibilities and obligations of the ground lessee. In connection with any transfer of the Mortgage Loan, the Ground Lease requires that the transferee be an Institution (as such term is defined in the ground lease). In addition, except in connection with an assignment of the Ground Lease to the lender, its successors and assigns or a wholly owned affiliate of either (provided such entity is an Institution), any purchaser will be required to post one-year of base rent as a security deposit, which amount is larger than the existing ground lessee’s security deposit of $250,000. At origination of the Mortgage Loan, the Mortgagor delivered a letter of credit in an amount equal to the maximum amount of annual base rent payable pursuant to the Ground Lease during any year of the loan term.

Subleases for more than one full floor of the building located on the Mortgaged Property require the reasonable approval of the ground lessor.

The Ground Lease provides that a leasehold mortgagee will be entitled to a new lease for any reason, but does not specifically reference a rejection of the ground lease in a bankruptcy proceeding.

D-2-8

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Rialto Industrial (Loan No. 5)

The Mortgagor is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Mortgaged Property, alleges that it held an unrecorded right of first offer for the purchase of the Mortgaged Property (the “ROFO”) and that the ROFO was violated when the Mortgagor purchased the Mortgaged Property pursuant to a separate option to purchase the Mortgaged Property granted to a Mortgagor affiliate (the “Option”). The prior owner of the Mortgaged Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the Mortgagor and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Mortgaged Property to the Mortgagor in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. On November 3, 2022, Saadia served a subpoena on a Mortgagee affiliate for production of documents in connection with the Saadia Litigation. The Mortgagee affiliate, Argentic Real Estate Investment LLC, executed a term sheet to provide a floating rate financing secured by the Mortgaged Property to the Mortgagor in 2021 which was never effectuated.

Pursuant to the Mortgage Loan documents, the Mortgagor represented and warranted that at the time the Option was entered into, none of the Mortgagor, any guarantor or any affiliate had knowledge of any other person or entity that had a right to purchase the Mortgaged Property. In addition, under the Mortgage Loan documents (i)(a) a litigation reserve was established in the amount of $50,000 for the payment of any costs and expenses incurred by the Mortgagee or any indemnified party under the Mortgage Loan documents in connection with the Saadia Litigation and (b) subject to the terms of the Mortgage Loan documents, if the funds in the litigation reserve are less than $25,000, the Mortgagor is required to deposit an amount such that the funds in the litigation reserve are equal to $50,000 and (ii) the Mortgagor agreed that: (a) the Mortgagor will defend, indemnify and hold harmless the Mortgagee for any liabilities, costs or expenses relating to the Saadia Litigation; (b) the Mortgagor may not settle the Saadia Litigation without the Mortgagee’s prior written consent, subject to certain exceptions; (c) in any litigation relating to the Saadia Litigation in which the Mortgagee is a party (either because the Mortgagee is named as a party or because the Mortgagor is a party and the Mortgagee elects to intervene in such case), the Mortgagee will have the right to retain counsel to represent the Mortgagee at the Mortgagor’s cost and expense; (d) the Mortgagor will keep the Mortgagee informed on a regular basis as to the status of the Saadia Litigation, the defense thereof and any settlement discussions; and (e) following the stated maturity or any acceleration of the Mortgage Loan, the Mortgagee will have the right to take any action it deems necessary or appropriate in connection with the Saadia Litigation subject to certain conditions (collectively, the “Mortgagor’s Saadia Litigation Obligations”). The Mortgage Loan documents provide that the Mortgagor and the guarantors have recourse liability for any breach of the Mortgagor’s Saadia Litigation Obligations; provided, however, that prior to asserting any claim against the guarantors in respect of the Mortgagor’s Saadia Litigation Obligations, if the Mortgagee determines in good faith that such claim is fully insured under the title insurance policy, then the Mortgagee may not assert such claim against the guarantors until the Mortgagee has asserted a claim under its title insurance policy and either (1) such claim has been denied in whole or in part by any issuer of the title

D-2-9

Argentic Real Estate Finance LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

insurance policy or (2) such claim remains unpaid in whole or in part sixty days after the date the Mortgagee submitted such claim in writing to the title company.

At origination, Fidelity National Title Insurance Company (the “Title Company”) issued a title insurance policy with respect to the Mortgaged Property without exception for the Saadia Litigation or any matters relating thereto. The Mortgagor has funded a $2,000,000 litigation escrow with the Title Company, for the benefit of the Title Company, to support an indemnity given or to be given to the Title Company by the guarantors with respect to the Saadia Litigation.

(14) Actions Concerning Mortgage Loan	Rialto Industrial (Loan No. 5)	See exception to Representation and Warranty No. 7.
(17) Insurance	Rialto Industrial (Loan No. 5)	Pursuant to the Mortgage Loan documents, the Mortgagor is permitted to maintain a portion of the liability coverage required thereunder with insurance companies which do not meet the requirements thereunder (the “Otherwise Rated Insurers”) in their current participation amounts and positions within a certain syndicate, provided that (A) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (B) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor is required to replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.
(27) Recourse Obligations	Rialto Industrial (Loan No. 5)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of an event of default due to (A) a transfer of fee simple title to the Mortgaged Property or any portion thereof, (B) a transfer of a direct or indirect controlling interest in the Mortgagor or (C) a transfer (or series of transfers) of a 49% or greater direct or indirect ownership interest in the Mortgagor; provided, however, an involuntary transfer occurring upon a foreclosure of the permitted mezzanine loan will not result in recourse liability pursuant to clauses (B) and/or (C) so long as none of the Mortgagor, the Mortgagor’s sole member or any affiliate, officer, director or representative which, directly or indirectly, controls the Mortgagor and/or the Mortgagor’s sole member colludes with, consents to, or otherwise actively assists in such foreclosure. In addition, the Mortgage Loan documents provide that the mere failure to provide notice as required pursuant to the definition of “Permitted Transfer” in the Mortgage Loan documents will not result in an automatic event of default, provided the same is delivered to the Mortgagee within 3 business days after written request from the Mortgagee.
(38) No Material Default; Payment Record	Rialto Industrial (Loan No. 5)	Pursuant to the Mortgage Loan documents, upon the commencement of a cash management period and notice from the Mortgagee, Signature Bank is required to establish a cash management account, to which all funds on deposit in the lockbox account will be transferred and disbursed in accordance with the Mortgage Loan documents. Signature Bank is not an “eligible institution” (as such term is defined in the Mortgage Loan documents).

D-2-10

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Pacific Design Center (Loan No. 2)	Provided no event of default has occurred and is ongoing, Goldman Sachs Bank USA or its affiliates (collectively, the “Initial Mortgagee”) may not sell any interest in the Whole Loan or any portion thereof (including, without limitation, a participation interest therein) to Brookfield, Fortress, Rialto, Vornado Realty Trust, LNR Partners, Inc., SL Green Realty Corp. and/or any affiliate of the foregoing (individually and/or collectively, as the context requires, the “Restricted Transferees”). However, the foregoing restriction does not apply (a) in connection with a securitization (i.e., no restriction on sale of securities to any Restricted Transferee) and/or (b) to any transfer, sale or other disposition of the Whole Loan or any portion thereof (including, without limitation, a participation interest therein) by any successor and/or assign of any portion of the Initial Mortgagee’s interest in the Whole Loan.
(14) Actions Concerning Mortgage Loan	100 Jefferson Road (Loan No. 10)	One of the related borrower sponsors reported that it is involved in a lawsuit by the Internal Revenue Service against a former partner of the borrower sponsor in a real estate investment. The real estate investment involved a real estate entity purchasing a three property tenants-in-common arrangement unrelated to the Mortgaged Property. After the former partner passed away, the Internal Revenue Service sued the estate of the former partner and put a lien on the investment entity described above. The borrower sponsor reported that a settlement agreement has been executed which allows for the subdivision of the property and will then discharge the borrower sponsor of the judgment.
(17) Insurance	Giant Eagle Northfield Center (Loan No. 29)	Pursuant to the Mortgage Loan documents, the borrower is required to obtain and maintain, or cause to be obtained and maintained, the insurance policies required thereunder. As of origination of the Mortgage Loan, the sole tenant, Giant Eagle, is providing building insurance coverage for the Mortgaged Property.
(25) Local Law Compliance	100 Jefferson Road (Loan No. 10)	Pursuant to the Mortgage Loan documents, the Mortgagor is required to promptly commence and diligently pursue the remediation of an outstanding zoning code permit in accordance with all applicable legal requirements and otherwise in accordance with the terms and provisions of the Mortgage Loan documents.
(25) Local Law Compliance	Giant Eagle Northfield Center (Loan No. 29)	The Mortgaged Property is the subject of certain outstanding fire code violations. Pursuant to the Mortgage Loan documents, the Mortgagor is required to use reasonable efforts to cause the sole tenant, Giant Eagle, to clear the fire code violations by May 8, 2023 (provided, however, that the Mortgagee will permit such additional time as may be reasonably necessary for the Mortgagor to cause completion of the same, to the extent that delivery is not within the control of the Mortgagor using commercially reasonable efforts).
(27) Recourse Obligations	100 Jefferson Road (Loan No. 10)	Pursuant to the Mortgage Loan documents, an event of default will exist if a transfer other than a permitted transfer occurs (provided, however, that such breach or violation will not be deemed to constitute an event of default to the extent that (A) such breach or violation is susceptible of cure using commercially reasonable efforts and is immaterial, inadvertent and non-recurring (a breach will be considered to be “recurring” if the breach had occurred and was cured previously), (B) such breach or violation is solely the result of a failure to deliver a notice as and when required pursuant to the definition of “Permitted Transfer” under the Mortgage Loan documents in connection with a transfer that otherwise complies with the applicable terms and conditions thereof and (C) within 10 business days of the earlier to occur of the Mortgagor’s knowledge of such breach or violation or the Mortgagor’s receipt of written notice thereof from the Mortgagee, the Mortgagor cures such breach or violation in a commercially reasonable manner which does not result in any breach or violation of any of the other terms and provisions of the Mortgage Loan documents. The Mortgage Loan documents provide for recourse

D-2-11

Argentic Real Estate Finance 2 LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of an event of default described in the preceding sentence (unless such breach or violation (A) consists solely of a failure to deliver a notice or a similar immaterial, inadvertent and non-recurring breach or violation in connection with a transfer that otherwise complies with the applicable terms and conditions of the Mortgage Loan documents, (B) is susceptible of cure using commercially reasonable efforts and (C) is actually cured to the Mortgagee’s satisfaction within 30 days after the earlier to occur of the Mortgagor’s actual knowledge of such breach or violation or the Mortgagor’s receipt of written notice thereof from the Mortgagee).
(27) Recourse Obligations	100 Jefferson Road (Loan No. 10)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of physical waste of the Mortgaged Property or any portion thereof (caused by the intentional acts or intentional omissions of the Mortgagor, guarantor or any affiliated manager resulting in harm of a physical nature to the Mortgaged Property that reduces the value of the Mortgaged Property).
(27) Recourse Obligations	Valley View Shopping Center (Loan No. 19)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of intentional and material physical waste of the Mortgaged Property or any portion thereof; provided, however, there will be no liability for any such waste if (x) funds to pay operating expenses were, at the time in question, available to the lender and the lender failed to pay (or make such funds available to pay) for such operating expense, (y) rents received during the period in question are insufficient to pay all of the Mortgagor’s current and/or past due liabilities (including such operating expenses) with respect to the Mortgaged Property, but for purposes of such determination excluding any liabilities incurred in violation of the Mortgage Loan documents and assuming that rents are applied in accordance with the requirements of the Mortgage Loan documents or (z) the lender (or any receiver appointed by the lender) has control of such revenues or impound funds otherwise available to pay such expenses and failed to make such revenues or impound funds available.
(32) Single-Purpose Entity	Pacific Design Center (Loan No. 2)	The Mortgagor is a recycled Single-Purpose Entity that previously owned an adjacent parcel that was transferred prior to the origination of the Whole Loan (the “Prior Owned Parcel”). The Mortgagor has represented that it has no remaining liabilities with respect to the Prior Owned Parcel and the Whole Loan documents provide recourse for losses to the Mortgagee in connection with any breach of such representation.
(41) Environmental Conditions	Pacific Design Center (Loan No. 2)	The related Phase I environmental site assessment identified certain recognized environmental conditions (collectively, the “REC”) at the Mortgaged Property in connection with potential impacts from prior industrial operations at the Mortgaged Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts from prior printing operations and (iv) petroleum impacts from prior automotive and bus repair operations. According to the Phase I environmental site assessment, due to the redevelopment of the existing improvements at the Mortgaged Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the REC is not anticipated to detrimentally affect the continued commercial use or operation of the Mortgaged Property.
D-2-12

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Scottsdale Fashion Square (Loan No. 1)	The Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Mortgage Loan to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, KIMCO Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodaemco or Centennial (or any successors or assigns of or any entity controlled by the foregoing); provided, however, such restrictions will not apply to any transfer or sale by the lender of commercial mortgage backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan.
(6) Lien; Valid Assignment	Green Acres (Loan No. 6)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime or CIM Group (or any entity controlled by any of the foregoing).
(8) Junior Liens	Scottsdale Fashion Square (Loan No. 1)	The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(8) Junior Liens	Green Acres (Loan No. 6)	The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(17) Insurance	Scottsdale Fashion Square (Loan No. 1)	In addition to insurance companies rated by those rating agencies set forth in Representation and Warranty No. 17, the Mortgage Loan documents also permit insurance to be obtained from insurance companies with a Fitch rating of at least “A” or better if Fitch is rating the applicable securities and rates the applicable insurance company, provided that in the event of a syndicate of insurers of (i) four or fewer insurance companies, then up to 25% of the coverage may be obtained from insurance companies with a Fitch rating of as low as “BBB” and (ii) five or more insurance companies, then up to 40% of the coverage may be obtained from insurance companies with a Fitch rating as low as “BBB.”
(17) Insurance	Green Acres (Loan No. 6)	The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $350,000.
(25) Local Law Compliance	Green Acres (Loan No. 6)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of a portion of the Mortgaged Property as a restaurant is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. If a structure in which a legal non-conforming use is conducted is destroyed or damaged by any casualty in excess of 50% of its reconstruction or replacement value cost (exclusive of foundations) at the time of such destruction or damage, whichever is less, such structure may only be restored in accordance with the current zoning code. Otherwise, such structure may be restored to its prior legal non-conforming use within one year after such destruction or damage, but may not be enlarged.
D-2-13

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Scottsdale Fashion Square (Loan No. 1)

The Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) in the event of voluntary transfers made in violation of the Mortgage Loan documents.

The Mortgage Loan documents (x) only provide recourse for intentional misappropriation, and (y) do not expressly provide for recourse for misappropriation of security deposits.

(27) Recourse Obligations	Green Acres (Loan No. 6)	The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.
(27) Recourse Obligations	Sentinel Square II (Loan No. 12)	There is no separate non-recourse guarantor or environmental indemnitor.
(29) Financial Reporting and Rent Rolls	Scottsdale Fashion Square (Loan No. 1)	The Mortgage Loan documents do not expressly require the Mortgagor to provide the lender with annual operating statements; however, they do require the Mortgagor to provide the lender with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(31) Due on Sale or Encumbrance	Scottsdale Fashion Square (Loan No. 1)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(31) Due on Sale or Encumbrance	Green Acres (Loan No. 6)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(32) Single Purpose Entity	Scottsdale Fashion Square (Loan No. 1)	The Mortgagor is a recycled Single-Purpose Entity that previously owned an adjacent parcel improved by office improvements (the “Office Property”) that was transferred prior to the origination of the Mortgage Loan. The Mortgagor has represented that it is not liable for contingent or actual obligations related to the Office Property and the Mortgage Loan documents provide recourse for losses to the lender in connection with a material violation of such representation.
(35) Ground Leases	Green Acres (Loan No. 6)

The term of the ground lease covering a portion of the Mortgaged Property (the “Green Acres Ground Lease”) terminates on August 12, 2026, subject to two six-year extension options.

The Green Acres Ground Lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the Green Acres Ground Lease; however the Green Acres Ground Lease does provide for additional time as needed if the default is not susceptible to cure within 30 days (provided that the Mortgagee diligently pursues such cure).

If a casualty occurs within the final five years prior to the expiration of the term of the Green Acres Ground Lease, and costs exceed $1,000,000, the Green Acres Ground Lease provides that the Mortgagor is permitted to terminate the Green Acres Ground Lease; however, the Loan Documents prohibit a termination of the Green Acres Ground Lease by the Mortgagor without the Mortgagee’s prior written consent.

The Green Acres Ground Lease requires that the ground lessor give the Mortgagee notice of default if the Mortgagee was made known to the ground lessor in writing. The Green Acres Ground Lease does not provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee.

D-2-14

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(38) No Material Default Payment Record	Sentinel Square II (Loan No. 12)	The clearing account, also sometimes referred to as a lockbox account, into which rents and revenues of the related Mortgaged Property are deposited, is currently maintained with (or in the case of a springing lockbox, entered into a springing clearing account agreement with) Signature Bank (or Signature Bridge Bank, N.A. or Flagstar Bank, N.A.), none of which is an “eligible institution” and such account is (or with respect to a springing lockbox account will not be) an “eligible account” (as such terms are defined in the related Mortgage Loan documents).
(38) No Material Default; Payment Record	All GACC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(40) Organization of Mortgagor	Scottsdale Fashion Square (Loan No. 1)	The Mortgagors are affiliated entities.
(40) Organization of Mortgagor	Green Acres (Loan No. 6)	The Mortgagors are affiliated entities.
(41) Environmental Conditions	Scottsdale Fashion Square (Loan No. 1)	The February 13, 2023 Phase I environmental site assessment identified an Environmental Condition at the Mortgaged Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. Approximately 10 square feet of staining was observed on the concrete beneath the drum, and approximately 50 square feet of staining was observed on the unpaved surface adjacent to the drum. The environmental consultant recommended (a) that all stained and impacted soil be removed and confirmation sampling be conducted and (b) the 55-gallon drum should be placed in secondary containment and improved housekeeping and usage practices should be implemented to limit the potential for releases in the future. The Mortgagor has sent a remediation demand to AWC under the terms of its related lease. The Mortgage Loan documents require (i) the Mortgagor to exercise commercially reasonable efforts to cause AWC to remediate the Environmental Condition pursuant to the remediation demand and (ii) the Mortgagor and guarantor to indemnify the lender for any losses arising out of or in any way relating to the Environmental Condition, not to exceed $25,000.

D-2-15

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Pacific Design Center (Loan No. 2)	Provided no event of default has occurred and is ongoing, Goldman Sachs Bank USA or its affiliates (collectively, the “Initial Mortgagee”) may not sell any interest in the Whole Loan or any portion thereof (including, without limitation, a participation interest therein) to Brookfield, Fortress, Rialto, Vornado Realty Trust, LNR Partners, Inc., SL Green Realty Corp. and/or any affiliate of the foregoing (individually and/or collectively, as the context requires, the “Restricted Transferees”). However, the foregoing restriction does not apply (a) in connection with a securitization (i.e., no restriction on sale of securities to any Restricted Transferee) and/or (b) to any transfer, sale or other disposition of the Whole Loan or any portion thereof (including, without limitation, a participation interest therein) by any successor and/or assign of any portion of the Initial Mortgagee’s interest in the Whole Loan.
(6) Lien; Valid Assignment	Green Acres (Loan No. 6)	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime or CIM Group (or any entity controlled by any of the foregoing).
(6) Lien; Valid Assignment	Orizon Aerostructures (Loan No. 21)	The sole tenant has the option to purchase the Mortgaged Property at any time after the fifth year of its lease, subject to the Mortgagor’s right to defer the closing date of such purchase until after the Mortgage Loan prepayment or defeasance lockout period.

In addition, if the Mortgagor desires to sell the Mortgaged Property, the Mortgagor is required to give the sole tenant the right to purchase the Mortgaged Property for a price and on terms and conditions, set forth in a notice pursuant to the terms of the sole tenant’s lease. The right to purchase does not apply upon a foreclosure, deed in lieu thereof or to a subsequent sale thereafter.
(7) Permitted Liens; Title Insurance	Orizon Aerostructures (Loan No. 21)

The sole tenant has the option to purchase the Mortgaged Property at any time after the fifth year of its lease, subject to the Mortgagor’s right to defer the closing date of such purchase until after the Mortgage Loan prepayment or defeasance lockout period.

In addition, if the Mortgagor desires to sell the Mortgaged Property, the Mortgagor is required to give the sole tenant the right to purchase the Mortgaged Property for a price and on terms and conditions, set forth in a notice pursuant to the terms of the sole tenant’s lease. The right to purchase does not apply upon a foreclosure, deed in lieu thereof or to a subsequent sale thereafter.

(8) Junior Loans	Green Acres (Loan No. 6)	The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(17) Insurance	Green Acres (Loan No. 6)	The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $350,000.
(17) Insurance	Stoney Creek Hotel Portfolio (Loan No. 20)	The Mortgagor is permitted to maintain portions of the required insurance coverage with insurance companies which do not meet the ratings requirements; provided that the Mortgagor is required to replace such insurance companies with sufficiently rated carriers if the

D-2-16

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
current A.M. Best rating of any such insurance company is withdrawn or downgraded.
(17) Insurance	Orizon Aerostructures (Loan No. 21)	The Mortgage Loan documents permit the Mortgagor to rely on the insurance or self-insurance provided by Orizon Aerostructures, the sole tenant at the related Mortgaged Property; provided that, among other conditions, (i) the related lease remains in full force and effect, (ii) the tenant is not in default under the lease, (iii) the tenant is required to rebuild and/or repair the Mortgaged Property and is not entitled to any period of rent abatement, and (iv) the tenant has satisfied all insurance requirements under its lease.

The Mortgage Loan documents provide that, with respect to the disbursement of net proceeds, the holding and disbursement of such net proceeds are subject to the terms of the sole tenant’s lease; provided, that (i) the related lease remains in full force and effect and (ii) the tenant is diligently prosecuting the completion of the restoration of the Mortgaged Property.
(25) Local Law Compliance	Green Acres (Loan No. 6)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of a portion of the Mortgaged Property as a restaurant is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. If a structure in which a legal non-conforming use is conducted is destroyed or damaged by any casualty in excess of 50% of its reconstruction or replacement value cost (exclusive of foundations) at the time of such destruction or damage, whichever is less, such structure may only be restored in accordance with the current zoning code. Otherwise, such structure may be restored to its prior legal non-conforming use within one year after such destruction or damage, but may not be enlarged.
(25) Local Law Compliance	Stoney Creek Hotel Portfolio (Loan No. 20)

Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the Stoney Creek Inn Galena Mortgaged Property as a hotel is legal non-conforming as such use is not permitted under the applicable current zoning code. The use as hotel requires a special use permit under the current zoning code and the Mortgagor has not obtained such a permit.

Additionally, certain fire code violations are open at the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property, and the Mortgage Loan agreement requires the Mortgagor to remove (or cause to be removed) the violations in accordance with the terms of the Mortgage Loan agreement.

(25) Local Law Compliance	Orizon Aerostructures (Loan No. 21)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the 615 W Cherry Street, Chanute, KS Mortgaged Property as an industrial/manufacturing facility is legal non-conforming as such use is not permitted under the applicable current zoning code.
(26) Licenses and Permits	Stoney Creek Hotel Portfolio (Loan No. 20)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the Stoney Creek Inn Galena Mortgaged Property as a hotel is legal non-conforming as such use is not permitted under the applicable current zoning code. The use as hotel requires a special use permit under the current zoning code and the Mortgagor has not obtained such a permit.
(27) Recourse Obligations	Green Acres (Loan No. 6)	The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.
(28) Mortgage Releases	All of the BMO Loans (other than Pacific Design Center (Loan No. 2))	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the

D-2-17

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
loan-to-value ratio and other requirements of the REMIC Provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
(30) Acts of Terrorism Exclusion	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(31) Due on Sale or Encumbrances	Green Acres (Loan No. 6)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(32) Single-Purpose Entity	Pacific Design Center (Loan No. 2)	The Mortgagor is a recycled Single-Purpose Entity that previously owned an adjacent parcel that was transferred prior to the origination of the Whole Loan (the “Prior Owned Parcel”). The Mortgagor has represented that it has no remaining liabilities with respect to the Prior Owned Parcel and the Whole Loan documents provide recourse for losses to the Mortgagee in connection with any breach of such representation.
(32) Single-Purpose Entity	Stoney Creek Hotel Portfolio (Loan No. 20)	Stoney Creek Caterers, LLC, a wholly-owned subsidiary of the related Mortgagor, holds the associated liquor license with respect to the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property.
(35) Ground Leases	Green Acres (Loan No. 6)	The term of the ground lease covering a portion of the Mortgaged Property (the “Green Acres Ground Lease”) terminates on August 12, 2026, subject to two six-year extension options.

The Green Acres Ground Lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the Green Acres Ground Lease; however the Green Acres Ground Lease does provide for additional time as needed if the default is not susceptible to cure within 30 days (provided that the Mortgagee diligently pursues such cure).

If a casualty occurs within the final five years prior to the expiration of the term of the Green Acres Ground Lease, and costs exceed $1,000,000, the Green Acres Ground Lease provides that the Mortgagor is permitted to terminate the Green Acres Ground Lease; however, the Mortgage Loan documents prohibit a termination of the Green Acres Ground Lease by the Mortgagor without the Mortgagee’s prior written consent.

The Green Acres Ground Lease requires that the ground lessor give the Mortgagee notice of default if the Mortgagee was made known to the ground lessor in writing. The Green Acres Ground Lease does not provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee.
(40) Organization of Mortgagor	Green Acres (Loan No. 6)	The borrower sponsor is also a borrower sponsor of another Mortgage Loan in the Mortgage Pool.
(41) Environmental Conditions	Pacific Design Center (Loan No. 2)	The related Phase I environmental site assessment identified certain recognized environmental conditions (collectively, the “REC”) at the Mortgaged Property in connection with potential impacts from prior industrial operations at the Mortgaged Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts from prior printing operations and (iv) petroleum impacts from prior automotive and bus repair operations. According to the Phase I environmental site assessment, due to the redevelopment of the existing improvements

D-2-18

Bank of Montreal
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
at the Mortgaged Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the REC is not anticipated to detrimentally affect the continued commercial use or operation of the Mortgaged Property.
(42) Appraisal	Latitude at Portland South (Loan No. 14)	The appraisal of the Mortgaged Property is dated as of April 12, 2022 and the effective date of valuation is March 31, 2022, which is more than twelve months prior to the Cut-off Date.

D-2-19

LMF Commercial, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance	Walgreens Distribution Center (Loan No. 11)	Walgreen Co., the sole tenant at the Mortgaged Property, and the City of Mount Vernon (the “City”) each have a right of first refusal (“ROFR”) to purchase the Mortgagor’s interest in the leased premises in the event the Mortgagor receives an offer from an unaffiliated party to purchase the leased premises; provided that the Walgreens Co. ROFR is applicable only if the City waives or fails to exercise its ROFR. Pursuant to a subordination, non-disturbance and attornment agreement delivered at origination, the Walgreen Co. ROFR will not apply to a transfer in connection with a foreclosure, deed-in-lieu of foreclosure, or other enforcement action under the Mortgage. The City’s ROFR provides that any lender coming into possession of the Mortgaged Property as a result of enforcement of its rights under the Mortgage or pursuant to a deed-in-lieu will be exempt from the right of first refusal. The City waived its right of first in connection with the sale of the Mortgaged Property to the Mortgagor.
(11) Condition of Property	Walgreens Distribution Center (Loan No. 11)	The property condition assessment report prepared in connection with the origination of the Mortgage Loan recommended immediate repairs estimated to cost approximately $5,300,134. No escrow was established at origination of the Mortgage Loan with respect to the cost of such repairs. Walgreen Co. is required to make these repairs pursuant to its lease.
(17) Insurance	Walgreens Distribution Center (Loan No. 11)	Walgreen Co., the sole tenant at the Mortgaged Property, is required to provide insurance (and is permitted to self-insure) pursuant to its lease and the Mortgagor is permitted under the Mortgage Loan documents to rely on such insurance, provided that the applicable tenant satisfies certain requirements in the Mortgage Loan documents (including that the tenant maintains a credit rating from S&P of at least “BBB-”). Notwithstanding the foregoing, with respect to the Mortgaged Property, the Mortgagor is required to maintain a stand-alone terrorism policy that satisfies the conditions in the representation. Additionally, Walgreen Co. has the right to hold the insurance proceeds in the event of a casualty.
(25) Local Law Compliance	Pennbrook Portfolio (Loan No. 28)

902 Spruce Street Mortgaged Property – The Mortgaged Property is missing its certificate of occupancy. An expediter has been engaged, and the Mortgagor is obligated to obtain the certificate of occupancy.

750-752 Martin Mortgaged Property - The multifamily use is a pre-existing legally non-conforming use, as multifamily use is not permitted under the current zoning laws without a zoning permit. The Mortgagor has applied for the zoning permit. In the event the Mortgagor does not receive the zoning permit, the non-conforming use can be continued after a casualty so long as the as reconstruction begins within three years.

(25) Local Law Compliance	566 7th Street (Loan No. 32)	The zoning report delivered in connection with the origination of the 566 7th Street Mortgage Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagor is required to remove (or cause to be removed) those violations in accordance with the terms of the 566 7th Street Mortgage Loan agreement.
(25) Local Law Compliance	60 Diamond Street (Loan No. 36)	The zoning report delivered in connection with the origination of the 60 Diamond Street Mortgage Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgagor is required to remove (or cause to be removed) those violations in accordance with the terms of the 60 Diamond Street Mortgage Loan agreement.

D-2-20

Starwood Mortgage Capital LLC

None.

D-2-21

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Oak Street NLP Fund Portfolio (Loan No. 18)

The related Mortgaged Properties are leased in their entirety to six tenants under eight triple net leases. Pursuant to the Mortgage Loan documents Save Mart Supermarkets (“Save Mart”), Big Lots, Inc. (“Big Lots”), W.S. Badcock Corporation, Chandler Insurance Company, LTD. and Big Y Foods, Inc. (the “Insuring Tenants”) are allowed to provide insurance for their related Mortgaged Properties and may continue to provide insurance, provided that they continue to meet certain requirements. The related Mortgagor’s obligation to provide insurance will be suspended under the related Mortgage Loan documents for so long as the Insuring Tenants comply with the related requirements outlined in the related Mortgage Loan documents. To the extent the Insuring Tenants fail to comply, the related Mortgagor will promptly, at its sole costs and expense, procure (i) primary insurance coverage for the related leased premises in the event the Insuring Tenant does not provide the required insurance coverage or (ii) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the applicable leased premises into full compliance with the insurance requirements outlined in the Mortgage Loan documents.

The related Mortgage Loan documents allow for (a) Save Mart and Big Lots to have deductibles of $500,000 and $1,000,000, respectively which are higher than the customary deductibles allowed by the Mortgagee, (b) Big Lots to maintain a portion of its insurance coverage with insurers that have ratings that do not meet certain components of the Insurance Ratings Requirements, provided that, at renewal, Big Lots will replace these policies with insurance companies meeting the Insurance Ratings Requirements and (c) Big Lots to provide business interruption for a period of twelve months which is lower than the eighteen month requirement.

With respect to all property losses in excess of 5% of the applicable allocated loan amount of an affected individual Mortgaged Property, the related Mortgage Loan documents require insurance proceeds to be applied to the restoration of the related Mortgaged Property.

(17) Insurance	1745 Illinois Route 59 (Loan No. 33)	Pursuant to a post-closing agreement, within 60 days of the origination of the related Mortgage Loan (the “Premium Evidence Delivery Date”), the related Mortgagor must provide satisfactory proof of the payment in full of the insurance premiums related to those insurance policies that are required pursuant to the related Mortgage Loan documents. The related Mortgage Loan becomes full recourse if the related Mortgagor fails to provide satisfactory proof of insurance premium payment by the Premium Evidence Delivery Date.
(17) Insurance	CVS Portfolio (Loan No. 35)

Under the related Mortgage Loan documents, the sole tenant at each related Mortgaged Property is allowed to provide insurance for the related Mortgaged Property. The sole tenant has exercised its right to provide insurance for each related Mortgaged Property. The related Mortgagor’s obligation to provide insurance will be suspended under the related Mortgage Loan documents for so long as the sole tenant complies with the related requirements outlined in the related Mortgage Loan documents. If at any time during the term of the related Mortgage Loan (i) the sole tenant does meet the insurance requirements set forth in the related Mortgage Loan documents, or (ii) if the Mortgagee in its reasonable opinion determines that the sole tenant has insufficient liquid net worth or claim resolution capability to make the insurance provisions in the sole tenant’s lease reasonable, then the related Mortgagor will obtain and maintain or cause to be obtained and maintained insurance policies complying with the provisions outlined in the related Mortgage Loan documents.

The sole tenant does not have the obligation to allow the Mortgagor or Mortgagee to hold and disburse proceeds, including for losses in

D-2-22

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
excess of 5% of the then-outstanding principal amount of the related Mortgage Loan. The related Mortgage Loan documents provide that as long as the sole tenant’s lease is in full force and effect, the provisions of the lease will control the application of net proceeds, provided that any net proceeds payable to the related borrower pursuant to the sole tenant’s lease will be governed by the terms of the Mortgage Loan documents.
(25) Local Law Compliance	Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (5) (Loan No. 18)	The related Mortgaged Property is non-conforming as to use. Due to code revisions, the use of drive-through facilities (the “Save Mart (5) Drive-Through”) at the related Mortgaged Property is not permitted. The Save Mart (5) Drive-Through occupies two parcels at the related Mortgaged Property. A conditional use permit allows for the presence of the Save Mart (5) Drive-Through on one parcel but this permit does cover the other parcel. However, because the presence of the Save Mart (5) Drive-Through at the related Mortgaged Property predates the Code Revisions, the use is considered pre-existing and legal non-conforming. Under the related municipal code, a legal non-conforming use cannot be re-established in any structure if such legal non-conforming use has ceased for a consecutive five-year period.
(25) Local Law Compliance

Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (4)

Oak Street NLP Fund Portfolio – Save Mart Supermarket – Save Mart Supermarkets – Fresno, CA (5)

Oak Street NLP Fund Portfolio – Save Mart Supermarket – Save Mart Supermarkets – Salinas, CA

Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Fresno, CA (3) (Loan No. 18)

With respect to the related Mortgaged Properties, there are open fire code violations. Pursuant to the related Mortgage Loan documents, the Mortgagor is required to cause the tenants at the related Mortgaged Properties to cure any fire code violations within 90 days following the origination of the related Mortgage Loan or with respect to any such violations set forth in an update to a zoning report, within 90 days from the receipt of the updated zoning report (the “Fire Code Cure Period”). If the related tenants do no cure these fire code violations within the Fire Code Cure Period, then the Mortgagor is required to cure the fire code violations as soon as reasonably practical thereafter with reasonable diligence; provided that such additional period of time will not exceed 60 days (the “Additional Cure Period”) after the deadline, unless such fire code violations are not susceptible of cure within the Additional Cure Period, in which case the Additional Cure Period will be extended for an additional 60 days so long as the Mortgagor has provided evidence reasonably acceptable to the Mortgagee that the Mortgagor is diligently proceeding to cure the fire code violations.
(25) Local Law Compliance	Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Coalinga, CA (Loan No. 18)	The related Mortgaged Property has not been issued a permanent certificate of occupancy and its temporary certificate of occupancy has expired, which may constitute a violation in the applicable municipality. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Mortgagor’s failure to obtain a permanent certificate of occupancy.
(26) Licenses and Permits	Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Coalinga, CA (Loan No. 18)	The related Mortgaged Property has not been issued a permanent certificate of occupancy and its temporary certificate of occupancy has expired, which may constitute a violation in the applicable municipality. The related Mortgage Loan documents include a recourse carveout for losses incurred as a result of the Mortgagor’s failure to obtain a permanent certificate of occupancy.
(27) Recourse Obligations	Oak Street NLP Fund Portfolio (Loan No. 18)	The related Mortgage Loan becomes full recourse if the related Mortgagor fails to obtain the related Mortgagee’s consent to any transfer of an individual Mortgaged Property or any direct or indirect controlling interest in the Mortgagor when consent is required under the related Mortgage Loan documents. Other transfer violations under the related Mortgage Loan documents are recourse for losses only.
(27) Recourse Obligations	Oak Street NLP Fund Portfolio (Loan No. 18)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with a “material and willful misrepresentation” as opposed to “intentional material misrepresentation.”
D-2-23

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(27) Recourse Obligations	Oak Street NLP Fund Portfolio (Loan No. 18)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “the willful misconduct” which results in “physical damage or waste” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	1745 Illinois Route 59 (Loan No. 33)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(27) Recourse Obligations	CVS Portfolio (Loan No. 35)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
(27) Recourse Obligations	1745 Illinois Route 59 (Loan No. 33)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”
(27) Recourse Obligations	CVS Portfolio (Loan No. 35)	The related Mortgage Loan documents provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”
(28) Mortgage Releases	Oak Street NLP Fund Portfolio (Loan No. 18)	With respect to the related Mortgage Loan, any individual Mortgage Property representing less than or equal to 10% of the original principal balance of the Mortgage Loan may be released upon the payment of 105% of the allocated loan amount of each such Mortgage Property(ies).
(28) Mortgage Releases	All KeyBank Loans	With respect to the related Mortgage Loans, if the Mortgage Loans or any portion thereof are included in a REMIC trust and, immediately following a release of any portion of the lien of the security instrument in connection with a condemnation (but taking into account any proposed restoration on the remaining portion of the related Mortgaged Property), the loan to value ratio is greater than 125% (such value to be determined, in Mortgagee’s sole discretion, by any commercially reasonable method permitted to a REMIC trust, the principal balance of the related Mortgage Loan must be paid down in an amount sufficient to satisfy the REMIC requirements, unless the Mortgagee receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust and that the REMIC trust will not be subject to tax as a result of the related release of such portion of the Lien of the security instrument.
(30) Acts of Terrorism Exclusion	Oak Street NLP Fund Portfolio (Loan No. 18)

Pursuant to the Mortgage Loan documents the Insuring Tenants are allowed to provide insurance for their related Mortgaged Properties and may continue to provide insurance, provided that they continue to meet certain requirements. The related Mortgagor’s obligation to provide insurance will be suspended under the related Mortgage Loan documents for so long as the Insuring Tenants comply with the related requirements outlined in the related Mortgage Loan documents. To the extent the Insuring Tenants fail to comply, the related Mortgagor will promptly, at its sole costs and expense, procure (i) primary insurance coverage for the related leased premises in the event the Insuring Tenant does not provide the required insurance coverage or (ii) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, as will be necessary to bring the insurance coverage for the applicable leased premises into full compliance with the insurance requirements outlined in the Mortgage Loan documents.

The related Mortgage Loan documents allow for (a) Save Mart and Big Lots to have deductibles of $500,000 and $1,000,000, respectively which are higher than the customary deductibles allowed

D-2-24

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

by the Mortgagee, (b) Big Lots to maintain a portion of its insurance coverage with insurers that have ratings that do not meet certain components of the Insurance Ratings Requirements, provided that, at renewal, Big Lots will replace these policies with insurance companies meeting the Insurance Ratings Requirements and (c) Big Lots to provide business interruption for a period of twelve months which is lower than the eighteen month requirement.

With respect to all property losses in excess of 5% of the applicable allocated loan amount of an affected individual Mortgaged Property, the related Mortgage Loan documents require insurance proceeds to be applied to the restoration of the related Mortgaged Property.

(30) Acts of Terrorism Exclusion	Oak Street NLP Fund Portfolio (Loan No. 18)	In the related Mortgage Loan documents, TRIPRA is defined as the “Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019.”
(30) Acts of Terrorism Exclusion	CVS Portfolio (Loan No. 35)

Under the related Mortgage Loan documents, the sole tenant at each related Mortgaged Property is allowed to provide insurance for the related Mortgaged Property. The sole tenant has exercised its right to provide insurance for each related Mortgaged Property. The related Mortgagor’s obligation to provide insurance will be suspended under the related Mortgage Loan documents for so long as the sole tenant complies with the related requirements outlined in the related Mortgage Loan documents. If at any time during the term of the related Mortgage Loan (i) the sole tenant does meet the insurance requirements set forth in the related Mortgage Loan documents, or (ii) if the Mortgagee in its reasonable opinion determines that the sole tenant has insufficient liquid net worth or claim resolution capability to make the insurance provisions in the sole tenant’s lease reasonable, then the related Mortgagor will obtain and maintain or cause to be obtained and maintained insurance policies complying with the provisions outlined in the related Mortgage Loan documents.

The sole tenant does not have the obligation to allow the Mortgagor or Mortgagee to hold and disburse proceeds, including for losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan. The related Mortgage Loan documents provide that as long as the sole tenant’s lease is in full force and effect, the provisions of the lease will control the application of net proceeds, provided that any net proceeds payable to the related borrower pursuant to the sole tenant’s lease will be governed by the terms of the Mortgage Loan documents.

(33) Defeasance	Oak Street NLP Fund Portfolio (Loan No. 18)	With respect to the related Mortgage Loan, any individual Mortgage Property representing less than or equal to 10% of the original principal balance of the Mortgage Loan may be released upon the payment of 105% of the allocated loan amount of each such Mortgage Property(ies).
(35) Ground Leases	Oak Street NLP Fund Portfolio – Save Mart Supermarkets – Tracy, CA (2) (Loan No. 18)	The related Mortgaged Property is comprised in its entirety of the related Mortgagor’s leasehold interest in a ground lease that expires on December 31, 2064. The related Mortgagee is entitled to notices of default under the ground lease. However, the ground lease does not expressly stipulate that no notice of default is effective against the Mortgagee unless such notice is given.
D-2-25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
May 2023	$5,800,000.00
June 2023	$5,800,000.00
July 2023	$5,800,000.00
August 2023	$5,800,000.00
September 2023	$5,800,000.00
October 2023	$5,800,000.00
November 2023	$5,800,000.00
December 2023	$5,800,000.00
January 2024	$5,800,000.00
February 2024	$5,800,000.00
March 2024	$5,800,000.00
April 2024	$5,800,000.00
May 2024	$5,800,000.00
June 2024	$5,800,000.00
July 2024	$5,800,000.00
August 2024	$5,800,000.00
September 2024	$5,800,000.00
October 2024	$5,800,000.00
November 2024	$5,800,000.00
December 2024	$5,800,000.00
January 2025	$5,800,000.00
February 2025	$5,800,000.00
March 2025	$5,800,000.00
April 2025	$5,800,000.00
May 2025	$5,800,000.00
June 2025	$5,800,000.00
July 2025	$5,800,000.00
August 2025	$5,800,000.00
September 2025	$5,800,000.00
October 2025	$5,800,000.00
November 2025	$5,800,000.00
December 2025	$5,800,000.00
January 2026	$5,800,000.00
February 2026	$5,800,000.00
March 2026	$5,800,000.00
April 2026	$5,800,000.00
May 2026	$5,800,000.00
June 2026	$5,800,000.00
July 2026	$5,800,000.00
August 2026	$5,800,000.00
September 2026	$5,800,000.00
October 2026	$5,800,000.00
November 2026	$5,800,000.00
December 2026	$5,800,000.00
January 2027	$5,800,000.00
February 2027	$5,800,000.00
March 2027	$5,800,000.00
April 2027	$5,800,000.00
May 2027	$5,800,000.00
June 2027	$5,800,000.00
July 2027	$5,800,000.00
August 2027	$5,800,000.00
September 2027	$5,800,000.00
October 2027	$5,800,000.00
November 2027	$5,800,000.00
December 2027	$5,800,000.00
January 2028	$5,800,000.00
February 2028	$5,800,000.00
March 2028	$5,797,797.88

Distribution Date	Class A-SB Planned Principal Balance ($)
April 2028	$5,719,537.57
May 2028	$5,623,117.47
June 2028	$5,543,783.29
July 2028	$5,446,317.55
August 2028	$5,365,896.41
September 2028	$5,284,981.08
October 2028	$5,185,975.75
November 2028	$5,103,954.21
December 2028	$5,003,871.74
January 2029	$4,920,730.51
February 2029	$4,837,078.29
March 2029	$4,700,400.17
April 2029	$4,615,392.20
May 2029	$4,512,401.80
June 2029	$4,426,237.74
July 2029	$4,322,121.63
August 2029	$4,234,787.39
September 2029	$4,146,916.27
October 2029	$4,041,137.96
November 2029	$3,952,075.86
December 2029	$3,845,137.88
January 2030	$3,754,870.28
February 2030	$3,664,047.69
March 2030	$3,520,853.12
April 2030	$3,428,590.25
May 2030	$3,318,535.63
June 2030	$3,225,028.25
July 2030	$3,113,761.82
August 2030	$3,018,994.75
September 2030	$2,923,644.89
October 2030	$2,810,584.40
November 2030	$2,713,952.39
December 2030	$2,599,643.45
January 2031	$2,501,713.66
February 2031	$2,403,181.55
March 2031	$2,252,980.53
April 2031	$2,152,917.25
May 2031	$2,035,267.20
June 2031	$1,933,864.30
July 2031	$1,814,909.83
August 2031	$1,712,150.97
September 2031	$1,608,759.94
October 2031	$1,487,869.60
November 2031	$1,383,098.37
December 2031	$1,260,864.10
January 2032	$1,154,695.83
February 2032	$1,047,874.34
March 2032	$906,891.79
April 2032	$798,544.81
May 2032	$672,828.75
June 2032	$563,041.13
July 2032	$435,922.28
August 2032	$324,676.43
September 2032	$212,745.98
October 2032	$83,540.61
November 2032 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	58
Risk Factors	60
Description of the Mortgage Pool	147
Transaction Parties	240
Credit Risk Retention	316
Description of the Certificates	330
Description of the Mortgage Loan Purchase Agreements	367
Pooling and Servicing Agreement	378
Certain Legal Aspects of Mortgage Loans	483
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	499
Pending Legal Proceedings Involving Transaction Parties	503
Use of Proceeds	503
Yield and Maturity Considerations	503
Material Federal Income Tax Considerations	515
Certain State and Local Tax Considerations	527
Method of Distribution (Underwriter)	527
Incorporation of Certain Information by Reference	530
Where You Can Find More Information	531
Financial Information	531
Certain ERISA Considerations	531
Legal Investment	535
Legal Matters	536
Ratings	536
Index of Defined Terms	539

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$768,669,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2023-C19
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2023-C19

Class A-1	$5,251,000
Class A-2A	$0	–
	$120,000,000
Class A-2B	$176,000,000	–
	$296,000,000
Class A-5	$287,500,000
Class A-SB	$5,800,000
Class X-A	$594,551,000
Class X-B	$140,144,000
Class A-S	$100,861,000
Class B	$39,283,000
Class C	$33,974,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

Société Générale
Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Bancroft Capital, LLC
Co-Manager

April [_], 2023